                                              Filed Pursuant to Rule 424(b)5
                                              Registration File No.: 333-108395


The information in this prospectus supplement is subject to completion. These securities may not be sold nor may offers to purchase be accepted prior to the time a final prospectus supplement is delivered. This prospectus supplement is not an offer to sell or the solicitation of an offer to purchase these securities, nor will there be any sale of these securities, in any jurisdiction where that offer, solicitation or sale is not permitted.

                 SUBJECT TO COMPLETION, DATED FEBRUARY 23, 2004

PROSPECTUS SUPPLEMENT DATED FEBRUARY 23, 2004
                                         (TO PROSPECTUS DATED FEBRUARY 23, 2004)

                                  $725,994,000
                                  (APPROXIMATE)
             SECURITIZED ASSET BACKED RECEIVABLES LLC TRUST 2004-OP1
                                     ISSUER
                    SECURITIZED ASSET BACKED RECEIVABLES LLC
                                    DEPOSITOR
                         OPTION ONE MORTGAGE CORPORATION
                                    SERVICER
               MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2004-OP1

o Securitized Asset Backed Receivables LLC Trust 2004-OP1 is issuing certificates in 11 classes, but is offering only 7 classes through this prospectus supplement.


                                                                      AVERAGE LIFE
              EXPECTED       EXPECTED RATINGS                           TO CALL/
             PRINCIPAL        (S&P/MOODY'S/       PASS-THROUGH         MATURITY             PRINCIPAL PAYMENT
   CLASS     AMOUNT(1)            FITCH)              RATE           (YEARS)(2)(3)    WINDOW TO CALL/MATURITY(2)(3)
   -----   --------------    ----------------    ---------------     --------------   ------------------------------
    A-2    $[415,518,000]      AAA/Aaa/AAA       1 mo. LIBOR+[ ]      [2.70/2.93]     [04/04-03/12 / 04/04-10/21]
    M-1    $[117,211,000]       AA/Aa2/AA        1 mo. LIBOR+[ ]      [5.33/5.87]     [06/07-03/12 / 06/07-11/18]
    M-2    $[96,632,000]          A/A2/A         1 mo. LIBOR+[ ]      [5.30/5.79]     [05/07-03/12 / 05/07-07/17]
    M-3    $[25,948,000]         A-/A3/A-        1 mo. LIBOR+[ ]      [5.29/5.70]     [04/07-03/12 / 04/07-10/15]
    B-1    $[26,843,000]      BBB+/Baa1/BBB+     1 mo. LIBOR+[ ]      [5.28/5.62]     [04/07-03/12 / 04/07-02/15]
    B-2    $[20,579,000]       BBB/Baa2/BBB      1 mo. LIBOR+[ ]      [5.28/5.52]     [04/07-03/12 / 04/07-03/14]
    B-3    $[23,263,000]      BBB-/Baa3/BBB-     1 mo. LIBOR+[ ]      [5.26/5.33]     [04/07-03/12 / 04/07-03/13]


---------------------

     (1)  Subject to a variance of plus or minus 5%.
     (2)  Pricing will assume 10% optional clean-up call is exercised.
     (3)  Based on 100% of the applicable prepayment assumption.

o The trust's main source of funds for making distributions on the certificates will be collections on a pool of 2 groups of closed-end, adjustable- and fixed-rate sub-prime loans secured primarily by first-lien or second-lien mortgages or deeds of trust on residential real properties.

--------------------------------------------------------------------------------
     YOU SHOULD CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE S-14 OF THIS PROSPECTUS SUPPLEMENT AND PAGE 15 IN THE PROSPECTUS.

     The certificates will not represent obligations of Securitized Asset Backed Receivables LLC or any of its affiliates. Neither the depositor nor any of the depositor's affiliates, including Barclays Bank PLC, will insure or guarantee distributions on the certificates of any series. No governmental agency or any other person will insure the certificates or the collateral securing the certificates.

     You should consult with your own advisors to determine if the offered certificates are appropriate investments for you and to determine the applicable legal, tax, regulatory and accounting treatment of the offered certificates.
--------------------------------------------------------------------------------

     NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THE OFFERED CERTIFICATES OR DETERMINED THAT THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     We will not list the offered certificates on any national securities exchange or on any automated quotation system.

     Barclays Capital Inc., the underwriter, will offer the offered certificates from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale plus accrued interest, if any, from the closing date. The proceeds to the depositor from the sale of the offered certificates will be approximately [______] before deducting expenses. The underwriter's commission will be the difference between the price it pays to the depositor for the offered certificates and the amount it receives from the sale of the offered certificates to the public. The offered certificates will be available for delivery to investors in book-entry form through the facilities of The Depository Trust Company, Clearstream Banking, societe anonyme and Euroclear Bank, as operator of the Euroclear System, on or about March 25, 2004.


                            BARCLAYS CAPITAL

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
             PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

     We provide information about the offered certificates for the series 2004-OP1 in two separate documents that progressively include more detail:

     o the accompanying prospectus dated February 23, 2004, which provides general information, some of which may not apply to the series 2004-OP1 certificates.

     o this prospectus supplement, which describes the specific terms of the series 2004-OP1 certificates.

     Sales of the offered certificates may not be completed unless you have received both this prospectus supplement and the prospectus. You are urged to read both this prospectus supplement and the prospectus in full.

     IF THE TERMS OF THE OFFERED CERTIFICATES VARY BETWEEN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS, THEN YOU SHOULD RELY ON THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT.

     Cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials are included to assist in locating further related discussions. The following table of contents and the table of contents in the accompanying prospectus provide the pages on which these captions are located.


                   NOTICE TO RESIDENTS FOR THE UNITED KINGDOM

     The trust described in this prospectus supplement is a collective investment scheme as defined in the Financial Services and Markets Act 2000 ("FSMA") of the United Kingdom. It has not been authorized, or otherwise recognized or approved by the United Kingdom's Financial Services Authority and, as an unregulated collective investment scheme, accordingly cannot be marketed in the United Kingdom to the general public.

The distribution of this prospectus supplement (A) if made by a person who is not an authorized person under the FSMA, is being made only to, or directed only at persons who (1) are outside the United Kingdom, or (2) have professional experience in matters relating to investments, or (3) are persons falling within
Article 49(2)(a) through (d) ("high net worth companies, unincorporated associations, etc.") of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2001 (all such persons together being referred to as "FPO PERSONS"), and (B) if made by a person who is an authorized person under the FSMA, is being made only to, or directed only at, persons who (1) are outside the United Kingdom, or (2) have professional experience in participating in unregulated collective investment schemes, or (3) are persons falling within
Article 22(2)(a) through (d) ("high net worth companies, unincorporated associations, etc.") of the Financial Services and Markets Act 2000 (Promotion of Collective Investment Schemes) (Exemptions) Order 2001 (all such persons together being referred to as

"PCIS Persons" and together with the FPO Persons, the "RELEVANT PERSONS"). This prospectus supplement must not be acted on or relied on by persons who are not Relevant Persons. Any investment or investment activity to which this prospectus supplement relates, including the offered certificates, is available only to Relevant Persons and will be engaged in only with Relevant Persons.

Potential investors in the United Kingdom are advised that all, or most, of the protections afforded by the United Kingdom regulatory system will not apply to an investment in the trust and that compensation will not be available under the United Kingdom Financial Services Compensation Scheme.

                                TABLE OF CONTENTS


PROSPECTUS SUPPLEMENT                                                       PAGE
---------------------                                                       ----
Summary......................................................................S-2
Risk Factors................................................................S-14
      Bankruptcy of Borrowers May Adversely Affect Distributions on
         Certificates.......................................................S-23
      Bankruptcy of Other Parties May Adversely Affect Distributions
         on Certificates....................................................S-23
      Failure of Servicer to Perform May Adversely Affect
         Distributions on Certificates......................................S-25
The Mortgage Loan Pool......................................................S-27
      General...............................................................S-28
      Prepayment Premiums...................................................S-29
      Adjustable-Rate Mortgage Loans........................................S-29
      The Index.............................................................S-30
      Junior Liens..........................................................S-30
      Underwriting Guidelines...............................................S-31
      The Mortgage Loans....................................................S-37
      The Group I Mortgage Loans............................................S-53
      The Group II Mortgage Loans...........................................S-68
      Credit Scores.........................................................S-84
The Servicer................................................................S-88
The Trustee.................................................................S-91
Description of the Certificates.............................................S-91
      General...............................................................S-91
      Book-Entry Registration...............................................S-92
      Definitive Certificates...............................................S-96
      Assignment of the Mortgage Loans......................................S-96
      Delivery of Mortgage Loan Documents...................................S-97
      Representations and Warranties Relating to the Mortgage Loans.S-98
      Payments on the Mortgage Loans.......................................S-104
      Distributions........................................................S-106
      Priority of Distributions Among Certificates.........................S-107
      Distributions of Interest and Principal..............................S-107
      Allocation of Principal Payments to Class A Certificates.............S-113
      Calculation of One-Month LIBOR.......................................S-113
      Excess Reserve Fund Account..........................................S-113
      The Interest Rate Cap Agreements.....................................S-114
      Overcollateralization Provisions.....................................S-116
      Reports to Certificateholders........................................S-117
      Amendment............................................................S-117
The Pooling and Servicing Agreement........................................S-118
      Servicing and Trustee Fees and Other Compensation and Payment
         of Expenses.......................................................S-118
      P&I Advances and Servicer Advances...................................S-119
      Prepayment Interest Shortfalls.......................................S-120
      Servicer Reports.....................................................S-120
      Collection and Other Servicing Procedures............................S-121
      Hazard Insurance.....................................................S-121
      Realization Upon Defaulted Mortgage Loans............................S-122
      Removal and Resignation of the Servicer..............................S-123
      Termination; Optional Clean-up Call..................................S-125
      Certain Matters Regarding the Depositor, the Servicer and the
         Trustee...........................................................S-126
Prepayment and Yield Considerations........................................S-127
      Structuring Assumptions..............................................S-127
      General..............................................................S-132
      Defaults in Delinquent Payments......................................S-132
      Prepayment Considerations and Risks..................................S-132
      Overcollateralization Provisions.....................................S-134
      Class M and Class B Certificates.....................................S-135
      Weighted Average Lives of the LIBOR Certificates.....................S-136
      Decrement Tables.....................................................S-136
      Prepayment Scenarios.................................................S-137
      Hypothetical Available Funds and Supplemental Interest Rate Cap
         Table.............................................................S-141
      Final Scheduled Distribution Date....................................S-145
Federal Income Tax Considerations..........................................S-146
      General..............................................................S-146
      Taxation of Regular Interests........................................S-147

                                       iv

      Status of the LIBOR Certificates.....................................S-147
      The Basis Risk Contract Component....................................S-148
      Other Matters........................................................S-148
State and local Taxes......................................................S-148
ERISA Considerations.......................................................S-148
Legal Investment...........................................................S-150
Underwriting...............................................................S-152
Legal Matters..............................................................S-153
Ratings....................................................................S-153
Glossary...................................................................S-155
ANNEX I  CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS..........I-1
ANNEX II  INTEREST RATE CAP SCHEDULES.......................................II-1


                       This page left intentionally blank

                                     SUMMARY

     THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS PROSPECTUS SUPPLEMENT AND DOES NOT CONTAIN ALL OF THE INFORMATION THAT YOU NEED TO CONSIDER IN MAKING YOUR INVESTMENT DECISION. YOU SHOULD READ THIS ENTIRE PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS CAREFULLY TO UNDERSTAND ALL OF THE TERMS OF THE OFFERING OF THE CERTIFICATES.

RELEVANT PARTIES

Depositor..........................     Securitized Asset Backed Receivables
                                        LLC, the depositor, is a limited
                                        liability company organized under the
                                        laws of Delaware. The principal
                                        executive office of the depositor is
                                        located at 200 Park Avenue, New York,
                                        New York 10166, and its telephone number is (212) 412-4000. The depositor is a direct wholly owned subsidiary of
                                        Barclays Bank PLC. See "The Depositor"
                                        in the accompanying prospectus.

Responsible Party and Servicer.....     Option One Mortgage Corporation, a
                                        California corporation. The principal
                                        executive office of the responsible
                                        party is located at 3 Ada, Irvine,
                                        California 92618, and its telephone
                                        number is (949) 790-3600. See "The
                                        Mortgage Loan Pool--Underwriting
                                        Guidelines" and "The Servicer" in this
                                        prospectus supplement.

                                        Option One Mortgage Corporation will act as servicer of the loans and, in that capacity, will:

                                        (1) provide customary servicing
                                        functions with respect to the loans
                                        pursuant to a pooling and servicing
                                        agreement among the depositor, the
                                        servicer, the responsible party and the
                                        trustee;

                                        (2) provide certain reports to the
                                        trustee; and

                                        (3) make certain advances.

Trust..............................     Securitized Asset Backed Receivables LLC
                                        Trust 2004-OP1, a trust created pursuant to a pooling and servicing agreement, dated as of March 1, 2004, by and among the depositor, the servicer, the responsible party and the trustee.

Trustee............................     Wells Fargo Bank, National Association,
                                        a national banking association. The
                                        corporate trust office of the trustee is located (i) for purposes of certificate transfers, at Wells Fargo Center, Sixth
                                        Street and Marquette Avenue,

                                        Minneapolis, Minnesota 55479 and (ii)
                                        for all other purposes, at 9062 Old
                                        Annapolis Road, Columbia, Maryland
                                        21045, Re: SABR 2004-OP1, and its
                                        telephone number is (410) 884-2000. For
                                        a description of the trustee, see "The
                                        Trustee" in this prospectus supplement.

Cap Provider........................    Barclays Bank PLC, a bank authorized and
                                        regulated by the U.K. FSA and a member
                                        of the London Stock Exchange. The
                                        principal executive office of the cap
                                        provider is located at 200 Park Avenue,
                                        New York, New York 10166, and its
                                        telephone number is (212) 412-4000. See
                                        "Description of the Certificates--The
                                        Interest Rate Cap Agreements" in this
                                        prospectus supplement.

Rating Agencies.....................    Fitch, Inc. ("FITCH"), Moody's Investors
                                        Service, Inc. ("MOODY'S") and Standard &
                                        Poor's Rating Services, a division of
                                        The McGraw-Hill Companies, Inc. ("S&P"), will issue ratings with respect to the certificates.

RELEVANT DATES

Cut-off Date........................    March 1, 2004.

Closing Date........................    On or about March 25, 2004.

Distribution Date...................    Distributions on the certificates will
                                        be made on the 25th day of each month,
                                        or, if the 25th day is not a business
                                        day, on the next business day, beginning in April 2004, to the holders of record on the preceding record date.

                                        The record date for the certificates
                                        will be the business day preceding the
                                        related distribution date, unless the
                                        certificates are issued in definitive
                                        form, in which case the record date will be the last business day of the month immediately preceding the related distribution date.

ASSETS OF THE POOL

The Mortgage Loans..................    The mortgage loans to be included in the
                                        trust will be primarily adjustable- and
                                        fixed-rate sub-prime mortgage loans
                                        secured by first-lien and second-lien
                                        mortgages or deeds of trust on
                                        residential real properties. All of the
                                        mortgage loans were purchased by an
                                        affiliate of the depositor from Option
                                        One Mortgage Corporation or its
                                        affiliates. Option One Mortgage
                                        Corporation will make certain
                                        representations and warranties relating
                                        to the mortgage loans.

                                        On the closing date, the trust will
                                        acquire the mortgage loans. The
                                        aggregate scheduled principal balance of the mortgage loans as of the cut-off date will be approximately
                                        $1,789,485,622. Approximately 74.54% of
                                        the mortgage loans are adjustable-rate
                                        mortgage loans and approximately 25.46%
                                        are fixed-rate mortgage loans.

                                        Approximately 99.79% of the mortgage
                                        loans are first-lien mortgage loans, and approximately 0.21% of the mortgage loans are second-lien mortgage loans.

                                        The information regarding the mortgage
                                        loans set forth below that is based on
                                        the principal balance of the mortgage
                                        loans as of the cut-off date assumes the timely receipt of principal scheduled to be paid on the mortgage loans on or prior to the cut-off date and no delinquencies, defaults or prepayments from February 17, 2004 through the cut-off date.

                                        The mortgage loans have original terms
                                        to maturity of not greater than 360
                                        months, have a weighted average
                                        remaining term to scheduled maturity of
                                        353 months and have the following
                                        approximate characteristics as of the
                                        cut-off date:

                                        Range of mortgage
                                          rates:             3.350%  to  13.000%
                                        Weighted average
                                          mortgage rate:                  7.575%
                                        Range of gross margins
                                          of adjustable-rate
                                          mortgage loans:    2.550%  to  10.500%
                                        Weighted average gross
                                          margin of adjustable-
                                          rate mortgage loans:            5.605%
                                        Range of minimum
                                          mortgage rates of
                                          adjustable-rate
                                          mortgage loans:     3.350%  to 12.900%
                                        Weighted average minimum
                                          mortgage rate of adjustable-
                                          rate mortgage loans:            7.618%
                                        Range of maximum
                                          mortgage rates of
                                          adjustable-rate
                                          mortgage loans:     9.350%  to 18.900%
                                        Weighted average maximum mortgage
                                          rate of adjustable-rate
                                          mortgage loans:                13.639%

                                        Range of principal
                                          balances:       $46,404  to $1,476,230
                                        Average principal
                                          balance:                      $156,904
                                        Range of combined
                                          original loan-to-value
                                          ratios:          11.71%  to    100.00%
                                        Weighted average
                                          combined original
                                          loan-to-value ratio:            78.01%
                                        Weighted average next
                                          ratea djustment date
                                          of adjustable-rate
                                          mortgage loans:   December 2005
                                        Geographic          California:   20.23%
                                          concentration in  New York:     12.43%
                                          excess of 5%:     Massachusetts:10.37%
                                                            Florida:       6.15%
                                                            New Jersey:    5.23%







                                        For purposes of calculating principal
                                        distributions on the Class A
                                        certificates and for purposes of
                                        calculating the allocation of certain
                                        interest shortfalls to the LIBOR
                                        certificates, in each case as described
                                        in detail in this prospectus supplement, the mortgage loans will be divided into two subpools, designated as "group I mortgage loans" and as "group II mortgage loans." The group I mortgage loans will consist only of those mortgage loans with principal balances that conform to Freddie Mac and Fannie Mae guidelines. The group II mortgage loans will consist of all other remaining mortgage loans. Information about the characteristics of the mortgage loans in each group is described under "The Mortgage Loan Pool" in this prospectus supplement. The Class A-1 certificates generally represent interests in the group I mortgage loans. The Class A-2 certificates generally represent interests in the group II mortgage loans. The Class M-1, Class M-2, Class M-3, Class B-1, Class B-2 and Class B-3 certificates represent interests in all the mortgage loans.

                                        After an initial fixed rate period, the
                                        interest rate on each six-month LIBOR
                                        indexed mortgage loan will adjust
                                        semi-annually on each adjustment date to equal the sum of six-month LIBOR and the gross margin for that mortgage loan, subject to periodic and lifetime limitations. See "The Mortgage Loan Pool--The Index."

                                        For the adjustable-rate mortgage loans,
                                        the first adjustment date generally will occur only after initial periods of approximately six months, two years, three years or fifteen years, as more fully described under "The Mortgage Loan Pool." For additional information regarding the mortgage loans, see "The Mortgage Loan Pool."

DESCRIPTION OF THE CERTIFICATES

Offered Certificates................    The Securitized Asset Backed Receivables
                                        LLC Trust 2004-OP1 will issue the
                                        Mortgage Pass-Through Certificates,
                                        Series 2004-OP1. Seven classes of the
                                        certificates, the Class A-2
                                        certificates, the Class M-1
                                        certificates, the Class M-2
                                        certificates, the Class M-3
                                        certificates, the Class B-1
                                        certificates, the Class B-2 certificates and the Class B-3 certificates, are being offered to you by this prospectus supplement. Such offered certificates, together with the Class A-1 certificates are referred to as the "LIBOR certificates" in this prospectus supplement. The Class A-2 certificates generally represent interests in the group II mortgage loans. The Class M certificates and the Class B certificates represent interests in all the mortgage loans.

Other Certificates...................   The trust will also issue four other
                                        classes of certificates, the Class A-1,
                                        Class X, Class P and Class R
                                        certificates, which will not be offered
                                        under this prospectus supplement.

                                        The Class A-1 certificates will have an
                                        initial aggregate principal balance of
                                        approximately $1,025,017,000. The Class
                                        A-1 certificates initially evidence an
                                        interest of approximately 57.28% of the
                                        aggregate scheduled principal balance of the mortgage loans in the trust. The Class A-1 certificates generally represent interests in the group I mortgage loans.

                                        The Class X certificates will have an
                                        initial aggregate principal balance of
                                        approximately $38,474,622 which is
                                        approximately equal to the initial
                                        overcollateralization required by the
                                        pooling and servicing agreement. The
                                        Class X certificates initially evidence
                                        an interest of approximately 2.15% of
                                        the aggregate scheduled principal
                                        balance of the mortgage loans in the
                                        trust.

                                        The Class P certificates will not have
                                        an aggregate principal balance and will
                                        not be entitled to distributions in
                                        respect of principal or interest. The
                                        Class P certificates will be entitled to all prepayment premiums or charges received in respect of the mortgage loans.

                                        The certificates will represent
                                        fractional undivided interests in the
                                        assets of the trust, which consist
                                        primarily of the mortgage loans.

Payments of Interest.................   The pass-through rates for each class of
                                        LIBOR certificates will be equal to the
                                        sum of one-month LIBOR plus a fixed
                                        margin, subject to caps on those
                                        pass-through rates. Interest will accrue on the LIBOR certificates on the basis of a 360-day year and the actual number of days elapsed in the applicable interest accrual period, which, for any distribution date, will be the period from and including the preceding distribution date (or, in the case of the first distribution date, the closing date) through the day before the current distribution date.

Payments of Principal................   Principal will be paid on the
                                        certificates on each distribution date
                                        as described under "Description of the
                                        Certificates--Distributions of Interest
                                        and Principal" in this prospectus
                                        supplement.

Distributions........................   The available funds for any distribution
                                        date will consist of the total of all
                                        payments or other collections, or
                                        advances in lieu of the payments, on or
                                        in respect of the loans that are
                                        available for distributions of interest
                                        on and principal of the certificates.

                                        On each distribution date, the trustee
                                        will apply the available funds for that
                                        date for the following purposes and in
                                        the following order of priority:

                                        First, from the interest portion of
                                        available funds, to interest on each
                                        class of certificates, in the order and
                                        subject to the priorities set forth
                                        under "Description of the
                                        Certificates--Distributions of Interest
                                        and Principal" in this prospectus
                                        supplement;

                                        Second, from the principal portion of
                                        available funds plus any remaining
                                        interest portion of available funds, to
                                        principal on the classes of certificates then entitled to receive distributions of principal, in the order and subject to the priorities set forth under "Description of the Certificates --Distributions of Interest and Principal" in this prospectus supplement;

                                        Third, from remaining available funds,
                                        to unpaid interest and unpaid realized
                                        loss amounts in the order and subject to the priorities set forth under "Description of the Certificates

                                        --Distributions of Interest and
                                        Principal" in this prospectus
                                        supplement; and

                                        Fourth, to deposit into the excess
                                        reserve fund account to cover any basis
                                        risk carryforward amount and then to be
                                        released to the Class X certificates, in each case subject to certain limitations set forth under "Description of the Certificates --Distributions of Interest and Principal" in this prospectus supplement.

                                        As described in the above-referenced
                                        section, there are circumstances in
                                        which your interest entitlement for a
                                        distribution date could be less than one full month's interest at the pass-through rate on your certificate principal balance.

                                        The amount of interest and principal
                                        required to be distributed to the
                                        classes entitled to principal on a
                                        particular distribution date also can be found in "Description of the
                                        Certificates - Distributions of Interest and Principal" and "--Allocation of Principal Payments to Class A
                                        Certificates" in this prospectus
                                        supplement. None of the offered
                                        certificates will be entitled to receive any prepayment premiums received on the loans.

CREDIT ENHANCEMENT..................    The credit enhancement provided for the
                                        benefit of the holders of the
                                        certificates consists solely of:

                                        o         the use of excess interest to
                                                  cover losses on the mortgage
                                                  loans and as a distribution of
                                                  principal to maintain
                                                  overcollateralization;

                                        o         the subordination of
                                                  distributions on the more
                                                  subordinate classes of
                                                  certificates to the required
                                                  distributions on the more
                                                  senior classes of
                                                  certificates; and

                                        o         the allocation of losses on
                                                  the mortgage loans to the most
                                                  subordinate classes of
                                                  certificates.

Excess Interest.....................    Excess interest will be generated
                                        because the amount of interest collected on the loans for each due period is expected to be higher than the interest distributable on the certificates for the related distribution date. A portion of this excess interest will be applied both to absorb interest shortfalls and to maintain the required level of overcollateralization.

Overcollateralization...............    On the closing date, the
                                        overcollateralization amount will equal
                                        $38,474,622. However, subject to the
                                        satisfaction of certain loss and
                                        delinquency tests, the required
                                        percentage level of
                                        overcollateralization may decrease over
                                        time. The overcollateralization amount
                                        is the first amount to absorb realized
                                        losses on the loans and designated
                                        unreimbursed expenses of the trust fund.

INTEREST RATE CAP AGREEMENTS........    The offered certificates will have the
                                        benefit of interest rate cap agreements
                                        provided by Barclays Bank PLC, as cap
                                        provider. All obligations of the trust
                                        under the interest rate cap agreements
                                        will be paid on or prior to the closing
                                        date.

                                        An interest rate cap agreement relating
                                        to the Class A-2 certificates will have
                                        an initial notional amount of
                                        approximately $[41,551,800]. In
                                        connection with the first 21
                                        distribution dates, the cap provider
                                        will be obligated under this interest
                                        rate cap agreement to pay to the
                                        trustee, for deposit into the excess
                                        reserve fund account, an amount equal to the product of (a) the excess, if any, of the lesser of (i) the 1-month LIBOR rate as of that distribution date and
                                        (ii) a specified cap ceiling rate, over
                                        a specified cap strike rate, calculated
                                        on an "actual/360" basis and (b) the
                                        product of the Class A-2 notional
                                        balance and the index rate multiplier
                                        set forth on the schedule attached as
                                        Annex II to this prospectus supplement
                                        for that distribution date, determined
                                        on an "actual/360" basis. The cap
                                        provider's obligations under this
                                        interest rate cap agreement will
                                        terminate following the distribution
                                        date in December 2005.

                                        An interest rate cap agreement relating
                                        to the Class M-1, Class M-2 and Class
                                        M-3 certificates will have an initial
                                        notional amount of approximately
                                        $[23,979,100]. In connection with the
                                        first 27 distribution dates, the cap
                                        provider will be obligated under this
                                        interest rate cap agreement to pay to
                                        the trustee, for deposit into the excess reserve fund account, an amount equal to the product of (a) the excess, if any, of the lesser of (i) the 1-month LIBOR rate as of that distribution date and
                                        (ii) a specified cap ceiling rate, over
                                        a specified cap strike rate, calculated
                                        on an "actual/360" basis and (b) the
                                        product of the Class M notional balance
                                        and the index rate multiplier set forth
                                        on the schedule attached as Annex II to
                                        this prospectus supplement for that
                                        distribution date, determined on an
                                        "actual/360" basis. The cap provider's
                                        obligations under
                                        this interest rate cap agreement will
                                        terminate following the distribution
                                        date in June 2006.

                                        An interest rate cap agreement relating
                                        to the Class B-1, Class B-2 and Class
                                        B-3 certificates will have an initial
                                        notional amount of approximately
                                        $[7,068,500]. In connection with the
                                        first 27 distribution dates, the cap
                                        provider will be obligated under this
                                        interest rate cap agreement to pay to
                                        the trustee, for deposit into the excess reserve fund account, an amount equal to the product of (a) the excess, if any, of the lesser of (i) the 1-month LIBOR rate as of that distribution date and
                                        (ii) a specified cap ceiling rate, over
                                        a specified cap strike rate, calculated
                                        on an "actual/360" basis and (b) the
                                        product of the Class B notional balance
                                        and the index rate multiplier set forth
                                        on the schedule attached as Annex II to
                                        this prospectus supplement for that
                                        distribution date, determined on an
                                        "actual/360" basis. The cap provider's
                                        obligations under this interest rate cap agreement will terminate following the distribution date in June 2006.

                                        The specified cap ceiling rates, cap
                                        strike rates, notional amounts and index rate multiplier for each interest rate cap agreement are set forth on Annex II to this prospectus supplement.

                                        Amounts, if any, payable under any
                                        interest rate cap agreement with respect to any distribution date will be used to cover shortfalls in payments of interest on the certificates to which the interest rate cap agreement relates, if the pass-through rates on those certificates are limited for any of the first 21 distribution dates (in the case of the Class A-2 certificates) or 27 distribution dates (in the case of the Class M and Class B certificates) due to the caps on their pass-through rates described in this prospectus supplement.

SERVICING STANDARD; ADVANCES........    Option One Mortgage Corporation will act
                                        as servicer and will be obligated to
                                        service and administer the mortgage
                                        loans on behalf of the trust, for the
                                        benefit of the holders of the
                                        certificates. The servicer has agreed to service the loans on a
                                        "scheduled/scheduled" basis. This means
                                        the servicer is responsible for
                                        advancing scheduled payments of
                                        principal and interest in accordance
                                        with the pooling and servicing
                                        agreement. The servicer has also agreed
                                        to cause the loans to be serviced

                                        o         with the same care as it
                                                  customarily employs in
                                                  servicing and administering
                                                  similar loans for its own
                                                  account,

                                        o         in accordance with accepted
                                                  mortgage servicing practices
                                                  of prudent lending
                                                  institutions and mortgage
                                                  servicers that service similar
                                                  mortgage loans and

                                        o         giving due consideration to
                                                  the interests of holders of
                                                  all classes of certificates.

                                        The servicer will be required to advance delinquent payments of principal and interest on the loans and advance any property protection expenses relating to the loans. These cash advances are only intended to maintain a regular flow of scheduled interest and principal payments on the certificates and are not intended to guarantee or insure against losses. The servicer will not be required to make any advance that it determines would be nonrecoverable. The servicer will also be required to pay compensating interest to cover prepayment interest shortfalls to the extent of its servicing fee.

OPTIONAL TERMINATION
   OF THE TRUST......................   Subject to the satisfaction of the
                                        conditions described under "The Pooling
                                        and Servicing Agreement--Termination;
                                        Optional Clean-up Call" in this
                                        prospectus supplement, the majority
                                        holders in the aggregate of the Class X
                                        certificates may, at its option,
                                        purchase the mortgage loans and
                                        terminate the trust on any distribution
                                        date when the aggregate stated principal balance, as further described in this prospectus supplement, of the mortgage loans as of the last day of the related due period is equal to or less than 10% of the aggregate stated principal balance of the mortgage loans as of the cut-off date. That purchase of the mortgage loans would result in the payment on that distribution date of the final distribution on the certificates.

REGISTRATION AND
   DENOMINATIONS OF THE
   CERTIFICATES......................   The LIBOR certificates initially will be
                                        issued in book-entry form, in minimum
                                        denominations of $25,000 and integral
                                        multiples of $1 in excess of that
                                        amount. However, one certificate of each class may be issued in a greater or lesser amount. The LIBOR certificates are sometimes referred to as book-entry certificates. No person acquiring an interest in the book-entry certificates will be entitled to receive a definitive certificate representing the person's interest in the trust fund, except under limited circumstances as described in this prospectus supplement.
                                        Beneficial owners may elect to hold
                                        their interests through DTC, in the
                                        United States, or Clearstream Banking,
                                        societe anonyme or Euroclear Bank, as
                                        operator of the Euroclear System, in
                                        Europe. Transfers within DTC,
                                        Clearstream or Euroclear, as the case
                                        may be, will be in accordance with the
                                        usual rules and operating procedures of
                                        the relevant system. See "Description of the Offered Certificates - Book-Entry
                                        Registration" in this prospectus
                                        supplement.

FEDERAL TAX ASPECTS..................   Cadwalader, Wickersham & Taft LLP is
                                        acting as tax counsel to the depositor
                                        and is of the opinion that

                                        o         portions of the trust will be
                                                  treated as two real estate
                                                  mortgage investment conduits,
                                                  or REMICs, for federal income
                                                  tax purposes and

                                        o         the LIBOR certificates will
                                                  represent regular interests in
                                                  a REMIC, which will be treated
                                                  as debt instruments of a
                                                  REMIC, and interests in
                                                  certain basis risk interest
                                                  carryover payments, pursuant
                                                  to the payment priorities in
                                                  the transaction. Each interest
                                                  in basis risk interest
                                                  carryover payments will be
                                                  treated as an interest rate
                                                  cap contract for federal
                                                  income tax purposes.

ERISA CONSIDERATIONS.................   Subject to the conditions described
                                        under "ERISA Considerations" in this
                                        prospectus supplement, the LIBOR
                                        certificates may be purchased by an
                                        employee benefit plan or other
                                        retirement arrangement subject to Title
                                        I of ERISA or Section 4975 of the
                                        Internal Revenue Code.

LEGAL INVESTMENT.....................   The offered certificates will not
                                        constitute "mortgage related securities" for purposes of the Secondary Mortgage
                                        Market Enhancement Act of 1984, as
                                        amended. If your investment activities
                                        are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the offered certificates. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership, and sale of the offered certificates. See "Legal Investment" in this prospectus supplement and in the prospectus.

RATINGS..............................   In order to be issued, the certificates
                                        must be assigned ratings not lower than
                                        the following by Fitch, Inc., Moody's
                                        Investors Service, Inc. and Standard &
                                        Poor's Ratings Service, a division of
                                        The McGraw-Hill Companies, Inc.:

                                                FITCH      MOODY'S      S&P
                                                -----      -------      ---
                                        A-2      AAA         Aaa        AAA
                                        M-1       AA         Aa2         AA
                                        M-2       A           A2         A
                                        M-3       A-          A3         A-
                                        B-1      BBB+        Baa1       BBB+
                                        B-2      BBB         Baa2       BBB
                                        B-3      BBB-        Baa3       BBB-

                                        A security rating is not a
                                        recommendation to buy, sell or hold
                                        securities. These ratings may be lowered or withdrawn at any time by any of the rating agencies. The ratings set forth above do not take into account the existence of the interest rate cap agreements.

                                  RISK FACTORS

          In addition to the risk factors discussed in the prospectus, prospective certificateholders should consider, among other things, the following additional factors in connection with the purchase of the certificates. Unless otherwise noted, all percentages are based upon the scheduled principal balances of the mortgage loans as of the cut-off date, which is March 1, 2004. Unless otherwise indicated in this prospectus supplement, the information regarding the mortgage loans set forth in this prospectus supplement that is based on the principal balance of the mortgage loans as of the cut-off date assumes the timely receipt of principal scheduled to be paid on the mortgage loans on or prior to the cut-off date and no delinquencies, defaults or prepayments from February 17, 2004 through the cut-off date.

LESS STRINGENT UNDERWRITING STANDARDS AND THE RESULTANT POTENTIAL FOR DELINQUENCIES ON THE MORTGAGE LOANS COULD LEAD TO LOSSES ON YOUR SECURITIES.

          The mortgage loans were made, in part, to borrowers who, for one reason or another, are not able, or do not wish, to obtain financing from traditional sources. These mortgage loans may be considered to be of a riskier nature than mortgage loans made by traditional sources of financing, so that the holders of the certificates may be deemed to be at greater risk than if the mortgage loans were made to other types of borrowers.

          The underwriting standards used in the origination of the mortgage loans held by the trust are generally less stringent than those of Fannie Mae or Freddie Mac with respect to a borrower's credit history and in certain other respects. Borrowers on the mortgage loans may have an impaired or unsubstantiated credit history. As a result of this less stringent approach to underwriting, the mortgage loans purchased by the trust may experience higher rates of delinquencies, defaults and foreclosures than mortgage loans underwritten in a manner which is more similar to the Fannie Mae and Freddie Mac guidelines.

GEOGRAPHIC CONCENTRATION OF THE MORTGAGE LOANS IN PARTICULAR JURISDICTIONS MAY RESULT IN GREATER LOSSES IF THOSE JURISDICTIONS EXPERIENCE ECONOMIC DOWNTURNS.

          Different geographic regions of the United States from time to time will experience weaker regional economic conditions and housing markets, and, consequently, may experience higher rates of loss and delinquency on mortgage loans generally. Any concentration of the mortgage loans in a region may present risk considerations in addition to those generally present for similar mortgage-backed securities without that concentration. This may subject the mortgage loans held by the trust to the risk that a downturn in the economy in this region of the country would more greatly affect the pool than if the pool were more diversified.

          In particular, the following approximate percentages of mortgage loans on the cut-off date were secured by mortgaged properties located in the following states:

 Aggregate Mortgage Loans

     CALIFORNIA                    NEW YORK               MASSACHUSETTS
     ----------                   ----------             ---------------
       20.23%                       12.43%                    10.37%

      FLORIDA                     NEW JERSEY
     ----------                   ----------
        6.15%                        5.23%

 Group I Mortgage Loans

     CALIFORNIA                    NEW YORK               MASSACHUSETTS
     ----------                   ----------             ---------------
       18.10%                       11.81%                    10.79%

       FLORIDA                    NEW JERSEY
     ----------                   ----------
        6.60%                        5.29%

 Group II Mortgage Loans

     CALIFORNIA                    NEW YORK               MASSACHUSETTS
     ----------                   ----------             ---------------
       25.47%                       13.96%                     9.33%

     NEW JERSEY                     FLORIDA
     ----------                   ----------
        5.06%                        5.03%

          Because of the relative geographic concentration of the mortgaged properties within certain states, losses on the mortgage loans may be higher than would be the case if the mortgaged properties were more geographically diversified. For example, some of the mortgaged properties may be more susceptible to certain types of special hazards, such as earthquakes, hurricanes, floods, and other natural disasters and major civil disturbances, than residential properties located in other parts of the country. In addition, the economies of the states with high concentrations of mortgaged properties may be adversely affected to a greater degree than the economies of other areas of the country by certain regional developments. If the residential real estate markets in an area of concentration experience an overall decline in property values after the dates of origination of the respective mortgage loans, then the rates of delinquencies, foreclosures and losses on the mortgage loans may increase and the increase may be substantial.

EFFECT ON YIELDS CAUSED BY PREPAYMENTS, DEFAULTS AND LOSSES.

Mortgagors may prepay their mortgage loans in whole or in part at any time. We cannot predict the rate at which mortgagors will repay their mortgage loans. A prepayment of a mortgage loan generally will result in a prepayment on the certificates.

     o If you purchase your certificates at a discount and principal is repaid slower than you anticipate, then your yield may be lower than you expect.

     o If you purchase your certificates at a premium and principal is repaid faster than you anticipate, then your yield may be lower than you expect.

     o The rate of prepayments on the mortgage loans will be sensitive to prevailing interest rates. Generally, for fixed-rate mortgage loans, if prevailing interest rates decline significantly below the interest rates on the fixed-rate mortgage loans, the fixed-rate mortgage loans are more likely to prepay than if prevailing rates remain above the interest rates on the fixed-rate mortgage loans. Conversely, if prevailing interest rates rise significantly, prepayments on the fixed-rate mortgage loans may decrease.

     o The prepayment behavior of the adjustable-rate mortgage loans and of the fixed-rate mortgage loans may respond to different factors, or may respond differently to the same factors. If, at the time of their first adjustment, the interest rates on any of the adjustable-rate mortgage loans would be subject to adjustment to a rate higher than the then prevailing mortgage interest rates available to borrowers, the borrowers may prepay their adjustable-rate mortgage loans. The adjustable-rate mortgage loans may also suffer an increase in defaults and liquidations following upward adjustments of their interest rates, especially following their initial adjustments.

     o Approximately 75.37% of the group I mortgage loans and approximately 77.05% of the group II mortgage loans require the mortgagor to pay a prepayment charge in certain instances if the mortgagor prepays the mortgage loan during a stated period, which may be from one to five years after the mortgage loan was originated. A prepayment charge may or may not discourage a mortgagor from prepaying the related mortgage loan during the applicable period.

     o Option One Mortgage Corporation, the responsible party, may be required to purchase mortgage loans from the trust in the event certain breaches of its representations and warranties occur and have not been cured. These purchases will have the same effect on the holders of the LIBOR certificates as a prepayment of those mortgage loans.

     o The majority holders in the aggregate of the Class X certificates may purchase all of the mortgage loans when the aggregate stated principal balance of the mortgage loans as of the last day of the related due period is equal to or less than 10% of the aggregate stated principal balance of the mortgage loans as of the cut-off date.

If the rate of default and the amount of losses on the mortgage loans is higher than you expect, then your yield may be lower than you expect.

     o As a result of the absorption of realized losses on the mortgage loans by excess interest and overcollateralization as described in this prospectus supplement, liquidations of defaulted mortgage loans, whether or not realized losses are incurred upon the liquidations, are likely to result in an earlier return of principal to the LIBOR certificates and are likely to influence the yield on the LIBOR certificates in a manner similar to the manner in which principal prepayments on the mortgage loans would influence the yield on the LIBOR certificates.

     o The overcollateralization provisions are intended to result in an accelerated rate of principal distributions to holders of the LIBOR certificates then entitled to principal distributions at any time that the overcollateralization provided by the mortgage loan pool falls below the required level. An earlier return of principal to the holders of the LIBOR certificates as a result of the overcollateralization provisions will influence the yield on the LIBOR certificates in a manner similar to the manner in which principal prepayments on the mortgage loans will influence the yield on the LIBOR certificates.

     o The multiple class structure of the LIBOR certificates causes the yield of certain classes of the LIBOR certificates to be particularly sensitive to changes in the rates of prepayments of mortgage loans. Because distributions of principal will be made to the classes of LIBOR certificates according to the priorities described in this prospectus supplement, the yield to maturity on those classes of LIBOR certificates will be sensitive to the rates of prepayment on the mortgage loans experienced both before and after the commencement of principal distributions on those classes. In particular, the Class M and Class B certificates generally are not entitled to receive (unless the aggregate principal balance of the Class A certificates has been reduced to zero) any portion of the amount of principal payable to the LIBOR certificates prior to the distribution date in April 2007. Thereafter, if the loss and delinquency triggers are in effect, the Class M and Class B certificates may continue (unless the aggregate principal balance of the Class A certificates has been reduced to zero) to receive no portion of the amount of principal then payable to the LIBOR certificates. The weighted average lives of the Class M and Class B certificates will therefore be longer than would otherwise be the case. The effect on the market value of the Class M and Class B certificates of changes in market interest rates or market yields for similar securities may be greater than for the Class A certificates.

The value of your certificates may be reduced if the rate of default or the amount of losses is higher than expected.

     o If the performance of the mortgage loans is substantially worse than assumed by the rating agencies, the ratings of any class of the certificates may be lowered in the future. This may reduce the value of those certificates. No one will be required to supplement any credit enhancement or to take any other action to maintain any rating of the certificates.

Newly originated mortgage loans may be more likely to default, which may cause losses on the LIBOR certificates.

     o Defaults on mortgage loans tend to occur at higher rates during the early years of the mortgage loans. Substantially all of the mortgage loans have been originated within the 12 months prior to their sale to the trust. As a result, the trust may experience higher rates of default than if the mortgage loans had been outstanding for a longer period of time.

The credit enhancement features may be inadequate to provide protection for the LIBOR certificates.

     o The credit enhancement features described in the summary of this prospectus supplement are intended to enhance the likelihood that holders of the Class A certificates, and to a limited extent, the holders of the Class M certificates and, to a lesser degree, the holders of the Class B certificates, will receive regular payments of interest and principal. However, we cannot assure you that the applicable credit enhancement will adequately cover any shortfalls in cash available to pay your certificates as a result of delinquencies or defaults on the mortgage loans. If delinquencies or defaults occur on the mortgage loans, neither the servicer nor any other entity will advance scheduled monthly payments of interest and principal on delinquent or defaulted mortgage loans if the advances are not likely to be recovered.

     o If substantial losses occur as a result of defaults and delinquent payments on the mortgage loans, you may suffer losses.

INTEREST GENERATED BY THE MORTGAGE LOANS MAY BE INSUFFICIENT TO MAINTAIN THE REQUIRED LEVEL OF OVERCOLLATERALIZATION.

     The weighted average of the net interest rates on the mortgage loans is expected to be higher than the weighted average of the pass-through rates on the LIBOR certificates. The mortgage loans are expected to generate more interest than is needed to pay interest owed on the LIBOR certificates and to pay certain fees and expenses of the trust. Any remaining interest generated by the mortgage loans will then be used to absorb losses that occur on the mortgage loans. After these financial obligations of the trust are covered, the available excess interest generated by the mortgage loans will be used to maintain overcollateralization at the required level determined as provided in the pooling and servicing agreement. We cannot assure you, however, that enough excess interest will be generated to absorb losses or to maintain the required level of overcollateralization. The factors described below, as well as the factors described in the next Risk Factor, will affect the amount of excess interest that the mortgage loans will generate:

     o Every time a mortgage loan is prepaid in full, excess interest may be reduced because the mortgage loan will no longer be outstanding and generating interest or, in the case of a partial prepayment, will be generating less interest.

     o Every time a mortgage loan is liquidated or written off, excess interest may be reduced because those mortgage loans will no longer be outstanding and generating interest.

     o If the rates of delinquencies, defaults or losses on the mortgage loans turn out to be higher than expected, excess interest will be reduced by the amount necessary to compensate for any shortfalls in cash available to make required distributions on the LIBOR certificates.

     o All of the adjustable-rate mortgage loans have interest rates that adjust based on an index that is different from the index used to determine the pass-through rates on the LIBOR certificates, and the fixed-rate mortgage loans have interest rates that do not adjust. In addition, the first adjustment of the interest rates for approximately 92.47% of the adjustable-rate mortgage loans will not occur until two years after the date of origination and the first adjustment of the interest rates for approximately 7.30% of the adjustable-rate mortgage loans will not occur until three years after the date of origination. As a result, the pass-through rates on the LIBOR certificates may increase relative to the weighted average of the interest rates on the mortgage loans, or the pass-through rate on the LIBOR certificates may remain constant as the weighted average of the interest rates on the mortgage loans declines. In either case, this would require that more of the interest generated by the mortgage loans be applied to cover interest on the LIBOR certificates. The pass-through rates on the LIBOR certificates cannot exceed the weighted average interest rate of the mortgage loans in the applicable mortgage loan group less fees and expenses, in the case of the Class A-1 and Class A-2 certificates, or the weighted average interest rate of the subordinate portions of the mortgage loans in both mortgage loan groups less fees and expenses, in the case of the Class M and Class B certificates.

     o If prepayments, defaults and liquidations occur more rapidly on the mortgage loans with relatively higher interest rates than on the mortgage loans with relatively lower interest rates, the amount of excess interest generated by the mortgage loans will be less than would otherwise be the case.

     o Investors in the LIBOR certificates, and particularly the Class B certificates, should consider the risk that the overcollateralization may not be sufficient to protect your certificates from losses.

EFFECT OF MORTGAGE RATES AND OTHER FACTORS ON THE PASS-THROUGH RATES OF THE LIBOR CERTIFICATES.

     The LIBOR certificates accrue interest at pass-through rates based on the one-month LIBOR index plus specified margins, but are subject to certain limitations. Those limitations on the pass-through rates for the LIBOR certificates are, in part, based on the weighted average of the interest rates on the mortgage loans net of certain fees and expenses of the trust.

     A variety of factors, in addition to those described in the previous risk factor, could limit the pass-through rates and adversely affect the yield to maturity on the LIBOR certificates. Some of these factors are described below:

     o The interest rates on the fixed-rate mortgage loans will not adjust, and the interest rates on the adjustable-rate mortgage loans are based on a six-month LIBOR index. All of the adjustable-rate mortgage loans have periodic and maximum limitations on adjustments to their mortgage rates, and, as discussed in the previous risk factor, most of the adjustable-rate mortgage loans will not have the first adjustment to their mortgage rates until two years or three years after the origination of those mortgage loans. As a result of the limit on the pass-through rates for the LIBOR certificates, those certificates may accrue less interest than they would accrue if their pass-through rates were based solely on the one-month LIBOR index plus the specified margins.

     o Six-month LIBOR may change at different times and in different amounts than one-month LIBOR. As a result, it is possible that interest rates on certain of the adjustable-rate mortgage loans may decline while the pass-through rates on the LIBOR certificates are stable or rising. It is also possible that the interest rates on certain of the adjustable-rate mortgage loans and the pass-through rates for the LIBOR certificates may decline or increase during the same period, but that the pass-through rates on these certificates may decline more slowly or increase more rapidly.

     o The pass-through rates for the LIBOR certificates adjust monthly and are subject to maximum interest rate caps while the interest rates on certain of the adjustable-rate mortgage loans adjust less frequently and the interest rates on the fixed-rate mortgage loans do not adjust. Consequently, the limit on the pass-through rates for the LIBOR certificates may limit increases in the pass-through rates for those classes for extended periods in a rising interest rate environment.

     o If prepayments, defaults and liquidations occur more rapidly on the mortgage loans with relatively higher interest rates than on the mortgage loans with relatively lower interest rates, the pass-through rates on the LIBOR certificates are more likely to be limited.

     o If the pass-through rates on the LIBOR certificates are limited for any distribution date due to a cap based on the weighted average net interest rates of the group II mortgage loans, in the case of the Class A-2 certificates, or based on the weighted average net interest rates of the subordinate portions of the mortgage loans in both loan groups, in the case of the Class M and Class B certificates, the resulting interest shortfalls may be recovered by the holders of these certificates on the same distribution date or on future distribution dates on a subordinated basis to the extent that on that distribution date or future distribution dates there are available funds remaining after certain other distributions on the LIBOR certificates and the payment of certain fees and expenses of the trust. These shortfalls suffered by the offered certificates may also be covered by amounts payable under the interest rate cap agreements relating to the offered certificates. However, we cannot assure you that these funds, if available, will be sufficient to fully cover these shortfalls.

     Shortfalls in interest on a distribution date resulting from the foregoing factors may be made up on subsequent distribution dates, but only on a subordinated basis. We cannot assure you that funds will be available for this purpose.

PREPAYMENTS ON THE MORTGAGE LOANS COULD LEAD TO SHORTFALLS IN THE DISTRIBUTION OF INTEREST ON YOUR CERTIFICATES.

     When a voluntary principal prepayment is made by the mortgagor on a mortgage loan (excluding any payments made upon liquidation of any mortgage loan), the mortgagor is charged interest on the amount of prepaid principal only up to the date of the prepayment, instead of for a full month. However, principal prepayments will only be passed through to the holders of the certificates once a month on the distribution date which follows the prepayment period -- generally, from the 16th day of the month prior to the month in which the distribution occurs through the 15th day of the month in which that distribution date occurs -- in which the prepayment was received by the servicer. The servicer is obligated to pay an amount, without any right of reimbursement, for those shortfalls in interest collections payable on the certificates that are attributable to the difference between the interest paid by a mortgagor in connection with a voluntary principal prepayment and thirty days' interest on the amount of the prepayment, but only to the extent those shortfalls are not covered by prepayment interest excesses resulting from prepayments that occur from the first day of the distribution date month through the 15th day of that month and only to the extent of the servicing fees for that distribution date.

     If the servicer fails to make such payments or the shortfall exceeds the sum of the servicing fee plus any prepayment interest excesses, there will be fewer funds available for the distribution of interest on the certificates. Such shortfalls of interest, if they result in the inability of the trust to pay the full amount of the current interest on the certificates, will result in a reduction of the yield on your certificates.

ADDITIONAL RISKS ASSOCIATED WITH THE CLASS M AND CLASS B CERTIFICATES.

     The weighted average lives of, and the yields to maturity on, the Class M-1, the Class M-2, the Class M-3, the Class B-1, the Class B-2 and the Class B-3 certificates will be progressively more sensitive, in that order, to the rate and timing of mortgagor defaults and the severity of ensuing losses on the mortgage loans. If the actual rate and severity of losses on the mortgage loans is higher than those assumed by an investor in such certificates, the actual yield to maturity of such certificates may be lower than the yield anticipated by such holder based on such assumption. The timing of losses on the mortgage loans will also affect an investor's actual yield to maturity, even if the rate of defaults and severity of losses over the life of the mortgage loans are consistent with an investor's expectations. In general, the earlier a loss occurs, the greater the effect on an investor's yield to maturity. Realized losses on the mortgage loans, to the extent they exceed the amount of overcollateralization following distributions of principal on the related distribution date, will reduce the aggregate principal balance of the Class B-3, the Class B-2, the Class B-1, the Class M-3, the Class M-2 and the Class M-1 certificates, in that order. As a result of such reductions, less interest will accrue on such class of certificates than would otherwise be the case. Once a realized loss is allocated to a certificate, no principal or interest will be distributable with respect to such written down amount. However, the amount of any realized losses allocated to the Class M or Class B certificates may be paid to the holders of those certificates according to the priorities set forth under "Description of the Certificates--Overcollateralization Provisions" in this prospectus supplement.

     Unless the aggregate principal balances of the Class A certificates have been reduced to zero, the Class M and Class B certificates will not be entitled to any principal distributions until at least April 2007 or a later date as provided in this prospectus supplement, or during any period in which delinquencies or cumulative losses on the mortgage loans exceed certain levels. As a result, the weighted average lives of the Class M and Class B certificates will be longer than would otherwise be the case if distributions of principal were allocated among all of the certificates at the same time. As a result of the longer weighted average lives of the Class M and Class B certificates, the holders of such certificates have a greater risk of suffering a loss on their investments. Further, because such certificates might not receive any principal if certain delinquency levels occur, it is possible for such certificates to receive no principal distributions even if no losses have occurred on the mortgage loan pool.

     In addition, the multiple class structure of the Class M and Class B certificates causes the yield of such classes to be particularly sensitive to changes in the rates of prepayment of the mortgage loans. Because distributions of principal will be made to the holders of such certificates according to the priorities described in this prospectus supplement, the yield to maturity on such classes of certificates will be sensitive to the rates of prepayment on the mortgage loans experienced both before and after the commencement of principal distributions on such classes. The yield to maturity on such classes of certificates will also be extremely sensitive to losses due to defaults on the mortgage loans (and the timing of those losses), to the extent such losses are not covered by excess interest, the Class X certificates or a class of

Class M and Class B certificates with a lower payment priority. Furthermore, as described in this prospectus supplement, the timing of receipt of principal and interest by the Class M and Class B certificates may be adversely affected by losses even if such classes of certificates do not ultimately bear such loss.

DELAY IN RECEIPT OF LIQUIDATION PROCEEDS; LIQUIDATION PROCEEDS MAY BE LESS THAN THE MORTGAGE LOAN BALANCE.

     Substantial delays could be encountered in connection with the liquidation of delinquent mortgage loans. Further, reimbursement of advances made on a mortgage loan, liquidation expenses such as legal fees, real estate taxes, hazard insurance and maintenance and preservation expenses may reduce the portion of liquidation proceeds payable on the certificates. If a mortgaged property fails to provide adequate security for the mortgage loan, you will incur a loss on your investment if the credit enhancements are insufficient to cover the loss.

A PORTION OF THE MORTGAGE LOANS ARE SECURED BY SUBORDINATE MORTGAGES; IN THE EVENT OF A DEFAULT, THESE MORTGAGE LOANS ARE MORE LIKELY TO EXPERIENCE LOSSES.

     Approximately 0.21% of the mortgage loans as of the cut-off date are secured by second-lien mortgages which are subordinate to the rights of the holder of the related senior mortgages. As a result, the proceeds from any liquidation, insurance or condemnation proceedings will be available to satisfy the principal balance of the mortgage loan only to the extent that the claims, if any, of each related senior mortgagee are satisfied in full, including any related foreclosure costs. In addition, a holder of a subordinate or junior mortgage may not foreclose on the mortgaged property securing such mortgage unless it either pays the entire amount of the senior mortgages to the mortgagees at or prior to the foreclosure sale or undertakes the obligation to make payments on each senior mortgage in the event of a default thereunder. The trust will have no source of funds to satisfy any senior mortgage or make payments due to any senior mortgagee.

      An overall decline in the residential real estate markets could adversely affect the values of the mortgaged properties and cause the outstanding principal balances of the second-lien mortgage loans, together with the senior mortgage loans secured by the same mortgaged properties, to equal or exceed the value of the mortgaged properties. This type of a decline would adversely affect the position of a second mortgagee before having the same effect on the related first mortgagee. A rise in interest rates over a period of time and the general condition of a mortgaged property as well as other factors may have the effect of reducing the value of the mortgaged property from the appraised value at the time the mortgage loan was originated. If there is a reduction in value of the mortgaged property, the ratio of the amount of the mortgage loan to the value of the mortgaged property may increase over what it was at the time the mortgage loan was originated. This type of increase may reduce the likelihood of liquidation or other proceeds being sufficient to satisfy the second-lien mortgage loan after satisfaction of any senior liens.

BANKRUPTCY OF BORROWERS MAY ADVERSELY AFFECT DISTRIBUTIONS ON CERTIFICATES

     The application of federal and state laws, including bankruptcy and debtor relief laws, may interfere with or adversely affect the ability to realize on the properties, enforce deficiency judgments or pursue collection litigation with respect to defaulted loans. As a consequence, borrowers who have defaulted on their loans and sought, or are considering seeking, relief under bankruptcy or debtor relief laws will have substantially less incentive to repay their loans. As a result, these loans will likely experience more severe losses, which may be total losses and could therefore increase the risk that you will suffer losses.

BANKRUPTCY OF OTHER PARTIES MAY ADVERSELY AFFECT DISTRIBUTIONS ON CERTIFICATES

     The depositor intends to treat the transfer of the loans to the trust as an absolute transfer and not as a secured lending arrangement. In this event, the loans would not be part of the depositor's bankruptcy estate if a bankruptcy occurred and would not be available to the depositor's creditors. If the depositor becomes insolvent, it is possible that the bankruptcy trustee or a creditor of the depositor may attempt to recharacterize the sale of the loans as a borrowing by the depositor, secured by a pledge of the loans. This position, if accepted by a court, could prevent timely distributions of amounts due on the certificates and result in a reduction of distributions on the certificates.

     If a bankruptcy or insolvency of the servicer occurs, the bankruptcy trustee or receiver may have the power to prevent the trustee or the depositor from appointing a successor servicer.

     In addition, federal and state statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured lender to realize on its security. See "Certain Legal Aspects of Residential Loans" in the prospectus.

HIGH LOAN-TO-VALUE RATIOS INCREASE RISK OF LOSS.

     Mortgage loans with higher loan-to-value ratios may present a greater risk of loss than mortgage loans with loan-to-value ratios of 80.00% or below. Approximately 29.10% and 37.02% of the group I mortgage loans and group II mortgage loans, respectively, had loan-to-value ratios at origination or, with respect to second-lien mortgage loans, combined loan-to-value ratios at origination, in excess of 80.00% but not more than 100.00%. Additionally, the determination of the value of a mortgaged property used in the calculation of the loan-to-value ratios of the mortgage loans may differ from the appraised value of such mortgaged properties or the actual value of such mortgaged properties.

VIOLATION OF VARIOUS FEDERAL, STATE AND LOCAL LAWS MAY RESULT IN LOSSES ON THE MORTGAGE LOANS.

     There has been an increased focus by state and federal banking regulatory agencies, state attorneys general offices, the Federal Trade Commission, the U.S. Department of Justice, the U.S. Department of Housing and Urban Development and state and local governmental authorities on certain lending practices by some companies in the subprime industry, sometimes referred to as "predatory lending" practices. Sanctions have been imposed by state, local and federal governmental agencies for practices including, but not limited to, charging borrowers excessive fees, imposing higher interest rates than the borrower's credit risk warrants and failing to adequately disclose the material terms of loans to the borrowers.

     Applicable state and local laws generally regulate interest rates and other charges, require certain disclosure, and require licensing of the originators. In addition, other state and local laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the mortgage loans.

      The mortgage loans are also subject to federal laws, including:

     o the Federal Truth in Lending Act and Regulation Z promulgated under that Act, which require certain disclosures to the mortgagors regarding the terms of the mortgage loans;

     o the Equal Credit Opportunity Act and Regulation B promulgated under that Act, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; and

     o the Fair Credit Reporting Act, which regulates the use and reporting of information related to the mortgagor's credit experience.

     Violations of certain provisions of these federal, state and local laws may limit the ability of the servicer to collect all or part of the principal of, or interest on, the mortgage loans and in addition could subject the trust to damages and administrative enforcement (including disgorgement of prior interest and fees paid). In particular, an originator's failure to comply with certain requirements of these federal and state laws could subject the trust (and other assignees of the mortgage loans) to monetary penalties, and result in the obligors' rescinding the mortgage loans against either the trust or subsequent holders of the mortgage loans.

     Option One Mortgage Corporation will represent that each mortgage loan sold by it is in compliance with applicable federal and state laws and regulations. In addition, Option One Mortgage Corporation will represent that none of the mortgage loans sold by it or its affiliates are classified as "high cost" loans under the Home Ownership and Equity Protection Act of 1994 or "high cost home," "threshold," "covered," "high risk home" or "predatory" loans under any other applicable federal, state or local law. In the event of a breach of any of such representations, Option One Mortgage Corporation will be obligated to cure such breach or repurchase or replace the affected mortgage loan, in the manner and to the extent described in this prospectus supplement.

OPTION ONE MORTGAGE CORPORATION MAY NOT BE ABLE TO REPURCHASE DEFECTIVE MORTGAGE LOANS.

     Option One Mortgage Corporation will make various representations and warranties related to the mortgage loans. Those representations are summarized in "Description of the Certificates--Representations and Warranties Relating to the Mortgage Loans" in this prospectus supplement.

     If Option One Mortgage Corporation fails to cure a material breach of its representations and warranties with respect to any mortgage loan in a timely manner, then Option One Mortgage Corporation would be required to repurchase or substitute for the defective mortgage loan. It is possible that Option One Mortgage Corporation may not be capable of repurchasing or substituting any defective mortgage loans, for financial or other reasons. The inability of Option One Mortgage Corporation to repurchase or substitute for defective mortgage loans would likely cause the mortgage loans to experience higher rates of delinquencies, defaults and losses. As a result, shortfalls in the distributions due on the certificates could occur.

FAILURE OF SERVICER TO PERFORM MAY ADVERSELY AFFECT DISTRIBUTIONS ON
CERTIFICATES

     The amount and timing of distributions on the certificates generally will be dependent on the servicer to perform its servicing obligations in an adequate and timely manner. See "The Servicer" in this prospectus supplement. If the servicer fails to perform its servicing obligations, this failure may result in the termination of the servicer. That termination with its transfer of daily collection activities will likely increase the rates of delinquencies, defaults and losses on the loans. As a result, shortfalls in the distributions due on your certificates could occur.

THE INTEREST RATE CAP AGREEMENTS ARE SUBJECT TO COUNTERPARTY RISK.

     The assets of the trust fund include interest rate cap agreements that will require the cap provider to make certain payments for the benefit of the holders of the offered certificates. To the extent that payments on the offered certificates depend in part on payments to be received by the trustee under the interest rate cap agreements, the ability of the trustee to make such payments on such classes of certificates will be subject to the credit risk of the cap provider.

EXTERNAL EVENTS MAY INCREASE THE RISK OF LOSS ON THE MORTGAGE LOANS.

     On September 11, 2001, the United States was subjected to multiple terrorist attacks, resulting in the loss of many lives and massive property damage and destruction in the New York and Washington, D.C. metropolitan areas. It is possible (although we cannot predict the likelihood) that other terrorism events involving the United States could have a temporary or sustained adverse effect on the financial markets (including the market for mortgage-backed securities) or the U.S. economy generally or economic conditions in areas of the United States affected by such events.

     The United States continues to be involved in military action in Iraq and Afghanistan. Although the military action has wound down, reservists who were activated for duty in Iraq or Afghanistan could continue to serve, and new reservists could be called to active duty to secure Iraq or Afghanistan so that reconstruction can take place. To the extent that any member of the military or reservist is a borrower under a mortgage loan, the interest rate limitations and other provisions of the Servicemembers Civil Relief Act would apply to the mortgage loan during the period of active duty, and if the borrower is a California resident, comparable provisions of the California Military and Veterans Code may apply. In addition, other borrowers who enter military service after the origination of their loans (including borrowers who are members of the National Guard at the time of the origination of their mortgage loans and are later called to active duty) would be covered by the terms of the Servicemembers Civil Relief Act or the California Military and Veterans Code. The interest paid to the holders of the certificates will be reduced by any reductions in the amount of interest collectible as a result of the Servicemembers Civil Relief Act or the California

Military and Veterans Code. See "Material Legal Aspects of the
Loans--Servicemembers Civil Relief Act and the California Military and Veterans Code" in the prospectus.

DRUG, RICO AND MONEY LAUNDERING VIOLATIONS COULD LEAD TO PROPERTY FORFEITURES.

     Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA Patriot Act of 2001 and the regulations issued pursuant to that Act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

     In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (1) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (2) the lender, at the time of the execution of the mortgage, did not know or was reasonably without cause to believe that the property was subject to forfeiture. However, there is no assurance that such a defense would be successful.

THE CERTIFICATES ARE OBLIGATIONS OF THE TRUST ONLY.

     The certificates will not represent an interest in or obligation of the depositor, the servicer, Option One Mortgage Corporation, the trustee or any of their respective affiliates. Neither the LIBOR certificates nor the underlying mortgage loans will be guaranteed or insured by any governmental agency or instrumentality or by the depositor, the servicer, the trustee or any of their respective affiliates. Proceeds of the assets included in the trust (including the interest rate cap agreements for the benefit of the offered certificates) will be the sole sources of payments on the LIBOR certificates, and there will be no recourse to the depositor, the servicer, Option One Mortgage Corporation, the trustee or any other entity in the event that such proceeds are insufficient or otherwise unavailable to make all payments provided for under the LIBOR certificates.

YOUR INVESTMENT MAY NOT BE LIQUID.

     The underwriter intends to make a secondary market in the LIBOR certificates, but they will have no obligation to do so. There is no assurance that such a secondary market will develop or, if it develops, that it will continue. Consequently, you may not be able to sell your certificates readily or at prices that will enable you to realize your desired yield. The market values of the certificates are likely to fluctuate; these fluctuations may be significant and could result in significant losses to you.

     The secondary markets for asset backed securities have experienced periods of illiquidity and can be expected to do so in the future. Illiquidity can have a severely adverse effect on the prices of securities that are especially sensitive to prepayment, credit, or interest rate risk, or that have been structured to meet the investment requirements of limited categories of investors.

     The offered certificates will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, commonly referred to as SMMEA. Accordingly, many institutions that lack the legal authority to invest in securities that do not constitute "mortgage related securities" will not be able to invest in the offered certificates, thereby limiting the market for those certificates. If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the offered certificates. You should consult your own legal advisors for assistance in determining the suitability of and consequence to you of the purchase, ownership, and sale of the offered certificates. See "Legal Investment" in this prospectus supplement and in the prospectus.

THE RATINGS ON YOUR CERTIFICATES COULD BE REDUCED OR WITHDRAWN.

     Each rating agency rating the LIBOR certificates may change or withdraw its initial ratings at any time in the future if, in its judgment, circumstances warrant a change. No person is obligated to maintain the ratings at their initial levels. If a rating agency qualifies, reduces or withdraws its rating on one or more classes of the LIBOR certificates, the liquidity and market value of the affected certificates is likely to be reduced.

LIBOR CERTIFICATES MAY NOT BE SUITABLE INVESTMENTS.

     The LIBOR certificates are not suitable investments for any investor that requires a regular or predictable schedule of monthly payments or payment on any specific date. The LIBOR certificates are complex investments that should be considered only by investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment, default and market risk, the tax consequences of an investment and the interaction of these factors.

                             THE MORTGAGE LOAN POOL

     The statistical information presented in this prospectus supplement concerning the mortgage loans is based on the pool of mortgage loans as of the cut-off date, which is March 1, 2004. Unless otherwise indicated in this prospectus supplement, the information regarding the mortgage loans set forth in this prospectus supplement that is based on the principal balance of the mortgage loans as of the cut-off date assumes the timely receipt of principal scheduled to be paid on the mortgage loans on or prior to the cut-off date and no delinquencies, defaults or prepayments from February 17, 2004 through the cut-off date. It is possible that principal prepayments in part or in full may occur between February 17, 2004 and the closing date. Moreover, certain mortgage loans included in the mortgage loan pool as of the cut-off date may not be included in the final mortgage loan pool due to prepayments in full, or as a result of not meeting the eligibility requirements for the final mortgage loan pool, and certain other mortgage loans may be included in the final mortgage loan pool. As a result of the foregoing, the statistical distribution of characteristics as of the closing date for the final mortgage loan pool may vary somewhat from the statistical distribution of such characteristics as of the cut-off date as presented in this prospectus supplement, although such variance should not be material.

GENERAL

     The trust will primarily consist of approximately 11,405 conventional, sub-prime, adjustable- and fixed-rate, fully-amortizing, first-lien and second-lien residential mortgage loans with original terms to maturity from the first scheduled payment due date of not more than 30 years, having an aggregate cut-off date balance (after giving effect to scheduled payments due on such date) of approximately $1,789,485,622. The mortgage loans in the trust were acquired by Barclays Bank PLC, an affiliate of the depositor, from Option One Mortgage Corporation or its affiliates. Option One Mortgage Corporation previously originated or acquired the mortgage loans and sold them to its affiliates.

     The mortgage loans were originated or acquired generally in accordance with the underwriting guidelines described in this prospectus supplement. See "--Underwriting Guidelines" below. Because, in general, such underwriting guidelines do not conform to Fannie Mae or Freddie Mac guidelines, the mortgage loans are likely to experience higher rates of delinquency, foreclosure and bankruptcy than if they had been underwritten to a higher standard.

     Approximately 2,985 (or 25.46%) of the mortgage loans in the trust are fixed-rate mortgage loans and approximately 8,420 (or 74.54%) are adjustable-rate mortgage loans, as described in more detail under "--Adjustable-Rate Mortgage Loans" below. Interest on the mortgage loans accrues on the basis of a 360-day year consisting of twelve 30-day months.

     All of the mortgage loans are secured by first or second mortgages, deeds of trust or similar security instruments creating first liens or second liens on residential properties consisting of one-to-four family dwelling units, individual condominium units, manufactured housing or individual units in planned unit developments.

     Pursuant to its terms, each mortgage loan, other than a loan secured by a condominium unit, is required to be covered by a standard hazard insurance policy in an amount equal to the lower of the unpaid principal amount of that mortgage loan or the replacement value of the improvements on the related mortgaged property.

     Generally, a condominium association is responsible for maintaining hazard insurance covering the entire building.

     Approximately 31.39% of the mortgage loans have original loan-to-value ratios at origination, or with respect to second- lien mortgage loans, combined loan-to-value ratios at origination, in excess of 80.00%. The "loan-to-value ratio" of a mortgage loan at any time is defined generally as the ratio of the principal balance of such mortgage loan at the date of determination to (a) in the case of a purchase, the lesser of (i) the sale price of the mortgaged property and (ii) the lesser of (y) its appraised value at the time of sale or
(z) the appraised value determined by a review appraisal conducted by Option One Mortgage Corporation, or (b) in the case of a refinancing or modification, the lesser of (i) the appraised value of the mortgaged property at the time of the refinancing or modification or (ii) the appraised value determined by a review appraisal conducted by Option One Mortgage Corporation.

     The "combined loan-to-value ratio" of a mortgage loan at any time is defined generally as the ratio of the principal balance of the second- lien mortgage loan, together with the outstanding balance of the related first- lien mortgage loan, at the date of determination to (a) in the case of a purchase, the lesser of (i) the sale price of the mortgaged property and (ii) the lesser of (y) its appraised value at the time of sale or (z) the appraised value determined by a review appraisal conducted by Option One Mortgage Corporation, or (b) in the case of a refinancing or modification, the lesser of (i) the appraised value of the mortgaged property at the time of the refinancing or modification or (ii) the appraised value determined by a review appraisal conducted by Option One Mortgage Corporation.

     All of the mortgage loans are fully amortizing.

PREPAYMENT PREMIUMS

     Approximately 75.85% of the mortgage loans provide for payment by the borrower of a prepayment premium (each, a "PREPAYMENT PREMIUM") in connection with certain full or partial prepayments of principal. Generally, each such mortgage loan provides for payment of a Prepayment Premium in connection with certain voluntary, full or partial prepayments made within the period of time specified in the related mortgage note, ranging from one to three years from the date of origination of such mortgage loan, or the penalty period, as described in this prospectus supplement. The amount of the applicable Prepayment Premium, to the extent permitted under applicable federal or state law, is as provided in the related mortgage note. Generally, this amount is equal to six months interest on any amounts prepaid in excess of 20% of the original principal balance of the related mortgage loan during any 12-month period during the applicable penalty period. No mortgage loan imposes a Prepayment Premium for a term in excess of 5 years. Prepayment Premiums collected from borrowers will be paid to the holders of the Class P certificates and will not be available for payment to the LIBOR certificates.

     The servicer may waive (or permit a subservicer to waive) a Prepayment Premium in accordance with the pooling and servicing agreement if such waiver would, in the servicer's judgment, maximize recoveries on the related mortgage loan or the Prepayment Premium is not permitted to be collected under applicable law.

ADJUSTABLE-RATE MORTGAGE LOANS

     All of the adjustable-rate mortgage loans provide for semi-annual adjustment of the related mortgage rate based on the Six-Month LIBOR Loan Index (as described below under "--The Index") as specified in the related mortgage note, and for corresponding adjustments to the monthly payment amount, in each case on each applicable adjustment date (each such date, an "ADJUSTMENT DATE").

     The first adjustment of the interest rates for approximately 92.21% and 0.26% of the adjustable-rate mortgage loans will occur after an initial period of approximately two years following origination (the "2/28 ADJUSTABLE RATE MORTGAGE LOANS" and "2/13 ADJUSTABLE RATE MORTGAGE LOANS", respectively) or in the case of approximately 7.27% and 0.03% of the adjustable-rate mortgage loans, approximately three years following origination (the "3/27 ADJUSTABLE RATE MORTGAGE LOANS" and "3/12 ADJUSTABLE RATE MORTGAGE LOANS", respectively). In addition, the first adjustment of the interest rates for approximately 0.10% of the adjustable-rate mortgage loans will occur after an initial period of approximately fifteen years following origination (the "15/15 ADJUSTABLE RATE MORTGAGE LOANS") and approximately 0.13% of the adjustable-rate mortgage loans will adjust after an initial period of six months (the "6-MONTH ADJUSTABLE RATE MORTGAGE LOANS"). On each Adjustment Date for an adjustable-rate mortgage loan, the mortgage rate will be adjusted to equal the sum, rounded generally to the nearest multiple of 1/8% of the applicable LIBOR index and a fixed percentage amount (the "GROSS MARGIN"), provided, that, all the mortgage rates on each such adjustable-rate mortgage loan will not increase or decrease by more than a fixed percentage (ranging from 1.000% to 1.500%) specified in the related mortgage note (the "PERIODIC CAP") on any related Adjustment Date, except in the case of the first such Adjustment Date, and will not exceed a specified maximum mortgage rate over the life of such mortgage loan (the "MAXIMUM RATE") or be less than a specified minimum mortgage rate over the life of such mortgage loan (the "MINIMUM RATE"). The mortgage rate will not increase or decrease on the first Adjustment Date by more than a fixed percentage specified in the related mortgage note (the "INITIAL CAP"); the Initial Caps range from 1.000% to 4.000% for all of the adjustable-rate mortgage loans. Effective with the first monthly payment due on each adjustable-rate mortgage loan after each related Adjustment Date, the monthly payment amount will be adjusted to an amount that will amortize fully the outstanding principal balance of the related mortgage loan over its remaining term, and pay interest at the mortgage rate as so adjusted. Due to the application of the Initial Caps, Periodic Caps and Maximum Rates, the mortgage rate on each such adjustable-rate mortgage loan, as adjusted on any related Adjustment Date, may be less than the sum of the Loan Index and the related Gross Margin, rounded as described in this prospectus supplement. See "--The Index" below. The adjustable-rate mortgage loans generally do not permit the related borrowers to convert their adjustable mortgage rate to a fixed mortgage rate.

THE INDEX

     With respect to all of the adjustable-rate mortgage loans, the Loan Index used in determining the related mortgage rates is the average of the interbank offered rates for six-month United States dollar deposits in the London market, calculated as provided in the related mortgage note (the "SIX-MONTH LIBOR LOAN INDEX"), as most recently available either as of (1) the first business day occurring in a specified period of time prior to such Adjustment Date, (2) the first business day of the month preceding the month of such Adjustment Date or
(3) the last business day of the second month preceding the month in which such Adjustment Date occurs, as specified in the related mortgage note. In the event that the Loan Index becomes unavailable or otherwise unpublished, the servicer will select a comparable alternative index over which it has no direct control and which is readily verifiable.

JUNIOR LIENS

     Approximately 0.21% of the mortgage loans are secured by second-liens on the related mortgaged properties. The range of combined loan-to-value ratios at origination of these second-lien mortgage loans is approximately 34.22% to 100.00%, and the weighted average combined loan-to-value ratio at origination of these second-lien mortgage loans is approximately 76.38%.

The range of credit scores at origination (not including credit scores that were unavailable) of these second-lien mortgage loans is approximately 513 to 774 and the weighted average credit score at origination of these second-lien mortgage loans is approximately 628.

UNDERWRITING GUIDELINES

     General. The mortgage loans will have been originated generally in accordance with Option One Mortgage Corporation's guidelines (the "OPTION ONE GUIDELINES"). On a case-by-case basis, exceptions to the Option One Guidelines are made where compensating factors exist. Except as specifically stated herein, the Option One Guidelines are the same for first lien mortgage loans and second lien mortgage loans.

     Underwriting Standards. The Option One Guidelines are primarily intended to assess (i) the value of the mortgaged property and to evaluate the adequacy of such property as collateral for the mortgage loan and (ii) the creditworthiness of the related mortgagor. The mortgage loans were also generally underwritten with a view toward resale in the secondary market. The mortgage loans generally bear higher rates of interest than mortgage loans that are originated in accordance with customary Fannie Mae and Freddie Mac standards.

     Each applicant completes an application which includes information with respect to the applicant's liabilities, income, credit history, employment history and personal information. The Option One Guidelines require a credit report on each applicant from a credit reporting company. The report typically contains information relating to such matters as credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcies, repossessions or judgments. Mortgaged properties that are to secure mortgage loans generally are appraised by qualified independent appraisers. Such appraisers inspect and appraise the subject property and verify that such property is in acceptable condition. Following each appraisal, the appraiser prepares a report which includes a market value analysis based on recent sales of comparable homes in the area and, when deemed appropriate, replacement cost analysis based on the current cost of constructing a similar home. All appraisals are required to conform to the Uniform Standards of Professional Appraisal Practice adopted by the Appraisal Standards Board of the Appraisal Foundation and are generally on forms acceptable to Freddie Mac. The Option One Guidelines require a review of the appraisal by a loan underwriter, who may request a written review by an independent appraiser retained by Option One.

     The mortgage loans were originated under three separate origination programs known as "Legacy," "Legacy Plus" and "Legacy Latitude" Each of the Legacy program and the Legacy Plus program requires that all borrowers have a FICO Score (as defined herein) of 500 or higher. Legacy Latitude is a FICO Score based program that has no assignment of risk grades but provides for trade line requirements and LTV limitations based on mortgage delinquency at the time of funding, open Chapter 13 bankruptcies and recently dismissed bankruptcies. Under the Legacy Latitude program, there is a minimum FICO Score of 560 and the maximum LTV is determined by income type, property type, occupancy and credit score. A "FICO Score" is a statistical ranking of likely future credit performance developed by Fair, Isaac and Co., Inc. and the three national credit data repositories--Equifax, TransUnion and Experian. The mortgage loans were originated consistent with and generally conform to the Option One Guidelines' "Full

Documentation", "Lite Documentation", "Stated Income Documentation" and "No Documentation" residential loan programs. Under each of the programs, Option One Mortgage Corporation reviews the applicant's source of income, calculates the amount of income from sources indicated on the loan application or similar documentation, reviews the credit history of the applicant, calculates the debt service-to-income ratio to determine the applicant's ability to repay the loan, reviews the type and use of the property being financed, and reviews the property. In determining the ability of the applicant to repay the loan, a rate (the "QUALIFYING RATE") has been created under the Option One Guidelines that generally is equal to the lesser of the fully indexed interest rate on the loan being applied for or one percent above the initial interest rate on such loan. The Option One Guidelines require that mortgage loans be underwritten in a standardized procedure which complies with applicable federal and state laws and regulations and requires Option One Mortgage Corporation's underwriters to be satisfied that the value of the property being financed, as indicated by an appraisal and a review of the appraisal, currently supports the outstanding loan balance. In general, the maximum loan amount for mortgage loans originated under the programs is $400,000. Mortgage loans may, however, be originated generally up to $950,000. The Option One Guidelines permit one- to four-family loans to have loan-to-value ratios (each, an "LTV") at origination of generally up to 80% (except as otherwise described below), depending on, among other things, the purpose of the mortgage loan, a mortgagor's credit history, repayment ability and debt service-to-income ratio, as well as the type and use of the property. References to LTV's in this section include the principal balance of the senior lien when referring to a second lien mortgage loan. With respect to mortgage loans where the review of the appraisal results in a valuation of the mortgaged property that is more than (i) 10% less in the case of mortgage loans with LTV's less than or equal to 80% or (ii) 5% less in the case of mortgage loans with LTV's in excess of 80%, the LTV of the related mortgage loan is based on the valuation obtained in the review of the original appraisal. With respect to mortgage loans secured by mortgaged properties acquired by a mortgagor under a "lease option purchase," the LTV of the related mortgage loan is based on the lower of the appraised value at the time of origination of such mortgage loan or the sale price of the related mortgaged property if the "lease option purchase price" was set less than 12 months prior to origination and is based on the appraised value at the time of origination if the "lease option purchase price" was set 12 months or more prior to origination. There can be no assurance that the value of a mortgaged property estimated in any appraisal or review is equal to the actual value of such mortgaged property at the time of such appraisal or review. Furthermore, there can be no assurance that the actual value of a mortgaged property has not declined subsequent to the time of such appraisal or review.

     The No Documentation program is only available under the AA+ credit grade for owner occupied single family residences, planed unit developments, condominiums, and 2-unit properties and second home single family residences, planned unit developments and condominiums. The credit criteria for a borrower under the No Documentation program is the same for a borrower under the AA+ credit grade but the program does not require any statement or proof of income, employment or assets. The credit decision is based on the borrower's credit score and credit trade lines. With respect to any second lien mortgage loan, the minimum loan amount for such second lien mortgage loan is 20% of the related first lien mortgage loan, if the LTV of such mortgage loan is at the maximum LTV of the related program. The minimum loan amount for such second lien mortgage loan is 10% of the related first lien mortgage loan, if the

LTV of such mortgage loan is 10% below the maximum LTV of the related program. If any related senior lien mortgage loan has a balloon payment, the second lien mortgage loan must mature before such balloon payment. Balloon loans are only allowed under the fixed rate program The Option One Guidelines require that income be verified for each applicant and that the source of funds (if any) required to be deposited by the applicant into escrow under its various programs be as follows. Under the Full Documentation program, applicants generally are required to submit verification of stable income for 24 months (or, if the LTV is less than or equal to 80%, for 12 months). Under the Lite Documentation program, applicants generally are required to submit 3 months' bank statements or a pay stub as verification of income. Under the Stated Income Documentation program, an applicant may be qualified based upon monthly income as stated on the mortgage loan application if the applicant meets certain criteria. All the foregoing programs require that with respect to salaried employees there be a telephone verification of the applicant's employment. Verification of the source of funds (if any) required to be deposited by the applicant into escrow in the case of a purchase money loan is generally required under the Full Documentation program guidelines. No such verification is required under the other programs.

     The Option One Guidelines have the following categories and criteria for grading the potential likelihood that an applicant will satisfy the repayment obligations of a mortgage loan. The risk grades set forth below apply to mortgage loans originated under the Legacy and the Legacy Plus program and additional requirements for mortgage loans originated under the Legacy Plus program are noted.

     "AA+" Risk. Under the "AA+" risk category, the applicant must have generally repaid installment or revolving debt according to its terms. No 30-day late payment within the last 12 months is acceptable on an existing mortgage loan if the LTV is greater than 95%. A maximum of one 30-day late payment within the last 12 months is acceptable on an existing mortgage loan and if the LTV is greater than 80%, no 60-day late payments are allowed and the mortgage loan must be current at the time of application and funding. If the LTV is greater than 80%, no charge-offs may have been filed in the last 24 months and if the LTV is less than or equal to 80%, no open charge-offs may remain open after the funding of the loan. No bankruptcy or notice of default filings may have occurred during the preceding five years, with respect to a retail mortgage loan, or three years, with respect to a wholesale mortgage loan, and the mortgagor must have re-established a minimum of three trade lines, not including mortgages, all paid as agreed for 24 months, if the LTV is greater than 80%. If the LTV is less than or equal to 80%, no bankruptcy or notice of default filings may have occurred during the preceding 3 years. A maximum LTV of 100% is permitted on a owner-occupied single family, condominium or two-unit property. The debt service-to-income ratio generally is 50% or less depending on the Qualifying Rate and LTV. The applicant must have a FICO Score of 620 or higher, with respect to a retail mortgage loan or 660 or higher, with respect to a wholesale mortgage loan.

     "AA" Risk. Under the "AA" risk category, the applicant must have generally repaid installment or revolving debt according to its terms. A maximum of one 30-day late payment, and no 60-day late payments, within the last 12 months is acceptable on an existing mortgage loan and, in addition to the foregoing, no more than three 30-day late payments within the last 24 months is acceptable on an existing mortgage loan with an LTV greater than 80%. An existing mortgage loan is not required to be current at the time the application is submitted. No open collection accounts or open charge-offs filed within the last 12 months may remain open after the funding of the loan. No bankruptcies or foreclosures may have occurred during the preceding three years; provided, however, that if the mortgagor's chapter 13 bankruptcy has been discharged during the past three years and the mortgagor has re-established a credit history otherwise complying with the credit parameters set forth in this paragraph, then the mortgagor may qualify for a mortgage loan on LTV's less than or equal to 80%. The mortgaged property must be in at least average condition. A maximum LTV of 95% (or 90% for mortgage loans originated under the Stated Income Documentation or Lite Documentation programs) is permitted for a mortgage loan on a single family, condominium or two-unit owner-occupied property. A maximum LTV of 80% (or 75% for mortgage loans originated under the Lite Documentation program or 70% for mortgage loans originated under the Stated Income Documentation program) is permitted on an owner-occupied three- to four-family residential property (or 75% for mortgage loans on a non-owner-occupied property under the Full Documentation program or 70% for mortgage loans on a non-owner occupied property under the Lite Documentation program). A maximum LTV of 85% is permitted for a second lien mortgage loan. The debt service-to-income ratio generally ranges from 50% or less to 55% or less depending on the Qualifying Rate and the LTV. In addition, under the Legacy Plus "AA" risk category, the applicant must have a FICO Score of 580 or higher and no bankruptcies or foreclosures may have occurred during the preceding two years.

     "A" Risk. Under the "A" risk category, an applicant must have generally repaid installment or revolving debt according to its terms. A maximum of two 30-day late payments, and no 60-day late payments, within the last 12 months is acceptable on an existing mortgage loan. An existing mortgage loan is not required to be current at the time the application is submitted. Minor derogatory items are allowed as to non-mortgage credit, and a letter of explanation may be required under the Full Documentation program. Open collection accounts or open charge-offs filed within the last 12 months may remain open after funding of the loan up to $500 per account. No bankruptcies may have occurred during the preceding two years; provided, however, that if the mortgagor's chapter 13 bankruptcy has been discharged during the past two years and the mortgagor has reestablished a credit history otherwise complying with the credit parameters set forth in this paragraph, then the mortgagor may qualify for a mortgage loan, if the LTV is less than or equal to 80%. No foreclosures may have occurred during the preceding two years. The mortgaged property must be in at least average condition. A maximum LTV of 90% (or 80% for any second lien mortgage loan) is permitted for a mortgage loan on a single family, condominium or two unit owner-occupied property. A maximum LTV of 80% (or 75% for mortgage loans originated under the Lite Documentation program or 70% for mortgage loans originated under the Stated Income Documentation program) is permitted for a mortgage loan on an owner-occupied three- to four-family residential property. A maximum LTV of 75% (or 70% for mortgage loans originated under the Lite Documentation program or 60% for mortgage loans originated under the Stated Income Documentation program) is permitted for a mortgage loan on a non-owner-occupied property. The debt service-to-income ratio generally ranges from 50% or less to 55% or less depending on the Qualifying Rate and the LTV. In addition, under the Legacy Plus "A" risk category, the applicant must have a FICO Score of 560 or higher.

     "B" Risk. Under the "B" risk category, an applicant must have generally repaid installment or revolving debt according to its terms. A maximum of four 30-day late payments or, if the LTV is less than or equal to 80%, two 30-day and one 60-day late payments, within the last 12 months, is acceptable on an existing mortgage loan. If the LTV is greater than 80%, under the Legacy "B" risk category, a maximum of one 60-day late payment within the last 24 months is acceptable on an existing mortgage loan and under the Legacy Plus "B" risk category, a maximum of one 60-day late payment within the last 18 months is acceptable on an existing mortgage loan. An existing mortgage loan is not required to be current at the time the application is submitted. Generally, no more than $1,000 per account, if the LTV is greater than 80%, or $1,500 per account if the LTV is less than or equal to 80% in open charge-offs or collection accounts filed within the last 12 months may remain open after the funding of the loan. No bankruptcies or foreclosures by the applicant may have occurred during the preceding 18 months if the LTV is less than or equal to 80% or 24 months (or 18 months with respect to any mortgage loan originated under the Legacy Plus "B" category) if the LTV is greater than 80%; provided, however, that if the mortgagor's chapter 13 bankruptcy has been discharged during the past 18 months and the mortgagor has re-established a credit history otherwise complying with the credit parameters set forth in this paragraph, then the mortgagor may qualify for a mortgage loan, if the LTV is less than or equal to 80%. The mortgaged property must be in at least average condition. A maximum LTV of 85% is permitted for a mortgage loan on an owner-occupied single family, condominium or two-unit property. A maximum LTV of 80% (or 75% for mortgage loans originated under the Lite Documentation program or 65% for mortgage loans originated under the Stated Income Documentation program) is permitted for a mortgage loan on an owner occupied three- to four- family residential property. A maximum LTV of 75% (or 70% for mortgage loans originated under the Lite Documentation program or 60% for mortgage loans originated under the Stated Income Documentation program) is permitted for a mortgage loan on a non-owner-occupied property. The debt service-to-income ratio generally ranges from 50% or less to 55% or less depending on the Qualifying Rate and the LTV. In addition, under the Legacy Plus "B" risk category, the applicant must have a FICO Score of 540 or higher.

     "C" Risk. Under the "C" risk category, an applicant may have experienced significant credit problems in the past. A maximum of six 30-day late payments, one 60-day late payment and one 90-day late payment, within the last 12 months is acceptable on an existing mortgage loan. However, more than six 30-day late payments within the last 12 months are acceptable if there are no 60-day or 90-day late payments within the last 12 months. An existing mortgage loan is not required to be current at the time the application is submitted. As to non-mortgage credit, significant prior defaults may have occurred. No more than $3,000 per account in open charge-offs or collection accounts filed within the last 12 months may remain open after the funding of the loan. No bankruptcies or foreclosures by the applicant may have occurred during the preceding 12 months; provided, however, that if the mortgagor's chapter 13 bankruptcy has been discharged during the past 12 months and the mortgagor has re-established a credit history otherwise complying with the credit parameters set forth in this paragraph, then the mortgagor may qualify for a mortgage loan. The mortgaged property must be in adequate condition. Generally, a maximum LTV of 75% (or 70% for mortgage loans originated under the Lite Documentation or Stated Income Documentation programs) for a mortgage loan on an owner-occupied single family, condominium or two-unit property is permitted. A maximum LTV of

75% (or 70% for mortgage loans originated under the Lite Documentation program or 65% for mortgage loans originated under the Stated Income Documentation program) is permitted for a mortgage loan on an owner-occupied three- to four-family residential property. A maximum LTV of 70% (or 65% for mortgage loans originated under the Lite Documentation program) is permitted for a mortgage loan on a non-owner-occupied property. The debt service-to-income ratio generally ranges from 55% or less to 60% or less depending on the Qualifying Rate and the LTV. In addition, under the Legacy Plus "C" risk category, the applicant must have a FICO Score of 520 or higher.

     "CC" Risk. Under the "CC" risk category, an applicant may have experienced significant credit problems in the past. As to mortgage credit, mortgage delinquency, including foreclosure proceedings, will be considered on a case-by-case basis. As to non-mortgage credit, significant prior defaults may have occurred. Open charge-offs or collection accounts may remain open after the funding of the loan. The mortgaged property may exhibit some deferred maintenance. A maximum LTV of 65% (or 60% non-owner-occupied for mortgage loans originated under the Lite Documentation program) is permitted for a mortgage loan on either an owner-occupied property or a non-owner-occupied property. The debt service-to-income ratio generally is 60% or less depending on the Qualifying Rate and the LTV.

     Exceptions. As described above, the foregoing risk categories and criteria are guidelines only. On a case-by-case basis, it may be determined that an applicant warrants a risk category upgrade, a debt service-to-income ratio exception, a pricing exception, a loan-to-value exception, a FICO score exception or an exception from certain requirements of a particular risk category (collectively called an "upgrade" or an "exception"). An upgrade or exception may generally be allowed if the application reflects certain compensating factors, among others: low LTV; pride of ownership; a maximum of one 30-day late payment on all mortgage loans during the last 12 months; stable employment or ownership of current residence of five or more years. An upgrade or exception may also be allowed if the applicant places a down payment through escrow of at least 20% of the purchase price of the mortgaged property, or if the new loan reduces the applicant's monthly aggregate mortgage payment by 25% or more. Accordingly, certain mortgagors may qualify in a more favorable risk category that, in the absence of such compensating factors, would satisfy only the criteria of a less favorable risk category.

THE MORTGAGE LOANS

     The mortgage loans are expected to have the following approximate aggregate characteristics as of the cut-off date:

Cut-off date principal balance of mortgage loans...............................  $    1,789,485,622
Cut-off date principal balance of fixed-rate mortgage loans....................  $      455,538,883
Cut-off date principal balance of adjustable-rate mortgage loans...............  $    1,333,946,738
   Mortgage Rates:
      Weighted average.........................................................               7.575%
      Range....................................................................    3.350% to 13.000%
   Margin:
      Weighted average of the adjustable-rate mortgage loans...................               5.605%
      Range....................................................................    2.550% to 10.500%
Weighted average months to roll of adjustable-rate mortgage loans (in months)..                  22
Weighted average remaining term to maturity (in months)........................                 353


     The scheduled principal balances of the mortgage loans range from approximately $46,404 to approximately $1,476,230. The mortgage loans had an average scheduled principal balance of approximately $156,904.

     The weighted average combined loan-to-value ratio at origination of the mortgage loans is approximately 78.01% and approximately 31.39% of the mortgage loans have combined loan-to-value ratios at origination exceeding 80.00%.

     Approximately 99.79% of the mortgage loans are secured by first liens. Approximately 0.21% of the mortgage loans are secured by second liens.

     No more than approximately 0.24% of the mortgage loans are secured by mortgaged properties located in any one zip code area.

     The responsible party will represent that

     o none of the mortgage loans sold by it is classified as a (a) "high cost" loan under the Home Ownership and Equity Protection Act of 1994 or (b) "high cost home," "threshold," "covered," "high risk home" or "predatory" loan under any other applicable federal, state or local law;

     o none of the mortgage loans has a prepayment penalty period at origination in excess of five years;

     o none of the mortgage loans secured by property located in the State of Georgia was originated on or prior to March 7, 2003; and

     o in connection with the origination of the mortgage loans, no proceeds from a mortgage loan were used to finance a single-premium credit life insurance policy.

     See "Description of the Certificates--Representations and Warranties Relating to the Mortgage Loans" in this prospectus supplement.

     The following tables set forth certain statistical information with respect to the mortgage loans. Due to rounding, the percentages shown may not precisely total 100.00%.

                            AGGREGATE MORTGAGE LOANS

                                 PRODUCT TYPES

                                                                                     % OF
                                                                                   MORTGAGE
                                                                                  LOAN POOL BY                 WEIGHTED    WEIGHTED
                                                                                   AGGREGATE                    AVERAGE    AVERAGE
                                                   NUMBER OF   AGGREGATE CUT-OFF  CUT-OFF DATE    WEIGHTED     REMAINING   COMBINED
                                                    MORTGAGE     DATE PRINCIPAL    PRINCIPAL    AVERAGE GROSS    TERM      ORIGINAL
                      PRODUCT TYPES                  LOANS         BALANCE         BALANCE     INTEREST RATE   (MONTHS)    LTV (%)
                      -------------                  -----     -----------------  -----------  -------------   --------    -------
Fixed - 10 Year..................................        10    $         709,912      0.04%         8.218%        117       62.00%
Fixed - 15 Year..................................       227           24,114,343      1.35          7.591         177       69.18
Fixed - 20 Year..................................       132           14,133,907      0.79          7.842         237       74.04
Fixed - 30 Year..................................     2,616          416,580,721     23.28          7.424         357       75.53
ARM - 6 Month....................................        11            1,740,280      0.10          7.928         352       83.00
ARM - 3 Year/6 Month LIBOR/15 Year...............         2              427,638      0.02          6.976         176       79.99
ARM - 15 Year/6 Month LIBOR......................        11            1,365,203      0.08          7.454         356       72.41
ARM - 2 Year/6 Month LIBOR.......................     7,677        1,229,984,860     68.73          7.612         357       79.08
ARM - 2 Year/6 Month LIBOR/15 Year...............        40            3,465,638      0.19          7.988         177       70.88
ARM - 3 Year/6 Month LIBOR.......................       679           96,963,119      5.42          7.687         357       78.19
                                                     ------    -----------------    ------     ----------      --------     -------
            TOTAL/WEIGHTED AVERAGE/
            % OF MORTGAGE LOAN POOL:.............    11,405    $   1,789,485,622    100.00%         7.575%        353       78.01%
                                                     ======    =================    ======     ==========      ========     =======


                            AGGREGATE MORTGAGE LOANS

                          RANGE OF GROSS INTEREST RATES

                                                                                         % OF
                                                                                       MORTGAGE
                                                                                     LOAN POOL BY                WEIGHTED   WEIGHTED
                                                                                      AGGREGATE                  AVERAGE    AVERAGE
                                                     NUMBER OF    AGGREGATE CUT-OFF  CUT-OFF DATE  WEIGHTED      REMAINING  COMBINED
                                                     MORTGAGE       DATE PRINCIPAL    PRINCIPAL  AVERAGE GROSS    TERM      ORIGINAL
             RANGE OF GROSS INTEREST RATES (%)         LOANS           BALANCE         BALANCE   INTEREST RATE   (MONTHS)    LTV (%)
             ---------------------------------         -----           -------         -------   -------------   --------    -------
3.000%-3.999%......................................         1     $         206,650       0.01%      3.350%        356       80.00%
4.000%-4.999%......................................         5               940,171       0.05       4.894         357       76.53
5.000%-5.999%......................................       497           108,092,252       6.04       5.693         355       73.22
6.000%-6.999%......................................     2,644           518,991,467      29.00       6.612         352       76.22
7.000%-7.999%......................................     3,781           601,485,068      33.61       7.539         353       79.10
8.000%-8.999%......................................     2,858           385,082,015      21.52       8.488         353       79.90
9.000%-9.999%......................................     1,189           133,610,845       7.47       9.452         352       78.80
10.000%-10.999%....................................       329            33,198,904       1.86      10.417         351       77.44
11.000%-11.999%....................................        85             6,929,684       0.39      11.365         348       75.09
12.000%-12.999%....................................        15               898,750       0.05      12.432         348       70.53
13.000%-13.999%....................................         1                49,817       0.00      13.000         178       57.01
                                                       ------     -----------------     ------       -----         ---       -----
            TOTAL/WEIGHTED AVERAGE/
            % OF MORTGAGE LOAN POOL:...............    11,405     $   1,789,485,622     100.00%      7.575%        353       78.01%
                                                       ======     =================     ======       =====         ===       =====

            Minimum:  3.350%
            Maximum:  13.000%
            Weighted Average:  7.575%

                            AGGREGATE MORTGAGE LOANS

                    RANGE OF CUT-OFF DATE PRINCIPAL BALANCES

                                                                                   % OF
                                                                                 MORTGAGE
                                                                               LOAN POOL BY                  WEIGHTED     WEIGHTED
                                                                                 AGGREGATE                    AVERAGE      AVERAGE
                                                NUMBER OF   AGGREGATE CUT-OFF  CUT-OFF DATE    WEIGHTED      REMAINING    COMBINED
                                                MORTGAGE     DATE PRINCIPAL      PRINCIPAL   AVERAGE GROSS     TERM     ORIGINAL LTV
RANGE OF CUT-OFF DATE PRINCIPAL BALANCES ($)      LOANS          BALANCE          BALANCE    INTEREST RATE   (MONTHS)       (%)
--------------------------------------------      -----          -------          -------    -------------   --------    ----------
$25,001-$50,000................................     148      $    7,366,464        0.41%        8.715%         312        63.15%
$50,001-$75,000................................   1,756         110,867,090        6.20         8.513          344        76.91
$75,001-$100,000...............................   1,757         154,569,538        8.64         8.175          351        77.96
$100,001-$125,000..............................   1,590         178,583,143        9.98         7.878          351        78.36
$125,001-$150,000..............................   1,421         195,181,910       10.91         7.687          352        77.64
$150,001-$175,000..............................   1,094         177,149,933        9.90         7.527          354        78.00
$175,001-$200,000..............................     865         162,478,908        9.08         7.483          354        77.55
$200,001-$225,000..............................     692         147,217,841        8.23         7.357          355        77.76
$225,001-$250,000..............................     512         121,451,388        6.79         7.419          355        77.97
$250,001-$275,000..............................     388         101,827,591        5.69         7.243          356        78.19
$275,001-$300,000..............................     307          88,155,490        4.93         7.277          353        78.13
$300,001-$325,000..............................     194          60,695,160        3.39         7.262          356        79.27
$325,001-$350,000..............................     178          60,080,755        3.36         7.245          357        80.88
$350,001-$375,000..............................     113          40,972,070        2.29         7.053          354        80.01
$375,001-$400,000..............................     118          45,914,315        2.57         7.200          354        78.08
$400,001-$425,000..............................      61          25,100,398        1.40         7.218          355        80.01
$425,001-$450,000..............................      48          21,061,112        1.18         7.196          356        77.62
$450,001-$475,000..............................      28          12,985,778        0.73         7.012          357        83.08
$475,001-$500,000..............................      49          24,122,978        1.35         7.096          357        78.89
$500,001-$750,000..............................      74          42,587,032        2.38         7.056          354        78.19
$750,001-$1,000,000............................      11           9,640,497        0.54         6.461          356        63.80
$1,000,001>=...................................       1           1,476,230        0.08         6.850          357        78.81
                                                 ------      --------------      ------         -----          ---        -----
            TOTAL/WEIGHTED AVERAGE/
            % OF MORTGAGE LOAN POOL:...........  11,405      $1,789,485,622      100.00%        7.575%         353        78.01%
                                                 ======      ==============      ======         =====          ===        =====


            Minimum:  $46,404
            Maximum:  $1,476,230
            Average:  $156,904

                            AGGREGATE MORTGAGE LOANS


                                 ORIGINAL TERMS

                                                                                     % OF
                                                                                   MORTGAGE
                                                                                 LOAN POOL BY                   WEIGHTED   WEIGHTED
                                                                                   AGGREGATE                    AVERAGE    AVERAGE
                                                  NUMBER OF   AGGREGATE CUT-OFF  CUT-OFF DATE     WEIGHTED      REMAINING  COMBINED
                                                  MORTGAGE     DATE PRINCIPAL      PRINCIPAL    AVERAGE GROSS     TERM     ORIGINAL
             ORIGINAL TERMS (MONTHS)                LOANS         BALANCE           BALANCE     INTEREST RATE   (MONTHS)    LTV (%)
             -----------------------                -----         -------           -------     -------------   --------    -------
120 ............................................        10     $      709,912         0.04%         8.218%         117      62.00%
180 ............................................       270         28,062,234         1.57          7.634          177      69.60
240 ............................................       132         14,133,907         0.79          7.842          237      74.04
360 ............................................    10,993      1,746,579,568        97.60          7.571          357      78.18
                                                    ------     --------------       ------          -----          ---      -----
            TOTAL/WEIGHTED AVERAGE/
            % OF MORTGAGE LOAN POOL: ...........    11,405     $1,789,485,622       100.00%         7.575%         353      78.01%
                                                    ======     ==============       ======          =====          ===      =====

                  Minimum:  120
                  Maximum:  360
                  Weighted Average:  356

                            RANGE OF REMAINING TERMS

                                                                                     % OF
                                                                                   MORTGAGE
                                                                                 LOAN POOL BY                   WEIGHTED   WEIGHTED
                                                                                   AGGREGATE                    AVERAGE    AVERAGE
                                                  NUMBER OF   AGGREGATE CUT-OFF  CUT-OFF DATE     WEIGHTED      REMAINING  COMBINED
                                                  MORTGAGE     DATE PRINCIPAL      PRINCIPAL    AVERAGE GROSS     TERM     ORIGINAL
             RANGE OF REMAINING TERMS (MONTHS)      LOANS         BALANCE           BALANCE     INTEREST RATE   (MONTHS)    LTV (%)
             ---------------------------------      -----         -------           -------     -------------   --------    -------
61-120 ........................................        10     $      709,912         0.04%          8.218%         117       62.00%
121-180 .......................................       270         28,062,234         1.57           7.634          177       69.60
181-240 .......................................       132         14,133,907         0.79           7.842          237       74.04
301-360 .......................................    10,993      1,746,579,568        97.60           7.571          357       78.18
                                                   ------     --------------       ------           -----          ---       -----
            TOTAL/WEIGHTED AVERAGE/
            % OF MORTGAGE LOAN POOL: ..........    11,405     $1,789,485,622       100.00%          7.575%         353       78.01%
                                                   ======     ==============       ======           =====          ===       =====

                  Minimum:  116
                  Maximum:  358
                  Weighted Average:  353

                            AGGREGATE MORTGAGE LOANS

                      RANGE OF COMBINED ORIGINAL LTV RATIOS

                                                                                      % OF
                                                                                     MORTGAGE
                                                                                    LOAN POOL BY                 WEIGHTED   WEIGHTED
                                                                                     AGGREGATE                    AVERAGE    AVERAGE
                                                       NUMBER OF  AGGREGATE CUT-OFF CUT-OFF DATE    WEIGHTED     REMAINING  COMBINED
                                                       MORTGAGE    DATE PRINCIPAL    PRINCIPAL    AVERAGE GROSS     TERM    ORIGINAL
            RANGE OF COMBINED ORIGINAL LTV RATIOS (%)   LOANS         BALANCE         BALANCE     INTEREST RATE   (MONTHS)   LTV (%)
            -----------------------------------------   -----         -------         -------     -------------   --------   -------
10.01%-15.00% .......................................       2    $       99,326          0.01%        8.000%         267      13.11%
15.01%-20.00% .......................................       6           392,766          0.02         7.426          334      18.42
20.01%-25.00% .......................................      24         2,230,552          0.12         7.547          335      22.75
25.01%-30.00% .......................................      24         2,253,370          0.13         7.387          320      28.11
30.01%-35.00% .......................................      56         6,787,980          0.38         7.189          342      32.65
35.01%-40.00% .......................................      69         8,000,246          0.45         7.154          341      37.81
40.01%-45.00% .......................................     102        14,204,549          0.79         7.149          343      42.59
45.01%-50.00% .......................................     167        23,523,432          1.31         7.219          349      47.81
50.01%-55.00% .......................................     218        33,972,522          1.90         7.267          345      53.10
55.01%-60.00% .......................................     350        53,769,629          3.00         7.297          349      57.75
60.01%-65.00% .......................................     652       105,092,710          5.87         7.512          352      63.51
65.01%-70.00% .......................................     916       152,648,734          8.53         7.397          351      68.83
70.01%-75.00% .......................................   1,317       214,853,849         12.01         7.668          352      74.03
75.01%-80.00% .......................................   3,965       610,006,551         34.09         7.561          354      79.65
80.01%-85.00% .......................................     803       122,826,979          6.86         7.521          353      84.47
85.01%-90.00% .......................................   1,693       273,515,984         15.28         7.770          355      89.74
90.01%-95.00% .......................................     971       155,460,947          8.69         7.689          355      94.76
95.01%-100.00% ......................................      70         9,845,496          0.55         7.974          352      99.63
                                                       ------    --------------        ------         -----          ---      -----
            TOTAL/WEIGHTED AVERAGE/
            % OF MORTGAGE LOAN POOL: ................  11,405    $1,789,485,622        100.00%        7.575%         353      78.01%
                                                       ======    ==============        ======         =====          ===      =====


                  Minimum:  11.71%
                  Maximum:  100.00%
                  Weighted Average:  78.01%

                            AGGREGATE MORTGAGE LOANS

                             RANGE OF GROSS MARGINS

                                                                                  % OF
                                                                                 MORTGAGE
                                                                               LOAN POOL BY                  WEIGHTED    WEIGHTED
                                                                                 AGGREGATE      WEIGHTED      AVERAGE    AVERAGE
                                                 NUMBER OF  AGGREGATE CUT-OFF  CUT-OFF DATE   AVERAGE GROSS  REMAINING   COMBINED
                                                 MORTGAGE    DATE PRINCIPAL      PRINCIPAL      INTEREST       TERM      ORIGINAL
            RANGE OF GROSS MARGINS (%)            LOANS         BALANCE           BALANCE         RATE       (MONTHS)     LTV (%)
            --------------------------            -----         -------           -------         ----       --------     -------
Fixed Rate Loans ..............................    2,985     $  455,538,883        25.46%         7.447%        343        75.13%
2.550%-3.500% .................................      105         23,518,406         1.31          5.870         356        72.15
3.501%-4.000% .................................      323         67,719,489         3.78          6.113         356        72.77
4.001%-4.500% .................................      696        134,745,234         7.53          6.474         356        76.69
4.501%-5.000% .................................    1,109        195,421,206        10.92          6.907         356        79.01
5.001%-5.500% .................................    1,482        245,975,003        13.75          7.341         356        80.32
5.501%-6.000% .................................    1,482        221,286,276        12.37          7.813         356        80.04
6.001%-6.500% .................................    1,253        184,279,481        10.30          8.190         356        79.70
6.501%-7.000% .................................      900        124,416,769         6.95          8.564         355        79.81
7.001%-7.500% .................................      477         63,361,083         3.54          8.960         356        80.64
7.501%-8.000% .................................      401         50,183,474         2.80          9.576         356        78.56
8.001%-8.500% .................................      116         14,630,441         0.82          9.798         356        79.85
8.501%-9.000% .................................       42          4,909,435         0.27         10.119         357        80.30
9.001%-9.500% .................................       23          2,407,333         0.13         10.677         357        76.57
9.501%-10.000% ................................        6            556,715         0.03         10.244         339        80.16
10.001%-10.500% ...............................        5            536,393         0.03         10.992         356        84.51
                                                  ------     --------------       ------          -----         ---        -----
            TOTAL/WEIGHTED AVERAGE/
            % OF MORTGAGE LOAN POOL: ..........   11,405     $1,789,485,622       100.00%         7.575%        353        78.01%
                                                  ======     ==============       ======          =====         ===        =====

                  Non-Zero Minimum:  2.550%
                  Maximum:  10.500%
                  Non-Zero Weighted Average:  5.605%

                            AGGREGATE MORTGAGE LOANS

                         RANGE OF MINIMUM MORTGAGE RATES

                                                                                  % OF
                                                                                 MORTGAGE
                                                                               LOAN POOL BY                  WEIGHTED    WEIGHTED
                                                                                 AGGREGATE      WEIGHTED      AVERAGE    AVERAGE
                                                 NUMBER OF  AGGREGATE CUT-OFF  CUT-OFF DATE   AVERAGE GROSS  REMAINING   COMBINED
                                                 MORTGAGE    DATE PRINCIPAL      PRINCIPAL      INTEREST       TERM      ORIGINAL
             RANGE OF MINIMUM MORTGAGE RATES (%)  LOANS         BALANCE           BALANCE         RATE       (MONTHS)     LTV (%)
             -----------------------------------  -----         -------           -------         ----       --------     -------
Fixed Rate Loans ...............................   2,985     $  455,538,883        25.46%         7.447%        343        75.13%
3.350%-3.500% ..................................       1            206,650         0.01          3.350         356        80.00
4.501%-5.000% ..................................       5            940,171         0.05          4.894         357        76.53
5.001%-5.500% ..................................     128         28,660,391         1.60          5.305         357        73.52
5.501%-6.000% ..................................     320         68,410,662         3.82          5.832         356        74.12
6.001%-6.500% ..................................     647        134,816,375         7.53          6.330         356        77.80
6.501%-7.000% ..................................   1,146        217,265,465        12.14          6.816         356        79.30
7.001%-7.500% ..................................   1,212        200,209,534        11.19          7.310         356        79.56
7.501%-8.000% ..................................   1,566        243,697,926        13.62          7.794         356        80.15
8.001%-8.500% ..................................   1,122        161,510,827         9.03          8.290         356        80.05
8.501%-9.000% ..................................   1,087        142,598,993         7.97          8.770         356        79.58
9.001%-9.500% ..................................     529         63,811,109         3.57          9.274         356        79.74
9.501%-10.000% .................................     373         42,737,688         2.39          9.788         356        78.02
10.001%-10.500% ................................     136         14,932,756         0.83         10.249         355        77.99
10.501%-11.000% ................................      94          9,806,413         0.55         10.791         357        75.93
11.001%-11.500% ................................      30          2,583,665         0.14         11.239         357        72.88
11.501%-12.000% ................................      15          1,266,753         0.07         11.725         357        76.55
12.001%-12.500% ................................       7            377,740         0.02         12.242         356        66.44
12.501%-13.000% ................................       2            113,623         0.01         12.779         355        65.00
                                                  ------     --------------       ------          -----         ---        -----
            TOTAL/WEIGHTED AVERAGE/
            % OF MORTGAGE LOAN POOL: ...........  11,405     $1,789,485,622       100.00%         7.575%        353        78.01%
                                                  ======     ==============       ======          =====         ===        =====

                  Non-Zero Minimum:  3.350%
                  Maximum:  12.900%
                  Non-Zero Weighted Average:  7.618%

                            AGGREGATE MORTGAGE LOANS

                         RANGE OF MAXIMUM MORTGAGE RATES

                                                                                  % OF
                                                                                 MORTGAGE
                                                                               LOAN POOL BY                  WEIGHTED    WEIGHTED
                                                                                 AGGREGATE      WEIGHTED      AVERAGE    AVERAGE
                                                 NUMBER OF  AGGREGATE CUT-OFF  CUT-OFF DATE   AVERAGE GROSS  REMAINING   COMBINED
                                                 MORTGAGE    DATE PRINCIPAL      PRINCIPAL      INTEREST       TERM      ORIGINAL
             RANGE OF MAXIMUM MORTGAGE RATES (%)  LOANS         BALANCE           BALANCE         RATE       (MONTHS)     LTV (%)
             -----------------------------------  -----         -------           -------         ----       --------     -------
Fixed Rate Loans ...............................   2,985     $  455,538,883        25.46%         7.447%        343        75.13%
9.350% - 9.500% ................................       1            206,650         0.01          3.350         356        80.00
10.001% - 10.500% ..............................       1            177,965         0.01          7.500         356        83.02
10.501% - 11.000% ..............................       5            940,171         0.05          4.894         357        76.53
11.001% - 11.500% ..............................     130         28,954,057         1.62          5.332         357        73.90
11.501% - 12.000% ..............................     318         67,781,652         3.79          5.837         356        74.08
12.001% - 12.500% ..............................     626        128,339,533         7.17          6.324         357        77.75
12.501% - 13.000% ..............................   1,124        211,880,048        11.84          6.810         356        79.25
13.001% - 13.500% ..............................   1,203        200,413,669        11.20          7.285         356        79.46
13.501% - 14.000% ..............................   1,564        244,522,553        13.66          7.770         356        80.14
14.001% - 14.500% ..............................   1,138        165,282,216         9.24          8.250         356        80.04
14.501% - 15.000% ..............................   1,103        146,185,593         8.17          8.737         356        79.65
15.001% - 15.500% ..............................     535         65,052,062         3.64          9.244         356        79.82
15.501% - 16.000% ..............................     381         44,086,379         2.46          9.756         356        78.05
16.001% - 16.500% ..............................     140         15,602,368         0.87         10.206         355        78.18
16.501% - 17.000% ..............................      94          9,690,136         0.54         10.752         357        75.24
17.001% - 17.500% ..............................      30          2,583,665         0.14         11.239         357        72.88
17.501% - 18.000% ..............................      18          1,756,658         0.10         11.473         356        79.99
18.001% - 18.500% ..............................       7            377,740         0.02         12.242         356        66.44
18.501% - 19.000% ..............................       2            113,623         0.01         12.779         355        65.00
                                                  ------     --------------       ------          -----         ---        -----
            TOTAL/WEIGHTED AVERAGE/
            % OF MORTGAGE LOAN POOL: ...........  11,405     $1,789,485,622       100.00%         7.575%        353        78.01%
                                                  ======     ==============       ======          =====         ===        =====

                  Non-Zero Minimum:  9.350%
                  Maximum:  18.900%
                  Non-Zero Weighted Average:  13.639%

                            AGGREGATE MORTGAGE LOANS

                                   INITIAL CAP

                                                                                  % OF
                                                                                 MORTGAGE
                                                                               LOAN POOL BY                  WEIGHTED    WEIGHTED
                                                                                 AGGREGATE      WEIGHTED      AVERAGE    AVERAGE
                                                 NUMBER OF  AGGREGATE CUT-OFF  CUT-OFF DATE   AVERAGE GROSS  REMAINING   COMBINED
                                                 MORTGAGE    DATE PRINCIPAL      PRINCIPAL      INTEREST       TERM      ORIGINAL
            INITIAL CAP (%)                       LOANS         BALANCE           BALANCE         RATE       (MONTHS)     LTV (%)
            ---------------                       -----         -------           -------         ----       --------     -------
Fixed Rate Loans ...............................   2,985     $  455,538,883        25.46%         7.447%        343        75.13%
1.000% .........................................      14          2,532,695         0.14          7.683         353        81.83
2.000% .........................................      34          9,435,578         0.53          6.824         356        77.63
3.000% .........................................   8,371      1,321,800,588        73.86          7.623         356        79.00
4.000% .........................................       1            177,877         0.01          9.950         356        90.00
                                                  ------     --------------       ------          -----         ---        -----
            TOTAL/WEIGHTED AVERAGE/
            % OF MORTGAGE LOAN POOL: ...........  11,405     $1,789,485,622       100.00%         7.575%        353        78.01%
                                                  ======     ==============       ======          =====         ===        =====

                  Non-Zero Minimum:  1.000%
                  Maximum:  4.000%
                  Non-Zero Weighted Average:  2.989%

                                  PERIODIC CAP

                                                                                  % OF
                                                                                 MORTGAGE
                                                                               LOAN POOL BY                  WEIGHTED    WEIGHTED
                                                                                 AGGREGATE      WEIGHTED      AVERAGE    AVERAGE
                                                 NUMBER OF  AGGREGATE CUT-OFF  CUT-OFF DATE   AVERAGE GROSS  REMAINING   COMBINED
                                                 MORTGAGE    DATE PRINCIPAL      PRINCIPAL      INTEREST       TERM      ORIGINAL
            PERIODIC CAP (%)                      LOANS         BALANCE           BALANCE         RATE       (MONTHS)     LTV (%)
            ----------------                      -----         -------           -------         ----       --------     -------
Fixed Rate Loans ...............................   2,985     $  455,538,883        25.46%         7.447%        343        75.13%
1.000% .........................................   8,348      1,319,340,585        73.73          7.618         356        78.97
1.500% .........................................      72         14,606,153         0.82          7.613         356        81.02
                                                  ------     --------------       ------          -----         ---        -----
            TOTAL/WEIGHTED AVERAGE/
            % OF MORTGAGE LOAN POOL: ...........  11,405     $1,789,485,622       100.00%         7.575%        353        78.01%
                                                  ======     ==============       ======          =====         ===        =====


                  Non-Zero Minimum:  1.000%
                  Maximum:  1.500%
                  Non-Zero Weighted Average:  1.005%

                            AGGREGATE MORTGAGE LOANS

                            NEXT RATE ADJUSTMENT DATE

                                                                                  % OF
                                                                                 MORTGAGE
                                                                               LOAN POOL BY                  WEIGHTED    WEIGHTED
                                                                                 AGGREGATE      WEIGHTED      AVERAGE    AVERAGE
                                                 NUMBER OF  AGGREGATE CUT-OFF  CUT-OFF DATE   AVERAGE GROSS  REMAINING   COMBINED
                                                 MORTGAGE    DATE PRINCIPAL      PRINCIPAL      INTEREST       TERM      ORIGINAL
            NEXT RATE ADJUSTMENT DATE             LOANS         BALANCE           BALANCE         RATE       (MONTHS)     LTV (%)
            -------------------------             -----         -------           -------         ----       --------     -------
Fixed Rate Loans ...............................   2,985     $  455,538,883        25.46%         7.447%        343        75.13%
June 2004 ......................................       7          1,332,079         0.07          8.076         357        84.34
July 2004 ......................................       4            408,202         0.02          7.448         334        78.64
July 2005 ......................................       1            126,037         0.01          6.350         352        59.07
September 2005 .................................      33          5,872,508         0.33          7.912         354        80.72
October 2005 ...................................     452         76,521,612         4.28          7.351         354        78.19
November 2005 ..................................   3,067        495,664,679        27.70          7.582         356        78.66
December 2005 ..................................   2,899        457,014,294        25.54          7.772         356        78.99
January 2006 ...................................   1,265        198,251,368        11.08          7.415         357        80.50
September 2006 .................................       1             69,811         0.00          7.550         354        85.00
October 2006 ...................................      43          6,258,194         0.35          7.437         355        75.94
November 2006 ..................................     255         35,827,994         2.00          7.653         355        77.81
December 2006 ..................................     286         42,058,829         2.35          7.803         356        77.94
January 2007 ...................................      96         13,175,929         0.74          7.502         358        81.12
October 2018 ...................................       3            328,023         0.02          7.361         355        59.71
November 2018 ..................................       5            514,312         0.03          7.354         356        70.04
December 2018 ..................................       2            356,766         0.02          8.105         357        83.96
January 2019 ...................................       1            166,101         0.01          6.550         358        80.00
                                                  ------     --------------       ------          -----         ---        -----
            TOTAL/WEIGHTED AVERAGE/
            % OF MORTGAGE LOAN POOL: ...........  11,405     $1,789,485,622       100.00%         7.575%        353        78.01%
                                                  ======     ==============       ======          =====         ===        =====

                  Non-Zero Weighted Average:  December, 2005


                            AGGREGATE MORTGAGE LOANS

                            GEOGRAPHICAL DISTRIBUTION

                                                                                  % OF
                                                                                 MORTGAGE
                                                                               LOAN POOL BY                  WEIGHTED    WEIGHTED
                                                                                 AGGREGATE      WEIGHTED      AVERAGE    AVERAGE
                                                 NUMBER OF  AGGREGATE CUT-OFF  CUT-OFF DATE   AVERAGE GROSS  REMAINING   COMBINED
                                                 MORTGAGE    DATE PRINCIPAL      PRINCIPAL      INTEREST       TERM      ORIGINAL
            GEOGRAPHICAL DISTRIBUTION             LOANS         BALANCE           BALANCE         RATE       (MONTHS)     LTV (%)
            -------------------------             -----         -------           -------         ----       --------     -------
California .....................................   1,664     $  361,939,668        20.23%         7.218%        354        76.46%
New York .......................................     991        222,516,612        12.43          7.268         350        74.55
Massachusetts ..................................     880        185,568,096        10.37          7.082         355        74.41
Florida ........................................     938        109,974,970         6.15          7.947         353        79.28
New Jersey .....................................     481         93,550,063         5.23          7.788         355        75.93
Texas ..........................................     646         70,616,441         3.95          8.136         346        79.78
Illinois .......................................     413         56,137,260         3.14          8.022         353        79.54
Virginia .......................................     361         54,156,419         3.03          7.911         353        81.25
Connecticut ....................................     318         49,836,567         2.78          7.455         352        78.26
Georgia ........................................     377         47,312,837         2.64          8.593         354        82.62
Pennsylvania ...................................     339         41,504,450         2.32          7.626         351        80.78
Other ..........................................   3,997        496,372,239        27.74          7.777         353        80.67
                                                  ------     --------------       ------          -----         ---        -----
            TOTAL/WEIGHTED AVERAGE/
            % OF MORTGAGE LOAN POOL: ...........  11,405     $1,789,485,622       100.00%         7.575%        353        78.01%
                                                  ======     ==============       ======          =====         ===        =====

                  Number of States Represented:  50

                            AGGREGATE MORTGAGE LOANS

                                    OCCUPANCY

                                                                                  % OF
                                                                                 MORTGAGE
                                                                               LOAN POOL BY                  WEIGHTED    WEIGHTED
                                                                                 AGGREGATE      WEIGHTED      AVERAGE    AVERAGE
                                                 NUMBER OF  AGGREGATE CUT-OFF  CUT-OFF DATE   AVERAGE GROSS  REMAINING   COMBINED
                                                 MORTGAGE    DATE PRINCIPAL      PRINCIPAL      INTEREST       TERM      ORIGINAL
            OCCUPANCY                             LOANS         BALANCE           BALANCE         RATE       (MONTHS)     LTV (%)
            ---------                             -----         -------           -------         ----       --------     -------
Primary ........................................  10,581     $1,679,263,003        93.84%         7.555%        353        78.04%
Investment .....................................     671         86,583,682         4.84          7.984         348        77.20
Second Home ....................................     153         23,638,937         1.32          7.450         351        78.75
                                                  ------     --------------       ------          -----         ---        -----
            TOTAL/WEIGHTED AVERAGE/
            % OF MORTGAGE LOAN POOL: ...........  11,405     $1,789,485,622       100.00%         7.575%        353        78.01%
                                                  ======     ==============       ======          =====         ===        =====

                                 PROPERTY TYPES


                                                                                  % OF
                                                                                 MORTGAGE
                                                                               LOAN POOL BY                  WEIGHTED    WEIGHTED
                                                                                 AGGREGATE      WEIGHTED      AVERAGE    AVERAGE
                                                 NUMBER OF  AGGREGATE CUT-OFF  CUT-OFF DATE   AVERAGE GROSS  REMAINING   COMBINED
                                                 MORTGAGE    DATE PRINCIPAL      PRINCIPAL      INTEREST       TERM      ORIGINAL
            PROPERTY TYPES                        LOANS         BALANCE           BALANCE         RATE       (MONTHS)     LTV (%)
            --------------                        -----         -------           -------         ----       --------     -------
Single Family Residence ........................   8,389     $1,275,183,059        71.26%         7.572%        353        77.80%
2-4 Family .....................................   1,248        255,982,040        14.30          7.403         352        76.32
PUD ............................................     787        138,126,588         7.72          7.711         354        81.34
Condo ..........................................     563         78,551,906         4.39          7.670         354        79.11
Manufactured Housing ...........................     418         41,642,028         2.33          8.068         349        81.65
                                                  ------     --------------       ------          -----         ---        -----
            TOTAL/WEIGHTED AVERAGE/
            % OF MORTGAGE LOAN POOL: ...........  11,405     $1,789,485,622       100.00%         7.575%        353        78.01%
                                                  ======     ==============       ======          =====         ===        =====


                            AGGREGATE MORTGAGE LOANS

                                  LOAN PURPOSE


                                                                                  % OF
                                                                                 MORTGAGE
                                                                               LOAN POOL BY                  WEIGHTED    WEIGHTED
                                                                                 AGGREGATE      WEIGHTED      AVERAGE    AVERAGE
                                                 NUMBER OF  AGGREGATE CUT-OFF  CUT-OFF DATE   AVERAGE GROSS  REMAINING   COMBINED
                                                 MORTGAGE    DATE PRINCIPAL      PRINCIPAL      INTEREST       TERM      ORIGINAL
            LOAN PURPOSE                          LOANS         BALANCE           BALANCE         RATE       (MONTHS)     LTV (%)
            ------------                          -----         -------           -------         ----       --------     -------
Refinance - Cashout ............................   7,682     $1,229,467,772        68.71%         7.569%        352        75.86%
Purchase .......................................   3,038        457,414,150        25.56          7.593         356        84.00
Refinance - Rate Term ..........................     685        102,603,699         5.73          7.561         351        77.09
                                                  ------     --------------       ------          -----         ---        -----
            TOTAL/WEIGHTED AVERAGE/
            % OF MORTGAGE LOAN POOL: ...........  11,405     $1,789,485,622       100.00%         7.575%        353        78.01%
                                                  ======     ==============       ======          =====         ===        =====

                               DOCUMENTATION LEVEL


                                                                                  % OF
                                                                                 MORTGAGE
                                                                               LOAN POOL BY                  WEIGHTED    WEIGHTED
                                                                                 AGGREGATE      WEIGHTED      AVERAGE    AVERAGE
                                                 NUMBER OF  AGGREGATE CUT-OFF  CUT-OFF DATE   AVERAGE GROSS  REMAINING   COMBINED
                                                 MORTGAGE    DATE PRINCIPAL      PRINCIPAL      INTEREST       TERM      ORIGINAL
            DOCUMENTATION LEVEL                   LOANS         BALANCE           BALANCE         RATE       (MONTHS)     LTV (%)
            -------------------                   -----         -------           -------         ----       --------     -------
Full ...........................................   7,761     $1,143,715,345        63.91%         7.541%        353        79.38%
Stated .........................................   3,508        624,800,846        34.92          7.634         352        75.56
No Documentation ...............................      85         12,513,440         0.70          7.576         352        78.54
Limited ........................................      51          8,455,992         0.47          7.781         357        72.87
                                                  ------     --------------       ------          -----         ---        -----
            TOTAL/WEIGHTED AVERAGE/
            % OF MORTGAGE LOAN POOL: ...........  11,405     $1,789,485,622       100.00%         7.575%        353        78.01%
                                                  ======     ==============       ======          =====         ===        =====

                            AGGREGATE MORTGAGE LOANS

                        ORIGINAL PREPAYMENT PENALTY TERM


                                                                                  % OF
                                                                                 MORTGAGE
                                                                               LOAN POOL BY                  WEIGHTED    WEIGHTED
                                                                                 AGGREGATE      WEIGHTED      AVERAGE    AVERAGE
                                                 NUMBER OF  AGGREGATE CUT-OFF  CUT-OFF DATE   AVERAGE GROSS  REMAINING   COMBINED
                                                 MORTGAGE    DATE PRINCIPAL      PRINCIPAL      INTEREST       TERM      ORIGINAL
     ORIGINAL PREPAYMENT PENALTY TERM (MONTHS)    LOANS         BALANCE           BALANCE         RATE       (MONTHS)     LTV (%)
     -----------------------------------------    -----         -------           -------         ----       --------     -------
0 ..............................................   2,771     $  432,103,134        24.15%         7.777%        353        77.56%
12 .............................................     685        137,261,228         7.67          7.198         347        73.88
13 .............................................       1            413,846         0.02          7.875         356        83.00
18 .............................................       1            329,316         0.02          5.990         358        75.00
24 .............................................   5,709        889,774,291        49.72          7.571         356        79.58
28 .............................................       1            179,344         0.01          6.500         356        60.00
30 .............................................      29          6,849,841         0.38          7.656         357        82.30
36 .............................................   2,207        322,426,946        18.02          7.474         347        75.94
60 .............................................       1            147,675         0.01          6.875         176        80.00
                                                  ------     --------------       ------          -----         ---        -----
            TOTAL/WEIGHTED AVERAGE/
            % OF MORTGAGE LOAN POOL: ...........  11,405     $1,789,485,622       100.00%         7.575%        353        78.01%
                                                  ======     ==============       ======          =====         ===        =====

                  Non-Zero Minimum:  12
                  Maximum:  60
                  Non-Zero Weighted Average:  26

                                  LIEN POSITION


                                                                                  % OF
                                                                                 MORTGAGE
                                                                               LOAN POOL BY                  WEIGHTED    WEIGHTED
                                                                                 AGGREGATE      WEIGHTED      AVERAGE    AVERAGE
                                                 NUMBER OF  AGGREGATE CUT-OFF  CUT-OFF DATE   AVERAGE GROSS  REMAINING   COMBINED
                                                 MORTGAGE    DATE PRINCIPAL      PRINCIPAL      INTEREST       TERM      ORIGINAL
            LIEN POSITION                         LOANS         BALANCE           BALANCE         RATE       (MONTHS)     LTV (%)
            -------------                         -----         -------           -------         ----       --------     -------
1st Lien .......................................  11,349     $1,785,682,942        99.79%         7.569%        353        78.01%
2nd Lien .......................................      56          3,802,680         0.21         10.027         273        76.38
                                                  ------     --------------       ------          -----         ---        -----
            TOTAL/WEIGHTED AVERAGE/
            % OF MORTGAGE LOAN POOL: ...........  11,405     $1,789,485,622       100.00%         7.575%        353        78.01%
                                                  ======     ==============       ======          =====         ===        =====

THE GROUP I MORTGAGE LOANS

     The group I mortgage loans are expected to have the following approximate aggregate characteristics as of the cut-off date:

Cut-off date principal balance of group I mortgage loans..................................    $1,273,313,314
Cut-off date principal balance of group I fixed-rate mortgage loans.......................      $316,247,761
Cut-off date principal balance of group I adjustable-rate mortgage loans..................      $957,065,553
   Mortgage Rates:
      Weighted average....................................................................            7.569%
      Range............................................................................... 5.150% to 12.950%
   Margin:
      Weighted average of the adjustable-rate mortgage loans..............................            5.617%
      Range...............................................................................  2.900% to 9.740%
Weighted average months to roll of adjustable-rate mortgage loans (in months).............                21
Weighted average remaining term to maturity (in months)...................................               352

     The scheduled principal balances of the group I mortgage loans range from approximately $46,404 to approximately $499,176. The group I mortgage loans had an average scheduled principal balance of approximately $148,318.

     The weighted average loan-to-value ratio at origination of the group I mortgage loans is approximately 77.56% and approximately 29.10% of the group I mortgage loans have loan-to-value ratios at origination exceeding 80.00%.

     All of the group I mortgage loans are secured by first liens.

     No more than approximately 0.32% of the group I mortgage loans are secured by mortgaged properties located in any one zip code area.

     The responsible party will represent that

     o none of the group I mortgage loans sold by it is classified as a (a) "high cost" loan under the Home Ownership and Equity Protection Act of 1994 or (b) "high cost home," "threshold," "covered," "high risk home" or "predatory" loan under any other applicable federal, state or local law;

     o none of the group I mortgage loans had a prepayment penalty period at origination in excess of three years;

     o none of the group I mortgage loans secured by property located in the State of Georgia was originated on or prior to March 7, 2003;

     o in connection with the origination of the group I mortgage loans, no proceeds from a group I mortgage loan were used to finance a single-premium credit life insurance policy.oup I mortgage loans, no proceeds from a group I mortgage loan were used to finance a single-premium credit life insurance policy.

     See "Description of the Certificates--Representations and Warranties Relating to the Mortgage Loans" in this prospectus supplement.

     The following tables set forth certain statistical information with respect to the group I mortgage loans. Due to rounding, the percentages shown may not precisely total 100.00%.

                             GROUP I MORTGAGE LOANS

                                  PRODUCT TYPES

                                                                                  % OF
                                                                                 MORTGAGE
                                                                               LOAN POOL BY                  WEIGHTED
                                                                                 AGGREGATE      WEIGHTED      AVERAGE    WEIGHTED
                                                 NUMBER OF  AGGREGATE CUT-OFF  CUT-OFF DATE   AVERAGE GROSS  REMAINING   AVERAGE
                                                 MORTGAGE    DATE PRINCIPAL      PRINCIPAL      INTEREST       TERM      ORIGINAL
            PRODUCT TYPES                         LOANS         BALANCE           BALANCE         RATE       (MONTHS)     LTV (%)
            -------------                         -----         -------           -------         ----       --------     -------
Fixed - 10 Year ................................       8     $      587,651         0.05%         7.884%        117        67.83%
Fixed - 15 Year ................................     181         18,633,779         1.46          7.507         177        69.31
Fixed - 20 Year ................................      97         10,915,892         0.86          7.502         237        73.66
Fixed - 30 Year ................................   1,922        286,110,440        22.47          7.430         357        74.30
ARM - 6 Month ..................................       9          1,250,170         0.10          7.671         349        85.68
ARM - 3 Year/6 Month LIBOR/15 Year .............       2            427,638         0.03          6.976         176        79.99
ARM - 2 Year/6 Month LIBOR .....................   5,809        881,760,053        69.25          7.608         357        78.77
ARM - 2 Year/6 Month LIBOR/15 Year .............      36          3,207,786         0.25          7.947         177        71.17
ARM - 3 Year/6 Month LIBOR .....................     521         70,419,906         5.53          7.646         357        78.61
                                                   -----     --------------       ------          -----         ---        -----
            TOTAL/WEIGHTED AVERAGE/
            % OF MORTGAGE LOAN POOL: ...........   8,585     $1,273,313,314       100.00%         7.569%        352        77.56%
                                                   =====     ==============       ======          =====         ===        =====

                             GROUP I MORTGAGE LOANS

                          RANGE OF GROSS INTEREST RATES

                                                                                  % OF
                                                                                 MORTGAGE
                                                                               LOAN POOL BY                  WEIGHTED
                                                                                 AGGREGATE      WEIGHTED      AVERAGE    WEIGHTED
                                                 NUMBER OF  AGGREGATE CUT-OFF  CUT-OFF DATE   AVERAGE GROSS  REMAINING   AVERAGE
                                                 MORTGAGE    DATE PRINCIPAL      PRINCIPAL      INTEREST       TERM      ORIGINAL
            RANGE OF GROSS INTEREST RATES (%)     LOANS         BALANCE           BALANCE         RATE       (MONTHS)     LTV (%)
            ---------------------------------     -----         -------           -------         ----       --------     -------
5.000% - 5.999% ................................     222     $   41,550,544         3.26%         5.850%        353        74.37%
6.000% - 6.999% ................................   2,171        380,517,311        29.88          6.610         352        75.80
7.000% - 7.999% ................................   3,235        482,159,685        37.87          7.533         353        78.66
8.000% - 8.999% ................................   2,003        263,429,444        20.69          8.493         353        78.52
9.000% - 9.999% ................................     840         94,836,211         7.45          9.441         352        77.88
10.000% - 10.999% ..............................      90          8,950,082         0.70         10.355         353        77.40
11.000% - 11.999% ..............................      21          1,681,437         0.13         11.328         341        73.59
12.000% - 12.999% ..............................       3            188,600         0.01         12.763         356        65.00
                                                   -----     --------------       ------          -----         ---        -----
            TOTAL/WEIGHTED AVERAGE/
            % OF MORTGAGE LOAN POOL: ...........   8,585     $1,273,313,314       100.00%         7.569%        352        77.56%
                                                   =====     ==============       ======          =====         ===        =====

                  Minimum:  5.150%
                  Maximum:  12.950%
                  Weighted Average:  7.569%

                             GROUP I MORTGAGE LOANS

                    RANGE OF CUT-OFF DATE PRINCIPAL BALANCES

                                                                                  % OF
                                                                                 MORTGAGE
                                                                               LOAN POOL BY                  WEIGHTED
                                                                                 AGGREGATE      WEIGHTED      AVERAGE    WEIGHTED
                                                 NUMBER OF  AGGREGATE CUT-OFF  CUT-OFF DATE   AVERAGE GROSS  REMAINING   AVERAGE
                                                 MORTGAGE    DATE PRINCIPAL      PRINCIPAL      INTEREST       TERM      ORIGINAL
  RANGE OF CUT-OFF DATE PRINCIPAL BALANCES ($)    LOANS         BALANCE           BALANCE         RATE       (MONTHS)     LTV (%)
  --------------------------------------------    -----         -------           -------         ----       --------     -------
$25,001 - $50,000 ..............................     106     $    5,277,844         0.41%         8.495%        314        60.94%
$50,001 - $75,000 ..............................   1,192         75,642,214         5.94          8.259         342        75.58
$75,001 - $100,000 .............................   1,304        114,919,282         9.03          8.015         350        77.25
$100,001 - $125,000 ............................   1,245        139,925,684        10.99          7.781         350        77.76
$125,001 - $150,000 ............................   1,172        161,077,802        12.65          7.622         352        77.13
$150,001 - $175,000 ............................     920        149,216,623        11.72          7.468         354        77.91
$175,001 - $200,000 ............................     748        140,404,881        11.03          7.480         354        77.37
$200,001 - $225,000 ............................     577        122,741,542         9.64          7.391         355        77.42
$225,001 - $250,000 ............................     434        103,017,522         8.09          7.414         355        77.91
$250,001 - $275,000 ............................     325         85,197,284         6.69          7.222         355        78.25
$275,001 - $300,000 ............................     254         72,966,411         5.73          7.305         353        77.84
$300,001 - $325,000 ............................     168         52,610,327         4.13          7.262         356        78.97
$325,001 - $350,000 ............................      78         26,053,612         2.05          7.323         357        80.15
$350,001 - $375,000 ............................      26          9,485,138         0.74          7.051         357        81.68
$375,001 - $400,000 ............................      17          6,628,858         0.52          7.302         357        79.78
$400,001 - $425,000 ............................      13          5,338,192         0.42          7.134         357        78.20
$425,001 - $450,000 ............................       2            880,038         0.07          7.214         357        73.15
$450,001 - $475,000 ............................       1            473,925         0.04          7.450         357        79.97
$475,001 - $500,000 ............................       3          1,456,135         0.11          7.144         357        74.54
                                                   -----     --------------       ------          -----         ---        -----
            TOTAL/WEIGHTED AVERAGE/
            % OF MORTGAGE LOAN POOL: ...........   8,585     $1,273,313,314       100.00%         7.569%        352        77.56%
                                                   =====     ==============       ======          =====         ===        =====

                  Minimum:  $46,404
                  Maximum:  $499,176
                  Average:  $148,318

                             GROUP I MORTGAGE LOANS

                                 ORIGINAL TERMS

                                                                                  % OF
                                                                                 MORTGAGE
                                                                               LOAN POOL BY                  WEIGHTED
                                                                                 AGGREGATE      WEIGHTED      AVERAGE    WEIGHTED
                                                 NUMBER OF  AGGREGATE CUT-OFF  CUT-OFF DATE   AVERAGE GROSS  REMAINING   AVERAGE
                                                 MORTGAGE    DATE PRINCIPAL      PRINCIPAL      INTEREST       TERM      ORIGINAL
            ORIGINAL TERMS (MONTHS)               LOANS         BALANCE           BALANCE         RATE       (MONTHS)     LTV (%)
            -----------------------               -----         -------           -------         ----       --------     -------
120 ............................................       8     $      587,651         0.05%         7.884%        117        67.83%
180 ............................................     220         22,323,818         1.75          7.565         177        69.83
240 ............................................      97         10,915,892         0.86          7.502         237        73.66
360 ............................................   8,260      1,239,485,954        97.34          7.569         357        77.74
                                                   -----     --------------       ------          -----         ---        -----
            TOTAL/WEIGHTED AVERAGE/
            % OF MORTGAGE LOAN POOL: ...........   8,585     $1,273,313,314       100.00%         7.569%        352        77.56%
                                                   =====     ==============       ======          =====         ===        =====

                  Minimum:  120
                  Maximum:  360
                  Weighted Average:  356

                            RANGE OF REMAINING TERMS

                                                                                  % OF
                                                                                 MORTGAGE
                                                                               LOAN POOL BY                  WEIGHTED
                                                                                 AGGREGATE      WEIGHTED      AVERAGE    WEIGHTED
                                                 NUMBER OF  AGGREGATE CUT-OFF  CUT-OFF DATE   AVERAGE GROSS  REMAINING   AVERAGE
                                                 MORTGAGE    DATE PRINCIPAL      PRINCIPAL      INTEREST       TERM      ORIGINAL
            RANGE OF REMAINING TERMS (MONTHS)     LOANS         BALANCE           BALANCE         RATE       (MONTHS)     LTV (%)
            ---------------------------------     -----         -------           -------         ----       --------     -------
61 - 120 .......................................       8     $      587,651         0.05%         7.884%        117        67.83%
121 - 180 ......................................     220         22,323,818         1.75          7.565         177        69.83
181 - 240 ......................................      97         10,915,892         0.86          7.502         237        73.66
301 - 360 ......................................   8,260      1,239,485,954        97.34          7.569         357        77.74
                                                   -----     --------------       ------          -----         ---        -----
            TOTAL/WEIGHTED AVERAGE/
            % OF MORTGAGE LOAN POOL: ...........   8,585     $1,273,313,314       100.00%         7.569%        352        77.56%
                                                   =====     ==============       ======          =====         ===        =====

                  Minimum:  116
                  Maximum:  358
                  Weighted Average:  352

                             GROUP I MORTGAGE LOANS


                          RANGE OF ORIGINAL LTV RATIOS

                                                                                   % OF
                                                                                  MORTGAGE
                                                                                LOAN POOL BY                  WEIGHTED
                                                                                  AGGREGATE      WEIGHTED      AVERAGE    WEIGHTED
                                                  NUMBER OF  AGGREGATE CUT-OFF  CUT-OFF DATE   AVERAGE GROSS  REMAINING   AVERAGE
                                                  MORTGAGE    DATE PRINCIPAL      PRINCIPAL      INTEREST       TERM      ORIGINAL
            RANGE OF ORIGINAL LTV RATIOS (%)       LOANS         BALANCE           BALANCE         RATE       (MONTHS)     LTV (%)
            --------------------------------       -----         -------           -------         ----       --------     -------
10.01% - 15.00% ................................       1     $       49,458         0.00%         7.900%        177        11.71%
15.01% - 20.00% ................................       5            342,094         0.03          7.290         331        18.19
20.01% - 25.00% ................................      19          1,765,562         0.14          7.406         329        22.76
25.01% - 30.00% ................................      19          1,826,189         0.14          7.392         327        28.15
30.01% - 35.00% ................................      46          4,987,222         0.39          7.228         345        32.65
35.01% - 40.00% ................................      59          6,883,049         0.54          7.176         343        37.78
40.01% - 45.00% ................................      87         11,101,988         0.87          7.185         341        42.42
45.01% - 50.00% ................................     133         17,441,487         1.37          7.253         346        47.86
50.01% - 55.00% ................................     166         22,729,430         1.79          7.364         350        52.87
55.01% - 60.00% ................................     276         38,127,459         2.99          7.401         348        57.77
60.01% - 65.00% ................................     501         75,441,501         5.92          7.557         352        63.46
65.01% - 70.00% ................................     714        111,488,926         8.76          7.476         350        68.86
70.01% - 75.00% ................................   1,026        162,134,981        12.73          7.632         351        73.99
75.01% - 80.00% ................................   3,080        448,426,445        35.22          7.591         353        79.65
80.01% - 85.00% ................................     578         83,975,088         6.60          7.570         354        84.48
85.01% - 90.00% ................................   1,195        183,310,427        14.40          7.668         355        89.72
90.01% - 95.00% ................................     646         98,417,495         7.73          7.552         354        94.76
95.01% - 100.00% ...............................      34          4,864,512         0.38          7.614         357        99.60
                                                   -----     --------------       ------          -----         ---        -----
            TOTAL/WEIGHTED AVERAGE/
            % OF MORTGAGE LOAN POOL: ...........   8,585     $1,273,313,314       100.00%         7.569%        352        77.56%
                                                   =====     ==============       ======          =====         ===        =====

                  Minimum:  11.71%
                  Maximum:  100.00%
                  Weighted Average:  77.56%

                             GROUP I MORTGAGE LOANS

                             RANGE OF GROSS MARGINS

                                                                                  % OF
                                                                                 MORTGAGE
                                                                               LOAN POOL BY                  WEIGHTED
                                                                                 AGGREGATE      WEIGHTED      AVERAGE    WEIGHTED
                                                 NUMBER OF  AGGREGATE CUT-OFF  CUT-OFF DATE   AVERAGE GROSS  REMAINING   AVERAGE
                                                 MORTGAGE    DATE PRINCIPAL      PRINCIPAL      INTEREST       TERM      ORIGINAL
            RANGE OF GROSS MARGINS (%)            LOANS         BALANCE           BALANCE         RATE       (MONTHS)     LTV (%)
            --------------------------            -----         -------           -------         ----       --------     -------
Fixed Rate Loans ...............................   2,208     $  316,247,761        24.84%         7.438%        342        73.97%
2.550% - 3.500% ................................      55         10,662,343         0.84          6.245         356        75.31
3.501% - 4.000% ................................     188         32,894,624         2.58          6.375         355        75.55
4.001% - 4.500% ................................     529         89,260,455         7.01          6.577         356        75.80
4.501% - 5.000% ................................     937        152,839,976        12.00          6.928         356        78.87
5.001% - 5.500% ................................   1,223        187,409,275        14.72          7.326         356        79.92
5.501% - 6.000% ................................   1,176        171,721,143        13.49          7.741         356        79.13
6.001% - 6.500% ................................     965        136,721,744        10.74          8.157         356        78.96
6.501% - 7.000% ................................     654         89,517,275         7.03          8.533         355        79.13
7.001% - 7.500% ................................     341         45,755,396         3.59          8.880         355        79.33
7.501% - 8.000% ................................     228         30,075,131         2.36          9.274         355        78.17
8.001% - 8.500% ................................      55          7,352,405         0.58          9.396         355        82.35
8.501% - 9.000% ................................      20          2,149,572         0.17          9.651         357        81.15
9.001% - 9.500% ................................       4            510,600         0.04          9.502         357        69.70
9.501% - 10.000% ...............................       2            195,613         0.02          9.725         355        82.55
                                                   -----     --------------       ------          -----         ---        -----
            TOTAL/WEIGHTED AVERAGE/
            % OF MORTGAGE LOAN POOL: ...........   8,585     $1,273,313,314       100.00%         7.569%        352        77.56%
                                                   =====     ==============       ======          =====         ===        =====

                  Non-Zero Minimum:  2.900%
                  Maximum:  9.740%
                  Non-Zero Weighted Average:  5.617%

                             GROUP I MORTGAGE LOANS

                         RANGE OF MINIMUM MORTGAGE RATES

                                                                                  % OF
                                                                                 MORTGAGE
                                                                               LOAN POOL BY                  WEIGHTED
                                                                                 AGGREGATE      WEIGHTED      AVERAGE    WEIGHTED
                                                 NUMBER OF  AGGREGATE CUT-OFF  CUT-OFF DATE   AVERAGE GROSS  REMAINING   AVERAGE
                                                 MORTGAGE    DATE PRINCIPAL      PRINCIPAL      INTEREST       TERM      ORIGINAL
            RANGE OF MINIMUM MORTGAGE RATES (%)   LOANS         BALANCE           BALANCE         RATE       (MONTHS)     LTV (%)
            -----------------------------------   -----         -------           -------         ----       --------     -------
Fixed Rate Loans ...............................   2,208     $  316,247,761        24.84%         7.438%        342        73.97%
5.001% - 5.500% ................................      21          4,183,192         0.33          5.340         356        80.99
5.501% - 6.000% ................................     166         30,753,171         2.42          5.914         355        75.97
6.001% - 6.500% ................................     557        102,080,457         8.02          6.326         357        77.82
6.501% - 7.000% ................................   1,003        169,964,220        13.35          6.813         356        78.82
7.001% - 7.500% ................................   1,067        165,327,905        12.98          7.315         356        79.35
7.501% - 8.000% ................................   1,298        192,698,617        15.13          7.775         356        79.71
8.001% - 8.500% ................................     790        110,133,011         8.65          8.289         355        78.72
8.501% - 9.000% ................................     793        101,778,418         7.99          8.768         356        78.26
9.001% - 9.500% ................................     384         46,534,546         3.65          9.272         355        78.53
9.501% - 10.000% ...............................     253         29,012,877         2.28          9.785         356        77.01
10.001% - 10.500% ..............................      21          2,417,651         0.19         10.297         357        78.71
10.501% - 11.000% ..............................      17          1,569,456         0.12         10.872         356        72.84
11.001% - 11.500% ..............................       5            416,980         0.03         11.279         356        65.89
11.501% - 12.000% ..............................       1            136,625         0.01         11.550         356        80.00
12.501% - 13.000% ..............................       1             58,428         0.00         12.900         355        65.00
                                                   -----     --------------       ------          -----         ---        -----
            TOTAL/WEIGHTED AVERAGE/
            % OF MORTGAGE LOAN POOL: ...........   8,585     $1,273,313,314       100.00%         7.569%        352        77.56%
                                                   =====     ==============       ======          =====         ===        =====

                  Non-Zero Minimum:  5.150%
                  Maximum:  12.900%
                  Non-Zero Weighted Average:  7.612%

                             GROUP I MORTGAGE LOANS

                         RANGE OF MAXIMUM MORTGAGE RATES

                                                                                  % OF
                                                                                 MORTGAGE
                                                                               LOAN POOL BY                  WEIGHTED
                                                                                 AGGREGATE      WEIGHTED      AVERAGE    WEIGHTED
                                                 NUMBER OF  AGGREGATE CUT-OFF  CUT-OFF DATE   AVERAGE GROSS  REMAINING   AVERAGE
                                                 MORTGAGE    DATE PRINCIPAL      PRINCIPAL      INTEREST       TERM      ORIGINAL
            RANGE OF MAXIMUM MORTGAGE RATES (%)   LOANS         BALANCE           BALANCE         RATE       (MONTHS)     LTV (%)
            -----------------------------------   -----         -------           -------         ----       --------     -------
Fixed Rate Loans ...............................   2,208     $  316,247,761        24.84%         7.438%        342        73.97%
10.001% - 10.500% ..............................       1            177,965         0.01          7.500         356        83.02
11.001% - 11.500% ..............................      23          4,641,494         0.36          5.435         356        80.89
11.501% - 12.000% ..............................     165         30,617,128         2.40          5.926         355        76.14
12.001% - 12.500% ..............................     544         99,092,122         7.78          6.326         357        77.87
12.501% - 13.000% ..............................     987        166,285,782        13.06          6.809         356        78.68
13.001% - 13.500% ..............................   1,054        163,135,044        12.81          7.302         356        79.21
13.501% - 14.000% ..............................   1,296        193,267,879        15.18          7.756         356        79.74
14.001% - 14.500% ..............................     809        114,052,716         8.96          8.248         355        78.87
14.501% - 15.000% ..............................     809        104,512,722         8.21          8.739         356        78.41
15.001% - 15.500% ..............................     386         46,769,845         3.67          9.258         355        78.58
15.501% - 16.000% ..............................     254         29,231,092         2.30          9.772         356        76.86
16.001% - 16.500% ..............................      23          2,866,331         0.23         10.114         357        79.44
16.501% - 17.000% ..............................      19          1,803,400         0.14         10.725         356        72.81
17.001% - 17.500% ..............................       5            416,980         0.03         11.279         356        65.89
17.501% - 18.000% ..............................       1            136,625         0.01         11.550         356        80.00
18.501% - 19.000% ..............................       1             58,428         0.00         12.900         355        65.00
                                                   -----     --------------       ------          -----         ---        -----
            TOTAL/WEIGHTED AVERAGE/
            % OF MORTGAGE LOAN POOL: ...........   8,585     $1,273,313,314       100.00%         7.569%        352        77.56%
                                                   =====     ==============       ======          =====         ===        =====

                  Non-Zero Minimum:  10.500%
                  Maximum:  18.900%
                  Non-Zero Weighted Average:  13.628%

                             GROUP I MORTGAGE LOANS

                                   INITIAL CAP

                                                                                  % OF
                                                                                 MORTGAGE
                                                                               LOAN POOL BY                  WEIGHTED
                                                                                 AGGREGATE      WEIGHTED      AVERAGE    WEIGHTED
                                                 NUMBER OF  AGGREGATE CUT-OFF  CUT-OFF DATE   AVERAGE GROSS  REMAINING   AVERAGE
                                                 MORTGAGE    DATE PRINCIPAL      PRINCIPAL      INTEREST       TERM      ORIGINAL
            INITIAL CAP (%)                       LOANS         BALANCE           BALANCE         RATE       (MONTHS)     LTV (%)
            ---------------                       -----         -------           -------         ----       --------     -------
Fixed Rate Loans ...............................   2,208     $  316,247,761        24.84%         7.438%        342        73.97%
1.000% .........................................      11          1,604,524         0.13          7.580         351        83.88
2.000% .........................................      18          4,509,950         0.35          6.884         355        77.23
3.000% .........................................   6,348        950,951,080        74.68          7.616         356        78.75
                                                   -----     --------------       ------          -----         ---        -----
            TOTAL/WEIGHTED AVERAGE/
            % OF MORTGAGE LOAN POOL: ...........   8,585     $1,273,313,314       100.00%         7.569%        352        77.56%
                                                   =====     ==============       ======          =====         ===        =====

                  Non-Zero Minimum:  1.000%
                  Maximum:  3.000%
                  Non-Zero Weighted Average:  2.992%

                                  PERIODIC CAP

                                                                                  % OF
                                                                                 MORTGAGE
                                                                               LOAN POOL BY                  WEIGHTED
                                                                                 AGGREGATE      WEIGHTED      AVERAGE    WEIGHTED
                                                 NUMBER OF  AGGREGATE CUT-OFF  CUT-OFF DATE   AVERAGE GROSS  REMAINING   AVERAGE
                                                 MORTGAGE    DATE PRINCIPAL      PRINCIPAL      INTEREST       TERM      ORIGINAL
            PERIODIC CAP (%)                      LOANS         BALANCE           BALANCE         RATE       (MONTHS)     LTV (%)
            ----------------                      -----         -------           -------         ----       --------     -------
Fixed Rate Loans ...............................   2,208     $  316,247,761        24.84%         7.438%        342        73.97%
1.000% .........................................   6,332        948,766,537        74.51          7.613         356        78.72
1.500% .........................................      45          8,299,016         0.65          7.448         356        82.34
                                                   -----     --------------       ------          -----         ---        -----
            TOTAL/WEIGHTED AVERAGE/
            % OF MORTGAGE LOAN POOL: ...........   8,585     $1,273,313,314       100.00%         7.569%        352        77.56%
                                                   =====     ==============       ======          =====         ===        =====

                  Non-Zero Minimum:  1.000%
                  Maximum:  1.500%
                  Non-Zero Weighted Average:  1.004%

                             GROUP I MORTGAGE LOANS

                            NEXT RATE ADJUSTMENT DATE

                                                                                  % OF
                                                                                 MORTGAGE
                                                                               LOAN POOL BY                  WEIGHTED
                                                                                 AGGREGATE      WEIGHTED      AVERAGE    WEIGHTED
                                                 NUMBER OF  AGGREGATE CUT-OFF  CUT-OFF DATE   AVERAGE GROSS  REMAINING   AVERAGE
                                                 MORTGAGE    DATE PRINCIPAL      PRINCIPAL      INTEREST       TERM      ORIGINAL
            NEXT RATE ADJUSTMENT DATE             LOANS         BALANCE           BALANCE         RATE       (MONTHS)     LTV (%)
            -------------------------             -----         -------           -------         ----       --------     -------
Fixed Rate Loans ...............................   2,208     $  316,247,761        24.84%         7.438%        342        73.97%
June 2004 ......................................       5            841,968         0.07          7.779         357        89.10
July 2004 ......................................       4            408,202         0.03          7.448         334        78.64
July 2005 ......................................       1            126,037         0.01          6.350         352        59.07
September 2005 .................................      20          3,426,242         0.27          7.590         354        80.48
October 2005 ...................................     317         49,422,637         3.88          7.414         354        78.04
November 2005 ..................................   2,367        362,649,605        28.48          7.580         355        78.52
December 2005 ..................................   2,192        328,907,042        25.83          7.730         356        78.45
January 2006 ...................................     948        140,436,276        11.03          7.474         357        80.26
September 2006 .................................       1             69,811         0.01          7.550         354        85.00
October 2006 ...................................      26          3,655,141         0.29          7.441         355        79.88
November 2006 ..................................     206         28,618,563         2.25          7.636         354        78.01
December 2006 ..................................     213         28,578,759         2.24          7.718         356        78.13
January 2007 ...................................      77          9,925,270         0.78          7.514         358        81.25
                                                   -----     --------------       ------          -----         ---        -----
            TOTAL/WEIGHTED AVERAGE/
            % OF MORTGAGE LOAN POOL: ...........   8,585     $1,273,313,314       100.00%         7.569%        352        77.56%
                                                   =====     ==============       ======          =====         ===        =====

                  Non-Zero Weighted Average:  December, 2005

                             GROUP I MORTGAGE LOANS

                            GEOGRAPHICAL DISTRIBUTION

                                                                                  % OF
                                                                                 MORTGAGE
                                                                               LOAN POOL BY                  WEIGHTED
                                                                                 AGGREGATE      WEIGHTED      AVERAGE    WEIGHTED
                                                 NUMBER OF  AGGREGATE CUT-OFF  CUT-OFF DATE   AVERAGE GROSS  REMAINING   AVERAGE
                                                 MORTGAGE    DATE PRINCIPAL      PRINCIPAL      INTEREST       TERM      ORIGINAL
            GEOGRAPHICAL DISTRIBUTION             LOANS         BALANCE           BALANCE         RATE       (MONTHS)     LTV (%)
            -------------------------             -----         -------           -------         ----       --------     -------
California .....................................   1,226     $  230,464,396        18.10%         7.281%        354        75.90%
New York .......................................     726        150,436,634        11.81          7.313         349        73.24
Massachusetts ..................................     692        137,421,237        10.79          7.189         355        73.76
Florida ........................................     725         84,027,448         6.60          7.863         352        78.66
New Jersey .....................................     381         67,417,757         5.29          7.730         355        75.12
Texas ..........................................     453         47,525,902         3.73          8.053         343        78.65
Illinois .......................................     346         47,525,551         3.73          7.977         352        79.40
Connecticut ....................................     246         36,864,053         2.90          7.502         353        78.59
Virginia .......................................     260         36,223,503         2.84          7.894         352        80.00
Pennsylvania ...................................     270         32,052,070         2.52          7.625         349        80.36
Georgia ........................................     256         31,348,751         2.46          8.435         354        82.90
Other ..........................................   3,004        372,006,012        29.22          7.678         353        80.53
                                                   -----     --------------       ------          -----         ---        -----
            TOTAL/WEIGHTED AVERAGE/
            % OF MORTGAGE LOAN POOL: ...........   8,585     $1,273,313,314       100.00%         7.569%        352        77.56%
                                                   =====     ==============       ======          =====         ===        =====

                  Number of States Represented:  50

                             GROUP I MORTGAGE LOANS

                                    OCCUPANCY

                                                                                  % OF
                                                                                 MORTGAGE
                                                                               LOAN POOL BY                  WEIGHTED
                                                                                 AGGREGATE      WEIGHTED      AVERAGE    WEIGHTED
                                                 NUMBER OF  AGGREGATE CUT-OFF  CUT-OFF DATE   AVERAGE GROSS  REMAINING   AVERAGE
                                                 MORTGAGE    DATE PRINCIPAL      PRINCIPAL      INTEREST       TERM      ORIGINAL
            OCCUPANCY                             LOANS         BALANCE           BALANCE         RATE       (MONTHS)     LTV (%)
            ---------                             -----         -------           -------         ----       --------     -------
Primary ........................................   7,950     $1,192,132,347        93.62%         7.550%        353        77.62%
Investment .....................................     522         65,757,170         5.16          7.906         347        76.02
Second Home ....................................     113         15,423,798         1.21          7.589         353        79.39
                                                   -----     --------------       ------          -----         ---        -----
            TOTAL/WEIGHTED AVERAGE/
            % OF MORTGAGE LOAN POOL: ...........   8,585     $1,273,313,314       100.00%         7.569%        352        77.56%
                                                   =====     ==============       ======          =====         ===        =====

                                 PROPERTY TYPES

                                                                                  % OF
                                                                                 MORTGAGE
                                                                               LOAN POOL BY                  WEIGHTED
                                                                                 AGGREGATE      WEIGHTED      AVERAGE    WEIGHTED
                                                 NUMBER OF  AGGREGATE CUT-OFF  CUT-OFF DATE   AVERAGE GROSS  REMAINING   AVERAGE
                                                 MORTGAGE    DATE PRINCIPAL      PRINCIPAL      INTEREST       TERM      ORIGINAL
            PROPERTY TYPES                        LOANS         BALANCE           BALANCE         RATE       (MONTHS)     LTV (%)
            --------------                        -----         -------           -------         ----       --------     -------
Single Family Residence ........................   6,483     $  923,550,109        72.53%         7.582%        352        77.61%
2-4 Family .....................................     921        187,027,426        14.69          7.404         352        74.87
PUD ............................................     557         85,522,034         6.72          7.696         353        80.95
Condo ..........................................     449         58,668,920         4.61          7.660         354        79.05
Manufactured Housing ...........................     175         18,544,825         1.46          7.686         350        81.75
                                                   -----     --------------       ------          -----         ---        -----
            TOTAL/WEIGHTED AVERAGE/
            % OF MORTGAGE LOAN POOL: ...........   8,585     $1,273,313,314       100.00%         7.569%        352        77.56%
                                                   =====     ==============       ======          =====         ===        =====

                             GROUP I MORTGAGE LOANS

                                  LOAN PURPOSE

                                                                                  % OF
                                                                                 MORTGAGE
                                                                               LOAN POOL BY                  WEIGHTED
                                                                                 AGGREGATE      WEIGHTED      AVERAGE    WEIGHTED
                                                 NUMBER OF  AGGREGATE CUT-OFF  CUT-OFF DATE   AVERAGE GROSS  REMAINING   AVERAGE
                                                 MORTGAGE    DATE PRINCIPAL      PRINCIPAL      INTEREST       TERM      ORIGINAL
            LOAN PURPOSE                          LOANS         BALANCE           BALANCE         RATE       (MONTHS)     LTV (%)
            ------------                          -----         -------           -------         ----       --------     -------
Refinance - Cashout ............................   6,470     $  966,250,638        75.88%         7.622%        352        76.06%
Purchase .......................................   1,776        258,733,872        20.32          7.397         356        82.99
Refinance - Rate Term ..........................     339         48,328,804         3.80          7.431         350        78.45
                                                   -----     --------------       ------          -----         ---        -----
            TOTAL/WEIGHTED AVERAGE/
            % OF MORTGAGE LOAN POOL: ...........   8,585     $1,273,313,314       100.00%         7.569%        352        77.56%
                                                   =====     ==============       ======          =====         ===        =====

                               DOCUMENTATION LEVEL

                                                                                  % OF
                                                                                 MORTGAGE
                                                                               LOAN POOL BY                  WEIGHTED
                                                                                 AGGREGATE      WEIGHTED      AVERAGE    WEIGHTED
                                                 NUMBER OF  AGGREGATE CUT-OFF  CUT-OFF DATE   AVERAGE GROSS  REMAINING   AVERAGE
                                                 MORTGAGE    DATE PRINCIPAL      PRINCIPAL      INTEREST       TERM      ORIGINAL
            DOCUMENTATION LEVEL                   LOANS         BALANCE           BALANCE         RATE       (MONTHS)     LTV (%)
            -------------------                   -----         -------           -------         ----       --------     -------
Full ...........................................   5,623     $  788,992,877        61.96%         7.510%        352        78.81%
Stated .........................................   2,869        470,103,842        36.92          7.659         352        75.46
Limited ........................................      43          7,110,369         0.56          7.867         357        72.86
No Documentation ...............................      50          7,106,225         0.56          7.828         351        82.48
                                                   -----     --------------       ------          -----         ---        -----
            TOTAL/WEIGHTED AVERAGE/
            % OF MORTGAGE LOAN POOL: ...........   8,585     $1,273,313,314       100.00%         7.569%        352        77.56%
                                                   =====     ==============       ======          =====         ===        =====

                             GROUP I MORTGAGE LOANS

                        ORIGINAL PREPAYMENT PENALTY TERM

                                                                                  % OF
                                                                                 MORTGAGE
                                                                               LOAN POOL BY                  WEIGHTED
                                                                                 AGGREGATE      WEIGHTED      AVERAGE    WEIGHTED
                                                 NUMBER OF  AGGREGATE CUT-OFF  CUT-OFF DATE   AVERAGE GROSS  REMAINING   AVERAGE
                                                 MORTGAGE    DATE PRINCIPAL      PRINCIPAL      INTEREST       TERM      ORIGINAL
    ORIGINAL PREPAYMENT PENALTY TERM (MONTHS)     LOANS         BALANCE           BALANCE         RATE       (MONTHS)     LTV (%)
    -----------------------------------------     -----         -------           -------         ----       --------     -------
0 ..............................................   2,116     $  313,656,599        24.63%         7.763%        352        77.17%
12 .............................................     518         93,613,224         7.35          7.209         344        72.02
24 .............................................   4,297        636,876,260        50.02          7.561         356        79.28
28 .............................................       1            179,344         0.01          6.500         356        60.00
30 .............................................      23          4,750,231         0.37          7.734         357        83.37
36 .............................................   1,630        224,237,658        17.61          7.468         347        75.42
                                                   -----     --------------       ------          -----         ---        -----
            TOTAL/WEIGHTED AVERAGE/
            % OF MORTGAGE LOAN POOL: ...........   8,585     $1,273,313,314       100.00%         7.569%        352        77.56%
                                                   =====     ==============       ======          =====         ===        =====

                  Non-Zero Minimum:  12
                  Maximum:  36
                  Non-Zero Weighted Average:  26

                                  LIEN POSITION

                                                                                  % OF
                                                                                 MORTGAGE
                                                                               LOAN POOL BY                  WEIGHTED
                                                                                 AGGREGATE      WEIGHTED      AVERAGE    WEIGHTED
                                                 NUMBER OF  AGGREGATE CUT-OFF  CUT-OFF DATE   AVERAGE GROSS  REMAINING   AVERAGE
                                                 MORTGAGE    DATE PRINCIPAL      PRINCIPAL      INTEREST       TERM      ORIGINAL
            LIEN POSITION                         LOANS         BALANCE           BALANCE         RATE       (MONTHS)     LTV (%)
            -------------                         -----         -------           -------         ----       --------     -------
1st Lien .......................................   8,585     $1,273,313,314       100.00%         7.569%        352        77.56%
                                                   -----     --------------       ------          -----         ---        -----
            TOTAL/WEIGHTED AVERAGE/
            % OF MORTGAGE LOAN POOL: ...........   8,585     $1,273,313,314       100.00%         7.569%        352        77.56%
                                                   =====     ==============       ======          =====         ===        =====

THE GROUP II MORTGAGE LOANS

     The group II mortgage loans are expected to have the following approximate aggregate characteristics as of the cut-off date:

Cut-off date principal balance of group II mortgage loans...................................       $516,172,307
Cut-off date principal balance of group II fixed-rate mortgage loans........................       $139,291,122
Cut-off date principal balance of group II adjustable-rate mortgage loans...................       $376,881,185
    Mortgage Rates:
       Weighted Average.....................................................................             7.589%
       Range................................................................................  3.350% to 13.000%
   Margin:
       Weighted Average of the adjustable-rate mortgage loans...............................             5.575%
       Range................................................................................  2.550% to 10.500%
Weighted average months to roll of adjustable-rate mortgage loans (in months)...............                 22
Weighted average remaining term to maturity (in months).....................................                354

     The scheduled principal balances of the group II mortgage loans range from approximately $46,710 to approximately $1,476,230. The group II mortgage loans had an average scheduled principal balance of approximately $183,040.

     The weighted average combined loan-to-value ratio at origination of the group II mortgage loans is approximately 79.11% and approximately 37.02% of the group II mortgage loans have combined loan-to-value ratios at origination exceeding 80.00%.

     Approximately 99.26% of the group II mortgage loans are secured by first liens. Approximately 0.74% of the group II mortgage loans are secured by second liens.

     No more than approximately 0.49% of the group II mortgage loans are secured by mortgaged properties located in any one zip code area.

     The responsible party will represent that

     o none of the group II mortgage loans sold by it is classified as a (a) "high cost" loan under the Home Ownership and Equity Protection Act of 1994 or (b) "high cost home," "threshold," "covered," "high risk home" or "predatory" loan under any other applicable federal, state or local law;

     o none of the group II mortgage loans had a prepayment penalty period at origination in excess of five years;

     o none of the group II mortgage loans secured by property located in the State of Georgia was originated on or prior to March 7, 2003; and

     o in connection with the origination of the group II mortgage loans, no proceeds from a group II mortgage loan were used to finance a single-premium credit life insurance policy.

     See "Description of the Certificates--Representations and Warranties Relating to the Mortgage Loans" in this prospectus supplement.

     The following tables set forth certain statistical information with respect to the group II mortgage loans. Due to rounding, the percentages shown may not precisely total 100.00%.

                             GROUP II MORTGAGE LOANS

                                  PRODUCT TYPES


                                                                                  % OF
                                                                                 MORTGAGE
                                                                               LOAN POOL BY                  WEIGHTED    WEIGHTED
                                                                                 AGGREGATE      WEIGHTED      AVERAGE    AVERAGE
                                                 NUMBER OF  AGGREGATE CUT-OFF  CUT-OFF DATE   AVERAGE GROSS  REMAINING   COMBINED
                                                 MORTGAGE    DATE PRINCIPAL      PRINCIPAL      INTEREST       TERM      ORIGINAL
            PRODUCT TYPES                         LOANS         BALANCE           BALANCE         RATE       (MONTHS)     LTV (%)
            -------------                         -----         -------           -------         ----       --------     -------
Fixed - 10 Year ................................       2     $      122,262         0.02%         9.824%        117        34.02%
Fixed - 15 Year ................................      46          5,480,565         1.06          7.876         177        68.76
Fixed - 20 Year ................................      35          3,218,015         0.62          8.995         237        75.33
Fixed - 30 Year ................................     694        130,470,281        25.28          7.412         357        78.23
ARM - 6 Month ..................................       2            490,110         0.09          8.585         357        76.17
ARM - 15 Year/6 Month LIBOR ....................      11          1,365,203         0.26          7.454         356        72.41
ARM - 2 Year/6 Month LIBOR .....................   1,868        348,224,807        67.46          7.620         357        79.85
ARM - 2 Year/6 Month LIBOR/15 Year .............       4            257,852         0.05          8.488         176        67.25
ARM - 3 Year/6 Month LIBOR .....................     158         26,543,213         5.14          7.794         357        77.09
                                                   -----     --------------       ------          -----         ---        -----
            TOTAL/WEIGHTED AVERAGE/
            % OF MORTGAGE LOAN POOL: ...........   2,820     $  516,172,307       100.00%         7.589%        354        79.11%
                                                   =====     ==============       ======          =====         ===        =====

                             GROUP II MORTGAGE LOANS

                          RANGE OF GROSS INTEREST RATES

                                                                                  % OF
                                                                                 MORTGAGE
                                                                               LOAN POOL BY                  WEIGHTED    WEIGHTED
                                                                                 AGGREGATE      WEIGHTED      AVERAGE    AVERAGE
                                                 NUMBER OF  AGGREGATE CUT-OFF  CUT-OFF DATE   AVERAGE GROSS  REMAINING   COMBINED
                                                 MORTGAGE    DATE PRINCIPAL      PRINCIPAL      INTEREST       TERM      ORIGINAL
            RANGE OF GROSS INTEREST RATES (%)     LOANS         BALANCE           BALANCE         RATE       (MONTHS)     LTV (%)
            ---------------------------------     -----         -------           -------         ----       --------     -------
3.000% - 3.999% ................................       1     $      206,650         0.04%         3.350%        356        80.00%
4.000% - 4.999% ................................       5            940,171         0.18          4.894         357        76.53
5.000% - 5.999% ................................     275         66,541,708        12.89          5.595         357        72.51
6.000% - 6.999% ................................     473        138,474,156        26.83          6.616         354        77.38
7.000% - 7.999% ................................     546        119,325,382        23.12          7.564         354        80.89
8.000% - 8.999% ................................     855        121,652,571        23.57          8.476         355        82.90
9.000% - 9.999% ................................     349         38,774,634         7.51          9.478         350        81.05
10.000% - 10.999% ..............................     239         24,248,822         4.70         10.440         351        77.45
11.000% - 11.999% ..............................      64          5,248,247         1.02         11.377         350        75.57
12.000% - 12.999% ..............................      12            710,149         0.14         12.344         346        71.99
13.000% - 13.999% ..............................       1             49,817         0.01         13.000         178        57.01
                                                   -----     --------------       ------          -----         ---        -----
            TOTAL/WEIGHTED AVERAGE/
            % OF MORTGAGE LOAN POOL: ...........   2,820     $  516,172,307       100.00%         7.589%        354        79.11%
                                                   =====     ==============       ======          =====         ===        =====

                  Minimum:  3.350%
                  Maximum:  13.000%
                  Weighted Average:  7.589%

                             GROUP II MORTGAGE LOANS

                    RANGE OF CUT-OFF DATE PRINCIPAL BALANCES

                                                                                  % OF
                                                                                 MORTGAGE
                                                                               LOAN POOL BY                  WEIGHTED    WEIGHTED
                                                                                 AGGREGATE      WEIGHTED      AVERAGE    AVERAGE
                                                 NUMBER OF  AGGREGATE CUT-OFF  CUT-OFF DATE   AVERAGE GROSS  REMAINING   COMBINED
                                                 MORTGAGE    DATE PRINCIPAL      PRINCIPAL      INTEREST       TERM      ORIGINAL
  RANGE OF CUT-OFF DATE PRINCIPAL BALANCES ($)    LOANS         BALANCE           BALANCE         RATE       (MONTHS)     LTV (%)
  --------------------------------------------    -----         -------           -------         ----       --------     -------
$25,001-$50,000 ................................      42     $    2,088,620         0.40%         9.271%        307        68.74%
$50,001-$75,000 ................................     564         35,224,876         6.82          9.059         347        79.78
$75,001-$100,000 ...............................     453         39,650,256         7.68          8.638         351        80.01
$100,001-$125,000 ..............................     345         38,657,459         7.49          8.229         354        80.53
$125,001-$150,000 ..............................     249         34,104,107         6.61          7.995         353        80.04
$150,001-$175,000 ..............................     174         27,933,310         5.41          7.841         355        78.49
$175,001-$200,000 ..............................     117         22,074,027         4.28          7.498         356        78.69
$200,001-$225,000 ..............................     115         24,476,299         4.74          7.185         357        79.46
$225,001-$250,000 ..............................      78         18,433,866         3.57          7.450         357        78.34
$250,001-$275,000 ..............................      63         16,630,307         3.22          7.349         357        77.90
$275,001-$300,000 ..............................      53         15,189,079         2.94          7.140         354        79.56
$300,001-$325,000 ..............................      26          8,084,833         1.57          7.264         357        81.21
$325,001-$350,000 ..............................     100         34,027,143         6.59          7.186         357        81.44
$350,001-$375,000 ..............................      87         31,486,932         6.10          7.053         353        79.51
$375,001-$400,000 ..............................     101         39,285,457         7.61          7.183         353        77.80
$400,001-$425,000 ..............................      48         19,762,206         3.83          7.240         354        80.49
$425,001-$450,000 ..............................      46         20,181,074         3.91          7.195         356        77.82
$450,001-$475,000 ..............................      27         12,511,853         2.42          6.996         357        83.20
$475,001-$500,000 ..............................      46         22,666,843         4.39          7.093         357        79.17
$500,001-$750,000 ..............................      74         42,587,032         8.25          7.056         354        78.19
$750,001-$1,000,000 ............................      11          9,640,497         1.87          6.461         356        63.80
$1,000,001>= ...................................       1          1,476,230         0.29          6.850         357        78.81
                                                   -----     --------------       ------          -----         ---        -----
            TOTAL/WEIGHTED AVERAGE/
            % OF MORTGAGE LOAN POOL: ...........   2,820     $  516,172,307       100.00%         7.589%        354        79.11%
                                                   =====     ==============       ======          =====         ===        =====

                  Minimum:  $46,710
                  Maximum:  $1,476,230
                  Average:  $183,040

                             GROUP II MORTGAGE LOANS

                                 ORIGINAL TERMS

                                                                                  % OF
                                                                                 MORTGAGE
                                                                               LOAN POOL BY                  WEIGHTED    WEIGHTED
                                                                                 AGGREGATE      WEIGHTED      AVERAGE    AVERAGE
                                                 NUMBER OF  AGGREGATE CUT-OFF  CUT-OFF DATE   AVERAGE GROSS  REMAINING   COMBINED
                                                 MORTGAGE    DATE PRINCIPAL      PRINCIPAL      INTEREST       TERM      ORIGINAL
            ORIGINAL TERMS (MONTHS)               LOANS         BALANCE           BALANCE         RATE       (MONTHS)     LTV (%)
            -----------------------               -----         -------           -------         ----       --------     -------
120 ............................................       2     $      122,262         0.02%         9.824%        117        34.02%
180 ............................................      50          5,738,416         1.11          7.904         177        68.69
240 ............................................      35          3,218,015         0.62          8.995         237        75.33
360 ............................................   2,733        507,093,614        98.24          7.576         357        79.27
                                                   -----     --------------       ------          -----         ---        -----
            TOTAL/WEIGHTED AVERAGE/
            % OF MORTGAGE LOAN POOL: ...........   2,820     $  516,172,307       100.00%         7.589%        354        79.11%
                                                   =====     ==============       ======          =====         ===        =====

                  Minimum:  120
                  Maximum:  360
                  Weighted Average:  357

                            RANGE OF REMAINING TERMS

                                                                                  % OF
                                                                                 MORTGAGE
                                                                               LOAN POOL BY                  WEIGHTED    WEIGHTED
                                                                                 AGGREGATE      WEIGHTED      AVERAGE    AVERAGE
                                                 NUMBER OF  AGGREGATE CUT-OFF  CUT-OFF DATE   AVERAGE GROSS  REMAINING   COMBINED
                                                 MORTGAGE    DATE PRINCIPAL      PRINCIPAL      INTEREST       TERM      ORIGINAL
          RANGE OF REMAINING TERMS (MONTHS)       LOANS         BALANCE           BALANCE         RATE       (MONTHS)     LTV (%)
          ---------------------------------       -----         -------           -------         ----       --------     -------
61-120 .........................................       2     $      122,262         0.02%         9.824%        117        34.02%
121-180 ........................................      50          5,738,416         1.11          7.904         177        68.69
181-240 ........................................      35          3,218,015         0.62          8.995         237        75.33
301-360 ........................................   2,733        507,093,614        98.24          7.576         357        79.27
                                                   -----     --------------       ------          -----         ---        -----
            TOTAL/WEIGHTED AVERAGE/
            % OF MORTGAGE LOAN POOL: ...........   2,820     $  516,172,307       100.00%         7.589%        354        79.11%
                                                   =====     ==============       ======          =====         ===        =====

                  Minimum:  116
                  Maximum:  358
                  Weighted Average:  354

                             GROUP II MORTGAGE LOANS

                      RANGE OF COMBINED ORIGINAL LTV RATIOS

                                                                                  % OF
                                                                                 MORTGAGE
                                                                               LOAN POOL BY                  WEIGHTED    WEIGHTED
                                                                                 AGGREGATE      WEIGHTED      AVERAGE    AVERAGE
                                                 NUMBER OF  AGGREGATE CUT-OFF  CUT-OFF DATE   AVERAGE GROSS  REMAINING   COMBINED
                                                 MORTGAGE    DATE PRINCIPAL      PRINCIPAL      INTEREST       TERM      ORIGINAL
   RANGE OF COMBINED ORIGINAL LTV RATIOS (%)      LOANS         BALANCE           BALANCE         RATE       (MONTHS)     LTV (%)
   -----------------------------------------      -----         -------           -------         ----       --------     -------
10.01%-15.00% ..................................       1     $       49,867         0.01%         8.100%        356        14.49%
15.01%-20.00% ..................................       1             50,672         0.01          8.350         356        20.00
20.01%-25.00% ..................................       5            464,990         0.09          8.085         357        22.73
25.01%-30.00% ..................................       5            427,181         0.08          7.368         291        27.91
30.01%-35.00% ..................................      10          1,800,757         0.35          7.082         334        32.63
35.01%-40.00% ..................................      10          1,117,197         0.22          7.017         327        37.98
40.01%-45.00% ..................................      15          3,102,562         0.60          7.018         352        43.20
45.01%-50.00% ..................................      34          6,081,945         1.18          7.120         357        47.67
50.01%-55.00% ..................................      52         11,243,092         2.18          7.070         337        53.55
55.01%-60.00% ..................................      74         15,642,170         3.03          7.044         352        57.71
60.01%-65.00% ..................................     151         29,651,209         5.74          7.400         351        63.61
65.01%-70.00% ..................................     202         41,159,808         7.97          7.184         354        68.74
70.01%-75.00% ..................................     291         52,718,868        10.21          7.778         355        74.16
75.01%-80.00% ..................................     885        161,580,106        31.30          7.475         354        79.68
80.01%-85.00% ..................................     225         38,851,892         7.53          7.416         352        84.44
85.01%-90.00% ..................................     498         90,205,557        17.48          7.976         356        89.79
90.01%-95.00% ..................................     325         57,043,453        11.05          7.924         356        94.77
95.01%-100.00% .................................      36          4,980,984         0.96          8.326         348        99.66
                                                   -----     --------------       ------          -----         ---        -----
            TOTAL/WEIGHTED AVERAGE/
            % OF MORTGAGE LOAN POOL: ...........   2,820     $  516,172,307       100.00%         7.589%        354        79.11%
                                                   =====     ==============       ======          =====         ===        =====

                  Minimum:  14.49%
                  Maximum:  100.00%
                  Weighted Average:  79.11%

                             GROUP II MORTGAGE LOANS


                             RANGE OF GROSS MARGINS

                                                                                  % OF
                                                                                 MORTGAGE
                                                                               LOAN POOL BY                  WEIGHTED    WEIGHTED
                                                                                 AGGREGATE      WEIGHTED      AVERAGE    AVERAGE
                                                 NUMBER OF  AGGREGATE CUT-OFF  CUT-OFF DATE   AVERAGE GROSS  REMAINING   COMBINED
                                                 MORTGAGE    DATE PRINCIPAL      PRINCIPAL      INTEREST       TERM      ORIGINAL
            RANGE OF GROSS MARGINS (%)            LOANS         BALANCE           BALANCE         RATE       (MONTHS)     LTV (%)
            --------------------------            -----         -------           -------         ----       --------     -------
Fixed Rate Loans ...............................     777     $  139,291,122        26.99%         7.469%        347        77.75%
2.550% - 3.500% ................................      50         12,856,063         2.49          5.560         356        69.53
3.501% - 4.000% ................................     135         34,824,866         6.75          5.866         356        70.15
4.001% - 4.500% ................................     167         45,484,778         8.81          6.272         356        78.43
4.501% - 5.000% ................................     172         42,581,230         8.25          6.834         357        79.48
5.001% - 5.500% ................................     259         58,565,728        11.35          7.392         357        81.63
5.501% - 6.000% ................................     306         49,565,132         9.60          8.061         357        83.18
6.001% - 6.500% ................................     288         47,557,737         9.21          8.284         357        81.85
6.501% - 7.000% ................................     246         34,899,494         6.76          8.644         356        81.55
7.001% - 7.500% ................................     136         17,605,687         3.41          9.169         357        84.05
7.501% - 8.000% ................................     173         20,108,343         3.90         10.028         357        79.13
8.001% - 8.500% ................................      61          7,278,036         1.41         10.204         357        77.31
8.501% - 9.000% ................................      22          2,759,863         0.53         10.484         357        79.63
9.001% - 9.500% ................................      19          1,896,733         0.37         10.993         357        78.42
9.501% - 10.000% ...............................       4            361,102         0.07         10.525         330        78.86
10.001% - 10.500% ..............................       5            536,393         0.10         10.992         356        84.51
                                                   -----     --------------       ------          -----         ---        -----
            TOTAL/WEIGHTED AVERAGE/
            % OF MORTGAGE LOAN POOL: ...........   2,820     $  516,172,307       100.00%         7.589%        354        79.11%
                                                   =====     ==============       ======          =====         ===        =====

                  Non-Zero Minimum:  2.550%
                  Maximum:  10.500%
                  Non-Zero Weighted Average:  5.575%

                             GROUP II MORTGAGE LOANS

                         RANGE OF MINIMUM MORTGAGE RATES

                                                                                  % OF
                                                                                 MORTGAGE
                                                                               LOAN POOL BY                  WEIGHTED    WEIGHTED
                                                                                 AGGREGATE      WEIGHTED      AVERAGE    AVERAGE
                                                 NUMBER OF  AGGREGATE CUT-OFF  CUT-OFF DATE   AVERAGE GROSS  REMAINING   COMBINED
                                                 MORTGAGE    DATE PRINCIPAL      PRINCIPAL      INTEREST       TERM      ORIGINAL
        RANGE OF MINIMUM MORTGAGE RATES (%)       LOANS         BALANCE           BALANCE         RATE       (MONTHS)     LTV (%)
        -----------------------------------       -----         -------           -------         ----       --------     -------
Fixed Rate Loans ...............................     777     $  139,291,122        26.99%         7.469%        347        77.75%
3.350% - 3.500% ................................       1            206,650         0.04          3.350         356        80.00
4.501% - 5.000% ................................       5            940,171         0.18          4.894         357        76.53
5.001% - 5.500% ................................     107         24,477,199         4.74          5.300         357        72.24
5.501% - 6.000% ................................     154         37,657,491         7.30          5.765         356        72.60
6.001% - 6.500% ................................      90         32,735,917         6.34          6.345         356        77.71
6.501% - 7.000% ................................     143         47,301,244         9.16          6.827         356        81.02
7.001% - 7.500% ................................     145         34,881,629         6.76          7.286         357        80.59
7.501% - 8.000% ................................     268         50,999,309         9.88          7.866         357        81.81
8.001% - 8.500% ................................     332         51,377,816         9.95          8.294         357        82.90
8.501% - 9.000% ................................     294         40,820,575         7.91          8.774         356        82.87
9.001% - 9.500% ................................     145         17,276,563         3.35          9.279         357        83.00
9.501% - 10.000% ...............................     120         13,724,811         2.66          9.794         357        80.16
10.001% - 10.500% ..............................     115         12,515,104         2.42         10.240         355        77.85
10.501% - 11.000% ..............................      77          8,236,956         1.60         10.775         357        76.51
11.001% - 11.500% ..............................      25          2,166,686         0.42         11.232         357        74.23
11.501% - 12.000% ..............................      14          1,130,128         0.22         11.746         357        76.13
12.001% - 12.500% ..............................       7            377,740         0.07         12.242         356        66.44
12.501% - 13.000% ..............................       1             55,194         0.01         12.650         356        65.00
                                                   -----     --------------       ------          -----         ---        -----
            TOTAL/WEIGHTED AVERAGE/
            % OF MORTGAGE LOAN POOL: ...........   2,820     $  516,172,307       100.00%         7.589%        354        79.11%
                                                   =====     ==============       ======          =====         ===        =====

                  Non-Zero Minimum:  3.350%
                  Maximum:  12.650%
                  Non-Zero Weighted Average:  7.633%

                             GROUP II MORTGAGE LOANS

                         RANGE OF MAXIMUM MORTGAGE RATES

                                                                                  % OF
                                                                                 MORTGAGE
                                                                               LOAN POOL BY                  WEIGHTED    WEIGHTED
                                                                                 AGGREGATE      WEIGHTED      AVERAGE    AVERAGE
                                                 NUMBER OF  AGGREGATE CUT-OFF  CUT-OFF DATE   AVERAGE GROSS  REMAINING   COMBINED
                                                 MORTGAGE    DATE PRINCIPAL      PRINCIPAL      INTEREST       TERM      ORIGINAL
     RANGE OF MAXIMUM MORTGAGE RATES (%)          LOANS         BALANCE           BALANCE         RATE       (MONTHS)     LTV (%)
     -----------------------------------          -----         -------           -------         ----       --------     -------
Fixed Rate Loans ...............................     777     $  139,291,122        26.99%         7.469%        347        77.75%
9.350% - 9.500% ................................       1            206,650         0.04          3.350         356        80.00
10.501% - 11.000% ..............................       5            940,171         0.18          4.894         357        76.53
11.001% - 11.500% ..............................     107         24,312,563         4.71          5.312         357        72.57
11.501% - 12.000% ..............................     153         37,164,524         7.20          5.763         356        72.37
12.001% - 12.500% ..............................      82         29,247,410         5.67          6.320         356        77.35
12.501% - 13.000% ..............................     137         45,594,266         8.83          6.814         356        81.33
13.001% - 13.500% ..............................     149         37,278,624         7.22          7.213         357        80.58
13.501% - 14.000% ..............................     268         51,254,674         9.93          7.824         357        81.65
14.001% - 14.500% ..............................     329         51,229,500         9.92          8.255         357        82.66
14.501% - 15.000% ..............................     294         41,672,872         8.07          8.731         356        82.76
15.001% - 15.500% ..............................     149         18,282,218         3.54          9.207         357        83.00
15.501% - 16.000% ..............................     127         14,855,286         2.88          9.724         357        80.41
16.001% - 16.500% ..............................     117         12,736,037         2.47         10.227         355        77.90
16.501% - 17.000% ..............................      75          7,886,736         1.53         10.759         357        75.80
17.001% - 17.500% ..............................      25          2,166,686         0.42         11.232         357        74.23
17.501% - 18.000% ..............................      17          1,620,033         0.31         11.467         356        79.99
18.001% - 18.500% ..............................       7            377,740         0.07         12.242         356        66.44
18.501% - 19.000% ..............................       1             55,194         0.01         12.650         356        65.00
                                                   -----     --------------       ------          -----         ---        -----
            TOTAL/WEIGHTED AVERAGE/
            % OF MORTGAGE LOAN POOL: ...........   2,820     $  516,172,307       100.00%         7.589%        354        79.11%
                                                   =====     ==============       ======          =====         ===        =====

                  Non-Zero Minimum:  9.350%
                  Maximum:  18.650%
                  Non-Zero Weighted Average:  13.668%

                             GROUP II MORTGAGE LOANS

                                   INITIAL CAP

                                                                                  % OF
                                                                                 MORTGAGE
                                                                               LOAN POOL BY                  WEIGHTED    WEIGHTED
                                                                                 AGGREGATE      WEIGHTED      AVERAGE    AVERAGE
                                                 NUMBER OF  AGGREGATE CUT-OFF  CUT-OFF DATE   AVERAGE GROSS  REMAINING   COMBINED
                                                 MORTGAGE    DATE PRINCIPAL      PRINCIPAL      INTEREST       TERM      ORIGINAL
            INITIAL CAP (%)                       LOANS         BALANCE           BALANCE         RATE       (MONTHS)     LTV (%)
            ---------------                       -----         -------           -------         ----       --------     -------
Fixed Rate Loans ...............................     777     $  139,291,122        26.99%         7.469%        347        77.75%
1.000% .........................................       3            928,171         0.18          7.861         357        78.28
2.000% .........................................      16          4,925,629         0.95          6.769         356        78.00
3.000% .........................................   2,023        370,849,508        71.85          7.643         356        79.64
4.000% .........................................       1            177,877         0.03          9.950         356        90.00
                                                   -----     --------------       ------          -----         ---        -----
            TOTAL/WEIGHTED AVERAGE/
            % OF MORTGAGE LOAN POOL: ...........   2,820     $  516,172,307       100.00%         7.589%        354        79.11%
                                                   =====     ==============       ======          =====         ===        =====

                  Non-Zero Minimum:  1.000%
                  Maximum:  4.000%
                  Non-Zero Weighted Average:  2.982%

                                  PERIODIC CAP

                                                                                  % OF
                                                                                 MORTGAGE
                                                                               LOAN POOL BY                  WEIGHTED    WEIGHTED
                                                                                 AGGREGATE      WEIGHTED      AVERAGE    AVERAGE
                                                 NUMBER OF  AGGREGATE CUT-OFF  CUT-OFF DATE   AVERAGE GROSS  REMAINING   COMBINED
                                                 MORTGAGE    DATE PRINCIPAL      PRINCIPAL      INTEREST       TERM      ORIGINAL
            PERIODIC CAP (%)                      LOANS         BALANCE           BALANCE         RATE       (MONTHS)     LTV (%)
            ----------------                      -----         -------           -------         ----       --------     -------
Fixed Rate Loans ...............................     777     $  139,291,122        26.99%         7.469%        347        77.75%
1.000% .........................................   2,016        370,574,048        71.79          7.630         357        79.62
1.500% .........................................      27          6,307,137         1.22          7.829         356        79.29
                                                   -----     --------------       ------          -----         ---        -----
            TOTAL/WEIGHTED AVERAGE/
            % OF MORTGAGE LOAN POOL: ...........   2,820     $  516,172,307       100.00%         7.589%        354        79.11%
                                                   =====     ==============       ======          =====         ===        =====

                  Non-Zero Minimum:  1.000%
                  Maximum:  1.500%
                  Non-Zero Weighted Average:  1.008%

                             GROUP II MORTGAGE LOANS

                            NEXT RATE ADJUSTMENT DATE

                                                                                  % OF
                                                                                 MORTGAGE
                                                                               LOAN POOL BY                  WEIGHTED    WEIGHTED
                                                                                 AGGREGATE      WEIGHTED      AVERAGE    AVERAGE
                                                 NUMBER OF  AGGREGATE CUT-OFF  CUT-OFF DATE   AVERAGE GROSS  REMAINING   COMBINED
                                                 MORTGAGE    DATE PRINCIPAL      PRINCIPAL      INTEREST       TERM      ORIGINAL
            NEXT RATE ADJUSTMENT DATE             LOANS         BALANCE           BALANCE         RATE       (MONTHS)     LTV (%)
            -------------------------             -----         -------           -------         ----       --------     -------
Fixed Rate Loans ...............................     777     $  139,291,122        26.99%         7.469%        347        77.75%
June 2004 ......................................       2            490,110         0.09          8.585         357        76.17
September 2005 .................................      13          2,446,266         0.47          8.363         354        81.07
October 2005 ...................................     135         27,098,975         5.25          7.237         354        78.48
November 2005 ..................................     700        133,015,074        25.77          7.587         356        79.06
December 2005 ..................................     707        128,107,252        24.82          7.880         357        80.36
January 2006 ...................................     317         57,815,091        11.20          7.271         358        81.09
October 2006 ...................................      17          2,603,052         0.50          7.433         355        70.41
November 2006 ..................................      49          7,209,431         1.40          7.722         356        77.03
December 2006 ..................................      73         13,480,070         2.61          7.982         357        77.54
January 2007 ...................................      19          3,250,659         0.63          7.466         358        80.74
October 2018 ...................................       3            328,023         0.06          7.361         355        59.71
November 2018 ..................................       5            514,312         0.10          7.354         356        70.04
December 2018 ..................................       2            356,766         0.07          8.105         357        83.96
January 2019 ...................................       1            166,101         0.03          6.550         358        80.00
                                                   -----     --------------       ------          -----         ---        -----
            TOTAL/WEIGHTED AVERAGE/
            % OF MORTGAGE LOAN POOL: ...........   2,820     $  516,172,307       100.00%         7.589%        354        79.11%
                                                   =====     ==============       ======          =====         ===        =====

                  Non-Zero Weighted Average:  January, 2006

                             GROUP II MORTGAGE LOANS

                            GEOGRAPHICAL DISTRIBUTION

                                                                                  % OF
                                                                                 MORTGAGE
                                                                               LOAN POOL BY                  WEIGHTED    WEIGHTED
                                                                                 AGGREGATE      WEIGHTED      AVERAGE    AVERAGE
                                                 NUMBER OF  AGGREGATE CUT-OFF  CUT-OFF DATE   AVERAGE GROSS  REMAINING   COMBINED
                                                 MORTGAGE    DATE PRINCIPAL      PRINCIPAL      INTEREST       TERM      ORIGINAL
            GEOGRAPHICAL DISTRIBUTION             LOANS         BALANCE           BALANCE         RATE       (MONTHS)     LTV (%)
            -------------------------             -----         -------           -------         ----       --------     -------
California .....................................     438     $  131,475,272        25.47%         7.108%        354        77.43%
New York .......................................     265         72,079,977        13.96          7.173         353        77.26
Massachusetts ..................................     188         48,146,859         9.33          6.774         355        76.28
New Jersey .....................................     100         26,132,306         5.06          7.937         355        78.01
Florida ........................................     213         25,947,523         5.03          8.216         353        81.30
Texas ..........................................     193         23,090,539         4.47          8.306         353        82.11
Virginia .......................................     101         17,932,916         3.47          7.946         355        83.77
Georgia ........................................     121         15,964,086         3.09          8.904         355        82.07
Connecticut ....................................      72         12,972,514         2.51          7.322         347        77.34
Michigan .......................................      98         10,021,141         1.94          8.868         354        81.19
Ohio ...........................................     111          9,648,572         1.87          8.852         357        81.97
Other ..........................................     920        122,760,602        23.78          7.928         354        81.05
                                                   -----     --------------       ------          -----         ---        -----
            TOTAL/WEIGHTED AVERAGE/
            % OF MORTGAGE LOAN POOL: ...........   2,820     $  516,172,307       100.00%         7.589%        354        79.11%
                                                   =====     ==============       ======          =====         ===        =====

                  Number of States Represented:  47

                             GROUP II MORTGAGE LOANS

                                    OCCUPANCY

                                                                                  % OF
                                                                                 MORTGAGE
                                                                               LOAN POOL BY                  WEIGHTED    WEIGHTED
                                                                                 AGGREGATE      WEIGHTED      AVERAGE    AVERAGE
                                                 NUMBER OF  AGGREGATE CUT-OFF  CUT-OFF DATE   AVERAGE GROSS  REMAINING   COMBINED
                                                 MORTGAGE    DATE PRINCIPAL      PRINCIPAL      INTEREST       TERM      ORIGINAL
            OCCUPANCY                             LOANS         BALANCE           BALANCE         RATE       (MONTHS)     LTV (%)
            ---------                             -----         -------           -------         ----       --------     -------
Primary ........................................   2,631     $  487,130,656        94.37%         7.568%        354        79.06%
Investment .....................................     149         20,826,512         4.03          8.229         350        80.93
Second Home ....................................      40          8,215,139         1.59          7.190         347        77.55
                                                   -----     --------------       ------          -----         ---        -----
            TOTAL/WEIGHTED AVERAGE/
            % OF MORTGAGE LOAN POOL: ...........   2,820     $  516,172,307       100.00%         7.589%        354        79.11%
                                                   =====     ==============       ======          =====         ===        =====


                                 PROPERTY TYPES

                                                                                  % OF
                                                                                 MORTGAGE
                                                                               LOAN POOL BY                  WEIGHTED    WEIGHTED
                                                                                 AGGREGATE      WEIGHTED      AVERAGE    AVERAGE
                                                 NUMBER OF  AGGREGATE CUT-OFF  CUT-OFF DATE   AVERAGE GROSS  REMAINING   COMBINED
                                                 MORTGAGE    DATE PRINCIPAL      PRINCIPAL      INTEREST       TERM      ORIGINAL
            PROPERTY TYPES                        LOANS         BALANCE           BALANCE         RATE       (MONTHS)     LTV (%)
            --------------                        -----         -------           -------         ----       --------     -------
Single Family Residence ........................   1,906     $  351,632,950        68.12%         7.546%        354        78.29%
2-4 Family .....................................     327         68,954,614        13.36          7.399         353        80.28
PUD ............................................     230         52,604,554        10.19          7.736         355        81.97
Manufactured Housing ...........................     243         23,097,203         4.47          8.375         348        81.57
Condo ..........................................     114         19,882,986         3.85          7.701         353        79.28
                                                   -----     --------------       ------          -----         ---        -----
            TOTAL/WEIGHTED AVERAGE/
            % OF MORTGAGE LOAN POOL: ...........   2,820     $  516,172,307       100.00%         7.589%        354        79.11%
                                                   =====     ==============       ======          =====         ===        =====

                             GROUP II MORTGAGE LOANS

                                  LOAN PURPOSE

                                                                                  % OF
                                                                                 MORTGAGE
                                                                               LOAN POOL BY                  WEIGHTED    WEIGHTED
                                                                                 AGGREGATE      WEIGHTED      AVERAGE    AVERAGE
                                                 NUMBER OF  AGGREGATE CUT-OFF  CUT-OFF DATE   AVERAGE GROSS  REMAINING   COMBINED
                                                 MORTGAGE    DATE PRINCIPAL      PRINCIPAL      INTEREST       TERM      ORIGINAL
            LOAN PURPOSE                          LOANS         BALANCE           BALANCE         RATE       (MONTHS)     LTV (%)
            ------------                          -----         -------           -------         ----       --------     -------
Refinance - Cashout ............................   1,212     $  263,217,134        50.99%         7.376%        353        75.10%
Purchase .......................................   1,262        198,680,278        38.49          7.847         356        85.32
Refinance - Rate Term ..........................     346         54,274,896        10.51          7.677         352        75.88
                                                   -----     --------------       ------          -----         ---        -----
            TOTAL/WEIGHTED AVERAGE/
            % OF MORTGAGE LOAN POOL: ...........   2,820     $  516,172,307       100.00%         7.589%        354        79.11%
                                                   =====     ==============       ======          =====         ===        =====

                               DOCUMENTATION LEVEL

                                                                                  % OF
                                                                                 MORTGAGE
                                                                               LOAN POOL BY                  WEIGHTED    WEIGHTED
                                                                                 AGGREGATE      WEIGHTED      AVERAGE    AVERAGE
                                                 NUMBER OF  AGGREGATE CUT-OFF  CUT-OFF DATE   AVERAGE GROSS  REMAINING   COMBINED
                                                 MORTGAGE    DATE PRINCIPAL      PRINCIPAL      INTEREST       TERM      ORIGINAL
            DOCUMENTATION LEVEL                   LOANS         BALANCE           BALANCE         RATE       (MONTHS)     LTV (%)
            -------------------                   -----         -------           -------         ----       --------     -------
Full ...........................................   2,138     $  354,722,468        68.72%         7.608%        355        80.64%
Stated .........................................     639        154,697,003        29.97          7.560         351        75.86
No Documentation ...............................      35          5,407,214         1.05          7.246         353        73.37
Limited ........................................       8          1,345,622         0.26          7.326         357        72.94
                                                   -----     --------------       ------          -----         ---        -----
            TOTAL/WEIGHTED AVERAGE/
            % OF MORTGAGE LOAN POOL: ...........   2,820     $  516,172,307       100.00%         7.589%        354        79.11%
                                                   =====     ==============       ======          =====         ===        =====

                             GROUP II MORTGAGE LOANS

                        ORIGINAL PREPAYMENT PENALTY TERM

                                                                                  % OF
                                                                                 MORTGAGE
                                                                               LOAN POOL BY                  WEIGHTED    WEIGHTED
                                                                                 AGGREGATE      WEIGHTED      AVERAGE    AVERAGE
                                                 NUMBER OF  AGGREGATE CUT-OFF  CUT-OFF DATE   AVERAGE GROSS  REMAINING   COMBINED
                                                 MORTGAGE    DATE PRINCIPAL      PRINCIPAL      INTEREST       TERM      ORIGINAL
    ORIGINAL PREPAYMENT PENALTY TERM (MONTHS)     LOANS         BALANCE           BALANCE         RATE       (MONTHS)     LTV (%)
    -----------------------------------------     -----         -------           -------         ----       --------     -------
0 ..............................................     655     $  118,446,536        22.95%         7.816%        354        78.61%
12 .............................................     167         43,648,004         8.46          7.173         352        77.88
13 .............................................       1            413,846         0.08          7.875         356        83.00
18 .............................................       1            329,316         0.06          5.990         358        75.00
24 .............................................   1,412        252,898,032        48.99          7.597         356        80.33
30 .............................................       6          2,099,610         0.41          7.479         356        79.89
36 .............................................     577         98,189,288        19.02          7.487         348        77.12
60 .............................................       1            147,675         0.03          6.875         176        80.00
                                                   -----     --------------       ------          -----         ---        -----
            TOTAL/WEIGHTED AVERAGE/
            % OF MORTGAGE LOAN POOL: ...........   2,820     $  516,172,307       100.00%         7.589%        354        79.11%
                                                   =====     ==============       ======          =====         ===        =====

                  Non-Zero Minimum:  12
                  Maximum:  60
                  Non-Zero Weighted Average:  26

                                  LIEN POSITION

                                                                                  % OF
                                                                                 MORTGAGE
                                                                               LOAN POOL BY                  WEIGHTED    WEIGHTED
                                                                                 AGGREGATE      WEIGHTED      AVERAGE    AVERAGE
                                                 NUMBER OF  AGGREGATE CUT-OFF  CUT-OFF DATE   AVERAGE GROSS  REMAINING   COMBINED
                                                 MORTGAGE    DATE PRINCIPAL      PRINCIPAL      INTEREST       TERM      ORIGINAL
            LIEN POSITION                         LOANS         BALANCE           BALANCE         RATE       (MONTHS)     LTV (%)
            -------------                         -----         -------           -------         ----       --------     -------
1st Lien .......................................   2,764     $  512,369,627        99.26%         7.571%        354        79.13%
2nd Lien .......................................      56          3,802,680         0.74         10.027         273        76.38
                                                   -----     --------------       ------          -----         ---        -----
            TOTAL/WEIGHTED AVERAGE/
            % OF MORTGAGE LOAN POOL: ...........   2,820     $  516,172,307       100.00%         7.589%        354        79.11%
                                                   =====     ==============       ======          =====         ===        =====

CREDIT SCORES

     Credit scores are obtained by many lenders in connection with mortgage loan applications to help them assess a borrower's creditworthiness (the "CREDIT SCORES"). Credit scores are generated by models developed by a third party which analyzed data on consumers in order to establish patterns which are believed to be indicative of the borrower's probability of default. The Credit Score is based on a borrower's historical credit data, including, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. Credit Scores range from approximately 250 to approximately 900, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a Credit Score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, i.e., a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. Lenders have varying ways of determining Credit Scores and, as a result, the determination of Credit Scores across the industry is not consistent. In addition, it should be noted that Credit Scores were developed to indicate a level of default probability over a two-year period, which does not correspond to the life of a mortgage loan. Furthermore, Credit Scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general, and assess only the borrower's past credit history. Therefore, a Credit Score does not take into consideration the effect of mortgage loan characteristics (which may differ from consumer loan characteristics) on the probability of repayment by the borrower. There can be no assurance that the Credit Scores of the mortgagors will be an accurate predictor of the likelihood of repayment of the related mortgage loans.

     The following table sets forth information as to the Credit Scores of the related mortgagors obtained by the originator in connection with the origination of each mortgage loan.

                            AGGREGATE MORTGAGE LOANS


                             RANGE OF CREDIT SCORES

                                                                                  % OF
                                                                                 MORTGAGE
                                                                               LOAN POOL BY                  WEIGHTED    WEIGHTED
                                                                                 AGGREGATE      WEIGHTED      AVERAGE    AVERAGE
                                                 NUMBER OF  AGGREGATE CUT-OFF  CUT-OFF DATE   AVERAGE GROSS  REMAINING   COMBINED
                                                 MORTGAGE    DATE PRINCIPAL      PRINCIPAL      INTEREST       TERM      ORIGINAL
            RANGE OF CREDIT SCORES                LOANS         BALANCE           BALANCE         RATE       (MONTHS)     LTV (%)
            ----------------------                -----         -------           -------         ----       --------     -------
N/A ............................................      60     $    5,876,808         0.33%         8.510%        354        69.80%
481 - 500 ......................................      30          5,476,494         0.31          8.492         356        71.17
501 - 520 ......................................     968        140,042,683         7.83          8.515         355        73.71
521 - 540 ......................................   1,119        168,209,037         9.40          8.310         355        73.82
541 - 560 ......................................   1,103        161,548,172         9.03          8.223         353        74.32
561 - 580 ......................................   1,105        165,849,098         9.27          7.908         354        75.65
581 - 600 ......................................   1,196        179,291,634        10.02          7.576         354        78.62
601 - 620 ......................................   1,556        247,379,347        13.82          7.292         354        80.05
621 - 640 ......................................   1,360        222,344,405        12.43          7.136         353        81.35
641 - 660 ......................................   1,057        179,910,139        10.05          7.038         351        80.37
661 - 680 ......................................     680        115,234,220         6.44          6.969         347        78.74
681 - 700 ......................................     477         82,482,843         4.61          7.065         351        80.41
701 - 720 ......................................     261         44,185,996         2.47          7.149         351        80.59
721 - 740 ......................................     177         28,505,145         1.59          7.115         351        80.91
741 - 760 ......................................     122         20,737,655         1.16          7.214         350        83.06
761 - 780 ......................................      71         12,035,599         0.67          7.151         346        79.53
781 - 800 ......................................      54          8,309,330         0.46          6.896         353        77.85
801>= ..........................................       9          2,067,016         0.12          7.256         356        74.83
                                                  ------     --------------       ------          -----         ---        -----
            TOTAL/WEIGHTED AVERAGE/
            % OF MORTGAGE LOAN POOL: ...........  11,405     $1,789,485,622       100.00%         7.575%        353        78.01%
                                                  ======     ==============       ======          =====         ===        =====

                  Non-Zero Minimum:  500
                  Maximum:  821
                  Non-Zero Weighted Average:  606

                             GROUP I MORTGAGE LOANS

                             RANGE OF CREDIT SCORES

                                                                                  % OF
                                                                                 MORTGAGE
                                                                               LOAN POOL BY                  WEIGHTED    WEIGHTED
                                                                                 AGGREGATE      WEIGHTED      AVERAGE    AVERAGE
                                                 NUMBER OF  AGGREGATE CUT-OFF  CUT-OFF DATE   AVERAGE GROSS  REMAINING   COMBINED
                                                 MORTGAGE    DATE PRINCIPAL      PRINCIPAL      INTEREST       TERM      ORIGINAL
            RANGE OF CREDIT SCORES                LOANS         BALANCE           BALANCE         RATE       (MONTHS)     LTV (%)
            ----------------------                -----         -------           -------         ----       --------     -------
481 - 500 ......................................      17     $    2,782,863         0.22%         8.347%        354        73.99%
501 - 520 ......................................     711        103,084,898         8.10          8.303         355        73.51
521 - 540 ......................................     892        128,877,790        10.12          8.240         355        73.01
541 - 560 ......................................     866        122,351,343         9.61          8.132         353        73.72
561 - 580 ......................................     844        122,907,682         9.65          7.877         353        74.56
581 - 600 ......................................     916        132,291,949        10.39          7.566         354        78.14
601 - 620 ......................................   1,129        169,091,145        13.28          7.282         354        79.98
621 - 640 ......................................   1,052        159,629,206        12.54          7.209         352        81.64
641 - 660 ......................................     820        125,193,469         9.83          7.055         350        79.77
661 - 680 ......................................     525         81,145,360         6.37          7.033         348        79.34
681 - 700 ......................................     352         55,623,353         4.37          7.039         350        79.84
701 - 720 ......................................     168         26,329,670         2.07          7.188         349        79.63
721 - 740 ......................................     125         17,372,833         1.36          7.240         350        80.95
741 - 760 ......................................      81         12,900,358         1.01          7.144         347        82.17
761 - 780 ......................................      52          8,585,675         0.67          7.108         344        77.79
781 - 800 ......................................      29          3,925,837         0.31          6.939         349        74.95
801 >= .........................................       6          1,219,883         0.10          7.473         356        79.99
                                                   -----     --------------       ------          -----         ---        -----
            TOTAL/WEIGHTED AVERAGE/
            % OF MORTGAGE LOAN POOL: ...........   8,585     $1,273,313,314       100.00%         7.569%        352        77.56%
                                                   =====     ==============       ======          =====         ===        =====

                      Non-Zero Minimum:  500
                      Maximum:  821
                      Non-Zero Weighted Average: 603

                             GROUP II MORTGAGE LOANS

                             RANGE OF CREDIT SCORES

                                                                                  % OF
                                                                                 MORTGAGE
                                                                               LOAN POOL BY                  WEIGHTED    WEIGHTED
                                                                                 AGGREGATE      WEIGHTED      AVERAGE    AVERAGE
                                                 NUMBER OF  AGGREGATE CUT-OFF  CUT-OFF DATE   AVERAGE GROSS  REMAINING   COMBINED
                                                 MORTGAGE    DATE PRINCIPAL      PRINCIPAL      INTEREST       TERM      ORIGINAL
            RANGE OF CREDIT SCORES                LOANS         BALANCE           BALANCE         RATE       (MONTHS)     LTV (%)
            ----------------------                -----         -------           -------         ----       --------     -------
N/A ............................................      60     $    5,876,808         1.14%         8.510%        354        69.80%
481 - 500 ......................................      13          2,693,631         0.52          8.641         357        68.27
501 - 520 ......................................     257         36,957,785         7.16          9.107         354        74.26
521 - 540 ......................................     227         39,331,246         7.62          8.541         357        76.48
541 - 560 ......................................     237         39,196,829         7.59          8.508         355        76.20
561 - 580 ......................................     261         42,941,416         8.32          7.997         355        78.77
581 - 600 ......................................     280         46,999,685         9.11          7.605         356        79.96
601 - 620 ......................................     427         78,288,202        15.17          7.315         355        80.20
621 - 640 ......................................     308         62,715,199        12.15          6.949         354        80.64
641 - 660 ......................................     237         54,716,671        10.60          6.999         353        81.75
661 - 680 ......................................     155         34,088,860         6.60          6.817         343        77.31
681 - 700 ......................................     125         26,859,490         5.20          7.119         354        81.59
701 - 720 ......................................      93         17,856,326         3.46          7.090         353        82.01
721 - 740 ......................................      52         11,132,313         2.16          6.919         353        80.85
741 - 760 ......................................      41          7,837,296         1.52          7.330         356        84.52
761 - 780 ......................................      19          3,449,925         0.67          7.258         351        83.86
781 - 800 ......................................      25          4,383,492         0.85          6.857         356        80.46
801 >= .........................................       3            847,133         0.16          6.944         356        67.40
                                                   -----     --------------       ------          -----         ---        -----
            TOTAL/WEIGHTED AVERAGE/
            % OF MORTGAGE LOAN POOL: ...........   2,820     $  516,172,307       100.00%         7.589%        354        79.11%
                                                   =====     ==============       ======          =====         ===        =====

                  Non-Zero Minimum:  500
                  Maximum:  815
                  Non-Zero Weighted Average:  613

                                  THE SERVICER

     The information contained herein with regard to Option One Mortgage Corporation, the servicer, has been provided by the servicer. None of the depositor, the underwriter, the trustee or any of their respective affiliates has made any independent investigation of such information or has made or will make any representation as to the accuracy or completeness of such information.

     Option One Mortgage Corporation was incorporated in 1992, commenced receiving applications for mortgage loans under its regular lending program in February 1993 and began funding such mortgage loans indirectly in the same month. The principal business of Option One Mortgage Corporation is the origination, sale and servicing of non-conforming mortgage loans.

     Option One Mortgage Corporation, a California corporation headquartered in Irvine, California, will service the mortgage loans pursuant to the pooling and servicing agreement. Option One Mortgage Corporation is a wholly owned subsidiary of Block Financial, which is in turn a wholly owned subsidiary of H&R Block, Inc.

     As of December 31, 2003, the servicer had seven loan origination centers in California, four loan origination centers in Texas, three loan origination centers in Florida, Georgia and Illinois, two loan origination centers in each of Arizona, Michigan, New York, Ohio, Rhode Island, Virginia and Washington, one loan origination center in each of Colorado, Connecticut, Hawaii, Massachusetts, Nevada, New Hampshire, New Jersey, North Carolina, Pennsylvania, Washington DC and Wisconsin, 19 retail financial centers in 14 states and 15 mortgage-only branches in 11 states.

     Option One Mortgage Corporation operates as a stand-alone mortgage banking company and is a Freddie Mac approved seller/servicer.

     The following tables set forth, as of December 31, 2000, December 31, 2001, December 31, 2002 and December 31, 2003, certain information relating to the delinquency experience (including imminent foreclosures, foreclosures in progress and bankruptcies) of one- to four-family residential mortgage loans included in Option One Mortgage Corporation's entire servicing portfolio (which portfolio includes mortgage loans originated under Option One Mortgage Corporation's origination guidelines and mortgage loans that are subserviced for others) at the end of the indicated periods. The indicated periods of delinquency are based on the number of days past due on a contractual basis. No mortgage loan is considered delinquent for these purposes until it has not been paid by the next scheduled due date for such mortgage loan period.

                     DELINQUENCY AND FORECLOSURE EXPERIENCE
                             (DOLLARS IN THOUSANDS)

                                              AT DECEMBER 31, 2000                           AT DECEMBER 31, 2001
                                 ----------------------------------------------   --------------------------------------------
                                                           PERCENT                                       PERCENT
                                 NO. OF                     BY NO.     PERCENT     NO. OF                 BY NO.     PERCENT
                                 LOANS          AMOUNT     OF LOANS   BY AMOUNT    LOANS       AMOUNT    OF LOANS   BY AMOUNT
                                 -----          ------     --------   ---------    -----       ------    --------   ---------
Total Portfolio ............     167,472   $  17,467,500     N/A        N/A       191,998   $21,403,400    N/A         N/A
Period of Delinquency:
30-59 Days .................       3,164         295,509    1.89%      1.69%        3,968       400,922    2.07%      1.87%
60-89 Days .................       1,613         150,916    0.96%      0.86%        2,220       226,156    1.16%      1.06%
90 Days or more ............       6,252         564,483    3.73%      3.23%       10,892     1,003,217    5.67%      4.69%
                                 -------   -------------    ----       ----       -------   -----------    ----       ----
Total Delinquent Loans* ....      11,029   $   1,010,908    6.59%      5.79%       17,080   $ 1,630,294    8.90%      7.62%
Loans in Foreclosure** .....       5,695   $     521,941    3.40%      2.99%        8,752   $   817,455    4.56%      3.82%

                                              AT DECEMBER 31, 2002                           AT DECEMBER 31, 2003
                                 ----------------------------------------------   --------------------------------------------
                                                           PERCENT                                       PERCENT
                                 NO. OF                     BY NO.     PERCENT     NO. OF                 BY NO.     PERCENT
                                 LOANS          AMOUNT     OF LOANS   BY AMOUNT    LOANS       AMOUNT    OF LOANS   BY AMOUNT
                                 -----          ------     --------   ---------    -----       ------    --------   ---------
Total Portfolio ............     226,286   $  28,070,873      N/A      N/A        301,778   $41,364,855     N/A        N/A
Period of Delinquency:
30-59 Days .................       4,536         494,896     2.00%    1.76%         5,207       604,945    1.73%      1.46%
60-89 Days .................       2,345         249,011     1.04%    0.89%         2,564       293,412    0.85%      0.71%
90 Days or more ............      14,075       1,371,377     6.22%    4.89%        15,387     1,597,177    5.10%      3.86%
                                 -------   -------------     ----     ----         ------   -----------    ----       ----
Total Delinquent Loans* ....      20,956   $   2,115,285     9.26%    7.54%        23,158   $ 2,495,534    7.68%      6.03%
Loans in Foreclosure** .....      10,491   $   1,059,786     4.64%    3.78%        10,764   $ 1,161,361    3.57%      2.81%

----------
* Due to rounding the delinquency loan totals do not correspond exactly with the Delinquency Statistic by Investor report.

** Loans in foreclosure are also included under the heading "Total Delinquent Loans."

                                REAL ESTATE OWNED
                             (DOLLARS IN THOUSANDS)

                                        AT DECEMBER 31, 2000                 AT DECEMBER 31, 2001
                                 ---------------------------------     ---------------------------------
                                                       BY $ AMOUNT                           BY $ AMOUNT
                                 BY NO. OF LOANS        OF LOANS       BY NO. OF LOANS        OF LOANS
                                 ---------------        --------       ---------------        --------
Total Portfolio .............        167,472            $17,467,500       191,998            $21,403,400
Foreclosed Loans(1) .........            873            $    74,258         2,466            $   202,012
Foreclosure Ratio(2) ........           0.52%                  0.43%         1.28%                  0.94%

                                        AT DECEMBER 31, 2002                 AT DECEMBER 31, 2003
                                 ---------------------------------     ---------------------------------
                                                       BY $ AMOUNT                           BY $ AMOUNT
                                 BY NO. OF LOANS        OF LOANS       BY NO. OF LOANS        OF LOANS
                                 ---------------        --------       ---------------        --------
Total Portfolio..............        226,286            $28,070,873       301,778            $41,364,855
Foreclosed Loans(1)..........          3,461            $   282,689         3,361            $   293,629
Foreclosure Ratio(2).........           1.53%                  1.01%         1.11%                  0.71%

----------
(1) For the purpose of these tables, Foreclosed Loans means the principal balance of mortgage loans secured by mortgaged properties the title to which has been acquired by Option One Mortgage Corporation, by investors or by an insurer following foreclosure or delivery of a deed in lieu of foreclosure.

(2) The Foreclosure Ratio is equal to the aggregate principal balance or number of Foreclosed Loans divided by the aggregate principal balance, or number, as applicable, of mortgage loans in the Total Portfolio at the end of the indicated period.

                          TOTAL LOAN LOSS EXPERIENCE ON
                      SERVICING PORTFOLIO OF MORTGAGE LOANS
                             (DOLLARS IN THOUSANDS)

                                            AS OF                AS OF                  AS OF                  AS OF
                                      DECEMBER 31, 2000     DECEMBER 31, 2001      DECEMBER 31, 2002      DECEMBER 31, 2003
                                      -----------------     -----------------      -----------------      -----------------
Total Portfolio(1) ................     $17,467,500            $21,403,400            $28,070,873            $41,364,855
Net Losses(2)(3) ..................     $    43,193            $    85,575            $   168,397            $   244,282
Net Losses as a Percentage of Total
   Portfolio ......................            0.25%                  0.40%                  0.60%                  0.59%

----------
(1) "Total Portfolio" on the date stated above is the principal balances of the mortgage loans outstanding on that date.

(2) "Net Losses" means "Gross Losses" minus "Recoveries." "Gross Losses" are actual losses incurred on liquidated properties for each respective period. Losses are calculated after repayment of all principal, foreclosure costs, servicing fees and accrued interest to the date of liquidation. "Recoveries" are recoveries from liquidation proceeds, MI proceeds and deficiency judgments.

(3) "Net Losses" are computed on a loan-by-loan basis and are reported with respect to the period in which the loan is liquidated. If additional costs are incurred or recoveries are received after the end of the period, the amounts are adjusted with respect to the period in which the related loan was liquidated. Accordingly, the Net Losses reported in the table may change in future periods. The information in this table reflects costs and recoveries through December 31, 2003.

     It is unlikely that the delinquency experience of the mortgage loans will correspond to the delinquency experience of Option One Mortgage Corporation's mortgage portfolio set forth in the foregoing tables. The statistics shown above represent the delinquency experience for Option One Mortgage Corporation's mortgage servicing portfolio only for the periods presented, whereas the aggregate delinquency experience on the mortgage loans included in the mortgage pool will depend on the results obtained over the life of the mortgage pool. In particular, the investors should note that newly originated loans will not be added to the mortgage pool, and the mortgage pool will therefore consist of a static pool of mortgage loans, whereas new mortgage loans are continually being originated and added to the pool for which the statistics above are compiled. Accordingly, the actual loss and delinquency percentages with respect to the mortgage pool are likely to be substantially higher than those indicated in the tables above. It should be noted that if the residential real estate market should experience an overall decline in property values, the actual rates of delinquencies and foreclosures could be higher than those previously experienced by Option One Mortgage Corporation. In addition, adverse economic conditions may affect the timely payment by mortgagors of scheduled payments of principal and interest on the mortgage loans and, accordingly, the actual rates of delinquencies and foreclosures with respect to the mortgage loans.

                                   THE TRUSTEE

     Wells Fargo Bank, National Association, a national banking association, has offices (i) for purposes of certificate transfers, at Wells Fargo Center, Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479 and (ii) for all other purposes, at 9062 Old Annapolis Road, Columbia, Maryland 21045, Attention:
Client Manager-SABR 2004-OP1. The trustee will perform administrative functions on behalf of the trust fund and for the benefit of the certificateholders pursuant to the terms of the pooling and servicing agreement. The trustee's duties are limited solely to its express obligations under the pooling and servicing agreement. See "The Pooling and Servicing Agreement" in this prospectus supplement.

                         DESCRIPTION OF THE CERTIFICATES


GENERAL

     On the closing date, the trust will be created and the depositor will cause the trust to issue the certificates. The certificates will be issued in eleven classes, the Class A-1, Class A-2, Class M-1, Class M-2, Class M-3, Class B-1, Class B-2, Class B-3, Class P, Class X and Class R certificates. Only the Class A-2, Class M-1, Class M-2, Class M-3, Class B-1, Class B-2 and Class B-3 certificates, collectively, the "OFFERED CERTIFICATES," will be offered under this prospectus supplement. The Offered Certificates, together with the Class A-1 certificates, will be referred to as the "LIBOR CERTIFICATES" in this prospectus supplement. The certificates will collectively represent the entire undivided ownership interest in the trust fund created and held under the pooling and servicing agreement, subject to the limits and priority of distribution provided for in that agreement.

     The trust fund will consist of:

     o the mortgage loans, together with the related mortgage files and all related collections and proceeds collected on or after the cut-off date;

     o such assets as from time to time are identified as REO property and related collections and proceeds;

     o assets that are deposited in the accounts, and invested in accordance with the pooling and servicing agreement; and

     o three interest rate cap agreements (for the benefit of the Offered Certificates).

     The LIBOR Certificates will be issued and available only in book-entry form, in denominations of $25,000 initial principal balance and integral multiples of $1 in excess of $25,000, except that one certificate of each class may be issued in a different amount. Voting rights will be allocated among holders of the LIBOR Certificates in proportion to the

Class Certificate Balances of their respective certificates on such date, except that the Class X and Class P certificates will each be allocated 1% of the voting rights.

     The Class A-1 certificates generally represent interests in the group I mortgage loans. The Class A-2 certificates generally represent interests in the group II mortgage loans. The Class M and Class B certificates represent interests in all of the mortgage loans.

BOOK-ENTRY REGISTRATION

     The LIBOR Certificates are sometimes referred to in this prospectus supplement as "book-entry certificates." No person acquiring an interest in the book-entry certificates will be entitled to receive a definitive certificate representing an obligation of the trust, except under the limited circumstances described in this prospectus supplement. Beneficial owners may elect to hold their interests through DTC, in the United States, or Clearstream Banking, societe anonyme or Euroclear Bank, as operator of the Euroclear System, in Europe. Transfers within DTC, Clearstream or Euroclear, as the case may be, will be in accordance with the usual rules and operating procedures of the relevant system. So long as the LIBOR Certificates are book-entry certificates, such certificates will be evidenced by one or more certificates registered in the name of Cede & Co., which will be the "holder" of such certificates, as the nominee of DTC or one of the relevant depositories. Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and counterparties holding directly or indirectly through Clearstream or Euroclear, on the other, will be effected in DTC through the relevant depositories of Clearstream or Euroclear, respectively, and each a participating member of DTC. The interests of the beneficial owners of interests in the LIBOR Certificates will be represented by book-entries on the records of DTC and its participating members. All references in this prospectus supplement to the LIBOR Certificates reflect the rights of beneficial owners only as such rights may be exercised through DTC and its participating organizations for so long as such certificates are held by DTC.

     The beneficial owners of the LIBOR Certificates may elect to hold their certificates through DTC in the United States, or Clearstream or Euroclear, if they are participants in such systems, or indirectly through organizations which are participants in such systems. The LIBOR Certificates will be issued in one or more certificates which in the aggregate equal the outstanding principal of the related class of certificates and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers securities accounts in Clearstream's and Euroclear's names on the books of their respective depositories which in turn will hold such positions in customers' securities accounts in the depositories names on the books of DTC. Except as described below, no beneficial owner will be entitled to receive a physical or definitive certificates. Unless and until definitive certificates are issued, it is anticipated that the only holder of the LIBOR Certificates will be Cede & Co., as nominee of DTC. Beneficial owners will not be holders or certificateholders as those terms are used in the pooling and servicing agreement. Beneficial owners are only permitted to exercise their rights indirectly through participants and DTC.

     The beneficial owner's ownership of a book-entry certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary that maintains the beneficial owner's account for such purpose. In turn, the financial intermediary's ownership of such book-entry certificate will be recorded on the records of DTC or on the records of a participating firm that acts as agent for the financial intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's financial intermediary is not a DTC participant and on the records of Clearstream or Euroclear, as appropriate.

     DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a clearing corporation within the meaning of the New York UCC and a "clearing agency" registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between participants through electronic book-entries, thus eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, including underwriters, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly through indirect participants.

     Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers of book-entry certificates, such as the LIBOR Certificates, among participants on whose behalf it acts with respect to the book-entry certificates and to receive and transmit distributions of principal of and interest on the book-entry certificates. Participants and indirect participants with which beneficial owners have accounts with respect to the book-entry certificates similarly are required to make book-entry transfers and receive and transmit such distributions on behalf of their respective beneficial owners.

     Beneficial owners that are not participants or indirect participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, book-entry certificates may do so only through participants and indirect participants. In addition, beneficial owners will receive all distributions of principal and interest from the trustee, or a paying agent on behalf of the trustee, through DTC participants. DTC will forward such distributions to its participants, which thereafter will forward them to indirect participants or beneficial owners. Beneficial owners will not be recognized by the trustee or any paying agent as holders of the LIBOR Certificates, and beneficial owners will be permitted to exercise the rights of the holders of the LIBOR Certificates only indirectly through DTC and its participants.

     Because of time zone differences, it is possible that credits of securities received in Clearstream or Euroclear as a result of a transaction with a participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Clearstream participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream participant or Euroclear participant to a DTC participant will be received with value on the DTC settlement date but, due to time zone differences, may be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

     Transfers between participants will occur in accordance with DTC rules. Transfers between Clearstream participants and Euroclear participants will occur in accordance with their respective rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream participants or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the relevant depositary, each of which is a participating member of DTC. However, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the relevant depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving distribution in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream participants and Euroclear participants may not deliver instructions directly to the relevant depositories for Clearstream or Euroclear.

     Clearstream holds securities for its participant organizations and facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in accounts of Clearstream participants, thus eliminating the need for physical movement of securities. Transactions may be settled through Clearstream in many currencies, including United States dollars. Clearstream provides to its Clearstream participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream participant, either directly or indirectly.

     Euroclear was created to hold securities for its participants and to clear and settle transactions between its participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. The Euroclear System is owned by Euroclear plc and operated through a license agreement by Euroclear Bank S.A./N.V., a bank incorporated under the laws of the Kingdom of Belgium (the "EUROCLEAR OPERATOR"). The Euroclear Operator holds securities and book-entry interests in securities for participating organizations and facilitates the clearance and settlement of securities transactions between Euroclear participants, and between Euroclear participants and participants of certain other securities intermediaries through electronic book-entry changes in accounts of such participants or other securities intermediaries. Non-participants of Euroclear may hold and transfer book-entry interests in the LIBOR Certificates through accounts with a direct participant of Euroclear or any other securities intermediary that holds a book-entry interest in the LIBOR Certificates through one or more securities intermediaries standing between such other securities intermediary and the Euroclear Operator. Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related

Operating Procedures of the Euroclear System, and applicable Belgian law. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

     Distributions on the book-entry certificates will be made on each distribution date by the trustee to Cede & Co., as nominee of DTC. DTC will be responsible for crediting the amount of such distributions to the accounts of the applicable DTC participants in accordance with DTC's normal procedures. Each DTC participant will be responsible for disbursing such distribution to the beneficial owners of the book-entry certificates that it represents and to each financial intermediary for which it acts as agent. Each such financial intermediary will be responsible for disbursing funds to the beneficial owners of the book-entry certificates that it represents.

     Under a book-entry format, beneficial owners of the book-entry certificates may experience some delay in their receipt of distributions, since such distributions will be forwarded by the trustee to Cede & Co., as nominee of DTC. Distributions with respect to certificates held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream participants or Euroclear participants in accordance with the relevant system's rules and procedures, to the extent received by the relevant depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Because DTC can only act on behalf of financial intermediaries, the ability of a beneficial owner to pledge book-entry certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such book-entry certificates, may be limited due to the lack of physical certificates for such book-entry certificates. In addition, issuance of the book-entry certificates in book-entry form may reduce the liquidity of such certificates in the secondary market since certain potential investors may be unwilling to purchase certificates for which they cannot obtain physical certificates.

     Monthly and annual reports on the trust provided by the trustee to Cede & Co., as nominee of DTC, may be made available to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting DTC, and to the financial intermediaries to whose DTC accounts the book-entry certificates of such beneficial owners are credited.

     DTC has advised the depositor that it will take any action permitted to be taken by a holder of the LIBOR Certificates under the pooling and servicing agreement only at the direction of one or more participants to whose accounts with DTC the book-entry certificates are credited. Additionally, DTC has advised the depositor that it will take such actions with respect to specified percentages of voting rights only at the direction of and on behalf of participants whose holdings of book-entry certificates evidence such specified percentages of voting rights. DTC may take conflicting actions with respect to percentages of voting rights to the extent that participants whose holdings of book-entry certificates evidence such percentages of voting rights authorize divergent action.

     None of the trust, the depositor, the servicer, or the trustee will have any responsibility for any aspect of the records relating to or distributions made on account of beneficial ownership interests of the book-entry certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of certificates among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. See "Description of the Securities--Book-Entry Registration of Securities" in the prospectus.

     See also the attached Annex I for certain information regarding U.S. federal income tax documentation requirements for investors holding certificates through Clearstream or Euroclear (or through DTC if the holder has an address outside the United States).

DEFINITIVE CERTIFICATES

     The LIBOR Certificates, which will be issued initially as book-entry certificates, will be converted to definitive certificates and reissued to beneficial owners or their nominees, rather than to DTC or its nominee, only if
(a) DTC or the depositor advises the trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository with respect to the book-entry certificates and the trustee or the depositor is unable to locate a qualified successor or (b) the depositor, at its option (but with the trustee's consent), elects to terminate the book-entry system through DTC.

     Upon the occurrence of any event described in the immediately preceding paragraph, the trustee will be required to notify all participants of the availability through DTC of definitive certificates. Upon delivery of definitive certificates, the trustee will reissue the book-entry certificates as definitive certificates to beneficial owners. Distributions of principal of, and interest on, the book-entry certificates will thereafter be made by the trustee, or a paying agent on behalf of the trustee, directly to holders of definitive certificates in accordance with the procedures set forth in the pooling and servicing agreement.

     Definitive certificates will be transferable and exchangeable at the offices of the trustee, its agent or the certificate registrar designated from time to time for those purposes. As of the closing, the trustee designates its offices located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479 for those purposes. No service charge will be imposed for any registration of transfer or exchange, but the trustee may require distribution of a sum sufficient to cover any tax or other governmental charge imposed in connection with the transfer or exchange.

ASSIGNMENT OF THE MORTGAGE LOANS

     Pursuant to a mortgage loan purchase and warranties agreement, Option One Mortgage Corporation or its affiliates sold the mortgage loans, without recourse, to Barclays Bank PLC, an affiliate of the depositor, and Barclays Bank PLC will sell, transfer, assign, set over and otherwise convey the mortgage loans, including all principal outstanding as of, and interest due and accruing on or after, the close of business on the cut-off date, without recourse, to the depositor on the closing date. Pursuant to the pooling and servicing agreement, the depositor will sell, without recourse, to the trust, all right, title and interest in and to each mortgage loan, including all principal outstanding as of, and interest due on or after, the close of business on the cut-off date. Each such transfer will convey all right, title and interest in and to (a) principal outstanding as of the close of business on the cut-off date (after giving effect to payments of principal due on that date, whether or not received) and (b) interest due and accrued on each such mortgage loan on or after the cut-off date. However, Barclays Bank PLC will not convey to the depositor, and will retain all of its right, title and interest in and to (x) principal due on each mortgage loan on or prior to the cut-off date and principal prepayments in full and curtailments (i.e., partial prepayments) received on each such mortgage loan prior to the cut-off date and (y) interest due and accrued on each mortgage loan prior to the cut-off date.

DELIVERY OF MORTGAGE LOAN DOCUMENTS

     In connection with the transfer and assignment of each mortgage loan to the trust, the depositor will cause to be delivered to the trustee, on or before the closing date, the following documents with respect to each mortgage loan which constitute the mortgage file:

          (a) the original mortgage note, endorsed without recourse in blank by the last endorsee, including all intervening endorsements showing a complete chain of endorsement from the originator to the last endorsee;

          (b) the original of any guaranty executed in connection with the mortgage note, if provided;

          (c) the related original mortgage and evidence of its recording or, in certain limited circumstances, a copy of the mortgage certified by the originator, escrow company, title company, or closing attorney;

          (d) originals of all assumption, modification, consolidation and extension agreements, with evidence of recording on them;

          (e) the mortgage assignment(s), or copies of them certified by the applicable originator, escrow company, title company, or closing attorney, if any, showing a complete chain of assignment from the originator of the related mortgage loan to the last endorsee - which assignment may, at the originator's option, be combined with the assignment referred to in clause
     (f) below;

          (f) a mortgage assignment in recordable form, which, if acceptable for recording in the relevant jurisdiction, may be included in a blanket assignment or assignments, of each mortgage from the last endorsee in blank;

          (g) an original mortgagee title insurance policy or, in the event the original policy is unavailable, a certified true copy of the related policy binder or commitment for title certified to be true and complete by the title insurance company; and

          (h) the original of any security agreement, chattel mortgage or equivalent document executed in connection with the mortgage (if provided).

     Pursuant to the pooling and servicing agreement, the trustee will agree to execute and deliver on or prior to the closing date an acknowledgment of receipt of the original mortgage note, item (a) above, with respect to each of the mortgage loans delivered to the trustee, with any exceptions noted. The trustee will agree, for the benefit of the holders of the certificates, to review, or cause to be reviewed, each mortgage file within ninety days after the closing date--or, with respect to any Substitute Mortgage Loan delivered to the trustee, within thirty days after the receipt of the mortgage file by the trustee--and to deliver a certification generally to the effect that, as to each mortgage loan listed in the schedule of mortgage loans,

     o all documents required to be reviewed by it pursuant to the pooling and servicing agreement are in its possession;

     o each such document has been reviewed by it and appears regular on its face and relates to such mortgage loan;

     o based on its examination and only as to the foregoing documents, certain information set forth on the schedule of mortgage loans accurately reflects the information set forth in the mortgage file delivered on such date; and

     o each mortgage note has been endorsed as provided in the pooling and servicing agreement.

     If the trustee, during the process of reviewing the mortgage files, finds any document constituting a part of a mortgage file which is not executed, has not been received or is unrelated to the mortgage loans, or that any mortgage loan does not conform to the requirements above or to the description of the requirements as set forth in the schedule of mortgage loans, the trustee is required to promptly so notify Option One Mortgage Corporation, the servicer and the depositor in writing. Option One Mortgage Corporation will be required to use reasonable efforts to cause to be remedied a material defect in a document constituting part of a mortgage file of which it is so notified by the trustee. If, however, within thirty days after the depositor's notice of the defect, Option One Mortgage Corporation has not caused the defect to be remedied, Option One Mortgage Corporation will be required to either (a) substitute a Substitute Mortgage Loan for the defective mortgage loan, or (b) repurchase the defective mortgage loan. The substitution or repurchase is required to be effected in the same manner as a substitution or repurchase for a material breach of a mortgage loan representation and warranty, as described below under "--Representations and Warranties Relating to the Mortgage Loans." The obligation of Option One Mortgage Corporation to cure the defect or to substitute or repurchase the defective mortgage loan will constitute the sole remedies available to the holders of the certificates and the trustee relating to the defect.

REPRESENTATIONS AND WARRANTIES RELATING TO THE MORTGAGE LOANS

     Pursuant to the pooling and servicing agreement, Option One Mortgage Corporation, the responsible party, will make representations and warranties with respect to each mortgage loan, as of the closing date, including, but not limited to:

          (1) There are no uncured defaults to the best of the responsible party's knowledge in complying with the terms of the mortgage (other than a delinquency of less than 30 days), and at the time of origination, and to the best of the responsible party's knowledge, on the closing date, all taxes, governmental assessments, insurance premiums, water, sewer and municipal charges, leasehold payments or ground rents which previously became due and owing have been paid, or an escrow of funds has been established in an amount sufficient to pay for every such item which remains unpaid and which has been assessed but is not yet due and payable;

          (2) The terms of the mortgage note and mortgage have not been impaired, waived, altered or modified in any respect from the date of origination, except by a written instrument which has been recorded, if necessary to protect the interests of the purchaser. No mortgagor has been released, in whole or in part, except in connection with an assumption agreement approved by the title insurer, to the extent required by the policy, and which assumption agreement is part of the mortgage loan file;

          (3) The mortgage loan is not subject to any unexpired right of rescission, set-off, valid counterclaim or defense, including, without limitation, the defense of usury, nor will the operation of any of the terms of the mortgage note or the mortgage, or the exercise of any right under the mortgage note or the mortgage, render either the mortgage note or the mortgage unenforceable, in whole or in part, and no such right of rescission, set-off, counterclaim or defense has been asserted in writing to the responsible party with respect thereto, and no mortgagor was a debtor in any state or federal bankruptcy or insolvency proceeding at the time the mortgage loan was originated;

          (4) Pursuant to the terms of the mortgage, all buildings or other improvements upon the mortgaged property are insured by a generally acceptable insurer against loss by fire and hazards of extended coverage;

          (5) Any and all requirements of any federal, state or local law, including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity and disclosure laws applicable to the mortgage loan have been complied with to the extent necessary to ensure the enforceability of the related mortgage loan in accordance with the terms of the mortgage, and the consummation of the transactions contemplated by the pooling and servicing agreement will not involve the violation of any such laws or regulations;

          (6) The mortgage has not been satisfied, cancelled, subordinated or rescinded, in whole or in part, and the mortgaged property has not been released from the lien of the mortgage, in whole or in part, nor has any instrument been executed by the responsible party or that would effect any such release, cancellation, subordination or rescission. The responsible party has not waived the performance by the mortgagor of any action, if the mortgagor's failure to perform such action would cause the mortgage loan to be in default, nor has the responsible party waived any default resulting from any action or inaction by the mortgagor;

          (7) Each mortgage is a valid, subsisting, enforceable and perfected first or second lien of record on a single parcel of real estate constituting the mortgaged property, including all buildings and improvements on the mortgaged property and all installations and mechanical, electrical, plumbing, heating and air conditioning systems located in or annexed to such buildings, and all additions, alterations and replacements made at any time with respect to the foregoing. In no event shall any mortgage loan be in a lien position more junior than a second lien. The lien of the mortgage is subject only to:

               (i) with respect to any second-lien mortgage loan, the lien of the first mortgage on the related mortgaged property;

               (ii) the lien of current real property taxes and assessments not yet due and payable;

               (iii) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording acceptable to prudent mortgage lending institutions generally and specifically referred to in the lender's title insurance policy delivered to the originator of the mortgage loan and (a) specifically referred to in the appraisal made for the originator of the mortgage loan or otherwise considered by a qualified appraiser, or
          (b) which do not adversely affect the appraised value of the mortgaged property set forth in such appraisal; and

               (iv) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the mortgage or the use, enjoyment, value or marketability of the related mortgaged property;

          (8) The mortgage note and the mortgage and any other agreement executed and delivered by a mortgagor in connection with a mortgage loan are genuine, and each is the legal, valid and binding obligation of the signatory enforceable in accordance with its terms (including, without limitation, any provisions relating to prepayment charges). All parties to the mortgage note, the mortgage and any other such related agreement had legal capacity to enter into the mortgage loan and to execute and deliver the mortgage note, the mortgage and any such agreement, and the mortgage note, the mortgage and any other such related agreement have been duly and properly executed by other such related parties. No fraud, error, omission, misrepresentation, negligence or similar occurrence with respect to a mortgage loan has taken place on the part of the responsible party, or to the best of the responsible party's knowledge, the mortgagor, the appraiser, any builder, or any developer, or any other party involved in the origination of the mortgage loan;

          (9) The mortgage loan is covered by an American Land Title Association lender's title insurance policy, or with respect to any mortgage loan for which the related mortgaged property is located in California a California Land Title Association lender's title insurance policy, or other generally acceptable form of policy or insurance with respect to mortgage loans and each such title insurance policy is issued by a title insurer qualified to do business in the jurisdiction where the mortgaged property is located, insuring the responsible party, its successors and assigns, as to the first priority lien or second priority lien, as applicable, of the mortgage in the original principal amount of the mortgage loan, subject only to the exceptions contained in clauses (i), (ii), (iii) and (iv) of representation 7 above;

          (10) Either (a) the mortgage loan was originated by a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act, a savings and loan association, a savings bank, a commercial bank, credit union, insurance company or other similar institution which is supervised and examined by a federal or state authority, or (b) the following requirements have been met with respect to the mortgage loan: the responsible party meets the requirements set forth in clause (a), and (i) such mortgage loan was underwritten by a correspondent of the responsible party in accordance with standards established by the responsible party, using application forms and related credit documents approved by the responsible party, (ii) the responsible party approved each application and the related credit documents before a commitment by the correspondent was issued, and no such commitment was issued until the responsible party agreed to fund such mortgage loan, (iii) the closing documents for such mortgage loan were prepared on forms approved by the responsible party, and (iv) such mortgage loan was actually funded by the responsible party and was purchased by the responsible party at closing or soon thereafter. To the best of the responsible party's knowledge, the documents, instruments and agreements submitted for loan underwriting were not falsified and contain no untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the information and statements therein not misleading in light of the circumstances under which they were made;

          (11) The mortgage contains customary and enforceable provisions that render the rights and remedies of the holder of the mortgage adequate for the realization against the mortgaged property of the benefits of the security provided by the mortgaged property, including, (i) in the case of a mortgage designated as a deed of trust, by trustee's sale, and (ii) otherwise by judicial foreclosure. Upon default by a mortgagor on a mortgage loan and foreclosure on, or trustee's sale of, the mortgaged property pursuant to the proper procedures, the holder of the mortgage loan will be able to deliver good and merchantable title to the mortgaged property. There is no homestead or other exemption available to a mortgagor which would interfere with the right to sell the mortgaged property at a trustee's sale or the right to foreclose the mortgage, subject to applicable federal and state laws and judicial precedent with respect to bankruptcy and right of redemption or similar law;

          (12) The mortgaged property is lawfully occupied under applicable law. To the best of the responsible party's knowledge, all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the mortgaged property and, with respect to the use and occupancy of the same, including, but not limited to, certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities;

          (13) The mortgage note is not and has not been secured by any collateral except the lien of the corresponding mortgage and the security interest of any applicable security agreement or chattel mortgage;

          (14) There is no proceeding pending or, to the best of the responsible party's knowledge, threatened in writing for the total or partial condemnation of the mortgaged property. The mortgaged property, to the best of the responsible party's knowledge, is undamaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty so as to affect adversely the value of the mortgaged property as security for the mortgage loan or the use for which the premises were intended and each mortgaged property is in good repair. There have not been any condemnation proceedings with respect to the mortgaged property and the responsible party does not have any knowledge of any such proceedings in the future;

          (15) The mortgage file contains an appraisal of the related mortgaged property signed by a qualified appraiser who had no interest, direct or indirect, in the mortgaged property or in any loan made on the security of the mortgaged property, and whose compensation is not affected by the approval or disapproval of the mortgage loan, and the appraisal and appraiser both satisfy the requirements of Fannie Mae or Freddie Mac and Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 and the regulations promulgated thereunder, all as in effect on the date the mortgage loan was originated;

          (16) None of the mortgage loans is classified as a (a) "high cost" loan under the Home Ownership and Equity Protection Act of 1994 or (b) "high cost home," "threshold," "covered", "high risk home" or "predatory" loan under any other applicable federal, state or local law (including without limitation any regulation or ordinance) (or a similarly classified loan using different terminology under a law imposing heightened regulatory scrutiny or additional legal liability for residential mortgage loans having high interest rates, points and/or fees);

          (17) With respect to mortgage loans originated prior to October 1, 2002, no prepayment charge may be imposed for a term in excess of five (5) years following origination. Except with respect to one group II mortgage loan, with respect to mortgage loans originated on or after October 1, 2002, no prepayment charge may be imposed for a term in excess of three (3) years following origination.;

          (18) None of the mortgage loans secured by property located in the State of Georgia was originated on or prior to March 7, 2003, and there is no mortgage loan that was originated after March 7, 2003 that is a "high-cost home loan" as defined under the Georgia Fair Lending Act;

          (19) No proceeds from any mortgage loan were used to finance a single-premium credit life insurance policy;

          (20) The responsible party has, in its capacity as servicer for each mortgage loan, caused to be fully furnished, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information on the relevant obligor to Equifax, Experian and Trans Union Credit Information Company, on a monthly basis;

          (21) Each mortgage loan is in compliance with the anti-predatory lending eligibility for purchase requirements of Fannie Mae Guides;

          (22) No mortgagor was encouraged or required to select a mortgage loan product offered by the responsible party which is a higher cost product designed for less creditworthy mortgagors, unless at the time of the mortgage loan's origination, such mortgagor did not qualify taking into account credit history and debt-to-income ratios for a lower-cost credit product then offered by the responsible party or any of its affiliates. If, at the time of loan application, the mortgagor may have qualified for a lower-cost credit product then offered by any mortgage lending affiliate of the responsible party, the responsible party referred the related mortgagor's application to such affiliate for underwriting consideration;

          (23) The methodology used in underwriting the extension of credit for each mortgage loan employs objective mathematical principles which relate the related mortgagor's income, assets and liabilities to the proposed payment, in accordance with the responsible party's underwriting guidelines, and does not rely on the extent of the related mortgagor's equity in the collateral as the principal determining factor in approving such credit extension. Such underwriting methodology confirmed that at the time of origination (application/approval) the related mortgagor had a reasonable ability to make timely payments on the mortgage loan;

          (24) With respect to any mortgage loan that contains a provision permitting imposition of a premium upon a prepayment prior to maturity: (i) prior to the mortgage loan's origination, the related mortgagor agreed to such premium in exchange for a monetary benefit, including but not limited to a rate or fee reduction, (ii) prior to the mortgage loan's origination, the related mortgagor was offered the option of obtaining a mortgage loan that did not require payment of such a premium, (iii) the prepayment premium is disclosed to the related mortgagor in the mortgage loan documents pursuant to applicable state and federal law, and (iv) notwithstanding any state or federal law to the contrary, the responsible party, as servicer, shall not impose such prepayment premium in any instance when the mortgage debt is accelerated as the result of the related mortgagor's default in making the mortgage loan payments;

          (25) No mortgagor was required to purchase any credit life, disability, accident or health insurance product as a condition of obtaining the extension of credit. No mortgagor obtained a prepaid single-premium credit life, disability, accident or health insurance policy in connection with the origination of the mortgage loan. No proceeds from any mortgage loan were used to purchase single-premium credit insurance policies as part of the origination of, or as a condition to closing, such mortgage loan;

          (26) All points and fees related to each mortgage loan were disclosed in writing to the mortgagor in accordance with applicable state and federal law and regulation. Except in the case of a mortgage loan in an original principal amount of less than $60,000 which would have resulted in an unprofitable origination and certain other mortgage loans, no mortgagor was charged "points and fees" (whether or not financed) in an amount greater than 5% of the principal amount of such mortgage loan, such 5% limitation is calculated in accordance with Fannie Mae's anti-predatory lending requirements as set forth in the Fannie Mae Guides; and

          (27) All fees and charges (including finance charges), whether or not financed, assessed, collected or to be collected in connection with the origination and servicing of each mortgage loan, have been disclosed in writing to the mortgagor in accordance with applicable state and federal law and regulation.

     Pursuant to the pooling and servicing agreement, upon the discovery by any of the responsible party, the servicer, the depositor or the trustee that any of the representations and warranties contained in the pooling and servicing agreement have been breached in any material respect as of the date made, with the result that value of, or the interests of the trustee or the holders of the certificates in the related mortgage loan were materially and adversely affected, the party discovering such breach is required to give prompt written notice to the other parties. Subject to certain provisions of the pooling and servicing agreement, within sixty days of the earlier to occur of the responsible party's discovery or its receipt of notice of any such breach with respect to a mortgage loan transferred by it, the responsible party will be required to:

     o    promptly cure such breach in all material respects,

     o if prior to the second anniversary of the closing date, remove each mortgage loan which has given rise to the requirement for action by the responsible party, substitute one or more Substitute Mortgage Loans and, if the outstanding principal balance of such Substitute Mortgage Loans as of the date of such substitution is less than the outstanding principal balance, of the replaced mortgage loans as of the date of substitution, deliver to the trust as part of the amounts remitted by the servicer on such distribution date the amount of such shortfall (a "SUBSTITUTION ADJUSTMENT AMOUNT"), or

     o purchase such mortgage loan at a price equal to the unpaid principal balance of such mortgage loan as of the date of purchase, plus all related accrued and unpaid interest, plus the amount of any unreimbursed servicing advances made by the servicer or other expenses of the servicer or trustee in connection with the mortgage loan or the purchase.

Notwithstanding the foregoing, pursuant to the terms of the pooling and servicing agreement, in the event of discovery by any party to the pooling and servicing agreement that a mortgage loan does not constitute a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code resulting from a breach of any representation or warranty contained in the pooling and servicing agreement or of a breach of the representations and warranties listed as number
(16), (17), (18), (19), (20), (21), (22), (23), (24), (25), (26) or (27) in the
second preceding paragraph, the responsible party will be required to repurchase the related mortgage loan at the purchase price within sixty days of such discovery or receipt of notice. The purchase price with respect to such mortgage loan will be deposited into the distribution account on the next succeeding Servicer Remittance Date after deducting any amounts received in respect of such repurchased mortgage loan or mortgage loans and being held in the distribution account for future distribution to the extent such amounts have not yet been applied to principal or interest on such mortgage loan.

     In addition, the responsible party is obligated to indemnify the depositor, any of its affiliates, the servicer and the trustee for any third-party claims arising out of a breach by the responsible party of representations or warranties regarding the mortgage loans. The obligations of the responsible party to cure such breach or to substitute or purchase any mortgage loan and to indemnify constitute the sole remedies respecting a material breach of any such representation or warranty to the holders of the certificates, the trustee, the depositor and any of its affiliates.

PAYMENTS ON THE MORTGAGE LOANS

     The pooling and servicing agreement provides that the servicer is required to establish and maintain the collection account. The pooling and servicing agreement permits the servicer to direct any depository institution maintaining the collection account to invest the funds in the collection account in one or more eligible investments that mature, unless payable on demand, no later than the business day preceding the Servicer Remittance Date, as described below.

     The servicer is obligated to deposit or cause to be deposited in the collection account within two business days after deposit of such funds into the clearing account, amounts representing the following payments and other collections received by it on or with respect to the mortgage loans after the cut-off date, other than in respect of monthly payments on the mortgage loans due and accrued on each mortgage loan up to and including any due date occurring prior to the cut-off date:

     o all payments on account of principal, including prepayments of principal on the mortgage loans;

     o all payments on account of interest, net of the servicing fee, on the mortgage loans;

     o all Insurance Proceeds and Condemnation Proceeds to the extent such Insurance Proceeds and Condemnation Proceeds are not to be applied to the restoration of the related mortgaged property or released to the related borrower in accordance with the express requirements of law or in accordance with the servicer's customary servicing practices and Liquidation Proceeds;

     o any amounts required to be deposited in connection with any losses realized on investments of funds in the collection account; and

     o all other amounts required to be deposited in the collection account pursuant to the pooling and servicing agreement.

     The trustee will be obligated to set up a distribution account with respect to the certificates into which the servicer will deposit or cause to be deposited the servicer remittance amount on the Servicer Remittance Date. The pooling and servicing agreement permits but does not require the trustee to invest the funds in the distribution account in one or more eligible investments that mature on or prior to the next distribution date.

     The servicer remittance amount for a Servicer Remittance Date is equal to the sum, without duplication, of:

     o all collections of scheduled principal and interest on the mortgage loans, received by the servicer on or prior to the related Determination Date;

     o all principal prepayments, Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds, if any, collected by the servicer during the related Prepayment Period;

     o all P&I Advances made by the servicer with respect to payments due to be received on the mortgage loans on the related due date but not received by the related Determination Date; and

     o any other amounts required to be placed in the collection account by the servicer pursuant to the pooling and servicing agreement;

     but excluding the following:

          (a) for any mortgage loan with respect to which the servicer has previously made an unreimbursed P&I Advance, amounts received on such mortgage loan which represent late payments of principal and interest, Insurance Proceeds, Condemnation Proceeds or Liquidation Proceeds, to the extent of such unreimbursed P&I Advance;

          (b) amounts received on a particular mortgage loan with respect to which the servicer has previously made an unreimbursed servicing advance, to the extent of such unreimbursed servicing advance;

          (c) for such Servicer Remittance Date, the aggregate servicing fee;

          (d) all net income from eligible investments that are held in the collection account for the account of the servicer;

          (e) all amounts actually recovered by the servicer in respect of late fees, assumption fees and similar fees;

          (f) for all mortgage loans for which P&I Advances or servicing advances are determined to be non-recoverable, all amounts equal to unreimbursed P&I Advances and servicing advances for such mortgage loans;

          (g) certain other amounts which are reimbursable to the depositor or the servicer, as provided in the pooling and servicing agreement; and

          (h) all collections of principal and interest not required to be remitted on each Servicer Remittance Date.

     The amounts described in clauses (a) through (h) above may be withdrawn by the servicer from the collection account on or prior to each Servicer Remittance Date.

DISTRIBUTIONS

     Distributions on the certificates will be required to be made by the trustee on the 25th day of each month, or, if that day is not a business day, on the first business day thereafter (referred to as a distribution date), commencing in April 2004, to the persons in whose names the certificates are registered on the related Record Date.

     Distributions on each distribution date will be made by check mailed to the address of the person entitled thereto as it appears on the applicable certificate register or, in the case of a certificateholder who has so notified the trustee in writing in accordance with the pooling and servicing agreement, by wire transfer in immediately available funds to the account of that certificateholder at a bank or other depository institution having appropriate wire transfer facilities; provided, however, that the final distribution in retirement of the certificates will be made only upon presentment and surrender of those certificates at the office of the trustee designated from time to time for those purposes. Initially, the trustee designates its offices located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479.

PRIORITY OF DISTRIBUTIONS AMONG CERTIFICATES

     As more fully described in this prospectus supplement, distributions on the certificates will be made on each distribution date from Available Funds and will be made to the classes of certificates in the following order of priority:

          (i) from the interest portion of available funds, to interest on each class of certificates, in the order and subject to the priorities set forth under "Description of the Certificates--Distributions of Interest and Principal" in this prospectus supplement;

          (ii) from the principal portion of available funds plus any remaining interest portion of available funds, to principal on the classes of certificates then entitled to receive distributions of principal, in the order and subject to the priorities set forth below under "--Distributions of Interest and Principal" in this prospectus supplement;

          (iii) from remaining available funds, to unpaid interest and Unpaid Realized Loss Amounts in the order and subject to the priorities described below under "--Distributions of Interest and Principal" in this prospectus supplement; and

          (iv) to deposit into the Excess Reserve Fund Account to cover any Basis Risk CarryForward Amount and then to be released to the Class X certificates, in each case subject to certain limitations set forth below under "--Distributions of Interest and Principal" in this prospectus supplement.

DISTRIBUTIONS OF INTEREST AND PRINCIPAL

   For any distribution date, the "PASS-THROUGH RATE" for each class of LIBOR Certificates will be as set forth below:

          (a) for the Class A-1 certificates, a per annum rate equal to the lesser of (1) One-Month LIBOR plus the related fixed margin for that class and that distribution date and (2) the Group I Loan Cap (as defined below);

          (b) for the Class A-2 certificates, a per annum rate equal to the lesser of (1) One-Month LIBOR plus the related fixed margin for those classes and that distribution date and (2) the Group II Loan Cap (as defined below); and

          (c) for the Class M and Class B certificates, a per annum rate equal to the lesser of (1) One-Month LIBOR plus the related fixed margin for that class and that distribution date and (2) the Pool Cap.

     The "fixed margin" for each class of LIBOR Certificates is as follows:
Class A-1, [ ]%; Class A-2, [ ]%; Class M-1, [ ]%; Class M-2, [ ]%; Class M-3,
[ ]%; Class B-1, [ ]%; Class B-2, [ ]%; and Class B-3, [ ]%. On the distribution date immediately following the distribution date on which the majority holders in the aggregate of the Class X certificates have the right to purchase all of the mortgage loans as described under "The Pooling and Servicing Agreement-- Termination; Optional Clean-up Call" in this prospectus supplement and each distribution date thereafter the fixed margin for each class of LIBOR Certificates will increase to the following: Class A-1, [ ]%; Class A-2, [ ]%; Class M-1, [ ]%; Class M-2,
[ ]%; Class M-3, [ ]%; Class B-1, [ ]%; Class B-2, [ ]%; and Class B-3, [ ]%.

     The "GROUP I LOAN CAP" is the product of (i) the weighted average of the mortgage rates for each group I mortgage loan (in each case, less the applicable Expense Fee Rate) then in effect on the beginning of the related Due Period and
(ii) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the related Interest Accrual Period.

     The "GROUP II LOAN CAP" is the product of (i) the weighted average of the mortgage rates for each group II mortgage loan (in each case, less the applicable Expense Fee Rate) then in effect on the beginning of the related Due Period and (ii) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the related Interest Accrual Period.

     The "POOL CAP" is the product of (i) the weighted average of (x) the mortgage rates for each group I mortgage loan (in each case, less the applicable Expense Fee Rate) and (y) the mortgage rates for each group II mortgage loan (in each case, less the applicable Expense Fee Rate) then in effect on the beginning of the related Due Period, in each case weighted on the basis of the related Group Subordinate Amount and (ii) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the related Interest Accrual Period.

      The "GROUP SUBORDINATE AMOUNT" for any distribution date (i) for the group I mortgage loans, will be equal to the excess of the aggregate principal balance of the group I mortgage loans as of the beginning of the related Due Period over the Class Certificate Balance of the Class A-1 certificates immediately prior to such distribution date and (ii) for the group II mortgage loans, will be equal to the excess of the aggregate principal balance of the group II mortgage loans as of the beginning of the related Due Period over the Class Certificate Balance of the Class A-2 certificates immediately prior to such distribution date.

     On each distribution date, distributions in reduction of the Class Certificate Balance of the certificates entitled to receive distributions of principal will be made in an amount equal to the Principal Distribution Amount. The "PRINCIPAL DISTRIBUTION AMOUNT" for each distribution date will equal the sum of (i) the Basic Principal Distribution Amount for that distribution date and (ii) the Extra Principal Distribution Amount for that distribution date.

     On each distribution date, the trustee will be required to make the disbursements and transfers from the Available Funds then on deposit in the distribution account specified below in the following order of priority:

          (i) to the holders of each class of LIBOR Certificates in the following order of priority:

               (a) concurrently, (1) from Interest Remittance Amounts related to the group I mortgage loans, to the Class A-1 certificates, the related Accrued Certificate Interest and Unpaid Interest Amounts for the Class A-1 certificates, and
                    (2) from Interest Remittance Amounts related to the group II mortgage loans, to the Class A-2 certificates, the related Accrued Certificate Interest and Unpaid Interest Amounts for the Class A-2 certificates; provided, that, if the Interest Remittance

                         Amount for any group is insufficient to make the related payments set forth in clauses (i)(a)(1) or
                         (i)(a)(2) above, any Interest Remittance Amount relating to the other group remaining after payment of the related Accrued Certificate Interest and Unpaid Interest Amounts will be available to cover that shortfall;

                    (b) from any remaining Interest Remittance Amounts, to the Class M-1 certificates, the Accrued Certificate Interest for that class on that distribution date;

                    (c) from any remaining Interest Remittance Amounts, to the Class M-2 certificates, the Accrued Certificate Interest for that class on that distribution date;

                    (d) from any remaining Interest Remittance Amounts, to the Class M-3 certificates, the Accrued Certificate Interest for that class on that distribution date;

                    (e) from any remaining Interest Remittance Amounts, to the Class B-1 certificates, the Accrued Certificate Interest for that class on that distribution date;

                    (f) from any remaining Interest Remittance Amounts, to the Class B-2 certificates, the Accrued Certificate Interest for that class on that distribution date; and

                    (g) from any remaining Interest Remittance Amounts, to the Class B-3 certificates, the Accrued Certificate Interest for that class on that distribution date;

               (ii) (A) on each distribution date before the related Stepdown Date or with respect to which a Trigger Event is in effect, to the holders of the class or classes of LIBOR Certificates then entitled to distributions of principal as set forth below, an amount equal to the Principal Distribution Amount in the following order or priority:

                    (a) to the Class A certificates, allocated among those classes as described under "--Allocation of Principal Payments to Class A Certificates" below until their respective Class Certificate Balances are reduced to zero; and

                    (b) sequentially to the Class M-1, Class M-2, Class M-3, Class B-1, Class B-2 and Class B-3 certificates, in that order, until their respective Class Certificate Balances are reduced to zero.

               (B) on each distribution date on and after the related Stepdown Date and as long as a Trigger Event is not in effect, to the holders of the class or classes of LIBOR Certificates then entitled to distribution of principal an amount equal to the Principal Distribution Amount in the following amounts and order of priority:

          (a) to the Class A certificates, the lesser of (x) the Principal Distribution Amount and (y) the Class A Principal Distribution Amount, allocated among those classes as described under "--Allocation of Principal Payments to Class A Certificates" below until their respective Class Certificate Balances are reduced to zero;

          (b)  to the Class M-1 certificates, the lesser of (x) the excess of
               (i) the Principal Distribution Amount over (ii) the amounts distributed to the Class A certificateholders in clause
               (ii)(B)(a) above and (y) the Class M-1 Principal Distribution Amount, until their Class Certificate Balance has been reduced to zero;

          (c)  to the Class M-2 certificates, the lesser of (x) the excess of
               (i) the Principal Distribution Amount over (ii) the amounts distributed to the Class A certificateholders in clause
               (ii)(B)(a) above and to the Class M-1 certificateholders in clause (ii)(B)(b) above and (y) the Class M-2 Principal Distribution Amount, until their Class Certificate Balance has been reduced to zero;

          (d)  to the Class M-3 certificates, the lesser of (x) the excess of
               (i) the Principal Distribution Amount over (ii) the amounts distributed to the Class A certificateholders in clause
               (ii)(B)(a) above, to the Class M-1 certificateholders in clause
               (ii)(B)(b) above and to the Class M-2 certificateholders in clause (ii)(B)(c) above and (y) the Class M-3 Principal Distribution Amount, until their Class Certificate Balance has been reduced to zero;

          (e)  to the Class B-1 certificates, the lesser of (x) the excess of
               (i) the Principal Distribution Amount over (ii) the amounts distributed to the Class A certificateholders in clause
               (ii)(B)(a) above, to the Class M-1 certificateholders in clause
               (ii)(B)(b) above, to the Class M-2 certificateholders in clause
               (ii)(B)(c) above and to the Class M-3 certificateholders in clause (ii)(B)(d) above and (y) the Class B-1 Principal Distribution Amount, until their Class Certificate Balance has been reduced to zero;

          (f)  to the Class B-2 certificates, the lesser of (x) the excess of
               (i) the Principal Distribution Amount over (ii) the amounts distributed to the Class A certificateholders in clause
               (ii)(B)(a) above, to the Class M-1 certificateholders in clause
               (ii)(B)(b) above, to the Class M-2 certificateholders in clause
               (ii)(B)(c) above, to the Class M-3 certificateholders in clause
               (ii)(B)(d) above and to the Class B-1 certificateholders in clause (ii)(B)(e) above and (y) the Class B-2 Principal Distribution Amount, until their Class Certificate Balance has been reduced to zero; and

               (g) to the Class B-3 certificates, the lesser of (x) the excess of (i) the Principal Distribution Amount over
                    (ii) the amounts distributed to the Class A certificateholders in clause (ii)(B)(a) above, to the Class M-1 certificateholders in clause (ii)(B)(b) above, to the Class M-2 certificateholders in clause (ii)(B)(c) above, to the Class M-3 certificateholders in clause
                    (ii)(B)(d) above, to the Class B-1 certificateholders in clause (ii)(B)(e) above and to the Class B-2 certificateholders in clause (ii)(B)(f) above and (y) the Class B-3 Principal Distribution Amount, until their Class Certificate Balance has been reduced to zero;

               (iii) any amount remaining after the distributions in clauses (i) and (ii) above is required to be distributed in the following order of priority with respect to the certificates:

               (a) to the holders of the Class M-1 certificates, any Unpaid Interest Amounts for that class;

               (b) to the holders of the Class M-1 certificates, any Unpaid Realized Loss Amount for that class;

               (c) to the holders of the Class M-2 certificates, any Unpaid Interest Amounts for that class;

               (d) to the holders of the Class M-2 certificates, any Unpaid Realized Loss Amount for that class;

               (e) to the holders of the Class M-3 certificates, any Unpaid Interest Amounts for that class;

               (f) to the holders of the Class M-3 certificates, any Unpaid Realized Loss Amount for that class;

               (g) to the holders of the Class B-1 certificates, any Unpaid Interest Amounts for that class;

               (h) to the holders of the Class B-1 certificates, any Unpaid Realized Loss Amount for that class;

               (i) to the holders of the Class B-2 certificates, any Unpaid Interest Amounts for that class;

               (j) to the holders of the Class B-2 certificates, any Unpaid Realized Loss Amount for that class;

               (k) to the holders of the Class B-3 certificates, any Unpaid Interest Amounts for that class;

               (l) to the holders of the Class B-3 certificates, any Unpaid Realized Loss Amount for that class;

               (m) to the Excess Reserve Fund Account, the amount of any Basis Risk Payment for that distribution date;

               (n) (i) from any Class A-2 Interest Rate Cap Payment on deposit in the Excess Reserve Fund Account with respect to that distribution date, an amount equal to any unpaid remaining Basis Risk CarryForward Amount with respect to the Class A-2 certificates for that distribution date, allocated to the Class A-2 certificates, (ii) from any Class M Interest Cap Payment on deposit in the Excess Reserve Fund Account with respect to that distribution date, an amount equal to any unpaid remaining Basis Risk CarryForward Amount with respect to the Class M certificates for that distribution date, allocated (a) first, among the Class M-1, Class M-2 and Class M-3 certificates, pro rata, based upon their respective Class Certificate Balances and (b) second, any remaining amounts to the Class M-1, Class M-2 and Class M-3 certificates, pro rata, based on any Basis Risk CarryForward Amounts remaining unpaid, in order to reimburse such unpaid amounts, and (iii) from any Class B Interest Rate Cap Payment on deposit in the Excess Reserve Fund Account with respect to that distribution date, an amount equal to any unpaid remaining Basis Risk CarryForward Amount with respect to the Class B certificates for that distribution date, allocated (a) first, among the Class B-1, Class B-2 and Class B-3 certificates, pro rata, based upon their respective Class Certificate Balances and (b) second, any remaining amounts to the Class B-1, Class B-2 and Class B-3 certificates, pro rata, based on any Basis Risk CarryForward Amounts remaining unpaid, in order to reimburse such unpaid amounts;

               (o) from funds on deposit in the Excess Reserve Fund Account (not including any Interest Rate Cap Payment included in that account) with respect to that distribution date, an amount equal to any unpaid Basis Risk CarryForward Amount with respect to the LIBOR Certificates for that distribution date to the LIBOR Certificates in the same order and priority in which Accrued Certificate Interest is allocated among those classes of certificates;

               (p) to the Class X certificates, those amounts as described in the pooling and servicing agreement; and

               (q) to the holders of the Class R certificates, any remaining amount.

     On each distribution date, prior to any distribution on any other class of certificates, the trustee is required to distribute to the holders of the Class P certificates all amounts representing Prepayment Premiums in respect of the mortgage loans received during the related Prepayment Period.

     If on any distribution date, after giving effect to all distributions of principal as described above, the aggregate Class Certificate Balances of the LIBOR Certificates exceeds the aggregate Stated Principal Balance of the mortgage loans for that distribution date, the Class Certificate Balance of the applicable Class B-3, Class B-2, Class B-1, Class M-3, Class M-2 or Class M-1 certificates will be reduced, in inverse order of seniority (beginning with the Class B-3 certificates) by an amount equal to that excess, until that Class Certificate Balance is reduced to zero. That reduction is referred to as an "APPLIED REALIZED LOSS AMOUNT." In the event Applied Realized Loss Amounts are allocated to any class of certificates, their Class Certificate Balances will be permanently reduced by the amount so allocated, and no funds will be distributable with respect to interest or Basis Risk CarryForward Amounts on the amounts written down on that distribution date or any future distribution dates, even if funds are otherwise available for distribution.

     On any distribution date, any shortfalls resulting from the application of the Relief Act and any prepayment interest shortfalls not covered by Compensating Interest payments from the servicer will be allocated first to reduce the amounts otherwise distributable on the Class X certificates, and thereafter as a reduction to the Accrued Certificate Interest for the LIBOR Certificates on a pro rata basis based on the respective amounts of interest accrued on those certificates for that distribution date. THE HOLDERS OF THE LIBOR CERTIFICATES WILL NOT BE ENTITLED TO REIMBURSEMENT FOR THE ALLOCATION OF ANY PREPAYMENT INTEREST SHORTFALLS DESCRIBED IN THE PRECEDING SENTENCE.

ALLOCATION OF PRINCIPAL PAYMENTS TO CLASS A CERTIFICATES

     All principal distributions to the holders of the Class A certificates on any distribution date will be allocated concurrently, between the Class A-1 certificates and the Class A-2 certificates on a pro rata basis based on the Class A Principal Allocation Percentage for each of those classes for that distribution date. However, if the Class Certificate Balance of either class of Class A certificates is reduced to zero, then the remaining amount of principal distributions distributable to the Class A certificates on that distribution date, and the amount of those principal distributions distributable on all subsequent distribution dates, will be distributed to the holders of the other class of Class A certificates remaining outstanding, in accordance with the principal distribution allocations described in this paragraph, until their Class Certificate Balance have been reduced to zero. Any distributions of principal to the Class A-1 certificates will be made first from payments relating to the group I mortgage loans, and any distributions of principal to the Class A-2 certificates will be made first from payments relating to the group II mortgage loans.

CALCULATION OF ONE-MONTH LIBOR

     On each LIBOR Determination Date, the trustee will determine One-Month LIBOR for the next Interest Accrual Period for the LIBOR Certificates.

EXCESS RESERVE FUND ACCOUNT

     The "BASIS RISK PAYMENT" for any distribution date will be the aggregate of the Basis Risk CarryForward Amounts for that date. However, the payment with respect to any distribution date cannot exceed the amount otherwise distributable on the Class X certificates.

     If on any distribution date, the Pass-Through Rate for any class of LIBOR Certificates is based upon the Group I Loan Cap, the Group II Loan Cap or the Pool Cap, as applicable, the sum of (x) the excess of (i) the amount of interest that class of certificates would have been entitled to receive on that distribution date had the Pass-Through Rate not been subject to the Group I Loan

Cap, the Group II Loan Cap or the Pool Cap, over (ii) the amount of interest that class of certificates received on that distribution date based on the Group I Loan Cap, the Group II Loan Cap, or the Pool Cap, as applicable, and (y) the unpaid portion of any such excess described in clause (x) from prior distribution dates (and related accrued interest at the then applicable Pass-Through Rate on that class of certificates, without giving effect to the Group I Loan Cap, the Group II Loan Cap or the Pool Cap, as applicable) is the "BASIS RISK CARRYFORWARD AMOUNT" on those classes of certificates. Any Basis Risk CarryForward Amount on any class of certificates will be paid on that distribution date or future distribution dates from and to the extent of funds available for distribution to that class of certificates in the Excess Reserve Fund Account, including Interest Rate Cap Payments (for the benefit of the Offered Certificates), with respect to such distribution date (each as described in this prospectus supplement). The ratings on the certificates do not address the likelihood of the payment of any Basis Risk CarryForward Amount.

     Pursuant to the pooling and servicing agreement, an account (referred to as the "EXCESS RESERVE FUND ACCOUNT") will be established, which is held in trust, as part of the trust fund, by the trustee. Amounts on deposit in the Excess Reserve Fund Account will not be invested. The Excess Reserve Fund Account will not be an asset of any REMIC. Holders of each of the LIBOR Certificates will be entitled to receive payments from the Excess Reserve Fund Account pursuant to the pooling and servicing agreement in an amount equal to any Basis Risk CarryForward Amount for that class of certificates. Holders of the Offered Certificates will also be entitled to receive Interest Rate Cap Payments, if any, deposited into the Excess Reserve Fund Account with respect to any distribution date to the extent necessary to cover any unpaid remaining Basis Risk CarryForward Amount on that class of certificates for the first 21 distribution dates (in the case of the Class A-2 certificates) and for the first 27 distribution dates (in the case of the Class M and Class B certificates). The Excess Reserve Fund Account is required to be funded from amounts otherwise to be paid to the Class X certificates and any Interest Rate Cap Payments. Any distribution by the trustee from amounts in the Excess Reserve Fund Account is required to be made on the applicable distribution date.

THE INTEREST RATE CAP AGREEMENTS

     The Offered Certificates will have the benefit of interest rate cap agreements provided by Barclays Bank PLC, as cap provider. All obligations of the trust under the interest rate cap agreements will be paid on or prior to the closing date.

     The Class A-2 certificates will have the benefit of an interest rate cap agreement (the "CLASS A-2 CAP AGREEMENT"), with an initial notional amount of approximately $[41,551,800] provided by the cap provider. In connection with the first 21 distribution dates, the cap provider will be obligated under this interest rate cap agreement to pay to the trustee, for deposit into the excess reserve fund account, an amount equal to the product of (a) the excess, if any, of the lesser of (i) the 1-month LIBOR rate as of that distribution date and
(ii) a cap ceiling rate of 8.93% over a specified cap strike rate (ranging from [6.86% to 7.64%]), calculated on an "actual/360" basis and (b) the product of the Class A-2 notional balance and the index rate multiplier set forth on the schedule attached as Annex II to this prospectus supplement for that distribution date, determined on an "actual/360" basis. The cap provider's obligations under this interest rate cap agreement will terminate following the distribution date in December 2005.

      The Class M-1, Class M-2 and Class M-3 certificates will have the benefit of an interest rate cap agreement (the "CLASS M CAP AGREEMENT"), with an initial notional amount of approximately $[23,979,100] provided by the cap provider. In connection with the first 27 distribution dates, the cap provider will be obligated under this interest rate cap agreement to pay to the trustee, for deposit into the excess reserve fund account, an amount equal to the product of
(a) the excess, if any, of the lesser of (i) the 1-month LIBOR rate as of that distribution date and (ii) a cap ceiling rate of 8.29% over a specified cap strike rate (ranging from [5.96% to 8.29%]), calculated on an "actual/360" basis and (b) the product of the Class M notional balance and the index rate multiplier set forth on the schedule attached as Annex II to this prospectus supplement for that distribution date, determined on an "actual/360" basis. The cap provider's obligations under this interest rate cap agreement will terminate following the distribution date in June 2006.

      The Class B-1, Class B-2 and Class B-3 certificates will have the benefit of an interest rate cap agreement (the "CLASS B CAP AGREEMENT" and, together with the Class A Cap Agreement and the Class M Cap Agreement, the "INTEREST RATE CAP AGREEMENTS"), with an initial notional amount of approximately $[7,068,500] provided by the cap provider. In connection with the first 27 distribution dates, the cap provider will be obligated under this interest rate cap agreement to pay to the trustee, for deposit into the excess reserve fund account, an amount equal to the product of (a) the excess, if any, of the lesser of (i) the 1-month LIBOR rate as of that distribution date and (ii) a cap ceiling rate of 7.10% over a specified cap strike rate (ranging from [4.77% to 7.10%]), calculated on an "actual/360" basis and (b) the product of the Class B notional balance and the index rate multiplier set forth on the schedule attached as Annex II to this prospectus supplement for that distribution date, determined on an "actual/360" basis. The cap provider's obligations under this interest rate cap agreement will terminate following the distribution date in June 2006.

      The specified cap ceiling rates, cap strike rates, notional amounts and index rate multiplier for each interest rate cap agreement are set forth on Annex II to this prospectus supplement.

      Amounts, if any, payable under any interest rate cap agreement with respect to any distribution date will be used to cover shortfalls in payments of interest on the certificates to which the interest rate cap agreement relates, if the pass-through rates on those certificates are limited for any of the first 21 distribution dates (in the case of the Class A-2 certificates) or 27 distribution dates (in the case of Class M and Class B certificates) due to the caps on their pass-through rates described in this prospectus supplement.

      The Interest Rate Cap Agreements will be governed by and construed in accordance with the law of the State of New York. The obligations of the cap provider are limited to those specifically set forth in the Interest Rate Cap Agreements.

      Barclays Bank PLC, as cap provider, is a bank authorized and regulated by the U.K. FSA and is a member of the London Stock Exchange. Barclays Bank PLC engages in a diverse banking and investment banking business and regularly engages in derivatives transactions in a variety of markets.

      As of the date of this prospectus supplement, Barclays Bank PLC is rated AA+ by Fitch, AA by S&P and Aa1 by Moody's.

OVERCOLLATERALIZATION PROVISIONS

      The pooling and servicing agreement requires that the Total Monthly Excess Spread, if any, on each distribution date be applied as an accelerated payment of principal of the LIBOR Certificates, but only to the limited extent described below.

      The application of Total Monthly Excess Spread to the payment of Extra Principal Distribution Amount to the class or classes of certificates then entitled to distributions of principal has the effect of accelerating the amortization of those certificates relative to the amortization of the related mortgage loans. The portion, if any, of the Available Funds and any Interest Rate Cap Payments not required to be distributed to holders of the LIBOR Certificates as described above on any distribution date will be paid to the holders of the Class X certificates and will not be available on any future distribution date to cover Extra Principal Distribution Amounts, Unpaid Interest Amounts or Applied Realized Loss Amounts.

      With respect to any distribution date, the excess, if any, of (a) the aggregate Stated Principal Balance of the mortgage loans for that distribution date over (b) the aggregate Class Certificate Balance of the LIBOR Certificates as of that date (after taking into account the distribution of the Principal Remittance Amount on those certificates on that distribution date) is the "SUBORDINATED AMOUNT" as of that distribution date. The pooling and servicing agreement requires that the Total Monthly Excess Spread be applied as an accelerated payment of principal on the certificates then entitled to receive distributions of principal to the extent that the Specified Subordinated Amount exceeds the Subordinated Amount as of that distribution date (the excess is referred to as a "SUBORDINATION DEFICIENCY"). Any amount of Total Monthly Excess Spread actually applied as an accelerated payment of principal is an "EXTRA PRINCIPAL DISTRIBUTION AMOUNT." The required level of the Subordinated Amount with respect to a distribution date is the "SPECIFIED SUBORDINATED AMOUNT" and is set forth in the definition of Specified Subordinated Amount in the "Glossary" in this prospectus supplement. As described above, the Specified Subordinated Amount may, over time, decrease, subject to certain floors and triggers. If a Trigger Event (as defined in the "Glossary" in this prospectus supplement) exists, the Specified Subordinated Amount may not "step down". Total Monthly Excess Spread (only to the extent needed to maintain the Specified Subordinated Amount) will then be applied to the payment of principal of the class or classes of certificates then entitled to distributions of principal during the period that a Trigger Event exists.

      In the event that a Specified Subordinated Amount is permitted to decrease or "step down" on a distribution date in the future, the pooling and servicing agreement provides that some or all of the principal which would otherwise be distributed to the holders of the LIBOR Certificates on that distribution date will be distributed to the holders of the Class X certificates on that distribution date (to the extent not required to pay Unpaid Interest Amounts, Unpaid Realized Loss Amounts or Basis Risk CarryForward Amounts to the LIBOR Certificates) until the Excess Subordinated Amount is reduced to zero. This has the effect of decelerating the amortization of the LIBOR Certificates relative to the amortization of the mortgage loans, and of reducing the related Subordinated Amount. With respect to any distribution date, the excess, if any, of (a) the Subordinated Amount on that distribution date over (b) the Specified Subordinated Amount is the "EXCESS SUBORDINATED AMOUNT" with respect to that distribution date. If, on any distribution date on or after the Stepdown Date on which a Trigger Event does not exist, the

Excess Subordinated Amount is, after taking into account all other distributions to be made on that distribution date, greater than zero (i.e., the related Subordinated Amount is or would be greater than the related Specified Subordinated Amount), then any amounts relating to principal which would otherwise be distributed to the holders of the LIBOR Certificates on that distribution date will instead be distributed to the holders of the Class X certificates (to the extent not required to pay Unpaid Interest Amounts, Unpaid Realized Loss Amounts or Basis Risk CarryForward Amounts to the LIBOR Certificates) in an amount equal to the lesser of (x) the Excess Subordinated Amount and (y) the Net Monthly Excess Cash Flow (referred to as the "SUBORDINATION REDUCTION AMOUNT" for that distribution date). The "NET MONTHLY EXCESS CASH FLOW" is the amount of Available Funds remaining after the amount necessary to make all payments of interest and principal to the LIBOR certificates.

REPORTS TO CERTIFICATEHOLDERS

      On each distribution date the trustee will make available via its internet website a distribution report, based solely on information provided to the trustee by the servicer, containing information, including, without limitation, the amount of the distribution on such distribution date, the amount of such distribution allocable to principal and allocable to interest, the aggregate outstanding principal or notional balance of each class as of such distribution date and such other information as required by the pooling and servicing agreement.

      The trustee will make available the monthly distribution report via the trustee's internet website. The trustee's website will initially be located at https://www.ctslink.com and assistance in using the website can be obtained by calling the trustee's investor relations desk at (301) 815-6600.

AMENDMENT

      The pooling and servicing agreement may be amended from time to time by the depositor, the responsible party, the servicer and the trustee by written agreement, without notice to, or consent of, the holders of the LIBOR Certificates, to cure any ambiguity or mistake, to correct any defective provision or supplement any provision in the pooling and servicing agreement which may be inconsistent with any other provision, to add to the duties of the depositor or the servicer, or to comply with any requirements in the Code. The pooling and servicing agreement may also be amended to add any other provisions with respect to matters or questions arising under the pooling and servicing agreement or to modify, alter, amend, add to or rescind any of the terms or provisions contained in the pooling and servicing agreement; provided, that such action will not adversely affect in any material respect the interest of any holder of the LIBOR Certificates, as evidenced by (i) an opinion of counsel delivered to, but not obtained at the expense of, the trustee, confirming that the amendment will not adversely affect in any material respect the interests of any holder of the LIBOR certificates or (ii) a letter from each rating agency confirming that such amendment will not cause the reduction, qualification or withdrawal of the then-current ratings of the certificates.

      The pooling and servicing agreement may be amended from time to time by the depositor, the responsible party, the servicer and the trustee, with the consent of holders of certificates evidencing percentage interests aggregating not less than 66-2/3% of each class of certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the pooling and servicing agreement or of modifying in any manner the rights of the holders of the certificates; provided, however, that no such amendment will (i) reduce in any manner the amount of, or delay the timing of, payments required to be distributed on any certificate without the consent of the holder of that certificate, (ii) adversely affect in any material respect the interests of the holders of any class of certificates in a manner other than as described in clause (i) above without the consent of the holders of certificates of that class evidencing percentage interests aggregating not less than 66-2/3% of that class, or (iii) reduce the percentage of the certificates whose holders are required to consent to any such amendment without the consent of the holders of 100% of the certificates then outstanding.

                       THE POOLING AND SERVICING AGREEMENT

      Option One Mortgage Corporation will act as the servicer of the mortgage loans. See "The Servicer" in this prospectus supplement. In servicing the mortgage loans, the servicer will be required to use the same care as it customarily employs in servicing and administering similar mortgage loans for its own account, in accordance with customary and standard mortgage servicing practices of mortgage lenders and loan servicers administering similar mortgage loans.

SERVICING AND TRUSTEE FEES AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

      As compensation for its activities as servicer under the pooling and servicing agreement, the servicer is entitled with respect to each mortgage loan to the servicing fee, which will be retained by the servicer or payable monthly from amounts on deposit in the collection account. The servicing fee is required to be an amount equal to interest at one-twelfth of the servicing fee rate for the applicable mortgage loan on the Stated Principal Balance of each mortgage loan. The servicing fee rate with respect to each mortgage loan will be (a) for months 1-10 following the closing date, 0.30% per annum, (b) for months 11-30 following the closing date, 0.40% per annum, and (c) from and after the 31st month following the closing date, 0.65% per annum. In addition, the servicer will be entitled to receive, as additional servicing compensation, to the extent permitted by applicable law and the related mortgage notes, any late payment charges, modification fees, assumption fees, fees associated with non-sufficient funds checks, and other similar items. The servicer will also be entitled to withdraw from the collection account and any escrow account (to the extent permitted by applicable law and the mortgage loan documents) any net interest or other income earned on deposits in those accounts and will be entitled to retain any net Prepayment Interest Excesses for any distribution date to the extent not required to offset prepayment interest shortfalls resulting from principal prepayments that are received during the related Prepayment Period. If the servicer directs the trustee to invest funds on deposit in the distribution account, the servicer will also be entitled to the benefit of a portion of the income earned on those funds. The servicer is required to pay all expenses incurred by it in connection with its servicing activities under the pooling and servicing agreement and is not entitled to reimbursement for such expenses except as specifically provided in the pooling and servicing agreement.

      As compensation for its activities as trustee under the pooling and servicing agreement, the trustee will be entitled with respect to each mortgage loan to the trustee fee, which will be remitted to the trustee monthly by the servicer from amounts on deposit in the collection account. The trustee fee will be an amount equal to one-twelfth of the trustee fee rate for each mortgage loan on the Stated Principal Balance of such mortgage loan. The trustee fee rate with respect to each mortgage loan will be a rate per annum of 0.02% or less. In addition to the trustee fee, the trustee will be entitled to the benefit of a portion of the earnings on deposits in the distribution account.

P&I ADVANCES AND SERVICER ADVANCES

      P&I Advances. The servicer is required to make P&I Advances on each Servicer Remittance Date with respect to each mortgage loan, subject to its determination in its good faith business judgment that such advance would be recoverable. Such P&I Advances by the servicer are reimbursable to the servicer subject to certain conditions and restrictions, and are intended to provide sufficient funds for the payment of interest to the holders of the certificates. Notwithstanding the servicer's determination in its good faith business judgment that a P&I Advance was recoverable when made, if a P&I Advance becomes a nonrecoverable advance, the servicer will be entitled to reimbursement for that advance from the trust fund. See "Description of the Certificates--Payments on the Mortgage Loans" in this prospectus supplement.

      Servicing Advances. The servicer is required to advance amounts with respect to the mortgage loans, subject to its determination that such advance would be recoverable, constituting "out-of-pocket" costs and expenses relating to:

      o the preservation, restoration, inspection and protection of the mortgaged property,

      o enforcement or judicial proceedings, including foreclosures and litigation, and

      o certain other customary amounts described in the pooling and servicing agreement.

      These servicing advances by the servicer are reimbursable to the servicer subject to certain conditions and restrictions. In the event that, notwithstanding the servicer's good faith determination at the time the servicing advance was made, that it would be recoverable, the servicing advance becomes a nonrecoverable advance, the servicer will be entitled to reimbursement for that advance from the trust fund.

      Recovery of Advances. The servicer may recover P&I Advances and servicing advances to the extent permitted by the pooling and servicing agreement, including from the collection of principal and interest on the mortgage loans that is not required to be remitted in the month of receipt on the Servicer Remittance Date, or, if not recovered from such collections or from the mortgagor on whose behalf such servicing advance or P&I Advance was made, from late collections on the related mortgage loan, including Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds and such other amounts as may be collected by the servicer from the mortgagor or otherwise relating to the mortgage loan. In the event a P&I Advance or a servicing advance becomes a nonrecoverable advance, the servicer may be reimbursed for such advance from the collection account.

      The servicer will not be required to make any P&I Advance or servicing advance which it determines would be a nonrecoverable P&I Advance or nonrecoverable servicing advance. A P&I Advance or servicing advance is "nonrecoverable" if in the good faith business judgment of the servicer (as stated in an officer's certificate of the servicer delivered to the trustee), the P&I Advance or servicing advance would not ultimately be recoverable.

PREPAYMENT INTEREST SHORTFALLS

      In the event of any voluntary principal prepayments on any mortgage loans (excluding any payments made upon liquidation of any mortgage loan) occurring during the portion of the applicable Prepayment Period that ends on the last calendar day of the month prior to the related Servicer Remittance Date, the servicer will be obligated to pay, by no later than that Servicer Remittance Date, compensating interest, without any right of reimbursement, for the net amount of those shortfalls in interest collections resulting from those voluntary principal prepayments. The amount of those shortfalls -- equal to the difference between the interest paid by the applicable mortgagors for the month in which the prepayments occur (for those mortgage loans that prepay from the 16th day of the month preceding the month in which the applicable distribution date occurs through the end of that preceding month) on the amount of the principal prepayment and thirty days' interest -- will be netted against the amount of interest received on mortgage loans that prepay from the 1st day of the month in which the distribution date occurs through the 15th day of that month representing interest that accrued on those loans during that period ("PREPAYMENT INTEREST EXCESSES"). If there still remains a net shortfall, then the servicer will be obligated to pay compensating interest equal to the lesser of that net shortfall and the servicing fee payable for that distribution date ("COMPENSATING INTEREST").

SERVICER REPORTS

      The servicer is required to deliver to the depositor and the trustee a servicer remittance report setting forth the information necessary for the trustee to make the distributions set forth under "Description of the Certificates--Distributions of Interest and Principal" in this prospectus supplement and containing the information to be included in the distribution report for that distribution date delivered by the trustee.

      The servicer is required to deliver to the trustee and the rating agencies, not later than March 10th of each year, starting in 2005, an officer's certificate stating that,

      o a review of the activities of the servicer during the preceding calendar year and of performance under the pooling and servicing agreement has been made under such officer's supervision; and

      o to the best of such officer's knowledge, based on such review, the servicer has fulfilled all of its obligations under the pooling and servicing agreement for such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status of such default, including the steps being taken by the servicer to remedy such default.

      Not later than March 10th of each year, starting in 2005, the servicer, at its expense, is required to cause to be delivered to the depositor, the trustee and the rating agencies from a firm of independent certified public accountants, who may also render other services to the servicer, a statement to the effect that such firm has examined certain documents and records relating to the servicing of residential mortgage loans during the preceding calendar year, or such longer period from the closing date to the end of the following calendar year, and that, on the basis of such examination conducted substantially in compliance with generally accepted auditing standards and the requirements of the Uniform Single Attestation Program for Mortgage Bankers, such servicing has been conducted in compliance with certain minimum residential mortgage loan servicing standards.

COLLECTION AND OTHER SERVICING PROCEDURES

      The servicer will be responsible for making reasonable efforts to collect all payments called for under the mortgage loans and will, consistent with the provisions of the pooling and servicing agreement, follow such collection procedures as it follows with respect to loans held for its own account that are comparable to the mortgage loans. Consistent with the above, the servicer may
(i) waive any late payment charge or, if applicable, any penalty interest, or
(ii) employ loss mitigation strategies including, but not limited to, forbearance plans and repayment options provided they are in accordance with accepted servicing practices as set forth in the pooling and servicing agreement.

      The servicer will be required to accurately and fully report its borrower payment histories to all three credit repositories in a timely manner with respect to each mortgage loan.

      If a mortgaged property has been or is about to be conveyed by the mortgagor, the servicer will be obligated to accelerate the maturity of the mortgage loan, unless the servicer, in its sole business judgment, believes it is unable to enforce that mortgage loan's "due-on-sale" clause under applicable law or that such enforcement is not in the best interest of the trust fund. If it reasonably believes it may be restricted for any reason from enforcing such a "due-on-sale" clause or that such enforcement is not in the best interest of the trust fund, the servicer may enter into an assumption and modification agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable under the mortgage note.

      Any fee collected by the servicer for entering into an assumption agreement will be retained by the servicer as additional servicing compensation. In connection with any such assumption, the mortgage interest rate borne by the mortgage note relating to each mortgage loan may not be decreased. For a description of circumstances in which the servicer may be unable to enforce "due-on-sale" clauses, see "Material Legal Aspects of the Loans--Due-on-Sale Clauses" in the accompanying prospectus.

HAZARD INSURANCE

      The servicer is required to cause to be maintained for each mortgaged property a hazard insurance policy with coverage which contains a standard mortgagee's clause in an amount equal to the least of (a) the outstanding principal balance of such mortgage loan, but in no event may such amount be less than is necessary to prevent the borrower from becoming a coinsurer under the policy, (b) the amount necessary to fully compensate for any damage or loss to the improvements that are a part of such property on a replacement cost basis and (c) the maximum insurable value of the improvements which are a part of such mortgaged property. As set forth above, all amounts collected by the servicer under any hazard policy, except for amounts to be applied to the restoration or repair of the mortgaged property or released to the borrower in accordance with the servicer's normal servicing procedures, will ultimately be deposited in the collection account. The ability of the servicer to assure that hazard insurance proceeds are appropriately applied may be dependent on its being named as an additional insured under any hazard insurance policy, or upon the extent to which information in this regard is furnished to the servicer by a borrower. The pooling and servicing agreement provides that the servicer may satisfy its obligation to cause hazard policies to be maintained by maintaining a blanket policy issued by an insurer having a general policy rating of A:X or better in Best's (or another comparable rating), insuring against losses on the mortgage loans. If such blanket policy contains a deductible clause, the servicer is obligated to deposit in the collection account the sums which would have been deposited in the collection account but for such clause.

      In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies relating to the mortgage loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms and therefore will not contain identical terms and conditions, the terms of the policies are dictated by respective state laws, and most such policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other weather-related causes, earth movement, including earthquakes, landslides and mudflows, nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive.

      The hazard insurance policies covering the mortgaged properties typically contain a co-insurance clause which in effect requires the insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clause generally provides that the insurer's liability in the event of partial loss does not exceed the greater of (x) the replacement cost of the improvements less physical depreciation or (y) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

      Since residential properties, generally, have historically appreciated in value over time, if the amount of hazard insurance maintained on the improvements securing the mortgage loans were to decline as the principal balances owing on the improvements decreased, hazard insurance proceeds could be insufficient to restore fully the damaged property in the event of a partial loss.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

      The servicer will foreclose upon, or otherwise comparably convert to ownership, mortgaged properties securing such of the mortgage loans as come into default when, in the opinion of the servicer, no satisfactory arrangements can be made for the collection of delinquent payments. In connection with such foreclosure or other conversion, the servicer will follow such practices as it deems necessary or advisable and as are in keeping with the servicer's general loan servicing activities and the pooling and servicing agreement; provided, that in the case of any mortgaged property damaged from an uninsured cause, the servicer will not be required to expend its own funds toward the restoration of that property unless the servicer believes such restoration will increase net Liquidation Proceeds and that such expenses will be recoverable by the servicer.

REMOVAL AND RESIGNATION OF THE SERVICER

   The trustee may, and, at the direction of the majority of voting rights in the certificates, is required to, remove the servicer upon the occurrence and continuation beyond the applicable cure period of an event described in clauses
(a), (b), (c), (d), (e), (f), (g) and (h) below. Each of the following constitutes a "servicer event of default":

       (a) any failure by the servicer to remit to the trustee any payment required to be made by the servicer under the terms of the pooling and servicing agreement, which continues unremedied for one business day after the date upon which written notice of such failure, requiring the same to be remedied, is given to the servicer by the depositor or by the trustee, or to the servicer, the depositor and the trustee by the holders of certificates entitled to at least 25% of the voting rights in the certificates; or

       (b) any failure on the part of the servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the servicer contained in the pooling and servicing agreement, which continues unremedied for a period of forty-five days after the earlier of (i) the date on which written notice of such failure requiring the same to be remedied is given to the servicer by the depositor or by the trustee, or to the servicer, the depositor and the trustee by any holders of certificates entitled to at least 25% of the voting rights in the certificates and (ii) actual knowledge of such failure by a servicing officer of the servicer; or

       (c) a decree or order of a court or agency or supervisory authority having jurisdiction in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, is entered against the servicer and such decree or order remains in force, undischarged or unstayed for a period of sixty consecutive days; or

       (d) the servicer consents to the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the servicer or of or relating to all or substantially all of the servicer's property; or

       (e) the servicer admits in writing its inability generally to pay its debts as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations; or

       (f) the failure by the servicer to make any P&I Advance on any Servicer Remittance Date which continues unremedied for one business day after that Servicer Remittance Date; or

       (g) any breach of a representation and warranty of the servicer, which materially and adversely affects the interests of the certificateholders and which continues unremedied for a period of thirty days after the date upon which written notice of such breach is given to the servicer by the trustee or by the depositor, or to the servicer, the trustee or the depositor by the holders of certificates entitled to at least 25% of the voting rights in the certificates; or

       (h) Fitch reduces its primary servicer rating of the servicer to "RPS2-" or lower, Moody's reduces its primary servicer rating of the servicer to "SQ3" or lower, or S&P reduces its primary servicer rating of the servicer to "Average" or lower.

      Except to permit subservicers as provided under the pooling and servicing agreement to act as subservicers, the servicer may not assign its obligations under the pooling and servicing agreement nor resign from the obligations and duties imposed on it by the pooling and servicing agreement except by mutual consent of the servicer, the depositor and the trustee or upon the determination that the servicer's duties under the pooling and servicing agreement are no longer permissible under applicable law and such incapacity cannot be cured by the servicer without the incurrence of unreasonable expense. No such resignation will become effective until a successor has assumed the servicer's responsibilities and obligations in accordance with the pooling and servicing agreement.

      Upon removal or resignation of the servicer, in accordance with the pooling and servicing agreement, the trustee will be the successor servicer. The trustee, as successor servicer, will be obligated to make P&I Advances and servicing advances and certain other advances unless it determines reasonably and in good faith that such advances would not be recoverable. If, however, the trustee is unwilling or unable to act as successor servicer, or if the holders of certificates entitled to at least a majority of the voting rights in the certificates so request, the trustee is required to appoint, or petition a court of competent jurisdiction to appoint, in accordance with the provisions of the pooling and servicing agreement, any established mortgage loan servicing institution acceptable to the rating agencies as the successor servicer in the assumption of all or any part of the responsibilities, duties or liabilities of the predecessor servicer.

      The servicer and any successor servicer will at all times be required to be a Fannie Mae-approved and Freddie Mac-approved seller/servicer in good standing, maintain a net worth of at least $30,000,000 (as determined in accordance with generally accepted accounting principles), and maintain its license to do business or service residential mortgage loans in any jurisdictions in which the mortgaged properties are located.

      The trustee and any other successor servicer in such capacity is entitled to the same reimbursement for advances and no more than the same servicing compensation (including income earned on the collection account) as the servicer or such greater compensation if consented to by the rating agencies rating the LIBOR Certificates and a majority of the certificateholders. See "--Servicing and Trustee Fees and Other Compensation and Payment of Expenses" above.

TERMINATION; OPTIONAL CLEAN-UP CALL

      If the Class X certificates are not 100% owned, either directly or indirectly, by Barclays Bank PLC or any of its affiliates, then the majority Class X certificateholders in the aggregate may, at their option, purchase the mortgage loans and REO properties and terminate the trust on any distribution date when the aggregate Stated Principal Balance of the mortgage loans, as of the last day of the related Due Period, is equal to or less than 10% of the aggregate Stated Principal Balance of the mortgage loans as of the cut-off date. If the depositor or one of its affiliates is a Class X certificateholder exercising this option, it may only do so with at least one other unaffiliated person that holds at least a 10% percentage interest in the Class X certificates. The purchase price for the mortgage loans will be an amount equal to the sum of (i) 100% of the unpaid principal balance of each mortgage loan (other than mortgage loans related to any REO property) plus accrued and unpaid interest on those mortgage loans at the applicable mortgage rate and (ii) the lesser of (x) the appraised value of any REO property, as determined by the higher of two appraisals completed by two independent appraisers selected by the holder of the Class X certificates at its expense and (y) the unpaid principal balance of each mortgage loan related to any REO property plus accrued and unpaid interest on those mortgage loans at the applicable mortgage rate, (iii) all unreimbursed P&I Advances, servicing advances and indemnification payments payable to the servicer and (iv) any unreimbursed indemnification payments payable to the trustee under the pooling and servicing agreement. That purchase of the mortgage loans would result in the final distribution on the Offered Certificates on such distribution date.

      Notwithstanding the foregoing, if any rating agency has rated a class of debt securities ("NET INTEREST MARGIN SECURITIES") then outstanding that are backed by the Class X and Class P certificates, pursuant to the pooling and servicing agreement, the party exercising such clean-up call will be permitted to purchase the mortgage loans only if one of the following additional conditions is met: (i) after distribution of the proceeds of the clean-up call to the certificateholders (other than the holders of the Class X, Class P and Class R certificates), the distribution of the remaining proceeds to the Class X and Class P certificates will be sufficient to pay the outstanding principal amount of, and accrued and unpaid interest on, the Net Interest Margin Securities, or (ii) (A) prior to the clean-up call, the party exercising such clean-up call remits to the trustee an amount that, together with the purchase price, will be sufficient to pay the outstanding principal amount of and accrued and unpaid interest on the Net Interest Margin Securities, and (B) the trustee remits that amount directly to the indenture trustee under the indenture creating the Net Interest Margin Securities.

      The trust also is required to terminate upon either the later of: (i) the distribution to certificateholders of the final payment or collection with respect to the last mortgage loan (or P&I Advances of same by the servicer), or
(ii) the disposition of all funds with respect to the last mortgage loan and the remittance of all funds due under the pooling and servicing agreement; provided. However, in no event will the trust agreement terminate later than twenty-one years after the death of the last surviving lineal descendant of the person named in the pooling and servicing agreement.

      The trust also is required to terminate upon notice to the trustee of either the later of: (i) the distribution to certificateholders of the final payment or collection with respect to the last mortgage loan (or P&I Advances of same by the servicer), or (ii) the disposition of all funds with respect to the last mortgage loan and the remittance of all funds due under the pooling and servicing agreement; provided, however, that in no event will the trust established by the pooling and servicing agreement terminate later than twenty-one years after the death of the last surviving lineal descendant of the person named in the pooling and servicing agreement.

CERTAIN MATTERS REGARDING THE DEPOSITOR, THE SERVICER AND THE TRUSTEE

      The pooling and servicing agreement provides that none of the depositor, the servicer, the trustee or any of their respective directors, officers, employees or agents will be under any liability to the certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the pooling and servicing agreement, or for errors in judgment. However, none of the depositor, the servicer or the trustee will be protected against liability arising from any breach of representations or warranties made by it or from any liability which may be imposed by reason of the depositor's, the servicer's or the trustee's, as the case may be, willful misfeasance, bad faith or negligence (or gross negligence in the case of the depositor) in the performance of its duties or by reason of its reckless disregard of obligations and duties under the pooling and servicing agreement.

      The depositor, the servicer, the trustee and their respective directors, officers, employees or agents will be indemnified by the trust fund and held harmless against any loss, liability or expense incurred in connection with (i) any audit, controversy or judicial proceeding relating to a governmental taxing authority or any legal action relating to the pooling and servicing agreement or
(ii) the performance of their respective duties pursuant to the pooling and servicing agreement or the certificates, other than any loss, liability or expense incurred by reason of the depositor's, the servicer's or the trustee's, as the case may be, willful misfeasance, bad faith or negligence (or gross negligence in the case of the depositor) in the performance of its duties or by reason its reckless disregard of obligations and duties under the pooling and servicing agreement.

      None of the depositor, the servicer or the trustee is obligated under the pooling and servicing agreement to appear in, prosecute or defend any legal action that is not incidental to its respective duties which in its opinion may involve it in any expense or liability, provided that, in accordance with the provisions of the pooling and servicing agreement, the depositor, the servicer and the trustee, as applicable, may undertake any action any of them deem necessary or desirable in respect of (i) the rights and duties of the parties to the pooling and servicing agreement and (ii) with respect to actions taken by the depositor, the interests of the trustee and the certificateholders. In the event the depositor, the servicer or the trustee undertakes any such action, the legal expenses and costs of such action and any resulting liability will be expenses, costs and liabilities of the trust fund, and the depositor, the servicer and the trustee will be entitled to be reimbursed for such expenses, costs and liabilities out of the trust fund.

                            PREPAYMENT AND YIELD CONSIDERATIONS


STRUCTURING ASSUMPTIONS

      The prepayment model used in this prospectus supplement represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans for the life of those mortgage loans. The prepayment assumption does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the related mortgage loans. With respect to the fixed-rate mortgage loans, the prepayment assumption assumes rates of approximately 1.5333% per annum of the then outstanding principal balance of the mortgage loans in the first month of the life of the related mortgage loans and an additional 1.5333% per annum (precisely 23%/15 expressed as a percentage) in each month thereafter until the fifteenth month. Beginning in the fifteenth month and in each month thereafter during the life of the related mortgage loans, the prepayment assumption assumes a constant prepayment rate of 23% per annum each month. The prepayment assumption with respect to the adjustable-rate mortgage loans assumes a constant prepayment rate of 25%.

      Since the tables were prepared on the basis of the assumptions in the following paragraph, there are discrepancies between the characteristics of the actual mortgage loans and the characteristics of the mortgage loans assumed in preparing the tables. Any discrepancy may have an effect upon the percentages of the Class Certificate Balances outstanding and weighted average lives of the LIBOR Certificates set forth in the tables. In addition, since the actual mortgage loans in the trust fund have characteristics which differ from those assumed in preparing the tables set forth below, the distributions of principal on the LIBOR Certificates may be made earlier or later than as indicated in the tables.

      Unless otherwise specified, the information in the tables in this prospectus supplement has been prepared on the basis of the following assumed characteristics of the mortgage loans and the following additional assumptions which collectively are the structuring assumptions:

      o   the closing date for the certificates occurs on March 25, 2004;

      o distributions on the certificates are made on the 25th day of each month, commencing in April 2004, in accordance with the priorities described in this prospectus supplement;

      o the mortgage loans prepayment rates with respect to the assumed mortgage loans are a multiple of the applicable prepayment assumption as stated in the table under "--Prepayment Scenarios" below;

      o   prepayments include 30 days' interest on the related mortgage loan;

      o the optional termination is not exercised (except with respect to the weighted average life to call);

      o the Specified Subordinated Amount is initially as specified in this prospectus supplement and thereafter decreases in accordance with the provisions in this prospectus supplement;

      o with respect to each adjustable-rate mortgage loan, (a) the mortgage rate for each mortgage loan is adjusted on its next rate Adjustment Date (and on subsequent Adjustment Dates, if necessary) to a rate equal to the Gross Margin plus the Loan Index (subject to the applicable periodic rate cap and minimum and maximum interest rate),
          (b) the Six-Month LIBOR Loan Index remains constant at 1.17%, and (c) the scheduled monthly payment on the mortgage loans is adjusted to equal a fully amortizing payment;

      o   One Month LIBOR remains constant at 1.09%;

      o no delinquencies or defaults in the payment by mortgagors of principal of and interest on the mortgage loans are experienced;

      o scheduled payments of interest and/or principal on the mortgage loans are received on the first day of each month commencing in the calendar month following the closing date and are computed prior to giving effect to prepayments received on the last day of the prior month;

      o prepayments represent prepayments in full of individual mortgage loans and are received on the last day of each month, commencing in the calendar month in which the closing date occurs;

      o the initial Class Certificate Balance of each class of certificates is as set forth on the cover page of this prospectus supplement;

      o interest accrues on each class of certificates at the applicable Pass-Through Rate set forth or described in this prospectus supplement;

      o the servicing fee rate with respect to each mortgage loan will be (a) for months 1-10 following the closing date, 0.30% per annum, (b) for months 11-30 following the closing date, 0.40% per annum, and (c) from and after the 31st month following the closing date, 0.65% per annum;

      o the trustee fee with respect to each mortgage loan will be a rate per annum of 0.02%; and

      o the assumed mortgage loans have the approximate initial characteristics described below:

                                                                    CUT-OFF DATE
                                                  CUT-OFF DATE         GROSS          ORIGINAL           REMAINING      GROSS
                                INDEX              PRINCIPAL         INTEREST       AMORTIZATION       AMORTIZATION     MARGIN
    GROUP        TYPE            NAME             BALANCE ($)        RATE (%)       TERM (MONTHS)      TERM(MONTHS)       (%)
    -----        ----            ----             -----------        --------       -------------      ------------       ---
     I           ARM         LIBOR 6 Month          934,279.85          8.135            180                177          5.992
     I           ARM         LIBOR 6 Month          121,646.27          8.672            180                176          5.952
     I           ARM         LIBOR 6 Month          208,255.82          6.750            180                176          4.500
     I           ARM         LIBOR 6 Month          262,186.50          7.986            180                176          6.420
     I           ARM         LIBOR 6 Month           59,179.49          8.900            180                175          8.205
     I           ARM         LIBOR 6 Month        1,622,238.52          7.898            180                177          6.129
     I           ARM         LIBOR 6 Month      229,265,080.21          7.773            360                356          5.681
     I           ARM         LIBOR 6 Month       14,002,991.06          7.169            360                356          5.490
     I           ARM         LIBOR 6 Month          331,448.73          6.950            360                358          5.400
     I           ARM         LIBOR 6 Month          224,914.60          7.500            360                358          7.000
     I           ARM         LIBOR 6 Month        2,135,205.77          7.714            360                355          6.068
     I           ARM         LIBOR 6 Month       48,238,185.46          8.044            360                356          5.847
     I           ARM         LIBOR 6 Month       12,226,532.37          7.762            360                356          5.769
     I           ARM         LIBOR 6 Month       10,627,858.85          7.191            360                356          5.503
     I           ARM         LIBOR 6 Month        7,473,122.66          7.896            360                356          6.071
     I           ARM         LIBOR 6 Month       37,631,759.58          7.931            360                357          5.880
     I           ARM         LIBOR 6 Month           65,627.41          6.700            360                357          4.600
     I           ARM         LIBOR 6 Month       92,655,556.68          7.227            360                357          5.450
     I           ARM         LIBOR 6 Month        6,239,405.16          8.211            360                356          6.182
     I           ARM         LIBOR 6 Month           99,645.90          6.650            360                356          4.050
     I           ARM         LIBOR 6 Month       25,430,169.15          7.571            360                357          5.675
     I           ARM         LIBOR 6 Month      388,576,662.42          7.527            360                356          5.502
     I           ARM         LIBOR 6 Month          179,343.81          6.500            360                356          5.000
     I           ARM         LIBOR 6 Month          913,553.40          7.969            360                356          6.234
     I           ARM         LIBOR 6 Month          286,593.57          7.750            360                358          5.925
     I           ARM         LIBOR 6 Month          435,050.98          7.678            360                358          6.193
     I           ARM         LIBOR 6 Month          525,130.32          6.989            360                356          4.847
     I           ARM         LIBOR 6 Month          179,280.43          7.555            360                357          5.219
     I           ARM         LIBOR 6 Month          465,046.48          7.096            360                354          4.888
     I           ARM         LIBOR 6 Month        3,551,887.71          7.744            360                356          6.187
     I           ARM         LIBOR 6 Month          130,707.65          7.490            180                177          6.400
     I           ARM         LIBOR 6 Month          296,930.15          6.750            180                176          5.050
     I           ARM         LIBOR 6 Month       26,794,692.39          7.688            360                357          5.766
     I           ARM         LIBOR 6 Month        1,022,516.92          7.203            360                356          5.516
     I           ARM         LIBOR 6 Month          179,595.94          7.490            360                357          6.650
     I           ARM         LIBOR 6 Month          179,670.56          8.500            360                357          7.990
     I           ARM         LIBOR 6 Month          246,283.89          8.419            360                356          5.419
     I           ARM         LIBOR 6 Month          478,770.99          7.539            360                357          5.858
     I           ARM         LIBOR 6 Month        3,509,438.83          7.777            360                356          5.944
     I           ARM         LIBOR 6 Month        3,700,269.81          8.002            360                356          5.806
     I           ARM         LIBOR 6 Month        1,243,078.87          7.398            360                356          5.660
     I           ARM         LIBOR 6 Month          706,873.62          7.547            360                357          6.154
     I           ARM         LIBOR 6 Month          412,855.94          7.530            360                356          6.182
     I           ARM         LIBOR 6 Month        2,616,295.37          7.701            360                357          6.069
     I           ARM         LIBOR 6 Month        5,080,826.21          7.354            360                356          6.005
     I           ARM         LIBOR 6 Month          509,179.53          8.539            360                356          6.340
     I           ARM         LIBOR 6 Month        1,464,721.87          7.041            360                356          5.120
     I           ARM         LIBOR 6 Month       22,274,835.44          7.623            360                356          5.686
     I           ARM         LIBOR 6 Month          572,201.49          7.534            343                341          6.551
     I           ARM         LIBOR 6 Month          547,250.98          7.809            360                357          6.823
     I           ARM         LIBOR 6 Month          130,717.46          7.690            360                357          5.590
     II          ARM         LIBOR 6 Month          611,940.92          7.442            360                356          4.977
     II          ARM         LIBOR 6 Month          551,002.19          7.818            360                356          5.813
     II          ARM         LIBOR 6 Month          202,259.94          6.500            360                356          4.250
     II          ARM         LIBOR 6 Month           53,875.56         10.150            180                176          6.950
     II          ARM         LIBOR 6 Month          104,298.26          9.482            180                177          8.250
     II          ARM         LIBOR 6 Month           99,677.93          6.550            180                165          4.450
     II          ARM         LIBOR 6 Month       87,166,881.70          7.757            360                356          5.622



  NEXT RATE       NEXT RATE RESET     MINIMUM      MAXIMUM      INITIAL    PERIODIC
RESET(MONTHS)    FREQUENCY(MONTHS)    RATE (%)     RATE (%)      CAP (%)     CAP (%)
-------------    -----------------    --------     --------      -------     -------
       21                6              8.135       14.135        3.000      1.000
       20                6              8.672       14.672        3.000      1.000
       20                6              6.750       12.750        3.000      1.000
       20                6              7.986       13.986        3.000      1.000
       19                6              8.900       14.900        3.000      1.000
       21                6              7.898       13.898        3.000      1.000
       21                6              7.773       13.777        3.000      1.000
       21                6              7.169       13.169        3.000      1.000
       22                6              6.950       12.950        3.000      1.000
       22                6              7.500       13.500        3.000      1.000
       20                6              7.714       13.866        3.000      1.105
       21                6              8.044       14.044        3.000      1.000
       21                6              7.762       13.770        3.000      1.004
       21                6              7.191       13.215        3.000      1.000
       20                6              7.896       13.896        3.000      1.000
       21                6              7.932       13.952        3.000      1.000
       21                6              6.700       12.700        3.000      1.000
       21                6              7.227       13.227        3.000      1.000
       21                6              8.211       14.211        3.000      1.000
       20                6              6.650       12.650        3.000      1.000
       21                6              7.571       13.571        3.000      1.000
       21                6              7.527       13.556        2.987      1.008
       20                6              6.500       13.500        3.000      1.000
       20                6              7.969       14.313        3.000      1.172
       22                6              7.750       13.750        3.000      1.000
       22                6              7.678       13.678        3.000      1.000
       20                6              6.989       12.989        3.000      1.000
       21                6              7.555       13.555        3.000      1.000
       20                6              7.096       13.096        3.000      1.000
       21                6              7.744       13.876        3.000      1.066
       33                6              7.490       13.490        3.000      1.000
       32                6              6.750       12.750        3.000      1.000
       33                6              7.688       13.688        3.000      1.000
       32                6              7.203       13.203        3.000      1.000
       33                6              7.490       13.490        3.000      1.000
       33                6              8.500       14.500        3.000      1.000
       32                6              8.419       14.419        3.000      1.000
       33                6              7.539       13.539        3.000      1.000
       32                6              7.777       13.777        3.000      1.000
       33                6              8.002       14.002        3.000      1.000
       32                6              7.398       13.398        3.000      1.000
       33                6              7.547       13.547        3.000      1.000
       32                6              7.530       13.530        3.000      1.000
       33                6              7.701       13.701        3.000      1.000
       33                6              7.354       13.354        3.000      1.000
       32                6              8.539       14.539        3.000      1.000
       33                6              7.041       13.041        3.000      1.000
       33                6              7.623       13.651        3.000      1.014
       4                 6              7.534       13.534        1.000      1.000
       3                 6              7.809       13.809        1.000      1.000
       3                 6              7.690       13.690        1.000      1.000
      176                6              7.442       13.442        3.000      1.000
      176                6              7.818       13.818        3.000      1.000
      176                6              6.500       12.500        3.000      1.000
       20                6             10.150       16.150        3.000      1.000
       21                6              9.482       15.482        3.000      1.000
       19                6              6.550       12.550        3.000      1.000
       21                6              7.757       13.759        3.000      1.001


                                                                    CUT-OFF DATE
                                                  CUT-OFF DATE         GROSS          ORIGINAL           REMAINING      GROSS
                                INDEX              PRINCIPAL         INTEREST       AMORTIZATION       AMORTIZATION     MARGIN
    GROUP        TYPE            NAME             BALANCE ($)        RATE (%)       TERM (MONTHS)      TERM(MONTHS)       (%)
    -----        ----            ----             -----------        --------       -------------      ------------       ---
     II          ARM         LIBOR 6 Month        6,799,373.19           6.902           360                357          5.119
     II          ARM         LIBOR 6 Month          139,405.54           5.700           360                356          3.650
     II          ARM         LIBOR 6 Month        1,716,708.14           8.219           360                356          6.280
     II          ARM         LIBOR 6 Month          413,846.30           7.875           360                356          6.875
     II          ARM         LIBOR 6 Month       16,200,191.60           8.761           360                356          6.296
     II          ARM         LIBOR 6 Month        1,703,106.20           7.902           360                356          5.764
     II          ARM         LIBOR 6 Month        2,521,035.53           6.886           360                356          5.119
     II          ARM         LIBOR 6 Month        1,950,427.80           9.073           360                356          6.884
     II          ARM         LIBOR 6 Month       17,918,844.77           8.086           360                357          6.100
     II          ARM         LIBOR 6 Month       35,338,580.10           6.670           360                357          5.002
     II          ARM         LIBOR 6 Month        1,577,879.15           9.061           360                357          6.834
     II          ARM         LIBOR 6 Month        9,022,876.96           7.231           360                357          5.191
     II          ARM         LIBOR 6 Month      164,438,812.55           7.611           360                356          5.524
     II          ARM         LIBOR 6 Month          414,299.39           7.549           360                355          5.794
     II          ARM         LIBOR 6 Month          235,868.50           9.491           360                356          6.569
     II          ARM         LIBOR 6 Month          365,809.83           5.687           360                355          3.532
     II          ARM         LIBOR 6 Month          300,859.92           8.735           360                358          6.505
     II          ARM         LIBOR 6 Month        8,679,870.85           8.196           360                356          6.239
     II          ARM         LIBOR 6 Month          222,383.16           7.900           360                356          5.600
     II          ARM         LIBOR 6 Month          145,789.49           7.250           360                356          5.350
     II          ARM         LIBOR 6 Month           81,777.70           8.000           360                356          5.500
     II          ARM         LIBOR 6 Month        1,074,972.05           8.188           360                357          6.419
     II          ARM         LIBOR 6 Month        1,621,958.16           8.968           360                357          6.340
     II          ARM         LIBOR 6 Month           59,841.07           8.200           360                356          4.550
     II          ARM         LIBOR 6 Month        1,151,283.69           8.829           360                356          7.129
     II          ARM         LIBOR 6 Month        2,613,744.30           6.500           360                357          4.771
     II          ARM         LIBOR 6 Month          388,633.44           7.850           360                355          6.250
     II          ARM         LIBOR 6 Month          486,382.75           6.990           360                356          4.550
     II          ARM         LIBOR 6 Month       10,016,576.12           7.471           360                357          5.334
     II          ARM         LIBOR 6 Month          435,177.14           8.350           360                357          5.950
     II          ARM         LIBOR 6 Month           54,933.15          10.450           360                357          7.300
     I           FRM         N/A                  5,718,727.00           7.684           175                172           N/A
     I           FRM         N/A                    591,389.96           6.777           180                177           N/A
     I           FRM         N/A                  4,115,146.01           7.199           180                177           N/A
     I           FRM         N/A                    165,324.95           7.875           180                178           N/A
     I           FRM         N/A                    307,731.60           7.180           180                177           N/A
     I           FRM         N/A                    163,139.95           8.400           180                176           N/A
     I           FRM         N/A                  1,044,754.06           7.782           180                177           N/A
     I           FRM         N/A                    909,967.48           7.052           180                177           N/A
     I           FRM         N/A                    409,161.41           8.784           169                166           N/A
     I           FRM         N/A                    571,425.34           7.591           180                176           N/A
     I           FRM         N/A                  5,224,661.40           7.577           179                176           N/A
     I           FRM         N/A                 50,240,910.01           7.761           355                352           N/A
     I           FRM         N/A                     62,555.14           7.750           360                350           N/A
     I           FRM         N/A                 11,092,618.99           7.229           355                352           N/A
     I           FRM         N/A                    280,228.01           6.400           360                358           N/A
     I           FRM         N/A                 59,574,612.56           7.204           355                352           N/A
     I           FRM         N/A                    323,655.32           8.762           328                325           N/A
     I           FRM         N/A                     76,338.60           7.800           360                357           N/A
     I           FRM         N/A                    559,163.61           7.408           360                357           N/A
     I           FRM         N/A                  1,194,727.04           7.518           342                339           N/A
     I           FRM         N/A                    432,116.75           7.330           360                357           N/A
     I           FRM         N/A                  1,134,924.61           7.846           347                344           N/A
     I           FRM         N/A                  1,240,792.12           7.611           360                357           N/A
     I           FRM         N/A                  7,645,149.89           8.235           351                348           N/A
     I           FRM         N/A                  1,241,550.95           7.437           360                356           N/A
     I           FRM         N/A                  1,261,742.49           7.029           351                348           N/A
     I           FRM         N/A                  1,101,253.33           8.048           360                357           N/A
     I           FRM         N/A                  6,739,900.75           7.862           355                352           N/A
     I           FRM         N/A                 34,812,402.37           7.053           357                354           N/A



  NEXT RATE       NEXT RATE RESET     MINIMUM      MAXIMUM      INITIAL    PERIODIC
RESET(MONTHS)    FREQUENCY(MONTHS)    RATE (%)     RATE (%)      CAP (%)     CAP (%)
-------------    -----------------    --------     --------      -------     -------
       21                6              6.902       12.902        3.000      1.000
       20                6              5.700       11.700        3.000      1.000
       20                6              8.219       14.376        3.000      1.130
       20                6              7.875       14.875        3.000      1.500
       21                6              8.766       14.766        3.000      1.000
       21                6              7.902       13.902        3.000      1.000
       20                6              6.886       12.886        3.000      1.000
       20                6              9.073       15.073        3.000      1.000
       21                6              8.086       14.129        3.000      1.004
       21                6              6.670       12.670        3.000      1.000
       21                6              9.061       15.061        3.000      1.000
       21                6              7.231       13.231        3.000      1.000
       21                6              7.609       13.677        2.966      1.015
       20                6              7.549       13.755        3.000      1.103
       20                6              9.491       15.491        3.000      1.000
       20                6              5.687       11.687        3.000      1.000
       22                6              8.735       14.735        3.000      1.000
       33                6              8.196       14.196        3.000      1.000
       32                6              7.900       13.900        3.000      1.000
       32                6              7.250       13.250        3.000      1.000
       32                6              8.000       14.000        3.000      1.000
       33                6              8.188       14.188        3.000      1.000
       33                6              8.991       14.991        3.000      1.000
       32                6              8.200       14.200        3.000      1.000
       33                6              8.829       14.829        3.000      1.000
       33                6              6.500       12.500        3.000      1.000
       31                6              7.850       13.850        3.000      1.000
       32                6              6.990       12.990        3.000      1.000
       33                6              7.471       13.496        3.000      1.012
       3                 6              8.350       14.350        1.000      1.000
       3                 6             10.450       16.450        1.000      1.000
      N/A               N/A              N/A         N/A           N/A        N/A
      N/A               N/A              N/A         N/A           N/A        N/A
      N/A               N/A              N/A         N/A           N/A        N/A
      N/A               N/A              N/A         N/A           N/A        N/A
      N/A               N/A              N/A         N/A           N/A        N/A
      N/A               N/A              N/A         N/A           N/A        N/A
      N/A               N/A              N/A         N/A           N/A        N/A
      N/A               N/A              N/A         N/A           N/A        N/A
      N/A               N/A              N/A         N/A           N/A        N/A
      N/A               N/A              N/A         N/A           N/A        N/A
      N/A               N/A              N/A         N/A           N/A        N/A
      N/A               N/A              N/A         N/A           N/A        N/A
      N/A               N/A              N/A         N/A           N/A        N/A
      N/A               N/A              N/A         N/A           N/A        N/A
      N/A               N/A              N/A         N/A           N/A        N/A
      N/A               N/A              N/A         N/A           N/A        N/A
      N/A               N/A              N/A         N/A           N/A        N/A
      N/A               N/A              N/A         N/A           N/A        N/A
      N/A               N/A              N/A         N/A           N/A        N/A
      N/A               N/A              N/A         N/A           N/A        N/A
      N/A               N/A              N/A         N/A           N/A        N/A
      N/A               N/A              N/A         N/A           N/A        N/A
      N/A               N/A              N/A         N/A           N/A        N/A
      N/A               N/A              N/A         N/A           N/A        N/A
      N/A               N/A              N/A         N/A           N/A        N/A
      N/A               N/A              N/A         N/A           N/A        N/A
      N/A               N/A              N/A         N/A           N/A        N/A
      N/A               N/A              N/A         N/A           N/A        N/A
      N/A               N/A              N/A         N/A           N/A        N/A

                                                                    CUT-OFF DATE
                                                  CUT-OFF DATE         GROSS          ORIGINAL           REMAINING      GROSS
                                INDEX              PRINCIPAL         INTEREST       AMORTIZATION       AMORTIZATION     MARGIN
    GROUP        TYPE            NAME             BALANCE ($)        RATE (%)       TERM (MONTHS)      TERM(MONTHS)       (%)
    -----        ----            ----             -----------        --------       -------------      ------------       ---

     I           FRM         N/A                  1,496,535.20           8.363           350                347           N/A
     I           FRM         N/A                  7,584,721.42           7.412           356                353           N/A
     I           FRM         N/A                108,930,432.86           7.444           357                353           N/A
     II          FRM         N/A                    955,158.98           8.358           180                177           N/A
     II          FRM         N/A                    741,668.78           7.020           180                177           N/A
     II          FRM         N/A                    130,146.54           9.924           180                176           N/A
     II          FRM         N/A                     49,765.37          10.350           180                178           N/A
     II          FRM         N/A                    194,056.04          10.500           180                178           N/A
     II          FRM         N/A                    309,424.09           7.691           180                177           N/A
     II          FRM         N/A                    158,587.92          10.375           157                154           N/A
     II          FRM         N/A                    728,888.72           7.794           180                175           N/A
     II          FRM         N/A                  2,187,454.99           7.595           178                175           N/A
     II          FRM         N/A                    147,675.03           6.875           180                176           N/A
     II          FRM         N/A                 21,032,683.18           7.886           354                350           N/A
     II          FRM         N/A                  2,192,696.93           7.430           360                357           N/A
     II          FRM         N/A                    104,069.03           8.400           360                355           N/A
     II          FRM         N/A                 31,034,907.36           7.146           358                354           N/A
     II          FRM         N/A                    329,316.34           5.990           360                358           N/A
     II          FRM         N/A                    217,732.51           8.081           360                357           N/A
     II          FRM         N/A                     49,927.01          12.000           360                355           N/A
     II          FRM         N/A                    206,965.71           8.259           360                355           N/A
     II          FRM         N/A                    398,815.41           7.113           360                357           N/A
     II          FRM         N/A                    547,561.26           9.503           310                306           N/A
     II          FRM         N/A                  1,024,638.26           6.735           360                356           N/A
     II          FRM         N/A                  2,075,184.11           8.966           356                353           N/A
     II          FRM         N/A                    124,358.97           7.800           360                355           N/A
     II          FRM         N/A                    858,115.35           6.788           360                357           N/A
     II          FRM         N/A                    223,472.10           7.968           360                357           N/A
     II          FRM         N/A                  2,543,206.65           8.224           357                354           N/A
     II          FRM         N/A                  7,329,356.20           7.296           358                355           N/A
     II          FRM         N/A                    805,999.62           8.781           360                357           N/A
     II          FRM         N/A                  2,532,106.01           7.639           360                356           N/A
     II          FRM         N/A                 60,057,183.84           7.362           358                354           N/A





  NEXT RATE       NEXT RATE RESET     MINIMUM      MAXIMUM      INITIAL    PERIODIC
RESET(MONTHS)    FREQUENCY(MONTHS)    RATE (%)     RATE (%)      CAP (%)     CAP (%)
-------------    -----------------    --------     --------      -------     -------

      N/A               N/A              N/A         N/A           N/A        N/A
      N/A               N/A              N/A         N/A           N/A        N/A
      N/A               N/A              N/A         N/A           N/A        N/A
      N/A               N/A              N/A         N/A           N/A        N/A
      N/A               N/A              N/A         N/A           N/A        N/A
      N/A               N/A              N/A         N/A           N/A        N/A
      N/A               N/A              N/A         N/A           N/A        N/A
      N/A               N/A              N/A         N/A           N/A        N/A
      N/A               N/A              N/A         N/A           N/A        N/A
      N/A               N/A              N/A         N/A           N/A        N/A
      N/A               N/A              N/A         N/A           N/A        N/A
      N/A               N/A              N/A         N/A           N/A        N/A
      N/A               N/A              N/A         N/A           N/A        N/A
      N/A               N/A              N/A         N/A           N/A        N/A
      N/A               N/A              N/A         N/A           N/A        N/A
      N/A               N/A              N/A         N/A           N/A        N/A
      N/A               N/A              N/A         N/A           N/A        N/A
      N/A               N/A              N/A         N/A           N/A        N/A
      N/A               N/A              N/A         N/A           N/A        N/A
      N/A               N/A              N/A         N/A           N/A        N/A
      N/A               N/A              N/A         N/A           N/A        N/A
      N/A               N/A              N/A         N/A           N/A        N/A
      N/A               N/A              N/A         N/A           N/A        N/A
      N/A               N/A              N/A         N/A           N/A        N/A
      N/A               N/A              N/A         N/A           N/A        N/A
      N/A               N/A              N/A         N/A           N/A        N/A
      N/A               N/A              N/A         N/A           N/A        N/A
      N/A               N/A              N/A         N/A           N/A        N/A
      N/A               N/A              N/A         N/A           N/A        N/A
      N/A               N/A              N/A         N/A           N/A        N/A
      N/A               N/A              N/A         N/A           N/A        N/A
      N/A               N/A              N/A         N/A           N/A        N/A
      N/A               N/A              N/A         N/A           N/A        N/A

While it is assumed that each of the mortgage loans prepays at the specified constant percentages of the prepayment assumption, this is not likely to be the case. Moreover, discrepancies exist between the characteristics of the actual mortgage loans that will be delivered to the trustee and characteristics of the mortgage loans assumed in preparing the tables in this prospectus supplement.

GENERAL

      Each Interest Accrual Period for the LIBOR Certificates will consist of the actual number of days elapsed from the distribution date preceding the month of the applicable distribution date (or, in the case of the first Interest Accrual Period, from the closing date) through the day before the applicable distribution date.

DEFAULTS IN DELINQUENT PAYMENTS

      The yield to maturity of the LIBOR Certificates, and particularly the Class B and Class M certificates, will be sensitive to defaults on the mortgage loans. If a purchaser of a LIBOR Certificate calculates its anticipated yield based on an assumed rate of default and amount of losses that is lower than the default rate and amount of losses actually incurred, its actual yield to maturity will be lower than that so calculated. Holders of the LIBOR Certificates may not receive reimbursement for Applied Realized Loss Amounts in the months following the occurrence of those losses. In general, the earlier a loss occurs, the greater is the effect on an investor's yield to maturity. There can be no assurance as to the delinquency, foreclosure or loss experience with respect to the mortgage loans. Because the mortgage loans were underwritten in accordance with standards less stringent than those generally acceptable to Fannie Mae and Freddie Mac with regard to a borrower's credit standing and repayment ability, the risk of delinquencies with respect to, and losses on, the mortgage loans will be greater than that of mortgage loans underwritten in accordance with Fannie Mae and Freddie Mac standards.

PREPAYMENT CONSIDERATIONS AND RISKS

      The rate of principal payments on the LIBOR Certificates, the aggregate amount of distributions on the LIBOR Certificates and the yields to maturity of the LIBOR Certificates will be related to the rate and timing of payments of principal on the mortgage loans in the related loan group. The rate of principal payments on the mortgage loans will in turn be affected by the amortization schedules of the mortgage loans and by the rate of principal prepayments (including for this purpose prepayments resulting from refinancing, liquidations of the mortgage loans due to defaults, casualties or condemnations and repurchases by a selling party or purchases, pursuant to the optional clean-up call, by the majority holders in the aggregate of the Class X certificates). Because certain of the mortgage loans contain Prepayment Premiums, the rate of principal payments may be less than the rate of principal payments for mortgage loans which did not have Prepayment Premiums. The mortgage loans are subject to the "due-on-sale" provisions included in the mortgage loans. See "The Mortgage Loan Pool" in this prospectus supplement.

      Prepayments, liquidations and purchases of the mortgage loans (including any optional repurchase of the remaining mortgage loans in the trust fund in connection with the termination of the trust fund, in each case as described in this prospectus supplement) will result in distributions on the LIBOR Certificates of principal amounts which would otherwise be distributed over the remaining terms of the mortgage loans. Since the rate of payment of principal on the mortgage loans will depend on future events and a variety of other factors, no assurance can be given as to that rate or the rate of principal prepayments. The extent to which the yield to maturity of a class of LIBOR Certificates may vary from the anticipated yield will depend upon the degree to which that LIBOR Certificate is purchased at a discount or premium, and the degree to which the timing of payments on that LIBOR Certificate is sensitive to prepayments, liquidations and purchases of the mortgage loans. Further, an investor should consider the risk that, in the case of any LIBOR Certificate purchased at a discount, a slower than anticipated rate of principal payments (including prepayments) on the mortgage loans could result in an actual yield to that investor that is lower than the anticipated yield and, in the case of any LIBOR Certificate purchased at a premium, a faster than anticipated rate of principal payments on the mortgage loans could result in an actual yield to that investor that is lower than the anticipated yield.

      The rate of principal payments (including prepayments) on pools of mortgage loans may vary significantly over time and may be influenced by a variety of economic, geographic, social and other factors, including changes in mortgagors' housing needs, job transfers, unemployment, mortgagors' net equity in the mortgaged properties and servicing decisions. In general, if prevailing interest rates were to fall significantly below the mortgage rates on the fixed-rate mortgage loans, the mortgage loans could be subject to higher prepayment rates than if prevailing interest rates were to remain at or above the mortgage rates on the mortgage loans. Conversely, if prevailing interest rates were to rise significantly, the rate of prepayments on the fixed-rate mortgage loans would generally be expected to decrease. No assurances can be given as to the rate of prepayments on the mortgage loans in stable or changing interest rate environments.

      As is the case with fixed-rate mortgage loans, the adjustable-rate mortgage loans, or ARMs, may be subject to a greater rate of principal prepayments in a low interest rate environment. For example, if prevailing interest rates were to fall, mortgagors with ARMs may be inclined to refinance their ARMs with a fixed rate loan to "lock in" a lower interest rate. The existence of the applicable periodic rate cap and Maximum Rate also may affect the likelihood of prepayments resulting from refinancings. In addition, the delinquency and loss experience of the ARMs may differ from that on the fixed rate mortgage loans because the amount of the monthly payments on the ARMs are subject to adjustment on each Adjustment Date. In addition, a substantial majority of the ARMs (the 2/28 Adjustable Rate Mortgage Loans and the 3/27 Adjustable Rate Mortgage Loans) will not have their initial Adjustment Date until two or three years after their origination. The prepayment experience of the 2/28 Adjustable Rate Mortgage Loans and the 3/27 Adjustable Rate Mortgage Loans may differ from that of the other ARMs. The 2/28 Adjustable Rate Mortgage Loans and the 3/27 Adjustable Rate Mortgage Loans may be subject to greater rates of prepayments as they approach their initial Adjustment Dates even if market interest rates are only slightly higher or lower than the mortgage rates on the 2/28 Adjustable Rate Mortgage Loans or the 3/27 Adjustable Rate Mortgage Loans (as the case may be) as borrowers seek to avoid changes in their monthly payments.

      The timing of changes in the rate of prepayments on the mortgage loans may significantly affect an investor's actual yield to maturity, even if the average rate of principal payments is consistent with an investor's expectation. In general, the earlier a prepayment of principal on the mortgage loans, the greater the effect on an investor's yield to maturity. The effect on an investor's yield as a result of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the LIBOR Certificates may not be offset by a subsequent like decrease (or increase) in the rate of principal payments.

      Each Interest Accrual Period for the LIBOR Certificates will consist of the actual number of days elapsed from the preceding distribution date (or, in the case of the first distribution date, from the closing date) through the day preceding the applicable distribution date. The Pass-Through Rate for each class of LIBOR Certificates will be adjusted by reference to One-Month LIBOR, subject to the effects of the applicable limitations described in this prospectus supplement.

      The Pass-Through Rate for each class of LIBOR Certificates may be calculated by reference to the adjusted net mortgage rates of the mortgage loans, which are based on the Loan Index. If the mortgage loans bearing higher mortgage rates, either through higher margins or an increase in the Loan Index (and consequently, higher adjusted net mortgage rates), were to prepay, the weighted average adjusted net mortgage rate would be lower than otherwise would be the case. Changes in One-Month LIBOR may not correlate with changes in the Loan Index. It is possible that a decrease in the Loan Index, which would be expected to result in faster prepayments, could occur simultaneously with an increased level of One-Month LIBOR. If the sum of One-Month LIBOR plus the applicable pass-through margin for a class or classes of LIBOR Certificates were to be higher than the Group I Loan Cap, the Group II Loan Cap or the Pool Cap, as applicable, the Pass-Through Rate on the related LIBOR Certificates would be lower than otherwise would be the case. Although holders of the LIBOR Certificates are entitled to receive any Basis Risk CarryForward Amount from and to the extent of funds available in the Excess Reserve Fund Account, including Interest Rate Cap Payments (in the case of the Offered Certificates), there is no assurance that those funds will be available or sufficient for those purposes. The ratings of the LIBOR Certificates do not address the likelihood of the payment of any Basis Risk CarryForward Amount.

OVERCOLLATERALIZATION PROVISIONS

      The operation of the overcollateralization provisions of the pooling and servicing agreement will affect the weighted average lives of the LIBOR Certificates and consequently the yields to maturity of those certificates. Unless and until the Subordinated Amount equals the Specified Subordinated Amount, Total Monthly Excess Spread will be applied as distributions of principal of the class or classes of certificates then entitled to distributions of principal, thus reducing the weighted average lives of those certificates. The actual Subordinated Amount may change from distribution date to distribution date producing uneven distributions of Total Monthly Excess Spread. There can be no assurance as to when or whether the Subordinated Amount will equal the Specified Subordinated Amount.

      Total Monthly Excess Spread generally is a function of the excess of interest collected or advanced on the mortgage loans over the interest required to pay interest on the LIBOR Certificates and expenses at the expense rate. Mortgage loans with higher adjusted net mortgage rates will contribute more interest to the Total Monthly Excess Spread. Mortgage loans with higher adjusted net mortgage rates may prepay faster than mortgage loans with relatively lower adjusted net mortgage rates in response to a given change in market interest rates. Any disproportionate prepayments of mortgage loans with higher adjusted net mortgage rates may adversely affect the amount of Total Monthly Excess Spread available to make accelerated payments of principal of the LIBOR Certificates.

      As a result of the interaction of the foregoing factors, the effect of the overcollateralization provisions on the weighted average lives of the LIBOR Certificates may vary significantly over time and from class to class.

CLASS M AND CLASS B CERTIFICATES

      Each class of Class M and Class B certificates provides credit enhancement for certain other classes of LIBOR Certificates that have a higher payment priority, and each class of Class M and Class B certificates may absorb losses on the mortgage loans. The weighted average lives of, and the yields to maturity on, the Class M and Class B certificates, in reverse order of their relative payment priorities (with the Class B-3 certificates having the lowest priority, then the Class B-2 certificates, then the Class B-1 certificates, then the Class M-3 certificates, then the Class M-2 certificates, and then the Class M-1 certificates) will be progressively more sensitive to the rate and timing of mortgagor defaults and the severity of ensuing losses on the mortgage loans. If the actual rate and severity of losses on the mortgage loans is higher than those assumed by a holder of a related Class M or Class B certificate, the actual yield to maturity on such holder's certificate may be lower than the yield expected by such holder based on that assumption. Realized Losses on the mortgage loans will reduce the Class Certificate Balance of the class of the related Class M and Class B certificates then outstanding with the lowest relative payment priority if and to the extent that the aggregate Class Certificate Balances of all classes of certificates, following all distributions on a distribution date exceeds the total principal balances of the related mortgage loans. As a result of such a reduction of the Class Certificate Balance of a class of Subordinated Certificates, less interest will accrue on those classes than would otherwise be the case.

      The Principal Distribution Amount to be made to the holders of the LIBOR Certificates includes the net proceeds in respect of principal received upon the liquidation of a related mortgage loan. If such net proceeds are less than the unpaid principal balance of the liquidated mortgage loan, the total principal balances of the mortgage loans will decline more than the aggregate Class Certificate Balances of the LIBOR Certificates, thus reducing the amount of the overcollateralization. If such difference is not covered by the amount of the overcollateralization or excess interest, the class of Class M and Class B certificates then outstanding with the lowest relative payment priority will bear such loss. In addition, the Class M and Class B certificates will generally not be entitled to any principal distributions prior to the related Stepdown Date or during the continuation of a Trigger Event (unless all of the certificates with a higher relative payment priority have been paid in full). Because a Trigger Event may be based on the delinquency, as opposed to the loss, experience on the mortgage loans, a holder of a Class M or Class B certificate may not receive distributions of principal for an extended period of time, even if the rate, timing and severity of Realized Losses on the applicable mortgage loans is consistent with such holder's expectations. Because of the disproportionate distribution of principal of the senior certificates, depending on the timing of Realized Losses, the Class M and Class B certificates may bear a disproportionate percentage of the Realized Losses on the mortgage loans.

      For all purposes, the Class B-3 certificates will have the lowest payment priority of any class of Subordinated Certificates.

WEIGHTED AVERAGE LIVES OF THE LIBOR CERTIFICATES

      The weighted average life of a LIBOR Certificate is determined by (a) multiplying the amount of the reduction, if any, of the Class Certificate Balance of the certificate on each distribution date by the number of years from the date of issuance to that distribution date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in Class Certificate Balance of the certificate referred to in clause (a).

      For a discussion of the factors which may influence the rate of payments (including prepayments) of the mortgage loans, see "--Prepayment Considerations and Risks" above and "Yield and Prepayment Considerations" in the prospectus.

      In general, the weighted average lives of the LIBOR Certificates will be shortened if the level of prepayments of principal of the mortgage loans increases. However, the weighted average lives of the LIBOR Certificates will depend upon a variety of other factors, including the timing of changes in the rate of principal payments and the priority sequence of distributions of principal of the classes of certificates. See "Description of the Certificates--Distributions of Interest and Principal" in this prospectus supplement.

      The interaction of the foregoing factors may have different effects on various classes of LIBOR Certificates and the effects on any class may vary at different times during the life of that class. Accordingly, no assurance can be given as to the weighted average life of any class of LIBOR Certificates. Further, to the extent the prices of the LIBOR Certificates represent discounts or premiums to their respective original Class Certificate Balances, variability in the weighted average lives of those classes of LIBOR Certificates will result in variability in the related yields to maturity. For an example of how the weighted average lives of the classes of Offered Certificates may be affected at various constant percentages of the prepayment assumption, see the Decrement Tables below.

DECREMENT TABLES

      The following tables indicate the percentages of the initial Class Certificate Balances of the classes of Offered Certificates that would be outstanding after each of the distribution dates shown at various constant percentages of the applicable prepayment assumption and the corresponding weighted average lives of those classes. The tables have been prepared on the basis of the structuring assumptions. It is not likely that (i) all of the mortgage loans will have the characteristics assumed, (ii) all of the mortgage loans will prepay at the constant percentages of the applicable prepayment assumption specified in the tables or at any other constant rate or (iii) all of the mortgage loans will prepay at the same rate. Moreover, the diverse remaining terms to maturity and mortgage rates of the mortgage loans could produce slower or faster principal distributions than indicated in the tables at the specified constant percentages of the applicable prepayment assumption, even if the weighted average remaining term to maturity and weighted average mortgage rates of the mortgage loans are consistent with the remaining terms to maturity and mortgage rates of the mortgage loans specified in the structuring assumptions.

PREPAYMENT SCENARIOS

                                         SCENARIO I      SCENARIO II     SCENARIO III      SCENARIO IV     SCENARIO V
                                         ----------      -----------     ------------      -----------     ----------
Fixed-rate mortgage loans (% of
   prepayment assumption)                   50%              75%            100%             125%            150%
Adjustable-rate mortgage loans
   (% of prepayment assumption)             50%              75%            100%             125%            150%

           PERCENT OF INITIAL CLASS CERTIFICATE BALANCE OUTSTANDING(1)

                                                       CLASS A-2                                       CLASS M-1
DISTRIBUTION DATE                                 PREPAYMENT SCENARIO                             PREPAYMENT SCENARIO
                                       ---------------------------------------      ----------------------------------------------
                                        I       II        III       IV      V        I         II         III        IV         V
                                       ----    ----       ---      ---     ---      ---        ---        ---        ---       ---
Initial Percentage.................... 100%    100%       100%     100%    100%     100%       100%       100%       100%      100%
March 2005............................  85      78         71       64      57      100        100        100        100        100
March 2006............................  71      58         47       37      27      100        100        100        100        100
March 2007............................  58      42         29       18       8      100        100        100        100        100
March 2008............................  47      33         24       18       8      100         86         64         46        87
March 2009............................  38      26         18       12       8       99         70         48         32        20
March 2010............................  33      21         13       8        5       86         56         35         22        13
March 2011............................  28      17         10       6        3       74         45         26         15         8
March 2012............................  24      14         7        4        2       64         36         20         10         5
March 2013............................  21      11         6        3        1       55         29         14         7          1
March 2014............................  18      9          4        2        1       47         23         11         5          0
March 2015............................  15      7          3        1        0       40         18         8          2          0
March 2016............................  13      6          2        1        0       34         15         6          0          0
March 2017............................  11      4          2        0        0       29         12         4          0          0
March 2018............................  10      4          1        0        0       25         9          2          0          0
March 2019............................  8       3          1        0        0       21         7          0          0          0
March 2020............................  7       2          0        0        0       18         6          0          0          0
March 2021............................  6       2          0        0        0       15         4          0          0          0
March 2022............................  5       1          0        0        0       12         3          0          0          0
March 2023............................  4       1          0        0        0       10         0          0          0          0
March 2024............................  3       1          0        0        0       8          0          0          0          0
March 2025............................  3       0          0        0        0       7          0          0          0          0
March 2026............................  2       0          0        0        0       6          0          0          0          0
March 2027............................  2       0          0        0        0       4          0          0          0          0
March 2028............................  1       0          0        0        0       2          0          0          0          0
March 2029............................  1       0          0        0        0       0          0          0          0          0
March 2030............................  1       0          0        0        0       0          0          0          0          0
March 2031............................  0       0          0        0        0       0          0          0          0          0
March 2032............................  0       0          0        0        0       0          0          0          0          0
March 2033............................  0       0          0        0        0       0          0          0          0          0
March 2034............................  0       0          0        0        0       0          0          0          0          0
Weighted Average Life to Maturity
   (years)(2)......................... 5.67    3.93       2.93     2.24    1.70    11.11       7.73       5.87       5.03      4.90
Weighted Average Life to Call
   (years)(2)(3)...................... 5.31    3.63       2.70     2.06    1.55    10.23       7.02       5.33       4.59      4.55

----------
(1)   Rounded to the nearest whole percentage.

(2)   The weighted average life of a certificate of any class is determined by
      (i) multiplying the net reduction, if any, of the Class Certificate Balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and
      (iii) dividing them by the aggregate of the net reductions of the Class Certificate Balance described in clause (i).

(3) Calculation assumes the exercise of the 10% optional clean-up call on the earliest possible date.

           PERCENT OF INITIAL CLASS CERTIFICATE BALANCE OUTSTANDING(1)

                                                               CLASS M-2                                    CLASS M-3
DISTRIBUTION DATE                                         PREPAYMENT SCENARIO                          PREPAYMENT SCENARIO
                                                -------------------------------------        ---------------------------------------
                                                 I       II      III       IV      V          I        II      III       IV      V
                                                ---     ---      ---      ---     ---        ---      ---      ---      ---     ---
Initial Percentage...........................   100%    100%     100%     100%    100%       100%     100%     100%     100%    100%
March 2005...................................   100     100      100      100      100       100      100      100      100      100
March 2006...................................   100     100      100      100      100       100      100      100      100      100
March 2007...................................   100     100      100      100      100       100      100      100      100      100
March 2008...................................   100      86       64       46      32        100       86       64       46      32
March 2009...................................    99      70       48       32      20         99       70       48       32      20
March 2010...................................    86      56       35       22      13         86       56       35       22      13
March 2011...................................    74      45       26       15       8         74       45       26       15       6
March 2012...................................    64      36       20       10       3         64       36       20       10       0
March 2013...................................    55      29       14       7        0         55       29       14       1        0
March 2014...................................    47      23       11       2        0         47       23       11       0        0
March 2015...................................    40      18       8        0        0         40       18       7        0        0
March 2016...................................    34      15       5        0        0         34       15       0        0        0
March 2017...................................    29      12       1        0        0         29       12       0        0        0
March 2018...................................    25      9        0        0        0         25       9        0        0        0
March 2019...................................    21      7        0        0        0         21       3        0        0        0
March 2020...................................    18      4        0        0        0         18       0        0        0        0
March 2021...................................    15      1        0        0        0         15       0        0        0        0
March 2022...................................    12      0        0        0        0         12       0        0        0        0
March 2023...................................    10      0        0        0        0         10       0        0        0        0
March 2024...................................    8       0        0        0        0         8        0        0        0        0
March 2025...................................    7       0        0        0        0         1        0        0        0        0
March 2026...................................    4       0        0        0        0         0        0        0        0        0
March 2027...................................    1       0        0        0        0         0        0        0        0        0
March 2028...................................    0       0        0        0        0         0        0        0        0        0
March 2029...................................    0       0        0        0        0         0        0        0        0        0
March 2030...................................    0       0        0        0        0         0        0        0        0        0
March 2031...................................    0       0        0        0        0         0        0        0        0        0
March 2032...................................    0       0        0        0        0         0        0        0        0        0
March 2033...................................    0       0        0        0        0         0        0        0        0        0
March 2034...................................    0       0        0        0        0         0        0        0        0        0
Weighted Average Life to Maturity
   (years)(2)................................  11.03    7.66     5.79     4.82    4.37      10.93     7.56     5.70     4.69    4.16
Weighted Average Life to Call
   (years)(2)(3).............................  10.23    7.02     5.30     4.43    4.05      10.23     7.02     5.29     4.36    3.90


----------
(1)   Rounded to the nearest whole percentage.

(2)   The weighted average life of a certificate of any class is determined by
      (i) multiplying the net reduction, if any, of the Class Certificate Balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and
      (iii) dividing them by the aggregate of the net reductions of the Class Certificate Balance described in clause (i).

(3) Calculation assumes the exercise of the 10% optional clean-up call on the earliest possible date.

          PERCENT OF INITIAL CLASS CERTIFICATE BALANCE OUTSTANDING(1)

                                                            CLASS B-1                              CLASS B-2
DISTRIBUTION DATE                                      PREPAYMENT SCENARIO                    PREPAYMENT SCENARIO
                                               -----------------------------------     ----------------------------------
                                                I       II     III      IV      V       I      II      III     IV      V
                                               ---     ---     ---     ---     ---     ---     ---     ---    ---     ---
Initial Percentage.........................    100%    100%    100%    100%    100%    100%    100%    100%   100%    100%
March 2005.................................    100     100     100     100     100     100     100     100    100     100
March 2006.................................    100     100     100     100     100     100     100     100    100     100
March 2007.................................    100     100     100     100     100     100     100     100    100     100
March 2008.................................    100     86      64      46      32      100     86      64      46     32
March 2009.................................    99      70      48      32      20      99      70      48      32     20
March 2010.................................    86      56      35      22      13      86      56      35      22      7
March 2011.................................    74      45      26      15       0      74      45      26      15      0
March 2012.................................    64      36      20       8       0      64      36      20      0       0
March 2013.................................    55      29      14       0       0      55      29      14      0       0
March 2014.................................    47      23      10       0       0      47      23       0      0       0
March 2015.................................    40      18       0       0       0      40      18       0      0       0
March 2016.................................    34      15       0       0       0      34      15       0      0       0
March 2017.................................    29      12       0       0       0      29       3       0      0       0
March 2018.................................    25       4       0       0       0      25       0       0      0       0
March 2019.................................    21       0       0       0       0      21       0       0      0       0
March 2020.................................    18       0       0       0       0      18       0       0      0       0
March 2021.................................    15       0       0       0       0      15       0       0      0       0
March 2022.................................    12       0       0       0       0       6       0       0      0       0
March 2023.................................     8       0       0       0       0       0       0       0      0       0
March 2024.................................     1       0       0       0       0       0       0       0      0       0
March 2025.................................     0       0       0       0       0       0       0       0      0       0
March 2026.................................     0       0       0       0       0       0       0       0      0       0
March 2027.................................     0       0       0       0       0       0       0       0      0       0
March 2028.................................     0       0       0       0       0       0       0       0      0       0
March 2029.................................     0       0       0       0       0       0       0       0      0       0
March 2030.................................     0       0       0       0       0       0       0       0      0       0
March 2031.................................     0       0       0       0       0       0       0       0      0       0
March 2032.................................     0       0       0       0       0       0       0       0      0       0
March 2033.................................     0       0       0       0       0       0       0       0      0       0
March 2034.................................     0       0       0       0       0       0       0       0      0       0
Weighted Average Life to Maturity
   (years)(2)..............................   10.82   7.48    5.62    4.62    4.07    10.66   7.34    5.52    4.53   3.97
Weighted Average Life to Call
   (years)(2)(3)...........................   10.23   7.02    5.28    4.34    3.85    10.23   7.02    5.28    4.33   3.82

----------
(1)   Rounded to the nearest whole percentage.

(2)   The weighted average life of a certificate of any class is determined by
      (i) multiplying the net reduction, if any, of the Class Certificate Balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and
      (iii) dividing them by the aggregate of the net reductions of the Class Certificate Balance described in clause (i).

(3) Calculation assumes the exercise of the 10% optional clean-up call on the earliest possible date.

           PERCENT OF INITIAL CLASS CERTIFICATE BALANCE OUTSTANDING(1)

                                                            CLASS B-3
DISTRIBUTION DATE                                      PREPAYMENT SCENARIO
                                              ------------------------------------
                                                I      II      III     IV       V
                                               ---     ---     ---     ---     ---
Initial Percentage.........................    100%    100%    100%    100%    100%
March 2005.................................    100     100     100     100     100
March 2006.................................    100     100     100     100     100
March 2007.................................    100     100     100     100     100
March 2008.................................    100     86      64      46      32
March 2009.................................    99      70      48      32      15
March 2010.................................    86      56      35      19       0
March 2011.................................    74      45      26       1       0
March 2012.................................    64      36      13       0       0
March 2013.................................    55      29       0       0       0
March 2014.................................    47      23       0       0       0
March 2015.................................    40      10       0       0       0
March 2016.................................    34       0       0       0       0
March 2017.................................    29       0       0       0       0
March 2018.................................    25       0       0       0       0
March 2019.................................    17       0       0       0       0
March 2020.................................     9       0       0       0       0
March 2021.................................     1       0       0       0       0
March 2022.................................     0       0       0       0       0
March 2023.................................     0       0       0       0       0
March 2024.................................     0       0       0       0       0
March 2025.................................     0       0       0       0       0
March 2026.................................     0       0       0       0       0
March 2027.................................     0       0       0       0       0
March 2028.................................     0       0       0       0       0
March 2029.................................     0       0       0       0       0
March 2030.................................     0       0       0       0       0
March 2031.................................     0       0       0       0       0
March 2032.................................     0       0       0       0       0
March 2033.................................     0       0       0       0       0
March 2034.................................     0       0       0       0       0
Weighted Average Life to Maturity
   (years)(2)..............................   10.34   7.10    5.33    4.36    3.81
Weighted Average Life to Call
   (years)(2)(3)...........................   10.21   7.00    5.26    4.30    3.77

----------
(1)  Rounded to the nearest whole percentage.

(2)  The weighted average life of a certificate of any class is determined by
     (i) multiplying the net reduction, if any, of the Class Certificate Balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and (iii) dividing them by the aggregate of the net reductions of the Class Certificate Balance described in clause (i).

(3) Calculation assumes the exercise of the 10% optional clean-up call on the earliest possible date.


      HYPOTHETICAL AVAILABLE FUNDS AND SUPPLEMENTAL INTEREST RATE CAP TABLE

      Assuming that prepayments on the mortgage loans occur at 100% of the applicable fixed-rate or adjustable-rate prepayment assumption (i.e., Scenario
III), that no losses are experienced with respect to the mortgage loans and that One-Month LIBOR and the Loan Index each remain constant at 20%, the following table indicates the Available Funds and Supplemental Interest

Rate Cap that would result for indicated distribution dates under an assumed hypothetical scenario. It is highly unlikely, however, that prepayments on the mortgage loans will occur at a constant rate of 100% of the applicable prepayment assumption or at any other constant percentage. There is no assurance, therefore, of whether or to what extent the actual mortgage rates on the mortgage loans on any distribution date will conform to the corresponding rate set forth for that distribution date in the following table.


                         SCHEDULE OF AVAILABLE FUNDS AND
              SUPPLEMENTAL INTEREST RATE CAP RATES (CASH CAP)(1)(2)

                           CLASS A-2      CLASS M-1    CLASS M-2     CLASS M-3    CLASS B-1    CLASS B-2     CLASS B-3
      DISTRIBUTION          CAP (%)        CAP (%)      CAP (%)       CAP (%)      CAP (%)      CAP (%)       CAP (%)
          DATE             ACTUAL/360    ACTUAL/360    ACTUAL/360   ACTUAL/360   ACTUAL/360   ACTUAL/360     ACTUAL/360
------------------------  -----------    ----------    ----------   ----------   ----------   ----------     ----------
April 2004                      9.25         9.25         9.25          9.25        9.25           9.25          9.25
May 2004                        9.25         9.25         9.25          9.25        9.25           9.25          9.25
June 2004                       9.25         9.25         9.25          9.25        9.25           9.25          9.25
July 2004                       9.25         9.25         9.25          9.25        9.25           9.25          9.25
August  2004                    9.25         9.25         9.25          9.25        9.25           9.25          9.25
September 2004                  9.25         9.25         9.25          9.25        9.25           9.25          9.25
October  2004                   9.25         9.25         9.25          9.25        9.25           9.25          9.25
November  2004                  9.25         9.25         9.25          9.25        9.25           9.25          9.25
December  2004                  9.25         9.25         9.25          9.25        9.25           9.25          9.25
January  2005                   9.25         9.25         9.25          9.25        9.25           9.25          9.25
February  2005                  9.25         9.25         9.25          9.25        9.25           9.25          9.25
March  2005                     9.25         9.25         9.25          9.25        9.25           9.25          9.25
April 2005                      9.25         9.25         9.25          9.25        9.25           9.25          9.25
May 2005                        9.25         9.25         9.25          9.25        9.25           9.25          9.25
June 2005                       9.25         9.25         9.25          9.25        9.25           9.25          9.25
July 2005                       9.25         9.25         9.25          9.25        9.25           9.25          9.25
August 2005                     9.25         9.25         9.25          9.25        9.25           9.25          9.25
September 2005                  9.25         9.25         9.25          9.25        9.25           9.25          9.25
October 2005                    9.25         9.25         9.25          9.25        9.25           9.25          9.25
November 2005                   9.25         9.25         9.25          9.25        9.25           9.25          9.25
December  2005                  9.25         9.25         9.25          9.25        9.25           9.25          9.25
January 2006                    9.27         9.25         9.25          9.25        9.25           9.25          9.25
February 2006                   9.28         9.25         9.25          9.25        9.25           9.25          9.25
March  2006                    10.30         9.79         9.79          9.79        9.79           9.79          9.79
April 2006                      9.32         9.25         9.25          9.25        9.25           9.25          9.25
May 2006                        9.64         9.25         9.25          9.25        9.25           9.25          9.25
June 2006                       9.37         9.25         9.25          9.25        9.25           9.25          9.25
July 2006                      10.38         9.80         9.80          9.80        9.80           9.80          9.80
August 2006                    10.07         9.49         9.49          9.49        9.49           9.49          9.49
September 2006                 10.09         9.49         9.49          9.49        9.49           9.49          9.49
October 2006                   10.19         9.55         9.55          9.55        9.55           9.55          9.55
November 2006                   9.89         9.24         9.24          9.24        9.24           9.24          9.24
December  2006                 10.27         9.57         9.57          9.57        9.57           9.57          9.57
January 2007                   10.78        10.03        10.03         10.03       10.03          10.03         10.03
February 2007                  10.81        10.03        10.03         10.03       10.03          10.03         10.03
March 2007                     12.01        11.11        11.11         11.11       11.11          11.11         11.11
April 2007                     27.96        10.03        10.03         10.03       10.03          10.03         10.03
May 2007                       13.28        10.36        10.36         10.36       10.36          10.36         10.36
June 2007                      12.80        10.04        10.04         10.04       10.04          10.04         10.04
July 2007                      13.88        11.07        11.07         11.07       11.07          11.07         11.07
August 2007                    13.37        10.72        10.72         10.72       10.72          10.72         10.72
September 2007                 13.33        10.72        10.72         10.72       10.72          10.72         10.72
October 2007                   13.77        11.07        11.07         11.07       11.07          11.07         11.07
November 2007                  13.33        10.71        10.71         10.71       10.71          10.71         10.71
December 2007                  13.77        11.07        11.07         11.07       11.07          11.07         11.07
January 2008                   13.39        10.77        10.77         10.77       10.77          10.77         10.77
February 2008                  13.39        10.77        10.77         10.77       10.77          10.77         10.77
March 2008                     14.31        11.51        11.51         11.51       11.51          11.51         11.51
April 2008                     13.39        10.76        10.76         10.76       10.76          10.76         10.76
May 2008                       13.83        11.12        11.12         11.12       11.12          11.12         11.12
June 2008                      13.39        10.77        10.77         10.77       10.77          10.77         10.77
July 2008                      13.88        11.17        11.17         11.17       11.17          11.17         11.17
August 2008                    13.43        10.81        10.81         10.81       10.81          10.81         10.81
September 2008                 13.43        10.81        10.81         10.81       10.81          10.81         10.81

                         SCHEDULE OF AVAILABLE FUNDS AND
          SUPPLEMENTAL INTEREST RATE CAP RATES (CASH CAP) (CONT.)(1)(2)

                         CLASS A-2      CLASS M-1     CLASS M-2       CLASS M-3      CLASS B-1       CLASS B-2     CLASS B-3
      DISTRIBUTION        CAP (%)        CAP (%)       CAP (%)         CAP (%)        CAP (%)         CAP (%)       CAP (%)
          DATE           ACTUAL/360    ACTUAL/360     ACTUAL/360     ACTUAL/360     ACTUAL/360      ACTUAL/360     ACTUAL/360
----------------------   ----------    ----------     ----------     ----------     ----------      ----------     ----------
October 2008                 13.88        11.17         11.17           11.17         11.17             11.17         11.17
November 2008                13.43        10.80         10.80           10.80         10.80             10.80         10.80
December 2008                13.87        11.16         11.16           11.16         11.16             11.16         11.16
January 2009                 13.43        10.80         10.80           10.80         10.80             10.80         10.80
February 2009                13.42        10.80         10.80           10.80         10.80             10.80         10.80
March 2009                   14.86        11.95         11.95           11.95         11.95             11.95         11.95
April 2009                   13.42        10.80         10.80           10.80         10.80             10.80         10.80
May 2009                     13.87        11.15         11.15           11.15         11.15             11.15         11.15
June 2009                    13.42        10.79         10.79           10.79         10.79             10.79         10.79
July 2009                    13.87        11.15         11.15           11.15         11.15             11.15         11.15
August 2009                  13.42        10.79         10.79           10.79         10.79             10.79         10.79
September 2009               13.42        10.79         10.79           10.79         10.79             10.79         10.79
October 2009                 13.86        11.15         11.15           11.15         11.15             11.15         11.15
November 2009                13.41        10.79         10.79           10.79         10.79             10.79         10.79
December 2009                13.86        11.14         11.14           11.14         11.14             11.14         11.14
January 2010                 13.41        10.78         10.78           10.78         10.78             10.78         10.78
February 2010                13.41        10.78         10.78           10.78         10.78             10.78         10.78
March 2010                   14.85        11.94         11.94           11.94         11.94             11.94         11.94
April 2010                   13.41        10.78         10.78           10.78         10.78             10.78         10.78
May 2010                     13.86        11.14         11.14           11.14         11.14             11.14         11.14
June 2010                    13.41        10.78         10.78           10.78         10.78             10.78         10.78
July 2010                    13.85        11.13         11.13           11.13         11.13             11.13         11.13
August 2010                  13.41        10.77         10.77           10.77         10.77             10.77         10.77
September 2010               13.40        10.77         10.77           10.77         10.77             10.77         10.77
October 2010                 13.85        11.13         11.13           11.13         11.13             11.13         11.13
November 2010                13.40        10.77         10.77           10.77         10.77             10.77         10.77
December 2010                13.85        11.13         11.13           11.13         11.13             11.13         11.13
January 2011                 13.40        10.77         10.77           10.77         10.77             10.77         10.77
February 2011                13.40        10.77         10.77           10.77         10.77             10.77         10.77
March 2011                   14.83        11.92         11.92           11.92         11.92             11.92         11.92
April 2011                   13.40        10.76         10.76           10.76         10.76             10.76         10.76
May 2011                     13.84        11.12         11.12           11.12         11.12             11.12         11.12
June 2011                    13.40        10.76         10.76           10.76         10.76             10.76         10.76
July 2011                    13.84        11.12         11.12           11.12         11.12             11.12         11.12
August 2011                  13.40        10.76         10.76           10.76         10.76             10.76         10.76
September 2011               13.39        10.76         10.76           10.76         10.76             10.76         10.76
October 2011                 12.41        11.11         11.11           11.11         11.11             11.11         11.11
November 2011                11.44        10.75         10.75           10.75         10.75             10.75         10.75
December 2011                11.84        11.11         11.11           11.11         11.11             11.11         11.11
January 2012                 11.48        10.75         10.75           10.75         10.75             10.75         10.75
February 2012                11.50        10.75         10.75           10.75         10.75             10.75         10.75
March 2012                   12.31        11.49         11.49           11.49         11.49             11.49         11.49
April 2012                   11.53        10.75         10.75           10.75         10.75             10.75         10.75
May 2012                     11.94        11.10         11.10           11.10         11.10             11.10         11.10
June 2012                    11.57        10.75         10.75           10.75         10.75             10.75         10.75
July 2012                    11.98        11.10         11.10           11.10         11.10             11.10         11.10
August 2012                  11.62        10.74         10.74           10.74         10.74             10.74         10.74
September 2012               11.64        10.74         10.74           10.74         10.74             10.74         10.74
October 2012                 12.05        11.10         11.10           11.10         11.10             11.10         11.10
November 2012                11.69        10.74         10.74           10.74         10.74             10.74         10.74
December 2012                12.10        11.10         11.10           11.10         11.10             11.10         11.10
January 2013                 11.73        10.74         10.74           10.74         10.74             10.74         10.74
February 2013                11.76        10.74         10.74           10.74         10.74             10.74         10.74
March 2013                   13.05        11.89         11.89           11.89         11.89             11.89         11.89
April 2013                   11.81        10.73         10.73           10.73         10.73             10.73         10.73
May 2013                     12.24        11.09         11.09           11.09         11.09             11.09         11.09
June 2013                    11.87        10.73         10.73           10.73         10.73             10.73          --
July 2013                    12.29        11.09         11.09           11.09         11.09             11.09          --
August 2013                  11.93        10.73         10.73           10.73         10.73             10.73          --
September 2013               11.96        10.73         10.73           10.73         10.73             10.73          --
October 2013                 12.39        11.09         11.09           11.09         11.09             11.09          --
November 2013                12.02        10.73         10.73           10.73         10.73             10.73          --

                         SCHEDULE OF AVAILABLE FUNDS AND
          SUPPLEMENTAL INTEREST RATE CAP RATES (CASH CAP) (CONT.)(1)(2)

                         CLASS A-2      CLASS M-1     CLASS M-2       CLASS M-3      CLASS B-1       CLASS B-2     CLASS B-3
      DISTRIBUTION        CAP (%)        CAP (%)       CAP (%)         CAP (%)        CAP (%)         CAP (%)       CAP (%)
          DATE           ACTUAL/360    ACTUAL/360     ACTUAL/360     ACTUAL/360     ACTUAL/360      ACTUAL/360     ACTUAL/360
----------------------   ----------    ----------     ----------     ----------     ----------      ----------     ----------
December 2013               12.46         11.08         11.08           11.08          11.08           11.08          --
January 2014                12.09         10.73         10.73           10.73          10.73           10.73          --
February 2014               12.12         10.72         10.72           10.72          10.72           10.72          --
March 2014                  13.46         11.87         11.87           11.87          11.87           11.87          --
April 2014                  12.20         10.72         10.72           10.72          10.72           10.72          --
May 2014                    12.64         11.08         11.08           11.08          11.08           11.08          --
June 2014                   12.27         10.72         10.72           10.72          10.72            --            --
July 2014                   12.72         11.08         11.08           11.08          11.08            --            --
August 2014                 12.35         10.72         10.72           10.72          10.72            --            --
September 2014              12.39         10.72         10.72           10.72          10.72            --            --
October 2014                12.85         11.07         11.07           11.07          11.07            --            --
November 2014               12.48         10.72         10.72           10.72          10.72            --            --
December 2014               12.94         11.07         11.07           11.07          11.07            --            --
January 2015                12.57         10.71         10.71           10.71          10.71            --            --
February 2015               12.62         10.71         10.71           10.71          10.71            --            --
March 2015                  14.03         11.86         11.86           11.86          11.86            --            --
April 2015                  12.72         10.71         10.71           10.71          10.71            --            --
May 2015                    13.20         11.07         11.07           11.07           --              --            --
June 2015                   12.82         10.71         10.71           10.71           --              --            --
July 2015                   13.31         11.07         11.07           11.07           --              --            --
August 2015                 12.93         10.71         10.71           10.71           --              --            --
September 2015              12.99         10.71         10.71           10.71           --              --            --
October 2015                13.49         11.06         11.06           11.06           --              --            --
November 2015               13.11         10.71         10.71           10.71           --              --            --
December 2015               13.61         11.06         11.06           11.06           --              --            --
January 2016                13.24         10.70         10.70           10.70           --              --            --
February 2016               13.30         10.70         10.70            --             --              --            --
March 2016                  14.29         11.44         11.44            --             --              --            --
April 2016                  13.44         10.70         10.70            --             --              --            --
May 2016                    13.96         11.06         11.06            --             --              --            --
June 2016                   13.58         10.70         10.70            --             --              --            --
July 2016                   14.11         11.06         11.06            --             --              --            --
August 2016                 13.73         10.70         10.70            --             --              --            --
September 2016              13.81         10.70         10.70            --             --              --            --
October 2016                14.35         11.06         11.06            --             --              --            --
November 2016               13.97         10.70         10.70            --             --              --            --
December 2016               14.53         11.05         11.05            --             --              --            --
January 2017                14.14         10.70         10.70            --             --              --            --
February 2017               14.23         10.70         10.70            --             --              --            --
March 2017                  15.86         11.84         11.84            --             --              --            --
April 2017                  14.42         10.70         10.70            --             --              --            --
May 2017                    15.00         11.05         11.05            --             --              --            --
June 2017                   14.62         10.70         10.70            --             --              --            --
July 2017                   15.21         11.05         11.05            --             --              --            --
August 2017                 14.82         10.69         10.69            --             --              --            --
September 2017              14.93         10.69         10.69            --             --              --            --
October 2017                15.54         11.05         11.05            --             --              --            --
November 2017               15.15         10.69          --              --             --              --            --
December 2017               15.78         11.05          --              --             --              --            --
January 2018                15.39         10.69          --              --             --              --            --
February 2018               15.51         10.69          --              --             --              --            --
March 2018                  17.31         11.84          --              --             --              --            --
April 2018                  15.77         10.69          --              --             --              --            --
May 2018                    16.43         11.05          --              --             --              --            --
June 2018                   16.04         10.69          --              --             --              --            --
July 2018                   16.72         11.05          --              --             --              --            --
August 2018                 16.32         10.69          --              --             --              --            --
September 2018              16.47         10.69          --              --             --              --            --
October 2018                17.18         11.05          --              --             --              --            --
November 2018               16.78         10.69          --              --             --              --            --
December 2018               17.51         11.05          --              --             --              --            --
January 2019                17.11         10.69          --              --             --              --            --
February 2019               17.27         10.69          --              --             --              --            --
March 2019                  19.33          --            --              --             --              --            --

                         SCHEDULE OF AVAILABLE FUNDS AND
          SUPPLEMENTAL INTEREST RATE CAP RATES (CASH CAP) (CONT.)(1)(2)

                         CLASS A-2      CLASS M-1     CLASS M-2       CLASS M-3      CLASS B-1       CLASS B-2     CLASS B-3
      DISTRIBUTION        CAP (%)        CAP (%)       CAP (%)         CAP (%)        CAP (%)         CAP (%)       CAP (%)
          DATE           ACTUAL/360    ACTUAL/360     ACTUAL/360     ACTUAL/360     ACTUAL/360      ACTUAL/360     ACTUAL/360
----------------------   ----------    ----------     ----------     ----------     ----------      ----------     ----------
April 2019                  17.75          --            --              --             --              --            --
May 2019                    18.67          --            --              --             --              --            --


                         SCHEDULE OF AVAILABLE FUNDS AND
          SUPPLEMENTAL INTEREST RATE CAP RATES (CASH CAP) (CONT.)(1)(2)

                          CLASS A-2       CLASS M-1      CLASS M-2      CLASS M-3     CLASS B-1       CLASS B-2       CLASS B-3
      DISTRIBUTION         CAP (%)         CAP (%)        CAP (%)        CAP (%)       CAP (%)         CAP (%)         CAP (%)
          DATE            ACTUAL/360     ACTUAL/360      ACTUAL/360    ACTUAL/360    ACTUAL/360      ACTUAL/360       ACTUAL/360
----------------------    ----------     ----------      ----------    ----------    ----------      ----------       ----------
June 2019                     18.40          --              --              --          --               --             --
July 2019                     19.38          --              --              --          --               --             --
August 2019                   19.14          --              --              --          --               --             --
September 2019                19.54          --              --              --          --               --             --
October 2019                  20.65          --              --              --          --               --             --
November 2019                 20.45          --              --              --          --               --             --
December 2019                 21.66          --              --              --          --               --             --
January 2020                  21.51          --              --              --          --               --             --
February 2020                 22.10          --              --              --          --               --             --
March 2020                    24.31          --              --              --          --               --             --
April 2020                    23.45          --              --              --          --               --             --
May 2020                      25.02          --              --              --          --               --             --
June 2020                     25.06          --              --              --          --               --             --
July 2020                     26.86          --              --              --          --               --             --
August 2020                   27.03          --              --              --          --               --             --
September 2020                28.18          --              --              --          --               --             --
October 2020                  30.45          --              --              --          --               --             --
November 2020                 30.92          --              --              --          --               --             --
December 2020                 33.67          --              --              --          --               --             --
January 2021                  34.48          --              --              --          --               --             --
February 2021                 36.68          --              --              --          --               --             --
March 2021                    43.47          --              --              --          --               --             --
April 2021                    42.33          --              --              --          --               --             --
May 2021                      47.57          --              --              --          --               --             --
June 2021                     50.61          --              --              --          --               --             --
July 2021                     58.27          --              --              --          --               --             --
August 2021                   63.94          --              --              --          --               --             --
September 2021                74.24          --              --              --          --               --             --
October 2021                  92.19          --              --              --          --               --             --
November 2021                113.12          --              --              --          --               --             --
December 2021                163.40          --              --              --          --               --             --
January 2022                 280.28          --              --              --          --               --             --
February 2022                481.60          --              --              --          --               --             --
March 2022                     *             --              --              --          --               --             --
April 2022                     --            --              --              --          --               --             --

* On March 2022, the Class A-2 certificates have a balance of $18,208 and are paid $300,527.89 in interest.

(1)Annualized interest rate based on total interest paid to the applicable class of certificates including Accrued Certificate Interest, Unpaid Interest Amounts and Basis Risk CarryForward Amounts divided by the current Class Certificate Balance. This includes any payments made from the applicable Interest Rate Cap Agreement.

(2)Run to maturity assuming 100% PPC, no losses, One-Month LIBOR of 20% and Six-Month LIBOR Loan Index of 20%.

FINAL SCHEDULED DISTRIBUTION DATE

      The final scheduled distribution date for each class of LIBOR Certificates is the distribution date occurring in February 2034.

      The final scheduled distribution date for each class of LIBOR Certificates is the date on which the initial Class Certificate Balance set forth on the cover page of this prospectus supplement for that class would be reduced to zero. The final scheduled distribution dates for all classes have been calculated as the distribution date occurring in the month following the latest maturity date of any mortgage loan.

      Since the rate of distributions in reduction of the Class Certificate Balance of each class of LIBOR Certificates will depend on the rate of payment (including prepayments) of the mortgage loans, the Class Certificate Balance of each class could be reduced to zero significantly earlier or later than the final scheduled distribution date. The rate of payments on the mortgage loans will depend on their particular characteristics, as well as on prevailing interest rates from time to time and other economic factors, and no assurance can be given as to the actual payment experience of the mortgage loans. See "--Prepayment Considerations and Risks" and "--Weighted Average Lives of the LIBOR Certificates" above in this prospectus supplement and "Yield and Prepayment Considerations" in the prospectus.

                        FEDERAL INCOME TAX CONSIDERATIONS

      The discussion in this section and in the section "Material Federal Income Tax Consequences" in the prospectus is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. The discussion below and in the prospectus does not purport to deal with all federal tax consequences applicable to all categories of investors, some of which may be subject to special rules. Investors may wish to consult their own tax advisors in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the LIBOR Certificates. References in this section and in the "ERISA Considerations" section of this prospectus supplement to the "Code" and "Sections" are to the Internal Revenue Code of 1986, as amended.

GENERAL

      The pooling and servicing agreement provides that the trust (exclusive of the assets held in the Excess Reserve Fund Account and certain other accounts specified in the pooling and servicing agreement and the right of each class of LIBOR Certificates to receive Basis Risk CarryForward Amounts), will comprise a "LOWER TIER REMIC" and an "UPPER TIER REMIC" organized in a two-tiered REMIC structure. Each class of LIBOR Certificates (exclusive of the right to receive Basis Risk CarryForward Amounts) represents ownership of a regular interest in the Upper Tier REMIC. The Class R certificates will represent ownership of the sole class of residual interest in each of the Lower Tier REMIC and the Upper Tier REMIC. In addition, each class of LIBOR Certificates will represent a beneficial interest in the right to receive payments of Basis Risk CarryForward Amounts from the Excess Reserve Fund Account. Elections will be made to treat each of the Lower Tier REMIC and the Upper Tier REMIC as a REMIC for federal income tax purposes.

      Upon the issuance of the LIBOR Certificates, Cadwalader, Wickersham & Taft LLP ("TAX COUNSEL") will deliver its opinion to the effect that, assuming compliance with the pooling and servicing agreement, for federal income tax purposes, the Lower Tier REMIC and the Upper Tier REMIC will each qualify as a REMIC within the meaning of Section 860D of the Code.

TAXATION OF REGULAR INTERESTS

      A holder of a class of LIBOR Certificates will be treated for federal income tax purposes as owning an interest in the corresponding class of regular interests in the Upper Tier REMIC. In addition, the pooling and servicing agreement provides that each holder of a LIBOR Certificate will be treated as owning an interest in a limited recourse interest rate cap contract (the "BASIS RISK CONTRACTS"), representing the right to receive Basis Risk CarryForward Amounts from the Excess Reserve Fund Account. A holder of a LIBOR Certificate must allocate its purchase price for the LIBOR Certificate between its components - the REMIC regular interest (the "REGULAR INTEREST") component and the Basis Risk Contract component. To the extent the Basis Risk Contract component has significant value, the Regular Interest component will be viewed as having been issued with an additional amount of, original issue discount ("OID") (which could cause the total amount of OID to exceed a statutorily defined de minimis amount). See "Material Federal Income Tax Consequences--Taxation of Debt Securities--Interest and Acquisition Discount" in the prospectus.

      Upon the sale, exchange, or other disposition of a LIBOR Certificate, the holder must allocate the amount realized between the components of the LIBOR Certificate based on the relative fair market values of those components at the time of sale. Assuming that a LIBOR Certificate is held as a "capital asset" within the meaning of Section 1221 of the Code, gain or loss on the disposition of an interest in the Basis Risk Contract component should be capital gain or loss and gain or loss on the Regular Interest component will be treated as described in the prospectus under "Material Federal Income Tax Consequences--Sale or Exchange".

      Interest on the Regular Interest component of a LIBOR Certificate must be included in income by a holder under the accrual method of accounting, regardless of the holder's regular method of accounting. In addition, the Regular Interest components of the LIBOR Certificates could be considered to have been issued with OID. See "Material Federal Income Tax Consequences--Taxation of Debt Securities--Interest and Acquisition Discount" in the prospectus. The prepayment assumption that will be used in determining the accrual of any OID, market discount, or bond premium, if any, will be a rate equal to 100% of the applicable prepayment assumption. No representation is made that the mortgage loans will prepay at such a rate or at any other rate. OID must be included in income as it accrues on a constant yield method, regardless of whether the holder receives currently the cash attributable to such OID.

STATUS OF THE LIBOR CERTIFICATES

      The Regular Interest components of the LIBOR Certificates will be treated as assets described in Section 7701(a)(19)(C) of the Code for a "domestic building and loan association", and as "real estate assets" under Section 856(c)(5)(B) of the Code for a "real estate investment trust" ("REIT"), generally, in the same proportion that the assets of the trust, exclusive of the Excess Reserve Fund Account, would be so treated. In addition, to the extent the Regular Interest component of a LIBOR Certificate represents real estate assets under Section 856(c)(5)(B) of the Code, the interest derived from that component would be interest on obligations secured by interests in real property for purposes of Section 856(c)(3)(B) of the Code for a REIT. The Basis Risk Contract components of the LIBOR Certificates will not, however, qualify as assets described in Section 7701(a)(19)(C) of the Code or as real estate assets under Section 856(c)(5)(B) of the Code.

THE BASIS RISK CONTRACT COMPONENT

      As indicated above, a portion of the purchase price paid by a holder to acquire a LIBOR Certificate will be attributable to the Basis Risk Contract component of such certificate. As of the closing date, the Basis Risk Contract component is expected to have a de minimis value. The portion of the overall purchase price attributable to the Basis Risk Contract component must be amortized over the life of such certificate, taking into account the declining balance of the related regular interest component. Treasury regulations concerning notional principal contracts provide alternative methods for amortizing the purchase price of an interest rate cap contract. Under one method--the level yield or constant interest method--the price paid for an interest rate cap is amortized over the life of the cap as though it were the principal amount of a loan bearing interest at a reasonable rate. Holders are urged to consult their tax advisors concerning the methods that can be employed to amortize the portion of the purchase price paid for the Basis Risk Contract component of a LIBOR Certificate.

      Any Basis Risk CarryForward Amounts paid to a holder from the Excess Reserve Fund Account will be treated as periodic payments on an interest rate cap contract. To the extent the sum of such periodic payments for any year exceeds that year's amortized cost of the Basis Risk Contract component, such excess is ordinary income. If for any year the amount of that year's amortized cost exceeds the sum of the periodic payments, such excess is allowable as an ordinary deduction.

OTHER MATTERS

      For a discussion of information reporting, backup withholding and taxation of foreign investors in the certificates, see "Material Federal Income Tax Consequences--Administrative Matters" and "--Tax Treatment of Foreign Investors" in the prospectus.

                              STATE AND LOCAL TAXES

      The depositor makes no representations regarding the tax consequences of purchase, ownership or disposition of the LIBOR Certificates under the tax laws of any state or local jurisdiction. Investors considering an investment in the LIBOR Certificates may wish to consult their own tax advisors regarding these tax consequences.

                              ERISA CONSIDERATIONS

      The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975 of the Internal Revenue Code of 1986, as amended (the "CODE"), impose requirements on employee benefit plans subject to Title I of ERISA, and on certain other retirement plans and arrangements, including individual retirement accounts and annuities and Keogh plans, as well as on collective investment funds, separate accounts and other entities in which such plans, accounts or arrangements are invested (collectively, the "PLANS") and on persons who bear certain relationships to such Plans. See "ERISA Considerations" in the prospectus.

      The U.S. Department of Labor (the "DOL") has granted to the underwriter, Barclays Capital Inc., an administrative exemption (Final Authorization Number 2004-03E (2004)) (the "EXEMPTION") from certain of the prohibited transaction rules of ERISA with respect to the initial purchase, the holding and the subsequent resale by Plans of certificates representing interests in asset-backed pass-through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Exemption. The receivables covered by the Exemption include secured residential, commercial, and home equity loans such as the mortgage loans in the trust fund. The Exemption provides exemptive relief to certificates, including Subordinated Certificates, rated in the four highest generic rating categories in certain designated transactions, provided the conditions of the Exemption are met. The Exemption will apply to the acquisition, holding and resale of the LIBOR Certificates by a Plan, provided that specific conditions (certain of which are described below) are met.

      Among the conditions which must be satisfied for the Exemption, as amended, to apply to the LIBOR Certificates are the following:

          (i) The acquisition of the LIBOR Certificates by a Plan is on terms (including the price for the LIBOR Certificates) that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

          (ii) The LIBOR Certificates acquired by the Plan have received a rating at the time of such acquisition that is one of the four highest generic rating categories from Fitch, Moody's or S&P (each, a "RATING AGENCY");

          (iii) The trustee is not an affiliate of any other member of the Restricted Group (as defined below), other than an underwriter;

          (iv) The sum of all payments made to and retained by the underwriter in connection with the distribution of the LIBOR Certificates represents not more than reasonable compensation for underwriting the LIBOR Certificates. The sum of all payments made to and retained by the depositor pursuant to the sale of the LIBOR Certificates to the trust fund represents not more than the fair market value of such mortgage loans. The sum of all payments made to and retained by the servicer represents not more than reasonable compensation for the servicer's services under the pooling and servicing agreement and reimbursement of the servicer's reasonable expenses in connection with its services; and

          (v) The Plan investing in the LIBOR Certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended.

      Moreover, the Exemption would provide relief from certain self-dealing/conflict of interest prohibited transactions that may arise when a Plan fiduciary causes a Plan to acquire certificates in a trust containing receivables on which the fiduciary (or its affiliate) is an obligor only if, among other requirements, (i) in the case of the acquisition of LIBOR Certificates in connection with the initial issuance, at least 50% of each class of LIBOR Certificates and at least 50% of the aggregate interests in the trust fund are acquired by persons independent of the Restricted Group (as defined below), (ii) the Plan's investment in LIBOR Certificates does not exceed 25% of each class of LIBOR Certificates outstanding at the time of the acquisition, (iii) immediately after the acquisition, no more than 25% of the assets of any Plan for which the fiduciary has discretionary authority or renders investment advice are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity, and (iv) the fiduciary or its affiliate is an obligor with respect to obligations representing no more than 5% of the fair market value of the obligations in the trust. This relief is not available to Plans sponsored by the depositor, any underwriter, the trustee, the servicer, any obligor with respect to mortgage loans included in the trust fund constituting more than five percent of the aggregate unamortized principal balance of the assets in the trust fund, or any affiliate of such parties (the "RESTRICTED GROUP").

      The depositor believes that the Exemption will apply to the acquisition and holding by Plans of the LIBOR Certificates sold by the underwriter and that all conditions of the Exemption other than those within the control of the investors have been met. In addition, as of the date of this prospectus supplement, there is no obligor with respect to mortgage loans included in the trust fund constituting more than 5% of the aggregate unamortized principal balance of the assets of the trust fund.

      Each purchaser that is a Plan or that is investing on behalf of or with plan assets of a Plan in reliance on the Exemption will be deemed to represent that it qualifies as an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act.

      The rating of a certificate may change. If a class of certificates no longer has a rating of at least BBB- or its equivalent, then certificates of that class will no longer be eligible for relief under the Exemption, and consequently may not be purchased by or sold to a Plan (although a Plan that had purchased the certificates when it had a permitted rating would not be required by the Exemption to dispose of it).

      Employee benefit plans that are governmental plans (as defined in section 3(32) of ERISA) and certain church plans (as defined in section 3(33) of ERISA) are not subject to ERISA requirements. However, such plans may be subject to applicable provisions of other federal and state laws materially similar to the provisions of ERISA or the Code.

      Any Plan fiduciary who proposes to cause a Plan to purchase LIBOR Certificates should consult with its own counsel with respect to the potential consequences under ERISA and the Code of the Plan's acquisition and ownership of LIBOR Certificates. Assets of a Plan or individual retirement account should not be invested in the LIBOR Certificates unless it is clear that the assets of the trust fund will not be plan assets or unless it is clear that the Exemption or another applicable prohibited transaction exemption will apply and exempt all potential prohibited transactions.

                                LEGAL INVESTMENT

      The Offered Certificates will not constitute "mortgage related securities" for purposes of SMMEA. The appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase the Offered Certificates, is subject to significant interpretive uncertainties.

      No representations are made as to the proper characterization of the Offered Certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase the Offered Certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity of the Certificates.

      Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining, whether and to what extent, the Offered Certificates will constitute legal investments for them or are subject to investment, capital, or other restrictions.

      See "Legal Investment" in the prospectus.

                                  UNDERWRITING

      Subject to the terms and conditions of the underwriting agreement, dated February [ ], 2004, between the depositor and the underwriter, the depositor has agreed to sell to the underwriter and the underwriter has agreed to purchase from the depositor the Offered Certificates in the respective principal amounts set forth under their names below:

                           PRINCIPAL    PRINCIPAL     PRINCIPAL     PRINCIPAL    PRINCIPAL    PRINCIPAL    PRINCIPAL
                           AMOUNT OF    AMOUNT OF     AMOUNT OF     AMOUNT OF    AMOUNT OF    AMOUNT OF    AMOUNT OF
         UNDERWRITER       CLASS A-2    CLASS M-1     CLASS M-2     CLASS M-3    CLASS B-1    CLASS B-2    CLASS B-3
-----------------------    ---------    ---------     ---------     ---------    ---------    ---------    ---------
Barclays Capital Inc.              $            $             $             $            $            $            $
                           ---------    ---------     ---------     ---------    ---------    ---------    ---------

            Total                  $            $             $             $            $            $            $
                           =========    =========     =========     =========    =========    =========    =========

      The depositor is obligated to sell, and the underwriter is obligated to purchase, all of the certificates offered under this prospectus supplement if any are purchased.

      The underwriter has advised the depositor that they propose to offer the Offered Certificates purchased by the underwriter for sale from time to time in one or more negotiated transactions or otherwise, at market prices prevailing at the time of sale, at prices related to such market prices or at negotiated prices. The underwriter may effect such transactions by selling such certificates to or through dealers, and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriter or purchasers of the Offered Certificates for whom they may act as agent. Any dealers that participate with the underwriter in the distribution of the Offered Certificates purchased by the underwriter may be deemed to be an underwriter, and any discounts or commissions received by them or the underwriter and any profit on the resale of Offered Certificates by them or the underwriter may be deemed to be underwriting discounts or commissions under the Securities Act of 1933.

      In connection with the offering of the Offered Certificates, the underwriter and its affiliates or any person acting on its or their behalf may over-allot or effect transactions with a view to supporting the market price of the Offered Certificates at a level higher than that which might otherwise prevail for a limited period after the closing date. Such transactions may include stabilization transactions effected in accordance with Rule 104 of Regulation M, pursuant to which such person may bid for or purchase the Offered Certificates for the purpose of stabilizing their market price. However, there may be no obligation on the underwriter, its affiliates or any of their agents to effect these transactions. Such stabilizing, if commenced, may be discontinued at any time and must be brought to an end after a limited period. All such transactions will be carried out in accordance with all applicable laws and regulations.

      The depositor has been advised by the underwriter that the underwriter presently intends to make a market in the Offered Certificates, as permitted by applicable laws and regulations. The underwriter is not obligated to make a market in the Offered Certificates and any market making may be discontinued at any time at the sole discretion of the underwriter. Accordingly, no assurance can be given as to the liquidity of, or trading markets for, the Offered Certificates.

      For further information regarding any offer or sale of the Offered Certificates pursuant to this prospectus supplement and the accompanying prospectus, see "Method of Distribution" in the prospectus.

      The underwriting agreement provides that the depositor will indemnify the underwriter or contribute to losses arising out of certain liabilities, including liabilities under the Securities Act.

      Barclays Capital Inc. is an affiliate of the depositor.

                                  LEGAL MATTERS

      The validity of the certificates and certain federal income tax matters will be passed upon for the depositor and the underwriter by Cadwalader, Wickersham & Taft LLP, New York, New York.

                                     RATINGS

      In order to be issued, the Offered Certificates must be assigned ratings not lower than the following by Fitch, Moody's and S&P:

                       FITCH          MOODY'S           S&P
                       -----          -------           ---
              A-2        AAA            Aaa              AAA
              M-1        AA             Aa2              AA
              M-2         A             A2                A
              M-3        A-             A3               A-
              B-1       BBB+           Baa1             BBB+
              B-2       BBB            Baa2              BBB
              B-3       BBB-           Baa3             BBB-

      A securities rating addresses the likelihood of the receipt by a certificateholder of distributions on the mortgage loans. The rating takes into consideration the characteristics of the mortgage loans and the structural, legal and tax aspects associated with the certificates. The ratings on the Offered Certificates do not, however, take into account the existence of the Interest Rate Cap Agreements or constitute statements regarding the likelihood or frequency of prepayments on the mortgage loans, the payment of the Basis Risk CarryForward Amount or the possibility that a holder of an Offered Certificate might realize a lower than anticipated yield. Explanations of the significance of such ratings may be obtained from Fitch, Inc., One State Street Plaza, New York, New York 10007, Moody's Investors Service, Inc., 99 Church Street, New York, New York 10007, and Standard & Poor's Ratings Services, 55 Water Street, New York, New York 10041.

      A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. In the event that the ratings initially assigned to any of the Offered Certificates by Fitch, Moody's or S&P are subsequently lowered for any reason, no person or entity is obligated to provide any additional support or credit enhancement with respect to such Offered Certificates.

                                    GLOSSARY

      The following terms have the meanings given below when used in this prospectus supplement.

      "ACCRUED CERTIFICATE INTEREST" means, for each class of LIBOR Certificates on any distribution date, the amount of interest accrued during the related Interest Accrual Period on the related Class Certificate Balance immediately prior to such distribution date at the related Pass-Through Rate, as reduced by that class's share of net prepayment interest shortfalls and any shortfalls resulting from the application of the Relief Act, as described in "Description of the Certificates--Distributions of Interest and Principal" in this prospectus supplement.

      "ADJUSTMENT DATE" has the meaning set forth in "The Mortgage Loan Pool--Adjustable-Rate Mortgage Loans" in this prospectus supplement.

      "APPLIED REALIZED LOSS AMOUNT" has the meaning set forth in "Description of the Certificates--Distributions of Interest and Principal" in this prospectus supplement.

      "AVAILABLE FUNDS" means, with respect to any distribution date, the sum of the following amounts, to the extent received by the trustee, with respect to the mortgage loans, net of amounts payable or reimbursable to the depositor, the servicer and the trustee: (i) the aggregate amount of monthly payments on the mortgage loans due on the related due date and received by the servicer on or prior to the related Determination Date, after deduction of the servicing fee in respect of prior distribution dates and the trustee fee for that distribution date, together with any related P&I Advance; (ii) certain unscheduled payments in respect of the mortgage loans received by the servicer during the related Prepayment Period, including prepayments, Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds, excluding Prepayment Premiums; (iii) Compensating Interest payments from the servicer to the trustee in respect of net prepayment interest shortfalls for that distribution date; and (iv) the proceeds from repurchases of mortgage loans, and any Substitution Adjustment Amounts received in connection with substitutions for mortgage loans, with respect to that distribution date. The holders of the Class P certificates will be entitled to all Prepayment Premiums received on the mortgage loans and such amounts will not be part of Available Funds or available for distribution to the holders of the LIBOR Certificates.

      "BASIC PRINCIPAL DISTRIBUTION AMOUNT" means, with respect to any distribution date, the excess of (i) the aggregate Principal Remittance Amount for that distribution date over (ii) the Excess Subordinated Amount, if any, for that distribution date.

      "BASIS RISK CARRYFORWARD AMOUNT" has the meaning set forth in "Description of the Certificates--Excess Reserve Fund Account" in this prospectus supplement.

      "BASIS RISK CONTRACTS" has the meaning set forth in "Federal Income Tax Considerations--Taxation of Regular Interests" in this prospectus supplement.

      "BASIS RISK PAYMENT" has the meaning set forth in "Description of the Certificates--Excess Reserve Fund Account" in this prospectus supplement.

      "CLASS A" means, collectively, the Class A-1 and Class A-2 certificates.

      "CLASS A-2 CAP AGREEMENT" has the meaning set forth in "Description of the Certificates--The Interest Rate Cap Agreements" in this prospectus supplement.

      "CLASS A-2 INTEREST RATE CAP PAYMENT" means, beginning on the first distribution date and continuing through the immediately succeeding 20 distribution dates thereafter, the amount, if any, equal to the product of (a) the excess, if any, of the lesser of (i) the 1-month LIBOR rate as of that distribution date and (ii) a cap ceiling rate of 8.93% over a specified cap strike rate (ranging from [6.86% to 7.64%]), calculated on an "actual/360" basis and (b) the product of the Class A-2 notional balance and index rate multiplier as set forth on Annex II to this prospectus supplement for that distribution date.

      "CLASS A PRINCIPAL ALLOCATION PERCENTAGE" for any distribution date is the percentage equivalent of a fraction, determined as follows:

         (1) with respect to the Class A-1 certificates, a fraction, the numerator of which is the portion of the Principal Remittance Amount for that distribution date that is attributable to the principal received or advanced on the group I mortgage loans and the denominator of which is the Principal Remittance Amount for that distribution date; and

         (2) with respect to the Class A-2 certificates, a fraction, the numerator of which is the portion of the Principal Remittance Amount for that distribution date that is attributable to the principal received or advanced on the group II mortgage loans and the denominator of which is the Principal Remittance Amount for that distribution date.

      "CLASS A PRINCIPAL DISTRIBUTION AMOUNT" for any distribution date is the excess of (a) the aggregate Class Certificate Balance of the Class A certificates immediately prior to that distribution date over (b) the lesser of
(x) approximately 61.00% of the aggregate Stated Principal Balance of the mortgage loans on that distribution date and (y) the excess, if any, of the aggregate Stated Principal Balance of the mortgage loans on that distribution date over $8,947,428.

      "CLASS B" means, collectively, the Class B-1, Class B-2 and Class B-3 certificates.

      "CLASS B-1 PRINCIPAL DISTRIBUTION AMOUNT" with respect to any distribution date is the excess of (i) the sum of (a) the aggregate Class Certificate Balances of the Class A certificates (after taking into account the distribution of the Class A Principal Distribution Amount on that distribution date), (b) the Class Certificate Balance of the Class M-1 certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount on that distribution date), (c) the Class Certificate Balance of the Class M-2 certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount on that distribution date), (d) the Class Certificate Balance of the Class M-3 certificates (after taking into account the distribution of the Class M-3 Principal Distribution Amount on that distribution date) and (e) the Class Certificate Balance of the Class B-1 certificates immediately prior to that distribution date over (ii) the lesser of (a) approximately 90.80% of the aggregate Stated Principal Balance of the mortgage loans for that distribution date and (b) the excess, if any, of the aggregate Stated Principal Balance of the mortgage loans for that distribution date over $8,947,428.

      "CLASS B-2 PRINCIPAL DISTRIBUTION AMOUNT" with respect to any distribution date is the excess of (i) the sum of (a) the aggregate Class Certificate Balances of the Class A certificates (after taking into account the distribution of the Class A Principal Distribution Amount on that distribution date), (b) the Class Certificate Balance of the Class M-1 certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount on that distribution date), (c) the Class Certificate Balance of the Class M-2 certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount on that distribution date), (d) the Class Certificate Balance of the Class M-3 certificates (after taking into account the distribution of the Class M-3 Principal Distribution Amount on that distribution date), (e) the Class Certificate Balance of the Class B-1 certificates (after taking into account the distribution of the Class B-1 Principal Distribution Amount on that distribution date) and (f) Class Certificate Balance of the Class B-2 certificates immediately prior to that distribution date over (ii) the lesser of (a) approximately 93.10% of the aggregate Stated Principal Balance of the mortgage loans on that distribution date and (b) the excess, if any, of the aggregate Stated Principal Balance of the mortgage loans on that distribution date over $8,947,428.

      "CLASS B-3 PRINCIPAL DISTRIBUTION AMOUNT" with respect to any distribution date is the excess of (i) the sum of (a) the aggregate Class Certificate Balances of the Class A certificates (after taking into account the distribution of the Class A Principal Distribution Amount on that distribution date), (b) the Class Certificate Balance of the Class M-1 certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount on that distribution date), (c) the Class Certificate Balance of the Class M-2 certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount on that distribution date), (d) the Class Certificate Balance of the Class M-3 certificates (after taking into account the distribution of the Class M-3 Principal Distribution Amount on that distribution date), (e) the Class Certificate Balance of the Class B-1 certificates (after taking into account the distribution of the Class B-1 Principal Distribution Amount on that distribution date), (f) the Class Certificate Balance of the Class B-2 certificates (after taking into account the distribution of the Class B-2 Principal Distribution Amount on that distribution date), and (G) the Class Certificate Balance of the Class B-3 certificates immediately prior to that distribution date over (ii) the lesser of (a) approximately 95.70% of the aggregate Stated Principal Balance of the mortgage loans for that distribution date and (b) the excess, if any, of the aggregate Stated Principal Balance of the mortgage loans for that distribution date over $8,947,428.

      "CLASS B CAP AGREEMENT" has the meaning set forth in "Description of the Certificates--The Interest Rate Cap Agreements" in this prospectus supplement.

      "CLASS B INTEREST RATE CAP PAYMENT" means, beginning on the first distribution date and continuing through the immediately succeeding 26 distribution dates thereafter, the amount, if any, equal to the product of (a) the excess, if any, of the lesser of (i) the 1-month LIBOR rate as of that distribution date and (ii) a cap ceiling rate of 7.10% over a specified cap strike rate (ranging from [4.77% to 7.10%]), calculated on an "actual/360" basis and (b) the product of the Class B notional balance and index rate multiplier set forth on Annex II to this prospectus supplement for that distribution date.

      "CLASS CERTIFICATE BALANCE" means, with respect to any class of LIBOR Certificates as of any distribution date, the initial Class Certificate Balance of that class reduced by the sum of:

      o all amounts previously distributed to holders of certificates of that class as distributions of principal and,

      o in the case of any class of Class M or Class B certificates, the amount of any Applied Realized Loss Amounts previously allocated to that class of Class M or Class B certificates.

      "CLASS M" means, collectively, the Class M-1, Class M-2, and Class M-3 certificates.

      "CLASS M-1 PRINCIPAL DISTRIBUTION AMOUNT" with respect to any distribution date is the excess of (i) the sum of (a) the aggregate Class Certificate Balances of the Class A certificates (after taking into account the distribution of the Class A Principal Distribution Amount on that distribution date) and (b) the Class Certificate Balance of the Class M-1 certificates immediately prior to that distribution date over (ii) the lesser of (a) approximately 74.10% of the aggregate Stated Principal Balance of the mortgage loans on that distribution date and (b) the excess, if any, of the aggregate Stated Principal Balance of the mortgage loans on that distribution date over $8,947,428.

      "CLASS M-2 PRINCIPAL DISTRIBUTION AMOUNT" with respect to any distribution date is the excess of (i) the sum of (a) the aggregate Class Certificate Balances of the Class A certificates (after taking into account the distribution of the Class A Principal Distribution Amount on that distribution date), (b) the Class Certificate Balance of the Class M-1 certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount on that distribution date) and (c) the Class Certificate Balance of the Class M-2 certificates immediately prior to that distribution date over (ii) the lesser of
(a) approximately 84.90% of the aggregate Stated Principal Balance of the mortgage loans on that distribution date and (b) the excess, if any, of the aggregate Stated Principal Balance of the mortgage loans on that distribution date over $8,947,428.

      "CLASS M-3 PRINCIPAL DISTRIBUTION AMOUNT" with respect to any distribution date is the excess of (i) the sum of (a) the aggregate Class Certificate Balances of the Class A certificates (after taking into account the distribution of the Class A Principal Distribution Amount on that distribution date), (b) the Class Certificate Balance of the Class M-1 certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount for that distribution date), (c) the Class Certificate Balance of the Class M-2 certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount on that distribution date) and (d) the Class Certificate Balance of the Class M-3 certificates immediately prior to that distribution date over (ii) the lesser of (a) approximately 87.80% of the aggregate Stated Principal Balance of the mortgage loans on that distribution date and (b) the excess, if any, of the aggregate Stated Principal Balance of the mortgage loans on that distribution date over $8,947,428.

      "CLASS M CAP AGREEMENT" has the meaning set forth in "Description of the Certificates--The Interest Rate Cap Agreements" in this prospectus supplement.

      "CLASS M INTEREST RATE CAP PAYMENT" means, beginning on the first distribution date and continuing through the immediately succeeding 26 distribution dates thereafter, the amount, if any, equal to the product of (a) the excess, if any, of the lesser of (i) the 1-month LIBOR rate as of that distribution date and (ii) a cap ceiling rate of 8.29% over a specified cap strike rate (ranging from [5.96% to 8.29%]), calculated on an "actual/360" basis and (b) the product of the Class M notional balance and index rate multiplier set forth on Annex II to this prospectus supplement for that distribution date.

      "CODE" has the meaning set forth in "Federal Income Tax Considerations" in this prospectus supplement.

      "COMBINED LOAN-TO-VALUE RATIO" has the meaning set forth in "The Mortgage Loan Pool--General" in this prospectus supplement.

      "COMPENSATING INTEREST" has the meaning set forth in "The Pooling and Servicing Agreement--Prepayment Interest Shortfalls" in this prospectus supplement.

      "CONDEMNATION PROCEEDS" means all awards or settlements in respect of a mortgaged property, whether permanent or temporary, partial or entire, by exercise of the power of eminent domain or condemnation.

      "CREDIT SCORES" has the meaning set forth in "The Mortgage Loan Pool--Credit Scores" in this prospectus supplement.

      "CUMULATIVE LOSS PERCENTAGE" means, with respect to any distribution date, the percentage equivalent of a fraction, the numerator of which is the aggregate amount of Realized Losses incurred from the cut-off date to the last day of the calendar month preceding the month in which such distribution date occurs and the denominator of which is the cut-off date pool principal balance of the mortgage loans.

      A "CUMULATIVE LOSS TRIGGER EVENT" means, with respect to any distribution date, the circumstances in which the aggregate amount of Realized Losses incurred since the cut-off date through the last day of the related Due Period divided by the aggregate Stated Principal Balance of the mortgage loans as of the cut-off date exceeds the applicable percentages described below with respect to such distribution date:

            DISTRIBUTION DATE OCCURRING IN                                        LOSS PERCENTAGE
---------------------------------------------------------  ---------------------------------------------------------------
April 2007 through March 2008                               3.00% for the first month, plus an additional 1/12th of
                                                            1.75% for each month thereafter (e.g., 3.875% in October 2007)

April 2008 through March 2009                               4.75% for the first month, plus an additional 1/12th of
                                                            1.25% for each month thereafter (e.g., 5.375% in October 2008)

April 2009 through March 2010                               6.00% for the first month, plus an additional 1/12th of
                                                            0.75% for each month thereafter (e.g., 6.375% in October 2009)

April 2010 through March 2011                               6.75% for the first month, plus an additional 1/12th of
                                                            0.25% for each month thereafter (e.g., 6.875% in October 2010)

April 2011 and thereafter                                   7.00%

      A "DELINQUENCY TRIGGER EVENT," with respect to any distribution date means the circumstances in which the quotient (expressed as a percentage) of (x) the rolling three month average of the aggregate unpaid principal balance of mortgage loans that are 60 days or more delinquent (including mortgage loans in foreclosure and mortgage loans related to REO property) and (y) the aggregate unpaid principal balance of the mortgage loans, as of the last day of the related Due Period, equals or exceeds 40.00% of the prior period's Senior Enhancement Percentage.

      "DELINQUENT," with respect to any mortgage loan, means any monthly payment due on a due date that is not made by the close of business on the next scheduled due date for that mortgage loan.

      "DETERMINATION DATE" means, with respect to each Servicer Remittance Date, the 15th day (or if that day is not a business day, the immediately preceding business day) in the calendar month in which that Servicer Remittance Date occurs.

      "DOL" has the meaning set forth in "ERISA Considerations" in this prospectus supplement.

      "DUE PERIOD" means, with respect to any distribution date, the period commencing on the second day of the calendar month preceding the month in which that distribution date occurs and ending on the first day of the calendar month in which that distribution date occurs.

      "ERISA" has the meaning set forth in "ERISA Considerations" in this prospectus supplement.

      "EXCESS RESERVE FUND ACCOUNT" has the meaning set forth in "Description of the Certificates--Excess Reserve Fund Account" in this prospectus supplement.

      "EXCESS SUBORDINATED AMOUNT" is described in "Description of the Certificates--Overcollateralization Provisions" in this prospectus supplement.

      "EXEMPTION" has the meaning set forth in "ERISA Considerations" in this prospectus supplement.

      "EXPENSE FEE RATE" means, with respect to any mortgage loan, a per annum rate equal to the sum of the servicing fee rate and the trustee fee rate. The Expense Fee Rate is not expected to exceed 0.67%. See "The Pooling and Servicing Agreement--Servicing and Trustee Fees and Other Compensation and Payment of Expenses" in this prospectus supplement.

      "EXTRA PRINCIPAL DISTRIBUTION AMOUNT" means, as of any distribution date, the lesser of (x) the related Total Monthly Excess Spread for that distribution date and (y) the related Subordination Deficiency for that distribution date.

      "GROSS MARGIN" has the meaning set forth in "The Mortgage Loan Pool--Adjustable-Rate Mortgage Loans" in this prospectus supplement.

      "GROUP I LOAN CAP" has the meaning set forth in "Description of the Certificates--Distributions of Interest and Principal" in this prospectus supplement.

       "GROUP II LOAN CAP" has the meaning set forth in "Description of the Certificates--Distributions of Interest and Principal" in this prospectus supplement.

      "GROUP SUBORDINATE AMOUNT" has the meaning set forth in "Description of the Certificates--Distributions of Interest and Principal" in this prospectus supplement.

      "INITIAL CAP" has the meaning set forth in "The Mortgage Loan Pool--Adjustable-Rate Mortgage Loans" in this prospectus supplement.

      "INSURANCE PROCEEDS" means, with respect to each mortgage loan, proceeds of insurance policies insuring the mortgage loan or the related mortgaged property.

      "INTEREST ACCRUAL PERIOD" means, for any distribution date, the period commencing on the immediately preceding distribution date (or, for the initial distribution date, the closing date) and ending on the day immediately preceding the current distribution date.

      "INTEREST RATE CAP AGREEMENTS" has the meaning set forth in "Description of the Certificates--The Interest Rate Cap Agreements" in this prospectus supplement.

      "INTEREST RATE CAP PAYMENT" means, for any distribution date, any Class A-2 Interest Rate Cap Payment, any Class M Interest Rate Cap Payment or any Class B Interest Rate Cap Payment.

      "INTEREST REMITTANCE AMOUNT" means, with respect to any distribution date and the mortgage loans in a loan group, that portion of Available Funds attributable to interest relating to mortgage loans in that mortgage loan group.

      "IRS" means the Internal Revenue Service.

      "LIBOR CERTIFICATES" means the Class A-1 certificates and the Offered Certificates.

      "LIBOR DETERMINATION DATE" means, with respect to any Interest Accrual Period, the second London business day preceding the commencement of that Interest Accrual Period. For purposes of determining One-Month LIBOR, a "London business day" is any day on which dealings in deposits of United States dollars are transacted in the London interbank market.

      "LIQUIDATION PROCEEDS" means any cash received in connection with the liquidation of a defaulted mortgage loan, whether through a trustee's sale, foreclosure sale or otherwise, including any subsequent recoveries related to the mortgage loan after it is liquidated.

      "LOAN INDEX" means the Six-Month LIBOR Loan Index.

      "LOWER TIER REMIC" has the meaning set forth in "Federal Income Tax Considerations--General" in this prospectus supplement.

      "MAXIMUM RATE" has the meaning set forth in "The Mortgage Loan Pool--Adjustable-Rate Mortgage Loans" in this prospectus supplement.

      "MINIMUM RATE" has the meaning set forth in "The Mortgage Loan Pool--Adjustable-Rate Mortgage Loans" in this prospectus supplement.

      "NET INTEREST MARGIN SECURITIES" has the meaning set forth in "The Pooling and Servicing Agreement--Termination; Optional Clean-up Call" in this prospectus supplement.

      "NET MONTHLY EXCESS CASH FLOW" has the meaning set forth in "Description of the Certificates--Overcollateralization Provisions" in this prospectus supplement.

      "OFFERED CERTIFICATES" has the meaning set forth in "Description of the Certificates" in this prospectus supplement.

      "ONE-MONTH LIBOR" means, as of any LIBOR Determination Date, the London interbank offered rate for one-month United States dollar deposits which appears in the Telerate Page 3750 as of 11:00 a.m., London time, on that date. If the rate does not appear on Telerate Page 3750, the rate for that day will be determined on the basis of the rates at which deposits in United States dollars are offered by the Reference Banks at approximately 11:00 a.m. (London time), on that day to prime banks in the London interbank market. The trustee will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two quotations are provided, the rate for that day will be the arithmetic mean of the quotations (rounded upwards if necessary to the nearest whole multiple of 1/16%). If fewer than two quotations are provided as requested, the rate for that day will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the trustee, after consultation with the depositor, at approximately 11:00 a.m. (New York City time) on that day for loans in United States dollars to leading European banks.

      "P&I ADVANCES" means advances made by the servicer on each distribution date with respect to delinquent payments of interest and principal on the mortgage loans, less the servicing fee.

      "PASS-THROUGH RATE" has the meaning set forth in "Description of Certificates--Distributions of Interest and Principal" in this prospectus supplement.

      "PERIODIC CAP" has the meaning set forth in "The Mortgage Loan Pool--Adjustable-Rate Mortgage Loans" in this prospectus supplement.

      "PLAN" has the meaning set forth in "ERISA Considerations" in this prospectus supplement.

      "POOL CAP" has the meaning set forth in "Description of the Certificates--Distributions of Interest and Principal" in this prospectus supplement.

      "PREPAYMENT INTEREST EXCESSES" means, with respect to any distribution date, the amount of interest received on mortgage loans that prepay from the 1st day of the month in which the distribution date occurs through the 15th day of the month representing interest that accrued on those loans during that period.

      "PREPAYMENT PERIOD" means, with respect to any distribution date, the period commencing on the 16th day of the month preceding the month in which such distribution date occurs (or in the case of the first distribution date, commencing on the cut-off date) and ending on the 15th day of the month in which that distribution date occurs.

      "PREPAYMENT PREMIUM" has the meaning set forth in "The Mortgage Loan Pool--Prepayment Premiums" in this prospectus supplement.

      "PRINCIPAL DISTRIBUTION AMOUNT" has the meaning set forth in "Description of the Certificates--Distributions of Interest and Principal" in this prospectus supplement.

      "PRINCIPAL REMITTANCE AMOUNT" means, with respect to any distribution date, to the extent of funds available for distribution as described in this prospectus supplement, the amount equal to the sum of the following amounts (without duplication) with respect to the related Due Period: (i) each scheduled payment of principal on a mortgage loan due during the related Due Period and received by the servicer on or prior to the related Determination Date or advanced by the servicer for the related Servicer Remittance Date; (ii) all full and partial principal prepayments received during the related Prepayment Period;
(iii) the Liquidation Proceeds, Condemnation Proceeds and Insurance Proceeds on the mortgage loans allocable to principal and received during the related Prepayment Period; (iv) the portion of the purchase price allocable to principal with respect to each deleted mortgage loan that was repurchased during the period from the prior distribution date through the business day prior to the current distribution date; (v) the Substitution Adjustment Amounts received in connection with the substitution of any mortgage loan as of that distribution date; and (vi) the allocable portion of the proceeds received with respect to the termination of the trust fund (to the extent they relate to principal).

      "REALIZED LOSS" is the excess of the scheduled principal balance of a defaulted mortgage loan over the net liquidation proceeds with respect thereto that are allocated to principal.

      "RECORD DATE" means, with respect to the LIBOR Certificates, the business day immediately preceding the related distribution date, unless the LIBOR Certificates are issued in definitive form, in which case the Record Date will be the last business day of the month immediately preceding the related distribution date.

      "REFERENCE BANKS" means leading banks selected by the trustee, after consultation with the depositor, and engaged in transactions in Eurodollar deposits in the international Eurocurrency market.

      "RELIEF ACT" means the Servicemembers Civil Relief Act and any similar state statutes.

      "RESTRICTED GROUP" has the meaning set forth in "ERISA Considerations" in this prospectus supplement.

      "SENIOR ENHANCEMENT PERCENTAGE" means, for any distribution date, the percentage obtained by dividing (x) the sum of (i) the aggregate Class Certificate Balances of the Class M and Class B certificates and (ii) the Subordinated Amount (in each case after taking into account the distributions of the related Principal Distribution Amount for that distribution date) by (y) the aggregate Stated Principal Balance of the mortgage loans for that distribution date.

      "SENIOR SPECIFIED ENHANCEMENT PERCENTAGE" on any date of determination is approximately 39.00%.

      "SERVICER REMITTANCE DATE" will be the third business day immediately preceding each distribution date.

      "SIX-MONTH LIBOR LOAN INDEX" has the meaning set forth in "The Mortgage Loan Pool--The Index" in this prospectus supplement.

      "SMMEA" means the Secondary Mortgage Market Enhancement Act of 1984, as amended.

      "SPECIFIED SUBORDINATED AMOUNT" means, prior to the Stepdown Date, an amount equal to 2.15% of the aggregate Stated Principal Balance of the mortgage loans as of the cut-off date. On and after the Stepdown Date, an amount equal to 4.30% of the aggregate Stated Principal Balance of the mortgage loans for that distribution date, subject to a minimum amount equal to 0.50% of the aggregate Stated Principal Balance of the mortgage loans as of the cut-off date; provided, however, that if, on any distribution date, a Trigger Event exists, the Specified Subordinated Amount will not be reduced to the applicable percentage of the then Stated Principal Balance of the mortgage loans but instead remain the same as the prior period's Specified Subordinated Amount until the distribution date on which a Trigger Event no longer exists. When the Class Certificate Balance of each class of LIBOR Certificates has been reduced to zero, the Specified Subordinated Amount will thereafter equal zero.

      "STATED PRINCIPAL BALANCE" means, as to any mortgage loan and as of any date of determination, (i) the principal balance of the mortgage loan at the cut-off date after giving effect to payments of principal due on or before such date, minus (ii) all amounts previously remitted to the trustee with respect to the related mortgage loan representing payments or recoveries of principal, including advances in respect of scheduled payments of principal. For purposes of any distribution date, the Stated Principal Balance of any mortgage loan will give effect to any scheduled payments of principal received by the servicer on or prior to the related Determination Date or advanced by the servicer for the related Servicer Remittance Date and any unscheduled principal payments and other unscheduled principal collections received during the related Prepayment Period.

      "STEPDOWN DATE" means the later to occur of (i) the earlier to occur of
(a) the distribution date in April 2007 and (b) the distribution date following the distribution date on which the aggregate Class Certificate Balances of the Class A certificates have been reduced to zero and (ii) the first distribution date on which the Senior Enhancement Percentage (calculated for this purpose only after taking into account payments of principal applied to reduce the Stated

Principal Balance of the mortgage loans for that distribution date but prior to any applications of Principal Distribution Amount to the certificates) is greater than or equal to the Senior Specified Enhancement Percentage.

      "SUBORDINATED AMOUNT" is described in "Description of the Certificates--Overcollateralization Provisions" in this prospectus supplement.

      "SUBORDINATED CERTIFICATES" means any of the Class M-1, Class M-2, Class M-3, Class B-1, Class B-2 or Class B-3 certificates.

      "SUBORDINATION DEFICIENCY" has the meaning set forth in "Description of the Certificates--Overcollateralization Provisions" in this prospectus supplement.

      "SUBORDINATION REDUCTION AMOUNT" is described in "Description of the Certificates--Overcollateralization Provisions" in this prospectus supplement.

      "SUBSTITUTE MORTGAGE LOAN" means a mortgage loan substituted by the responsible party for a mortgage loan that is in breach of the responsible party's representations and warranties regarding the mortgage loans, which must, on the date of such substitution (i) have an outstanding principal balance, after deduction of the principal portion of the scheduled payment due in the month of substitution, not in excess of the outstanding principal balance of the mortgage loan in breach; (ii) be accruing interest at a rate no lower than and not more than 2% per annum higher than that of the mortgage loan in breach;
(iii) have a remaining term to maturity no greater than and not more than one year less than that of the mortgage loan in breach; (iv) be of the same type as the mortgage loan in breach; and (v) comply with each representation and warranty made by the responsible party.

      "SUBSTITUTION ADJUSTMENT AMOUNT" has the meaning set forth in "Description of the Certificates--Representations and Warranties Relating to the Mortgage Loans" in this prospectus supplement.

      "TELERATE PAGE 3750" means the display page currently so designated on the Bridge Telerate Service (or any other page as may replace that page on that service for the purpose of displaying comparable rates or prices).

      "TOTAL MONTHLY EXCESS SPREAD" as to any distribution date equals the excess, if any, of (x) the interest on the mortgage loans received by the servicer on or prior to the related Determination Date (exclusive of Prepayment Interest Excesses) or advanced by the servicer for the related Servicer Remittance Date, net of the servicing fee and the trustee fee, over (y) the amounts paid to the classes of certificates pursuant to clause (i) under the eighth paragraph of "Description of the Certificates--Distributions of Interest and Principal" in this prospectus supplement.

      "TRIGGER EVENT" means either a Cumulative Loss Trigger Event or a Delinquency Trigger Event.

      "UNPAID INTEREST AMOUNTS" for any class of certificates and any distribution date will equal the sum of (a) the portion of Accrued Certificate Interest from distribution dates prior to the current distribution date remaining unpaid immediately prior to the current distribution date, and (b) interest on the amount in clause (a) above at the applicable Pass-Through Rate (to the extent permitted by applicable law).

      "UNPAID REALIZED LOSS AMOUNT," with respect to any class of Class M or Class B certificates and as to any distribution date, is the excess of (i) Applied Realized Loss Amounts with respect to that class over (ii) the sum of all distributions in reduction of Applied Realized Loss Amounts on all previous distribution dates. Any amounts distributed to a class of Subordinated Certificates in respect of any Unpaid Realized Loss Amount will not be applied to reduce the Class Certificate Balance of that class.

      "UPPER TIER REMIC" has the meaning set forth in "Federal Income Tax Considerations--General" in this prospectus supplement.

                                     ANNEX I

           CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

      A beneficial owner of a book-entry certificate holding securities through Clearstream Banking, societe anonyme or Euroclear Bank, as operator of the Euroclear System, in Europe, (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless, under currently applicable laws,
(i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and
(ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

      Exemption for non-U.S. Persons (Form W-8BEN). Beneficial owners of book-entry certificates that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). Non-U.S. Persons that are beneficial owners of book-entry certificates residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8BEN. If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of such change.

      Exemption for non-U.S. Persons with effectively connected income (Form W-8ECI). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign Person's Claim for Exemption from Withholding on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

      Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

      U.S. Federal Income Tax Reporting Procedure. The beneficial owner of a book-entry certificate files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8BEN and Form W-8ECI are effective until the third succeeding calendar year from the date the form is signed.

      The term "U.S. PERSON" means (i) a citizen or resident of the United States, (ii) a corporation or partnership organized in or under the laws of the United States, any State of the United States or the District of Columbia, or
(iii) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source , or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons). This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign beneficial owners of book-entry certificates. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of book-entry certificates. Further, the U.S. Treasury Department has regulations that revise some aspects of the system for withholding on amounts paid to foreign persons. Under these regulations, interest or "original issue discount" paid to a nonresident alien is exempt from U.S. withholding taxes (including backup withholding) provided that the holder complies with the revised certification procedures.

                                    ANNEX II

                         INTEREST RATE CAP SCHEDULES(1)

                                            CLASS A-2 CAP AGREEMENT                             CLASS M CAP AGREEMENT
                             ---------------------------------------------------     -----------------------------------------------
                                 Notional        Strike     Ceiling   Index Rate       Notional                          Index Rate
     Distribution Date          Amount ($)          %          %      Multiplier      Amount ($)    Strike %  Ceiling %   Multiplier
-------------------------    ----------------    -------     -----    ----------     ------------   --------  ---------   ----------
April 2004                       [41,551,800]    [6.900]     8.930      10.000       [23,979,100]    [6.060]    8.290       10.000
May 2004                         [40,529,995]    [7.150]     8.930      10.000       [23,979,100]    [6.290]    8.290       10.000
June 2004                        [39,512,014]    [6.910]     8.930      10.000       [23,979,100]    [6.060]    8.290       10.000
July 2004                        [38,497,511]    [7.160]     8.930      10.000       [23,979,100]    [6.290]    8.290       10.000
August 2004                      [37,486,210]    [6.920]     8.930      10.000       [23,979,100]    [6.060]    8.290       10.000
September 2004                   [36,477,921]    [6.930]     8.930      10.000       [23,979,100]    [6.060]    8.290       10.000
October 2004                     [35,472,541]    [7.170]     8.930      10.000       [23,979,100]    [6.290]    8.290       10.000
November 2004                    [34,470,052]    [6.940]     8.930      10.000       [23,979,100]    [6.060]    8.290       10.000
December 2004                    [33,470,520]    [7.190]     8.930      10.000       [23,979,100]    [6.290]    8.290       10.000
January 2005                     [32,474,095]    [6.950]     8.930      10.000       [23,979,100]    [6.060]    8.290       10.000
February 2005                    [31,481,007]    [6.860]     8.930      10.000       [23,979,100]    [5.960]    8.290       10.000
March 2005                       [30,491,729]    [7.640]     8.930      10.000       [23,979,100]    [6.700]    8.290       10.000
April 2005                       [29,522,836]    [6.880]     8.930      10.000       [23,979,100]    [5.960]    8.290       10.000
May 2005                         [28,576,810]    [7.130]     8.930      10.000       [23,979,100]    [6.190]    8.290       10.000
June 2005                        [27,653,192]    [6.890]     8.930      10.000       [23,979,100]    [5.960]    8.290       10.000
July 2005                        [26,751,454]    [7.150]     8.930      10.000       [23,979,100]    [6.190]    8.290       10.000
August 2005                      [25,871,082]    [6.910]     8.930      10.000       [23,979,100]    [5.960]    8.290       10.000
September 2005                   [25,011,571]    [6.920]     8.930      10.000       [23,979,100]    [5.960]    8.290       10.000
October 2005                     [24,172,431]    [7.180]     8.930      10.000       [23,979,100]    [6.190]    8.290       10.000
November 2005                    [23,353,180]    [6.950]     8.930      10.000       [23,979,100]    [5.960]    8.290       10.000
December 2005                    [22,553,351]    [7.250]     8.930      10.000       [23,979,100]    [6.230]    8.290       10.000
January 2006                          --            --        --          --         [23,979,100]    [7.880]    8.290       10.000
February 2006                         --            --        --          --         [23,979,100]    [7.890]    8.290       10.000
March 2006                            --            --        --          --         [23,979,100]    [8.290]    8.290       10.000
April 2006                            --            --        --          --         [23,979,100]    [7.880]    8.290       10.000
May 2006                              --            --        --          --         [23,979,100]    [8.180]    8.290       10.000
June 2006                             --            --        --          --         [23,979,100]    [7.890]    8.290       10.000
July 2006                             --            --        --          --              --            --        --           --


----------
1  All notional amounts and cap strike rates are subject to change.

                                    ANNEX II

                          INTEREST RATE CAP SCHEDULES(2)
                                     (CONT.)


                                                   CLASS B CAP AGREEMENT
                           ----------------------------------------------------------------------------
    Distribution Date      Notional Amount ($)      Strike %       Ceiling %      Index Rate Multiplier
---------------------      -------------------      --------       ---------      ---------------------
April 2004                     [7,068,500]           [4.870]        7.100                  10.000
May 2004                       [7,068,500]           [5.100]        7.100                  10.000
June 2004                      [7,068,500]           [4.870]        7.100                  10.000
July 2004                      [7,068,500]           [5.100]        7.100                  10.000
August 2004                    [7,068,500]           [4.870]        7.100                  10.000
September 2004                 [7,068,500]           [4.870]        7.100                  10.000
October 2004                   [7,068,500]           [5.100]        7.100                  10.000
November 2004                  [7,068,500]           [4.870]        7.100                  10.000
December 2004                  [7,068,500]           [5.100]        7.100                  10.000
January 2005                   [7,068,500]           [4.870]        7.100                  10.000
February 2005                  [7,068,500]           [4.770]        7.100                  10.000
March 2005                     [7,068,500]           [5.510]        7.100                  10.000
April 2005                     [7,068,500]           [4.770]        7.100                  10.000
May 2005                       [7,068,500]           [5.000]        7.100                  10.000
June 2005                      [7,068,500]           [4.770]        7.100                  10.000
July 2005                      [7,068,500]           [5.000]        7.100                  10.000
August 2005                    [7,068,500]           [4.770]        7.100                  10.000
September 2005                 [7,068,500]           [4.770]        7.100                  10.000
October 2005                   [7,068,500]           [5.000]        7.100                  10.000
November 2005                  [7,068,500]           [4.770]        7.100                  10.000
December 2005                  [7,068,500]           [5.040]        7.100                  10.000
January 2006                   [7,068,500]           [6.690]        7.100                  10.000
February 2006                  [7,068,500]           [6.700]        7.100                  10.000
March 2006                     [7,068,500]           [7.100]        7.100                  10.000
April 2006                     [7,068,500]           [6.690]        7.100                  10.000
May 2006                       [7,068,500]           [6.990]        7.100                  10.000
June 2006                      [7,068,500]           [6.700]        7.100                  10.000
July 2006                           --                  --            --                    --

----------
2  All notional amounts and cap strike rates are subject to change.

PROSPECTUS
FEBRUARY 23, 2004

                    SECURITIZED ASSET BACKED RECEIVABLES LLC
                                    Depositor

                             ASSET-BACKED SECURITIES
                              (Issuable in Series)

     Securitized Asset Backed Receivables LLC from time to time will offer asset-backed pass-through certificates or asset-backed notes. We will offer the certificates or notes through this prospectus and a separate prospectus supplement for each series.

     For each series we will establish a trust fund consisting primarily of

     o a segregated pool of various types of single-family and multifamily residential mortgage loans, home equity loans and home improvement contracts, cooperative apartment loans or manufactured housing conditional sales contracts and installment loan agreements or beneficial interests in them; or

     o pass-through or participation certificates issued or guaranteed by the Government National Mortgage Association, the Federal National Mortgage Association or the Federal Home Loan Mortgage Corporation.

     The certificates of a series will evidence beneficial ownership interests in the trust fund. The notes of a series will evidence indebtedness of the trust fund. The certificates or notes of a series may be divided into two or more classes which may have different interest rates and which may receive principal payments in differing proportions and at different times. In addition, the rights of certain holders of classes may be subordinate to the rights of holders of other classes to receive principal and interest.

--------------------------------------------------------------------------------
     YOU SHOULD CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE 15 OF THIS PROSPECTUS AND IN THE RELATED PROSPECTUS SUPPLEMENT.

     The securities will not represent obligations of Securitized Asset Backed Receivables LLC or any of its affiliates. Neither the depositor nor any of the depositor's affiliates, including Barclays Bank PLC, will insure or guarantee distributions on the securities of any series. No governmental agency will insure the securities or the collateral securing the securities.

     You should consult with your own advisors to determine if the offered securities are appropriate investments for you and to determine the applicable legal, tax, regulatory and accounting treatment of the offered securities.
--------------------------------------------------------------------------------

     THE SECURITIES AND EXCHANGE COMMISSION AND STATE SECURITIES REGULATORS HAVE NOT APPROVED OR DISAPPROVED OF THE OFFERED CERTIFICATES OR NOTES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     No secondary market will exist for a series of certificates or notes prior to its offering. We cannot assure you that a secondary market will develop for the certificates or notes, as applicable, of any series, or, if it does develop, that it will continue.

                                BARCLAYS CAPITAL

     We may offer the certificates or notes, as applicable, through one or more different methods, including offerings through underwriters, as more fully described under "Plans of Distribution" in this prospectus and in the related prospectus supplement. Our affiliates may from time to time act as agents or underwriters in connection with the sale of the offered certificates or notes, as applicable. We or our affiliates may retain or hold for sale, from time to time, one or more classes of a series of certificates or notes, as applicable. We may offer certain classes of the certificates or notes, as applicable, if so specified in the related prospectus supplement, in one or more transactions exempt from the registration requirements of the Securities Act of 1933, as amended. These offerings will not be made pursuant to this prospectus or the related registration statement.

                           ---------------------------

     This prospectus may not be used to consummate sales of the offered certificates or notes, as applicable, unless accompanied by a prospectus supplement.

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
Summary of Terms...............................................................6
Risk Factors..................................................................15
    Limited Liquidity of Securities May Adversely Affect
        the Market Value of Your Securities...................................15
    Assets of Trust Fund Are Limited..........................................15
    Credit Enhancement Is Limited in Amount and Coverage......................15
    Yield Is Sensitive to Rate of Principal Prepayment........................16
    Borrower May Be Unable to Make Balloon Payment............................16
    Nature of Mortgages Could Adversely Affect Value of
        Properties............................................................17
    Violations of Environmental Laws May Reduce Recoveries
        on Properties.........................................................18
    Violations of Federal Laws May Adversely Affect Ability
        to Collect on Loans...................................................19
    Rating of the Securities Are Limited and May be Withdrawn
        or Lowered............................................................20
    Adverse Conditions in the Residential Real Estate Markets
        May Result in a Decline in Property Values............................21
    Book-Entry System for Certain Classes May Decrease
        Liquidity and Delay Payment...........................................21
    Unsecured Home Improvement Contracts May Experience
        Relatively Higher Losses..............................................21
    Mortgage Loans Underwritten as Non-Conforming Credits
        May Experience Relatively Higher Losses...............................22
    Assets of the Trust Fund May Include Delinquent and
        Sub-Performing Residential Loans......................................22
    Changes in the Market Value of Properties May Adversely
        Affect Payments on the Securities.....................................22
Defined Terms.................................................................23
The Trust Funds...............................................................23
    Residential Loans.........................................................23
    Agency Securities.........................................................29
    Stripped Agency Securities................................................33
    Additional Information Concerning the Trust Funds.........................33
Use of Proceeds...............................................................35
Yield Considerations..........................................................35
Maturity and Prepayment Considerations........................................37
The Depositor.................................................................39
Residential Loans.............................................................40
    Underwriting Standards....................................................40
    Representations by Unaffiliated Sellers; Repurchases......................40
    Sub-Servicing.............................................................41
Description of the Securities.................................................41
    General...................................................................41
    Assignment of Assets of the Trust Fund....................................43
    Deposits to the Trust Account.............................................45
    Pre-Funding Account.......................................................46
    Payments on Residential Loans.............................................46
    Payments on Agency Securities.............................................47
    Distributions.............................................................47
    Principal and Interest on the Securities..................................48
    Available Distribution Amount.............................................50
    Subordination.............................................................50
    Advances..................................................................52
    Statements to Holders of Securities.......................................53
    Book-Entry Registration of Securities.....................................54
    Collection and Other Servicing Procedures.................................56
    Realization on Defaulted Residential Loans................................57
    Retained Interest, Administration Compensation and
        Payment of Expenses...................................................58
    Evidence as to Compliance.................................................59
    Certain Matters Regarding the Master Servicer, the
        Depositor and the Trustee.............................................59
    Deficiency Events.........................................................62
    Events of Default.........................................................63
    Amendment.................................................................67
    Termination...............................................................67
    Voting Rights.............................................................68
Description of Primary Insurance Coverage.....................................68
    Primary Credit Insurance Policies.........................................68
    FHA Insurance and VA Guarantees...........................................69
    Primary Hazard Insurance Policies.........................................70
Description of Credit Support.................................................72
    Pool Insurance Policies...................................................72
    Special Hazard Insurance Policies.........................................74
    Bankruptcy Bonds..........................................................77
    Reserve Funds.............................................................77
    Cross-Support Provisions..................................................77
    Letter of Credit..........................................................78
    Insurance Policies and Surety Bonds.......................................78
    Excess Spread.............................................................78

    Overcollateralization.....................................................78
Certain Legal Aspects of Residential Loans....................................78
    General...................................................................78
    Mortgage Loans............................................................79
    Cooperative Loans.........................................................80
    Tax Aspects of Cooperative Ownership......................................81
    Manufactured Housing Contracts Other Than Land Contracts..................81
    Foreclosure on Mortgages..................................................83
    Foreclosure on Cooperative Shares.........................................85
    Repossession with respect to Manufactured Housing
        Contracts that are not Land Contracts.................................86
    Rights of Redemption with respect to Residential Properties...............87
    Notice of Sale; Redemption Rights with respect to
        Manufactured Homes....................................................87
    Anti-Deficiency Legislation, Bankruptcy Laws and Other
        Limitations on Lenders................................................87
    Junior Mortgages..........................................................90
    Consumer Protection Laws..................................................90
    Enforceability of Certain Provisions......................................92
    Prepayment Charges and Prepayments........................................93
    Subordinate Financing.....................................................93
    Applicability of Usury Laws...............................................94
    Alternative Mortgage Instruments..........................................94
    Environmental Legislation.................................................95
    Servicemembers Civil Relief Act and the California
        Military and Veterans Code............................................96
    Forfeiture for Drug, RICO and Money Laundering Violations.................96
Federal Income Tax Consequences...............................................96
    General...................................................................96
    REMICs....................................................................97
    General...................................................................97
    Taxation of Owners of Regular Securities.................................100
    Taxation of Owners of Residual Securities................................107
    Taxes That May Be Imposed on the REMIC Pool..............................116
    Liquidation of the REMIC Pool............................................117
    Administrative Matters...................................................117
    Limitations on Deduction of Certain Expenses.............................117
    Taxation of Certain Foreign Investors....................................118
    Backup Withholding.......................................................119
    Reporting Requirements...................................................119
    Grantor Trust Funds......................................................120
    Classification of Grantor Trust Funds....................................120
    Standard Securities......................................................120
    Stripped Securities......................................................123
    Reporting Requirements and Backup Withholding............................126
    Partnership Trust Funds..................................................127
    Classification of Partnership Trust Funds................................127
    Characterization of Investments in Partnership
        Securities and Debt Securities.......................................127
    Taxation of Holder of Debt Securities....................................128
    Taxation of Owners of Partnership Securities.............................128
State and Other Tax Consequences.............................................133
ERISA Considerations.........................................................133
Legal Investment.............................................................136
Plans of Distribution........................................................138
Incorporation of Certain Information by Reference............................140
Legal Matters................................................................140
Financial Information........................................................140
Additional Information.......................................................140
Rating.......................................................................140
Glossary of Terms............................................................142

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
             PROSPECTUS AND EACH ACCOMPANYING PROSPECTUS SUPPLEMENT

     Two separate documents contain information about the offered certificates or notes, as applicable. These documents progressively provide more detail:

     (1) this prospectus, which provides general information, some of which may not apply to the offered securities; and

     (2) the accompanying prospectus supplement for each series, which describes the specific terms of the offered securities.

     IF THE TERMS OF THE OFFERED SECURITIES VARY BETWEEN THIS PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT, YOU SHOULD RELY ON THE INFORMATION IN THE PROSPECTUS SUPPLEMENT.

     You should rely only on the information contained in this prospectus and the accompanying prospectus supplement. We have not authorized anyone to provide you with information that is different from that contained in this prospectus and the related prospectus supplement. The information in this prospectus is accurate only as of the date of this prospectus.

                        --------------------------------

     If you require additional information, the mailing address of our principal executive offices is Securitized Asset Backed Receivables LLC, 200 Park Avenue, New York, NY 10166 and the telephone number is (212) 412-4000.

                                SUMMARY OF TERMS

     THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS DOCUMENT. IT DOES NOT CONTAIN ALL OF THE INFORMATION THAT YOU NEED TO CONSIDER IN MAKING AN INVESTMENT DECISION. PLEASE READ THIS ENTIRE PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT AS WELL AS THE TERMS AND PROVISIONS OF THE RELATED POOLING AND SERVICING AGREEMENT OR TRUST AGREEMENT CAREFULLY TO UNDERSTAND ALL OF THE TERMS OF A SERIES OF SECURITIES.

RELEVANT PARTIES

  Depositor...........................Securitized Asset Backed Receivables LLC,
                                      the depositor, is a limited liability
                                      company organized under the laws of
                                      Delaware. The depositor is a direct wholly owned subsidiary of Barclays Bank PLC.

  Master Servicer.....................The entity or entities named as master servicer in the related prospectus
                                      supplement.

  Trustees............................The trustee or indenture trustee named as trustee in the related prospectus
                                      supplement. The owner trustee named as
                                      owner trustee in the related prospectus
                                      supplement.

  Issuer of Notes.....................The depositor or an owner trust established for the purpose of issuing the series of notes will issue each series of notes through a separate trust. The depositor, and the owner trustee will enter into a separate trust agreement to form each owner trust.

SECURITIES

  Description of Securities...........The depositor will offer asset-backed pass-through certificates or asset-backed notes from time to time. The depositor will offer these securities in one or more series. Each series of securities will include one or more classes representing either a beneficial ownership interest in, or indebtedness secured by, a trust fund. The trust fund will consist of a segregated pool of residential loans or agency securities, or beneficial interests in them, and certain other assets described below.

                                      A series of securities may include one or more classes of securities that may be entitled to, among other things:

                                      o   principal distributions, with
                                          disproportionate nominal or no
                                          interest distributions;

                                      o   interest distributions, with
                                          disproportionate, nominal or no
                                          principal distributions;

                                      o   distributions only of prepayments of
                                          principal throughout the lives of the
                                          securities or during specified
                                          periods;

                                      o   subordinated distributions of
                                          scheduled payments of principal,
                                          prepayments of principal, interest or
                                          any combination of these payments;

                                      o   distributions only after the
                                          occurrence of events specified in the
                                          related prospectus supplement;

                                      o   distributions in accordance with a
                                          schedule or formula or on the basis of
                                          collections from designated portions
                                          of the assets in the related trust
                                          fund;

                                      o   interest at a fixed rate or a rate
                                          that is subject to change from time to
                                          time;

                                      o   distributions allocable to interest
                                          only after the occurrence of events
                                          specified in the related prospectus
                                          supplement and may accrue interest
                                          until these events occur.

                                      The related prospectus supplement will
                                      specify these entitlements.

                                      The timing and amounts of these
                                      distributions may vary among classes, over time. In addition, a series may include two or more classes of securities which differ as to timing, sequential order or amount of distributions of principal or interest, or both, or as to subordination.

                                      The related prospectus supplement will
                                      specify if each class of securities

                                      o      has a stated principal amount; and

                                      o      is entitled to distributions of
                                             interest on the security principal
                                             balance based on a specified
                                             security interest rate.

  Interest...........................Interest on each class of securities for a series:

                                      o      will accrue at the applicable
                                             security interest rate on its
                                             outstanding security principal
                                             balance;

                                      o      will be distributed to holders of
                                             the securities as provided in the
                                             related prospectus supplement on
                                             the related distribution date; and

                                      o      may be reduced to the extent of
                                             certain delinquencies or other
                                             contingencies described in the
                                             related prospectus supplement.

                                      Distributions with respect to accrued
                                      interest on accrual securities will be
                                      identified in the related prospectus
                                      supplement. This accrued interest will not be distributed but rather will be added to the security principal balance of each series prior to the time when accrued interest becomes payable.

                                      Distributions with respect to interest on interest-only securities with no or, in certain cases, a nominal security principal balance will be made on each distribution date on the basis of a notional amount as described in this prospectus and in the related prospectus supplement.

                                      See "Yield Considerations," "Maturity and
                                      Prepayment Considerations" and
                                      "Description of the Securities" in this
                                      prospectus.

  Principal...........................The security principal balance of a security represents the maximum dollar
                                      amount, exclusive of interest, which you are entitled to receive as principal from future cash flow on the assets in the related trust fund.

                                      The related prospectus supplement will set forth the initial security principal balance of each class of securities.

                                      Generally, distributions of principal will be payable as set forth in the related prospectus supplement, which may be on a pro rata basis among all of the securities of the same class, in proportion to their respective outstanding security principal balances.

                                      If an interest-only security does not have a security principal balance, it will not receive distributions of principal. See "The Trust Funds," "Maturity and Prepayment Considerations" and
                                      "Description of the Securities" in this
                                      prospectus.

ASSETS

  The Trust Funds.....................Each trust fund will consist of:

                                      o      a segregated pool of residential
                                             loans, agency securities and/or
                                             mortgage securities; and

                                      o      certain other assets as described
                                             in this prospectus and in the
                                             related prospectus supplement.

                                      The depositor will purchase all assets of the trust fund, either directly or through an affiliate, from unaffiliated sellers. The depositor will generally deposit the assets into the related trust fund as of the first day of the month in which the securities evidencing interests in the trust fund or collateralized by the assets of the trust fund are initially issued. See "Description of the
                                      Securities-Pre-Funding Account" in this
                                      prospectus.

  A. Residential Loans                The residential loans will consist of any
                                      combination of:

                                      o      mortgage loans secured by first or
                                             junior liens on one- to four-family
                                             residential properties;

                                      o      mortgage loans secured by first or
                                             junior liens on multifamily
                                             residential properties consisting
                                             of five or more dwelling units;

                                      o      home improvement installment sales
                                             contracts and installment loan
                                             agreements which may be unsecured
                                             or secured by a lien on the related
                                             mortgaged property;

                                      o      a manufactured home, which may have
                                             a subordinate lien on the related
                                             mortgaged property, as described in
                                             the related prospectus supplement;

                                      o      one- to four-family first or junior
                                             lien closed end home equity loans
                                             for property improvement, debt
                                             consolidation or home equity
                                             purposes;

                                      o      cooperative loans secured primarily
                                             by shares in a private cooperative
                                             housing corporation. The shares,
                                             together with the related
                                             proprietary lease or occupancy
                                             agreement give the owner of
                                             the shares the right to occupy a
                                             particular dwelling unit in the
                                             cooperative housing corporation; or

                                      o      manufactured housing conditional
                                             sales contracts and installment
                                             loan agreements which may be
                                             secured by either liens on:

                                             o    new or used manufactured
                                                  homes; or

                                             o    the real property and any
                                                  improvements on it which may
                                                  include the related
                                                  manufactured home if deemed to
                                                  be part of the real property
                                                  under applicable state law
                                                  relating to a manufactured
                                                  housing contract; and

                                             o    in certain cases, new or used
                                                  manufactured homes which are
                                                  not deemed to be a part of the
                                                  related real property under
                                                  applicable state law.

                                      The mortgage properties, cooperative
                                      shares, together with the right to occupy a particular dwelling unit, and manufactured homes may be located in any one of the fifty states, the District of Columbia, the Commonwealth of Puerto Rico or the territories of Guam or the United States Virgin Islands.

                                      Each trust fund may contain any
                                      combination of the following types of
                                      residential loans:

                                      o      fully amortizing loans with a fixed
                                             rate of interest and level monthly
                                             payments to maturity;

                                      o      fully amortizing loans with

                                             o    a fixed interest rate
                                                  providing for level monthly
                                                  payments, or

                                             o    payments of interest that
                                                  increase annually at a
                                                  predetermined rate until the
                                                  loan is repaid or for a
                                                  specified number of years,
                                                  after which level monthly
                                                  payments resume;

                                      o      fully amortizing loans

                                             o    with a fixed interest rate
                                                  providing for monthly payments
                                                  during the early years of the
                                                  term that are calculated on
                                                  the basis of an interest rate
                                                  below the interest rate,

                                             o    followed by monthly payments
                                                  of principal and interest that
                                                  increase annually by a
                                                  predetermined percentage over
                                                  the monthly payments payable
                                                  in the previous year until the
                                                  loan is repaid or for a
                                                  specified number of years,

                                             o    followed by level monthly
                                                  payments;

                                      o      fixed interest rate loans providing
                                             for

                                             o    level payments of principal
                                                  and interest on the basis of
                                                  an assumed amortization
                                                  schedule and

                                             o    a balloon payment of principal
                                                  at the end of a specified
                                                  term;

                                      o      fully amortizing loans with

                                             o    an interest rate adjusted
                                                  periodically, and

                                             o    corresponding adjustments in
                                                  the amount of monthly
                                                  payments, to equal the sum,
                                                  which may be rounded, of a
                                                  fixed margin and an index as
                                                  described in the related
                                                  prospectus supplement.

                                      These loans may provide for an election, at the borrower's option during a specified period after origination of the loan, to convert the adjustable interest rate to a fixed interest rate, as described in the related prospectus supplement;

                                      o      fully amortizing loans with an
                                             adjustable interest rate providing
                                             for monthly payments less than the
                                             amount of interest accruing on the
                                             loan and for the amount of interest
                                             accrued but not paid currently to
                                             be added to the principal balance
                                             of the loan;

                                      o      adjustable interest rate loans
                                             providing for an election at the
                                             borrower's option to extend the
                                             term to maturity for a period that
                                             will result in level monthly
                                             payments to maturity if an
                                             adjustment to the interest rate
                                             occurs resulting in a higher
                                             interest rate than at origination;
                                             or

                                      o      other types of residential loans as
                                             may be described in the related
                                             prospectus supplement.

                                      The related prospectus supplement may
                                      specify that the residential loans are
                                      covered by:

                                      o      primary mortgage insurance
                                             policies;

                                      o      insurance issued by the Federal
                                             Housing Administration; or

                                      o      partial guarantees of the Veterans
                                             Administration.

                                      See "Description of Primary Insurance
                                      Coverage" in this prospectus.

B. Agency Securities..................The agency securities may consist of any combination of:

                                      o      "fully modified pass-through"
                                             mortgage-backed certificates
                                             guaranteed by the Government
                                             National Mortgage Association;

                                      o      guaranteed mortgage pass-through
                                             securities issued by the Federal
                                             National Mortgage Association; and

                                      o      mortgage participation certificates
                                             issued by the Federal Home Loan
                                             Mortgage Corporation.

C. Mortgage Securities................A trust fund may include previously issued:

                                      o      asset-backed certificates;

                                      o      collateralized mortgage
                                             obligations; or

                                      o      participation certificates
                                             evidencing interests in, or
                                             collateralized by, residential
                                             loans or agency securities.

D. Trust Account......................Each trust fund will include one or more trust accounts established and maintained on behalf of the holders of securities. To the extent described in this prospectus and in the related prospectus supplement, the master servicer or the trustee will deposit into the trust account all payments and collections received or advanced with respect to assets of the related trust fund. A trust account may be maintained as an interest bearing or a non-interest bearing account.
                                      Alternatively, funds held in the trust
                                      account may be invested in certain
                                      short-term high-quality obligations. See
                                      "Description of the Securities-- Deposits to the Trust Account" in this prospectus.

E. Credit Support.....................One or more classes of securities within any series may be covered by any
                                      combination of:

                                      o      a surety bond;

                                      o      a guarantee;

                                      o      letter of credit;

                                      o      an insurance policy;

                                      o      a bankruptcy bond;

                                      o      a reserve fund;

                                      o      a cash account;

                                      o      reinvestment income;

                                      o      overcollateralization;

                                      o      subordination of one or more
                                             classes of securities in a series
                                             or, with respect to any series of
                                             notes, the related equity
                                             certificates, to the extent
                                             provided in the related prospectus
                                             supplement;

                                      o      cross-support between securities
                                             backed by different asset groups
                                             within the same trust fund; or

                                      o      another type of credit support to
                                             provide partial or full coverage
                                             for certain defaults and losses
                                             relating to the residential loans.

                                      The related prospectus supplement may
                                      provide that the coverage provided by one or more forms of credit support may apply concurrently to two or more separate trust funds. If applicable, the related prospectus supplement will identify the trust funds to which this credit support relates. The related prospectus supplement will also specify the manner of determining the amount of the coverage provided by the credit support and the application of this coverage to the identified trust funds. See "Description of Credit Support" and "Description of the Securities -- Subordination" in this prospectus.

PRE-FUNDING ACCOUNT...................The related prospectus supplement may specify that funds on deposit in a
                                      pre-funding account will be used to
                                      purchase additional residential loans
                                      during the period specified in the related prospectus supplement.

SERVICING AND ADVANCES................The master servicer, directly or through sub-servicers:

                                      o      will service and administer the
                                             residential loans included in a
                                             trust fund; and

                                      o      if and to the extent the related
                                             prospectus supplement so provides,
                                             will be obligated to make certain
                                             cash advances with respect to
                                             delinquent scheduled payments on
                                             the residential loans. This
                                             advancing obligation will be
                                             limited to the extent that the
                                             master servicer determines that the
                                             advances will be recoverable.

                                      Advances made by the master servicer will be reimbursable to the extent described in the related prospectus supplement. The prospectus supplement with respect to any series may provide that the master servicer will obtain a cash advance surety bond, or maintain a cash advance reserve fund, to cover any obligation of the master servicer to make advances. The borrower on any surety bond will be named, and the terms applicable to a cash advance reserve fund will be described in the related prospectus supplement. See "Description of the Securities -- Advances." in this prospectus.

OPTIONAL TERMINATION..................The related prospectus supplement may specify that the assets in the related
                                      trust fund may be sold, causing an early termination of a series of securities in the manner set forth in the related prospectus supplement. See "Description of the Securities-- Termination" in this prospectus and the related section in the related prospectus supplement.

TAX STATUS............................The treatment of the securities for federal income tax purposes will depend
                                      on:

                                      o      whether a REMIC election is made
                                             with respect to a series of
                                             certificates; and

                                      o      if a REMIC election is made,
                                             whether the certificates are
                                             "regular" interest securities or
                                             "residual" interest securities.

                                      Unless otherwise indicated in the related prospectus supplement, notes will represent indebtedness of the related trust fund. You are advised to consult your tax advisors.

                                      See "Federal Income Tax Consequences" in this prospectus and in the related prospectus supplement.

ERISA CONSIDERATIONS..................If you are a fiduciary of any employee benefit plan subject to the fiduciary
                                      responsibility provisions of the Employee
                                      Retirement Income Security Act of 1974, as amended, you should carefully review with your own legal advisors whether the purchase or holding of securities could give rise to a transaction prohibited or otherwise impermissible under ERISA or the Internal Revenue Code.

                                      See "ERISA Considerations" in this
                                      prospectus and in the related prospectus supplement.

LEGAL INVESTMENT......................The applicable prospectus supplement will specify whether the securities offered
                                      will constitute "mortgage related
                                      securities" for purposes of the Secondary
                                      Mortgage Market Enhancement Act of 1984, as amended. If your investment activities are subject to review by federal or state authorities, you should consult with your counsel or the applicable authorities to determine whether and to what extent a class of securities constitutes a legal investment for you.

                                      See "Legal Investment" in this prospectus and in the related prospectus supplement.

USE OF PROCEEDS.......................The depositor will use the net proceeds from the sale of each series for one or
                                      more of the following purposes:

                                      o      to purchase the related assets of
                                             the trust fund;

                                      o      to repay indebtedness which was
                                             incurred to obtain funds to acquire
                                             the assets of the trust fund;

                                      o      to establish any reserve funds
                                             described in the related prospectus
                                             supplement; and

                                      o      to pay costs of structuring,
                                             guaranteeing and issuing the
                                             securities.

                                      See "Use of Proceeds" in this prospectus and in the related prospectus supplement.

RATINGS...............................Prior to offering securities pursuant to this prospectus and the related prospectus supplement, each offered class must be rated upon issuance in one of the four highest applicable rating categories of at least one nationally recognized statistical rating organization. The rating or ratings applicable to the securities of each series offered by this prospectus and by the related prospectus supplement will be set forth in the related prospectus supplement.

                                      o      A security rating is not a
                                             recommendation to buy, sell or hold
                                             the securities of any series.

                                      o      A security rating is subject to
                                             revision or withdrawal at any time
                                             by the assigning rating agency.

                                      o      A security rating does not address
                                             the effect of prepayments on the
                                             yield you may anticipate when you
                                             purchase your securities.

                                  RISK FACTORS

     Before making an investment decision, you should carefully consider the following risks and the risks described under "Risk Factors" in the prospectus supplement for the applicable series of securities. We believe these sections describe the principal factors that make an investment in the securities speculative or risky. In particular, distributions on your securities will depend on payments received on and other recoveries with respect to the loans. Therefore, you should carefully consider the risk factors relating to the loans and the properties.

LIMITED LIQUIDITY OF SECURITIES MAY ADVERSELY AFFECT THE MARKET VALUE OF YOUR SECURITIES

     We cannot assure you that a secondary market for the securities of any series will develop or, if it does develop, that it will provide you with liquidity of investment or will continue for the life of your securities. The market value of your securities will fluctuate with changes in prevailing rates of interest. Consequently, if you sell your security in any secondary market that develops, you may have to sell it for less than par value or for less than your purchase price. You will have optional redemption rights only to the extent the related prospectus supplement so specifies. The prospectus supplement for any series may indicate that an underwriter intends to establish a secondary market in the securities, but no underwriter must do so.

ASSETS OF TRUST FUND ARE LIMITED

     The trust fund for your series constitutes the sole source of payment for your securities. The trust fund will consist of, among other things:

     o   payments with respect to the assets of the trust fund; and

     o any amounts available pursuant to any credit enhancement for your series, for the payment of principal of and interest on the securities of your series.

     You will have no recourse to the depositor or any other person if you do not receive distributions on your securities. Furthermore, certain assets of the trust fund and/or any balance remaining in the trust account may be promptly released or remitted to the depositor, the master servicer, any credit enhancement provider or any other person entitled to these amounts immediately after making

     o   all payments due on the securities of your series;

     o adequate provision for future payments on certain classes of securities; and

     o   any other payments specified in the related prospectus supplement.

You will no longer receive payments from these trust fund assets.

     The securities will not represent an interest in or obligation of the depositor, the master servicer or any of their respective affiliates.

CREDIT ENHANCEMENT IS LIMITED IN AMOUNT AND COVERAGE

     Credit enhancement reduces your risk of delinquent payments or losses. However, the amount of credit enhancement will be limited, as set forth in the related prospectus supplement, and may decline and could be depleted under certain circumstances before payment in full of your securities. As a result, you may suffer losses. Moreover, the credit enhancement may not cover all potential losses or risks. For example, it may or may not fully cover fraud or negligence by a loan originator or other parties. See "Description of Credit Support" in this prospectus.

YIELD IS SENSITIVE TO RATE OF PRINCIPAL PREPAYMENT

     The yield on the securities of each series will depend in part on the rate of principal payment on the assets of the trust fund. In particular, variations on this rate will include:

     o the extent of prepayments of the residential loans and, in the case of agency securities, the underlying loans, comprising the trust fund;

     o the allocation of principal and/or payment among the classes of securities of a series as specified in the related prospectus supplement;

     o   the exercise of any right of optional termination; and

     o the rate and timing of payment defaults and losses incurred with respect to the assets of the trust fund.

     Material breaches of representations and warranties by sellers of residential loans not affiliated with the depositor, the originator or the master servicer may result in repurchases of assets of the trust fund. These repurchases may lead to prepayments of principal. The rate of prepayment of the residential loans comprising or underlying the assets of the trust fund may affect the yield to maturity on your securities. See "Yield Considerations" and "Maturity and Prepayment Considerations" in this prospectus.

     The rate of prepayments is influenced by a number of factors, including:

     o   prevailing mortgage market interest rates;

     o   local and national interest rates;

     o   homeowner mobility; and

     o   the ability of the borrower to obtain refinancing.

     Interest payable on the securities on each distribution date will include all interest accrued during the period specified in the related prospectus supplement. If interest accrues over a period ending two or more days before a distribution date, your effective yield will be reduced from the yield you would have obtained if interest payable on the securities accrued through the day immediately before each distribution date. Consequently, your effective yield, at par, will be less than the indicated coupon rate. See "Description of the Securities -- Distributions" and "-- Principal Interest on the Securities" in this prospectus.

BORROWER MAY BE UNABLE TO MAKE BALLOON PAYMENT

     Some of the residential loans may not fully amortize over their terms to maturity and, thus, may require principal payments, i.e., balloon payments, at their stated maturity. Residential loans with balloon payments involve greater risk because a borrower's ability to make a balloon payment typically will depend on its ability to:

     o   timely refinance the loan; or

     o   timely sell the related residential property.

     A number of factors will affect a borrower's ability to accomplish either of these goals, including:

     o the level of available mortgage rates at the time of sale or refinancing;

     o   the borrower's equity in the related residential property;

     o   the financial condition of the borrower; and

     o   the tax laws.

A borrower's failure to make a balloon payment would increase the risk that you might not receive all payments to which you are entitled.

NATURE OF MORTGAGES COULD ADVERSELY AFFECT VALUE OF PROPERTIES

     Several factors could adversely affect the value of the residential properties. As a result, the outstanding balance of the related residential loans, together with any senior financing on the residential properties, if applicable, may equal or exceed the value of the residential properties. Among these factors are:

     o an overall decline in the residential real estate market in the areas in which the residential properties are located;

     o a decline in the general condition of the residential properties as a result of failure of borrowers to adequately maintain the residential properties; or

     o a decline in the general condition of the residential properties as a result of natural disasters that are not necessarily covered by insurance, such as earthquakes and floods.

A decline that affects residential loans secured by junior liens could extinguish the value of the interest of a junior mortgagee in the residential property before having any effect on the interest of the related senior mortgagee. If a decline occurs, the actual rates of delinquencies, foreclosures and losses on all residential loans could be higher than those currently experienced in the mortgage lending industry in general.

     Even if the residential properties provide adequate security for the residential loans, the master servicer could encounter substantial delays in liquidating the defaulted residential loans. These delays in liquidating the loans could lead to delays in receiving your proceeds because:

     o foreclosures on residential properties securing residential loans are regulated by state statutes and rules;

     o foreclosures on residential properties are also subject to delays and expenses of other types of lawsuits if defenses or counterclaims are interposed, sometimes requiring several years to complete; and

     o in some states an action to obtain a deficiency judgment is not permitted following a nonjudicial sale of residential properties.

Therefore, if a borrower defaults, the master servicer may be unable to foreclose on or sell the residential property or obtain liquidation proceeds sufficient to repay all amounts due on the related residential loan. In addition, the master servicer will be entitled to deduct from related liquidation proceeds all expenses reasonably incurred in attempting to recover amounts due on defaulted residential loans and not yet reimbursed. These expenses may include payments to senior lienholders, legal fees and costs of legal action, real estate taxes and maintenance and preservation expenses.

     Liquidation expenses with respect to defaulted loans do not vary directly with the outstanding principal balances of the loan at the time of default. Therefore, assuming that a servicer took the same steps in realizing on a defaulted loan having a small remaining principal balance as it would in the case of a defaulted loan having a large remaining principal balance, the amount realized after expenses of liquidation would be smaller as a percentage of the outstanding principal of the small loan than would be the case with the larger defaulted loan having a large remaining principal balance. The mortgages and deeds of trust securing certain mortgage loans, multifamily loans and home improvement contracts may be junior liens subordinate to the rights of the senior lienholder. Consequently, the proceeds from the liquidation, insurance or condemnation proceeds will be available to satisfy the junior loan amount only to the extent that the claims of the senior mortgagees have been satisfied in full, including any related foreclosure costs.

     In addition, a junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to any senior mortgage. If a junior mortgagee forecloses, it must either pay the entire amount due on any senior mortgage at or prior to the foreclosure sale or undertake the obligation to make payments on the senior mortgage if the borrower defaults under the senior mortgage. The trust fund will not have any source of funds to satisfy any senior mortgages or make payments due to any senior mortgagees. However, the master servicer or sub-servicer may, at its option, advance these amounts to the extent deemed recoverable and prudent.

     If proceeds from a foreclosure or similar sale of the related mortgaged property are insufficient to satisfy all senior liens and the junior lien in the aggregate, the trust fund, as the holder of the junior lien, and, accordingly, holders of one or more classes of the securities, to the extent not covered by credit enhancement, are likely to:

     o incur losses in jurisdictions in which a deficiency judgment against the borrower is not available; and

     o   incur losses if any deficiency judgment obtained is not realized on.

In addition, the rate of default of junior loans may be greater than that of mortgage loans secured by first liens on comparable properties.

     Applicable state laws generally:

     o   regulate interest rates and other charges;

     o   require certain disclosures; and

     o require licensing of certain originators and servicers of residential loans.

In addition, most states have other laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and practices which may apply to the origination, servicing and collection of the residential loans. Violations of these laws, policies and principles:

     o may limit the ability of the master servicer to collect all or part of the principal of or interest on the residential loans;

     o   may entitle the borrower to a refund of amounts previously paid; and

     o could subject the master servicer to damages and administrative sanctions.


See "Certain Legal Aspects of Residential Loans" in this prospectus.

VIOLATIONS OF ENVIRONMENTAL LAWS MAY REDUCE RECOVERIES ON PROPERTIES

     Real property pledged as security to a lender may be subject to certain environmental risks. Under federal law and the laws of certain states, contamination of a property may result in a lien on the property to assure the costs of cleanup. In several states, this lien has priority over the lien of an existing mortgage against the property. In addition, under the laws of some states and under the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, a lender may become liable, as an "owner or operator," for costs of addressing releases or threatened releases of hazardous substances that require remedy on a property. This liability could result if agents or employees of the lender have become sufficiently involved in the operations of the borrower, regardless of whether the environmental damage or threat was caused by a prior owner. A lender also risks this liability on foreclosure of the related property. If this liability is imposed on the trust fund there would be an increased risk that you might not receive all payments to which you are entitled. See "Certain Legal Aspects of Residential Loans -- Environmental Legislation" in this prospectus.

VIOLATIONS OF FEDERAL LAWS MAY ADVERSELY AFFECT ABILITY TO COLLECT ON LOANS

     The residential loans may also be subject to federal laws, including:

     o the federal Truth in Lending Act and Regulation Z promulgated under that act, which require certain disclosures to the borrowers regarding the terms of the residential loans;

     o the Equal Credit Opportunity Act and Regulation B promulgated under that act, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit;

     o the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower's credit experience; and

     o the Home Equity Loan Consumer Protection Act of 1988, which requires additional disclosures, limits changes that may be made to the loan documents without the borrower's consent. This Act also restricts a lender's ability to declare a default or to suspend or reduce a borrower's credit limit to certain enumerated events.


     Certain mortgage loans may be subject to the Home Ownership and Equity Protection Act of 1994. These provisions may:

     o impose additional disclosure and other requirements on creditors with respect to non-purchase money mortgage loans with high interest rates or high up-front fees and charges;

     o impose specific statutory liabilities on creditors who fail to comply with their provisions; and

     o   affect the enforceability of the related loans.

In addition, any assignee of the creditor would generally be subject to all claims and defenses that the consumer could assert against the creditor, including, without limitation, the right to rescind the mortgage loan.

     The Home Improvement Contracts are also subject to the Preservation of Consumers' Claims and Defenses regulations of the Federal Trade Commission and other similar federal and state statutes and regulations. These laws

     o protect the homeowner from defective craftsmanship or incomplete work by a contractor;

     o permit the obligated party to withhold payment if the work does not meet the quality and durability standards agreed to by the homeowner and the contractor; and

     o subject any person to whom the seller assigns its consumer credit transaction to all claims and defenses which the obligated party in a credit sale transaction could assert against the seller of the goods.

     Violations of certain provisions of these federal laws may limit the ability of the master servicer to collect all or part of the principal of or interest on the residential loans. In addition, violations could subject the trust fund to damages and administrative enforcement. Accordingly, violations of these federal laws would increase the risk that you might not receive all payments to which you are entitled. See "Certain Legal Aspects of Residential Loans" in this prospectus.

RATING OF THE SECURITIES ARE LIMITED AND MAY BE WITHDRAWN OR LOWERED

     Each class of securities offered by this prospectus and the related prospectus supplement must be rated upon issuance in one of the four highest rating categories by one or more rating agencies. The rating will be based on, among other things:

     o   the adequacy of the value of the assets of the trust fund;

     o   any credit enhancement with respect to the class; and

     o the likelihood that you will receive payments to which you are entitled under the terms of your securities.

     The rating will not be based on:

     o the likelihood that principal prepayments on the related residential loans will be made;

     o the degree to which prepayments might differ from those originally anticipated; or

     o the likelihood of early optional termination of the series of securities.

     You should not interpret the rating as a recommendation to purchase, hold or sell securities, because it does not address market price or suitability for a particular investor. The rating will not address:

     o the possibility that prepayment at higher or lower rates than you anticipate may cause you to experience a lower than anticipated yield; or

     o the possibility that if you purchase your security at a significant premium, then you might fail to recoup your initial investment under certain prepayment scenarios.

     We cannot assure you that any rating will remain in effect for any given period of time or that a rating agency will not lower or withdraw its rating entirely in the future due to, among other reasons:

     o if in the judgment of the rating agency, circumstances in the future so warrant;

     o any erosion in the adequacy of the value of the assets of the trust fund or any credit enhancement with respect to a series; or

     o an adverse change in the financial or other condition of a credit enhancement provider or a change in the rating of the credit enhancement provider's long term debt.

     Each rating agency rating the securities will establish criteria to determine the amount, type and nature of credit enhancement, if any, established with respect to a class of securities. Rating agencies often determine the amount of credit enhancement required with respect to each class based on an actuarial analysis of the behavior of similar loans in a larger group. With respect to the rating, we cannot assure you:

     o that the historical data supporting the actuarial analysis will accurately reflect future experience;

     o that the data derived from a large pool of similar loans accurately predicts the delinquency, foreclosure or loss experience of any particular pool of residential loans; or

     o that the values of any residential properties have remained or will remain at their levels on the respective dates of origination of the related residential loans. See "Rating" in this prospectus.

A rating agency's withdrawal or reduction of a rating on your securities would increase the risk that the market value of your securities will decrease.

ADVERSE CONDITIONS IN THE RESIDENTIAL REAL ESTATE MARKETS MAY RESULT IN A DECLINE IN PROPERTY VALUES

     The residential real estate markets may experience an overall decline in property values. This decline could lead to a number of adverse results:

     o the outstanding principal balances of the residential loans in a particular trust fund are equal to or greater than the value of the residential properties;

     o any secondary financing on the related residential properties are equal to or greater than the value of the residential properties; and

     o the rate of delinquencies, foreclosures and losses are higher than those now generally experienced in the mortgage lending industry.

In addition, adverse economic conditions, which may or may not affect real property values, may affect the timely payment by borrowers of scheduled payments of principal and interest on the residential loans. Accordingly, these factors may also affect the rates of delinquencies, foreclosures and losses with respect to any trust fund. To the extent that these losses are not covered by credit enhancement, these losses may be borne, at least in part, by you.

BOOK-ENTRY SYSTEM FOR CERTAIN CLASSES MAY DECREASE LIQUIDITY AND DELAY PAYMENT

     Transactions in the classes of book-entry securities of any series generally can be effected only through The Depository Trust Company, participating organizations, financial intermediaries and certain banks.
Therefore:

     o the liquidity of book-entry securities in the secondary trading market that may develop may be limited because investors may be unwilling to purchase securities for which they cannot obtain physical securities;

     o your ability to pledge a security to persons or entities that do not participate in the DTC system, or otherwise to take action in respect of the securities, may be limited due to lack of a physical security representing the securities; and

     o you may experience some delay in receiving distributions of interest and principal on your securities because the trustee will make distributions to DTC. DTC will then be required to credit the distributions to the accounts of the participating organizations. Only then will they be credited to your account either directly or indirectly through Financial Intermediaries.

     See "Description of the Securities-- Book-Entry Registration of Securities" in this prospectus.

UNSECURED HOME IMPROVEMENT CONTRACTS MAY EXPERIENCE RELATIVELY HIGHER LOSSES

     A borrower's obligations under an unsecured home improvement contract will not be secured by an interest in the related real estate or otherwise. A borrower's loan being unsecured would increase the risk that you might not receive all payments to which you are entitled because:

     o the related trust fund, as the owner of the unsecured home improvement contract, will be a general unsecured creditor to these obligations;

     o if a default occurs under an unsecured home improvement contract, the related trust fund will have recourse only against the borrower's assets generally, along with all other general unsecured creditors of the borrower;

     o in a bankruptcy or insolvency proceeding relating to a borrower on an unsecured home improvement contract, the borrower's obligations under this unsecured home improvement contract may be discharged in their entirety. This discharge may occur even if the portion of the borrower's assets made available to pay the amount due and owing to the related trust fund as a general unsecured creditor are sufficient to pay these amounts in whole or part; and

     o the borrower may not demonstrate the same degree of concern over performance of the borrower's obligations as if these obligations were secured by the real estate owned by the borrower.

MORTGAGE LOANS UNDERWRITTEN AS NON-CONFORMING CREDITS MAY EXPERIENCE RELATIVELY HIGHER LOSSES

     The single family mortgage loans assigned and transferred to a trust fund may include mortgage loans underwritten in accordance with the underwriting standards for "non-conforming credits." These borrowers may include those whose creditworthiness and repayment ability do not satisfy Fannie Mae or Freddie Mac underwriting guidelines.

     A mortgage loan made to a "non-conforming credit" means a residential loan that is:

     o ineligible for purchase by Fannie Mae or Freddie Mac due to borrower credit characteristics, property characteristics, loan documentation guidelines or other characteristics that do not meet Fannie Mae or Freddie Mac underwriting guidelines;

     o made to a borrower whose creditworthiness and repayment ability do not satisfy the Fannie Mae or Freddie Mac underwriting guidelines; or

     o made to a borrower who may have a record of major derogatory credit items such as default on a prior residential loan, credit write-offs, outstanding judgments or prior bankruptcies.

     Mortgage loans made to borrowers who are characterized as "non-conforming credits" may experience greater delinquency and foreclosure rates than loans originated in accordance with the Fannie Mae or Freddie Mac underwriting guidelines. This may occur because these borrowers are less creditworthy than borrowers who meet the Fannie Mae or Freddie Mac underwriting guidelines. As a result, if the values of the mortgaged properties decline, then the rates of loss on mortgage loans made to "non-conforming credits" are more likely to increase than the rates of loss on mortgage loans made in accordance with the Fannie Mae or Freddie Mac guidelines and this increase may be substantial. As a result you may suffer losses. See "Residential Loans -- Underwriting Standards" in this prospectus.

ASSETS OF THE TRUST FUND MAY INCLUDE DELINQUENT AND SUB-PERFORMING RESIDENTIAL LOANS

     The assets of the trust fund may include residential loans that are delinquent or sub-performing. The credit enhancement provided with respect to your series of securities may not cover all losses related to these delinquent or sub-performing residential loans. You should consider the risk that including these residential loans in the trust fund could increase the risk that you will suffer losses because:

     o the rate of defaults and prepayments on the residential loans to increase; and

     o in turn, losses may exceed the available credit enhancement for the series and affect the yield on your securities.

     See "The Trust Funds-- Residential Loans" in this prospectus.

CHANGES IN THE MARKET VALUE OF PROPERTIES MAY ADVERSELY AFFECT PAYMENTS ON THE SECURITIES

     We cannot assure you that the market value of the assets of the trust fund or any other assets of a trust fund will at any time be equal to or greater than the principal amount of the securities of the related series then outstanding, plus accrued interest on it. If the assets in the trust fund have to be sold for any reason, the net proceeds from the sale, after paying expenses of sale and unpaid fees and other amounts owing to the master servicer and the trustee, may be insufficient to pay in full the principal of and interest on your securities.

                                 DEFINED TERMS

     We define and use capitalized terms in this prospectus to assist you in understanding the terms of the offered securities and this offering. We define the capitalized terms used in this prospectus are defined under the caption "Glossary of Terms" in this prospectus on page 142.

                                 THE TRUST FUNDS

     The depositor will select each asset of the trust fund to include in a trust fund from among those purchased, either directly or through affiliates, from unaffiliated sellers, or, from sellers affiliated with the depositor, as provided in the related prospectus supplement.

RESIDENTIAL LOANS

     The residential loans may consist of any combination of:

     o Mortgage loans secured by first or junior liens on one-to four-family residential properties;

     o   Multifamily Loans;

     o   Home Improvement Contracts;

     o   Home Equity Loans;

     o   Cooperative Loans; or

     o   Manufactured Housing Contracts

     The mortgaged properties, cooperative shares, the right to occupy a particular cooperative unit in any of these cooperative shares and manufactured homes may be located in any one of the fifty states, the District of Columbia, the Commonwealth of Puerto Rico or the territories of Guam or the United States Virgin Islands. Each trust fund may contain, and any participation interest in any of the foregoing will relate to, any combination of the following types of residential loans:

     (1) Fully amortizing loans with a fixed rate of interest and level monthly payments to maturity;

     (2) Fully amortizing loans with a fixed interest rate providing for level monthly payments, or for payments of interest only during the early years of the term, followed by monthly payments of principal and interest that increase annually at a predetermined rate until the loan is repaid or for a specified number of years, after which level monthly payments resume;

     (3) Fully amortizing loans with a fixed interest rate providing for monthly payments during the early years of the term that are calculated on the basis of an interest rate below the interest rate, followed by monthly payments of principal and interest that increase annually by a predetermined percentage over the monthly payments payable in the previous year until the loan is repaid or for a specified number of years, followed by level monthly payments;

     (4) Fixed interest rate loans providing for level payments of principal and interest on the basis of an assumed amortization schedule and a balloon payment of principal at the end of a specified term;

     (5) Fully amortizing loans with an interest rate adjusted periodically, with corresponding adjustments in the amount of monthly payments, to equal the sum, that may be rounded, of a fixed margin and an index as described in the related prospectus supplement. These loans may provide for an election, at the borrower's option during a specified period after origination of the loan, to convert the adjustable interest rate to a fixed interest rate, as described in the related prospectus supplement;

     (6) Fully amortizing loans with an adjustable interest rate providing for monthly payments less than the amount of interest accruing on the loan and for the amount of interest accrued but not paid currently to be added to the principal balance of the loan;

     (7) Fully amortizing loans with an adjustable interest rate providing for an election at the borrower's option, if an adjustment to the interest rate occurs resulting in an interest rate in excess of the interest rate at origination of the loan, to extend the term to maturity for a period as will result in level monthly payments to maturity; or

     (8) Any other types of residential loans as may be described in the related prospectus supplement.

     The related prospectus supplement may specify that the trust fund underlying a series of securities may include mortgage securities consisting of previously issued asset-backed certificates, collateralized mortgage obligations or participation certificates. The mortgage securities may:

     o evidence interests in, or be collateralized by, residential loans or agency securities as described in this prospectus and in the related prospectus supplement; or

     o   have been issued previously by:

         o     the depositor or an affiliate of the depositor;

         o     a financial institution; or

         o another entity engaged generally in the business of lending or a limited purpose corporation organized for the purpose of, among other things, establishing trusts, acquiring and depositing loans into the trusts, and selling beneficial interests in these trusts.

     If the mortgage securities were issued by an entity other than the depositor or its affiliates, the mortgage securities will have been:

     o acquired in bona fide secondary market transactions from persons other than the issuer of the mortgage securities or its affiliates; and

         (1) offered and distributed to the public pursuant to an effective registration statement, or

         (2) purchased in a transaction not involving any public offering from a person who is not an affiliate of the issuer of those securities at the time of sale nor an affiliate of the issuer at any time during the preceding three months. However, a period of two years must have elapsed since the later of the date the securities were acquired from the issuer or from an affiliate of the issuer.

     Generally, the mortgage securities will be similar to securities offered by this prospectus. As to any series of securities that the Trust Fund includes mortgage securities, the related prospectus supplement will include a description of:

     o   the mortgage securities;

     o   any related credit enhancement;

     o   the residential loans underlying the mortgage securities; and

     o any other residential loans included in the trust fund relating to the series.

References to advances to be made and other actions to be taken by the master servicer in connection with the residential loans underlying the mortgage securities, may include the advances made and other actions taken pursuant to the terms of the mortgage securities.

     The related prospectus supplement may specify that residential loans contain provisions prohibiting prepayments for a specified Lockout Period.

     The related prospectus supplement may specify that the assets of a trust fund will include residential loans that are delinquent or sub-performing. The inclusion of these residential loans in the trust fund for a series may cause the rate of defaults and prepayments on the residential loans to increase. This, in turn, may cause losses to exceed the available credit enhancement for the series and affect the yield on the securities of the series.

     MORTGAGE LOANS. The mortgage loans will be evidenced by promissory notes secured by mortgages or deeds of trust creating first or junior liens on the mortgaged properties. The mortgage loans will be secured by one- to four-family residences, including:

     o   detached and attached dwellings;

     o   townhouses;

     o   rowhouses;

     o   individual condominium units;

     o   individual units in planned-unit developments; and

     o   individual units in de minimis planned-unit developments.

The related prospectus supplement may specify that the mortgage loans will be insured by the FHA or partially guaranteed by the VA. See "The Trust Funds -- Residential Loans -- FHA Loans and VA Loans" and "Description of Primary Insurance Coverage -- FHA Insurance and VA Guarantees" in this prospectus.

     Certain of the mortgage loans may be secured by junior liens, and the related senior liens may not be included in the mortgage pool. The primary risk to holders of mortgage loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related senior lien to satisfy fully both the senior lien and the junior lien. This possibility could arise under any of a number of different circumstances:

     o If a holder of a senior lien forecloses on a mortgaged property, the proceeds of the foreclosure or similar sale will be applied:

         o first, to the payment of court costs and fees in connection with the foreclosure;

         o     second, to real estate taxes; and

         o third, in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the senior lien.

The claims of the holders of senior liens will be satisfied in full out of proceeds of the liquidation of the mortgage loan, if the proceeds are sufficient, before the trust fund as holder of the junior lien receives any payments in respect of the mortgage loan.

     o If the master servicer forecloses on any mortgage loan, it would do so subject to any related senior liens.

         o In order for the debt related to the mortgage loan included in the Trust Fund to be paid in full at the sale, a bidder at the foreclosure sale of the mortgage loan would have to bid an amount sufficient to pay off all sums due under the mortgage loan and any senior liens or purchase the related mortgaged property subject to any senior liens.

         o If the proceeds from a foreclosure or similar sale of the related mortgaged property are insufficient to satisfy all senior liens and the junior lien in the aggregate, the trust fund, as the holder of the junior lien. As a result, holders of one or more classes of the securities bear:

               o the risk of delay in distributions while a deficiency judgment against the borrower is obtained;

               o the risk of loss if the deficiency judgment is not realized on; and

               o the risk that deficiency judgments may not be available in certain jurisdictions.

     o In addition, a junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to the senior mortgage.

     Liquidation expenses with respect to defaulted mortgage loans do not vary directly with the outstanding principal balance of the loan at the time of default. Therefore, assuming that a servicer took the same steps in realizing on a defaulted mortgage loan having a small remaining principal balance as it would in the case of a defaulted mortgage loan having a large remaining principal balance, the amount realized after expenses of liquidation of a loan with a smaller remaining balance would be smaller as a percentage of the loan amount than would be the case with the defaulted mortgage loan having a larger remaining balance.

     MULTIFAMILY LOANS. The Multifamily Loan will be evidenced by mortgage notes secured by mortgages creating first or junior liens on rental apartment buildings or projects containing five or more dwelling units. The related prospectus supplement will specify the original terms to stated maturity of the Multifamily Loans, which are generally not more than 30 years. The related prospectus supplement may specify that the Multifamily Loans are FHA loans. Mortgaged properties which secure Multifamily Loans may include high-rise, mid-rise and garden apartments. See "The Trust Funds -- Residential Loans -- FHA Loans and VA Loans" and "Description of Primary Insurance Coverage -- FHA Insurance and VA Guarantees" in this prospectus.

     The related prospectus supplement may specify that the Multifamily Loans:

     o   contain a Lockout Period;

     o   prohibit prepayments entirely; or

     o require the payment of a prepayment penalty if prepayment in full or in part occurs.

If you are entitled to all or a portion of any prepayment penalties collected in respect of the related Multifamily Loans, the related prospectus supplement will specify the method or methods by which the prepayment penalties are calculated.

     HOME EQUITY LOANS AND HOME IMPROVEMENT CONTRACTS. The Home Equity Loans will be secured by first or junior liens on the related mortgaged properties for property improvement, debt consolidation or home equity purposes. The Home Improvement Contracts will either be unsecured or secured by mortgages on one- to four-family, multifamily properties or manufactured housing which mortgages are generally subordinate to other mortgages on the same property. The Home Improvement Contracts may be fully amortizing or may have substantial balloon payments due at maturity. They may also have fixed or adjustable rates of interest and may provide for other payment characteristics. The related prospectus supplement may specify that the Home Improvement Contracts are FHA loans. See "The Trust Funds -- Residential Loans -- FHA Loans and VA Loans" and "Description of Primary Insurance Coverage -- FHA Insurance and VA Guarantees" in this prospectus.

     COOPERATIVE LOANS. The Cooperative Loans will be evidenced by promissory notes secured by security interests in shares issued by cooperative housing corporations and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific cooperative units in the related buildings.

     MANUFACTURED HOUSING CONTRACTS. The Manufactured Housing Contracts will consist of manufactured housing conditional sales contracts and installment loan agreements each secured by a manufactured home, or in the case of a Land Contract, by a lien on the real estate to which the manufactured home is deemed permanently affixed and, in some cases, the related manufactured home which is not real property under the applicable state law.

     The manufactured homes securing the Manufactured Housing Contracts will generally consist of manufactured homes within the meaning of 42 United States Code, Section 5402(6). Under Section 5402(6), a "manufactured home" is defined as "a structure, transportable in one or more sections, which in the traveling mode, is eight body feet or more in width or forty body feet or more in length, or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis and designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air conditioning, and electrical systems contained in the manufactured home. However, the term "manufactured home" shall include any structure which meets all the requirements of this paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary of Housing and Urban Development and complies with the standards established under this chapter."

     The related prospectus supplement may specify that the Manufactured Housing Contracts are FHA loans or VA loans. See "The Trust Funds -- Residential Loans -- FHA Loans and VA Loans" and "Description of Primary Insurance Coverage -- FHA Insurance and VA Guarantees" in this prospectus.

     BUYDOWN LOANS. The related prospectus supplement may specify that residential loans are subject to temporary buydown plans. The monthly payments made by the borrower in the early years of these loans, known as the buydown period, will be less than the scheduled payments on these loans. The resulting difference will be recovered from:

     o an amount contributed by the borrower, the seller of the residential property or another source and placed in a custodial account; and

     o investment earnings on the buydown funds to the extent that the related prospectus supplement provides for these earnings.

Generally, the borrower under each of these loans will be eligible for at a reduced interest rate. Accordingly, the repayment of these loans is dependent on the ability of the borrowers to make larger monthly payments after the buydown funds have been depleted and, for certain buydown loans, during the buydown period. See "Residential Loans -- Underwriting Standards" in this prospectus.

     FHA LOANS AND VA LOANS. FHA loans will be insured by the FHA as authorized under the National Housing Act of 1934, as amended, and the United States Housing Act of 1937, as amended. One- to four-family FHA loans will be insured under various FHA programs including the standard FHA 203-b programs to finance the acquisition of one- to four-family housing units and the FHA 245 graduated payment mortgage program. The FHA loans generally require a minimum down payment of approximately 5% of the original principal amount of the FHA loan. No FHA loan may have an interest rate or original principal balance exceeding the applicable FHA limits at the time of origination of the FHA loan. See "Description of Primary Insurance Coverage -- FHA Insurance and VA Guarantees" in this prospectus.

     Home Improvement Contracts and Manufactured Housing Contracts that are FHA loans are insured by the FHA pursuant to Title I of the Housing Act. As described in the related prospectus supplement, these loans are insured up to an amount equal to 90% of the sum of the unpaid principal of the FHA loan, a portion of the unpaid interest and certain other liquidation costs.

     There are two primary FHA insurance programs that are available for Multifamily Loans:

     o Sections 221(d)(3) and (d)(4) of the Housing Act allow HUD to insure Multifamily Loans that are secured by newly constructed and substantially rehabilitated multifamily rental projects. Section 244 of the Housing Act provides for co-insurance of the loans made under Sections 221(d)(3) and (d)(4) by HUD/FHA and a HUD-approved co-insurer. Generally the term of these Multifamily Loans may be up to 40 years and the ratio of the loan amount to property replacement cost can be up to 90%.

     o Section 223(f) of the Housing Act allows HUD to insure Multifamily Loans made for the purchase or refinancing of existing apartment projects that are at least three years old. Section 244 also provides for co-insurance of mortgage loans made under Section 223(f). Under
         Section 223(f), the loan proceeds cannot be used for substantial rehabilitation work. However, repairs may be made for up to, in general, the greater of 15% of the value of the project and a dollar amount per apartment unit established from time to time by HUD. In general the loan term may not exceed 35 years and a loan-to-value ratio of no more than 85% is required for the purchase of a project and 70% for the refinancing of a project.

     VA loans will be partially guaranteed by the VA under the Servicemen's Readjustment Act of 1944, as amended. The Servicemen's Readjustment Act permits a veteran, or in certain instances the spouse of a veteran, to obtain a mortgage loan guarantee by the VA covering mortgage financing of the purchase of a one- to four-family dwelling unit at interest rates permitted by the VA. The program has no mortgage loan limits, requires no down payment from the purchasers and permits the guarantee of mortgage loans of up to 30 years' duration. However, no VA loan will have an original principal amount greater than five times the partial VA guarantee for the VA loan. The maximum guarantee that may be issued by the VA under this program will be set forth in the related prospectus supplement. See "Description of Primary Insurance Coverage -- FHA Insurance and VA Guarantees" in this prospectus.

     LOAN-TO-VALUE RATIO. The prospectus supplement for a series backed by residential loans will describe the Loan-to-Value Ratios of the loans.

     o Generally, for purposes of calculating the Loan-to-Value Ratio of a Manufactured Housing Contract relating to a new manufactured home, the Collateral Value is no greater than the sum of

         (1) a fixed percentage of the list price of the unit actually billed by the manufacturer to the dealer, exclusive of freight to the dealer site, including "accessories" identified in the invoice, plus

         (2) the actual cost of any accessories purchased from the dealer, a delivery and set-up allowance, depending on the size of the unit, and the cost of state and local taxes, filing fees and up to three years prepaid hazard insurance premiums.

     o Generally, with respect to used manufactured homes, the Collateral Value is the least of the sales price, appraised value, and National Automobile Dealer's Association book value plus prepaid taxes and hazard insurance premiums. The appraised value of a manufactured home is based on the age and condition of the manufactured housing unit and the quality and condition of the mobile home park in which it is situated, if applicable.

     Residential properties may be subject to subordinate financing at the time of origination. As is customary in residential lending, subordinate financing may be obtained with respect to a residential property after the origination of the residential loan without the lender's consent.

     We cannot assure you that values of the residential properties have remained or will remain at their historic levels on the respective dates of origination of the related residential loans. If the residential real estate market experiences an overall decline in property values such that the outstanding principal balances of the residential loans, and any other financing on the related residential properties, become equal to or greater than the value of the residential properties, the actual rates of delinquencies, foreclosures and losses may be higher than those now generally experienced in the mortgage lending industry. In addition, adverse economic conditions, which may or may not affect real property values, may affect the timely payment by borrowers of scheduled payments of principal and interest on the residential loans and, accordingly, the actual rates of delinquencies, foreclosures and losses. To the extent that the losses are not covered by the applicable insurance policies and other forms of credit support described in this prospectus and in the related prospectus supplement, the losses will be borne, at least in part, by you. See "Description of the Securities" and "Description of Credit Support" in this prospectus.

AGENCY SECURITIES

     The agency securities will consist of any combination of "fully modified pass-through" mortgage-backed certificates guaranteed by the GNMA, guaranteed mortgage pass-through securities issued by Fannie Mae and mortgage participation certificates issued by Freddie Mac.

     GNMA. Government National Mortgage Association is a wholly owned corporate instrumentality of the United States within the Department of Housing and Urban Development. Section 306(g) of Title III of the Housing Act authorizes GNMA to guarantee the timely payment of the principal of and interest on certificates that are based on and backed by a pool of FHA loans, VA loans or by pools of other eligible residential loans.

     Section 306(g) of the Housing Act provides that "the full faith and credit of the United States is pledged to the payment of all amounts which may be required to be paid under any guaranty under this subsection." In order to meet its obligations under the guaranty, GNMA is authorized, under Section 306(d) of the Housing Act, to borrow from the United States Treasury with no limitations as to amount, to perform its obligations under its guarantee.

     GNMA CERTIFICATES. Each GNMA Certificate will be a "fully modified pass-through" mortgage-backed certificate issued and serviced by an issuer approved by GNMA or Fannie Mae as a seller-servicer of FHA loans or VA loans, except as described below with respect to Stripped Agency Securities. The loans underlying GNMA Certificates may consist of FHA loans, VA loans and other loans eligible for inclusion in loan pools underlying GNMA Certificates. GNMA Certificates may be issued under either or both of the GNMA I program and the GNMA II program, as described in the related prospectus supplement. The prospectus supplement for certificates of each series evidencing interests in a trust fund including GNMA Certificates will set forth additional information regarding:

     o   the GNMA guaranty program;

     o   the characteristics of the pool underlying the GNMA Certificates;

     o   the servicing of the related pool;

     o the payment of principal and interest on GNMA Certificates to the extent not described in this prospectus; and

     o   other relevant matters with respect to the GNMA Certificates.

     Generally, with respect to Stripped Agency Securities, each GNMA Certificate will provide for the payment, by or on behalf of the issuer, to the registered holder of the GNMA Certificates. Generally, this payment shall be in an amount of monthly payments of principal and interest equal to the holder's proportionate interest in the aggregate amount of the monthly principal and interest payments on each related FHA loan or VA loan, less servicing and guaranty fees aggregating the excess of the interest on the FHA loan or VA loan over the GNMA Certificates' pass-through rate. In addition, each payment to a holder of a GNMA Certificate will include proportionate pass-through payments to the holder of any prepayments of principal of the FHA loans or VA loans underlying the GNMA Certificates and the holder's proportionate interest in the remaining principal balance if a foreclosure or other disposition of any the FHA loan or VA loan occurs.

     The GNMA Certificates do not constitute a liability of, or evidence any recourse against, the issuer of the GNMA Certificates, the depositor or any of their affiliates. The only recourse of a registered holder, such as the trustee, is to enforce the guaranty of GNMA.

     GNMA will have approved the issuance of each of the GNMA Certificates included in a trust fund in accordance with a guaranty agreement or contract between GNMA and the issuer of the GNMA Certificates. Pursuant to the agreement, the issuer, in its capacity as servicer, is required to perform customary functions of a servicer of FHA loans and VA loans, including:

     o collecting payments from borrowers and remitting the collections to the registered holder;

     o maintaining escrow and impoundment accounts of borrowers for payments of taxes, insurance and other items required to be paid by the borrower;

     o   maintaining primary hazard insurance; and

     o advancing from its own funds in order to make timely payments of all amounts due on the GNMA Certificates, even if the payments received by the issuer on the loans backing the GNMA Certificates are less than the amounts due on the loans.

If the issuer is unable to make payments on GNMA Certificates as they become due, it must promptly notify GNMA and request GNMA to make the payment. After the notification and request, GNMA will make the payments directly to the registered holder of the GNMA Certificate. If no payment is made by the issuer and the issuer fails to notify and request GNMA to make the payment, the registered holder of the GNMA Certificate has recourse against only GNMA to obtain the payment. The trustee or its nominee, as registered holder of the GNMA Certificates included in a trust fund, is entitled to proceed directly against GNMA under the terms of the guaranty agreement or contract relating to the GNMA Certificates for any amounts that are not paid when due under each GNMA Certificate.

     The GNMA Certificates included in a trust fund may have other characteristics and terms, different from those described above so long as the GNMA Certificates and underlying residential loans meet the criteria of the rating agency or agencies. The GNMA Certificates and underlying residential loans will be described in the related prospectus supplement.

     FANNIE MAE. The Federal National Mortgage Association is a federally chartered and stockholder-owned corporation organized and existing under the Federal National Mortgage Association Charter Act, as amended. Fannie Mae was originally established in 1938 as a United States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder-owned and privately managed corporation by legislation enacted in 1968.

     Fannie Mae provides funds to the mortgage market by purchasing mortgage loans from lenders. Fannie Mae acquires funds to purchase loans from many capital market investors, thus expanding the total amount of funds available for housing. Operating nationwide, Fannie Mae helps to redistribute mortgage funds from capital-surplus to capital-short areas. In addition, Fannie Mae issues mortgage-backed securities primarily in exchange for pools of mortgage loans from lenders. Fannie Mae receives fees for its guaranty of timely payment of principal and interest on its mortgage-backed securities.

     FANNIE MAE CERTIFICATES. Fannie Mae Certificates are guaranteed mortgage pass-through certificates typically issued pursuant to a prospectus which is periodically revised by Fannie Mae. Fannie Mae Certificates represent fractional undivided interests in a pool of mortgage loans formed by Fannie Mae. Each mortgage loan:

     o   must meet the applicable standards of the Fannie Mae purchase program;

     o is either provided by Fannie Mae from its own portfolio or purchased pursuant to the criteria of the Fannie Mae purchase program; and

     o   is either a conventional mortgage loan, an FHA loan or a VA loan.

The prospectus supplement for securities of each series evidencing interests in a trust fund including Fannie Mae Certificates will set forth additional information regarding:

     o   the Fannie Mae program;

     o   the characteristics of the pool underlying the Fannie Mae Certificates;

     o   the servicing of the related pool;

     o payment of principal and interest on the Fannie Mae Certificates to the extent not described in this prospectus; and

     o   other relevant matters with respect to the Fannie Mae Certificates.

     Except as described below with respect to Stripped Agency Securities, Fannie Mae guarantees to each registered holder of a Fannie Mae Certificate that it will distribute amounts representing the holder's proportionate share of scheduled principal and interest at the applicable pass-through rate provided for by the Fannie Mae Certificate on the underlying mortgage loans, whether or not received. In addition, Fannie Mae will distribute the holder's proportionate share of the full principal amount of any prepayment or foreclosed or other finally liquidated mortgage loan, whether or not that principal amount is actually recovered.

     The obligations of Fannie Mae under its guarantees are obligations solely of Fannie Mae and are not backed by, nor entitled to, the full faith and credit of the United States. If Fannie Mae were unable to satisfy its obligations, distributions to the holders of Fannie Mae Certificates would consist solely of payments and other recoveries on the underlying loans. Accordingly, monthly distributions to the holders of Fannie Mae Certificates would be affected by delinquent payments and defaults on these loans. Fannie Mae Certificates evidencing interests in pools of mortgage loans formed on or after May 1, 1985, other than Fannie Mae Certificates backed by pools containing graduated payment mortgage loans or Multifamily Loans, are available in book-entry form only. With respect to a Fannie Mae Certificate issued in book-entry form, distributions on that certificate will be made by wire. With respect to a fully registered Fannie Mae Certificate, distributions on that certificate will be made by check.

     The Fannie Mae Certificates included in a trust fund may have other characteristics and terms, different from those described above, so long as the Fannie Mae Certificates and underlying mortgage loans meet the criteria of the rating agency or rating agencies rating the certificates of the related series. These Fannie Mae Certificates and underlying mortgage loans will be described in the related prospectus supplement.

     FREDDIE MAC. The Federal Home Loan Mortgage Corporation is a corporate instrumentality of the United States created pursuant to Title III of the Emergency Home Finance Act of 1970, as amended. Freddie Mac was established primarily for the purpose of increasing the availability of mortgage credit for the financing of needed housing. It seeks to provide an enhanced degree of liquidity for residential mortgage investments primarily by assisting in the development of secondary markets for conventional mortgages. The principal activity of Freddie Mac currently consists of purchasing first lien, conventional residential mortgage loans or participation interests in the mortgage loans and reselling the mortgage loans so purchased in the form of mortgage securities, primarily Freddie Mac Certificates. Freddie Mac is confined to purchasing, so far as practicable, mortgage loans and participation interests in those mortgage loans which it deems to be of a quality, type and class as to meet generally the purchase standards imposed by private institutional mortgage investors.

     FREDDIE MAC CERTIFICATES. Each Freddie Mac Certificate represents an undivided interest in a pool of residential loans that may consist of first lien conventional residential loans, FHA loans or VA loans. Each mortgage loan securing an Freddie Mac Certificate must meet the applicable standards set forth in Title III of the Emergency House Finance Act of 1970, as amended. A group of Freddie Mac Certificates may include whole loans, participation interests in whole loans and undivided interests in whole loans and/or participations comprising another group of Freddie Mac Certificates. The prospectus supplement for securities of each series evidencing interests in a trust fund including Freddie Mac Certificates will set forth additional information regarding:

     o   the Freddie Mac guaranty program;

     o   the characteristics of the pool underlying the Freddie Mac Certificate;

     o   the servicing of the related pool;

     o payment of principal and interest on the Freddie Mac Certificate to the extent not described in this prospectus; and

     o   other relevant matters with respect to the Freddie Mac Certificates.

     Except as described below with respect to Stripped Agency Securities:

     o Freddie Mac guarantees to each registered holder of a Freddie Mac Certificate the timely payment of interest on the underlying mortgage loans. This guarantee is only to the extent of the applicable pass-through rate on the registered holder's pro rata share of the unpaid principal balance outstanding on the underlying mortgage loans in the group of Freddie Mac Certificates represented by the Freddie Mac Certificate, whether or not received.

     o Freddie Mac also guarantees to each registered holder of a Freddie Mac Certificate collection by the holder of all principal on the underlying mortgage loans, without any offset or deduction, to the extent of the holder's pro rata share. Freddie Mac's guarantee of timely payment of scheduled principal will be limited to the extent set forth in the prospectus supplement.

     o Freddie Mac also guarantees ultimate collection of scheduled principal payments, prepayments of principal and the remaining principal balance in the event of a foreclosure or other disposition of a mortgage loan. Freddie Mac may remit the amount due on account of its guarantee of collection of principal at any time after default on an underlying mortgage loan, but not later than 30 days following the latest of:

     o   foreclosure sale;

     o   payment of the claim by any mortgage insurer; and

     o the expiration of any right of redemption; but in any event no later than one year after demand has been made of the borrower for accelerated payment of principal.

In taking actions regarding the collection of defaulted mortgage loans underlying Freddie Mac Certificates, including the timing of demand for acceleration, Freddie Mac reserves the right to exercise its servicing judgment in the same manner used for mortgage loans which it has purchased but not sold. The length of time necessary for Freddie Mac to determine that a mortgage loan should be accelerated varies with the particular circumstances of each borrower. Freddie Mac has not adopted servicing standards that require that the demand be made within any specified period.

     Freddie Mac Certificates are not guaranteed by the United States or by any Federal Home Loan Bank. Freddie Mac Certificates do not constitute debts or obligations of the United States or any Federal Home Loan Bank. The obligations of Freddie Mac under its guarantee are obligations solely of Freddie Mac and are not backed by, nor entitled to, the full faith and credit of the United States. If Freddie Mac were unable to satisfy the obligations, distributions to holders of Freddie Mac Certificates would consist solely of payments and other recoveries on the underlying mortgage loans. Accordingly, monthly distributions to holders of Freddie Mac Certificates would be affected by delinquent payments and defaults on the mortgage loans.

     The Freddie Mac Certificates included in a trust fund may have other characteristics and terms, different from those described above, so long as those Freddie Mac Certificates and underlying mortgage loans meet the criteria of the rating agency or rating agencies rating the securities of the related series. The Freddie Mac Certificates and underlying mortgage loans will be described in the related prospectus supplement.

STRIPPED AGENCY SECURITIES

     The GNMA Certificates, Fannie Mae Certificates or Freddie Mac Certificates may be issued in the form of certificates, known as Stripped Agency Securities, which represent:

     o an undivided interest in all or part of either the principal distributions, but not the interest distributions, or the interest distributions, but not the principal distributions; or

     o in some specified portion of the principal or interest distributions but not all of the distributions, on an underlying pool of mortgage loans or certain other GNMA Certificates, Fannie Mae Certificates or Freddie Mac Certificates.

     To the extent set forth in the related Prospectus Supplement, GNMA, Fannie Mae or Freddie Mac, as applicable, will guarantee each Stripped Agency Security to the same extent as the entity guarantees the underlying securities backing the Stripped Agency Securities or to the extent described above with respect to a Stripped Agency Security backed by a pool of mortgage loans. The prospectus supplement for each series of Stripped Agency Securities will set forth

     o additional information regarding the characteristics of the assets underlying the Stripped Agency Securities,

     o the payments of principal and interest on the Stripped Agency Securities and

     o   other relevant matters with respect to the Stripped Agency Securities.

ADDITIONAL INFORMATION CONCERNING THE TRUST FUNDS

     Each prospectus supplement relating to a series of securities will contain information, as of the date of the prospectus supplement, if applicable and to the extent specifically known to the depositor, with respect to the residential loans or agency securities contained in the related trust fund, including, but not limited to:

     o the aggregate outstanding principal balance and the average outstanding principal balance of the assets of the trust fund as of the applicable Cut-Off Date;

     o   the types of related residential properties--e.g.,

         o     one- to four-family dwellings,

         o     multifamily residential properties,

         o shares in cooperative housing corporations and the related proprietary leases or occupancy agreements,

         o     condominiums and planned-unit development units,

         o     vacation and second homes, and

         o     new or used manufactured homes;

     o   the original terms to maturity;

     o   the outstanding principal balances;

     o   the years in which the loans were originated;

     o with respect to Multifamily Loans, the Lockout Periods and prepayment penalties;

     o the Loan-To-Value ratios or, with respect to residential loans secured by a junior lien, the combined Loan-To-Value ratios at origination;

     o the interest rates or range of interest rates borne by the residential loans or residential loans underlying the agency securities;

     o the geographical distribution of the residential properties on a state-by-state basis;

     o with respect to fully amortizing loans with an adjustable interest rate, the adjustment dates, the highest, lowest and weighted average margin, and the maximum interest rate variations at the time of adjustments and over the lives of these loans; and

     o   information as to the payment characteristics of the residential loans.

     If specific information respecting the assets of the trust fund is not known to the depositor at the time a series of securities is initially offered, more general information of the nature described above will be provided in the related prospectus supplement. In addition, specific information will be set forth in a report made available at or before the issuance of those securities. This information will be included in a report on Form 8-K and will be available to purchasers of the related securities at or before the initial issuance of those securities. This report on Form 8-K will be filed with the SEC within fifteen days after the initial issuance of those securities.

     The depositor will cause the residential loans comprising each trust fund, or mortgage securities evidencing interests in the residential loans to be assigned to the trustee for the benefit of the holders of the securities of the related series. The master servicer will service the residential loans comprising any trust fund, either directly or through other servicing institutions, each a sub-servicer, pursuant to a pooling and servicing agreement or servicing agreement among itself, the depositor, the trustee and the other parties specified in the related prospectus supplement, and will receive a fee for these services. See "Residential Loans" and "Description of the Securities" in this prospectus. With respect to residential loans serviced through a sub-servicer, the master servicer will remain liable for its servicing obligations under the related servicing agreement as if the master servicer alone were servicing the residential loans, unless the related prospectus supplement provides otherwise.

     The depositor will assign the residential loans to the related trustee on a non-recourse basis. The obligations of the depositor with respect to the residential loans will be limited to certain representations and warranties made by it, unless the related prospectus supplement provides that another party will make the representations and warranties. See "Description of the Securities -- Assignment of Assets of the Trust Fund" in this prospectus. The obligations of the master servicer with respect to the residential loans will consist principally of its contractual servicing obligations under the related servicing agreement, including its obligation to enforce purchases and other obligations of sub-servicers or Unaffiliated Sellers, or both, as more fully described in this prospectus under "Residential Loans -- Representations by Unaffiliated Sellers; Repurchases"; "-- Sub-Servicing" and "Description of the Securities -- Assignment of Assets of the Trust Fund." In addition, the related prospectus supplement may specify that the master servicer has an obligation to make certain cash advances in the event of delinquencies in payments on or with respect to the residential loans in amounts described in this prospectus under "Description of the Securities -- Advances" or pursuant to the terms of any mortgage securities. Any obligation of the master servicer to make advances may be subject to limitations, to the extent provided in this prospectus and in the related prospectus supplement.

     The depositor will cause the agency securities comprising each trust fund to be registered in the name of the trustee or its nominee on the books of the issuer or guarantor or its agent or, in the case of agency securities issued only in book-entry form, through the Federal Reserve System. The depositor will register the agency securities in accordance with the procedures established by the issuer or guarantor for registration of these securities with a member of the Federal Reserve System. Distributions on agency securities to which the trust fund is entitled will be made directly to the trustee.

     The trustee will administer the assets comprising any trust fund including agency securities pursuant to a trust agreement between the depositor and the trustee, and will receive a fee for these services. The agency securities and any moneys attributable to distributions on the agency securities will not be subject to any right, charge, security interest, lien or claim of any kind in favor of the trustee or any person claiming through it. The trustee will not have the power or authority to assign, transfer, pledge or otherwise dispose of any assets of any trust fund to any person, except to a successor trustee, to the depositor or the holders of the securities to the extent they are entitled to those assets of the trust fund or to other persons specified in the related prospectus supplement and except for its power and authority to invest assets of the trust fund in certain permitted instruments in compliance with the trust agreement. The trustee will have no responsibility for distributions on the securities, other than to pass through all distributions it receives with respect to the agency securities to the holders of the related securities without deduction, other than for

     o   any applicable trust administration fee payable to the trustee,

     o certain expenses of the trustee, if any, in connection with legal actions relating to the agency securities,

     o any applicable withholding tax required to be withheld by the trustee and

     o   as otherwise described in the related prospectus supplement.

                                 USE OF PROCEEDS

     The depositor will apply all or substantially all of the net proceeds from the sale of each series of securities for one or more of the following purposes:

     o   to purchase the related assets of the trust fund;

     o to repay indebtedness which was incurred to obtain funds to acquire the assets of the trust fund;

     o to establish any Reserve Funds or other funds described in the related prospectus supplement; and

     o to pay costs of structuring, guaranteeing and issuing the securities, including the costs of obtaining credit support, if any.

The purchase of the assets of the trust fund for a series may be effected by an exchange of securities with the seller of the assets of the trust fund.

                              YIELD CONSIDERATIONS

     The related prospectus supplement will specify the manner in which each monthly or other periodic interest payment on an asset of the trust fund is calculated--generally, one-twelfth of the applicable interest rate multiplied by the unpaid principal balance of the asset. In the case of Accrual Securities and interest-only securities, the distributions of interest will be made in the manner and amount described in the related prospectus supplement. The securities of each series may bear a fixed, variable or adjustable security interest rate.

     The effective yield to holders of the securities will be below the yield otherwise produced by the applicable security interest rate, or with respect to an interest-only security, the distributions of interest on the security, and purchase price paid by the investors of these securities. This is so because while interest will generally accrue on each asset of the trust fund from the first day of each month, the distribution of the interest, or the accrual of the interest in the case of Accrual Securities, will not be made until the distribution date occurring:

     o in the month or other periodic interval following the month or other period of accrual in the case of residential loans;

     o   in later months in the case of agency securities; or

     o in intervals occurring less frequently than monthly in the case of series of securities having distribution dates occurring at intervals less frequently than monthly.

     When a full prepayment is made on a residential loan, the borrower is generally charged interest only for the number of days actually elapsed from the due date of the preceding monthly payment up to the date of the prepayment, instead of for a full month. Accordingly, the effect of the prepayments is to reduce the aggregate amount of interest collected that is available for distribution to holders of the securities. However, the residential loans may contain provisions limiting prepayments of the loans or requiring the payment of a prepayment penalty if the loan is prepaid in full or in part. The related prospectus supplement may specify that any prepayment penalty collected with respect to the residential loans will be applied to offset the shortfalls in interest collections on the related distribution date. Holders of agency securities are entitled to a full month's interest in connection with prepayments in full of the underlying residential loans. The related prospectus supplement may specify that partial principal prepayments are applied on the first day of the month following receipt, with no resulting reduction in interest payable by the borrower for the month in which the partial principal prepayment is made. The related prospectus supplement may specify that neither the trustee, the master servicer nor the depositor will be obligated to fund shortfalls in interest collections resulting from full prepayments. Full and partial prepayments collected during the applicable Prepayment Period will be available for distribution to holders of the securities on the related distribution date. See "Maturity and Prepayment Considerations" and "Description of the Securities" in this prospectus.

     Even assuming that the mortgaged properties provide adequate security for the mortgage loans, substantial delays could be encountered in connection with the liquidation of defaulted mortgage loans. Accordingly, corresponding delays in the receipt of related proceeds by holders of the securities could occur. An action to foreclose on a mortgaged property securing a mortgage loan is regulated by state statutes and rules and is subject to many of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring several years to complete. Furthermore, in some states an action to obtain a deficiency judgment is not permitted following a nonjudicial sale of a property. If a default by a borrower occurs, these restrictions, among other things, may impede the ability of the master servicer to foreclose on or sell the mortgaged property or to obtain liquidation proceeds sufficient to repay all amounts due on the related mortgage loan. In addition, the master servicer will be entitled to deduct from related liquidation proceeds all expenses reasonably incurred in attempting to recover amounts due on defaulted mortgage loans and not yet reimbursed, including

     o   payments to senior lienholders,

     o   legal fees and costs of legal action,

     o   real estate taxes, and

     o   maintenance and preservation expenses.

     Liquidation expenses with respect to defaulted mortgage loans do not vary directly with the outstanding principal balance of the loan at the time of default. Therefore, assuming that a servicer took the same steps in realizing on a defaulted mortgage loan having a small remaining principal balance, the amount realized after expenses of liquidation of a mortgage loan with a small remaining balance would be smaller as a percentage of the loan than would be the case with the other defaulted mortgage loan having a larger remaining principal balance.

     Applicable state laws generally regulate interest rates and other charges, require certain disclosures, and require licensing of certain originators and servicers of residential loans. In addition, most states have other laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and practices which may apply to the origination, servicing and collection of the residential loans. Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these laws, policies and principles may

     o limit the ability of the master servicer to collect all or part of the principal of or interest on the residential loans,

     o   entitle the borrower to a refund of amounts previously paid, and

     o subject the trustee or master servicer to damages and administrative sanctions which could reduce the amount of distributions available to holders of the securities.

     The prospectus supplement for each series of securities may set forth additional information regarding yield considerations.

                     MATURITY AND PREPAYMENT CONSIDERATIONS

     The original terms to maturity of the assets of the trust fund in a given trust fund may vary depending on the type of residential loans or the residential loans underlying the agency securities included in the trust fund. Each prospectus supplement will contain information with respect to the type and maturities of the assets of the trust fund. The related prospectus supplement may specify that the residential loans or residential loans underlying the agency securities may be prepaid in full or in part at any time without penalty. The prepayment experience on the residential loans or residential loans underlying the agency securities will affect the life of the related securities.

     The average life of a security refers to the average amount of time that will elapse from the date of issuance of a security until the principal amount of the security is reduced to zero. The average life of the securities will be affected by, among other things, the rate at which principal on the related residential loans is paid, which may be in the form of scheduled amortization payments or unscheduled prepayments and liquidations due to default, casualty, insurance, condemnation and similar sources. If substantial principal prepayments on the residential loans are received, the actual average life of the securities may be significantly shorter than would otherwise be the case. As to any series of securities, based on the public information with respect to the residential lending industry, it may be anticipated that a significant number of the related residential loans will be paid in full prior to stated maturity.

     Prepayments on residential loans are commonly measured relative to a prepayment standard or model. For certain series of securities comprised of more than one class, or as to other types of series where applicable, the prospectus supplement will describe the prepayment standard or model used in connection with the offering of the related series. If applicable, the prospectus supplement will also contain tables setting forth the projected weighted average life of the securities of the related series and the percentage of the initial security principal balance that would be outstanding on specified distribution dates based on the assumptions stated in the prospectus supplement. These assumptions include prepayments on the related residential loans or residential loans underlying the agency securities are made at rates corresponding to various percentages of the prepayment standard or model specified in the prospectus supplement.

     It is unlikely that prepayment of the assets of the trust fund will conform to any model specified in the related prospectus supplement. The rate of principal prepayments on pools of residential loans is influenced by a variety of economic, social, geographic, demographic and other factors, including:

     o   homeowner mobility;

     o   economic conditions;

     o   enforceability of due-on-sale clauses;

     o   market interest rates and the availability of funds;

     o   the existence of lockout provisions and prepayment penalties;

     o the inclusion of delinquent or sub-performing residential loans in the assets of the trust fund;

     o   the relative tax benefits associated with the ownership of property;
         and

     o in the case of Multifamily Loans, the quality of management of the property.

The rate of prepayments of conventional residential loans has fluctuated significantly in recent years. In general, however, if prevailing interest rates fall significantly below the interest rates on the assets of the trust fund, the assets of the trust fund are likely to be the subject of higher principal prepayments than if prevailing rates remain at or above the interest rates borne by the assets of the trust fund.

     Other factors that might be expected to affect the prepayment rate of securities backed by junior lien mortgage loans or Home Improvement Contracts include:

     o   the amounts of the underlying senior mortgage loans;

     o   the interest rates on the underlying senior mortgage loans;

     o the use of first mortgage loans as long-term financing for home purchase; and

     o the use of subordinate mortgage loans as shorter-term financing for a variety of purposes, including:

         o     home improvement;

         o     education expenses; and

         o     purchases of consumer durables such as automobiles.

In addition, any future limitations on the right of borrowers to deduct interest payments on junior liens that are home equity loans for federal income tax purposes may increase the rate of prepayments on the residential loans.

     In addition, acceleration of payments on the residential loans or residential loans underlying the agency securities as a result of certain transfers of the underlying properties is another factor affecting prepayment rates. The related prospectus supplement may specify that the residential loans, except for FHA loans and VA loans, contain or do not contain "due-on-sale" provisions permitting the lender to accelerate the maturity of the residential loan upon sale or certain transfers by the borrower with respect to the underlying residential property. Conventional residential loans that underlie Freddie Mac Certificates and Fannie Mae Certificates may contain, and in certain cases must contain, "due-on-sale" clauses permitting the lender to accelerate the unpaid balance of the loan upon transfer of the property by the borrower. FHA loans and VA loans and all residential loans underlying GNMA Certificates contain no clause of this type and may be assumed by the purchaser of the property.

     In addition, Multifamily Loans may contain "due-on-encumbrance" clauses permitting the lender to accelerate the maturity of the Multifamily Loan if there is a further encumbrance by the borrower of the underlying residential property. In general, where a "due-on-sale" or "due-on-encumbrance" clause is contained in a conventional residential loan under a Freddie Mac or the Fannie Mae program, the lender's right to accelerate the maturity of the residential loan if there is a transfer or further encumbrance of the property must be exercised, so long as the acceleration is permitted under applicable law.

     With respect to a series of securities evidencing interests in a trust fund including residential loans, the master servicer generally is required to enforce any provision limiting prepayments and any due-on-sale or due-on-encumbrance clause. The master servicer is required to enforce these provisions only to the extent it has knowledge of the conveyance or encumbrance or the proposed conveyance or encumbrance of the underlying residential property and reasonably believes that it is entitled to do so under applicable law. However, the master servicer will generally be prohibited from taking any enforcement action that would impair or threaten to impair any recovery under any related insurance policy. See "Description of the Securities -- Collection and Other Servicing Procedures" and "Certain Legal Aspects of Residential Loans -- Enforceability of Certain Provisions" and "--Prepayment Charges and Prepayments" in this prospectus for a description of provisions of each pooling and servicing agreement and legal developments that may affect the prepayment experience on the residential loans. See also "Description of the Securities -- Termination" in this prospectus for a description of the possible early termination of any series of securities. See also "Residential Loans -- Representations by Unaffiliated Sellers; Repurchases" and "Description of the Securities -- Assignment of Assets of the Trust Fund" in this prospectus for a description of the circumstances under which the Unaffiliated Sellers, the master servicer and the depositor are generally obligated to repurchase residential loans.

     With respect to a series of securities evidencing interests in a trust fund including agency securities, principal prepayments may also result from guaranty payments and from the exercise by the issuer or guarantor of the related agency securities of any right to repurchase the underlying residential loans. The prospectus supplement relating to each series of securities will describe the circumstances and the manner in which the optional repurchase right, if any, may be exercised.

     In addition, the mortgage securities included in the trust fund may be backed by underlying residential loans having differing interest rates. Accordingly, the rate at which principal payments are received on the related securities will, to a certain extent, depend on the interest rates on the underlying residential loans.

     The prospectus supplement for each series of securities may set forth additional information regarding related maturity and prepayment considerations.

                                  THE DEPOSITOR

     Securitized Asset Backed Receivables LLC, the Depositor, is a Delaware limited liability company organized on August 5, 2003. The Depositor is a direct wholly owned subsidiary of Barclays Bank PLC, a public limited company registered in England and Wales under company number 1026167. The Depositor maintains its principal office at 200 Park Avenue, New York, New York 10166. Its telephone number is (212) 412-4000.

     Barclays Bank PLC together with its subsidiary companies (the "Barclays Bank Group" or the "Group") is an international financial services group engaged primarily in banking, investment banking and asset management. In terms of assets employed, the Group is one of the largest financial services groups in the United Kingdom. The Group also operates in many other countries around the world and is a leading provider of coordinated global services to multinational corporations and financial institutions in the world's main financial centers. Worldwide, the Group has 2,576 branches (including Woolrich plc). All of the issued share capital of Barclays Bank PLC is owned by Barclays PLC, the ultimate parent company of the Group, and the investment in Barclays Bank PLC is the only significant asset of Barclays PLC.

     The depositor does not have, nor is it expected in the future to have, any significant assets. We do not expect that the depositor will have any business operations other than acquiring and pooling residential loans and agency securities, offering securities or other mortgage- or asset-related securities, and related activities.

     Neither the depositor nor any of the depositor's affiliates, including Barclays Bank PLC, will insure or guarantee distributions on the securities of any series.

                                RESIDENTIAL LOANS

UNDERWRITING STANDARDS

     The residential loans will have been purchased by the depositor, either directly or through affiliates, from loan sellers. The related prospectus supplement will specify the underwriting criteria generally used to originate the residential loans. The underwriting standards applicable to residential loans underlying mortgage securities may vary substantially from the underwriting standards set forth in the related prospectus supplement.

REPRESENTATIONS BY UNAFFILIATED SELLERS; REPURCHASES

     Each Unaffiliated Seller made representations and warranties in respect of the residential loans sold by the Unaffiliated Seller. The related prospectus supplement will specify these representations and warranties which may include, among other things:

     o that the Unaffiliated Seller had good title to each residential loan and the residential loan was subject to no offsets, defenses, counterclaims or rights of rescission except to the extent that any buydown agreement may forgive certain indebtedness of a borrower;

     o if the trust fund includes mortgage loans, that each mortgage constituted a valid lien on the mortgaged property, subject only to permissible title insurance exceptions and senior liens, if any;

     o if the trust fund includes manufactured housing contracts, each manufactured housing contract creates a valid, subsisting and enforceable first priority security interest in the manufactured home covered by the contract;

     o that the residential property was free from damage and was in good repair;

     o that there were no delinquent tax or assessment liens against the residential property;

     o   that each residential loan was current as to all required payments; and

     o that each residential loan was made in compliance with, and is enforceable under, all applicable local, state and federal laws and regulations in all material respects.

     In certain cases, the representations and warranties of an Unaffiliated Seller in respect of a residential loan may have been made as of the date on which the Unaffiliated Seller sold the residential loan to the depositor or its affiliate. A substantial period of time may have elapsed between that date and the date of initial issuance of the series of securities evidencing an interest in the residential loan. Since the representations and warranties of an Unaffiliated Seller do not address events that may occur following the sale of a residential loan by the Unaffiliated Seller, its repurchase obligation will not arise if the relevant event that would otherwise have given rise to this type of obligation occurs after the date of the sale to or on behalf of the depositor.

     The master servicer or the trustee will be required to promptly notify the relevant Unaffiliated Seller of any breach of any representation or warranty made by it in respect of a residential loan which materially and adversely affects the interests of the holders of the securities in the residential loan. If the Unaffiliated Seller cannot cure the breach, then the Unaffiliated Seller will be obligated to repurchase this residential loan from the trustee at the purchase price for the loan. The related prospectus supplement will specify this purchase price, which is generally equal to the sum of:

     o   the unpaid principal balance of the residential loans;

     o unpaid accrued interest on the unpaid principal balance from the date as to which interest was last paid by the borrower to the end of the calendar month in which the purchase is to occur at a rate equal to the net mortgage rate minus the rate at which the sub-servicer's servicing fee is calculated if the sub-servicer is the purchaser; and

     o if applicable, any expenses reasonably incurred or to be incurred by the master servicer or the trustee in respect of the breach or defect giving rise to a purchase obligation.

     An Unaffiliated Seller, rather than repurchase a residential loan as to which a breach has occurred, may have the option to cause the removal of the breached residential loan from the trust fund and substitute in its place one or more other residential loans. This option must be exercised within a specified period after initial issuance of the related series of securities and be done in accordance with the standards described in the related prospectus supplement. The related prospectus supplement may specify that this repurchase or substitution obligation will constitute the sole remedy available to holders of securities or the trustee for a breach of representation by an Unaffiliated Seller.

     Neither the depositor nor the master servicer unless the master servicer is an Unaffiliated Seller will be obligated to purchase or substitute for a residential loan if an Unaffiliated Seller defaults on its obligation to do so. We cannot assure you that Unaffiliated Sellers will carry out their repurchase and substitution obligations with respect to residential loans. Any residential loan that is not repurchased or substituted for will remain in the related trust fund. Any resulting losses on that residential loan will be borne by holders of the securities, to the extent not covered by credit enhancement.

SUB-SERVICING

     Any master servicer may delegate its servicing obligations in respect of a residential loan to sub-servicers pursuant to a sub-servicing agreement. The sub-servicing agreement must be consistent with the terms of the servicing agreement relating to the trust fund that includes the residential loan. Although each sub-servicing agreement will be a contract solely between the master servicer and the sub-servicer, the related pooling and servicing agreement pursuant to which a series of securities is issued may provide that, if for any reason the master servicer for the series of securities is no longer acting in that capacity, the trustee or any successor master servicer must recognize the sub-servicer's rights and obligations under any sub-servicing agreement.

                          DESCRIPTION OF THE SECURITIES

GENERAL

     The certificates of each series evidencing interests in a trust fund will be issued pursuant to a separate pooling and servicing agreement or trust agreement. Each series of notes, or, in certain instances, two or more series of notes, will be issued pursuant to an indenture, and the issuer of the notes will be a trust established by the depositor pursuant to an owner trust agreement or another entity as may be specified in the related prospectus supplement. As to each series of notes where the issuer is an owner trust, the ownership of the trust fund will be evidenced by equity certificates issued under the owner trust agreement, which may be offered by the related prospectus supplement.

     Forms of each of the agreements referred to above are filed as exhibits to the Registration Statement of which this prospectus is a part. The agreement relating to each series of securities will be filed as an exhibit to a report on Form 8-K to be filed with the SEC within fifteen days after the initial issuance of the securities and a copy of the agreement will be available for inspection at the corporate trust office of the trustee specified in the related prospectus supplement.

     As to each series, the securities will be issued in authorized denominations evidencing a portion of all of the securities of the related series as set forth in the related prospectus supplement. Each trust fund will consist of:

     o residential loans, including any mortgage securities, or agency securities, exclusive of

     o any portion of interest payments relating to the residential loans retained by the depositor, any of its affiliates or its predecessor in interest ("retained interest") and

         o principal and interest due on or before the Cut-Off Date, as from time to time are subject to the agreement;

     o funds or assets as from time to time are deposited in the Trust Account described below and any other account held for the benefit of holders of the securities;

     o   with respect to trust funds that include residential loans:

         o property acquired by foreclosure or deed in lieu of foreclosure of mortgage loans on behalf of the holders of the securities, or, in the case of Manufactured Housing Contracts that are not Land Contracts, by repossession;

         o     any Primary Credit Insurance Policies and Primary Hazard
               Insurance;

         o any combination of a Pool Insurance Policy, a Bankruptcy Bond, a special hazard insurance policy or other type of credit support; and

         o the rights of the trustee to any cash advance reserve fund or surety bond as described under "--Advances" in this prospectus;

     o   if specified in the related prospectus supplement, the reserve fund;
         and

     o   any other assets as described in the related prospectus supplement.

The securities will be transferable and exchangeable for securities of the same class and series in authorized denominations at the Corporate Trust Office. No service charge will be made for any registration of exchange or transfer of securities on the Security Register maintained by the Security Registrar. However, the depositor or the trustee may require payment of a sum sufficient to cover any tax or other governmental charge.

     Each series of securities may consist of any combination of:

     o one or more classes of senior securities, one or more classes of which will be senior in right of payment to one or more of the other classes subordinate to the extent described in the related prospectus supplement.

     o   one or more classes of securities which will be entitled to:

         o principal distributions, with disproportionate, nominal or no interest distributions; or

         o interest distributions, with disproportionate, nominal or no principal distributions;

     o two or more classes of securities that differ as to the timing, sequential order or amount of distributions of principal or interest or both, which may include one or more classes of Accrual Securities; or

     o other types of classes of securities, as described in the related prospectus supplement.

     Each class of securities, other than certain interest-only securities, will have a security principal balance and, generally will be entitled to payments of interest based on a specified security interest rate as specified in the related prospectus supplement. See "--Principal and Interest on the Securities" in this Prospectus. The security interest rates of the various classes of securities of each series may differ, and as to some classes may be in excess of the lowest Net Interest Rate in a trust fund. The specific percentage ownership interests of each class of securities and the minimum denomination per security will be set forth in the related prospectus supplement.

ASSIGNMENT OF ASSETS OF THE TRUST FUND

     At the time of issuance of each series of securities, the depositor will cause the assets comprising the related trust fund or mortgage securities included in the related trust fund to be assigned to the trustee. The residential loan or agency security documents described below will be delivered to the trustee or to the custodian. The trustee will, concurrently with the assignment, deliver the securities to the depositor in exchange for the assets of the trust fund. Each asset of the trust fund will be identified in a schedule appearing as an exhibit to the related agreement. The schedule will include, among other things:

     o information as to the outstanding principal balance of each trust fund asset after application of payments due on or before the Cut-Off Date;

     o the maturity of the mortgage note, cooperative note, Manufactured Housing Contract or agency securities;

     o any Retained Interest, with respect to a series of securities evidencing interests in a trust fund including agency securities;

     o   the pass-through rate on the agency securities;

     o and with respect to a series of securities evidencing interests in residential loans, for each loan:

         o     information respecting its interest rate;

         o     its current scheduled payment of principal and interest;

         o     its Loan-to-Value Ratio; and

         o     certain other information.

     If so specified in the related prospectus supplement, and in accordance with the rules of membership of Merscor. Inc. and/or Mortgage Electronic Registration Systems, Inc. or, MERS, assignments of the mortgages for the mortgage loans in the related trust will be registered electronically through Mortgage Electronic Registration Systems, Inc. , or MERS(R)System. With respect mortgage loans registered through the MERS(R)system, MERS shall serve as mortgagee of record solely as a nominee in an administrative capacity on behalf of the trustee and shall not have any interest in any of those mortgage loans.

     MORTGAGE LOANS AND MULTIFAMILY LOANS. The depositor will be required, as to each mortgage loan, other than mortgage loans underlying any mortgage securities, and Multifamily Loan, to deliver or cause to be delivered to the trustee, or to the custodian, the mortgage file for each mortgage loan, containing legal documents relating to the mortgage loan, including:

     o the mortgage note endorsed without recourse to the order of the trustee or evidence that the mortgage is held for the trustee through the MERS(R)System;

     o the mortgage with evidence of recording indicated, except for any mortgage not returned from the public recording office, in which case the depositor will deliver or cause to be delivered a copy of the mortgage certified by the related Unaffiliated Seller that it is a true and complete copy of the original of that Mortgage submitted for recording; and

     o   an assignment in recordable form of the mortgage to the trustee.

The related prospectus supplement may specify that the depositor or another party will be required to promptly cause the assignment of each related mortgage loan and Multifamily Loan (except for mortgages held under the MERS(R) System) to be recorded in the appropriate public office for real property records. However, recording of assignments will not be required in states where, in the opinion of counsel acceptable to the trustee, recording is not required to protect the trustee's interest in the mortgage loan or the Multifamily Loan against the claim of any subsequent transferee or any successor to or creditor of the depositor or the originator of the mortgage loan.

     HOME EQUITY LOANS AND HOME IMPROVEMENT CONTRACTS. The related prospectus supplement may specify that the depositor will:

     o as to each Home Equity Loan and Home Improvement Contract, cause to be delivered to the trustee or to the custodian the note endorsed to the order of the trustee;

     o with respect to Home Equity Loans and secured Home Improvement Contracts, the mortgage with evidence of recording indicated on it. If any mortgage is not returned from the public recording office, in which case the depositor will deliver or cause to be delivered a copy of the mortgage certified by the related Unaffiliated Seller that it is a true and complete copy of the original of the mortgage submitted for recording; and

     o with respect to Home Equity Loans and secured Home Improvement Contracts, an assignment in recordable form of the mortgage to the trustee.

     The related prospectus supplement may specify that the depositor or another party will be required to promptly cause the assignment of each related Home Equity Loan and secured Home Improvement Contract to be recorded in the appropriate public office for real property records. However, recording of assignments will not be required in states where, in the opinion of counsel acceptable to the trustee, recording is not required to protect the trustee's interest in the Home Equity Loan and Home Improvement Contract against the claim of any subsequent transferee or any successor to or creditor of the depositor or the originator of a Home Equity Loan or Home Improvement Contract.

     With respect to unsecured Home Improvement Contracts, the depositor will cause to be transferred physical possession of the Home Improvement Contracts to the trustee or a designated custodian or, if applicable, the Unaffiliated Seller may retain possession of the Home Improvement Contracts as custodian for the trustee. In addition, the depositor will be required to cause to be made, an appropriate filing of a UCC-1 financing statement in the appropriate states to give notice of the trustee's ownership of or security interest in the Home Improvement Contracts. The related prospectus supplement may specify that the Home Improvement Contracts will not be stamped or otherwise marked to reflect their assignment from the Unaffiliated Seller or the depositor, as the case may be, to the trustee. Therefore, if through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the contracts without notice of an assignment, the trustee's interest in the contracts could be defeated.

     COOPERATIVE LOANS. The depositor will, as to each Cooperative Loan, deliver or cause to be delivered to the trustee or to the custodian:

     o   the related cooperative note;

     o   the original security agreement;

     o   the proprietary lease or occupancy agreement;

     o the related stock certificate and related stock powers endorsed in blank; and

     o a copy of the original filed financing statement together with an assignment of the financing statement to the trustee in a form sufficient for filing.

The depositor or another party will cause the assignment and financing statement of each related Cooperative Loan to be filed in the appropriate public office. However, a filing is not required in states where in the opinion of counsel acceptable to the trustee, filing is not required to protect the trustee's interest in the Cooperative Loan against the claim of any subsequent transferee or any successor to or creditor of the depositor or the originator of the Cooperative Loan.

     MANUFACTURED HOUSING CONTRACTS. The related prospectus supplement may specify that the depositor will be required, as to each Manufactured Housing Contract, to deliver or cause to be delivered to the trustee or to the custodian:

     o the original Manufactured Housing Contract endorsed to the order of the trustee; and

     o if applicable, copies of documents and instruments related to each Manufactured Housing Contract and the security interest in the manufactured home securing each Manufactured Housing Contract.

The related prospectus supplement may specify that in order to give notice of the right, title and interest of the holders of securities to the Manufactured Housing Contracts, the depositor will be required to cause to be executed and delivered to the trustee a UCC-1 financing statement identifying the trustee as the secured party and identifying all Manufactured Housing Contracts as collateral of the trust fund.

     AGENCY SECURITIES. Agency securities will be registered in the name of the trustee or its nominee on the books of the issuer or guarantor or its agent or, in the case of agency securities issued only in book-entry form, through the Federal Reserve System. Registration must be done in accordance with the procedures established by the issuer or guarantor for registration of the securities with a member of the Federal Reserve System. Distributions on the agency securities to which the trust fund is entitled will be made directly to the trustee.

     REVIEW OF RESIDENTIAL LOANS. The trustee or the custodian will review the residential loan documents after receipt, and the trustee or custodian will hold the documents in trust for the benefit of the holders of securities. Generally, if any document is found to be missing or defective in any material respect, the trustee or custodian will immediately notify the master servicer and the depositor. The master servicer will then immediately notify the applicable Unaffiliated Seller. If the Unaffiliated Seller cannot cure the omission or defect, the Unaffiliated Seller will be obligated to repurchase the related residential loan from the trustee at the purchase price specified under "Residential Loans--Representations by Unaffiliated Sellers; Repurchases," or, in certain cases, substitute for the residential loan.

     We cannot assure you that an Unaffiliated Seller will fulfill this repurchase or substitution obligation. Although the master servicer or trustee is obligated to enforce this obligation to the extent described above under "Residential Loans -- Representations by Unaffiliated Sellers; Repurchases" neither the master servicer nor the depositor will be obligated to repurchase or substitute for the residential loan if the Unaffiliated Seller defaults on its obligation. Generally, this repurchase or substitution obligation, if applicable, will constitute the sole remedy available to the holders of securities or the trustee for omission of, or a material defect in, a constituent document.

     The trustee will be authorized to appoint a custodian pursuant to a custodial agreement to maintain possession of and review the documents relating to the residential loans as agent of the trustee.

DEPOSITS TO THE TRUST ACCOUNT

     The master servicer or the trustee shall, as to each trust fund, establish and maintain or cause to be established and maintained a separate Trust Account or Trust Accounts for the collection of payments on the related assets of the trust fund. The Trust Account(s) must be maintained with a federal or state chartered depository institution, and in a manner, satisfactory to each rating agency rating the securities of the related series at the time any amounts are held on deposit in the Trust Account.

     The collateral eligible to secure amounts in the Trust Account is limited to United States government securities and other high quality investments. A Trust Account may be maintained as an interest bearing or non-interest bearing account. Alternatively, the funds held in the Trust Account may be invested pending the distribution on each succeeding distribution date in United States government securities and other high quality investments. The prospectus supplement will specify who is entitled to the interest or other income earned on funds in the Trust Account. In respect of any series of securities having distribution dates occurring less frequently than monthly, the master servicer may obtain from an entity named in the related prospectus supplement a guaranteed investment contract to assure a specified rate of return on funds held in the Trust Account. If permitted by each rating agency rating the securities of the series, a Trust Account may contain funds relating to more than one series of securities.

PRE-FUNDING ACCOUNT

     The master servicer or the trustee may establish and maintain a pre-funding account, in the name of the related trustee on behalf of the related holders of the securities, into which the depositor will deposit the pre-funded amount on the related closing date. The pre-funded amount will be used by the related trustee to purchase loans from the depositor from time to time during the funding period. The funding period, if any, for a trust fund will begin on the related closing date and will end on the date specified in the related prospectus supplement, which in no event will be later than the date that is three months after the closing date. Any amounts remaining in the pre-funding account at the end of the funding period will be distributed to the related holders of securities in the manner and priority specified in the related prospectus supplement, as a prepayment of principal of the related securities.

PAYMENTS ON RESIDENTIAL LOANS

     The prospectus supplement may specify that the master servicer will be required to deposit or cause to be deposited in a Trust Account for each trust fund including residential loans or, in the case of advances on or before the applicable distribution date, the following payments and collections received or made by or on behalf of the master servicer subsequent to the Cut-Off Date. These payments will not include payments due on or before the Cut-Off Date and exclusive of any amounts representing a Retained Interest:

     (1) all payments on account of principal, including principal prepayments, on the residential loans;

     (2) all payments on account of interest on the residential loans, exclusive of any portion representing interest in excess of the Net Interest Rate, unless the excess amount is required to be deposited pursuant to the related agreement, and, if provided in the related prospectus supplement, prepayment penalties;

     (3) all proceeds of

         o any Primary Hazard Insurance Policies and any special hazard insurance policy, to the extent the proceeds are not applied to the restoration of the property or released to the borrower in accordance with the master servicer's normal servicing procedures, and

         o any Primary Credit Insurance Policy, any FHA Insurance, VA Guarantee, any Bankruptcy Bond and any Pool Insurance Policy, other than proceeds that represent reimbursement of the master servicer's costs and expenses incurred in connection with presenting claims under the related insurance policies;

     (4) all other cash amounts received, by foreclosure, eminent domain, condemnation or otherwise, in connection with the liquidation of defaulted residential loans. These amounts will also include the net proceeds on a monthly basis with respect to any properties acquired for the benefit of holders of securities by deed in lieu of foreclosure or repossession;

     (5) any advances made as described under "--Advances" in this prospectus;

     (6) all amounts required to be transferred to the Trust Account from a Reserve Fund, if any, as described below under "--Subordination" in this prospectus;

     (7) all proceeds of any residential loan or underlying mortgaged property purchased by any Unaffiliated Seller as described under "Residential Loans -- Representations by Unaffiliated Sellers; Repurchases," exclusive of any Retained Interest applicable to the loan;

     (8) all proceeds of any residential loan repurchased as described under "--Termination" in this prospectus;

     (9) any payments required to be deposited in the Trust Account with respect to any deductible clause in any blanket insurance policy described under "Description of Primary Insurance Coverage -- Primary Hazard Insurance Policies" in this prospectus;

     (10) any amount required to be deposited by the trustee or the master servicer in connection with losses realized on investments of funds held in the Trust Account;

     (11) any amounts required to be transferred to the Trust Account pursuant to any guaranteed investment contract; and

     (12) any distributions received on any mortgage securities included in the related trust fund.

PAYMENTS ON AGENCY SECURITIES

     The agency securities included in a trust fund will be registered in the name of the trustee so that all distributions on the agency securities will be made directly to the trustee. The trustee will deposit or cause to be deposited into the Trust Account as and when received, unless otherwise provided in the related trust agreement, all distributions received by the trustee with respect to the related agency securities. The trustee will not be required to deposit payments due on or before the Cut-Off Date and any trust administration fee and amounts representing the Retained Interest, if any.

DISTRIBUTIONS

     Distributions of principal and interest on the securities of each series will be made by or on behalf of the trustee or the master servicer on the distribution dates and at the intervals specified in the related prospectus supplement. These intervals may be monthly, quarterly, semi-annual or as specified in the related prospectus supplement. The trustee will make these distributions to the persons in whose names the securities are registered at the close of business on the record date specified in the related prospectus supplement. The amount of each distribution will be determined as of the close of business on each determination date specified in the related prospectus supplement.

     Distributions will be made either:

     o by wire transfer in immediately available funds to the account of a holder of securities at a bank or other entity having appropriate facilities for the transfer, if the holder of securities has so notified the trustee or the master servicer and holds securities in any requisite amount specified in the related prospectus supplement, or

     o by check mailed to the address of the person entitled to the check as it appears on the Security Register.

However, the final distribution in retirement of the securities will be made only if presentation and surrender of the securities has occurred at the office or agency of the Security Registrar specified in the notice to holders of securities of the final distribution. The related prospectus supplement may specify that distributions made to the holders of securities will be made on a pro rata basis among the holders of securities of record on the related record date, other than in respect of the final distribution, based on the aggregate percentage interest represented by their respective securities.

     FINAL DISTRIBUTION DATE. If specified in the prospectus supplement for any series consisting of classes having sequential priorities for distributions of principal, the final distribution date for each class of securities is the latest distribution date on which the security principal balance is expected to be reduced to zero. The final distribution date will be based on various assumptions, including the assumption that no prepayments or defaults occur with respect to the related assets of the trust fund. Since the rate of distribution of principal of any class of securities will depend on, among other things, the rate of payment, including prepayments, of the principal of the assets of the trust fund, the actual last distribution date for any class of securities could occur significantly earlier than its final distribution date.

     The rate of payments on the assets of the trust fund for any series of securities will depend on their particular characteristics, as well as on the prevailing level of interest rates from time to time and other economic factors. We cannot assure the actual prepayment experience of the assets of the trust fund. See "Maturity and Prepayment Considerations" in this prospectus. In addition, substantial losses on the assets of the trust fund in a given period, even though within the limits of the protection afforded by the instruments described under "Description of Credit Support," in this prospectus or by the subordinate securities in the case of a senior/subordinate series, may cause the actual last distribution date of certain classes of securities to occur after their final distribution date.

     SPECIAL DISTRIBUTIONS. With respect to any series of securities with distribution dates occurring at intervals less frequently than monthly, the securities may be subject to special distributions under the circumstances and in the manner described below if and to the extent provided in the related prospectus supplement. If applicable, the master servicer may be required to make or cause to be made special distributions allocable to principal and interest on securities of a series out of, and to the extent of, the amount available for the distributions in the related Trust Account. The related prospectus supplement will specify the date the special distribution is to be made. Special distributions may be made if, as a result of

     o   substantial payments of principal on the assets of the trust fund,

     o low rates then available for reinvestment of payments on assets of the trust fund,

     o   substantial Realized Losses or

     o   some combination of the foregoing, and

     o   based on the assumptions specified in the related agreement,

it is determined that the amount anticipated to be on deposit in the Trust Account on the next distribution date, together with the amount available to be withdrawn from any related Reserve Fund, may be insufficient to make required distributions on the securities of the related series on the distribution date or the intervening date as may be provided in the related prospectus supplement.

     The amount of any special distribution that is allocable to principal will not exceed the amount that would otherwise be distributed as principal on the next distribution date from amounts then on deposit in the Trust Account. All special distributions will include interest at the applicable Trust Interest Rate on the amount of the special distribution allocable to principal to the date specified in the related prospectus supplement.

     All special distributions of principal will be made in the same priority and manner as distributions in respect of principal on the securities on a distribution date. Special distributions of principal with respect to securities of the same class will be made on a pro rata basis. Notice of any special distributions will be given by the master servicer or trustee prior to the special distribution date.

PRINCIPAL AND INTEREST ON THE SECURITIES

     Each class of securities, other than certain classes of interest-only securities, may have a different security interest rate, which may be a fixed, variable or adjustable security interest rate. The related prospectus supplement will specify the security interest rate for each class, or in the case of a variable or adjustable security interest rate, the method for determining the security interest rate. The related prospectus supplement will specify the basis on which interest on the securities will be calculated.

     Some classes of securities will not be entitled to interest payments.

     With respect to each distribution date, the accrued interest with respect to each security other than an interest-only security, will be equal to interest on the outstanding security principal balance immediately prior to the distribution date, at the applicable security interest rate, for a period of time corresponding to the intervals between the distribution dates for the related series. As to each interest-only security, the interest with respect to any distribution date will equal the amount described in the related prospectus supplement for the related period.

     The related prospectus supplement may specify that the Accrued Security Interest on each security of a series will be reduced, if shortfalls in collections of interest occur resulting from prepayments of residential loans that are not covered by payments by the master servicer out of its servicing fees or by application of prepayment penalties. This shortfall will be allocated among all of the securities of that series in proportion to the respective amounts of Accrued Security Interest that would have been payable on the securities absent the reductions and absent any delinquencies or losses. The related prospectus supplement may specify that neither the trustee, the master servicer nor the depositor will be obligated to fund shortfalls in interest collections resulting from prepayments. See "Yield Considerations" and "Maturity and Prepayment Considerations" in this prospectus.

     Distributions of Accrued Security Interest that would otherwise be payable on any class of Accrual Securities of a series will be added to the security principal balance of the Accrual Securities on each distribution date until the time specified in the related prospectus supplement on and after which payments of interest on the Accrual Securities will be made. See "--Distributions--Final Distribution Date" in this prospectus.

     Some securities will have a security principal balance that, at any time, will equal the maximum amount that the holder will be entitled to receive in respect of principal out of the future cash flow on the assets of the trust fund and other assets included in the related trust fund. With respect to each of those securities, distributions generally will be applied to accrued and currently payable interest, and then to principal. The outstanding security principal balance of a security will be reduced to the extent of distributions in respect of principal, and in the case of securities evidencing interests in a trust fund that includes residential loans, by the amount of any Realized Losses allocated to the securities.

     Some securities will not have a security principal balance and will not be entitled to principal payments. The initial aggregate security principal balance of a series and each class of the related series will be specified in the related prospectus supplement. The initial aggregate security principal balance of all classes of securities of a series may be based on the aggregate principal balance of the assets in the related trust fund. Alternatively, the initial security principal balance for a series of securities may equal the initial aggregate Cash Flow Value of the related assets of the trust fund as of the applicable Cut-Off Date.

     The aggregate of the initial Cash Flow Values of the assets of the trust fund included in the trust fund for a series of securities will be at least equal to the aggregate security principal balance of the securities of that series at the date of initial issuance of that series.

     With respect to any series as to which the initial security principal balance is calculated on the basis of Cash Flow Values of the assets of the trust fund, the amount of principal distributed for the series on each distribution date will be calculated in the manner set forth in the related prospectus supplement, which may be on the basis of:

     o the decline in the aggregate Cash Flow Values of the assets of the trust fund during the related Due Period, calculated in the manner prescribed in the related agreement; minus

     o with respect to any Realized Loss incurred during the related Due Period and not covered by any of the instruments described under "Description of Credit Support" in this prospectus, the portion of the Cash Flow Value of the assets of the trust fund corresponding to the Realized Loss.

     Generally, distributions in respect of principal will be made on each distribution date to the class or classes of security entitled to distributions of principal until the security principal balance of the class has been reduced to zero. In the case of two or more classes of securities in a series, the timing, sequential order and amount of distributions, including distributions among multiple classes of senior securities or subordinate securities, in respect of principal on each class will be as provided in the related prospectus supplement. Distributions in respect of principal of any class of securities will be made on a pro rata basis among all of the securities of the class.

AVAILABLE DISTRIBUTION AMOUNT

     As more specifically set forth in the related prospectus supplement, all distributions on the securities of each series on each distribution date will generally be made from the "Available Distribution Amount" which consists of the following amounts:

     (1) the total amount of all cash on deposit in the related Trust Account as of a determination date specified in the related prospectus supplement, exclusive of certain amounts payable on future distribution dates and certain amounts payable to the master servicer, any applicable sub-servicer, the trustee or another person as expenses of the trust fund;

     (2) any principal and/or interest advances made with respect to the distribution date, if applicable;

     (3) any principal and/or interest payments made by the master servicer out of its servicing fee in respect of interest shortfalls resulting from principal prepayments, if applicable; and

     (4) all net income received in connection with the operation of any residential property acquired on behalf of the holders of securities through deed in lieu of foreclosure or repossession, if applicable.

     On each distribution date for a series of securities, the trustee or the master servicer will be required to withdraw or cause to be withdrawn from the Trust Account the entire Available Distribution Amount. The trustee or master servicer will then be required to distribute the withdrawn amount or cause the withdrawn amount to be distributed to the related holders of securities in the manner set forth in this prospectus and in the related prospectus supplement.

SUBORDINATION

     A senior/subordinate series will consist of one or more classes of securities senior in right of payment to one or more classes of subordinate securities, as specified in the related prospectus supplement. Subordination of the subordinate securities of any series will be effected by either of the two following methods, or by any other alternative method as may be described in the related prospectus supplement.

     SHIFTING INTEREST SUBORDINATION. With respect to any series of securities as to which credit support is provided by shifting interest subordination, the rights of the holders of certain classes of subordinate securities to receive distributions with respect to the residential loans will be subordinate to the rights of the holders of certain classes of senior securities. With respect to any defaulted residential loan that is finally liquidated, the amount of any Realized Loss will generally equal the portion of the unpaid principal balance remaining after application of all principal amounts recovered, net of amounts reimbursable to the master servicer for related expenses. With respect to certain residential loans the principal balances of which have been reduced in connection with bankruptcy proceedings, the amount of the reduction will be treated as a Realized Loss.

     All Realized Losses will be allocated first to the most subordinate securities of the related series as described in the related prospectus supplement, until the security principal balance of the most subordinate securities has been reduced to zero. Any additional Realized Losses will then be allocated to the more senior securities or, if the series includes more than one class of more senior securities, either on a pro rata basis among all of the more senior securities in proportion to their respective outstanding security principal balances, or as provided in the related prospectus supplement. With respect to certain Realized Losses resulting from physical damage to residential properties which are generally of the same type as are covered under a special hazard insurance policy, the amount that may be allocated to the subordinate securities of the related series may be limited to an amount specified in the related prospectus supplement. See "Description of Credit Support -- Special Hazard Insurance Policies" in this prospectus. If so, any Realized Losses which are not allocated to the subordinate classes may be allocated among all outstanding classes of securities of the related series, either on a pro rata basis in proportion to their outstanding security principal balances, regardless of whether any subordinate securities remain outstanding, or as provided in the related prospectus supplement.

     As set forth above, the rights of holders of the various classes of securities of any series to receive distributions of principal and interest is determined by the aggregate security principal balance of each class. The security principal balance of any security will be reduced by all amounts previously distributed on the security in respect of principal, and, if so provided in the related prospectus supplement, by any Realized Losses allocated to the security. However, to the extent so provided in the related prospectus supplement, holders of senior securities may be entitled to receive a disproportionately larger amount of prepayments received in certain circumstances. This will have the effect, in the absence of offsetting losses, of accelerating the amortization of the senior securities and increasing the respective percentage interest evidenced by the subordinate securities in the related trust fund, with a corresponding decrease in the percentage interest evidenced by the senior securities, as well as preserving the availability of the subordination provided by the subordinate securities. In addition, the Realized Losses will be first allocated to subordinate securities by reduction of their security principal balance, which will have the effect of increasing the respective ownership interest evidenced by the senior securities in the related trust fund. If there were no Realized Losses or prepayments of principal on any of the residential loans, the respective rights of the holders of securities of any series to future distributions would not change.

     CASH FLOW SUBORDINATION. With respect to any series of securities as to which credit support is provided by cash flow subordination, if losses on the residential loans occur not in excess of the Available Subordination Amount, the rights of the holders of subordinate securities to receive distributions of principal and interest with respect to the residential loans will be subordinate to the rights of the holders of senior securities.

     The protection afforded to the holders of senior securities from the subordination provisions may be effected both by the preferential right of the holders of senior securities to receive current distributions from the trust fund, subject to the limitations described in this prospectus, and by the establishment and maintenance of any Reserve Fund. The Reserve Fund may be funded by an initial cash deposit on the date of the initial issuance of the related series of securities and by deposits of amounts otherwise due on the subordinate securities to the extent set forth in the related prospectus supplement.

     Amounts in the Reserve Fund, if any, other than earnings on the Reserve Funds, will be withdrawn for distribution to holders of senior securities as may be necessary to make full distributions to those holders on a particular distribution date, as described above. If on any distribution date, after giving effect to the distributions to the holders of senior securities on this date, the amount of the Reserve Fund exceeds the amount required to be held in the Reserve Fund, the excess will be withdrawn and distributed in the manner specified in the related prospectus supplement.

     If any Reserve Fund is depleted before the Available Subordination Amount is reduced to zero, the holders of senior securities will nevertheless have a preferential right to receive current distributions from the trust fund to the extent of the then Available Subordination Amount. However, under these circumstances, if current distributions are insufficient, the holders of senior securities could suffer shortfalls of amounts due to them. The holders of senior securities will bear their proportionate share of any losses realized on the trust fund in excess of the Available Subordination Amount.

     Amounts remaining in any Reserve Fund after the Available Subordination Amount is reduced to zero will no longer be subject to any claims or rights of the holders of senior securities of the series.

     Funds in any Reserve Fund may be invested in United States government securities and other high quality investments. The earnings or losses on those investments will be applied in the manner described in the related prospectus supplement.

     The time necessary for any Reserve Fund to reach the required Reserve Fund balance will be affected by the prepayment, foreclosure, and delinquency experience of the residential loans and therefore cannot accurately be predicted.

     SUBORDINATION AND CASH FLOW VALUES. The security principal balances of the various classes of securities comprising a senior/subordinate series may be based on the Cash Flow Value of the residential loans. If the percentage allocated to the senior securities of the decline in the Cash Flow Value of the residential loans during the related Deposit Period exceeds the remaining amount of collections and advances in respect of the residential loans after paying interest on the senior securities, the holders of the senior securities may not receive all amounts to which they are entitled. In addition, this may result in a loss being borne by the holders of the subordinate securities.

     Because the Cash Flow Value of a residential loan will never exceed the outstanding principal balance of the residential loan, prepayments in full and liquidations of the residential loans may result in proceeds attributable to principal in excess of the corresponding Cash Flow Value decline. Any excess will be applied to offset losses realized during the related Deposit Period, such as those described in the immediately preceding paragraph, in respect of other liquidated residential loans without affecting the remaining subordination. This excess may also be deposited in a Reserve Fund for future distributions.

ADVANCES

     The related prospectus supplement, with respect to any series of securities evidencing interests in a trust fund that includes residential loans may specify that the master servicer will be obligated to advance on or before each distribution date, from its own funds, or from amounts held for future distribution in the Trust Account that are not included in the Available Distribution Amount for the distribution date. The amount of the advance will be equal to the aggregate of payments of principal and/or interest, adjusted to the applicable Net Interest Rate, on the residential loans that were due during the related Due Period and that were delinquent, and not advanced by any sub-servicer, on the applicable determination date. Any amounts held for future distribution and so used will be replaced by the master servicer on or before any future distribution date to the extent that funds in the Trust Account on the distribution date will be less than payments to holders of securities required to be made on the distribution date.

     The related prospectus supplement may specify that the obligation of the master servicer to make advances may be subject to the good faith determination of the master servicer that the advances will be reimbursable from related late collections, Insurance Proceeds or Liquidation Proceeds. See "Description of Credit Support" in this prospectus. As specified in the related prospectus supplement with respect to any series of securities as to which the trust fund includes mortgage securities, the master servicer's advancing obligations, if any, will be pursuant to the terms of the mortgage securities.

     Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of securities, rather than to guarantee or insure against losses. The related prospectus supplement may specify that advances will be reimbursable to the master servicer, with interest, out of related recoveries on the residential loans respecting which amounts were advanced, or, to the extent that the master servicer determines that any advance previously made will not be ultimately recoverable from Insurance Proceeds or Liquidation Proceeds, a nonrecoverable advance, from any cash available in the Trust Account. The related prospectus supplement may specify that the obligations of the master servicer to make advances may be secured by a cash advance reserve fund or a surety bond. Information regarding the characteristics of, and the identity of any borrower of, any surety bond, will be set forth in the related prospectus supplement.

STATEMENTS TO HOLDERS OF SECURITIES

     On each distribution date, the master servicer or the trustee will forward or cause to be forwarded to each holder of securities of the related series and to the depositor a statement including the information specified in the related prospectus supplement. This information may include the following:

     (1) the amount of the distribution, if any, allocable to principal, separately identifying the aggregate amount of principal prepayments and, if applicable, related prepayment penalties received during the related Prepayment Period;

     (2) the amount of the distribution, if any, allocable to interest;

     (3) the amount of administration and servicing compensation received by or on behalf of the trustee, master servicer and any sub-servicer with respect to the distribution date and other customary information as the master servicer or the trustee deems necessary or desirable to enable holders of securities to prepare their tax returns or which a holder of securities reasonably requests for this purpose;

     (4) if applicable, the aggregate amount of any advances included in this distribution and the aggregate amount of any unreimbursed advances as of the close of business on the distribution date;

     (5) the security principal balance of a minimum denomination security, and the aggregate security principal balance of all of the securities of that series, after giving effect to the amounts distributed on the distribution date;

     (6) the number and aggregate principal balance of any residential loans in the related trust fund (a) delinquent one month, (b) delinquent two or more months and (c) as to which repossession or foreclosure proceedings have been commenced;

     (7) with respect to any residential property acquired through foreclosure, deed in lieu of foreclosure or repossession during the preceding calendar month, the loan number and principal balance of the related residential loan as of the close of business on the distribution date in the month and the date of acquisition;

     (8) the book value of any residential property acquired through foreclosure, deed in lieu of foreclosure or repossession as of the close of business on the last business day of the calendar month preceding the distribution date;

     (9) the aggregate unpaid principal balance of the mortgage loans at the close of business on the related distribution date;

     (10) in the case of securities with a variable security interest rate, the security interest rate applicable to the distribution date, as calculated in accordance with the method specified in the prospectus supplement relating to the related series;

     (11) in the case of securities with an adjustable security interest rate, for statements to be distributed in any month in which an adjustment date occurs, the adjusted security interest rate applicable to the next succeeding distribution date;

     (12) as to any series including one or more classes of Accrual Securities, the interest accrued on each class with respect to the related distribution date and added to the security principal balance;

     (13) the amount remaining in the Reserve Fund, if any, as of the close of business on the distribution date, after giving effect to distributions made on the related distribution date;

     (14) as to any senior/subordinate series, information as to the remaining amount of protection against losses afforded to the holders of senior securities by the subordination provisions and information regarding any shortfalls in payments to the holder of senior securities which remain outstanding; and

     (15) with respect to any series of securities as to which the trust fund includes mortgage securities, certain additional information as required under the related pooling and servicing agreement or trust agreement, as applicable.

     Information furnished pursuant to clauses (1), (2) and (3) above may be expressed as a dollar amount per minimum denomination security.

     Within a reasonable period of time after the end of each calendar year, the master servicer or the trustee will furnish or cause to be furnished a report to every person who was a holder of record of a security at any time during the calendar year. This report will set forth the aggregate of amounts reported pursuant to clauses (1), (2) and (3) of the immediately preceding paragraph for the related calendar year or if the person was a holder of record during a portion of the calendar year, for the applicable portion of that year.

     The related prospectus supplement may provide that additional information with respect to a series of securities will be included in these statements. In addition, the master servicer or the trustee will file with the Internal Revenue Service and furnish to holders of securities the statements or information as may be required by the Code or applicable procedures of the IRS.

BOOK-ENTRY REGISTRATION OF SECURITIES

     If not issued in fully registered form, each class of securities will be registered as book-entry securities. Persons acquiring beneficial ownership interests in the securities will hold their securities through the Depository Trust Company in the United States, or Clearstream Banking, societe anonyme or Euroclear Bank, societe anonyme in Europe, if they are Participants of these systems, or indirectly through organizations which are Participants in these systems.

     The book-entry securities will be issued in one or more certificates which equal the aggregate principal balance of the securities and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream and Euroclear will hold omnibus positions on behalf of their Participants through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositaries which in turn will hold these positions in customers' securities accounts in the depositaries' names on the books of DTC. Except as described below, no Security Owner will be entitled to receive a Definitive Security. Unless and until Definitive Securities are issued, we anticipate that only "holders" of the securities will be Cede & Co., as nominee of DTC. Security Owners are only permitted to exercise their rights indirectly through the Participants and DTC.

     The Security Owner's ownership of a book-entry security will be recorded on the records of the Financial Intermediary. In turn, the Financial Intermediary's ownership of the book-entry security will be recorded on the records of DTC or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the Security Owner's Financial Intermediary is not a Participant (and on the records of Clearstream or Euroclear, as appropriate).

     Security Owners will receive all distributions of principal of, and interest on, the securities from the trustee through DTC and the Participants. While the securities are outstanding, except under the circumstances described under this caption "--Book-Entry Registration of Securities," under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the securities and is required to receive and transmit distributions of principal of, and interest on, the securities. Participants and indirect participants with whom Security Owners have accounts with respect to securities are similarly required to make book-entry transfers and receive and transmit these distributions on behalf of their respective Security Owners. Accordingly, although Security Owners will not possess certificates, the rules creating and affecting DTC and its operations provide a mechanism by which Security Owners will receive distributions and will be able to transfer their interest.

     Security Owners will not receive or be entitled to receive certificates representing their respective interests in the securities, except under the limited circumstances described below. Unless and until Definitive Securities are issued, Security Owners who are not Participants may transfer ownership of securities only through Participants and indirect participants by instructing the Participants and indirect participants to transfer securities, by book-entry transfer, through DTC for the account of the purchasers of the securities, which account is maintained with their respective Participants. Under the rules creating and affecting DTC and its operations and in accordance with DTC's normal procedures, transfers of ownership of securities will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and indirect participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Security Owners.

     Because of time zone differences, it is possible that credits of securities received in Clearstream or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. The credits or any transactions in the securities settled during this processing will be reported to the relevant Euroclear or Clearstream Participants on that business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but, due to different time zones, may be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

     Transfers between Participants will occur in accordance with the rules creating and affecting DTC and its operations. Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

     Under a book-entry format, beneficial owners of the book-entry securities may experience some delay in their receipt of payments, since the trustee will forward payments to Cede & Co. Distributions with respect to securities held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the relevant depositary. These distributions will be subject to tax reporting in accordance with the relevant United States tax laws and regulations. See "Federal Income Tax Consequences" in this prospectus. Because DTC can only act on behalf of Financial Intermediaries, the ability of a beneficial owner to pledge book-entry securities to persons or entities that do not participate in the depository system, or otherwise take actions in respect of the book-entry securities, may by limited due to the lack of physical certificates for the book-entry securities. In addition, issuance of the book-entry securities in book-entry form may reduce the liquidity of the securities in the secondary market since certain potential investors may be unwilling to purchase securities for which they cannot obtain physical certificates.

     The related prospectus supplement may specify that Cede & Co. will provide monthly and annual reports on the trust fund as nominee of DTC. Cede & Co. may make these reports available to beneficial owners if requested, in accordance with the rules, regulations and procedures creating and affecting the depository, and to the Financial Intermediaries to whose DTC accounts the book-entry securities of the beneficial owners are credited.

     We understand that, unless and until Definitive Securities are issued, DTC will take any action permitted to be taken by the holders of the book-entry securities under the terms of the securities only at the direction of one or more Financial Intermediaries to whose DTC accounts the book-entry securities are credited, to the extent that these actions are taken on behalf of Financial Intermediaries whose holdings include these book-entry securities. Clearstream or Euroclear, as the case may be, will take any other action permitted to be taken by a holder of securities under the terms of the securities on behalf of a Clearstream Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the relevant depositary to effect the actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some securities which conflict with actions taken with respect to other securities.

     Definitive Securities will be delivered to beneficial owners of securities (or their nominees) only if:

     (1) DTC is no longer willing or able properly to discharge its responsibilities as depository with respect to the securities, and the depositor is unable to locate a qualified successor,

     (2) the depositor or trustee, at its sole option, elects to terminate the book-entry system through DTC, or

     (3) after the occurrence of an event of default under the pooling and servicing agreement, Security Owners representing a majority in principal amount of the securities of any class then outstanding advise DTC through a Participant of DTC in writing that the continuation of a book-entry system through DTC or a successor thereto is no longer in the best interest of the Security Owners.

     If any of the events described in the immediately preceding paragraph occur, the trustee will notify all beneficial owners of the occurrence of the event and the availability through DTC of Definitive Securities. If the global certificate or certificates representing the book-entry securities and instructions for reregistration are surrendered by DTC, the trustee will issue Definitive Securities. The trustee will then recognize the holders of the Definitive Securities as holders of securities under the applicable agreement.

     Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of securities among Participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform the procedures and may discontinue the procedures at any time.

     None of the master servicer, the depositor or the trustee will have any responsibility for any aspect of the records relating, to or payments made on account of beneficial ownership interests of the book-entry securities held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests. WE CANNOT ASSURE YOU THAT CEDE & CO., DTC OR ANY FINANCIAL INTERMEDIARY WILL PROVIDE INFORMATION TO YOU OR ACT IN ACCORDANCE WITH THEIR RESPECTIVE RULES, REGULATIONS, AND PROCEDURES.

COLLECTION AND OTHER SERVICING PROCEDURES

     RESIDENTIAL LOANS. The master servicer, directly or through sub-servicers, will be required to

     o make reasonable efforts to collect all required payments under the residential loans and

     o follow or cause to be followed the collection procedures as it would follow with respect to the servicing of residential loans that are comparable to the residential loans and held for its own account. However, these procedures must be consistent with any insurance policy, bond or other instrument described under "Description of Primary Insurance Coverage" or "Description of Credit Support" in this prospectus.

With respect to any series of securities as to which the trust fund includes mortgage securities, the master servicer's servicing and administration obligations, if any, will be pursuant to the terms of these mortgage securities.

     In any case in which a residential property has been, or is about to be, conveyed, or in the case of a multifamily residential property, encumbered, by the borrower, the master servicer will, to the extent it has knowledge of the conveyance, encumbrance, or proposed conveyance or encumbrance, exercise or cause to be exercised its rights to accelerate the maturity of the residential loan under any applicable due-on-sale or due-on-encumbrance clause. The master servicer will accelerate the maturity only if the exercise of the rights is permitted by applicable law and will not impair or threaten to impair any recovery under any related Insurance Instrument. If these conditions are not met or if the master servicer or sub-servicer reasonably believes it is unable under applicable law to enforce the due-on-sale or due-on-encumbrance clause, the master servicer or sub-servicer will enter into or cause to be entered into an assumption and modification agreement with the person to whom the property has been conveyed, encumbered or is proposed to be conveyed or encumbered. Pursuant to the assumption and modification agreement, the person to whom the property has been conveyed becomes liable under the mortgage note, cooperative note, Home Improvement Contract or Manufactured Housing Contract. To the extent permitted by applicable law, the borrower remains liable on the mortgage note, cooperative note, Home Improvement Contract or Manufactured Housing Contract, provided that coverage under any Insurance Instrument with respect to the residential loan is not adversely affected.

     The master servicer can enter into a substitution of liability agreement with the person to whom the property is conveyed, pursuant to which the original borrower is released from liability and the person is substituted as the borrower and becomes liable under the mortgage note, cooperative note, Home Improvement Contract or Manufactured Housing Contract. In connection with any assumption, the interest rate, the amount of the monthly payment or any other term affecting the amount or timing of payment on the residential loan may not be changed. Any fee collected by or on behalf of the master servicer for entering into an assumption agreement may be retained by or on behalf of the master servicer as additional compensation for administering of the assets of the trust fund. See "Certain Legal Aspects of Residential Loans -- Enforceability of Certain Provisions" and "-- Prepayment Charges and Prepayments" in this prospectus. The master servicer will be required to notify the trustee and any custodian that any assumption or substitution agreement has been completed.

     AGENCY SECURITIES. The trustee will be required, if it has not received a distribution with respect to any agency security by the date specified in the related prospectus supplement in accordance with the terms of its agency security, to request the issuer or guarantor, if any, of the agency security to make this payment as promptly as possible. The trustee will be legally permitted to take legal action against the issuer or guarantor as the trustee deems appropriate under the circumstances, including the prosecution of any claims in connection with the agency securities. The reasonable legal fees and expenses incurred by the trustee in connection with the prosecution of the legal action will be reimbursable to the trustee out of the proceeds of the action and will be retained by the trustee prior to the deposit of any remaining proceeds in the Trust Account pending distribution to holders of securities of the related series. If the proceeds of the legal action may be insufficient to reimburse the trustee for its legal fees and expenses, the trustee will be entitled to withdraw from the Trust Account an amount equal to the expenses incurred by it, in which event the trust fund may realize a loss up to the amount so charged.

REALIZATION ON DEFAULTED RESIDENTIAL LOANS

     As servicer of the residential loans, the master servicer, on behalf of itself, the trustee and the holders of securities, will present claims to the insurer under each Insurance Instrument, to the extent specified in the related prospectus supplement. The master servicer will be required to take reasonable steps as are necessary to receive payment or to permit recovery under the Insurance Instrument with respect to defaulted residential loans. The related prospectus supplement may specify that the master servicer will not receive payment under any letter of credit included as an Insurance Instrument with respect to a defaulted residential loan unless all Liquidation Proceeds and Insurance Proceeds which it deems to be finally recoverable have been realized. However, the master servicer may be entitled to reimbursement for any unreimbursed advances and reimbursable expenses for the defaulted residential loan.

     If any property securing a defaulted residential loan is damaged and proceeds, if any, from the related Primary Hazard Insurance Policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under the related Primary Credit Insurance Policy, if any, the master servicer will not be required to expend its own funds to restore the damaged property unless it determines:

     (1) that the restoration will increase the proceeds to holders of securities on liquidation of the residential loan after reimbursement of the master servicer for its expenses; and

     (2) that the expenses will be recoverable by it from related Insurance Proceeds or Liquidation Proceeds.

     If recovery on a defaulted residential loan under any related Primary Credit Insurance Policy is not available for the reasons set forth in the preceding paragraph, or for any other reason, the master servicer nevertheless will be obligated to follow or cause to be followed the normal practices and procedures as it deems necessary, and appropriate for the type of defaulted residential loan, or advisable to realize on the defaulted residential loan. If the proceeds of any liquidation of the property securing the defaulted residential loan are less than:

     o the outstanding principal balance of the defaulted residential loan, or the Cash Flow Value of the mortgage loan if the security principal balances are based on Cash Flow Values);

     o the amount of any liens senior to the defaulted residential loan plus interest accrued on the defaulted residential loan at the Net Interest Rate; plus

     o the aggregate amount of expenses incurred by the master servicer in connection with the proceedings and which are reimbursable under the related agreement the trust fund will realize a loss in the amount of this difference.

     If the master servicer recovers Insurance Proceeds which, when added to any related Liquidation Proceeds and after deduction of certain expenses reimbursable to the master servicer, exceed the outstanding principal balance of the defaulted residential loan together with accrued interest at the Net Interest Rate, the master servicer will be entitled to withdraw or cause to be withdrawn from the Trust Account amounts representing its normal administration compensation on the related residential loan. If the master servicer has expended its own funds to restore damaged property and these funds have not been reimbursed under any Insurance Instrument, it will be entitled to withdraw from the Trust Account out of related Liquidation Proceeds or Insurance Proceeds an amount equal to the expenses incurred by it, in which event the trust fund may realize a loss up to the amount charged. Because Insurance Proceeds cannot exceed deficiency claims and certain expenses incurred by the master servicer, no payment or recovery will result in a recovery to the trust fund which exceeds the principal balance of the defaulted residential loan together with accrued interest on the defaulted residential loan at the Net Interest Rate.

     In addition, when property securing a defaulted residential loan can be resold for an amount exceeding the outstanding principal balance of the related residential loan together with accrued interest and expenses, it may be expected that, if retention of any amount is legally permissible, the insurer will exercise its right under any related pool insurance policy to purchase the property and realize for itself any excess proceeds. See "Description of Primary Insurance Coverage" and "Description of Credit Support" in this prospectus.

     With respect to collateral securing a Cooperative Loan, any prospective purchaser will generally have to obtain the approval of the board of directors of the relevant cooperative housing corporation before purchasing the shares and acquiring rights under the proprietary lease or occupancy agreement securing that Cooperative Loan. See "Certain Legal Aspects of Residential Loans -- Foreclosure on Cooperative Shares" in this prospectus. This approval is usually based on the purchaser's income and net worth and numerous other factors. The necessity of acquiring approval could limit the number of potential purchasers for those shares and otherwise limit the master servicer's ability to sell, and realize the value of, those shares.

RETAINED INTEREST, ADMINISTRATION COMPENSATION AND PAYMENT OF EXPENSES

     If the related prospectus supplement provides for Retained Interests, they may be established on a loan-by-loan or security-by-security basis and will be specified in the related agreement or in an exhibit to the related agreement. A Retained Interest in an asset of the trust fund represents a specified portion of the interest payable on the asset. The Retained Interest will be deducted from related payments as received and will not be part of the related trust fund. Any partial recovery of interest on a residential loan, after deduction of all applicable administration fees, may be allocated between Retained Interest, if any, and interest at the Net Interest Rate on a pro rata basis.

     The related prospectus supplement may specify that the primary administration compensation of the master servicer or the trustee with respect to a series of securities will generally come from the monthly payment to it, with respect to each interest payment on a trust fund asset. The amount of the compensation may be at a rate equal to one-twelfth of the difference between the interest rate on the asset and the sum of the Net Interest Rate and the Retained Interest Rate, if any, times the scheduled principal balance of the trust fund asset.

     With respect to a series of securities as to which the trust fund includes mortgage securities, the compensation payable to the master servicer for servicing and administering these mortgage securities on behalf of the holders of the securities may be based on a percentage per annum described in the related prospectus supplement of the outstanding balance of these mortgage securities and may be retained from distributions on the mortgage securities. Any sub-servicer may receive a portion of the master servicer's primary compensation as its sub-servicing compensation. Since any Retained Interest and the primary compensation of the master servicer or the trustee are percentages of the outstanding principal balance of each trust fund asset, these amounts will decrease as the assets of the trust fund amortize.

     As additional compensation in connection with a series of securities relating to residential loans, the master servicer or the sub-servicers may be entitled to retain all assumption fees and late payment charges and any prepayment fees collected from the borrowers and any excess recoveries realized on liquidation of a defaulted residential loan. Any interest or other income that may be earned on funds held in the Trust Account pending monthly, quarterly, semiannual or other periodic distributions, as applicable, or any sub-servicing account may be paid as additional compensation to the trustee, the master servicer or the sub-servicers, as the case may be. The prospectus supplement will further specify any allocations for these amounts.

     With respect to a series of securities relating to residential loans, the master servicer will pay from its administration compensation its regular expenses incurred in connection with its servicing of the residential loans, other than expenses relating to foreclosures and disposition of property acquired in foreclosure.

     We anticipate that the administration compensation will in all cases exceed these expenses. The master servicer is entitled to reimbursement for certain expenses incurred by it in connection with the liquidation of defaulted residential loans. The reimbursement includes under certain circumstances reimbursement of expenditures incurred by it in connection with the restoration of residential properties, this right of reimbursement being prior to the rights of holders of securities to receive any related Liquidation Proceeds. The master servicer may also be entitled to reimbursement from the Trust Account for advances, if applicable. With respect to a series of securities relating to agency securities, the trustee will be required to pay all of its anticipated recurring expenses.

EVIDENCE AS TO COMPLIANCE

     Each agreement will generally provide that on or before a specified date in each year, beginning with the first date that occurs at least six months after the Cut-Off Date, the master servicer, or the trustee, at its expense shall cause a firm of independent public accountants which is a member of the American Institute of Certified Public Accountants to furnish a statement to the trustee. In the statement, the accounting firm will be required to state that they have performed tests in accordance with generally accepted accounting principles regarding the records and documents relating to residential loans or agency securities serviced, as part of their examination of the financial statements of the master servicer or the trustee, as the case may be. Based on the examination, the accountants will be required to state that there were no exceptions that, in their opinion, were material, or provide a list of the exceptions. In rendering that statement, the firm may rely, as to matters relating to direct servicing of residential loans by sub-servicers, on comparable statements for examinations conducted substantially in compliance with generally accepted accounting principles in the residential loan servicing industry, rendered within one year of the statement, of independent public accountants with respect to the related sub-servicer.

     Each applicable servicing agreement or trust agreement will also provide for delivery to the trustee, on or before a specified date in each year, of an annual statement signed by an officer of the master servicer, in the case of a pool of agency securities or mortgage securities, or of the trustee, in the case of a trust agreement. This statement will be to the effect that, to the best of the officer's knowledge, the master servicer or the trustee, as the case may be, has fulfilled its obligations under the related agreement throughout the preceding year.

CERTAIN MATTERS REGARDING THE MASTER SERVICER, THE DEPOSITOR AND THE TRUSTEE

     THE MASTER SERVICER. The master servicer under each servicing agreement will be identified in the related prospectus supplement. Each servicing agreement will generally provide that:

     o the master servicer may resign from its obligations and duties under the servicing agreement with the prior written approval of the depositor and the trustee; and

     o shall resign if a determination is made that its duties under the related agreement are no longer permissible under applicable law; and

     o the resignation will not become effective until a successor master servicer meeting the eligibility requirements set forth in the servicing agreement has assumed, in writing, the master servicer's obligations and responsibilities under the servicing agreement.

     Each servicing agreement will further provide that neither the master servicer nor any director, officer, employee, or agent of the master servicer shall be under any liability to the related trust fund or holders of securities for any action taken or for refraining from the taking of any action in good faith pursuant to the servicing agreement, or for errors in judgment. However, neither the master servicer nor any person shall be protected

     o against any liability for any breach of warranties or representations made in the servicing agreement; or

     o   against any specific liability imposed on the master servicer; or

         o     by the terms of the servicing agreement; or

         o by reason of willful misfeasance, bad faith or gross negligence in the performance of duties under the agreement; or

         o by reason of reckless disregard of obligations and duties under the related servicing agreement.

The master servicer and any director, officer, employee or agent of the master servicer will be entitled to rely in good faith on any document of any kind prima facie properly executed and submitted by any person respecting any matters arising under the related servicing agreement. Each servicing agreement may further provide that the master servicer and any director, officer, employee or agent of the master servicer will be

     o   entitled to indemnification by the trust fund and

     o will be held harmless against any loss, liability, or expense incurred in connection with any legal action relating to the servicing agreement or the securities, the Pool Insurance Policy, the special hazard insurance policy and the Bankruptcy Bond, if any, other than

         o any loss, liability, or expense related to any specific residential loan or residential loans,

         o any loss, liability, or expense otherwise reimbursable pursuant to the servicing agreement, and

         o any loss, liability, or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties under the agreement or by reason of reckless disregard of obligations and duties under the agreement.

     In addition, each servicing agreement will provide that the master servicer will be under no obligation to appear in, prosecute, or defend any legal action which is not incidental to its duties under the servicing agreement and which in its opinion may involve it in any expense or liability. The master servicer may be permitted, however, in its discretion to undertake any action which it may deem necessary or desirable with respect to the servicing agreement and the rights and duties of the parties to the servicing agreement and the interests of the holders of securities under the servicing agreement. In that event, the legal expenses and costs of the action and any liability resulting from taking the actions will be expenses, costs and liabilities of the trust fund. The master servicer will be entitled to be reimbursed for these expenses out of the Trust Account. This right of reimbursement is prior to the rights of holders of securities to receive any amount in the Trust Account.

     Any entity into which the master servicer may be merged, consolidated or converted, or any entity resulting from any merger, consolidation or conversion to which the master servicer is a party, or any entity succeeding to the business of the master servicer, will be the successor of the master servicer under each servicing agreement. However, the successor or surviving entity must meet the qualifications specified in the related prospectus supplement.

     The related prospectus supplement may specify that the master servicer's duties may be terminated if a termination fee is paid, and the master servicer may be replaced with a successor meeting the qualifications specified in the related prospectus supplement.

     THE DEPOSITOR. Each applicable agreement will provide that neither the depositor nor any director, officer, employee, or agent of the depositor shall be under any liability to the related trust fund or holders of securities for any action taken or for refraining from the taking of any action in good faith pursuant to the agreement, or for errors in judgment. However, neither the depositor nor any person will be protected against any liability for any breach of warranties or representations made in the agreement or against any specific liability imposed on the depositor by the terms of the agreement or by reason of willful misfeasance, bad faith or gross negligence in the performance of duties under the agreement or by reason of reckless disregard of obligations and duties under the agreement. The depositor and any director, officer, employee or agent of the depositor will be entitled to rely in good faith on any document of any kind prima facie properly executed and submitted by any person respecting any matters arising under the related agreement.

     Each agreement will further provide that the depositor and any director, officer, employee or agent of the depositor will be entitled to indemnification by the trust fund and will be held harmless against any loss, liability, or expense incurred in connection with any legal action relating to:

     o   the agreement or the securities;

     o   any Pool Insurance Policy;

     o   any special hazard insurance policy and the Bankruptcy Bond; or

     o   any agency securities,

other than any loss, liability, or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties under the related agreement or by reason of reckless disregard of obligations and duties under the related agreement.

     In addition, each agreement will provide that the depositor will be under no any obligation to appear in, prosecute, or defend any legal action which is not incidental to its duties under the related agreement and which in its opinion may involve it in any expense or liability. The depositor may be permitted, however, in its discretion to undertake any action which it may deem necessary or desirable with respect to the related agreement and the rights and duties of the parties to the related agreement and the interests of the holders of securities under the related agreement. In that event, the legal expenses and costs of the action and any liability resulting from taking these actions will be expenses, costs and liabilities of the trust fund. The depositor will be entitled to be reimbursed for those expenses out of the Trust Account. This right of reimbursement will be prior to the rights of holders of securities to receive any amount in the Trust Account.

     Any entity into which the depositor may be merged, consolidated or converted, or any entity resulting from any merger, consolidation or conversion to which the depositor is a party, or any entity succeeding to the business of the depositor will be the successor of the depositor under each agreement.

     THE TRUSTEES. Each trustee for any series of securities will be required to be an entity possessing corporate trust powers having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority as identified in the related prospectus supplement. The commercial bank or trust company serving as trustee may have normal banking relationships with the depositor and its affiliates and the master servicer, if any, and its affiliates. For the purpose of meeting the legal requirements of certain local jurisdictions, the depositor or the trustee may have the power to appoint co-trustees or separate trustees of all or any part of the trust fund. If the appointment occurs, all rights, powers, duties and obligations conferred or imposed on the trustee by the agreement relating to the series shall be conferred or imposed on the trustee and the separate trustee or co-trustee jointly. In any jurisdiction in which the trustee shall be incompetent or unqualified to perform certain acts, the rights, powers and duties shall be conferred or imposed on the separate trustee or co-trustee singly.

The separate trustee or co-trustee will be required to exercise and perform these rights, powers, duties and obligations solely at the direction of the trustee.

     The trustee may resign at any time, in which event the depositor or the other party specified in the related agreements will be obligated to appoint a successor trustee. The depositor or the other party specified in the related agreements may also remove the trustee if the trustee ceases to be eligible to continue as such under the agreement or if the trustee becomes insolvent, incapable of acting or a receiver or similar person shall be appointed to take control of its affairs. In these circumstances, the depositor or the other party specified in the related agreements will be obligated to appoint a successor trustee. The holders of securities evidencing not less than a majority of the voting rights allocated to the securities may at any time remove the trustee and appoint a successor trustee by written instrument in accordance with additional procedures set forth in the related agreement. Any resignation or removal of the trustee and appointment of a successor trustee does not become effective until acceptance of the appointment by a successor trustee.

     DUTIES OF THE TRUSTEES. The trustee will make no representations as to the validity or sufficiency of any agreement, the securities, any asset of the trust fund or related document other than the certificate of authentication on the forms of securities, and will not assume any responsibility for their correctness. The trustee under any agreement will not be accountable for the use or application by or on behalf of the master servicer of any funds paid to the master servicer in respect of the securities, the assets of the trust fund, or deposited into or withdrawn from the Trust Account or any other account by or on behalf of the depositor or the master servicer. If no event of default has occurred and is continuing, the trustee will be required to perform only those duties specifically required under the related agreement. However, when the trustee receives the various certificates, reports or other instruments required to be furnished to it under an agreement, the trustee will be required to examine those documents and to determine whether they conform to the requirements of the agreement.

     Each agreement may further provide that neither the trustee nor any director, officer, employee, or agent of the trustee shall be under any liability to the related trust fund or holders of securities for any action taken or for refraining from the taking of any action in good faith pursuant to the agreement, or for errors in judgment. However, neither the trustee nor any person shall be protected against specific liability imposed on the trustee by the terms of the agreement or by reason of willful misfeasance, bad faith or gross negligence in the performance of duties under the related agreement or by reason of reckless disregard of obligations and duties under the related agreement. The trustee and any director, officer, employee or agent of the trustee may rely in good faith on any document of any kind prima facie properly executed and submitted by any person respecting any matters arising under the related agreement.

     Each agreement may further provide that the trustee and any director, officer, employee or agent of the trustee will be entitled to indemnification by the trust fund and will be held harmless against any loss, liability, or expense incurred in connection with any legal action relating to the agreement, the securities or the agency securities. However, the trustee may not be held harmless against any loss, liability, or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties under the related agreement or by reason of reckless disregard of obligations and duties under the related agreement.

DEFICIENCY EVENTS

     With respect to each series of securities with distribution dates occurring at intervals less frequently than monthly, and with respect to each series of securities including two or more classes with sequential priorities for distribution of principal, the following provisions may apply if specified in the related prospectus supplement.

     A deficiency event with respect to the securities of any of the series is the inability to distribute to holders of one or more classes of securities of these series, in accordance with the terms of the securities and the related agreement, any distribution of principal or interest on these securities when and as distributable, in each case because of the insufficiency for the purpose of the funds then held in the related trust fund.

     If a deficiency event occurs, the trustee or master servicer, as may be set forth in the related prospectus supplement, may be required to determine the sufficiency of funds available to make future required distributions on the securities.

     The trustee or master servicer may obtain and rely on an opinion or report of a firm of independent accountants of recognized national reputation as to the sufficiency of the amounts receivable with respect to the trust fund to make the distributions on the securities, which opinion or report will be conclusive evidence as to sufficiency. Prior to making this determination, distributions on the securities shall continue to be made in accordance with their terms.

     If the trustee or master servicer makes a positive determination, the trustee or master servicer will apply all amounts received in respect of the related trust fund, after payment of expenses of the trust fund, to distributions on the securities of the series in accordance with their terms. However, these distributions will be made monthly and without regard to the amount of principal that would otherwise be distributable on any distribution date. Under certain circumstances following the positive determination, the trustee or master servicer may resume making distributions on the securities expressly in accordance with their terms.

     If the trustee or master servicer is unable to make the positive determination described above, the trustee or master servicer will apply all amounts received in respect of the related trust fund, after payment of expenses, to monthly distributions on the securities of the series pro rata, without regard to the priorities as to distribution of principal set forth in these securities. Also, these securities will, to the extent permitted by applicable law, accrue interest at the highest security interest rate borne by any security of the series. Alternatively, if any class of the series shall have an adjustable or variable security interest rate, interest will accrue at the weighted average security interest rate, calculated on the basis of the maximum security interest rate applicable to the class having the initial security principal balance of the securities of that class. In this case, the holders of securities evidencing a majority of the voting rights allocated to the securities may direct the trustee to sell the related trust fund. Any direction to sell the trust fund will be irrevocable and binding on the holders of all securities of the series and on the owners of any residual interests in the trust fund. In the absence of this direction, the trustee may not sell all or any portion of the trust fund.

EVENTS OF DEFAULT

     POOLING AND SERVICING AGREEMENTS. Events of default under each pooling and servicing agreement will be specified in the related prospectus supplement and will generally consist of:

     o any failure by the master servicer to distribute or cause to be distributed to holders of the certificates, or the failure of the master servicer to remit funds to the trustee for this distribution, which continues unremedied for five days or another period specified in the servicing agreement after the giving of written notice of the failure in accordance with the procedures described in the agreement;

     o any failure by the master servicer duly to observe or perform in any material respect any of its other covenants or agreements in the agreement which continues unremedied for sixty days or another period specified in the pooling and servicing agreement after the giving of written notice of the failure in accordance with the procedures described in the agreement;

     o certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by or on behalf of the master servicer indicating its insolvency or inability to pay its obligations; and

     o any other event of default specified in the pooling and servicing agreement.

A default pursuant to the terms of any mortgage securities included in any trust fund will not constitute an event of default under the related pooling and servicing agreement.

     So long as an event of default under a pooling and servicing agreement remains unremedied, the depositor or the trustee may, and at the direction of holders of certificates evidencing a percentage of the voting rights allocated to the certificates as may be specified in the pooling and servicing agreement will be required to terminate all of the rights and obligations of the master servicer under the pooling and servicing agreement and in and to the residential loans and the proceeds of the residential loans. The trustee or another successor servicer will then succeed to all responsibilities, duties and liabilities of the master servicer and will be entitled to similar compensation arrangements.

     If the trustee would be obligated to succeed the master servicer but is unwilling to act as master servicer, it may, or if it is unable so to act, it shall, appoint, or petition a court of competent jurisdiction for the appointment of, an approved mortgage servicing institution with a net worth of at least $10,000,000, or other amount as may be specified in the related agreement, to act as successor to the master servicer under the pooling and servicing agreement. Pending the appointment, the trustee is obligated to act in this capacity. The trustee and the successor may agree on the administration compensation to be paid, which in no event may be greater than the compensation to the master servicer under the pooling and servicing agreement.

     No holder of the certificate will have the right under any pooling and servicing agreement to institute any proceeding with respect to its certificates unless permitted in the related agreement and:

     o the holder previously has given to the trustee written notice of an event of default or of a default by the depositor or the trustee in the performance of any obligation under the pooling and servicing agreement, and of the continuance of the event of default;

     o the holders of certificates evidencing not less than 25% of the voting rights allocated to the certificates, or other percentages specified in the agreement, have made written request to the trustee to institute the proceeding in its own name as trustee and have offered to the trustee reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred by instituting the proceedings; and

     o the trustee for sixty days after receipt of notice, request and offer of indemnity has neglected or refused to institute any proceeding.

The trustee, however, is generally under no obligation to

     o exercise any of the trusts or powers vested in it by any pooling and servicing agreement or to make any investigation of matters arising under the pooling and servicing agreement or

     o institute, conduct, or defend any litigation under, or in relation to, the pooling and servicing agreement, at the request, order or direction of any of the holders of certificates covered by the pooling and servicing agreement, unless the holders of the certificates have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred in the undertaking.

     SERVICING AGREEMENT. Servicing defaults under the related servicing agreement will be specified in the related prospectus supplement and will generally include:

     o any failure by the master servicer to pay or cause to be paid to holders of the notes, or the failure of the master servicer to remit funds to the trustee for the payment which continues unremedied for the period specified in the servicing agreement after the giving of written notice of the failure in accordance with the procedures described in the agreement;

     o any failure by the master servicer duly to observe or perform in any material respect any of its other covenants or agreements in the agreement which continues unremedied for the period specified in the pooling and servicing agreement after the giving of written notice of the failure in accordance with the procedures described in the agreement;

     o certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by or on behalf of the master servicer indicating its insolvency or inability to pay its obligations; and

     o   any other servicing default specified in the servicing agreement.

     So long as a servicing default remains unremedied, either the depositor or the trustee may, by written notification to the master servicer and to the issuer or the trustee or trust fund, as applicable, terminate all of the rights and obligations of the master servicer under the servicing agreement. However, the right of the master servicer as noteholder or as holder of the Equity Certificates and the right to receive servicing compensation and expenses for servicing the mortgage loans during any period prior to the date of the termination may not be terminated. The trustee or another successor servicer will then succeed to all responsibilities, duties and liabilities of the master servicer and will be entitled to similar compensation arrangements.

     If the trustee would be obligated to succeed the master servicer but is unwilling so to act, it may appoint, or if it is unable so to act, it shall appoint, or petition a court of competent jurisdiction for the appointment of an approved mortgage servicing institution with a net worth of an amount specified in the related agreement, to act as successor to the master servicer under the servicing agreement. Pending this appointment, the trustee is obligated to act in that capacity. The trustee and the successor may agree on the servicing compensation to be paid, which in no event may be greater than the compensation to the initial master servicer under the servicing agreement.

     INDENTURE. Events of default under the indenture will be specified in the related prospectus supplement and will generally include:

     o a default for five days or more, or another period of time specified in the related indenture, in the payment of any principal of or interest on any note of the related series;

     o failure to perform any other covenant of the issuer or the trust fund in the indenture which continues for the period specified in the related indenture, after notice of the event of default is given in accordance with the procedures described in the related indenture;

     o any representation or warranty made by the issuer or the trust fund in the indenture or in any other writing delivered in connection with the indenture having been incorrect in a material respect as of the time made, and the breach is not cured within the period specified in the related indenture, after notice of the breach is given in accordance with the procedures described in the related indenture;

     o certain events of bankruptcy, insolvency, receivership or liquidation of the issuer or the trust fund; and

     o any other event of default provided with respect to notes of that series.

     If an event of default with respect to the notes of any series at the time outstanding occurs and is continuing, the trustee or the holders of a majority of the voting rights allocable to the notes, or another percentage specified in the indenture, may declare the principal amount of all the notes of the series to be due and payable immediately. This declaration may, under certain circumstances, be rescinded and annulled by the holders of a majority in aggregate outstanding amount of the related notes.

     If following an event of default with respect to any series of notes, the notes of the series have been declared to be due and payable, the trustee may, in its discretion, regardless of acceleration, elect to

     o maintain possession of the collateral securing the notes of the series and

     o continue to apply payments on the collateral as if there had been no declaration of acceleration.

The trustee may only do so if the collateral continues to provide sufficient funds for the payment of principal of and interest on the notes of the series as they would have become due if there had not been a declaration.

     In addition, the trustee may not sell or otherwise liquidate the collateral securing the notes of a series following an event of default, unless

     o the holders of 100% of the voting rights allocated to the notes of the series consent to the sale,

     o the proceeds of the sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid, on the outstanding notes of the series at the date of the sale,

     o the trustee determines that the collateral would not be sufficient on an ongoing basis to make all payments on the notes as the payments would have become due if the related notes had not been declared due and payable, and the trustee obtains the consent of the holders of 66 2/3 % of the then aggregate outstanding amount of the notes of the series, or

     o the trustee satisfies the other requirements as may be set forth in the related indenture.

     If the trustee liquidates the collateral in connection with an event of default under the indenture, the indenture provides that the trustee will have a prior lien on the proceeds of any liquidation for unpaid fees and expenses. As a result, if an event of default occurs under the indenture, the amount available for payments to the noteholders would be less than would otherwise be the case. However, the trustee will not be permitted to institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the indenture for the benefit of the noteholders after the occurrence of an event of default under the indenture.

     If the principal of the notes of a series is declared due and payable, the holders of any notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount of the related note less the amount of the discount that is unamortized.

     No noteholder generally will have any right under an indenture to institute any proceeding with respect to the related agreement unless permitted by the indenture and

     o the holder previously has given to the trustee written notice of default and the continuance of a default;

     o the holders of notes or Equity Certificates of any class evidencing not less than 25% of the voting rights allocated to the notes, or another percentage specified in the indenture:

         o have made written request to the trustee to institute the proceeding in its own name as trustee; and

         o     have offered to the trustee reasonable indemnity;

     o the trustee has neglected or refused to institute any proceeding for 60 days after receipt of a request and indemnity; and

     o no direction inconsistent with the written request has been given to the trustee during the 60 day period by the holders of a majority of the note principal balances of the related class.

However, the trustee will generally be under no obligation to

     o   exercise any of the trusts or powers vested in it by the indenture or

     o institute, conduct or defend any litigation under the indenture or in relation to the indenture at the request, order or direction of any of the holders of notes covered by the agreement,

unless those holders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred in this undertaking.

AMENDMENT

     With respect to each series of securities, each agreement governing the rights of the holders of the securities may generally be amended by the parties to the agreement, without the consent of any of the holders of securities:

     (1) to cure any ambiguity;

     (2) to correct or supplement any provision in any agreement which may be inconsistent with any other provision in any agreement;

     (3) to make any other provisions with respect to matters or questions arising under the agreement; and

     (4) if the amendment, as evidenced by an opinion of counsel, is reasonably necessary to comply with any requirements imposed by the Code or any successor or mandatory statutes or any temporary or final regulation, revenue ruling, revenue procedure or other written official announcement or interpretation relating to federal income tax law or any proposed action which, if made effective, would apply retroactively to the trust fund at least from the effective date of the amendment, provided that the required action, other than an amendment described in clause
(4) above, will not adversely affect in any material respect the interests of any holder of the securities covered by the agreement. Each agreement may also be amended, subject to certain restrictions to continue favorable tax treatment of the entity by the parties to this agreement, with the consent of the holders of securities evidencing not less than 51% of the voting rights allocated to the securities, or another percentage specified in the indenture, for any purpose. However, no amendment may

         (a) reduce in any manner the amount of, or delay the timing of, payments received on assets of the trust fund which are required to be distributed on any security without the consent of the holder of the security; or

         (b) reduce the aforesaid percentage of voting rights required for the consent to the amendment without the consent of the holders of all securities of the related series then outstanding, or as otherwise provided in the related agreement.

TERMINATION

     The obligations created by the agreement for each series of securities will generally terminate when any of the following first occurs

     o the payment to the holders of securities of that series of all amounts held in the Trust Account and required to be paid to the holders of securities pursuant to the agreement,

     o the final payment or other liquidation, including the disposition of all property acquired upon foreclosure or repossession, of the last trust fund asset remaining in the related trust fund or,

     o the purchase of all of the assets of the trust fund by the party entitled to effect the termination,

in each case, under the circumstances and in the manner set forth in the related prospectus supplement.

     In no event, however, will the trust created by the agreement continue beyond the period specified in the related prospectus supplement. Written notice of termination of the agreement will be given to each holder of securities. The final distribution will be made only after surrender and cancellation of the securities at an office or agency appointed by the trustee which will be specified in the notice of termination.

     The exercise of the right to purchase the assets of the trust fund as set forth in the preceding paragraph will effect early retirement of the securities of that series.

VOTING RIGHTS

     Voting rights allocated to securities of a series will generally be based on security principal balances. Any other method of allocation will be specified in the related prospectus supplement. The prospectus supplement may specify that a provider of credit support may be entitled to direct certain actions of the master servicer and the trustee or to exercise certain rights of the master servicer, the trustee or the holders of securities.

                    DESCRIPTION OF PRIMARY INSURANCE COVERAGE

     The prospectus supplement may specify that each residential loan may be covered by a Primary Hazard Insurance Policy and, if required as described in the related prospectus supplement, a Primary Credit Insurance Policy. In addition, the prospectus supplement may specify that a trust fund may include any combination of a Pool Insurance Policy, a special Hazard Insurance Policy, a bankruptcy bond or another form of credit support, as described under "Description of Credit Support."

     The following is only a brief description of certain insurance policies and does not purport to summarize or describe all of the provisions of these policies. This insurance is subject to underwriting and approval of individual residential loans by the respective insurers.

PRIMARY CREDIT INSURANCE POLICIES

     The prospectus supplement will specify whether the master servicer will be required to maintain or cause to be maintained in accordance with the underwriting standards adopted by the depositor a Primary Credit Insurance Policy with respect to each residential loan, other than Multifamily Loans, FHA loans, and VA loans, for which this insurance is required, as described under "Description of the Securities -- Realization on Defaulted Residential Loans" in this prospectus.

     The master servicer will be required to cause to be paid the premium for each Primary Credit Insurance Policy to be paid on a timely basis. The master servicer, or the related sub-servicer, if any, will be required to exercise its best reasonable efforts to be named the insured or a loss payee under any Primary Credit Insurance Policy. The ability to assure that Insurance Proceeds are appropriately applied may be dependent on its being so named, or on the extent to which information in this regard is furnished by borrowers. All amounts collected by the master servicer under any policy will be required to be deposited in the Trust Account. The master servicer will generally not be permitted to cancel or refuse to renew any Primary Credit Insurance Policy in effect at the time of the initial issuance of the securities that is required to be kept in force under the related agreement. However, the master servicer may cancel or refuse to renew any Primary Credit Insurance Policy, if it uses its best efforts to obtain a replacement Primary Credit Insurance Policy for the canceled or nonrenewed policy maintained with an insurer the claims-paying ability of which is acceptable to the rating agency or agencies for pass-through certificates or notes having the same rating as the securities on their date of issuance.

     As conditions precedent to the filing or payment of a claim under a Primary Credit Insurance Policy, the insured typically will be required, if a default by the borrower occurs, among other things, to:

     o   advance or discharge

         o     hazard insurance premiums; and

         o as necessary and approved in advance by the insurer, real estate taxes, protection and preservation expenses and foreclosure and related costs;

     o if any physical loss or damage to the residential property occurs, have the residential property restored to at least its condition at the effective date of the Primary Credit Insurance Policy, with ordinary wear and tear excepted; and

     o tender to the insurer good and merchantable title to, and possession of, the residential property.

FHA INSURANCE AND VA GUARANTEES

     Residential loans designated in the related prospectus supplement as insured by the FHA will be insured by the FHA as authorized under the United States Housing Act of 1934, as amended. Certain residential loans will be insured under various FHA programs including the standard FHA 203(b) program to finance the acquisition of one- to four-family housing units, the FHA 245 graduated payment mortgage program and the FHA Title I Program. These programs generally limit the principal amount and interest rates of the mortgage loans insured. The prospectus supplement relating to securities of each series evidencing interests in a trust fund including FHA loans will set forth additional information regarding the regulations governing the applicable FHA insurance programs. The following, together with any further description in the related prospectus supplement, describes FHA insurance programs and regulations as generally in effect with respect to FHA loans.

     The insurance premiums for FHA loans are collected by lenders approved by the Department of Housing and Urban Development or by the master servicer or any sub-servicer and are paid to the FHA. The regulations governing FHA single-family mortgage insurance programs provide that insurance benefits are payable either upon foreclosure or other acquisition of possession and conveyance of the mortgage premises to the United States of America or upon assignment of the defaulted loan to the United States of America. With respect to a defaulted FHA-insured residential loan, the master servicer or any sub-servicer will be limited in its ability to initiate foreclosure proceedings. When it is determined, either by the master servicer or any sub-servicer or HUD, that default was caused by circumstances beyond the borrower's control, the master servicer or any sub-servicer is expected to make an effort to avoid foreclosure by entering, if feasible, into one of a number of available forms of forbearance plans with the borrower. These forbearance plans may involve the reduction or suspension of regular mortgage payments for a specified period, with the payments to be made on or before the maturity date of the mortgage, or the recasting of payments due under the mortgage up to or, other than residential loans originated under the Title I Program of the FHA, beyond the maturity date. In addition, when a default caused by circumstances beyond a borrower's control is accompanied by certain other criteria, HUD may provide relief by making payments. These payments are to be repaid to HUD by borrower, to the master servicer or any sub-servicer in partial or full satisfaction of amounts due under the residential loan or by accepting assignment of the loan from the master servicer or any sub-servicer. With certain exceptions, at least three full monthly installments must be due and unpaid under the FHA loan, and HUD must have rejected any request for relief from the borrower before the master servicer or any sub-servicer may initiate foreclosure proceedings.

     HUD has the option, in most cases, to pay insurance claims in cash or in debentures issued by HUD. Currently, claims are being paid in cash, and claims have not been paid in debentures since 1965. HUD debentures issued in satisfaction of FHA insurance claims bear interest at the applicable HUD debentures interest rate. The master servicer or any sub-servicer of each FHA-insured single family loan will generally be obligated to purchase any debenture issued in satisfaction of the residential loan if a default occurs for an amount equal to the principal amount of any debenture.

     Other than in relation to the Title I Program of the FHA, the amount of insurance benefits generally paid by the FHA is equal to the entire unpaid principal amount of the defaulted residential loan adjusted to reimburse the master servicer or sub-servicer for certain costs and expenses and to deduct certain amounts received or retained by the master servicer or sub-servicer after default. When entitlement to insurance benefits results from foreclosure or other acquisition of possession and conveyance to HUD, the master servicer or sub-servicer will be compensated for no more than two-thirds of its foreclosure costs, and will be compensated for interest accrued and unpaid prior to this date but in general only to the extent it was allowed pursuant to a forbearance plan approved by HUD. When entitlement to insurance benefits results from assignment of the residential loan to HUD, the insurance payment will include full compensation for interest accrued and unpaid to the assignment date. The insurance payment itself, upon foreclosure of an FHA-insured residential loan, bears interest from a date 30 days after the borrower's first uncorrected failure to perform any obligation to make any payment due under the mortgage and, upon assignment, from the date of assignment to the date of payment of the claim, in each case at the same interest rate as the applicable HUD debenture interest rate as described above.

     Residential loans designated in the related prospectus supplement as guaranteed by the VA will be partially guaranteed by the VA under the Serviceman's Readjustment Act of 1944, as amended. The Serviceman's Readjustment Act of 1944, as amended, permits a veteran, or in certain instances the spouse of a veteran, to obtain a mortgage loan guarantee by the VA covering mortgage financing of the purchase of a one- to four-family dwelling unit at interest rates permitted by the VA. The program has no mortgage loan limits, requires no down payment from the purchaser and permits the guarantee of mortgage loans of up to 30 years' duration. However, no residential loan guaranteed by the VA will have an original principal amount greater than five times the partial VA guarantee for the related residential loan. The prospectus supplement relating to securities of each series evidencing interests in a trust fund including VA loans will set forth additional information regarding the regulations governing the applicable VA insurance programs.

     With respect to a defaulted VA guaranteed residential loan, the master servicer or sub-servicer will be, absent exceptional circumstances, authorized to announce its intention to foreclose only when the default has continued for three months. Generally, a claim for the guarantee will be submitted after liquidation of the residential property.

     The amount payable under the guarantee will be the percentage of the VA-insured residential loan originally guaranteed applied to indebtedness outstanding as of the applicable date of computation specified in the VA regulations. Payments under the guarantee will generally be equal to the unpaid principal amount of the residential loan, interest accrued on the unpaid balance of the residential loan to the appropriate date of computation and limited expenses of the mortgagee, but in each case only to the extent that these amounts have not been recovered through liquidation of the residential property. The amount payable under the guarantee may in no event exceed the amount of the original guarantee.

PRIMARY HAZARD INSURANCE POLICIES

     The related prospectus supplement may specify that the related servicing agreement will require the master servicer to cause the borrower on each residential loan to maintain a Primary Hazard Insurance Policy. This coverage will be specified in the related prospectus supplement, and in general will equal the lesser of the principal balance owing on the residential loan and the amount necessary to fully compensate for any damage or loss to the improvements on the residential property on a replacement cost basis. In either case, the coverage may not be less than the amount necessary to avoid the application of any co-insurance clause contained in the policy. The master servicer, or the related sub-servicer, if any, will be required to exercise its best reasonable efforts to be named as an additional insured under any Primary Hazard Insurance Policy and under any flood insurance policy referred to below. The ability to assure that hazard Insurance Proceeds are appropriately applied may be dependent on its being so named, or on the extent to which information in this regard is furnished by borrowers. All amounts collected by the master servicer under any policy, except for amounts to be applied to the restoration or repair of the residential property or released to the borrower in accordance with the master servicer's normal servicing procedures, subject to the terms and conditions of the related mortgage and mortgage note, will be deposited in the Trust Account.

     Each servicing agreement provides that the master servicer may satisfy its obligation to cause each borrower to maintain a hazard insurance policy by the master servicer's maintaining a blanket policy insuring against hazard losses on the residential loans. If the blanket policy contains a deductible clause, the master servicer will generally be required to deposit in the Trust Account all sums which would have been deposited in the Trust Account but for this clause. The master servicer will also generally be required to maintain a fidelity bond and errors and omissions policy with respect to its officers and employees. This policy will generally provide coverage against losses that may be sustained as a result of an officer's or employee's misappropriation of funds or errors and omissions in failing to maintain insurance, subject to limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. The policies relating to the residential loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms. Therefore, the policies will not contain identical terms and conditions. The basic terms of those policies are dictated by respective state laws, and most policies typically do not cover any physical damage resulting from the following:

     o   war,

     o   revolution,

     o   governmental actions,

     o   floods and other water-related causes,

     o   earth movement, including earthquakes, landslides and mudflows,

     o   nuclear reactions,

     o   wet or dry rot,

     o   vermin, rodents, insects or domestic animals,

     o   theft, and,

     o   in certain cases, vandalism.

The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive.

     When a residential property is located at origination in a federally designated flood area, each servicing agreement may require the master servicer to cause the borrower to acquire and maintain flood insurance in an amount equal in general to the lesser of:

     (1) the amount necessary to fully compensate for any damage or loss to the improvements which are part of the residential property on a replacement cost basis; and

     (2) the maximum amount of insurance available under the federal flood insurance program, whether or not the area is participating in the program.

     The hazard insurance policies covering the residential properties typically contain a co-insurance clause that in effect requires the insured at all times to carry insurance of a specified percentage of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, this clause generally provides that the insurer's liability if a partial loss occurs does not exceed the greater of:

     (1) the replacement cost of the improvements less physical depreciation;
and

     (2) that proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of the improvements.

     The related agreement will generally not require that a hazard or flood insurance policy be maintained for any Cooperative Loan. Generally, the cooperative housing corporation is responsible for maintenance of hazard insurance for the property owned by it and the tenant-stockholders of that cooperative housing corporation do not maintain individual hazard insurance policies. To the extent, however, that a cooperative housing corporation and the related borrower on a cooperative note do not maintain similar insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of the damaged property, damage to the borrower's cooperative apartment or the building could significantly reduce the value of the collateral securing the cooperative note.

     The effect of co-insurance if a partial loss occurs on improvements securing residential loans may be that hazard Insurance Proceeds may be insufficient to restore fully the damaged property because:

     (1) the amount of hazard insurance the master servicer will be required to cause to be maintained on the improvements securing the residential loans will decline as the principal balances owing on them decrease, and

     (2) residential properties have historically appreciated in value over time.

Under the terms of the residential loans, borrowers are generally required to present claims to insurers under hazard insurance policies maintained on the residential properties.

     The master servicer, on behalf of the trustee and holders of securities, is obligated to present or cause to be presented claims under any blanket insurance policy insuring against hazard losses on residential properties. The ability of the master servicer to present or cause to be presented these claims is dependent on the extent to which information in this regard is furnished to the master servicer by borrowers. However, the related prospectus supplement may specify that to the extent of the amount available to cover hazard losses under the special hazard insurance policy for a series, holders of securities may not suffer loss by reason of delinquencies or foreclosures following hazard losses, whether or not subject to co-insurance claims.

                          DESCRIPTION OF CREDIT SUPPORT

     The related prospectus supplement will specify if the trust fund that includes residential loans for a series of securities may include credit support for this series or for one or more classes of securities comprising this series, which credit support may consist of any combination of the following separate components, any of which may be limited to a specified percentage of the aggregate principal balance of the residential loans covered by this credit support or a specified dollar amount:

     o   a Pool Insurance Policy;

     o   a special hazard insurance policy;

     o   a Bankruptcy Bond;

     o   a reserve fund; or

     o   a similar credit support instrument.


Alternatively, the prospectus supplement relating to a series of securities will specify if credit support may be provided by subordination of one or more classes of securities or by overcollateralization, in combination with or in lieu of any one or more of the instruments set forth above. See "Description of the Securities -- Subordination" and "Description of Credit Support--Overcollateralization" in this prospectus. The amount and type of credit support with respect to a series of securities or with respect to one or more classes of securities comprising the related series, and the borrowers on the credit support, will be set forth in the related prospectus supplement.

     To the extent provided in the related prospectus supplement and the agreement, credit support may be periodically reduced based on the aggregate outstanding principal balance of the residential loans covered by the credit support.

POOL INSURANCE POLICIES

     The prospectus supplement relating to a series of securities may specify that the master servicer will exercise its best reasonable efforts to maintain or cause to be maintained a Pool Insurance Policy in full force and effect, unless coverage under the Pool Insurance Policy has been exhausted through payment of claims. The Pool Insurance Policy for any series of securities will be issued by the pool insurer named in the related prospectus supplement. The master servicer will be required to pay the premiums for each Pool Insurance Policy on a timely basis unless, as described in the related prospectus supplement, the payment of these fees is otherwise provided. The master servicer will be required to present or cause to be presented claims under each Pool Insurance Policy to the pool insurer on behalf of itself, the trustee and the holders of securities. Pool Insurance Policies, however, are not blanket policies against loss, since claims under these policies may be made only if certain conditions are satisfied, as described below and, if applicable, in the related prospectus supplement.

     Pool Insurance Policies do not cover losses arising out of the matters excluded from coverage under Primary Credit Insurance Policies, FHA Insurance or VA Guarantees or losses due to a failure to pay or denial of a claim under a Primary Credit Insurance Policy, FHA Insurance or VA Guarantee, irrespective of the reason for the failure.

     Pool Insurance Policies in general provide that no claim may be validly presented under Pool Insurance Policies with respect to a residential loan unless:

     o an acceptable Primary Credit Insurance Policy, if the initial Collateral Value of the residential loan exceeded 80%, has been kept in force until the Collateral Value is reduced to 80%;

     o premiums on the Primary Hazard Insurance Policy have been paid by the insured and real estate taxes (if applicable) and foreclosure, protection and preservation expenses have been advanced by or on behalf of the insured, as approved by the pool insurer;

     o if there has been physical loss or damage to the residential property, it has been restored to its physical condition at the time the residential loan became insured under the Pool Insurance Policy, subject to reasonable wear and tear; and

     o the insured has acquired good and merchantable title to the residential property, free and clear of all liens and encumbrances, except permitted encumbrances, including any right of redemption by or on behalf of the borrower, and if required by the pool insurer, has sold the property with the approval of the pool insurer.

     Assuming the satisfaction of these conditions, the pool insurer typically has the option to either

     (1) acquire the property securing the defaulted residential loan for a payment equal to the principal balance of the loan plus accrued and unpaid interest at its interest rate to the date of acquisition and certain expenses described above advanced by or on behalf of the insured. This option is conditioned on the pool insurer being provided with good and merchantable title to the residential property, unless the property has been conveyed pursuant to the terms of the applicable Primary Credit Insurance Policy; or

     (2) pay the amount by which the sum of the principal balance of the defaulted residential loan and accrued and unpaid interest at its interest rate to the date of the payment of the claim and these expenses exceeds the proceeds received from a sale of the residential property that the pool insurer has approved.

     In both (1) and (2), the amount of payment under a Pool Insurance Policy will generally be reduced by the amount of the loss paid under any Primary Credit Insurance Policy.

     Unless earlier directed by the pool insurer, a claim under a Pool Insurance Policy generally must be filed

     (1) in the case when a Primary Credit Insurance Policy is in force, within a specified number of days after the claim for loss has been settled or paid under a Primary Credit Insurance Policy, or after acquisition by the insured or a sale of the property approved by the pool insurer, whichever is later; or

     (2) in the case when a Primary Credit Insurance Policy is not in force, within a specified number of days after acquisition by the insured or a sale of the property approved by the pool insurer.

A claim must be paid within a specified period after the claim is made by the insured.

     The prospectus supplement relating to a series of securities will specify whether the amount of coverage under each Pool Insurance Policy will be reduced over the life of the securities of the series by the aggregate dollar amount of claims paid less the aggregate of the net amounts realized by the pool insurer upon disposition of all acquired properties. The amount of claims paid will generally include certain expenses incurred by the master servicer as well as accrued interest on delinquent residential loans to the date of payment of the claim. However, holders of securities may experience a shortfall in the amount of interest distributed in connection with the payment of claims under a Pool Insurance Policy. This shortfall may result because the pool insurer will be required to remit only unpaid interest through the date a claim is paid, rather than unpaid interest through the end of the month in which the claim is paid.

     In addition, holders of securities may experience losses in connection with payments made under a Pool Insurance Policy to the extent that the master servicer expends funds for the purpose of enabling it to make a claim under the Pool Insurance Policy. These expenditures by the master servicer could include amounts necessary to cover real estate taxes and to repair the related residential property. The master servicer will be reimbursed for the expenditures from amounts that otherwise would be distributed to holders of securities, and the expenditures will not be covered by payments made under the related Pool Insurance Policy. See "Certain Legal Aspects of Residential Loans--Foreclosure on Mortgages" and "--Repossession with respect to Manufactured Housing Contracts that are not Land Contracts" in this prospectus. Accordingly, if aggregate net claims paid under a Pool Insurance Policy reach the applicable policy limit, coverage under that Pool Insurance Policy will be exhausted. As a result, any further losses will be borne by holders of securities of the related series.

     If a pool insurer ceases to be a Qualified Insurer, the master servicer will be required to use its best reasonable efforts to obtain or cause to be obtained from another Qualified Insurer a replacement insurance policy comparable to the Pool Insurance Policy with a total coverage equal to the then outstanding coverage of the Pool Insurance Policy. However, the related prospectus supplement will specify whether if the cost of the replacement policy is greater than the cost of the Pool Insurance Policy, the coverage of the replacement policy may be reduced to a level such that its premium rate does not exceed the premium rate on the Pool Insurance Policy. However, if the pool insurer ceases to be a Qualified Insurer solely because it ceases to be approved as an insurer by Freddie Mac, Fannie Mae, or any successor entity, the master servicer will be required to review, or cause to be reviewed, the financial condition of the pool insurer with a view towards determining whether recoveries under the Pool Insurance Policy are jeopardized for reasons related to the financial condition of the pool insurer. If the master servicer determines that recoveries are so jeopardized, it will be required to exercise its best reasonable efforts to obtain from another Qualified Insurer a replacement policy as described above, subject to the same cost limitation.

     Because each Pool Insurance Policy will require that the property subject to a defaulted residential loan be restored to its original condition prior to claiming against the pool insurer, this policy will not provide coverage against hazard losses. As set forth under "Description of Primary Insurance Coverage--Primary Hazard Insurance Policies" in this prospectus, the Primary Hazard Insurance Policies covering the residential loans typically exclude from coverage physical damage resulting from a number of causes. Even when the damage is covered, the Primary Hazard Insurance Policies may afford recoveries that are significantly less than full replacement cost of the losses. Further, a special hazard insurance policy will not cover all risks, and the coverage under this type of policy will be limited in amount. Certain hazard risks will, as a result, be uninsured and will therefore be borne by you.

SPECIAL HAZARD INSURANCE POLICIES

     The prospectus supplement with respect to a series of securities may specify that the master servicer will be required to obtain a special hazard insurance policy for the series. This policy will be issued by the special hazard insurer specified in the prospectus supplement and cover any special hazard amount as described in the immediately succeeding paragraph. The master servicer will be obligated to exercise its best reasonable efforts to keep or cause to be kept a special hazard insurance policy in full force and effect, unless coverage under the policy has been exhausted through payment of claims. However, the master servicer will be under no obligation to maintain the policy if a Pool Insurance Policy covering the series is no longer in effect. The master servicer will be obligated to pay the premiums on each special hazard insurance policy on a timely basis unless, as described in the related prospectus supplement, payment of these premiums is otherwise provided for.

     Claims under each special hazard insurance policy will generally be limited to:

     (1) a percentage set forth in the related prospectus supplement, which is generally not greater than 1%, of the aggregate principal balance as of the Cut-Off Date of the residential loans comprising the related trust fund;

     (2) twice the unpaid principal balance as of the Cut-Off Date of the largest residential loan in the trust fund; or

     (3) the greatest aggregate principal balance of residential loans secured by residential properties located in any one California postal zip code area, whichever is the greatest.

     As more specifically provided in the related prospectus supplement, each special hazard insurance policy will, subject to limitations of the kind described below, typically protect holders of securities of the related series from:

     o loss by reason of damage to residential properties caused by certain hazards, including earthquakes and mudflows, not insured against under the Primary Hazard Insurance Policies or a flood insurance policy if the property is in a federally designated flood area; and

     o loss from partial damage caused by reason of the application of the co-insurance clause contained in the Primary Hazard Insurance Policies.

Special hazard insurance policies will typically not cover losses such as those occasioned by

     o   normal wear and tear,

     o   war,

     o   civil insurrection,

     o   certain governmental actions,

     o   errors in design,

     o   faulty workmanship or materials,

     o except under certain circumstances, nuclear or chemical reaction or contamination,

     o flood, if the property is located in a federally designated flood area, and

     o   certain other risks.

     Subject to the foregoing limitations, each special hazard insurance policy will typically provide that, when there has been damage to property securing a defaulted residential loan acquired by the insured and to the extent the damage is not covered by the related Primary Hazard Insurance Policy or flood insurance policy, the insurer will pay the lesser of:

     (1) the cost of repair to the property; and

     (2) when transfer of the property to the insurer occurs, the unpaid principal balance of the residential loan at the time of acquisition of the property by foreclosure, deed in lieu of foreclosure or repossession, plus

         (a) accrued interest at the interest rate to the date of claim settlement and


         (b) certain expenses incurred by or on behalf of the master servicer with respect to the property.

The amount of coverage under the special hazard insurance policy will be reduced by the sum of:

         (a) the unpaid principal balance plus accrued interest and certain expenses paid by the insurer, less any net proceeds realized by the insurer from the sale of the property, plus

         (b)   any amount paid as the cost of repair of the property.

     Typically, restoration of the property with the proceeds described under clause (1) of the immediately preceding paragraph will satisfy the condition under a Pool Insurance Policy that the property be restored before a claim under this type of policy may be validly presented with respect to the defaulted residential loan secured by the property. The payment described under clause (2) of the immediately preceding paragraph will render unnecessary presentation of a claim in respect of the residential loan under a Pool Insurance Policy. Therefore, so long as the Pool Insurance Policy remains in effect, the payment by the insurer of either of the above alternative amounts will not affect the total Insurance Proceeds paid to holders of securities, but will affect the relative amounts of coverage remaining under any special hazard insurance policy and any Pool Insurance Policy.

     The special hazard insurer must typically approve the sale of a esidential property under any special hazard insurance policy. The funds received by the insured in excess of the unpaid principal balance of the residential loan plus interest on that balance to the date of sale, plus certain expenses incurred by or on behalf of the master servicer with respect to the property, not to exceed the amount actually paid by the special hazard insurer, must be refunded to the special hazard insurer. To the extent funds are refunded to the special hazard insurer, coverage under the special hazard insurance policy will be restored. If aggregate claim payments under a special hazard insurance policy reach the policy limit, coverage under the policy will be exhausted and any further losses will be borne by the holders of securities.

     A claim under a special hazard insurance policy generally must be filed within a specified number of days after the insured has acquired good and merchantable title to the property, and a claim payment is generally payable within a specified number of days after a claim is accepted by the special hazard insurer. Special hazard insurance policies generally provide that no claim may be paid unless

     o   Primary Hazard Insurance Policy premiums,

     o flood insurance premiums, if the property is located in a federally designated flood area, and, as approved by the special hazard insurer,

     o   real estate property taxes, if applicable,

     o   property protection and preservation expenses and

     o   foreclosure costs

have been paid by or on behalf of the insured, and unless the insured has maintained the Primary Hazard Insurance Policy.

     If a special hazard insurance policy is canceled or terminated for any reason, other than the exhaustion of total policy coverage, the master servicer will be obligated to use its best reasonable efforts to obtain or cause to be obtained from another insurer a replacement policy comparable to the special hazard insurance policy. The replacement policy must have total coverage that is equal to the then existing coverage of the special hazard insurance policy. However, if the cost of the replacement policy is greater than the cost of the special hazard insurance policy, the coverage of the replacement policy may be reduced to a level so that the premium rate does not exceed the premium rate on the special hazard insurance policy as provided in the related prospectus supplement.

     Each special hazard insurance policy is designed to permit full recoveries under a Pool Insurance Policy in circumstances in which the recoveries would otherwise be unavailable because property has been damaged by a cause not insured against by a Primary Hazard Insurance Policy and thus would not be restored. Therefore, each pooling and servicing agreement will generally provide that, if the related Pool Insurance Policy shall have lapsed or terminated or been exhausted through payment of claims, the master servicer will be under no further obligation to maintain the special hazard insurance policy.

BANKRUPTCY BONDS

     The prospectus supplement with respect to a series of securities may specify that the master servicer will be required to obtain a Bankruptcy Bond for the series. The obligor on, and the amount of coverage of, any Bankruptcy Bond will be set forth in the related prospectus supplement. The master servicer will be required to exercise its best reasonable efforts to maintain or cause to be maintained the Bankruptcy Bond in full force and effect, unless coverage under the Bankruptcy Bond has been exhausted through payment of claims. The master servicer will be required to pay or cause to be paid the premiums for each Bankruptcy Bond on a timely basis, unless, as described in the related prospectus supplement, payment of the premiums is otherwise provided for.

RESERVE FUNDS

     The related prospectus supplement may specify that the depositor will deposit or cause to be deposited in an account any combination of cash, one or more irrevocable letters of credit or one or more United States government securities and other high quality investments in specified amounts, or any other instrument satisfactory to the rating agency or agencies. These deposits will be applied and maintained in the manner and under the conditions specified in the prospectus supplement. In the alternative or in addition to the deposit, to the extent described in the related prospectus supplement, a Reserve Fund may be funded through application of a portion of the interest payment on each mortgage loan or of all or a portion of amounts otherwise payable on the subordinate securities. Amounts in a Reserve Fund may be distributed to holders of securities, or applied to reimburse the master servicer for outstanding advances, or may be used for other purposes, in the manner and to the extent specified in the related prospectus supplement. The related prospectus supplement may specify that any Reserve Fund will not be deemed to be part of the related trust fund.

     Amounts deposited in any Reserve Fund for a series will be invested in certain permitted investments by, or at the direction of, the master servicer or any other person named in the related prospectus supplement.

CROSS-SUPPORT PROVISIONS

     The related prospectus supplement may specify that the residential loans for a series of securities may be divided into separate groups, each supporting a separate class or classes of securities of a series. In addition, credit support may be provided by cross-support provisions requiring that distributions be made on securities evidencing interests in one group of mortgage loans prior to distributions on securities evidencing interests in a different group of mortgage loans within the trust fund. The prospectus supplement relating to a series that includes a cross-support provision will describe the manner and conditions for applying the provisions.

     The coverage provided by one or more forms of credit support may apply concurrently to two or more related trust funds. If applicable, the related prospectus supplement will identify the trust funds to which the credit support relates and the manner of determining the amount of the coverage provided by the credit support and of the application of the coverage to the identified trust funds.

LETTER OF CREDIT

     The prospectus supplement relating to a series of securities may specify that the residential loans in the related trust fund may be covered by one or more letters of credit, issued by a bank or financial institution specified in the prospectus supplement. Under a letter of credit, the issuing bank or financial institution will be obligated to honor draws in an aggregate fixed dollar amount, net of unreimbursed payments, equal to the percentage specified in the related prospectus supplement of the aggregate principal balance of the residential loans on the related Cut-Off Date or one or more classes of securities. Any letter of credit may permit draws only if certain types of losses occur. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments under the letter of credit.

INSURANCE POLICIES AND SURETY BONDS

     The prospectus supplement relating to a series of securities may specify that one or more classes of securities of the series will be covered by insurance policies and/or surety bonds provided by one or more insurance companies or sureties. The instruments may cover timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement.

EXCESS SPREAD

     The prospectus supplement may specify that a portion of the interest payments on residential loans may be applied to reduce the principal balance of one or more classes of securities to provide or maintain a cushion against losses on the residential loans.

OVERCOLLATERALIZATION

     The related prospectus supplement may specify that the subordination provisions of a trust fund may be used to accelerate to a limited extent the amortization of one or more classes of securities relative to the amortization of the related assets of the trust fund. The accelerated amortization is achieved by the application of certain excess interest to the payment of principal of one or more classes of securities. This acceleration feature creates, with respect to the assets of the trust fund, overcollateralization which results from the excess of the aggregate principal balance of the related assets of the trust fund, over the principal balance of the related class or classes of securities. This acceleration may continue for the life of the related security, or may be limited. In the case of limited acceleration, once the required level of overcollateralization is reached, and subject to certain provisions specified in the related prospectus supplement, the limited acceleration feature may cease, unless necessary to maintain the required level of overcollateralization.

                   CERTAIN LEGAL ASPECTS OF RESIDENTIAL LOANS

     The following discussion contains general summaries of certain legal aspects of loans secured by residential properties. Because the legal aspects are governed by applicable state law, which may differ substantially, the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the security for the residential loans is situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the residential loans. In this regard, the following discussion does not fully reflect federal regulations with respect to FHA loans and VA loans. See "The Trust Funds--Residential Loans" and "Description of Primary Insurance Coverage--FHA Insurance and VA Guarantees" in this prospectus.

GENERAL

     All of the residential loans are generally loans to homeowners. All of the mortgage loans and Multifamily Loans are evidenced by notes or bonds and secured by instruments which may be mortgages, deeds of trust, security deeds or deeds to secure debt, depending on the type of security instrument customary to grant a security interest in real property in the state in which the residential property is located. The prospectus supplement relating to a series of securities may specify that a trust fund also contains:

     (1) Home Improvement Contracts evidenced by promissory notes, which may be secured by an interest in the related mortgaged property or may be unsecured;

     (2) Cooperative Loans evidenced by promissory notes secured by security interests in shares issued by private, cooperative housing corporations and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the related buildings; or

     (3) Manufactured Housing Contracts evidencing both

         o the obligation of the borrower to repay the loan evidenced by the Manufactured Housing Contract; and

         o the grant of a security interest in the related manufactured home or with respect to Land Contracts, a lien on the real estate to which the related manufactured homes are deemed to be affixed, and including in some cases a security interest in the related manufactured home, to secure repayment of this loan.

Generally, any of the foregoing types of encumbrance will create a lien on, or grant a title interest in, the subject property. The priority of the lien will depend on the terms of the particular security instrument, if any, the knowledge of the parties to the instruments, as well as the order of recordation or filing of the instrument in the appropriate public office. This lien is generally not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers.

MORTGAGE LOANS

     The mortgage loans and Multifamily Loans will generally be secured by either mortgages, deeds of trust, security deeds or deeds to secure debt depending on the type of security instrument customary to grant a security interest according to the prevailing practice in the state in which the property subject to a mortgage loan or Multifamily Loan is located. Any of the foregoing types of encumbrance creates a lien on or conveys title to the real property encumbered by this instrument and represents the security for the repayment of an obligation that is customarily evidenced by a promissory note. This lien is generally not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers. Priority with respect to these security instruments depends on their terms and generally on the order of recording with the applicable state, county or municipal office.

     There are two parties to a mortgage, the mortgagor, who is the borrower and usually the owner of the subject property or the land trustee, and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. However, in the case of a land trust, title to the property is held by a land trustee under a land trust agreement, while the owner is the beneficiary of the land trust; at origination of a mortgage loan, the borrower executes a separate undertaking to make payments on the mortgage note.

     Although a deed of trust is similar to a mortgage, a deed of trust normally has three parties, the trustor, who is similar to a mortgagor and who is the owner of the subject property and may or may not be the borrower, the beneficiary who is similar to a mortgagee and who is the lender, and the trustee, a third-party grantee. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. A security deed and a deed to secure debt are special types of deeds which indicate on their face that they are granted to secure an underlying debt. By executing a security deed or deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien on, the subject property to the grantee until a time when the underlying debt is repaid. The mortgagee's authority under a mortgage and the trustee's authority under a deed of trust, security deed or deed to secure debt are governed by

     o   the law of the state in which the real property is located,

     o the express provisions of the mortgage, deed of trust, security deed or deed to secure debt and,

     o in some cases, with respect to deeds of trust, the directions of the beneficiary.

COOPERATIVE LOANS

     The Cooperative owns all the real property or some interest in the real property sufficient to permit it to own the building and all separate dwelling units in the building. The Cooperative is directly responsible for property management and, in most cases, payment of real estate taxes, other governmental impositions and hazard and liability insurance. If there is a blanket mortgage on the cooperative apartment building and/or underlying land, or an underlying lease of the land, the Cooperative, as mortgagor, or lessee, as the case may be, is also responsible for meeting these blanket mortgage or rental obligations. A blanket mortgage is ordinarily incurred by the Cooperative in connection with either the construction or purchase of the Cooperative's apartment building or the obtaining of capital by the Cooperative. The interests of the occupants under proprietary leases or occupancy agreements as to which the Cooperative is the landlord are generally subordinate to the interests of the holder of the blanket mortgage and to the interest of the holder of a land lease.

     If the Cooperative is unable to meet the payment obligations

     (1) arising under its blanket mortgage, the mortgagee holding the blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements; or

     (2) arising under its land lease, the holder of the landlord's interest under the land lease could terminate it and all subordinate proprietary leases and occupancy agreements.

Also, a blanket mortgage on a Cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at final maturity. The inability of the Cooperative to refinance the mortgage and its consequent inability to make the final payment could lead to foreclosure by the mortgagee. Similarly, a land lease has an expiration date and the inability of the Cooperative to extend its term or, in the alternative, to purchase the land could lead to termination of the Cooperative's interest in the property and termination of all proprietary leases and occupancy agreements. In either event, foreclosure by the holder of the blanket mortgage or the termination of the underlying lease could eliminate or significantly diminish the value of any collateral held by the lender that financed the purchase by an individual tenant-stockholder of Cooperative shares or, in the case of the trust fund, the collateral securing the Cooperative Loans.

     The Cooperative is owned by tenant-stockholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a Cooperative must make a monthly payment to the Cooperative representing the tenant-stockholder's pro rata share of the Cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a Cooperative and accompanying occupancy rights is financed through a Cooperative share loan evidenced by a promissory note and secured by an assignment of and a security interest in the occupancy agreement or proprietary lease and in the related Cooperative shares. The lender generally takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the Cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. If a default of the tenant-stockholder occurs, the lender may generally sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of Cooperative shares. See "--Foreclosure on Cooperative Shares" below.

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TAX ASPECTS OF COOPERATIVE OWNERSHIP

     In general, a "tenant-stockholder," as defined in Section 216(b)(2) of the Code, of a "cooperative housing corporation" within the meaning of Section 216(b)(1) of the Code, is allowed a deduction for amounts paid or accrued within his taxable year to the corporation. These amounts paid or accrued represent his proportionate share of certain interest expenses and certain real estate taxes allowable as a deduction under Section 216(a) of the Code to the corporation under Sections 163 and 164 of the Code. In order for a corporation to qualify under Section 216(b)(1) of the Code for its taxable year in which the items are allowable as a deduction to the corporation, this section requires, among other things, that at least 80% of the gross income of the corporation be derived from its tenant-stockholders. By virtue of this requirement, the status of a corporation for purposes of Section 216(b)(1) of the Code must be determined on a year-to-year basis. Consequently, there can be no assurance that cooperatives relating to the Cooperative Loans will qualify under this section for any particular year. If a Cooperative of this type fails to qualify for one or more years, the value of the collateral securing any related Cooperative Loans could be significantly impaired because no deduction would be allowable to tenant-stockholders under Section 216(a) of the Code with respect to those years. In view of the significance of the tax benefits accorded tenant-stockholders of a corporation that qualifies under Section 216(b)(1) of the Code, the likelihood that this failure would be permitted to continue over a period of years appears remote.

MANUFACTURED HOUSING CONTRACTS OTHER THAN LAND CONTRACTS

     Under the laws of most states, manufactured housing constitutes personal property and is subject to the motor vehicle registration laws of the state or other jurisdiction in which the unit is located. In a few states, where certificates of title are not required for the perfection of security interests in manufactured homes, security interests are perfected by the filing of a financing statement under Article 9 of the UCC which has been adopted by all states. The financing statements are effective for five years and must be renewed at the end of each five years. The certificate of title laws adopted by the majority of states provide that ownership of motor vehicles and manufactured housing shall be evidenced by a certificate of title issued by the motor vehicles department, or a similar entity, of the responsible state. In the states which have enacted certificate of title laws, a security interest in a unit of manufactured housing, so long as it is not attached to land in so permanent a fashion as to become a fixture, is generally perfected by the recording of the interest on the certificate of title to the unit in the appropriate motor vehicle registration office or by delivery of the required documents and payment of a fee to the office, depending on state law.

     The master servicer will generally be required to obtain possession of the certificate of title, but, the related prospectus supplement may specify if it will not be required to effect the notation or delivery of the required documents and fees. The failure to effect the notation or delivery, or the taking of action under the wrong law, under a motor vehicle title statute rather than under the UCC, is likely to cause the trustee not to have a perfected security interest in the manufactured home securing a Manufactured Housing Contract.

     As manufactured homes have become larger and often have been attached to their sites without any apparent intention to move them, courts in many states have held that manufactured homes may, under certain circumstances, become subject to real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties, including a trustee in bankruptcy claiming an interest in the home under applicable state real estate law, regardless of compliance with the requirements described above. In order to perfect a security interest in a manufactured home under real estate laws, the holder of the security interest must file either a "fixture filing" under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the home is located. These filings must be made in the real estate records office of the county where the home is located.

     Generally, Manufactured Housing Contracts will contain provisions prohibiting the borrower from permanently attaching the manufactured home to its site. So long as the borrower does not violate this agreement, a security interest in the manufactured home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to perfect the security interest in the manufactured home. If, however, a manufactured home is permanently attached to its site, other parties, including a trustee in bankruptcy, could obtain an interest in the manufactured home which is prior to the security interest originally retained by the seller and transferred to the depositor.

     The depositor will assign or cause to be assigned a security interest in the manufactured homes to the trustee, on behalf of the holders of securities. The related prospectus supplement may specify that neither the depositor, the master servicer nor the trustee will amend the certificates of title to identify the trustee, on behalf of the holders of securities, as the new secured party. Accordingly, the depositor or the Unaffiliated Seller will continue to be named as the secured party on the certificates of title relating to the manufactured homes. In most states, the assignment is an effective conveyance of the security interest without amendment of any lien noted on the related certificate of title and the new secured party, therefore, succeeds to the depositor's rights as the secured party. However, in some states there exists a risk that, in the absence of an amendment to the certificate of title, the assignment of the security interest might not be held effective against creditors of the depositor or the Unaffiliated Seller.

     In the absence of fraud, forgery or permanent affixation of the manufactured home to its site by the manufactured home owner, or administrative error by state recording officials, the following actions should be sufficient to protect the trustee against the rights of subsequent purchasers of a manufactured home or subsequent lenders who take a security interest in the manufactured home:

     o the notation of the lien of the depositor on the certificate of title or delivery of the required documents and fees or,

     o in states where a security interest in manufactured homes is perfected pursuant to Article 9 of the UCC, the filing of a financing statement, and continuation statements before the end of each five year period.

If there are any manufactured homes as to which the depositor has failed to perfect or cause to be perfected the security interest assigned to the trust fund, the security interest would be subordinate to, among others, subsequent purchasers for value of manufactured homes, holders of perfected security interests, and a trustee in bankruptcy. There also exists a risk in not identifying the trustee, on behalf of the holders of securities as the new secured party on the certificate of title that, through fraud or negligence, the security interest of the trustee could be released.

     If the owner of a manufactured home moves it to a state other than the state in which the manufactured home initially is registered, under the laws of most states the perfected security interest in the manufactured home would continue for four months after the relocation and after that period until the owner re-registers the manufactured home in the new state. If the owner were to relocate a manufactured home to another state and re-register the manufactured home in the other state, and if the depositor did not take steps to re-perfect its security interest in the new state, the security interest in the manufactured home would cease to be perfected.

     A majority of states generally require surrender of a certificate of title to re-register a manufactured home. Accordingly, if the depositor holds the certificate of title to this manufactured home, it must surrender possession of the certificate. In the case of manufactured homes registered in states which provide for notation of lien, the depositor would receive notice of surrender if the security interest in the manufactured home is noted on the certificate of title. Accordingly, the depositor could re-perfect its security interest in the manufactured home in the state of relocation. In states which do not require a certificate of title for registration of a manufactured home, re-registration could defeat perfection. Similarly, when a borrower under a manufactured housing conditional sales contract sells a manufactured home, the lender must surrender possession of the certificate of title or it will receive notice as a result of its lien noted thereon. Accordingly, the lender will have an opportunity to require satisfaction of the related manufactured housing conditional sales contract before release of the lien. The master servicer will be obligated to take the steps, at the master servicer's expense, as are necessary to maintain perfection of security interests in the manufactured homes.

     Under the laws of most states, statutory liens, such as liens for epairs performed on a manufactured home and liens for personal property taxes take priority even over a perfected security interest. In addition, certain liens arising as a matter of federal law, such as federal tax liens, also take priority over a perfected security interest. The depositor will obtain the representation of the Unaffiliated Seller that it has no knowledge of any liens with respect to any manufactured home securing a contract. However, these types of liens could arise at any time during the term of a mortgage note or Manufactured Housing Contract. No notice will be given to the trustee or holders of securities if this type of a lien arises.

FORECLOSURE ON MORTGAGES

     Foreclosure of a mortgage is generally accomplished by judicial action. Generally, the action is initiated by serving legal pleadings on all parties having an interest of record in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary party defendants. When the mortgagee's right to foreclose is contested, the legal proceedings necessary to resolve the issue can be time consuming. After the completion of a judicial foreclosure, the court generally issues a judgment of foreclosure and appoints a referee or other court officer to conduct the sale of the property.

     An action to foreclose a mortgage is an action to recover the mortgage debt by enforcing the mortgagee's rights under the mortgage in and to the mortgaged property. It is regulated by statutes and rules and subject throughout to the court's equitable powers. Generally, a borrower is bound by the terms of the mortgage note and the mortgage as made and cannot be relieved from its own default. A foreclosure action is equitable in nature and is addressed to a court of equity. Accordingly, the court may relieve a borrower of a default and deny the mortgagee foreclosure on proof that the borrower's default was neither willful nor in bad faith and that the mortgagee's action was meant to establish a waiver, or fraud, bad faith, oppressive or unconscionable conduct to warrant a court of equity to refuse affirmative relief to the mortgagee. Under certain circumstances a court of equity may relieve the borrower from an entirely technical default where the default was not willful.

     A foreclosure action or sale pursuant to a power of sale is subject to most of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring up to several years to complete. Moreover, a non-collusive, regularly conducted foreclosure sale or sale pursuant to a power of sale may be challenged as a fraudulent conveyance, regardless of the parties' intent. The challenge could be successful if a court determines that the sale was for less than fair consideration and the sale occurred while the borrower was insolvent and within one year, or within the state statute of limitations if the trustee in bankruptcy elects to proceed under state fraudulent conveyance law, of the filing of bankruptcy. Similarly, a suit against the debtor on the mortgage note may take several years and, generally, is a remedy alternative to foreclosure, the mortgagee being precluded from pursuing both at the same time. In some states, mortgages may also be foreclosed by advertisement in accordance with a power of sale provided in the mortgage. Foreclosure of a mortgage by advertisement is essentially similar to foreclosure of a deed of trust by nonjudicial power of sale.

     Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust which authorizes the trustee to sell the property if the borrower defaulted under the terms of the note or deed of trust. In some states, prior to the sale, the trustee must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other individual having an interest in the real property, including any junior lienholder. In some states, the trustor, borrower, or any person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation to the extent allowed by applicable law. Generally, state law controls the amount of foreclosure expenses and costs, including attorneys' fees, which may be recovered by a lender. Certain states require that a notice of sale must be posted in a public place and, in most states, published for a specific period of time in a specified manner prior to the date of the trustee's sale. In addition, some state laws require posting of a copy of the notice of sale on the property, recording and sending the notice to all parties having an interest in the real property. In certain states, foreclosure under a deed of trust may also be accomplished by judicial action in the manner provided for foreclosure of mortgages.

     In case of foreclosure under either a mortgage or a deed of trust, the sale by the referee or other designated officer or by the trustee is generally a public sale. It is uncommon for a third party to purchase the property at the foreclosure sale because:

     (1) of the difficulty potential third party purchasers at the sale might have in determining the exact status of title and

     (2) the physical condition of the property may have deteriorated during the foreclosure proceedings.

     In some states, potential buyers may be further unwilling to purchase a property at a foreclosure sale as a result of the 1980 decision of the United States Court of Appeals for the Fifth Circuit in Durrett v. Washington National Insurance Company. The court in Durrett held that even a non-collusive, regularly conducted foreclosure sale was a fraudulent transfer under section 67 of the former Bankruptcy Act and section 548 of the current Bankruptcy Code, and, therefore, could be rescinded in favor of the bankrupt's estate, if:

     (1) the foreclosure sale was held while the debtor was insolvent and not more than one year prior to the filing of the bankruptcy petition; and

     (2) the price paid for the foreclosed property did not represent "fair consideration," which is "reasonably equivalent value" under the Bankruptcy Code.

     However, on May 23, 1994, Durrett was effectively overruled by the United States Supreme Court in BFP v. Resolution Trust Corporation, as Receiver for Imperial Federal Savings and Loan Association, et al., in which the Court held that "`reasonably equivalent value', for foreclosed property, is the price in fact received at the foreclosure sale, so long as all the requirements of the State's foreclosure law have been complied with." The Supreme Court decision, however, may not be controlling as to whether a non-collusive, regularly conducted foreclosure can be avoided as a fraudulent conveyance under applicable state law, if a court determines that the sale was for less than "fair consideration" under applicable state law. For these reasons, it is common for the lender to purchase the property from the trustee or referee for an amount equal to the principal amount of the mortgage or deed of trust plus accrued and unpaid interest and the expenses of foreclosure.

     Generally, state law controls the amount of foreclosure costs and expenses, including attorneys' and trustee's fees, which may be recovered by a lender. In some states there is a statutory minimum purchase price which the lender may offer for the property. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume ownership of the mortgaged property. The burdens of ownership include obtaining casualty insurance, paying taxes and making repairs at the lender's own expense as are necessary to render the property suitable for sale. Depending on market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Any loss may be reduced by the receipt of any mortgage Insurance Proceeds, if any.

     A junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to the senior mortgages. If it does foreclose, the junior mortgagee must either pay the entire amount due on the senior mortgages to the senior mortgagees prior to or at the time of the foreclosure sale or undertake the obligation to make payments on the senior mortgages if the borrower is in default under the senior mortgage. In either event the junior mortgagee would add the amounts expended to the balance due on the junior loan, and it may be subrogated to the rights of the senior mortgagees. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause, the junior mortgagee may be required to pay the full amount of the senior mortgages to the senior mortgagees. Accordingly, with respect to those mortgage loans which are junior mortgage loans, if the lender purchases the property, the lender's title will be subject to all senior liens and claims and certain governmental liens.

     The proceeds received by the referee or trustee from the sale are applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage or deed of trust under which the sale was conducted. Any remaining proceeds are generally payable to the holders of junior mortgages or deeds of trust and other liens and claims in order of their priority, whether or not the borrower is in default. Any additional proceeds are generally payable to the borrower or trustor. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgagee or may require the institution of separate legal proceedings.

     In foreclosure, courts have imposed general equitable principles. The equitable principles are generally designed to relieve the borrower from the legal effect of his defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. The courts have taken a number of different approaches:

     o in some cases, courts have substituted their judgment for the lender's judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability;

     o in other cases, courts have limited the right of a lender to foreclose if the default under the mortgage instrument is not monetary, such as the borrower's failure to adequately maintain the property or the borrower's execution of a second mortgage or deed of trust affecting the property;

     o finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under deeds of trust or mortgages receive notices in addition to the statutorily-prescribed minimums. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust, or under a mortgage having a power of sale, does not involve sufficient state action to afford constitutional protections to the borrower.

     In addition, certain states impose a statutory lien for associated costs on property that is the subject of a cleanup action by the state on account of hazardous wastes or hazardous substances released or disposed of on the property. This statutory lien may have priority over all subsequent liens on the property and, in certain of these states, will have priority over prior recorded liens, including the lien of a mortgage. In addition, under federal environmental law and possibly under state law in a number of states, a secured party that takes a deed in lieu of foreclosure or acquires a mortgaged property at a foreclosure sale may become liable for the costs of cleaning up a contaminated site. Although these costs could be substantial, it is unclear when they would be imposed on a secured lender on residential properties. If title to a residential property was acquired on behalf of holders of securities and cleanup costs were incurred in respect of the residential property, the holders of securities might realize a loss if these costs were required to be paid by the related trust fund.

FORECLOSURE ON COOPERATIVE SHARES

     The Cooperative shares and proprietary lease or occupancy agreement owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the Cooperative's Certificate of Incorporation and By-laws, as well as in the proprietary lease or occupancy agreement. These agreements may be canceled by the Cooperative, even while pledged, for failure by the tenant-stockholder to pay rent or other obligations or charges owed by the tenant-stockholder, including mechanics' liens against the Cooperative apartment building incurred by the tenant-stockholder. Commonly, rent and other obligations and charges arising under a proprietary lease or occupancy agreement which are owed to the cooperative are made liens on the shares to which the proprietary lease or occupancy agreement relates.

     In addition, the proprietary lease or occupancy agreement generally permits the Cooperative to terminate this lease or agreement if the tenant-stockholder fails to make payments or defaults in the performance of covenants required under the related agreement. Typically, the lender and the Cooperative enter into a recognition agreement which, together with any lender protection provisions contained in the proprietary lease, establishes the rights and obligations of both parties if a default by the tenant-stockholder occurs on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

     The recognition agreement generally provides that, if the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the Cooperative will take no action to terminate the proprietary lease or agreement until the lender has been provided with notice of and an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the Cooperative will recognize the lender's lien against proceeds from a sale of the Cooperative apartment. However, the Cooperative will retain its right to sums due under the proprietary lease or occupancy agreement or which have become liens on the shares relating to the proprietary lease or occupancy agreement. The total amount owed to the Cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the Cooperative Loan and accrued and unpaid interest on the Cooperative Loan.

     Recognition agreements also provide that if a foreclosure occurs on a Cooperative Loan, the lender must obtain the approval or consent of the Cooperative as required by the proprietary lease before transferring the Cooperative shares or assigning the proprietary lease. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.

     Foreclosure on the Cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the sale. Generally, a sale conducted according to the usual practice of similar parties selling similar collateral will be considered reasonably conducted.

     Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the Cooperative to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See "--Anti-Deficiency Legislation and Other Limitations on Lenders" below.

REPOSSESSION WITH RESPECT TO MANUFACTURED HOUSING CONTRACTS THAT ARE NOT LAND CONTRACTS

     Repossession of manufactured housing is governed by state law. So long as a manufactured home has not become so attached to real estate that it would be treated as a part of the real estate under the law of the state where it is located, repossession of the home, if a default occurs by the borrower, will generally be governed by the UCC. Article 9 of the UCC provides the statutory framework for the repossession of manufactured housing. While the UCC as adopted by the various states may vary in certain small particulars, the general repossession procedure established by the UCC is as follows:

     (1) Except in those few states where the debtor must receive notice of his right to cure his default -typically 30 days to bring the account current-repossession can commence immediately when a default occurs without prior notice. Repossession may be effected either through self-help, which is the peaceable retaking without court order, voluntary repossession or through judicial process, which is the repossession pursuant to court-issued writ of replevin. The self-help and/or voluntary repossession methods are more commonly employed, and are accomplished simply by retaking possession of the manufactured home. In cases where the debtor objects or raises a defense to repossession, a court order must be obtained from the appropriate state court, and the manufactured home must then be repossessed in accordance with that order. Whether the method employed is self-help, voluntary repossession or judicial repossession, the repossession can be accomplished either by an actual physical removal of the manufactured home to a secure location for refurbishment and resale or by removing the occupants and their belongings from the manufactured home and maintaining possession of the manufactured home on the location where the occupants were residing. Various factors may affect whether the manufactured home is physically removed or left on location, such as the nature and term of the lease of the site on which it is located and the condition of the unit. In many cases, leaving the manufactured home on location is preferable, if the home is already set up, because the expenses of retaking and redelivery will be saved. However, in those cases where the home is left on location, expenses for site rentals will usually be incurred.

     (2) Once repossession has been achieved, preparation for the subsequent disposition of the manufactured home can commence. The disposition may be by public or private sale, if notice to the debtor is given, and the method, manner, time, place and terms of the sale must be commercially reasonable. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor.

     (3) Sale proceeds are to be applied first to repossession expenses --expenses incurred in retaking, storage, preparing for sale to include refurbishing costs and selling-- and then to satisfaction of the indebtedness. While some states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale do not cover the full amount of the indebtedness, the deficiency may be sought from the debtor in the form of a deficiency judgment in those states which do not prohibit or limit judgments. The deficiency judgment is a personal judgment against the debtor for the shortfall. Occasionally, after resale of a manufactured home and payment of all expenses and indebtedness, there is a surplus of funds. In that case, the UCC requires the party suing for the deficiency judgment to remit the surplus to the debtor. Because the defaulting owner of a manufactured home generally has very little capital or income available following repossession, a deficiency judgment may not be sought in many cases or, if obtained, will be settled at a significant discount in light of the defaulting owner's strained financial condition.

RIGHTS OF REDEMPTION WITH RESPECT TO RESIDENTIAL PROPERTIES

     The purposes of a foreclosure action are to enable the mortgagee to realize on its security and to bar the borrower, and all persons who have an interest in the property which is subordinate to the foreclosing mortgagee, from exercising their "equity of redemption." The doctrine of equity of redemption provides that, until the property covered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, parties having an interest which is subordinate to that of the foreclosing mortgagee may redeem the property by paying the entire debt with interest. In addition, in some states, when a foreclosure action has been commenced, the redeeming party must pay certain costs of the foreclosure action. Parties having an equity of redemption must generally be made parties and duly summoned to the foreclosure action in order for their equity of redemption to be barred.

     Equity of redemption which is a non-statutory right that must be exercised prior to foreclosure sale, should be distinguished from statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the trustor or borrower and certain foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In some states, redemption may occur only after payment of the foreclosure sales price, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of a right of redemption is to force the lender to retain the property and pay the expenses of ownership and maintenance of the property until the redemption period has expired. In some states, there is no right to redeem property after a trustee's sale under a deed of trust.

NOTICE OF SALE; REDEMPTION RIGHTS WITH RESPECT TO MANUFACTURED HOMES

     While state laws do not usually require notice to be given debtors prior to repossession, many states do require delivery of a notice of default and of the debtor's right to cure defaults before repossession. The law in most states also requires that the debtor be given notice of sale prior to the resale of the home so that the owner may redeem at or before resale. In addition, the sale must comply with the requirements, including the notice requirements, of the UCC.

ANTI-DEFICIENCY LEGISLATION, BANKRUPTCY LAWS AND OTHER LIMITATIONS ON LENDERS

     States have taken a number of approaches to anti-deficiency and related legislation:

     o Certain states have imposed statutory prohibitions which limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage.

     o In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized from the public sale of the real property and the amount due to the lender.

     o Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower.

     o In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting its security. However in some of these states, the lender, following judgment on the personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, in those states permitting election, is that lenders will usually proceed against the security first rather than bringing a personal action against the borrower.

     o Finally, other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the judicial sale.

     In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the Bankruptcy Code and state laws affording relief to debtors, may interfere with or affect the ability of a secured mortgage lender to obtain payment of a mortgage loan, to realize on collateral and/or enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions, including foreclosure actions and deficiency judgment proceedings, are automatically stayed when a bankruptcy petition is filed, and, usually, no interest or principal payments are made during the course of the bankruptcy case. Foreclosure of an interest in real property of a debtor in a case under the Bankruptcy Code can typically occur only if the bankruptcy court vacates the stay; an action the bankruptcy court may be reluctant to take, particularly if the debtor has the prospect of restructuring his or her debts and the mortgage collateral is not deteriorating in value. The delay and the consequences caused by the automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a subordinate lender secured by a mortgage on the property may stay the senior lender from taking action to foreclose out the junior lien.

     A homeowner may file for relief under the Bankruptcy Code under any of three different chapters of the Bankruptcy Code. Under Chapter 7, the assets of the debtor are liquidated and a lender secured by a lien may "bid in," i.e., bid up to the amount of the debt, at the sale of the asset. See "--Foreclosure on Mortgages" above. A homeowner may also file for relief under Chapter 11 of the Bankruptcy Code and reorganize his or her debts through his or her reorganization plan. Alternatively, a homeowner may file for relief under Chapter 13 of the Bankruptcy Code and address his or her debts in a rehabilitation plan. Chapter 13 is often referred to as the "wage earner chapter" or "consumer chapter" because most individuals seeking to restructure their debts file for relief under Chapter 13 rather than under Chapter 11.

     A reorganization plan under Chapter 11 and a rehabilitation plan under Chapter 13 of the Bankruptcy Code may each allow a debtor to cure a default with respect to a mortgage loan on the debtor's residence by paying arrearages within a reasonable time period and to deaccelerate and reinstate the original mortgage loan payment schedule. This cure is allowed even though the lender accelerated the loan and a final judgment of foreclosure had been entered in state court provided no sale of the property had yet occurred, prior to the filing of the debtor's petition under the Bankruptcy Code. Courts have approved Chapter 11 plans that have allowed curing of defaults over a number of years. In certain circumstances, defaults may be cured over a number of years even if the full amount due under the original loan is never repaid, even if the mortgagee objects. Under a Chapter 13 plan, curing of defaults must be accomplished within the five year maximum term permitted for repayment plans.

     Generally, a repayment plan filed in a case under Chapter 13 may not modify the claim of a mortgage lender if the borrower elects to retain the property, the property is the borrower's principal residence and the property is the lender's only collateral. If the last payment on the original payment schedule of a mortgage loan secured only by the debtor's principal residence is due before the final date for payment under a debtor's Chapter 13 plan --which date could be up to five years after the debtor emerges from bankruptcy--under a case recently decided by an intermediate appellate court, the debtor's rehabilitation plan could modify the terms of the loan by bifurcating an undersecured lender's claim into a secured and an unsecured component in the same manner as if the debtor were a debtor in a case under Chapter 11. While this decision is contrary to a prior decision of a more senior appellate court in another jurisdiction, it is possible that the intermediate court's decision will become the accepted interpretation in view of the language of the applicable statutory provision. If this interpretation is adopted by a court considering the treatment in a Chapter 13 repayment plan of a home equity loan, the home equity loan could be restructured as if the bankruptcy case were under Chapter 11 if the final payment is due within five years of the debtor's emergence from bankruptcy.

     In a case under Chapter 11, provided certain substantive and procedural safeguards are met, the amount and terms of a mortgage loan secured by property of the debtor, including the debtor's principal residence, may be modified. Under the Bankruptcy Code, the outstanding amount of a loan secured by the real property may be reduced to the then-current value of the property as determined by the court, with a corresponding partial reduction of the amount of the lender's security interest, if the value is less than the amount due on the loan. This reduction will leave the lender a general unsecured creditor for the difference between the value of the collateral and the outstanding balance of the loan. A borrower's unsecured indebtedness will typically be discharged in full when payment of a substantially reduced amount is made.

     Other modifications may include a reduction in the amount of each scheduled payment, and/or an extension or reduction of the final maturity date. State statutes and general principles of equity may also provide a borrower with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept. Because many of the mortgage loans will have loan-to-value ratios in excess of 100% at origination, or the loan-to-value ratios otherwise may exceed 100% in cases where the market value declined subsequent to origination, a potentially significant portion of the unpaid principal amount of the related mortgage loan would likely be treated as unsecured indebtedness in a case under Chapter 11.

     In a bankruptcy or similar proceeding of a borrower, action may be taken seeking the recovery, as a preferential transfer or on other grounds, of any payments made by the borrower under the related mortgage loan. Payments on long-term debt may be protected from recovery as preferences if they are payments in the ordinary course of business made on debts incurred in the ordinary course of business or if the value of the collateral exceeds the debt on the date the case is commenced if within the applicable preference period. Whether any particular payment would be protected depends on the facts specific to a particular transaction.

     A trustee in bankruptcy, in some cases, may be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to the lender. In certain circumstances, subject to the court's approval, a debtor in a case under Chapter 11 of the Bankruptcy Code may have the power to grant liens senior to the lien of a mortgage. Moreover, the laws of certain states also give priority to certain tax and mechanics liens over the lien of a mortgage. Under the Bankruptcy Code, if the court finds that actions of the mortgagee have been unreasonable and inequitable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors.

     Various proposals to amend the Bankruptcy Code in ways that could adversely affect the value of the mortgage loans have been considered by Congress, and more proposed legislation may be considered in the future. No assurance can be given that any particular proposal will or will not be enacted into law, or that any provision so enacted will not differ materially from the proposals described above.

The Code provides priority to certain tax liens over the lien of the mortgage. This may have the effect of delaying or interfering with the enforcement of rights in respect of a defaulted mortgage loan.

     FOR COOPERATIVE LOANS. Generally, Article 9 of the UCC governs foreclosure on Cooperative shares and the related proprietary lease or occupancy agreement. Some courts have interpreted section 9-504 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral, which, in the case of a Cooperative Loan, would be the shares of the Cooperative and the related proprietary lease or occupancy agreement, was conducted in a commercially reasonable manner.

JUNIOR MORTGAGES

     Some of the mortgage loans, Multifamily Loans and Home Improvement Contracts may be secured by junior mortgages or deeds of trust, which are junior to senior mortgages or deeds of trust which are not part of the trust fund. The rights of the holders of securities as the holders of a junior deed of trust or a junior mortgage are subordinate in lien priority and in payment priority to those of the holder of the senior mortgage or deed of trust. These rights include the prior rights of the senior mortgagee or beneficiary to receive and apply hazard insurance and condemnation proceeds and, if the borrower defaults, to cause a foreclosure on the property. When the foreclosure proceedings are completed by the holder of the senior mortgage or the sale pursuant to the deed of trust, the junior mortgagee's or junior beneficiary's lien will be extinguished unless the junior lienholder satisfies the defaulted senior loan or asserts its subordinate interest in a property in foreclosure proceedings. See "-- Foreclosure" in this prospectus.

     Furthermore, the terms of the junior mortgage or deed of trust are subordinate to the terms of the senior mortgage or deed of trust. If a conflict exists between the terms of the senior mortgage or deed of trust and the junior mortgage or deed of trust, the terms of the senior mortgage or deed of trust will govern generally. If the borrower or trustor fails to perform any of its obligations, the senior mortgagee or beneficiary, subject to the terms of the senior mortgage or deed of trust, may have the right to perform the obligation itself. Generally, all sums so expended by the mortgagee or beneficiary become part of the indebtedness secured by the mortgage or deed of trust. To the extent a senior mortgagee makes these expenditures, the expenditures will generally have priority over all sums due under the junior mortgage.

CONSUMER PROTECTION LAWS

     Numerous Federal consumer protection laws impose substantial requirements on creditors involved in consumer finance. These laws include:

     o   the federal Truth-in-Lending Act and Regulation Z,

     o   Real Estate Settlement Procedures Act and Regulation X,

     o   Equal Credit Opportunity Act and Regulation B,

     o   Fair Credit Billing Act,

     o   Fair Credit Reporting Act,

     o   Fair Housing Act, Housing and Community Development Act,

     o   Home Mortgage Disclosure Act,

     o   Federal Trade Commission Act,

     o   Fair Debt Collection Practices Act,

     o   Uniform Consumer Credit Code,

     o   Consumer Credit Protection Act,

     o   Riegle Act, and

     o   related statutes and regulations.

     In addition state consumer protection laws also impose substantial requirements on creditors involved in consumer finance. The applicable state laws generally regulate:

     o   the disclosures required to be made to borrowers,

     o   licensing of originators of residential loans,

     o   debt collection practices,

     o   origination practices, and

     o   servicing practices.

     These Federal and state laws can impose specific statutory liabilities on creditors who fail to comply with their provisions and may affect the enforceability of a residential loan. In particular, a violation of these consumer protection laws may:

     o limit the ability of the master servicer to collect all or part of the principal of or interest on the loan,

     o subject the trust, as an assignee of the loans, to liability for expenses, damages and monetary penalties resulting from the violation,

     o   subject the trust to an administrative enforcement action,

     o   provide the borrower with the right to rescind the loan, and

     o   provide the borrower with set-off rights against the trust.

     Residential loans often contain provisions obligating the borrower to pay late charges if payments are not timely made. In certain cases, Federal and state law may specifically limit the amount of late charges that may be collected. The related prospectus supplement may specify that late charges will be retained by the master servicer as additional servicing compensation, and any inability to collect these amounts will not affect payments to holders of securities.

     Courts have imposed general equitable principles upon repossession and litigation involving deficiency balances. These equitable principles are generally designed to relieve a consumer from the legal consequences of a default.

     In several cases, consumers have asserted that the remedies provided secured parties under the UCC and related laws violate the due process protections provided under the 14th Amendment to the Constitution of the United States. For the most part, courts have upheld the notice provisions of the UCC and related laws as reasonable or have found that the repossession and resale by the creditor does not involve sufficient state action to afford constitutional protection to consumers.

     The so-called "Holder-in-Due-Course" Rules of the Federal Trade Commission have the effect of subjecting a seller, and certain related creditors and their assignees in a consumer credit transaction and any assignee of the creditor to all claims and defenses which the debtor in the transaction could assert against the seller of the goods. Liability under the Holder-in-Due-Course Rules is subject to any applicable limitations implied by the Riegle Act and is limited to the amounts paid by a debtor on the residential loan, and the holder of the residential loan may also be unable to collect amounts still due under those rules.

     If a residential loan is subject to the requirements of the Holder-in-Due-Course-Rules, the trustee will be subject to any claims or defenses that the debtor may assert against the seller.

ENFORCEABILITY OF CERTAIN PROVISIONS

     Generally, residential loans, except for FHA loans and VA loans, contain due-on-sale clauses. These clauses permit the lender to accelerate the maturity of the loan if the borrower sells, transfers, or conveys the property without the prior consent of the mortgagee. The enforceability of these clauses has been impaired in various ways in certain states by statute or decisional law. The ability of mortgage lenders and their assignees and transferees to enforce due-on-sale clauses was addressed by the Garn-St. Germain Depository Institutions Act of 1982 which was enacted on October 15, 1982. This legislation, subject to certain exceptions, preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses. The Garn-St. Germain Act "encourages" lenders to permit assumptions of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

     MORTGAGE LOANS. The preemption pursuant to the Garn-St. Germain Act exempts mortgage loans, originated other than by federal savings and loan associations and federal savings banks, that were made or assumed during the period beginning on the date a state, by statute or final appellate court decision having statewide effect, prohibited the exercise of due-on-sale clauses and ending on October 15, 1982. However, this exception applies only to transfers of property underlying Window Period Loans occurring between October 15, 1982 and October 15, 1985 and does not restrict enforcement of a due-on-sale clause in connection with current transfers or property underlying the Window Period Loans unless the property underlying a window period loan is located in Michigan, New Mexico or Utah. Due-on-sale clauses contained in mortgage loans originated by federal savings and loan associations or federal savings banks are fully enforceable pursuant to regulations of the Federal Home Loan Bank Board, predecessor to the Office of Thrift Supervision, which preempt state law restrictions on the enforcement of due-on-sale clauses. Mortgage loans originated by these institutions are therefore not deemed to be Window Period Loans.

     When the Window Period Loans exemption expired on October 15, 1985, due-on-sale clauses became generally enforceable except in those states whose legislatures exercised their authority to regulate the enforceability of due-on-sale clauses with respect to mortgage loans that were

     (1) originated or assumed during the "window period," which ended in all cases not later than October 15, 1982, and

     (2) originated by lenders other than national banks, federal savings institutions and federal credit unions.

     Freddie Mac took the position in its published mortgage servicing standards that, out of a total of eleven "window period states," three states --Michigan, New Mexico and Utah--enacted statutes extending, on various terms and for varying periods, prohibiting enforcement of due-on-sale clauses with respect to certain categories of Window Period Loans. The Garn-St. Germain Act also sets forth nine specific instances in which a mortgage lender covered by the Garn-St. Germain Act, including federal savings and loan associations and federal savings banks, may not exercise a due-on-sale clause, regardless of the fact that a transfer of the property may have occurred. These include intra-family transfers, certain transfers by operation of law, leases of fewer than three years, the creation of a junior encumbrance and other instances where regulations promulgated by the Director of the Office of Thrift Supervision, successor to the Federal Home Loan Bank Board, prohibit the enforcement of due-on-sale clauses. To date none of these regulations have been issued. Regulations promulgated under the Garn-St. Germain Act prohibit the imposition of a prepayment penalty if a loan is accelerated pursuant to a due-on-sale clause.

     The inability to enforce a due-on-sale clause may result in a mortgage loan bearing an interest rate below the current market rate being assumed by a new home buyer rather than being paid off. As a result, this inability to enforce due-on-sale clauses may have an impact on the average life of the mortgage loans related to a series and the number of those mortgage loans which may be outstanding until maturity.

     TRANSFER OF MANUFACTURED HOMES. Generally, Manufactured Housing Contracts contain provisions prohibiting the sale or transfer of the related manufactured homes without the consent of the lender on the contract and permitting the acceleration of the maturity of the related contracts by the lender on the contract if any sale or transfer occurs that is not consented to. The related prospectus supplement may specify that the master servicer will, to the extent it has knowledge of this conveyance or proposed conveyance, exercise or cause to be exercised its rights to accelerate the maturity of the related Manufacturing Housing Contracts through enforcement of "due-on-sale" clauses, subject to applicable state law. In certain cases, the transfer may be made by a delinquent borrower in order to avoid a repossession proceeding with respect to a manufactured home.

     In the case of a transfer of a manufactured home as to which the master servicer desires to accelerate the maturity of the related Manufactured Housing Contract, the master servicer's ability to do so will depend on the enforceability under state law of the "due-on-sale" clause. The Garn-St. Germain Act preempts, subject to certain exceptions and conditions, state laws prohibiting enforcement of "due-on-sale" clauses applicable to the manufactured homes. Consequently, some states may prohibit the master servicer from enforcing a "due-on-sale" clause in respect of certain manufactured homes.

PREPAYMENT CHARGES AND PREPAYMENTS

     Generally, conventional mortgage loans, Cooperative Loans, Home Improvement Contracts and Manufactured Housing Contracts, residential owner occupied FHA loans and VA loans may be prepaid in full or in part without penalty. Generally, multifamily residential loans, including multifamily FHA loans, may contain provisions limiting prepayments on these loans, including

     o   prohibiting prepayment for a specified period after origination,

     o   prohibiting partial prepayments entirely or

     o requiring the payment of a prepayment penalty if a prepayment in full or in part occurs.

     The laws of certain states may

     o render prepayment fees unenforceable after a mortgage loan is outstanding for a certain number of years, or

     o limit the amount of any prepayment fee to a specified percentage of the original principal amount of the mortgage loan, to a specified percentage of the outstanding principal balance of a mortgage loan, or to a fixed number of months' interest on the prepaid amount.

In certain states, prepayment fees payable on default or other involuntary acceleration of a residential loan may not be enforceable against the related borrower. Some state statutory provisions may also treat certain prepayment fees as usurious if in excess of statutory limits.

SUBORDINATE FINANCING

     When the borrower encumbers mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. In addition, if the junior loan permits recourse to the borrower --as junior loans often do-- and the senior loan does not, a borrower may be more likely to repay sums due on the junior loan than those on the senior loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent an existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980, provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. A similar federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision which expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

     The depositor believes that a court interpreting Title V would hold that mortgage loans related to a series originated on or after January 1, 1980 are subject to federal preemption. Therefore, in a state that has not taken the requisite action to reject application of Title V or to adopt a provision limiting discount points or other charges prior to origination of the mortgage loans, any limitation under the state's usury law would not apply to the mortgage loans.

     In any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges is adopted, no mortgage loans originated after the date of this state action will be eligible for inclusion in a trust fund if the mortgage loans bear interest or provide for discount points or charges in excess of permitted levels. No mortgage loan originated prior to January 1, 1980 will bear interest or provide for discount points or charges in excess of permitted levels.

ALTERNATIVE MORTGAGE INSTRUMENTS

     Adjustable rate mortgage loans originated by non-federally chartered lenders have historically been subject to a variety of restrictions. These restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender complied with applicable law. These difficulties were simplified substantially as a result of the enactment of Title VIII of the Garn-St. Germain Act. Title VIII of the Garn-St. Germain Act which provides that, regardless of any state law to the contrary,

     (1) state-chartered banks may originate "alternative mortgage instruments," including adjustable rate mortgage loans, in accordance with regulations promulgated by the Comptroller of the Currency with respect to origination of alternative mortgage instruments by national banks;

     (2) state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration with respect to origination of alternative mortgage instruments by federal credit unions; and

     (3) all other non-federally chartered housing creditors, including without limitation

         o     state-chartered savings and loan associations,

         o     savings banks and mutual savings banks and

         o     mortgage banking companies

may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board, predecessor to the Office of Thrift Supervision, with respect to origination of alternative mortgage instruments by federal savings and loan associations.

     Title VIII of the Garn-St. Germain Act further provides that a state does not need to apply the provisions of Title VIII by adopting, prior to October 15, 1985, a law or constitutional provision expressly rejecting the applicability of these provisions. Certain states have done this.

ENVIRONMENTAL LEGISLATION

     Under the federal Comprehensive Environmental Response, Compensation, and Liability Act, as amended, and under state law in certain states, a secured party which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property may become liable in certain circumstances for the costs of cleaning up hazardous substances regardless of whether the secured party contaminated the property. CERCLA imposes strict, as well as joint and several, liability on several classes of potentially responsible parties, including current owners and operators of the property who did not cause or contribute to the contamination. Furthermore, liability under CERCLA is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Lenders may be held liable under CERCLA as owners or operators unless they qualify for the secured creditor exemption to CERCLA. This exemption exempts from the definition of owners and operators those who, without participating in the management of a facility, hold indicia of ownership primarily to protect a security interest in the facility.

     Recent amendments to CERCLA help clarify the actions that may be undertaken by a lender holding security in a contaminated facility without exceeding the bounds of the secured creditor exemption. The amendments offer protection to lenders by defining certain activities in which a lender can engage and still have the benefit of the secured creditor exemption. A lender will be deemed to have participated in the management of a mortgaged property, and will lose the secured creditor exemption, if it actually participates in the management or operational affairs of the property of the borrower. The amendments provide that "merely having the capacity to influence, or the unexercised right to control" operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption if it exercises decision-making control over the borrower's environmental compliance or hazardous substance handling and disposal practices, or assumes management of substantially all operational functions of the mortgaged property. The amendments also provide that a lender may continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale, or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms. However, the protections afforded lenders under the amendments are subject to conditions that have not been clarified by the courts.

     Other federal and state laws in certain circumstances may impose liability on a secured party which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property on which contaminants or other substances are present, including petroleum, agricultural chemicals, hazardous wastes, asbestos, radon, and lead-based paint. The cleanup costs or other liabilities may be substantial. It is possible that the costs could become a liability of a trust fund and reduce the amounts otherwise distributable to the holders of the related series of securities. Moreover, certain federal statutes and certain states by statute impose an environmental lien for any cleanup costs incurred by the government on the property that is the subject of these types of cleanup costs. All subsequent liens on the property generally are subordinated to the environmental lien. In some states, even prior recorded liens are subordinated to environmental liens. In the latter states, the security interest of the trustee in a related parcel of real property that is subject to an environmental lien could be adversely affected.

     The related prospectus supplement may specify that the mortgage loan seller will make representations as to the material compliance of the related residential property with applicable environmental laws and regulations as of the date of transfer and assignment of the mortgage loan to the trustee. In addition, the related agreement may provide that the master servicer and any special servicer acting on behalf of the trustee, may not acquire title to a residential property or take over its operation unless the master servicer or special servicer has previously determined, based on a report prepared by a person who regularly conducts environmental audits, that:

     (a) there are no circumstances present at the residential property relating to substances for which some action relating to their investigation or clean-up could be required or that it would be in the best economic interest of the trust fund to take these actions with respect to the affected residential property; and

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     (b) that the residential property is in compliance with applicable environmental laws or that it would be in the best economic interest of the trust fund to take the actions necessary to comply with these laws.

See "Description of the Securities--Realization on Defaulted Mortgage Loans" in this prospectus.

SERVICEMEMBERS CIVIL RELIEF ACT AND THE CALIFORNIA MILITARY AND VETERANS CODE

     Generally, under the terms of the Servicemembers Civil Relief Act, a borrower who enters military service after the origination of the borrower's residential loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, may not be charged interest, including fees and charges, above an annual rate of 6% during the period of the borrower's active duty status, unless a court orders otherwise upon application of the lender. In addition, the Relief Act provides broad discretion for a court to modify a mortgage loan upon application by the borrower. The Relief Act applies to borrowers who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard, and officers of the U.S. Public Health Service assigned to duty with the military. The California Military and Veterans Code provides protection equivalent to that provided by the Relief Act to California national guard members called up to active service by the Governor, California national guard members called up to active service by the President and reservists called to active duty. Because the Relief Act and the California Military Code apply to borrowers who enter military service, no information can be provided as to the number of mortgage loans that may be affected by the Relief Act or the California Military Code. Application of the Relief Act or the California Military Code would adversely affect, for an indeterminate period of time, the ability of the master servicer to collect full amounts of interest on certain of the mortgage loans.

     Any shortfalls in interest collections resulting from the application of the Relief Act or the California Military Code would result in a reduction of the amounts distributable to the holders of the related series of securities, and the prospectus supplement may specify that the shortfalls would not be covered by advances or, any form of credit support provided in connection with the securities. In addition, the Relief Act and the California Military Code impose limitations that impair the ability of the master servicer to foreclose on an affected mortgage loan or enforce rights under a Home Improvement Contract or Manufactured Housing Contract during the borrower's period of active duty status, and, under certain circumstances, during an additional three month period after that period. Thus, if a mortgage loan or Home Improvement Contract or Manufactured Housing Contract goes into default, there may be delays and losses occasioned as a result.

FORFEITURE FOR DRUG, RICO AND MONEY LAUNDERING VIOLATIONS

     Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA Patriot Act of 2001 and the regulations issued pursuant to that Act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

     In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (1) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (2) the lender, at the time of the execution of the mortgage, "did not know or was reasonably without cause to believe that the property was subject to forfeiture." However, there is no assurance that such a defense will be successful.

                         FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of the securities offered by this prospectus. This discussion is directed solely to holders of securities that hold the securities as capital assets within the meaning of Section 1221 of the Code. This discussion does not purport to discuss all federal income tax consequences that may be applicable to particular categories of investors, some of which, such as banks, insurance companies and foreign investors, may be subject to special rules. Further, the authorities on which this discussion, and the opinion referred to below, are based are subject to change or differing interpretations, which could apply retroactively. In addition to the federal income tax consequences described in this prospectus, potential investors should consider the state and local tax consequences, if any, of the purchase, ownership and disposition of the securities. See "State and Other Tax Consequences" in this prospectus. Holders of securities are advised to consult their own tax advisors concerning the federal, state, local or other tax consequences to them of the purchase, ownership and disposition of the securities offered under this prospectus.

     The following discussion addresses securities of four general types:

     (1) REMIC Securities,

     (2) Grantor Trust Securities,

     (3) Partnership Securities, and

     (4) Debt Securities.

The prospectus supplement relating to each series of securities will indicate which of the foregoing treatments will apply to the series. If a REMIC election or elections will be made for the related trust fund, the prospectus supplement will identify all "regular interests" and "residual interests" in the REMIC. For purposes of this tax discussion:

     (1) references to a "holder of securities" or a "holder" are to the beneficial owner of a security,

     (2) references to "REMIC Pool" are to an entity or portion of an entity as to which a REMIC election will be made and

     (3) references to mortgage loans include agency securities and private mortgage-backed securities as specified in the related prospectus supplement.

     The following discussion is based in part on the OID Regulations, and in part on the REMIC Provisions. The OID Regulations do not adequately address certain issues relevant to, and in some instances provide that they are not applicable to, debt instruments such as the securities.

REMICS

GENERAL

     CLASSIFICATION OF REMICS. When each series of REMIC Securities is issued, Cadwalader, Wickersham & Taft LLP or such other counsel to the depositor specified in the related prospectus supplement ("Tax Counsel"), will deliver an opinion. This opinion will generally be to the effect that, assuming compliance with all provisions of the related pooling and servicing agreement,

     (1) the related trust fund, or each applicable portion of the related trust fund, will qualify as a REMIC and

     (2) the REMIC securities offered with respect to the related trust fund will be considered to evidence ownership of "regular interests" or "residual interests" in that REMIC within the meaning of the REMIC Provisions.

     In order for the REMIC Pool to qualify as a REMIC, there must be ongoing compliance on the part of the REMIC Pool with the requirements set forth in the Code. The REMIC Pool must fulfill an asset test, which requires that no more than a de minimis portion of the assets of the REMIC Pool, as of the close of the third calendar month beginning after the Startup Day and at all times after that date, may consist of assets other than "qualified mortgages" and "permitted investments." The REMIC Regulations provide a safe harbor pursuant to which the de minimis requirement will be met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all the REMIC Pool's assets. An entity that fails to meet the safe harbor may nevertheless demonstrate that it holds no more than a de minimis amount of nonqualified assets. A REMIC Pool also must provide "reasonable arrangements" to prevent its residual interests from being held by "disqualified organizations" or their agents and must furnish applicable tax information to transferors or agents that violate this requirement. The pooling and servicing agreement with respect to each series of REMIC certificates will contain provisions meeting these requirements. See "--Taxation of Owners of Residual Securities--Tax-Related Restrictions on Transfer of Residual Securities--Disqualified Organizations" in this prospectus.

     A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to the REMIC Pool on the Startup Day or is purchased by the REMIC Pool within a three-month period after that date pursuant to a fixed price contact in effect on the Startup Day. Qualified mortgages include whole mortgage loans, and, generally, certificates of beneficial interest in a grantor trust that holds mortgage loans and regular interests in another REMIC, such as lower-tier regular interests in a tiered REMIC. The REMIC Regulations specify that loans secured by timeshare interests and shares held by a tenant stockholder in a cooperative housing corporation can be qualified mortgages. A qualified mortgage includes a qualified replacement mortgage, which is any property that would have been treated as a qualified mortgage if it were transferred to the REMIC Pool on the Startup Day and that is received either

     (i) in exchange for any qualified mortgage within a three-month period after that date; or

     (ii) in exchange for a "defective obligation" within a two-year period thereafter.

     A "defective obligation" includes

     (i) a mortgage in default or as to which default is reasonably foreseeable;

     (ii) a mortgage as to which a customary representation or warranty made at the time of transfer to the REMIC Pool has been breached;

     (iii)     a mortgage that was fraudulently procured by the borrower; and

     (iv) a mortgage that was not in fact principally secured by real property, but only if that mortgage is disposed of within 90 days of discovery.

     A mortgage loan that is "defective" as described in clause (iv) that is not sold or, if within two years of the Startup Day, exchanged, within 90 days of discovery, ceases to be a qualified mortgage after the 90-day period.

     Permitted investments include cash flow investments, qualified reserve assets, and foreclosure property. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC Pool. A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC Pool to provide for payments of expenses of the REMIC Pool or amounts due on the regular or residual interests if defaults occur, including delinquencies, on the qualified mortgages, lower than expected reinvestment returns, prepayment interest shortfalls and certain other contingencies. The Reserve Fund will be disqualified if more than 30% of the gross income from the assets in that fund for the year is derived from the sale or other disposition of property held for less than three months, unless required to prevent a default on the regular interests caused by a default on one or more qualified mortgages. A Reserve Fund must be reduced "promptly and appropriately" as payments on the mortgage loans are received. Foreclosure property is real property acquired by the REMIC Pool in connection with the default or imminent default of a qualified mortgage. Foreclosure property is generally not held beyond the close of the third calendar year following the year of acquisition, with one extension available from the Internal Revenue Service.

     In addition to the foregoing requirements, the various interests in a REMIC Pool also must meet certain requirements. All of the interests in a REMIC Pool must be either of the following:

     (1) one or more classes of regular interests or

     (2) a single class of residual interests on which distributions, if any, are made pro rata.

A regular interest is an interest in a REMIC Pool that is

     o   issued on the Startup Day with fixed terms,

     o   designated as a regular interest,

     o unconditionally entitles the holder to receive a specified principal amount, or other similar amount, and

     o provides that interest payments, or other similar amounts, if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on qualified mortgages. The specified portion may consist of a fixed number of basis points, a fixed percentage of the total interest, or a qualified variable rate, inverse variable rate or difference between two fixed or qualified variable rates on some or all of the qualified mortgages. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero.

A residual interest is an interest in a REMIC Pool other than a regular interest that is issued on the Startup Day and that is designated as a residual interest. An interest in a REMIC Pool may be treated as a regular interest even if payments of principal with respect to that interest are subordinated to payments on other regular interests or the residual interest in the REMIC Pool, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, unanticipated expenses incurred by the REMIC Pool or prepayment interest shortfalls. Accordingly, the Regular Securities of a series will constitute one or more classes of regular interests, and the Residual Securities with respect to that series will constitute a single class of residual interests with respect to each REMIC Pool.

     If an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, the Code provides that the entity will not be treated as a REMIC for that year and after that year. In that event, the entity may be taxable as a corporation under Treasury regulations, and the related REMIC Securities may not be accorded the status or given the tax treatment described below. Although the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, no regulations have been issued. Any relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the trust fund's income for the period in which the requirements for REMIC status are not satisfied. The agreement pursuant to which each REMIC Pool is formed will include provisions designed to maintain the trust fund's status as a REMIC under the REMIC Provisions. We do not anticipate that the status of any trust fund as a REMIC will be terminated.

     CHARACTERIZATION OF INVESTMENTS IN REMIC SECURITIES. In general, the REMIC Securities will be treated as "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code and assets described in Section 7701(a)(19)(C) of the Code in the same proportion that the assets of the REMIC Pool underlying REMIC Securities would be treated. Moreover, if 95% or more of the assets of the REMIC Pool qualify for either of the foregoing treatments at all times during a calendar year, the REMIC Securities will qualify for the corresponding status in their entirety for that calendar year. If the assets of the REMIC Pool include Buydown Loans, it is possible that the percentage of assets constituting "loans
.. . . secured by an interest in real property which is . . . residential real property" for purposes of Code Section 7701(a)(19)(C)(v) may be required to be reduced by the amount of the related funds paid on those loans. Interest, including original issue discount, on the Regular Securities and income allocated to the class of Residual Securities will be interest described in
Section 856(c)(3)(B) of the Code to the extent that those securities are treated as "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code.

     In addition, the Regular Securities will be "qualified mortgages" within the meaning of Section 860G(a)(3) of the Code if transferred to another REMIC on its Startup Day in exchange for regular or residual interests in the REMIC, and will be "permitted assets" within the meaning of Section 860L(c) for a financial asset securitization investment trust. The determination as to the percentage of the REMIC Pool's assets that constitute assets described in the foregoing sections of the Code will be made with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC Pool during that calendar quarter. The REMIC will report those determinations to holders of securities in the manner and at the times required by applicable Treasury regulations.

     The assets of the REMIC Pool will include, in addition to mortgage loans, payments on mortgage loans held pending distribution on the REMIC Securities and property acquired by foreclosure held pending sale, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held pending sale and amounts in reserve accounts would be considered to be part of the mortgage loans, or whether that property, to the extent not invested in assets described in the foregoing sections, otherwise would receive the same treatment as the mortgage loans for purposes of all of the foregoing sections. The REMIC Regulations do provide, however, that payments on mortgage loans held pending distribution are considered part of the mortgage loans for purposes of
Section 856(c)(4)(A) of the Code. Furthermore, foreclosure property will qualify as "real estate assets" under Section 856(c)(4)(A) of the Code.

     TIERED REMIC STRUCTURES. For certain series of REMIC Securities, tiered REMICs may be effected by two or more separate elections being made to treat designated portions of the related trust fund as REMICs for federal income tax purposes. When any series of REMIC Securities is issued, Tax Counsel will deliver an opinion. This opinion will generally be to the effect that, assuming compliance with all provisions of the related agreement governing the REMIC Securities, the tiered REMICs will each qualify as a REMIC and the REMIC Securities issued by the tiered REMICs, respectively, will be considered to evidence ownership of Regular Securities or Residual Securities in the related REMIC within the meaning of the REMIC Provisions.

     Solely for purposes of determining whether the REMIC Securities will be "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code and "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the Code, and whether the income on those securities is interest described in
Section 856(c)(3)(B) of the Code, the tiered REMICs will be treated as one
REMIC.

TAXATION OF OWNERS OF REGULAR SECURITIES

     GENERAL. Regular securities will be treated as newly originated debt instruments for federal income tax purposes. In general, interest, original issue discount, and market discount on a Regular Security will be treated as ordinary income to a Regular Securityholder. In addition, principal payments on a Regular Security will generally be treated as a return of capital to the extent of the Regular Securityholder's basis in the Regular Security allocable thereto. Regular Securityholders must use the accrual method of accounting with regard to Regular Securities, regardless of the method of accounting otherwise used by the Regular Securityholder.

     ORIGINAL ISSUE DISCOUNT. Regular Securities may be issued with "original issue discount" within the meaning of Code Section 1273(a). Holders of any class or subclass of Regular Securities having original issue discount generally must include original issue discount in ordinary income for federal income tax purpose as it accrues. Original issue discount is determined in accordance with a constant yield method that takes into account the compounding of interest, in advance of the receipt of the cash attributable to income. The following discussion is based in part on the OID Regulations and in part on the legislative history of the 1986 Act. Regular Securityholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Securities. To the extent certain issues are not addressed in the regulations, it is anticipated that the trustee will apply the methodology described in the conference committee report to the 1986 Act. We cannot assure you that the Internal Revenue Service will not take a different position as to those matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the Internal Revenue Service to apply or depart from the OID Regulations where necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule in the absence of a substantial effect on the present value of a taxpayer's tax liability.

Investors are advised to consult their own tax advisors as to the discussion in the OID Regulations and the appropriate method for reporting interest and original issue discount with respect to the Regular Securities.

     Each Regular Security, except to the extent described below with respect to a Non-Pro Rata Security, will be treated as a single installment obligation for purposes of determining the original issue discount includible in a Regular Securityholder's income. The total amount of original issue discount on a Regular Security is the excess of the "stated redemption price at maturity" of the Regular Security over its "issue price." The issue price of a class of Regular Securities offered pursuant to this prospectus generally is the first price at which a substantial amount of a particular class is sold to the public, excluding bond houses, brokers and underwriters. Although unclear under the OID Regulations, it is anticipated that the trustee will treat the issue price of a class as to which there is no substantial sale as of the issue date or that is retained by the depositor as the fair market value of the class as of the issue date. The issue price of a Regular Security also includes any amount paid by an initial Regular Securityholder for accrued interest that relates to a period prior to the issue date of the Regular Security, unless the Regular Securityholder elects on its federal income tax return to exclude that amount from the issue price and to recover it on the first distribution date. The stated redemption price at maturity of a Regular Security always includes the original principal amount of the Regular Security, but generally will not include distributions of interest if those distributions constitute "qualified stated interest."

     Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate provided that interest payments are unconditionally payable at intervals of one year or less during the entire term of the Regular Security. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a Regular Security, it is possible that no interest on any class of Regular Securities will be treated as qualified stated interest. However, except as provided in the following three sentences or in the related prospectus supplement, because the underlying mortgage loans provide for remedies if a default occurs, it is anticipated that the trustee will treat interest with respect to the Regular Securities as qualified stated interest. Distributions of interest on Regular Securities with respect to which deferred interest will accrue, will not constitute qualified stated interest, in which case the stated redemption price at maturity of those Regular Securities includes all distributions of interest as well as principal on them. Likewise, it is anticipated that the trustee will treat an interest-only class or a class on which interest is substantially disproportionate to its principal amount --a so-called "super-premium" class-- as having no qualified stated interest. Where the interval between the issue date and the first distribution date on a Regular Security is shorter than the interval between subsequent distribution dates and shorter than the number of days of interest due on such distribution date, the interest attributable to the additional days will be included in the stated redemption price at maturity.

     Under a de minimis rule, original issue discount on a Regular Security will be considered to be zero if the original issue discount is less than 0.25% of the stated redemption price at maturity of the Regular Security multiplied by the weighted average maturity of the Regular Security. For this purpose, the weighted average maturity of the Regular Security is computed as the sum of the amounts determined by multiplying the number of full years, rounding down partial years, from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Security and the denominator of which is the stated redemption price at maturity of the Regular Security. The conference committee report to the 1986 Act provides that the schedule of distributions should be determined in accordance with the Prepayment Assumption and the anticipated reinvestment rate, if any, relating to the Regular Securities. The Prepayment Assumption with respect to a series of Regular Securities will be set forth in the related prospectus supplement. Holders generally must report de minimis original issue discount pro rata as principal payments are received, and that income will be capital gain if the Regular Security is held as a capital asset. Under the OID Regulations, however, Regular Securityholders may elect to accrue all de minimis original issue discount as well as market discount and market premium, under the constant yield method. See "--Election to Treat All Interest Under the Constant Yield Method" below.

     A Regular Securityholder generally must include in gross income for any taxable year the sum of the "daily portions," as defined below, of the original issue discount on the Regular Security accrued during an accrual period for each day on which it holds the Regular Security, including the date of purchase but excluding the date of disposition. The trustee will treat the monthly period ending on the day before each distribution date as the accrual period. With respect to each Regular Security, a calculation will be made of the original issue discount that accrues during each successive full accrual period, or shorter period from the date of original issue, that ends on the day before the related distribution date on the Regular Security. The Conference Committee Report to the Code states that the rate of accrual of original issue discount is intended to be based on the Prepayment Assumption. The original issue discount accruing in a full accrual period would be the excess, if any, of

     (1) the sum of:

         (a) the present value of all of the remaining distributions to be made on the Regular Security as of the end of that accrual period, and

         (b) the distributions made on the Regular Security during the accrual period that are included in the Regular Security's stated redemption price at maturity, over

     (2) the adjusted issue price of the Regular Security at the beginning of the accrual period.


     The present value of the remaining distributions referred to in the preceding sentence is calculated based on:

     (1) the yield to maturity of the Regular Security at the issue date,

     (2) events, including actual prepayments, that have occurred prior to the end of the accrual period, and

     (3) the Prepayment Assumption.

     For these purposes, the adjusted issue price of a Regular Security at the beginning of any accrual period equals the issue price of the Regular Security, increased by the aggregate amount of original issue discount with respect to the Regular Security that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Security's stated redemption price at maturity that were made on the Regular security in prior periods. The original issue discount accruing during any accrual period, as determined in this paragraph, will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period. With respect to an initial accrual period shorter than a full accrual period, the daily portions of original issue discount must be determined according to an appropriate allocation under any reasonable method.

     Under the method described above, the daily portions of original issue discount required to be included in income by a Regular Securityholder generally will increase to take into account prepayments on the Regular Securities as a result of prepayments on the mortgage loans that exceed the Prepayment Assumption, and generally will decrease, but not below zero for any period, if the prepayments are slower than the Prepayment Assumption. An increase in prepayments on the mortgage loans with respect to a series of Regular Securities can result in both a change in the priority of principal payments with respect to certain classes of Regular Securities and either an increase or decrease in the daily portions of original issue discount with respect to those Regular Securities.

     In the case of a Non-Pro Rata Security, we anticipate that the trustee will determine the yield to maturity of this type of Security based on the anticipated payment characteristics of the class as a whole under the Prepayment Assumption. In general, the original issue discount accruing on each Non-Pro Rata Security in a full accrual period would be its allocable share of the original issue discount with respect to the entire class, as determined in accordance with the preceding paragraph. However, in the case of a distribution in retirement of the entire unpaid principal balance of any Non-Pro Rata Security, or portion of its unpaid principal balance:

     (1) the remaining unaccrued original issue discount allocable to the security, or to that portion, will accrue at the time of distribution, and

     (2) the accrual of original issue discount allocable to each remaining security of that class will be adjusted by reducing the present value of the remaining payments on that class and the adjusted issue price of that class to the extent attributable to the portion of the unpaid principal balance of that security that was distributed.

     The depositor believes that the foregoing treatment is consistent with the "pro rata prepayment" rules of the OID Regulations, but with the rate of accrual of original issue discount determined based on the Prepayment Assumption for the class as a whole. You are advised to consult your tax advisors as to this treatment.

     ACQUISITION PREMIUM. A purchaser of a Regular Security at a price greater than its adjusted issue price but less than its stated redemption price at maturity must include in gross income the daily portions of the original issue discount on the Regular Security reduced pro rata by a fraction,

     (1) the numerator of which is the excess of its purchase price over the adjusted issue price, and

     (2) the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price.

Alternatively, a subsequent purchaser may elect to treat all acquisition premium under the constant yield method, as described below under the heading "--Election to Treat All Interest Under the Constant Yield Method."

     VARIABLE RATE REGULAR SECURITIES. Regular Securities may provide for interest based on a variable rate. Under the OID Regulations, interest is treated as payable at a variable rate if, generally:

     (1) the issue price does not exceed the original principal balance by more than a specified amount and

     (2) the interest compounds or is payable at least annually at current values of:

         (a)   one or more "qualified floating rates,"

         (b)   a single fixed rate and one or more qualified floating rates,

         (c)   a single "objective rate," or

         (d) a single fixed rate and a single objective rate that is a "qualified inverse floating rate."

     A floating rate is a qualified floating rate if variations can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds, where the rate is subject to a fixed multiple that is greater that 0.65 but not more than 1.35. This floating rate may also be increased or decreased by a fixed spread or subject to a fixed cap or floor, or a cap or floor that is not reasonably expected as of the issue date to affect the yield of the instrument significantly. An objective rate is any rate, other than a qualified floating rate, that is determined using a single fixed formula and that is based on objective financial or economic information, provided that the information is not

     (1) within the control of the issuer or a related party or

     (2) unique to the circumstances of the issuer or a related party.

     A qualified inverse floating rate is a rate equal to a fixed rate minus a qualified floating rate that inversely reflects contemporaneous variations in the cost of newly borrowed funds. An inverse floating rate that is not a qualified inverse floating rate may nevertheless be an objective rate. A class of Regular Securities may be issued under this prospectus that does not have a variable rate under the foregoing rules, for example, a class that bears different rates at different times during the period it is outstanding such that it is considered significantly "front-loaded" or "back-loaded" within the meaning of the OID Regulations. It is possible that this type of class may be considered to bear "contingent interest" within the meaning of the OID Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to Regular Securities. However, if final regulations dealing with contingent interest with respect to Regular Securities apply the same principles as the OID Regulations, these regulations may lead to different timing of income inclusion than would be the case under the OID Regulations. Furthermore, application of these principles could lead to the characterization of gain on the sale of contingent interest Regular Securities as ordinary income. Investors should consult their tax advisors regarding the appropriate treatment of any Regular Security that does not pay interest at a fixed rate or variable rate as described in this paragraph.

            Under the REMIC Regulations, a Regular Security bearing the following interest rates will qualify as a regular interest in a REMIC:

     (1) (a) a rate that qualifies as a variable rate under the OID Regulations that is tied to current values of a variable rate, or

         (b) the highest, lowest or average of two or more variable rates, including a rate based on the average cost of funds of one or more financial institutions, or

         (c) a positive or negative multiple of that rate, plus or minus a specified number of basis points, or that represents a weighted average of rates on some or all of the mortgage loans, including a rate that is subject to one or more caps or floors, or

     (2) one or more variable rates for one or more periods, or one or more fixed rates for one or more periods, and a different variable rate or fixed rate for other periods.

     Accordingly, it is anticipated that the trustee will treat Regular Securities that qualify as regular interests under this rule in the same manner as obligations bearing a variable rate for original issue discount reporting purposes.

     The amount of original issue discount with respect to a Regular Security bearing a variable rate of interest will accrue in the manner described above under "--Original Issue Discount." The yield to maturity and future payments on the Regular Security will generally be determined by assuming that interest will be payable for the life of the Regular Security based on the initial rate or, if different, the value of the applicable variable rate as of the pricing date, for the relevant class. Unless required otherwise by applicable final regulations, it is anticipated that the trustee will treat variable interest as qualified stated interest, other than variable interest on an interest-only or super-premium class, which will be treated as non-qualified stated interest includible in the stated redemption price at maturity. Ordinary income reportable for any period will be adjusted based on subsequent changes in the applicable interest rate index.

     Although unclear under the OID Regulations, unless required otherwise by applicable final regulations, we anticipate that the trustee will treat Regular Securities bearing an interest rate that is a weighted average of the net interest rates on mortgage loans as having qualified stated interest, except to the extent that initial "teaser" rates cause sufficiently "back-loaded" interest to create more than de minimis original issue discount. The yield on Regular Securities for purposes of accruing original issue discount will be a hypothetical fixed rate based on the fixed rates, in the case of fixed rate mortgage loans, and initial "teaser rates" followed by fully indexed rates, in the case of adjustable rate mortgage loans. In the case of adjustable rate mortgage loans, the applicable index used to compute interest on the mortgage loans in effect on the pricing date or possibly the issue date will be deemed to be in effect beginning with the period in which the first weighted average adjustment date occurring after the issue date occurs. Adjustments will be made in each accrual period either increasing or decreasing the amount of ordinary income reportable to reflect the actual Pass-Through Rate on the Regular Securities.

     MARKET DISCOUNT. A purchaser of a Regular Security also may be subject to the market discount rules of Code Sections 1276 through 1278. Under these sections and the principles applied by the OID Regulations in the context of original issue discount, "market discount" is the amount by which the purchaser's original basis in the Regular Security:

     (1) is exceeded by the then-current principal amount of the Regular Security, or

     (2) in the case of a Regular Security having original issue discount, is exceeded by the adjusted issue price of that Regular Security at the time of purchase.

     Any purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on Regular Security as distributions includible in the stated redemption price at maturity of the Regular Securities are received, in an amount not exceeding any distribution. Any market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption. The Conference Committee Report to the 1986 Act provides that until the regulations are issued, market discount would accrue either:

     (1) on the basis of a constant interest rate, or

     (2) in the ratio of stated interest allocable to the relevant period to the sum of the interest for the period plus the remaining interest as of the end of the period, or in the case of a Regular Security issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for the period plus the remaining original issue as of the end of the period.

Any purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Security as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. Any purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry a Regular Security over the interest distributable on that security. The deferred portion of interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Security for the year. Any deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Security is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, the Regular Securityholder may elect to include market discount in income currently as it accrues on all market discount instruments acquired by the Regular Securityholder in that taxable year or thereafter, in which case the interest deferral rule will not apply. See "--Election to Treat All Interest Under the Constant Yield Method" below regarding an alternative manner in which an election may be deemed to be made.

     By analogy to the OID Regulations, market discount with respect to a Regular Security will be considered to be zero if the market discount is less than 0.25% of the remaining stated redemption price at maturity of the Regular Security multiplied by the weighted average maturity of the Regular Security, determined as described in the fourth paragraph under "--Original Issue Discount," remaining after the date of purchase. It appears that de minimis market discount would be reported in a manner similar to de minimis original issue discount. See "--Original Issue Discount" above. Treasury regulations implementing the market discount rules have not yet been issued. Therefore investors should consult their own tax advisors regarding the application of these rules. Investors should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

     PREMIUM. A Regular Security purchased at a cost greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If the Regular Securityholder holds a Regular Security as a "capital asset" within the meaning of Code Section 1221, the Regular Securityholder may elect under Code Section 171 to amortize the premium under the constant yield method. This election will apply to all debt obligations acquired by the Regular Securityholder at a premium held in that taxable year or after that taxable year, unless revoked with the permission of the Internal Revenue Service. Final Treasury regulations with respect to amortization of bond premiums do not by their terms apply to obligations, such as the Regular Securities, which are prepayable as described in Code Section 1272(a)(6). However, the conference committee report to the 1986 Act indicates a Congressional intent that the same rules that apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code Section 171 on installment obligations such as the Regular Securities. It is unclear whether the alternatives to the constant interest method described above under "--Market Discount" are available. Amortizable bond premium will be treated as an offset to interest income on a Regular Security, rather than as a separate deductible item. See "--Election to Treat All Interest Under the Constant Yield Method" below regarding an alternative manner in which the Code Section 171 election may be deemed to be made.

     ELECTION TO TREAT ALL INTEREST UNDER THE CONSTANT YIELD METHOD. A holder of a debt instrument such as a Regular Security may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest. For purposes of applying the constant yield method to a debt instrument subject to this election:

     (1) "interest" includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium and

     (2) the debt instrument is treated as if the instrument were issued on the holder's acquisition date in the amount of the holder's adjusted basis immediately after acquisition.

It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the holder's acquisition would apply. A holder generally may make this election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes this election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all premium bonds held or market discount bonds acquired by the holder in the same taxable year or thereafter. The election is made on the holder's federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the Internal Revenue Service. You should consult your own tax advisors regarding the advisability of making this type of an election.

     TREATMENT OF LOSSES. Regular Securityholders will be required to report income with respect to Regular Securities on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the mortgage loans, except to the extent it can be established that those losses are uncollectible. Accordingly, the holder of a Regular Security, particularly a subordinate security, may have income, or may incur a diminution in cash flow as a result of a default or delinquency. However, the holder of a Regular Security may not be able to take a deduction, subject to the discussion below, for the corresponding loss until a subsequent taxable year. In this regard, investors are cautioned that while they may generally cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the Internal Revenue Service may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Code Section 166.

     Under Code Section 166, it appears that Regular Securityholders that are corporations or that otherwise hold the Regular Securities in connection with a trade or business should in general be allowed to deduct as an ordinary loss a loss with respect to principal sustained during the taxable year on account of any Regular Securities becoming wholly or partially worthless. In general, Regular Securityholders that are not corporations and do not hold the Regular Securities in connection with a trade or business should be allowed to deduct as a short-term capital loss any loss sustained during the taxable year on account of a portion of any Regular Securities becoming wholly worthless. Although the matter is not free from doubt, the non-corporate Regular Securityholders should be allowed a bad debt deduction at a time when the principal balance of the Regular Securities is reduced to reflect losses resulting from any liquidated mortgage loans. The Internal Revenue Service, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect losses only after all the mortgage loans remaining in the trust fund have been liquidated or the applicable class of Regular Securities has been otherwise retired. The Internal Revenue Service could also assert that losses on the Regular Securities are deductible based on some other method that may defer deductions for all holders, such as reducing future cashflow for purposes of computing original issue discount. This may have the effect of creating "negative" original issue discount which would be deductible only against future positive original issue discount or otherwise if the class is terminated. Regular Securityholders are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to Regular Securities.

     While losses attributable to interest previously reported as income should be deductible as ordinary losses by both corporate and non-corporate holders, the Internal Revenue Service may take the position that losses attributable to accrued original issue discount may only be deducted as capital losses in the case of non-corporate holders who do not hold the Regular Securities in connection with a trade or business. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. You are advised to consult your tax advisors regarding the treatment of losses on Regular Securities.

     SALE OR EXCHANGE OF REGULAR SECURITIES. If a Regular Securityholder sells or exchanges a Regular Security, the Regular Securityholder will recognize gain or loss equal to the difference, if any, between the amount received and its adjusted basis in the Regular Security. The adjusted basis of a Regular Security generally will equal

     (1) the cost of the Regular Security to the seller,

     (2) increased by any original issue discount or market discount previously included in the seller's gross income with respect to the Regular Security and

     (3) reduced by amounts included in the stated redemption price at maturity of the Regular Security that were previously received by the seller, by any amortized premium and by any recognized losses.

     Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a Regular Security realized by an investor who holds the Regular Security as a capital asset will be capital gain or loss and will be long-term or short-term depending on whether the Regular Security has been held for the applicable holding period described below. Gain will be treated as ordinary income:

     (1) if a Regular Security is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Securityholder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate under Code
Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as part of the transaction,

     (2) in the case of a non-corporate taxpayer, to the extent the taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates, or

     (3) to the extent that the gain does not exceed the excess, if any, of

         (a) the amount that would have been includible in the gross income of the holder if its yield on the Regular Security were 110% of the applicable federal rate as of the date of purchase, over

         (b) the amount of income actually includible in the gross income of the holder with respect to the Regular Security.

     In addition, gain or loss recognized from the sale of a Regular Security by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c). Capital gains of non-corporate taxpayers generally are subject to a lower maximum tax rate than ordinary income of those taxpayers for capital assets held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

     Holders that recognize a loss on a sale or exchange of a Regular Security for federal income tax purposes in excess of certain threshold amounts should consult their tax advisors as to the need to file IRS Form 8886 (disclosing certain potential tax shelters) on their federal income tax returns.

TAXATION OF OWNERS OF RESIDUAL SECURITIES

     TAXATION OF REMIC INCOME. Generally, the "daily portions" of REMIC taxable income or net loss will be includible as ordinary income or loss in determining the federal taxable income of holders of Residual Securities, and will not be taxed separately to the REMIC Pool. The daily portions of REMIC taxable income or net loss of a Residual Holder are determined by allocating the REMIC Pool's taxable income or net loss for each calendar quarter ratably to each day in the quarter and by allocating each daily portion among the Residual Holders in proportion to their respective holdings of Residual Securities in the REMIC Pool on that day. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that:

     (1) the limitations on deductibility of investment interest expense and expenses for the production of income do not apply,

     (2) all bad loans will be deductible as business bad debts, and

     (3) the limitation on the deductibility of interest and expenses related to tax-exempt income will apply.

     The REMIC Pool's gross income includes:

     (1) interest, original issue discount income and market discount income, if any, on the mortgage loans,

     (2) reduced by amortization of any premium on the mortgage loans,

     (3) plus income from amortization of issue premium, if any, on the Regular Securities,

     (4) plus income on reinvestment of cash flows and reserve assets, and

     (5) plus any cancellation of indebtedness income if realized losses are allocated to the Regular Securities.


     The REMIC Pool's deductions include:

     (1) interest and original issue discount expense on the Regular Securities,

     (2) servicing fees on the mortgage loans,

     (3) other administrative expenses of the REMIC Pool, and

     (4) realized losses on the mortgage loans.

The requirement that Residual Holders report their pro rata share of taxable income or net loss of the REMIC Pool will continue until there are no securities of any class of the related series outstanding.

     The taxable income recognized by a Residual Holder in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest, original issue discount or market discount income or amortization of premium with respect to the mortgage loans, on the one hand, and the timing of deductions for interest, including original issue discount, or income from amortization of issue premium on the Regular Securities, on the other hand. If an interest in the mortgage loans is acquired by the REMIC Pool at a discount, and one or more of the mortgage loans is prepaid, the prepayment may be used in whole or in part to make distributions in reduction of principal on the Regular Securities. The discount on the mortgage loans which is includible in income may exceed the deduction allowed upon distributions on those Regular Securities on account of any unaccrued original issue discount relating to those Regular Securities. When more than one class of Regular Securities distributes principal sequentially, this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the Regular Securities when distributions in reduction of principal are being made in respect of earlier classes of Regular Securities to the extent that those classes are not issued with substantial discount or are issued at a premium.

     If taxable income attributable to a mismatching is realized, in general, losses would be allowed in later years as distributions on the later maturing classes of Regular Securities are made. Taxable income may also be greater in earlier years than in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of a series of Regular Securities, may increase over time as distributions in reduction of principal are made on the lower yielding classes of Regular Securities. By contrast, to the extent the REMIC Pool consists of fixed rate mortgage loans, interest income with respect to any given mortgage loan will remain constant over time as a percentage of the outstanding principal amount of that loan. Consequently, Residual Holders must have sufficient other sources of cash to pay any federal, state, or local income taxes due as a result of any mismatching or unrelated deductions against which to offset income, subject to the discussion of "excess inclusions" below under "-- Limitations on Offset or Exemption of REMIC Income." The timing of any mismatching of income and deductions described in this paragraph, if present with respect to a series of securities, may have a significant adverse effect on a Residual Holder's after-tax rate of return.

     BASIS AND LOSSES. The amount of any net loss of the REMIC Pool that may be taken into account by the Residual Holder is limited to the adjusted basis of the Residual Security as of the close of the quarter, or time of disposition of the Residual Security, if earlier, determined without taking into account the net loss for the quarter. The initial adjusted basis of a purchaser of a Residual Security is the amount paid for the Residual Security. The adjusted basis will be increased by the amount of taxable income of the REMIC Pool reportable by the Residual Holder and will be decreased, but not below zero,

     (1) first, by a cash distribution from the REMIC Pool, and

     (2) second, by the amount of loss of the REMIC Pool reportable by the Residual Holder.

Any loss that is disallowed on account of this limitation may be carried over indefinitely with respect to the Residual Holder as to whom a loss was disallowed and may be used by the Residual Holder only to offset any income generated by the same REMIC Pool.

     A Residual Holder will not be permitted to amortize directly the cost of its Residual Security as an offset to its share of the taxable income of the related REMIC Pool. However, the taxable income will not include cash received by the REMIC Pool that represents a recovery of the REMIC Pool's basis in its assets. This recovery of basis by the REMIC Pool will have the effect of amortization of the issue price of the Residual Securities over their life. However, in view of the possible acceleration of the income of Residual Holders described above under "--Taxation of REMIC Income," the period of time over which the issue price is effectively amortized may be longer than the economic life of the Residual Securities.

     A Residual Security may have a negative value if the net present value of anticipated tax liabilities exceeds the present value of anticipated cash flows. The REMIC Regulations appear to treat the issue price of a residual interest as zero rather than a negative amount for purposes of determining the REMIC Pool's basis in its assets. Proposed regulations have been promulgated concerning "inducement fees" paid to a transferee of a Residual Security to acquire such Residual Security. See "--Noneconomic Residual Interests" below.

     Further, to the extent that the initial adjusted basis of a Residual Holder, other than an original holder, in the Residual Security is greater than the corresponding portion of the REMIC Pool's basis in the mortgage loans, the Residual Holder will not recover a portion of that basis until termination of the REMIC Pool unless future Treasury regulations provide for periodic adjustments to the REMIC income otherwise reportable by the holder. The REMIC Regulations currently in effect do not so provide. See "--Treatment of Certain Items of REMIC Income and Expense--Market Discount" below regarding the basis of mortgage loans to the REMIC Pool and "--Sale or Exchange of a Residual Security" below regarding possible treatment of a loss on termination of the REMIC Pool as a capital loss.

     TREATMENT OF CERTAIN ITEMS OF REMIC INCOME AND EXPENSE. Although it is anticipated that the trustee will compute REMIC income and expense in accordance with the Code and applicable regulations, the authorities regarding the determination of specific items of income and expense are subject to differing interpretations. The depositor makes no representation as to the specific method that will be used for reporting income with respect to the mortgage loans and expenses with respect to the Regular Securities. Different methods could result in different timing or reporting of taxable income or net loss to Residual Holders or differences in capital gain versus ordinary income.

     ORIGINAL ISSUE DISCOUNT AND PREMIUM. Generally, the REMIC Pool's deductions for original issue discount and income from amortization of issue premium on the Regular Securities will be determined in the same manner as original issue discount income on Regular Securities as described above under "--Taxation of Owners of Regular Securities -- Original Issue Discount" and "-- Variable Rate Regular Securities," without regard to the de minimis rule described in this prospectus, and "-- Premium," below.

     MARKET DISCOUNT. The REMIC Pool will have market discount income in respect of mortgage loans if, in general, the basis of the REMIC Pool in the mortgage loans is exceeded by their unpaid principal balances. The REMIC Pool's basis in the mortgage loans is generally the fair market value of the mortgage loans immediately after the transfer of the mortgage loans to the REMIC Pool. The REMIC Regulations provide that in the REMIC Pool's basis in the mortgage loans is equal in the aggregate to the issue prices of all regular and residual interests in the REMIC Pool. The accrued portion of the market discount would be recognized currently as an item of ordinary income in a manner similar to original issue discount. Market discount income generally should accrue in the manner described above under "--Taxation of Owners of Regular Securities--Market Discount."

     PREMIUM. Generally, if the basis of the REMIC Pool in the mortgage loans exceeds their unpaid principal balances, the REMIC Pool will be considered to have acquired the mortgage loans at a premium equal to the amount of the excess. As stated above, the REMIC Pool's basis in mortgage loans is the fair market value of the mortgage loans, based on the aggregate of the issue prices of the regular and residual interests in the REMIC Pool immediately after the transfer of the mortgage loans to the REMIC Pool. In a manner analogous to the discussion above under "--Taxation of Owners of Regular Securities--Premium," a person that holds a mortgage loan as a capital asset under Code Section 1221 may elect under Code Section 171 to amortize premium on mortgage loans originated after September 27, 1985 under the constant yield method. Amortizable bond premium will be treated as an offset to interest income on the mortgage loans, rather than as a separate deduction item. Because substantially all of the borrowers on the mortgage loans are expected to be individuals, Code Section 171 will not be available for premium on mortgage loans originated on or prior to September 27, 1985. Premium with respect to those mortgage loans may be deductible in accordance with a reasonable method regularly employed by the holder of the mortgage loans. The allocation of a premium pro rata among principal payments should be considered a reasonable method. However, the Internal Revenue Service may argue that a premium should be allocated in a different manner, such as allocating the premium entirely to the final payment of principal.

     LIMITATIONS ON OFFSET OR EXEMPTION OF REMIC INCOME. A portion or all of the REMIC taxable income includible in determining the federal income tax liability of a Residual Holder will be subject to special treatment. That portion, referred to as the "excess inclusion," is equal to the excess of REMIC taxable income for the calendar quarter allocable to a Residual Security over the daily accruals for each quarterly period of:

     (1) 120% of the long-term applicable federal rate that would have applied to the Residual Security if it were a debt instrument on the Startup Day under Code Section 1274(d), multiplied by

     (2) the adjusted issue price of the Residual Security at the beginning of each quarterly period.

     For this purpose, the adjusted issue price of a Residual Security at the beginning of a quarter is the issue price of the Residual Security, plus the amount of the daily accruals of REMIC income described in this paragraph for all prior quarters, decreased by any distributions made with respect to the Residual Security prior to the beginning of each quarterly period. Accordingly, the portion of the REMIC Pool's taxable income that will be treated as excess inclusions will be a larger portion of income as the adjusted issue price of the Residual Securities diminishes.

     The portion of a Residual Holder's REMIC taxable income consisting of the excess inclusions generally may not be offset by other deductions, including net operating loss carryforwards, on the Residual Holder's return. However, net operating loss carryovers are determined without regard to excess inclusion income. Further, if the Residual Holder is an organization subject to the tax on unrelated business income imposed by Code Section 511, the Residual Holder's excess inclusions will be treated as unrelated business taxable income of that Residual Holder for purposes of Code Section 511. In addition, REMIC taxable income is subject to 30% withholding tax with respect to certain persons who are not U.S. Persons and the portion of the REMIC taxable income attributable to excess inclusions is not eligible for any reduction in the rate of withholding tax, by treaty or otherwise. See "--Taxation of Certain Foreign Investors -- Residual Securities" below. Finally, if a real estate investment trust or a regulated investment company owns a Residual Security, a portion, allocated under Treasury regulations yet to be issued, of dividends, paid by the real estate investment trust or regulated investment company

     (1) could not be offset by net operating losses of its shareholders,

     (2) would constitute unrelated business taxable income for tax-exempt shareholders, and

     (3) would be ineligible for reduction of withholding to certain persons who are not U.S. Persons.

     Alternative minimum taxable income for a Residual Holder is determined without regard to the special rule, discussed above, that taxable income cannot be less than excess inclusions. A Residual Holder's alternative minimum taxable income for a taxable year cannot be less than the excess inclusions for the year. The amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions.

     TAX-RELATED RESTRICTIONS ON TRANSFER OF RESIDUAL SECURITIES. Disqualified Organizations. If any legal or beneficial interest in a Residual Security is transferred to a Disqualified Organization, a tax would be imposed in an amount equal to the product of:

     (1) the present value of the total anticipated excess inclusions with respect to a Residual Security for periods after the transfer and

     (2) the highest marginal federal income tax rate applicable to corporations.

     The REMIC Regulations provide that the anticipated excess inclusions are based on actual prepayment experience to the date of the transfer and projected payments based on the Prepayment Assumption. The present value rate equals the applicable federal rate under Code Section 1274(d) as of the date of the transfer for a term ending with the last calendar quarter in which excess inclusions are expected to accrue. This rate is applied to the anticipated excess inclusions from the end of the remaining calendar quarters in which they arise to the date of the transfer. This tax generally would be imposed on the transferor of the Residual Security, except that where a transfer is through an agent, including a broker, nominee, or other middleman, for a Disqualified Organization, the tax would instead be imposed on the agent. However, a transferor of a Residual Security would in no event be liable for this tax with respect to a transfer if the transferee furnished to the transferor an affidavit stating that the transferee is not a Disqualified Organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false. The tax also may be waived by the Internal Revenue Service if the Disqualified Organization promptly disposes of the Residual Security and the transferor pays income tax at the highest corporate rate on the excess inclusion for the period the Residual Security is actually held by the Disqualified Organization.

     In addition, if a "Pass-Through Entity," as defined in the second succeeding paragraph, has excess inclusion income with respect to a Residual Security during a taxable year and a Disqualified Organization is the record holder of an equity interest in that entity, then a tax is imposed on that entity equal to the product of:

     (1) the amount of excess inclusions that are allocable to the interest in the Pass-Through Entity during the period that interest is held by the Disqualified Organization, and

     (2) the highest marginal federal corporate income tax rate. That tax would be deductible from the ordinary gross income of the Pass-Through Entity for the taxable year.

The Pass-Through Entity would not be liable for the tax if it received an affidavit from the record holder that it is not a Disqualified Organization or stating the holder's taxpayer identification number and, during the period the person is the record holder of the Residual Security, the Pass-Through Entity does not have actual knowledge that the affidavit is false.

            If an "electing large partnership," as defined in the immediately succeeding paragraph, holds a Residual Security, all interests in the electing large partnership are treated as held by Disqualified Organizations for purposes of the tax imposed on a Pass-Through Entity by Section 860E(c) of the Code. An exception to this tax, otherwise available to a Pass-Through Entity that is furnished certain affidavits by record holders of interests in the entity and that does not know the affidavits are false, is not available to an electing large partnership.

     For these purposes,

     (1) "Disqualified Organization" means:

         (a)   the United States,

         (b) any state or political subdivision of the United States or any state,

         (c)   any foreign government,

         (d)   any international organization,

         (e)   any agency or instrumentality of any of the foregoing,

         (f) any cooperative organization furnishing electric energy or providing telephone service or persons in rural areas as described in Code Section 1381(a)(2)(C), and

         (g) any organization, other than a farmers' cooperative described in Code Section 531, that is exempt from taxation under the Code unless the organization is subject to the tax on unrelated business income imposed by Code Section 511.

However, the term does not include an instrumentality if all of its activities are subject to tax and a majority of its board of directors is not selected by the governmental entity.

     (2) "Pass-Through Entity" means any regulated investment company, real estate investment trust, common trust fund, partnership, trust or estate and certain corporations operating on a cooperative basis. Except as may be provided in Treasury regulations, any person holding an interest in a Pass-Through Entity as a nominee for another will, with respect to the interest, be treated as a Pass-Through Entity; and

     (3) an "electing large partnership" means any partnership having more than 100 members during the preceding tax year, other than certain service partnerships and commodity pools, which elects to apply certain simplified reporting provisions under the Code.

     The applicable agreement with respect to a series will provide that no legal or beneficial interest in a Residual Security may be transferred or registered unless:

     (1) the proposed transferee furnished to the transferor and the trustee an affidavit providing its taxpayer identification number and stating that the transferee is the beneficial owner of the Residual Security and is not a Disqualified Organization and is not purchasing the Residual Security on behalf of a Disqualified Organization, i.e., as a broker, nominee or middleman of the Disqualified Organization; and

     (2) the transferor provides a statement in writing to the trustee that it has no actual knowledge that the affidavit is false.

     Moreover, the related agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee. Each Residual Security with respect to a series will bear a legend referring to the restrictions on transfer. Each Residual Holder will be deemed to have agreed, as a condition of ownership of a Residual Security, to any amendments to the related agreement required under the Code or applicable Treasury regulations to effectuate the foregoing restrictions. Information necessary to compute an applicable excise tax must be furnished to the Internal Revenue Service and to the requesting party within 60 days of the request, and the depositor or the trustee may charge a fee for computing and providing this information.

     NONECONOMIC RESIDUAL INTERESTS. The REMIC Regulations would disregard certain transfers of Residual Securities, in which case the transferor would continue to be treated as the owner of the Residual Securities and thus would continue to be subject to tax on its allocable portion of the net income of the REMIC Pool. Under the REMIC Regulations, a transfer of a "noneconomic residual interest," as defined in the following sentence, to a Residual Holder, other than a Residual Holder who is not a U.S. Person, is disregarded for all federal income tax purposes if a significant purpose of the transferor is to impede the assessment or collection of tax. A residual interest in a REMIC, including a residual interest with a positive value at issuance, is a "noneconomic residual interest" unless, at the time of the transfer:

     (1) the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs, and

     (2) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes on each excess inclusion.

     The anticipated excess inclusions and the present value rate are determined in the same manner as set forth above under "--Disqualified Organizations." The REMIC Regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A safe harbor is provided if:

     (1) the transferor

         (a) conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee,

         (b) found that the transferee historically paid its debts as they came due, and

         (c) found no significant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future,

     (2) the transferee represents to the transferor that it understands that, as the holder of the non-economic residual interest, the transferee may incur liabilities in excess of any cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due, and

     (3) the transferee represents to the transferor that it will not cause income from the Residual Security to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of the transferee or any other person, and the Residual Security, is, in fact, not transferred to such permanent establishment or fixed base, and

     (4) one of the following two tests is satisfied: either

     (a) the present value of the anticipated tax liabilities associated with holding the noneconomic residual interest does not exceed the sum of:

         (i) the present value of any consideration given to the transferee to acquire the interest;

         (ii) the present value of the expected future distributions on the interest; and

         (iii) the present value of the anticipated tax savings associated with holding the interest as the REMIC generates losses.

For purposes of the computations under this alternative, the transferee is presumed to pay tax at the highest corporate rate (currently 35%) or, in certain circumstances the alternative minimum tax rate. Further, present values generally are computed using a discount rate equal to the short-term federal rate set forth in Section 1274(d) of the Code, for the month of such transfer and the compounding period used by the transferee; or

     (b) (i) the transferee must be a domestic "C" corporation (other than a corporation exempt from taxation or a regulated investment company or real estate investment trust) that meets certain gross and net asset tests (generally, $100 million of gross assets and $10 million of net assets for the current year and the two preceding fiscal years);

         (ii) the transferee must agree in writing that it will transfer the residual interest only to a subsequent transferee that is an eligible corporation and meets the requirements for a safe harbor transfer; and

         (iii) the facts and circumstances known to the transferor on or before the date of the transfer must not reasonably indicate that the taxes associated with ownership of the residual interest will not be paid by the transferee.

     Because these rules are not mandatory but would provide safe harbor protection, the related pooling and servicing agreement will not require that clause (a) or (b) be met as a condition to transfer of a Residual Security. Holders of Residual Securities are advised to consult their tax advisors as to whether or in what amount any such payment should be made upon transfer thereof.

     Regulations have been proposed addressing the federal income tax treatment of "inducement fees" received by transferees of non-economic Residual Securities. The proposed regulations would require inducement fees to be included in income over a period reasonably related to the period in which the related Residual Security is expected to generate taxable income or net loss to its holder. Under two proposed safe harbor methods, inducement fees would be permitted to be included in income (i) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the related REMIC is expected to generate taxable income or (ii) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the related REMIC, determined based on actual distributions projected as remaining to be made on such interests under the related prepayment assumption. If the holder of a non-economic Residual Security sells or otherwise disposes of the non-economic Residual Security, any unrecognized portion of the inducement fee would be required to be taken into account at the time of the sale or disposition.

     If these rules are adopted without change, they will apply to taxable years ending on or after the date that they are published as final regulations, and consequently these rules may govern the treatment of any inducement fee received in connection with the purchase of the Residual Securities. Residual Holders of the Residual Securities should consult with their tax advisors regarding the effect of these proposed regulations.

     FOREIGN INVESTORS. The REMIC Regulations provide that the transfer of a Residual Security that has "tax avoidance potential" to a "foreign person" will be disregarded for all federal tax purposes. This rule appears intended to apply to a transferee who is not a U.S. Person, unless that transferee's income is effectively connected with the conduct of a trade or business within the United States. A Residual Security is deemed to have tax avoidance potential unless, at the time of the transfer:

     (1) the future value of expected distributions equals at least 30% of the anticipated excess inclusions after the transfer, and

     (2) the transferor reasonably expects that the transferee will receive sufficient distributions from the REMIC Pool at or after the time at which the excess inclusions accrue and prior to the end of the next succeeding taxable year for the accumulated withholding tax liability to be paid.

     If the non-U.S. Person transfers the Residual Security back to a U.S. Person, the transfer will be disregarded and the foreign transferor will continue to be treated as the owner unless arrangements are made so that the transfer does not have the effect of allowing the transferor to avoid tax on accrued excess inclusions.

     The prospectus supplement relating to the securities of a series may provide that a Residual Security may not be purchased by or transferred to any person that is not a U.S. Person or may describe the circumstances and restrictions pursuant to which a transfer may be made.

     SALE OR EXCHANGE OF A RESIDUAL SECURITY. If the sale or exchange of a Residual Security occurs, the Residual Holder will recognize gain or loss equal to the excess, if any, of the amount realized over the adjusted basis, as described above under "--Taxation of Owners of Residual Securities--Basis and Losses," of a Residual Holder in a Residual Security at the time of the sale or exchange. In addition to reporting the taxable income of the REMIC Pool, a Residual Holder will have taxable income to the extent that any cash distribution to it from the REMIC Pool exceeds the adjusted basis on that distribution date. Income will be treated as gain from the sale or exchange of the Residual Holder's Residual Security. As a result, if the Residual Holder has an adjusted basis in its Residual Security remaining when its interest in the REMIC Pool terminates, and if it holds the Residual Security as a capital asset under Code Section 1221, then it will recognize a capital loss at that time in the amount of the remaining adjusted basis.

     Any gain on the sale of a Residual Security will be treated as ordinary income

     (1) if a Residual Security is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Residual Holder's net investment in the conversion transaction at 120% of the appropriate applicable federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of the transaction or

     (2) in the case of a non-corporate taxpayer, to the extent that taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates.

In addition, gain or loss recognized from the sale of a Residual Security by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c).

     The conference committee report to the 1986 Act provides that, except as provided in Treasury regulations yet to be issued, the wash sale rules of Code
Section 1091 will apply to dispositions of Residual Securities. These wash sale rules will apply where the seller of the Residual Security, during the period beginning six months before the sale or disposition of the Residual Security and ending six months after the sale or disposition of the Residual Security, acquires, or enters into any other transaction that results in the application of Code Section 1091, any residual interest in any REMIC or any interest in a "taxable mortgage pool," such as a non-REMIC owner trust, that is economically comparable to a Residual Security.

     MARK TO MARKET REGULATIONS. Regulations under Code Section 475 relating to the requirement that a securities dealer mark to market securities held for sale to customers provide that a Residual Security is not treated as a security and thus may not be marked to market.

TAXES THAT MAY BE IMPOSED ON THE REMIC POOL

     PROHIBITED TRANSACTIONS. Income from certain transactions by the REMIC Pool, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of Residual Holders, but rather will be taxed directly to the REMIC Pool at a 100% rate. Prohibited transactions generally include:

     (1) the disposition of a qualified mortgage other than for:

         (a) substitution within two years of the Startup Day for a defective, including a defaulted, obligation, or repurchase in lieu of substitution of a defective, including a defaulted, obligation at any time, or for any qualified mortgage within three months of the Startup Day,

         (b) foreclosure, default, or imminent default of a qualified mortgage,

         (c)   bankruptcy or insolvency of the REMIC Pool, or

         (d)   a qualified (complete) liquidation,

     (2) the receipt of income from assets that are not the type of mortgages or investments that the REMIC Pool is permitted to hold,

     (3) the receipt of compensation for services, or

     (4) the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation.

     Regardless of clauses (1) and (4) above, it is not a prohibited transaction to sell REMIC Pool property to prevent a default on Regular Securities as a result of a default on qualified mortgages or to facilitate a clean-up call --generally, an optional termination to save administrative costs when no more than a small percentage of the securities is outstanding. The REMIC Regulations indicate that the modification of a mortgage loan generally will not be treated as a disposition if it is occasioned by

     (1) a default or reasonably foreseeable default,

     (2) an assumption of the mortgage loan,

     (3) the waiver of a due-on-sale or due-on-encumbrance clause, or

     (4) the conversion of an interest rate by a borrower pursuant to the terms of a convertible adjustable rate mortgage loan.

     CONTRIBUTIONS TO THE REMIC POOL AFTER THE STARTUP DAY. In general, the REMIC Pool will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC Pool after the Startup Day. Exceptions are provided for cash contributions to the REMIC Pool

     (1) during the three months following the Startup Day,

     (2) made to a qualified Reserve Fund by a Residual Holder,

     (3) in the nature of a guarantee,

     (4) made to facilitate a qualified liquidation or clean-up call, and

     (5) as otherwise permitted in Treasury regulations yet to be issued. We do not anticipate that there will be any contributions to the REMIC Pool after the Startup Day.

     NET INCOME FROM FORECLOSURE PROPERTY. The REMIC Pool will be subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by deed in lieu of foreclosure would be treated as "foreclosure property" until the close of the third calendar year following the year of acquisition, with a possible extension. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust. We do not anticipate that the REMIC Pool will have any taxable net income from foreclosure property.

LIQUIDATION OF THE REMIC POOL

     If a REMIC Pool adopts a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC Pool's final tax return a date on which the adoption is deemed to occur, and sells all of its assets, other than cash, within a 90-day period beginning on that date, the REMIC Pool will not be subject to the prohibited transaction rules on the sale of its assets, provided that the REMIC Pool credits or distributes in liquidation all of the sale proceeds plus its cash, other than amounts retained to meet claims, to holders of Regular Securities and Residual Holders within the 90-day period.

ADMINISTRATIVE MATTERS

     The REMIC Pool will be required to maintain its books on a calendar year basis and to file federal income tax returns for federal income tax purposes in a manner similar to a partnership. The form for the income tax return is Form 1066, U.S. Real Estate Mortgage Investment Conduit ("REMIC") Income Tax Return. The trustee will be required to sign the REMIC Pool's returns. Treasury regulations provide that, except where there is a single Residual Holder for an entire taxable year, the REMIC Pool will be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination by the Internal Revenue Service of any adjustments to, among other things, items of REMIC income, gain, loss, deduction, or credit in a unified administrative proceeding. The master servicer will be obligated to act as "tax matters person," as defined in applicable Treasury regulations, with respect to the REMIC Pool as agent of the Residual Holder holding the largest percentage interest in the Residual Securities. If the Code or applicable Treasury regulations do not permit the master servicer to act as tax matters person in its capacity as agent of the Residual Holder, the Residual Holder or the other person specified pursuant to Treasury regulations will be required to act as tax matters person.

LIMITATIONS ON DEDUCTION OF CERTAIN EXPENSES

     An investor who is an individual, estate, or trust will be subject to limitation with respect to certain itemized deductions described in Code Section 67, to the extent that these itemized deductions, in the aggregate, do not exceed 2% of the investor's adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of:

     (1) 3% of the excess, if any, of adjusted gross income over a threshold amount adjusted annually for inflation for subsequent years, or

     (2) 80% of the amount of itemized deductions otherwise allowable for the year.

These limitations will be phased out beginning in 2006 and eliminated after 2009.

     In the case of a REMIC Pool, these deductions may include deductions under Code Section 212 for the Servicing Fee and all administrative and other expenses relating to the REMIC Pool, or any similar expenses allocated to the REMIC Pool with respect to a regular interest it holds in another REMIC. These investors who hold REMIC Securities either directly or indirectly through certain Pass-Through Entities may have their pro rata share of expenses allocated to them as additional gross income, but may be subject to a limitation on deductions. In addition, these expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause investors of this type to be subject to significant additional tax liability. Temporary Treasury regulations provide that the additional gross income and corresponding amount of expenses generally are to be allocated entirely to the holders of Residual Securities in the case of a REMIC Pool that would not qualify as a fixed investment trust in the absence of a REMIC election. However, this additional gross income and limitation on deductions will apply to the allocable portion of these expenses to holders of Regular Securities, as well as holders of Residual Securities, where Regular Securities are issued in a manner that is similar to pass-through certificates in a fixed investment trust. Generally, all these expenses will be allocable to the Residual Securities. In general, the allocable portion will be determined based on the ratio that a REMIC Holder's income, determined on a daily basis, bears to the income of all holders of Regular Securities and Residual Securities with respect to a REMIC Pool. As a result, individuals, estates or trusts holding REMIC Securities, either directly or indirectly through a grantor trust, partnership, S corporation, REMIC, or certain other Pass-Through Entities described in the foregoing temporary Treasury regulations, may have taxable income in excess of the interest income at the pass-through rate on Regular Securities that are issued in a single class or otherwise consistently with fixed investment trust status or in excess of cash distributions for the related period on Residual Securities.

TAXATION OF CERTAIN FOREIGN INVESTORS

     REGULAR SECURITIES. Interest, including original issue discount, distributable to Regular Securityholders who are non-resident aliens, foreign corporations, or other non-U.S. Persons, will be considered "portfolio interest" and, therefore, generally will not be subject to 30% United States withholding tax, provided that the non-U.S. Person:

     (1) is not a "10-percent shareholder" within the meaning of Code Section 871(h)(3)(B) or a controlled foreign corporation described in Code Section 881(c)(3)(C), and

     (2) provides the trustee, or the person who would otherwise be required to withhold tax from the distributions under Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the Regular Security is a non-U.S. Person.

     If the signed statement, or any other required statement, is not provided, 30% withholding will apply unless reduced or eliminated pursuant to an applicable tax treaty or unless the interest on the Regular Security is effectively connected with the conduct of a trade or business within the United States by the non-U.S. Person. In the latter case, the non-U.S. Person will be subject to United States federal income tax at regular rates.

     In the case of Regular Securities held by a foreign partnership, Treasury Regulations require that:

     (1) the certification described above be provided by the partners rather than by the foreign partnership and

     (2) the partnership provide certain information, including a United States taxpayer identification number.

     In addition, a look-through rule applies in the case of tiered partnerships. Investors who are non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Security and the certification requirements of the Code and Regulations.

     RESIDUAL SECURITIES. The Conference Committee Report to the 1986 Act indicates that amounts paid to Residual Holders who are non-U.S. Persons generally should be treated as interest for purposes of the 30%, or lower treaty rate, United States withholding tax. Treasury regulations provide that amount distributed to Residual Holders may qualify as "portfolio interest," subject to the conditions described in "Regular Securities" above, but only to the extent that:

     (1) the mortgage loans were issued after July 18, 1984 and

     (2) the trust fund or segregated pool of assets in that trust fund, as to which a separate REMIC election will be made, to which the Residual Security relates, consists of obligations issued in "registered form" within the meaning of Code Section 163(f)(1).

     Generally, mortgage loans will not be, but regular interests in another REMIC Pool will be, considered obligations issued in registered form. Furthermore, Residual Holders will not be entitled to any exemption from the 30% withholding tax, or lower treaty rate to the extent of that portion of REMIC taxable income that constitutes an "excess inclusion." See "--Taxation of Owners of Residual Securities--Limitations on Offset or Exemption of REMIC Income" in this prospectus. If the amounts paid to Residual Holders who are non-U.S. Persons are effectively connected with the conduct of a trade or business within the United States by non-U.S. Persons, 30% or lower treaty rate withholding will not apply. Instead, the amounts paid to the non-U.S. Persons will be subject to United States federal income tax at regular rates. If 30% or lower treaty rate withholding is applicable, those amounts generally will be taken into account for purposes of withholding only when paid or otherwise distributed, or when the Residual security is disposed of, under rules similar to withholding upon disposition of debt instruments that have original issue discount. See "--Tax-Related Restrictions on Transfer of Residual Securities--Foreign Investors" above concerning the disregard of certain transfers having "tax avoidance potential." Investors who are non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning Residual Securities.

BACKUP WITHHOLDING

     Distributions made on the Regular Securities, and proceeds from the sale of the Regular Securities to or through certain brokers, may be subject to a "backup" withholding tax under Code Section 3406 of 28% (which rate will be increased to 31% after 2010) on "reportable payments." Reportable payments include interest distributions, original issue discount, and, under certain circumstances, principal distributions, unless the Regular Holder complies with certain reporting and/or certification procedures. These reporting and/or certification procedures include the provision of its taxpayer identification number to the trustee, its agent or the broker who effected the sale of the Regular Security, or the holder is otherwise an exempt recipient under applicable provisions of the Code. Any amounts to be withheld from distribution on the Regular Securities would be refunded by the Internal Revenue Service or allowed as a credit against the Regular Holder's federal income tax liability. The New Regulations change certain of the rules relating to certain presumptions relating to information reporting and backup withholding. Non-U.S. Persons are urged to contact their own tax advisors regarding the application to them of backup withholding and information reporting.

REPORTING REQUIREMENTS

     Reports of accrued interest, original issue discount and information necessary to compute the accrual of market discount will be made annually to the Internal Revenue Service and to individuals, estates, non-exempt and non-charitable trusts, and partnerships who are either holders of record of Regular Securities or beneficial owners who own Regular Securities through a broker or middleman as nominee. All brokers, nominees and all other non-exempt holders of record of Regular Securities, including

     o   corporations,

     o   non-calendar year taxpayers,

     o   securities or commodities dealers,

     o   real estate investment trusts,

     o   investment companies,

     o   common trust funds,

     o   thrift institutions and

     o   charitable trusts,

may request information for any calendar quarter by telephone or in writing by contacting the person designated in Internal Revenue Service Publication 938 with respect to a particular series of Regular Securities. Holders through nominees must request information from the nominee.

     The Internal Revenue Service's Form 1066 has an accompanying Schedule Q, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation.

     Treasury regulations require that Schedule Q be furnished by the REMIC Pool to each Residual Holder by the end of the month following the close of each calendar quarter --41 days after the end of a quarter under proposed Treasury regulations-- in which the REMIC Pool is in existence. Treasury regulations require that, in addition to the foregoing requirements, information must be furnished quarterly to Residual Holders, furnished annually, if applicable, to holders of Regular Securities, and filed annually with the Internal Revenue Service concerning Code Section 67 expenses as, as described under "--Limitations on Deduction of Certain Expenses" above, allocable to the holders. Furthermore, under the regulations, information must be furnished quarterly to Residual Holders, furnished annually to holders of Regular Securities, and filed annually with the Internal Revenue Service concerning the percentage of the REMIC Pool's assets meeting the qualified asset tests described above under "--Characterization of Investments in REMIC Securities."

GRANTOR TRUST FUNDS

CLASSIFICATION OF GRANTOR TRUST FUNDS

     With respect to each series of Grantor Trust Securities, will deliver an opinion. The opinion will be to the effect that, assuming compliance with all provisions of the applicable agreement, the related Grantor Trust Fund will be classified as a grantor trust under subpart E, part I of subchapter J of Chapter 1 of Subtitle A of the Code and not as a partnership, an association taxable as a corporation, or a "taxable mortgage pool" within the meaning of Code Section 7701(i). Accordingly, each holder of a Grantor Trust Security generally will be treated as the beneficial owner of an undivided interest in the mortgage loans included in the Grantor Trust Fund.

STANDARD SECURITIES

     GENERAL. Where there is no Retained Interest with respect to the mortgage loans underlying the securities of a series, and where these securities are not designated as "Stripped Securities," the holder of each security in the series, referred to in this Prospectus as "Standard Securities," will be treated as the owner of a pro rata undivided interest in the ordinary income and corpus portions of the Grantor Trust Fund represented by its Standard Security. As a result, the holder of these securities will be considered the beneficial owner of a pro rata undivided interest in each of the mortgage loans, subject to the discussion below under "--Recharacterization of Servicing Fees." Accordingly, the holder of a Standard Security of a particular series will be required to report on its federal income tax return, in accordance with the holder's method of accounting, its pro rata share of the entire income from the mortgage loans represented by its Standard Security, including:

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     (1) interest at the coupon rate on the mortgage loans,

     (2) original issue discount, if any,

     (3) prepayment fees,

     (4) assumption fees, and

     (5) late payment charges received by the servicer.

     A holder of securities generally will be able to deduct its share of the servicing fee and all administrative and other expenses of the trust fund in accordance with its method of accounting, provided that the amounts are reasonable compensation for services rendered to that Grantor Trust Fund. However, investors who are individuals, estates or trusts who own securities, either directly or indirectly through certain pass-through entities, will be subject to limitation with respect to certain itemized deductions described in Code Section 67, including deductions under Code Section 212 for the servicing fee and all administrative and other expenses of the Grantor Trust Fund, to the extent that the deductions, in the aggregate, do not exceed two percent of an investor's adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of:

     (1) 3% of the excess, if any, of adjusted gross income over a threshold amount adjusted annually for inflation, or

     (2) 80% of the amount of itemized deductions otherwise allowable for that year.

These limitations will be phased out beginning in 2006 and eliminated after 2009.

     As a result, investors holding Standard Securities, directly or indirectly through a Pass-Through Entity, may have aggregate taxable income in excess of the aggregate amount of cash received on those Standard Securities with respect to interest at the pass-through rate or as discount income on those Standard Securities. In addition, the expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause the investors to be subject to significant additional tax liability. Moreover, where there is Retained Interest with respect to the mortgage loans underlying a series of securities or where the servicing fees are in excess of reasonable servicing compensation, the transaction will be subject to the application of the "stripped bond" and "stripped coupon" rules of the Code, as described below under "--Stripped Securities" and "--Recharacterization of Servicing Fees," respectively.

     TAX STATUS. Tax Counsel has advised the depositor that:

     (1) A Standard Security owned by a "domestic building and loan association" within the meaning of Code Section 7701(a)(19) will be considered to represent "loans. . . secured by an interest in real property which is. . . residential real property" within the meaning of Code Section 7701(a)(19)(C)(v), provided that the real property securing the mortgage loans represented by that Standard Security is of the type described in that section of the Code.

     (2) A Standard Security owned by a real estate investment trust will be considered to represent "real estate assets" within the meaning of Code Section 856(c)(5)(B) to the extent that the assets of the related Grantor Trust Fund consist of qualified assets. Interest income on the assets will be considered "interest on obligations secured by mortgages on real property" to that extent within the meaning of Code Section 856(c)(3)(B).

     (3) A Standard Security owned by a REMIC will be considered to represent an "obligation, including any participation or certificate of beneficial ownership in the REMIC, which is principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3)(A) to the extent that the assets of the related Grantor Trust Fund consist of "qualified mortgages" within the meaning of Code Section 860G(a)(3).

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     (4) A Standard Security owned by a "financial asset securitization investment trust" within the meaning of Code Section 860L(a) will be considered to represent "permitted assets" within the meaning of Code Section 860L(c) to the extent that the assets of related Grantor Trust Fund consist of "debt instruments" or other permitted assets within the meaning of Code Section 860L(c).

     PREMIUM AND DISCOUNT. We advise you to consult with your tax advisors as to the federal income tax treatment of premium and discount arising either at the time of initial issuance of Standard Securities or subsequent acquisition.

     Premium. The treatment of premium incurred at the time of the purchase of a Standard Security will be determined generally as described above under "--REMICs--Taxation of Owners of Residual Securities --Premium."

     Original Issue Discount. The original issue discount rules of Code Section 1271 through 1275 will be applicable to a holder's interest in those mortgage loans as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of original issue discount income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate borrowers, other than individuals, originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Under the OID Regulations, an original issue discount could arise by the charging of points by the originator of the mortgages in an amount greater than the statutory de minimis exception, including a payment of points that is currently deductible by the borrower under applicable Code provisions or, under certain circumstances, by the presence of "teaser" rates on the mortgage loans. See "--Stripped Securities" below regarding original issue discount on Stripped Securities.

     Original issue discount generally must be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest, in advance of the cash attributable to the income. Unless indicated otherwise in the related prospectus supplement, no prepayment assumption will be assumed for purposes of the accrual. However, Code Section 1272 provides for a reduction in the amount of original issue discount includible in the income of a holder of an obligation that acquires the obligation after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if the mortgage loans acquired by a holder of securities are purchased at a price equal to the then unpaid principal amount of those mortgage loans, no original issue discount attributable to the difference between the issue price and the original principal amount of those mortgage loans, i.e., points, will be includible by the related holder.

     Market Discount. Holders of securities also will be subject to the market discount rules to the extent that the conditions for application of those sections are met. Market discount on the mortgage loans will be determined and will be reported as ordinary income generally in the manner described above under "--REMICs -- Taxation of Owners of Regular Securities -- Market Discount," except that the ratable accrual methods described in those sections will not apply. Rather, the holder will accrue market discount pro rata over the life of the mortgage loans, unless the constant yield method is elected. The related prospectus supplement will specify what, if any, prepayment assumption will be assumed for purposes of accrual.

     RECHARACTERIZATION OF SERVICING FEES. If the servicing fees paid to a servicer were deemed to exceed reasonable servicing compensation, the amount of excess would represent neither income nor a deduction to holders of securities. In this regard, there are no authoritative guidelines for federal income tax purposes as to either the maximum amount of servicing compensation that may be considered reasonable in the context of this or similar transactions or whether, in the case of Standard Securities, the reasonableness of servicing compensation should be determined on a weighted average or loan-by-loan basis. If a loan-by-loan basis is appropriate, the likelihood that the applicable amount would exceed reasonable servicing compensation as to some of the mortgage loans would be increased. Internal Revenue Service guidance indicates that a servicing fee in excess of reasonable compensation --"excess servicing"-- will cause the mortgage loans to be treated under the "stripped bond" rules. This guidance provides safe harbors for servicing deemed to be reasonable and requires taxpayers to demonstrate that the value of servicing fees in excess of these applicable amounts is not greater than the value of the services provided.

     Accordingly, if the Internal Revenue Service's approach is upheld, a Servicer who receives a servicing fee in excess of those amounts would be viewed as retaining an ownership interest in a portion of the interest payments

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on the mortgage loans. Under the rules of Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from the right to receive some or all of the principal payments on the obligation would result in treatment of those mortgage loans as "stripped coupons" and "stripped bonds." Subject to the de minimis rule discussed below under "--Stripped Securities," each stripped bond or stripped coupon could be considered for this purpose as a non-interest bearing obligation issued on the date of issue of the Standard Securities, and the original issue discount rules of the Code would apply to the holder of those securities. While holders of securities would still be treated as owners of beneficial interests in a grantor trust for federal income tax purposes, the corpus of the trust could be viewed as excluding the portion of the mortgage loans the ownership of which is attributed to the servicer, or as including the portion as a second class of equitable interest. Applicable Treasury regulations treat an arrangement of this type as a fixed investment trust, since the multiple classes of trust interests should be treated as merely facilitating direct investments in the trust assets and the existence of multiple classes of ownership interests is incidental to that purpose. In general, a recharacterization should not have any significant effect on the timing or amount of income reported by a holder of securities, except that the income reported by a cash method holder may be slightly accelerated. See "--Stripped Securities" below for a further description of the federal income tax treatment of stripped bonds and stripped coupons.

     SALE OR EXCHANGE OF STANDARD SECURITIES. If a sale or exchange of a Standard Security occurs, a holder of securities will recognize gain or loss equal to the difference between the amount realized on the sale and its aggregate adjusted basis in the mortgage loans and other assets represented by the security. In general, the aggregate adjusted basis will equal the holder's cost for the Standard Security, exclusive of accrued interest, increased by the amount of any income previously reported with respect to the Standard Security and decreased by the amount of any losses previously reported with respect to the Standard Security and the amount of any distributions other than accrued interest received on those securities. Except as provided above with respect to market discount on any mortgage loans, and except for certain financial institutions subject to the provisions of Code Section 582(c), any gain or loss generally would be capital gain or loss if the Standard Security was held as a capital asset. However, gain on the sale of a Standard Security will be treated as ordinary income:

     (1) if a Standard Security is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the holder's net investment in the conversion transaction at 120% of the appropriate applicable federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as part of that transaction or

     (2) in the case of a non-corporate taxpayer, to the extent the taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates.

     Capital gains of noncorporate taxpayers generally are subject to a lower maximum tax rate than ordinary income of the taxpayers for capital assets held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

     Holders that recognize a loss on a sale or exchange of a Standard Security for federal income tax purposes in excess of certain threshold amounts should consult their tax advisors as to the need to file IRS Form 8886 (disclosing certain potential tax shelters) on their federal income tax returns.

STRIPPED SECURITIES

     GENERAL. Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the principal payments on an obligation from ownership of the right to receive some or all of the interest payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. For purposes of this discussion, securities that are subject to those rules will be referred to as "Stripped Securities." The securities will be subject to those rules if:

     (1) the Depositor or any of its affiliates retains, for its own account or for purposes of resale, in the form of Retained Interest, or otherwise, an ownership interest in a portion of the payments on the mortgage loans,

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     (2) the depositor or any of its affiliates is treated as having an ownership interest in the mortgage loans to the extent it is paid or retains servicing compensation in an amount greater than reasonable consideration for servicing the mortgage loans (see "--Standard Securities -- Recharacterization of Servicing Fees"), and

     (3) a class of securities are issued in two or more classes or subclasses representing the right to non-pro-rata percentages of the interest and principal payments on the mortgage loans.

     In general, a holder of a Stripped Security will be considered to own "stripped bonds" with respect to its pro rata share of all or a portion of the principal payments on each mortgage loan and/or "stripped coupons" with respect to its pro rata share of all or a portion of the interest payments on each mortgage loan, including the Stripped Security's allocable share of the servicing fees paid to a servicer, to the extent that those fees represent reasonable compensation for services rendered. See the discussion above under "--Standard Securities--Recharacterization of Servicing Fees." Although not free from doubt, for purposes of reporting to holders of Stripped Securities, the servicing fees will be allocated to the classes of Stripped Securities in proportion to the distributions to the classes for the related period or periods. The holder of a Stripped Security generally will be entitled to a deduction each year in respect of the servicing fees, as described above under "--Standard Securities--General," subject to the limitation described in that section.

     Code Section 1286 treats a stripped bond or a stripped coupon generally as an obligation issued on the date that the stripped interest is purchased. Although the treatment of Stripped Securities for federal income tax purposes is not clear in certain respects, particularly where Stripped Securities are issued with respect to a mortgage pool containing variable-rate mortgage loans, the depositor has been advised by counsel that:

     (1) the Grantor Trust Fund will be treated as a grantor trust under subpart E, Part I of subchapter J of Chapter 1 of Subtitle A of the Code and not as an association taxable as a corporation or a "taxable mortgage pool" within the meaning of Code Section 7701(i), and

     (2) each Stripped Security should be treated as a single installment obligation for purposes of calculating original issue discount and gain or loss on disposition.

     This treatment is based on the interrelationship of Code Section 1286, Code Sections 1272 through 1275, and the OID Regulations. Although it is possible that computations with respect to Stripped Securities could be made in one of the ways described below under "--Possible Alternative Characterizations," the OID Regulations state, in general, that two or more debt instruments issued by a single issuer to a single investor in a single transaction should be treated as a single debt instrument. Accordingly, for original issue discount purposes, all payments on any Stripped Securities should be aggregated and treated as though they were made on a single debt instrument. The applicable agreement will require that the trustee make and report all computations described below using this aggregate approach, unless substantial legal authority requires otherwise.

     Furthermore, Treasury regulations provide for treatment of a Stripped Security as a single debt instrument issued on the date it is purchased for purposes of calculating any original issue discount. In addition, under those regulations, a Stripped Security that represents a right to payments of both interest and principal may be viewed either as issued with original issue discount or market discount, as described below, at a de minimis original issue discount, or, presumably, at a premium. This treatment indicates that the interest component of a Stripped Security of this type would be treated as qualified stated interest under the OID Regulations, assuming it is not an interest-only or super-premium Stripped Security. Further, these regulations provide that the purchaser of a Stripped Security will be required to account for any discount as market discount rather than original issue discount if either:

     (1) the initial discount with respect to the Stripped Security was treated as zero under the de minimis rule, or

     (2) no more than 100 basis points in excess of reasonable servicing is stripped off the related mortgage loans. Any market discount would be reportable as described above under "--REMICs--Taxation of Owners of

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Regular Securities--Market Discount," without regard to the de minimis rule described in this prospectus, assuming that a prepayment assumption is employed in that computation.

     STATUS OF STRIPPED SECURITIES. No specific legal authority exists as to whether the character of the Stripped Securities, for federal income tax purposes, will be the same as that of the mortgage loans. Although the issue is not free from doubt, counsel has advised the depositor that Stripped Securities owned by applicable holders should be considered to represent

     (1) "real estate assets" within the meaning of Code Section 856(c)(4)(A),

     (2) "obligation[s]. . . principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3)(A), and

     (3) "loans. . . secured by an interest in real property" within the meaning of Code Section 7701(a)(19)(C)(v).

Interest including original issue discount income attributable to Stripped Securities should be considered to represent "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B), provided that in each case the mortgage loans and interest on those mortgage loans qualify for this tax treatment. See "--Standard Securities -- Tax Status" above.

     TAXATION OF STRIPPED SECURITIES. Original Issue Discount. Except as described above under "General," each Stripped Security will be considered to have been issued at an original issue discount for federal income tax purposes. Original issue discount with respect to a Stripped Security must be included in ordinary income as it accrues, in accordance with a constant yield method that takes into account the compounding of interest, which may be prior to the receipt of the cash attributable to that income. Based in part on the issue discount required to be included in the income of a holder of a Stripped Security in any taxable year likely will be computed generally as described above under "--REMICs--Taxation of Owner of Regular Securities -- Original Issue Discount" and "-- Variable Rate Regular Securities." However, with the apparent exception of a Stripped Security qualifying as a market discount obligation as described above under "-- General," the issue price of a Stripped Security will be the purchase price paid by each holder of the Stripped Security. The stated redemption price at maturity will include the aggregate amount of the payments to be made on the Stripped Security to the holder of securities, presumably under the Prepayment Assumption, other than qualified stated interest.

     If the mortgage loans prepay at a rate either faster or slower than that under the Prepayment Assumption, a holder's recognition of original issue discount will be either accelerated or decelerated and the amount of the original issue discount will be either increased or decreased depending on the relative interests in principal and interest on each mortgage loan represented by the holder's Stripped Security. While the matter is not free from doubt, the holder of a Stripped Security should be entitled in the year that it becomes certain, assuming no further prepayments, that the holder will not recover a portion of its adjusted basis in that Stripped Security to recognize a loss, which may be a capital loss, equal to that portion of unrecoverable basis.

     As an alternative to the method described above, the fact that some or all of the interest payments with respect to the Stripped Securities will not be made if the mortgage loans are prepaid could lead to the interpretation that those interest payments are "contingent" within the meaning of the OID Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to prepayable securities such as the Stripped Securities. However, if final regulations dealing with contingent interest with respect to the Stripped Securities apply the same principles as the OID Regulations, those regulations may lead to different timing of income inclusion that would be the case under the OID Regulations. Furthermore, application of those principles could lead to the characterization of gain on the sale of contingent interest Stripped Securities as ordinary income. Investors should consult their tax advisors regarding the appropriate tax treatment of Stripped Securities.

     SALE OR EXCHANGE OF STRIPPED SECURITIES. Sale or exchange of a Stripped Security prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the holder's adjusted basis in that Stripped Security, as described above under "--REMICs--Taxation of Owners of Regular Securities -- Sale or

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Exchange of Regular Securities." To the extent that a subsequent purchaser's purchase price is exceeded by the remaining payments on the Stripped Securities, the subsequent purchaser will be required for federal income tax purposes to accrue and report the excess as if it were original issue discount in the manner described above. It is not clear for this purpose whether the assumed prepayment rate that is to be used in the case of a holder of securities other than an original holder of securities should be the Prepayment Assumption or a new rate based on the circumstances at the date of subsequent purchase.

     Holders that recognize a loss on a sale or exchange of a Standard Security for federal income tax purposes in excess of certain threshold amounts should consult their tax advisors as to the need to file IRS Form 8886 (disclosing certain potential tax shelters) on their federal income tax returns.

     PURCHASE OF MORE THAN ONE CLASS OF STRIPPED SECURITIES. When an investor purchases more than one class of Stripped Securities, it is currently unclear whether for federal income tax purposes the classes of Stripped Securities should be treated separately or aggregated for purposes of the rules described above.

     POSSIBLE ALTERNATIVE CHARACTERIZATIONS. The characterizations of the Stripped Securities discussed above are not the only possible interpretations of the applicable Code provisions. For example, the holder of securities may be treated as the owner of:

     (1) one installment obligation consisting of the Stripped Security's pro rata share of the payments attributable to principal on each mortgage loan and a second installment obligation consisting of the respective Stripped Security's pro rata share of the payments attributable to interest on each mortgage loan,

     (2) as many stripped bonds or stripped coupons as there are scheduled payments of principal and/or interest on each mortgage loan, or

     (3) a separate installment obligation for each mortgage loan, representing the Stripped Security's pro rata share of payments of principal and/or interest to be made with respect to that Stripped Security.

     Alternatively, the holder of one or more classes of Stripped Securities may be treated as the owner of a pro rata fractional undivided interest in each mortgage loan to the extent that the related Stripped Security, or classes of Stripped Securities in the aggregate, represent the same pro rata portion of principal and interest on each mortgage loan, and a stripped bond or stripped coupon, as the case may be, treated as an installment obligation or contingent payment obligation, as to the remainder. Treasury regulations regarding original issue discount on stripped obligations make the foregoing interpretations less likely to be applicable. The preamble to these regulations states that they are premised on the assumption that an aggregation approach is appropriate for determining whether original issue discount on a stripped bond or stripped coupon is de minimis, and solicits comments on appropriate rules for aggregating stripped bonds and stripped coupons under Code Section 1286.

     Because of these possible varying characterizations of Stripped Securities and the resultant differing treatment of income recognition, holders of securities are urged to consult their own tax advisors regarding the proper treatment of Stripped Securities for federal income tax purposes.

REPORTING REQUIREMENTS AND BACKUP WITHHOLDING

     The trustee will furnish, within a reasonable time after the end of each calendar year, to each holder of Grantor Trust Securities at any time during that calendar year, information, prepared on the basis described above, as is necessary to enable the holder of those securities to prepare its federal income tax returns. The information will include the amount of original issue discount accrued on Grantor Trust Securities held by persons other than holders of securities exempted from the reporting requirements. However, the amount required to be reported by the trustee may not be equal to the proper amount of original issue discount required to be reported as taxable income by a holder of Grantor Trust Securities, other than an original holder of securities that purchased at the issue price. In particular, in the case of Stripped Securities, the reporting will be based on a representative initial offering price of each class of Stripped Securities or some price as set forth in the related prospectus supplement. The trustee will also file original issue discount information with the Internal Revenue Service. If a holder of securities fails to supply an

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

accurate taxpayer identification number or if the Secretary of the Treasury determines that a holder of securities has not reported all interest and dividend income required to be shown on his federal income tax return, 28% backup withholding (which rate will be increased to 31% after 2010) may be required in respect of any reportable payments, as described above under "--REMICs--Backup Withholding."

     On June 20, 2002, the IRS published proposed regulations which will, when effective, establish a reporting framework for interests in "widely held fixed investment trusts" that will place the responsibility of reporting on the person in the ownership chain who holds an interest for a beneficial owner. A widely-held investment trust is defined as an entity classified as a "trust" under Treasury Regulations Section 301.7701-4(c), in which any interest is held by a middleman, which includes, but is not limited to (i) a custodian of a person's account, (ii) a nominee and (iii) a broker holding an interest for a customer in "street name." These regulations were proposed to be effective beginning January 1, 2004, but such date passed and the regulations have not been finalized. It is unclear when, or if, these regulations will become final.

     TAXATION OF CERTAIN FOREIGN INVESTORS. To the extent that a Grantor Trust Security evidences ownership in mortgage loans that are issued on or before July 18, 1984, interest or original issue discount paid by the person required to withhold tax under Code Section 1441 or 1442 to nonresident aliens, foreign corporations, or other non-U.S. Persons generally will be subject to 30% United States withholding tax, or any lower rate as may be provided for interest by an applicable tax treaty. Accrued original issue discount recognized by the holder of Grantor Trust Securities on the sale or exchange of that security also will be subject to federal income tax at the same rate.

     Treasury regulations provide that interest or original issue discount paid by the trustee or other withholding agent to a non-U.S. Person evidencing ownership interest in mortgage loans issued after July 18, 1984 will be "portfolio interest" and will be treated in the manner, and these persons will be subject to the same certification requirements, described above under "--REMICs--Taxation of Certain Foreign Investors--Regular Securities."

PARTNERSHIP TRUST FUNDS

CLASSIFICATION OF PARTNERSHIP TRUST FUNDS

     With respect to each series of Partnership Securities or Debt Securities, Tax Counsel will deliver its opinion that the trust fund will not be a taxable mortgage pool or an association, or publicly traded partnership, taxable as a corporation for federal income tax purposes. This opinion will be based on the assumption that the terms of the applicable agreement and related documents will be complied with, and on counsel's conclusion that the nature of the income of the trust fund will exempt it from the rule that certain publicly traded partnerships are taxable as corporations.

CHARACTERIZATION OF INVESTMENTS IN PARTNERSHIP SECURITIES AND DEBT SECURITIES

     For federal income tax purposes:

     (1) Partnership Securities and Debt Securities held by a thrift institution taxed as a domestic building and loan association will not constitute "loans . . .. secured by an interest in real property which is . . . residential real property" within the meaning of Code Section 7701(a)(19)(C)(v) and

     (2) interest on Debt Securities held by a real estate investment trust will not be treated as "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code Section 856(c)(3)(B), and Debt Securities held by a real estate investment trust will not constitute "real estate assets" within the meaning of Code Section 856(c)(4)(A). However, Partnership Securities held by a real estate investment trust will qualify under those sections based on the real estate investments trust's proportionate interest in the assets of the Partnership Trust Fund based on capital accounts unless the Partnership Security is not treated as equity in the issuing trust.

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

TAXATION OF HOLDER OF DEBT SECURITIES

     Treatment of the Debt Securities as Indebtedness. The Depositor will agree, and the holders of securities will agree by their purchase of Debt Securities, to treat the Debt Securities as debt for federal income tax purposes. No regulations, published rulings, or judicial decisions exist that discuss the characterization for federal income tax purposes of securities with terms substantially the same as the Debt Securities. However, with respect to each series of Debt Securities, Tax Counsel will deliver its opinion that, unless otherwise specified in the related prospectus supplement, the Debt Securities will be classified as indebtedness for federal income tax purposes. The discussion below assumes this characterization of the Debt Securities is correct.

     If, contrary to the opinion of counsel, the IRS successfully asserted that the Debt Securities were not debt for federal income tax purposes, the Debt Securities might be treated as equity interests in the Partnership Trust Fund. As a result, the timing and amount of income allocable to holders of the Debt Securities may be different than as described in the following paragraph.

     Debt Securities generally will be subject to the same rules of taxation as Regular Securities issued by a REMIC, as described above, except that:

     (1) income reportable on Debt Securities is not required to be reported under the accrual method unless the holder otherwise uses the accrual method,

     (2) the special rule treating a portion of the gain on sale or exchange of a Regular Security as ordinary income is inapplicable to Debt Securities. See "--REMICs--Taxation of Owners of Regular Securities--Sale or Exchange of Regular Securities" above, and

     (3) the character and timing of any Realized Losses may be governed by Code
Section 165(g) relating to worthless securities rather than by Code Section 166 relating to bad debts if the Debt Securities are considered issued by a corporation. This could occur, for example, if the issuing trust were disregarded as separate from a single holder of the residual interest in the trust that was a corporation.

TAXATION OF OWNERS OF PARTNERSHIP SECURITIES

     TREATMENT OF THE PARTNERSHIP TRUST FUND AS A PARTNERSHIP. The prospectus supplement may specify that the Depositor will agree, and the holders of Partnership Securities will agree by their purchase of Partnership Securities, to treat the Partnership Trust Fund:

     (1) as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the Partnership Trust Fund, the partners of the Partnership being the holders of Partnership Securities, including the depositor, and the Debt Securities, if any, being debt of the partnership or

     (2) if a single beneficial owner owns all of the Partnership Securities in a trust fund, the trust fund will be ignored for federal income tax purposes and the assets and Debt Securities of the trust fund will be treated as assets and indebtedness of this beneficial owner.

     A variety of alternative characterizations are possible. For example, because one or more of the classes of Partnership Securities have certain features characteristic of debt, the Partnership Securities might be considered debt of the depositor or the Partnership Trust Fund. A characterization of this type would not result in materially adverse tax consequences to holders of securities as compared to the consequences from treatment of the Partnership Securities as equity in a partnership, described below. The following discussion assumes that the Partnership Securities represent equity interests in a partnership.

     PARTNERSHIP TAXATION. As a partnership, the Partnership Trust Fund will not be subject to federal income tax. Rather, each holder of Partnership Securities will be required to separately take into account each holder's allocated share of income, gains, losses, deductions and credits of the Partnership Trust Fund. We anticipate that the

Partnership Trust Fund's income will consist primarily of interest earned on the mortgage loans, including appropriate adjustments for market discount, original issue discount and bond premium, as described above under "--Grantor Trust Funds--Standard Securities--General," and "--Premium and Discount" and any gain upon collection or disposition of mortgage loans. The Partnership Trust Fund's deductions will consist primarily of interest and original issue discount accruing with respect to the Debt Securities and servicing and other fees.

     The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement, i.e., the applicable governing agreement and related documents. The partnership agreement will provide, in general, that the holders of securities will be allocated gross income of the Partnership Trust Fund for each Due Period equal to the sum of:

     (1) the interest that accrues on the Partnership Securities in accordance with their terms for the Due Period, including interest accruing at the applicable pass-through rate for the applicable Due Period and interest on amounts previously due on the Partnership Securities but not yet distributed;

     (2) any Partnership Trust Fund income attributable to discount on the mortgage loans that corresponds to any excess of the principal amount of the Partnership Securities over their initial issue price; and

     (3) any other amounts of income payable to the holders of securities for the applicable Due Period.

     That allocation will be reduced by any amortization by the Partnership Trust Fund of premium on mortgage loans that corresponds to any excess of the issue price of Partnership Securities over their principal amount. All remaining taxable income or net loss of the Partnership Trust Fund will be allocated to the depositor and any remaining net loss will be allocated to the depositor to the extent of the depositor's capital account and then will be allocated to holders of Partnership Securities in the order in which they bear losses. Based on the economic arrangement of the parties, this approach for allocating Partnership Trust Fund income should be permissible under applicable Treasury regulations. No assurance can be given that the IRS would not require a greater amount of income to be allocated to Partnership Securities. Moreover, even under the foregoing method of allocation, holders of Partnership Securities may be allocated income equal to the entire pass-through rate plus the other items described above even though the trust fund might not have sufficient cash to make current cash distributions of that amount. Thus, cash basis holders will in effect be required to report income from the Partnership Securities on the accrual basis and holders of Partnership Securities may become liable for taxes on Partnership Trust Fund income even if they have not received cash from the Partnership Trust Fund to pay these taxes.

     All of the taxable income allocated to a holder of Partnership Securities that is a pension, profit-sharing or employee benefit plan or other tax-exempt entity, including an individual retirement account, will constitute "unrelated business taxable income" generally taxable to a holder under the Code.

     A share of expenses of the Partnership Trust Fund, including fees of the master servicer but not interest expense, allocable to an individual, estate or trust holder of Partnership Securities would be miscellaneous itemized deductions subject to the limitations described above under "--Grantor Trust Funds--Standard Securities -- General." Accordingly, these deductions might be disallowed to the individual in whole or in part and might result in the holder of the Partnership Securities being taxed on an amount of income that exceeds the amount of cash actually distributed to the holder of the securities over the life of the Partnership Trust Fund.

     Discount income or premium amortization with respect to each mortgage loan would be calculated in a manner similar to the description above under "--Grantor Trust Funds--Standard Securities -- General" and "-- Premium and Discount." Regardless of that description, it is intended that the Partnership Trust Fund will make all tax calculations relating to income and allocations to holders of Partnership Securities on an aggregate basis with respect to all mortgage loans held by the Partnership Trust Fund rather than on a mortgage loan-by-mortgage loan basis. If the IRS required calculations to be made separately for each mortgage loan, the Partnership Trust Fund might be required to incur additional expense, but we believe that there would not be a material adverse effect on holders of Partnership Securities.

     DISCOUNT AND PREMIUM. The prospectus supplement may provide that the mortgage loans will have been issued with original discount. However, it is not anticipated that the mortgage loans will have been issued with original issue discount and, therefore, the Partnership Trust Fund should not have original issue discount income. However, the purchase price paid by the Partnership Trust Fund for the mortgage loans may be greater or less than the remaining principal balance of the mortgage loans at the time of purchase. If so, the mortgage loans will have been acquired at a premium or discount, as the case may be. See "--Grantor Trust Funds--Standard Securities--Premium and Discount" in this prospectus. As previously indicated above, the Partnership Trust Fund will make this calculation on an aggregate basis, but might be required to recompute it on a mortgage loan-by-mortgage loan basis.

     If the Partnership Trust Fund acquires the mortgage loans at a market discount or premium, the Partnership Trust Fund will elect to include any discount in income currently as it accrues over the life of the mortgage loans or to offset any premium against interest income on the mortgage loans. As indicated above, a portion of any market discount income or premium deduction may be allocated to holders of Partnership Securities.

     SECTION 708 TERMINATION. Under Section 708 of the Code, the Partnership Trust Fund will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the Partnership Trust Fund are sold or exchanged within a 12-month period. A termination of this type would cause a deemed contribution of the assets of a Partnership Trust Fund --the "old partnership"-- to a new Partnership Trust Fund --the "new partnership"-- in exchange for interests in the new partnership. The interests in a new Partnership Trust Fund would be deemed distributed to the partners of the old partnership in liquidation of the old partnership, which would not constitute a sale or exchange. The Partnership Trust Fund will not comply with certain technical requirements that might apply when a constructive termination occurs. As a result, the Partnership Trust Fund may be subject to certain tax penalties and may incur additional expenses if it is required to comply with those requirements. Furthermore, the Partnership Trust Fund might not be able to comply due to lack of data.

     DISPOSITION OF SECURITIES. Generally, capital gain or loss will be recognized on a sale of Partnership Securities in an amount equal to the difference between the amount realized and the seller's tax basis in the Partnership Securities sold. A holder's tax basis in a Partnership Security will generally equal the holder's cost increased by the holder's share of Partnership Trust Fund income (includible in income) and decreased by any distributions received with respect to a Partnership Security. In addition, both the tax basis in the Partnership Securities and the amount realized on a sale of a Partnership Security would include the holder's share of the Debt Securities and other liabilities of the Partnership Trust Fund. A holder acquiring Partnership Securities at different prices may be required to maintain a single aggregate adjusted tax basis in the Partnership Securities. If a sale or other disposition of some of the Partnership Securities occurs, the holder may be required to allocate a portion of the aggregate tax basis to the Partnership Securities sold, rather than maintaining a separate tax basis in each Partnership Security for purposes of computing gain or loss on a sale of that Partnership Security.

     Any gain on the sale of a Partnership Security attributable to the holder's share of unrecognized accrued market discount on the mortgage loans would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The Partnership Trust Fund does not expect to have any other assets that would give rise to similar special reporting considerations. Thus, to avoid those special reporting requirements, the Partnership Trust Fund will elect to include market discount in income as it accrues.

     If a holder of Partnership Securities is required to recognize an aggregate amount of income, not including income attributable to disallowed itemized deductions described above, over the life of the Partnership Securities that exceeds the aggregate cash distributions with respect to those Partnership Securities, the excess will generally give rise to a capital loss if the retirement of the Partnership Securities occurs.

     ALLOCATIONS BETWEEN TRANSFERORS AND TRANSFEREES. In general, the Partnership Trust Fund's taxable income and losses will be determined each Due Period and the tax items for a particular Due Period will be apportioned among the holders of securities in proportion to the principal amount of Partnership Securities owned by them as of the close of the last day of the related Due Period. As a result, a holder purchasing Partnership Securities may be allocated tax items attributable to periods before the actual transaction, which will affect its tax liability and tax basis.

     The use of this Due Period convention may not be permitted by existing regulations. If a Due Period convention is not allowed, or only applies to transfers of less than all of the partner's interest, taxable income or losses of the Partnership Trust Fund might be reallocated among the holders of Partnership Securities. The depositor will be authorized to revise the Partnership Trust Fund's method of allocation between transferors and transferees to conform to a method permitted by future regulations.

     SECTION 731 DISTRIBUTIONS. In the case of any distribution to a holder of Partnership Securities, no gain will be recognized to that holder of securities to the extent that the amount of any money distributed with respect to that holder's Partnership Security exceeds the adjusted basis of that holder's interest in the security. To the extent that the amount of money distributed exceeds that holder's adjusted basis, gain will be currently recognized. In the case of any distribution to a holder of Partnership Securities, no loss will be recognized except if a distribution in liquidation of a holder's interest occurs. Any gain or loss recognized by a holder of Partnership Securities will be capital gain or loss.

     SECTION 754 ELECTION. If a holder of Partnership Securities sells its securities at a profit or loss, the purchasing holder of Partnership Securities will have a higher or lower basis, as applicable, in the Partnership Securities than the selling holder of Partnership Securities had. The tax basis of the Partnership Trust Fund's assets would not be adjusted to reflect that higher or lower basis unless the Partnership Trust Fund were to file an election under
Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Partnership Trust Fund will not make that election. As a result, holders of Partnership Securities might be allocated a greater or lesser amount of Partnership Trust Fund income than would be appropriate based on their own purchase price for Partnership Securities.

     ADMINISTRATIVE MATTERS. The trustee is required to keep or have kept complete and accurate books of the Partnership Trust Fund. The books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the Partnership Trust Fund will be the calendar year. The trustee will file a partnership information return on IRS Form 1065 with the IRS for each taxable year of the Partnership Trust Fund and will report each holder's allocable share of items of Partnership Trust Fund income and expense to holders and the IRS on Schedule K-1 to Form 1065. The trustee will provide the Schedule K-1 information to nominees that fail to provide the Partnership Trust Fund with the information statement described below and those nominees will be required to forward the information to the beneficial owners of the Partnership Securities. Generally, holders must file tax returns that are consistent with the information return filed by the Partnership Trust Fund or be subject to penalties unless the holder notifies the IRS of all inconsistencies.

     Under Section 6031 of the Code, any person that holds Partnership Securities as a nominee at any time during a calendar year is required to furnish the Partnership Trust Fund with a statement containing certain information on the nominee, the beneficial owners and the Partnership Securities so held. This information includes:

     (1) the name, address and taxpayer identification number of the nominee and

     (2) as to each beneficial owner:


         (x) the name, address and identification number of the beneficial owner,

         (y) whether the beneficial owner is a U.S. Person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing, and

         (z) certain information on Partnership Securities that were held, bought or sold on behalf of the beneficial owner throughout the year.

     In addition, brokers and financial institutions that hold Partnership Securities through a nominee are required to furnish directly to the trustee information as to themselves and their ownership of Partnership Securities. A clearing agency registered under Section 17A of the Exchange Act is not required to furnish any information statement of this type to the Partnership Trust Fund. The information referred to above for any calendar year must be furnished to the Partnership Trust Fund on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the Partnership Trust Fund with the information described above may be subject to penalties.

     The person specified in the applicable agreement as the tax matters partner will be responsible for representing the holders of securities in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire until three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the Partnership Trust Fund by the appropriate taxing authorities could result in an adjustment of the returns of the holders of Partnership Securities, and, under certain circumstances, a holder of securities may be precluded from separately litigating a proposed adjustment to the items of the Partnership Trust Fund. An adjustment could also result in an audit of a holder's returns and adjustments of items not related to the income and losses of the Partnership Trust Fund.

     TAX CONSEQUENCES TO FOREIGN HOLDERS OF PARTNERSHIP SECURITIES. It is not clear whether the Partnership Trust Fund would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-U.S. Persons. This is so because there is no clear authority dealing with that issue under facts substantially similar to those described in this prospectus. However, securityholders who are non-U.S. Persons would in any event not be treated as engaged in a trade or business in the United States if holding the Partnership Security, or other investing or trading in stock or securities for the holder's own account, is the only activity of the securityholder within the United States and the securityholder is not a dealer in securities. Accordingly, the securityholders will not be subject to withholding tax pursuant to Section 1446 of the Code, at the highest marginal rate applicable to U.S. corporations for non-U.S. Persons that are taxable as corporations and at the highest marginal rate applicable to U.S. individuals for all other foreign holders. The prospectus supplement relating to an applicable series will describe whether an exception to the 30% United States withholding tax on interest may apply to securityholders.

     BACKUP WITHHOLDING. Distributions made on the Partnership Securities and proceeds from the sale of the Partnership Securities will be subject to a "backup" withholding tax of 28% (which rate will be increased to 31% after 2010) if, in general, the holder of Partnership Securities fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.

     THE FEDERAL TAX DISCUSSIONS SET FORTH ABOVE ARE INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING ON A SECURITYHOLDER'S PARTICULAR TAX SITUATION. PROSPECTIVE PURCHASERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF REMIC SECURITIES, GRANTOR TRUST SECURITIES, PARTNERSHIP SECURITIES AND DEBT SECURITIES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAWS.

                        STATE AND OTHER TAX CONSEQUENCES

     In addition to the federal income tax consequences described in "Federal Income Tax Consequences" in this prospectus, potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the securities offered under this prospectus. State tax law may differ substantially from the corresponding federal tax law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors should consult their own tax advisors with respect to the various tax consequences of investments in the securities offered under this prospectus.

                              ERISA CONSIDERATIONS

     Title I of ERISA and Section 4975 of the Code impose certain requirements on ERISA Plans and on persons who are fiduciaries with respect to ERISA Plans. Certain employee benefit plans, such as governmental plans as defined in Section 3(32) of ERISA, and, if no election has been made under Section 410(d) of the Code, church plans as defined in Section 3(33) of ERISA, are not subject to the ERISA requirements discussed in this prospectus. However, assets of such plans (collectively with ERISA Plans, "Plans") may be subject to the provisions of applicable federal, state or local law that is materially similar to the foregoing provisions of ERISA or the Code. Moreover, any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code is subject to the prohibited transaction rules set forth in Section 503 of the Code.

     In addition to the imposition of general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investment be made in accordance with the documents governing the Plan,
Section 406(a) of ERISA and Section 4975(c)(1)(A), (B), (C) and (D) of the Code prohibit a broad range of transactions involving assets of a Plan and persons who have certain specified relationships to the Plan. In addition, Section 406(b) of ERISA and Section 4975(c)(1)(E) and (F) of the Code impose certain prohibitions on Parties in Interest who are fiduciaries with respect to the Plan. Certain Parties in Interest that participate in a prohibited transaction may be subject to a penalty imposed under Section 502(i) of ERISA or an excise tax pursuant to Sections 4975(a) and (b) of the Code, unless a statutory or administrative exemption is available.

     Certain transactions involving a trust fund might be deemed to constitute prohibited transactions under ERISA and Section 4975 of the Code with respect to a Plan that purchases securities if the residential loans, agency securities, mortgage securities and other assets included in the trust fund are deemed to be assets of the Plan. The U.S. Department of Labor has promulgated regulations at 29 C.F.R. (Section) 2510.3-101 defining the term "plan assets" for purposes of applying the general fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and the Code. Under these regulations, generally, when a Plan acquires an equity interest in an entity such as a trust fund, the Plan's assets include the investment in the entity and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable here apply, or unless the equity participation in the entity by "Benefit Plan Investors" is not significant. For this purpose, in general, equity participation is considered "significant" on any date if 25% or more of the value of any class of equity interests is held by "Benefit Plan Investors." "Benefit Plan Investors" include ERISA Plans, as well as any "employee benefit plan," as defined in Section 3(3) of ERISA, which is not subject to Title I of ERISA, such as governmental plans, as defined in Section 3(32) of ERISA, and church plans, as defined in Section 3(33) of ERISA, which have not made an election under Section 410(d) of the Code, and any entity whose underlying assets include plan assets by reason of a Plan's investment in the entity. Because of the factual nature of certain of the rules set forth in these regulations, neither Plans nor persons investing plan assets should acquire or hold securities in reliance on the availability of any exception under the regulations.

     In addition, the regulations provide that the term "equity interest" means any interest in an entity other than an instrument which is treated as indebtedness under applicable local law and which has no "substantial equity features." If notes of a particular series are deemed to be indebtedness under applicable local law without any substantial equity features, an investing Plan's assets would include notes of this type, but would not, by reason of the purchase, include the underlying assets of the related trust fund. However, without regard to whether notes of this type are treated as an equity interest for these purposes, the purchase or holding of notes by or on behalf of a Plan could be considered to result in a prohibited transaction. A prohibited transaction may result if the Issuer, the holder of an Equity Certificate or any of their respective affiliates is or becomes a Party in Interest with respect to the Plan, or if the depositor, the master servicer, any sub-servicer or any trustee has investment authority with respect to the assets of the Plan.

     Any person who has discretionary authority or control respecting the management or disposition of plan assets, and any person who provides investment advice with respect to the assets for a fee, is a fiduciary of the investing Plan. If the residential loans, agency securities, mortgage securities and other assets included in a trust fund constitute plan assets, then any party exercising management or discretionary control regarding those assets, such as the master servicer or any sub-servicer, may be deemed to be a Plan "fiduciary" subject to the fiduciary requirements of ERISA and the prohibited transaction provisions of ERISA and the Code or similar provisions of Similar Law with respect to the investing Plan. In addition, if the assets included in a trust fund constitute plan assets, the purchase or holding of securities by a Plan, as well as the operation of the related trust fund, may constitute or involve a prohibited transaction under ERISA, the Code or Similar Law.

     Some of the transactions involving the securities that might otherwise constitute prohibited transactions under ERISA or the Code might qualify for relief from the prohibited transaction rules under certain administrative exemptions, which may be individual or class exemptions. The United States Department of Labor issued individual exemptions, referred to herein as an "Exemption," to certain underwriters. The applicable Prospectus Supplement will indicate whether an Exemption will apply to a series. The Exemption generally exempts from the application of the prohibited transaction provisions of Section 406 of ERISA, and the excise taxes and civil penalties imposed on the prohibited transactions pursuant to Section 4975(a) and (b) of the Code and Section 502(i) of ERISA, certain transactions, among others, relating to the servicing and operation of mortgage pools and the purchase, sale and holding of pass-through certificates underwritten by an underwriter, provided that certain conditions set forth in the Exemption are satisfied. For purposes of this Section "ERISA Considerations," the term "underwriter" shall include:

     (1) the underwriter to whom the Exemption was issued,

     (2) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with the underwriter, and

     (3) any member of the underwriting syndicate or selling group of which a person described in (a) or (b) is a manager or co-manager with respect to a class of certificates.

     The Exemption sets forth five general conditions which must be satisfied for a transaction involving the purchase, sale and holding of certificates of the type issued pursuant to this prospectus to be eligible for exemptive relief under the Exemption:

     (1) the acquisition of certificates by an ERISA Plan must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

     (2) the certificates at the time of acquisition by the ERISA Plan must be rated in one of the four highest generic rating categories by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., Moody's Investors Service, Inc. or Fitch, Inc.;

     (3) the trustee cannot be an affiliate of any other member of the "restricted group" other than an underwriter. The "restricted group" consists of any underwriter, the depositor, the trustee, the master servicer, any sub-servicer, the obligor on credit support and any borrower with respect to assets of the trust fund constituting more than 5% of the aggregate unamortized principal balance of the assets of the trust fund in the related trust fund as of the date of initial issuance of the certificates;

     (4) (a) the sum of all payments made to and retained by the underwriter(s) must represent not more than reasonable compensation for underwriting the certificates;

         (b) the sum of all payments made to and retained by the depositor pursuant to the assignment of the assets of the trust fund to the related trust fund must represent not more than the fair market value of those obligations; and

         (c) the sum of all payments made to and retained by the master servicer and any sub-servicer must represent not more than reasonable compensation for that person's services and reimbursement of that person's reasonable expenses in connection with those services;

     (5) the investing ERISA Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended.

     The Exemption also requires that the trust fund meet the following requirements:

     (1) the trust fund must consist solely of assets of the type that have been included in other investment pools;

     (2) certificates evidencing interests in such other investment pools must have been rated in one of the four highest categories of one of Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., Moody's Investors Service, Inc. or Fitch, Inc. for at least one year prior to the acquisition of certificates by or on behalf of an ERISA Plan or with plan assets; and

     (3) certificates evidencing interests in those other investment pools must have been purchased by investors other than ERISA Plans for at least one year prior to any acquisition of certificates by or on behalf of an ERISA Plan or with plan assets.

     A fiduciary of an ERISA Plan contemplating purchasing a certificate must make its own determination that the general conditions set forth above will be satisfied with respect to its certificate. The Exemption will not apply to an investment by a Plan during a Funding Period unless certain additional conditions specified in the related prospectus supplement are satisfied.

     If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code, in connection with the direct or indirect sale, exchange, transfer, holding or the direct or indirect acquisition or disposition in the secondary market of certificates by ERISA Plans. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of a certificate on behalf of an "Excluded Plan" by any person who has discretionary authority or renders investment advice with respect to the assets of the "Excluded Plan." For purposes of the certificates, an Excluded Plan is an ERISA Plan sponsored by any member of the Restricted Group.

     If certain specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Section 4975(c)(1)(E) of the Code in connection with:

     (1) the direct or indirect sale, exchange or transfer of certificates in the initial issuance of certificates between an underwriter and an ERISA Plan when the person who has discretionary authority or renders investment advice with respect to the investment of ERISA Plan assets in the certificates is

         (a) a borrower with respect to 5% or less of the fair market value of the assets of the trust fund or

         (b)   an affiliate of that person,

     (2) the direct or indirect acquisition or disposition in the secondary market of certificates by an ERISA Plan and

     (3) the holding of certificates by an ERISA Plan.

     Further, if certain specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code for transactions in connection with the servicing, management and operation of the related trust fund. Satisfaction of these conditions would provide an exemption from the restrictions imposed by Sections 406(a) and (b) of ERISA, as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code, for transactions in connection with the servicing, management and operation of the related trust fund, provided that the general conditions of the Exemption are satisfied.

     The Exemption also may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code if the restrictions are deemed to otherwise apply merely because a person is deemed to be a Party in Interest with respect to an investing ERISA Plan by virtue of providing services to the ERISA Plan, or by virtue of having certain specified relationships to a person of that type, solely as a result of the ERISA Plan's ownership of certificates.

     Before purchasing a certificate, a fiduciary of an ERISA Plan should itself confirm:

     (1) that the certificates constitute "certificates" for purposes of the Exemption and

     (2) that the specific and general conditions and other applicable requirements set forth in the Exemption would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in the Exemption, the ERISA Plan fiduciary should consider its general fiduciary obligations under ERISA in determining whether to purchase any certificates on behalf of an ERISA Plan.

     In addition, based on the reasoning of the United States Supreme Court's decision in John Hancock Life Ins. Co. v. Harris Trust and Sav. Bank, 510 U.S. 86 (1993), under certain circumstances assets in the general account of an insurance company may be deemed to be plan assets for certain purposes, and under such reasoning a purchase of investor certificates with assets of an insurance company's general account might be subject to the prohibited transaction rules described above. Insurance companies investing assets of their general accounts should also consider the potential effects of the enactment of
Section 401(c) of ERISA, PTCE 95-60, Labor Department Regulation 29 CFR (Section) 2550.401c-1, and the fact that the Exemption (discussed above) has been designated by the Department of Labor as an "Underwriter Exemption" for purposes of Section V(h) of Prohibited Transaction Exemption 95-60.

     Any plan fiduciary which proposes to cause an ERISA Plan to purchase securities should consult with its counsel with respect to the potential applicability of ERISA, Section 4975 of the Code and Similar Law to that investment and the availability of the Exemption or any other exemption in connection with that investment. We cannot assure you that the Exemption or any other individual or class exemption will apply with respect to any particular ERISA Plan that acquires or holds securities or, even if all of the conditions specified in the Exemption or class exemption were satisfied, that the exemption would apply to all transactions involving the trust fund. The prospectus supplement with respect to a series of securities may contain additional information regarding the application of the Exemption or any other exemption with respect to the securities offered.

                                LEGAL INVESTMENT

     The prospectus supplement relating to each series of securities will specify which, if any, of the classes of securities offered constitute "mortgage related securities" for purposes of SMMEA. Any class of securities offered by this prospectus and by the related prospectus supplement that is not initially rated in one of the two highest rating categories by at least one rating agency or that represents an interest in a trust fund that includes junior residential

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loans or loans originated by persons not qualifying under SMMEA will not constitute "mortgage related securities" for purposes of SMMEA. The appropriate characterization of those securities not qualifying as "mortgage related securities" -- "non-SMMEA securities" -- under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase these securities, may be subject to significant interpretive uncertainties. Accordingly, investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether and to what extent the non-SMMEA securities constitute legal investments for them.

     Classes of securities qualifying as "mortgage related securities" will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities, including, but not limited to,

     (1) state-chartered savings banks, commercial banks and savings and loan associations,

     (2) insurance companies, and

     (3) trustees and state government employee retirement systems,

created pursuant to or existing under the laws of the United States or of any state, including the District of Columbia and Puerto Rico, whose authorized investments are subject to state regulation, to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality of the United States constitute legal investments for these types of entities.

     Pursuant to SMMEA, a number of states enacted legislation, on or before the October 3, 1991 cutoff for these legislative enactments, limiting to varying extents the ability of certain entities, in particular, insurance companies, to invest in "mortgage related securities" secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely on existing state law, and not SMMEA. Accordingly, the investors affected by any state legislation overriding the preemptive effect of SMMEA will be authorized to invest in securities qualifying as "mortgage related securities" only to the extent provided in that legislation.

     SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows:

     (1) federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in "mortgage related securities" without limitation as to the percentage of their assets represented by these "mortgage related securities,"

     (2) federal credit unions may invest in "mortgage related securities," and

     (3) national banks may purchase "mortgage related securities" for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C.(Section) 24 (Seventh), subject in each case to those regulations as the applicable federal regulatory authority may prescribe. In this connection, the Office of the Comptroller of the Currency amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with certain general standards in 12 C.F.R. (Section) 1.5 concerning "safety and soundness" and retention of credit information), certain "Type IV securities," defined in 12 C.F.R. (Section) 1.2(m) to include certain "residential mortgage-related securities." As so defined, "residential mortgage-related security" means, in relevant part, "mortgage related security" within the meaning of SMMEA. The National Credit Union Administration has adopted rules, codified at 12 C.F.R.
Part 703, which permit federal credit unions to invest in "mortgage related securities," other than stripped mortgage related securities and residual interests in mortgage related securities, subject to compliance with general rules governing investment policies and practices; however, credit unions approved for the National Credit Union Administration's "investment pilot program" under 12 C.F.R. (Section) 703.19 may be able to invest in those prohibited forms of securities. The Office of Thrift Supervision has issued Thrift Bulletin

                                     -137-
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13a (December 1, 1998), "Management of Interest Rate Risk, Investment Securities
and Derivatives Activities," which thrift institutions subject to the jurisdiction of the Office of Thrift Supervision should consider before investing in the securities.

     All depository institutions considering an investment in the securities should review the "Supervisory Policy Statement on Investment Securities and End-User Derivatives Activities" -- the "1998 policy statement" -- of the Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the Comptroller of the Currency and the Office of Thrift Supervision effective May 26, 1998, and by the National Credit Union Administration, effective October 1, 1998. The 1998 policy statement sets forth general guidelines which depository institutions must follow in managing risks, including market, credit, liquidity, operational (transaction), and legal risks, applicable to all securities, including mortgage pass-through securities and mortgage-derivative products, used for investment purposes.

     Institutions whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by federal and state authorities before purchasing any securities because certain series or classes may be deemed unsuitable investments, or may otherwise be restricted, under these rules, policies or guidelines and in certain instances irrespective of SMMEA.

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to,

     (1) "prudent investor" provisions,

     (2) percentage-of-assets limits,

     (3) provisions which may restrict or prohibit investment in securities which are not "interest-bearing" or "income-paying," and

     (4) with regard to any securities issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

     Except as to the status of certain classes of securities as "mortgage related securities," no representations are made as to the proper characterization of the securities for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase securities under applicable legal investment restrictions. The uncertainties described above, and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the securities, may adversely affect the liquidity of the securities.

     Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult their own legal advisors in determining

     (1) whether and to what extent the securities constitute legal investments or are subject to investment, capital or other restrictions, and

     (2) if applicable, whether SMMEA has been overridden in any jurisdiction relevant to the investor.

                              PLANS OF DISTRIBUTION

     The securities offered by this prospectus and by the supplements to this prospectus will be offered in series. The distribution of the securities may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment for a sale. The related prospectus supplement will specify whether the securities will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by Barclays

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Capital Inc. acting as underwriter with other underwriters, if any, named in the related underwriting agreement. If it is a firm commitment underwriting, the related prospectus supplement may also specify that the underwriters will not be obligated to pay for any securities agreed to be purchased by purchasers pursuant to purchase agreements acceptable to the depositor. In connection with the sale of the securities, underwriters may receive compensation from the depositor or from purchasers of the securities in the form of discounts, concessions or commissions. The related prospectus supplement will describe any compensation paid by the depositor to the underwriters.

     Alternatively, the related prospectus supplement may specify that the securities will be distributed by Barclays Capital Inc. acting as agent or in some cases as principal with respect to securities which it has previously purchased or agreed to purchase. If Barclays Capital Inc. acts as agent in the sale of securities, Barclays Capital Inc. will receive a selling commission with respect to each series of securities, depending on market conditions, expressed as a percentage of the aggregate principal balance of the related residential loans as of the Cut-Off Date. The exact percentage for each series of securities will be disclosed in the related prospectus supplement. To the extent that Barclays Capital Inc. elects to purchase securities as principal, Barclays Capital Inc. may realize losses or profits based on the difference between its purchase price and the sales price. The prospectus supplement with respect to any series offered other than through underwriters will contain information regarding the nature of the offering and any agreements to be entered into between the depositor and purchasers of securities of the related series.

     The depositor will indemnify Barclays Capital Inc. and any underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, or will contribute to payments Barclays Capital Inc. and any underwriters may be required to make in respect of any liability.

     The related prospectus supplement relating to securities of a particular series offered by this prospectus will specify whether the depositor or any other person or persons specified in the prospectus supplement may purchase some or all of the securities from the underwriter or underwriters or other person or persons specified in the related prospectus supplement. A purchaser may thereafter from time to time offer and sell, pursuant to this prospectus and the related prospectus supplement, some or all of the securities so purchased, directly, through one or more underwriters to be designated at the time of the offering of these securities, through dealers acting as agent and/or principal or in any other manner as may be specified in the related prospectus supplement. The related offering may be restricted in the manner specified in the related prospectus supplement. The related transactions may be effected at market prices prevailing at the time of sale, at negotiated prices or at fixed prices. Any underwriters and dealers participating in the purchaser's offering of the related securities may receive compensation in the form of underwriting discounts or commissions from a purchaser and dealers may receive commissions from the investors purchasing the related securities for whom they may act as agent. The discounts or commissions will not exceed those customary in those types of transactions involved. Any dealer that participates in the distribution of the related securities may be deemed to be an "underwriter" within the meaning of the Securities Act of 1933. Any commissions and discounts received by a dealer and any profit on the resale or the securities by that dealer might be deemed to be underwriting discounts and commissions under the Securities Act of 1933.

     In the ordinary course of business, Barclays Capital Inc. and the depositor, or their affiliates, may engage in various securities and financing transactions. These financing transactions include repurchase agreements to provide interim financing of the depositor's residential loans pending the sale of residential loans or interests in residential loans, including the securities.

     Purchasers of securities, including dealers, may, depending on the facts and circumstances of the related purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with reoffers and sales by them of securities. Holders of securities should consult with their legal advisors in this regard prior to any reoffer or sale.

     As to each series of securities, only those classes rated in one of the four highest rating categories by any rating agency will be offered by this prospectus. Any unrated class may be initially retained by the depositor, and may be sold by the depositor at any time to one or more institutional investors.

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

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     With respect to each series of securities offered by this prospectus, there are incorporated in this prospectus and in the related prospectus supplement by reference all documents and reports filed or caused to be filed by the depositor pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, prior to the termination of the offering of the related series of securities, that relate specifically to the related series of securities. We will provide or cause to be provided without charge to each person to whom this prospectus and a related prospectus supplement is delivered in connection with the offering of one or more classes of series of securities, if they request it orally or in writing, a copy of any or all reports incorporated in this prospectus by reference. We will provide these reports only to the extent the reports relate to one or more of classes of the related series of securities, and without exhibits to these documents, unless the exhibits are specifically incorporated by reference in these documents. Requests should be directed in writing to Securitized Asset Backed Receivables LLC, 200 Park Avenue, New York, New York 10166, Attention: General Counsel, or by telephone at (212) 412-4000.

     We filed a registration statement relating to the securities with the SEC. This prospectus is part of the registration statement, but the registration statement includes additional information.

     Copies of the registration statement may be obtained from the Public Reference Section of the SEC, Washington, D.C. 20549, if payment of the prescribed charges is made, or may be examined free of charge at the SEC's offices, 450 Fifth Street N.W., Washington, D.C. 20549 or at the regional office of the SEC located at Suite 1400, Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661-2511. The SEC also maintains a site on the World Wide Web at "http://www.sec.gov" at which you can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval -- EDGAR -- system. The depositor filed the registration statement, including all exhibits to the registration statement, through the EDGAR system and therefore these materials should be available by logging onto the SEC's Web site. The SEC maintains computer terminals providing access to the EDGAR system at each of the offices referred to above.

                                  LEGAL MATTERS

     The validity of the securities and certain federal income tax matters in connection with the securities will be passed on for the depositor by Cadwalader, Wickersham & Taft LLP, New York, New York.

                              FINANCIAL INFORMATION

     A new trust fund will be formed with respect to each series of securities and no trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of securities. Accordingly, no financial statements with respect to any trust fund will be included in this prospectus or in the related prospectus supplement.

                             ADDITIONAL INFORMATION

            This prospectus, together with the prospectus supplement for each series of securities, contains a summary of the material terms of the applicable exhibits to the registration statement and the documents referred to in this prospectus and in the registration statement. Copies of the exhibits are on file at the offices of SEC in Washington, D.C., and may be obtained at rates prescribed by the SEC upon request to the SEC and may be inspected, without charge, at the SEC's offices.

                                     RATING

     It will be a condition to the issuance of the securities of each series offered by this prospectus and by the related prospectus supplement that they shall have been rated in one of the four highest rating categories by the nationally recognized statistical rating agency or agencies specified in the related prospectus supplement.

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

     Any rating would be based on, among other things, the adequacy of the value of the assets of the trust fund and any credit enhancement with respect to the related class. A rating will reflect the specified rating agency's assessment solely of the likelihood that holders of a class of securities of the related class will receive payments to which holders of securities are entitled by their terms. The rating will not constitute:

     (1) an assessment of the likelihood that principal prepayments on the related residential loans will be made,

     (2) the degree to which the rate of prepayments might differ from that originally anticipated or

     (3) the likelihood of early optional termination of the series of securities.

The rating should not be deemed a recommendation to purchase, hold or sell securities, inasmuch as it does not address market price or suitability for a particular investor.

     The rating will not address the possibility that prepayment at higher or lower rates than anticipated by an investor may cause the investor to experience a lower than anticipated yield. The rating will not address that an investor purchasing a security at a significant premium might fail to recoup its initial investment under certain prepayment scenarios.

     We cannot assure you that any rating will remain in effect for any given period of time or that it may not be lowered or withdrawn entirely by the rating agency in the future if in its judgment circumstances in the future so warrant. A rating may be lowered or withdrawn due to any erosion in the adequacy of the value of the assets of the trust fund or any credit enhancement with respect to a series. The rating might also be lowered or withdrawn among other reasons, because of an adverse change in the financial or other condition of a credit enhancement provider or a change in the rating of the credit enhancement provider's long term debt.

     The amount, type and nature of credit enhancement, if any, established with respect to a series of securities will be determined on the basis of criteria established by each rating agency rating classes of the related series. These criteria are sometimes based on an actuarial analysis of the behavior of mortgage loans in a larger group. The foregoing analysis is often the basis on which each rating agency determines the amount of credit enhancement required with respect to each class. We cannot assure you that the historical data supporting any actuarial analysis will accurately reflect future experience. In addition, we cannot assure you that the data derived from a large pool of mortgage loans accurately predicts the delinquency, foreclosure or loss experience of any particular pool of residential loans. We cannot assure you that values of any residential properties have remained or will remain at their levels on the respective dates of origination of the related residential loans.

     If the residential real estate markets should experience an overall decline in property values and the outstanding principal balances of the residential loans in a particular trust fund and any secondary financing on the related residential properties become equal to or greater than the value of the residential properties, the rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, adverse economic conditions, which may or may not affect real property values, may affect the timely payment by borrowers of scheduled payments of principal and interest on the residential loans. Accordingly, the rates of delinquencies, foreclosures and losses with respect to any trust fund may be affected. To the extent that these losses are not covered by credit enhancement, these losses will be borne, at least in part, by the holders of one or more classes of the security of the related series.

                                GLOSSARY OF TERMS

     "1986 ACT" is the Tax Reform Act of 1986.

     "ACCRUAL SECURITIES" are one or more classes of securities with respect to which accrued interest will not be distributed but rather will be added to the security principal balance of the securities on each distribution date for the period described in the related prospectus supplement.

     "ACCRUED SECURITY INTEREST" is the interest accruing with respect to each class of securities related to a series, in an amount equal to interest on the outstanding security principal balance, or notional amount with respect to interest-only securities, immediately prior to the distribution date, at the applicable security interest rate, for a period of time corresponding to the intervals between the distribution dates for the series.

     "AVAILABLE DISTRIBUTION AMOUNT" is the amount which will be available for distribution on the securities of each series on each distribution date as may be specified in the related prospectus supplement and generally includes:

     (1) the total amount of all cash on deposit in the related Trust Account as of a determination date specified in the related prospectus supplement, exclusive of amounts payable on future distribution dates and amounts payable to the master servicer, any applicable sub-servicer, the trustee or another person as expenses of the trust fund;

     (2) any principal and/or interest advances made with respect to the distribution date, if applicable;

     (3) any principal and/or interest payments made by the master servicer out of its servicing fee in respect of interest shortfalls resulting from principal prepayments, if applicable; and

     (4) all net income received in connection with the operation of any residential property acquired on behalf of the holders of securities through deed in lieu of foreclosure or repossession, if applicable.

     "AVAILABLE SUBORDINATION AMOUNT" is an amount equal to the difference between

     (1) the applicable percentage amount of the aggregate initial principal balance of the residential loans in the related trust fund as specified in the related prospectus supplement and

     (2) the amounts paid to the holders of senior securities that but for the subordination provisions would have been payable to the holders of subordinate securities.

     "BANKRUPTCY BOND" is a bond insuring residential loans which covers

     (1) certain losses resulting from

         (a)   an extension of the maturity of a residential loan, or

         (b) a reduction by the bankruptcy court of the principal balance of or the interest rate on a residential loan, and

     (2) the unpaid interest on the amount of a principal reduction during the pendency of a proceeding under the United States Bankruptcy Code, 11 U.S.C. Sections 101 et seq.

     "BUYDOWN FUNDS" are funds paid on the related Buydown Loans.

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

     "BUYDOWN LOANS" are residential loans subject to temporary buydown plans. The monthly payments made by the borrower in the early years of the Buydown Loan will be less than the scheduled payments on the Buydown Loan. Generally, the borrower under a Buydown Loan will be eligible for a reduced interest rate on the loan.

     "CALIFORNIA MILITARY CODE" is the California Military and Veterans Code, as amended.

     "CASH FLOW VALUE" is the security principal balance of the securities of the related series which, based on certain assumptions, including the assumption that no defaults occur on the assets of the trust fund, can be supported by either:

     (1) the future scheduled payments on the assets of the trust fund, with the interest on the assets adjusted to the Net Interest Rate;

     (2) the proceeds of the prepayment of the assets of the trust fund, together with reinvestment earnings on the assets of the trust fund, if any, at the applicable Assumed Reinvestment Rate; or

     (3) amounts available to be withdrawn from any Reserve Fund for the series, as further specified in the related prospectus supplement relating to a series of securities.

     "CERCLA" is the Comprehensive Environmental Response, Compensation and Liability Act, as amended.

     "CLEARSTREAM" is Clearstream Banking, societe anonyme.

     "CODE" is the Internal Revenue Code of 1986, as amended.

     "COLLATERAL VALUE" is

     (1) with respect to a residential property or cooperative unit, it is the lesser of:

         (a) the appraised value determined in an appraisal obtained by the originator at origination of the loan; and

         (b)   the sales price of the property.

     (2) with respect to residential property securing a Refinance Loan, it is the appraised value of the residential property determined at the time of the origination of the Refinance Loan.

     "CONSERVATION ACT" is the Asset Conservation, Lender Liability and Deposit Insurance Act of 1996, as amended.

     "COOPERATIVE" is a private cooperative housing corporation, the shares of which secure Cooperative Loans.

     "COOPERATIVE LOANS" are loans secured primarily by shares in a Cooperative which with the related proprietary lease or occupancy agreement give the owners the right to occupy a particular dwelling unit in the Cooperative.

     "CUT-OFF DATE" is the date specified in the related prospectus supplement which generally represents the first date after which payments on the residential loans in a pool will begin to be paid to the trust.

     "DEBT SECURITIES" are securities which represent indebtedness of a Partnership Trust Fund for federal income tax purposes.

     "DEFINITIVE SECURITY" is a physical certificate representing a security issued in the name of the beneficial owner of the security rather than DTC.

     "DEPOSIT PERIOD" is the period specified in the related prospectus supplement which is generally the period commencing on the day following the determination date immediately preceding the related determination date and ending on the related determination date.

     "DTC" is The Depository Trust Company.

     "DUE PERIOD" is the period of time specified in the related prospectus supplement.

     "EQUITY CERTIFICATES" are certificates, with respect to a series of notes where the issuer is an owner trust, issued under an owner trust agreement which evidence the equity ownership of the related trust.

     "ERISA PLANS" are retirement plans and other employee benefit plans and arrangements, including for this purpose individual retirement accounts and annuities and Keogh plans, which are subject to Title I of ERISA or Section 4975 of the Code, and bank collective investment funds and insurance company general and separate accounts holding assets of such plans, accounts or arrangements.

     "EUROCLEAR" is Euroclear Bank, societe anonyme.

     "FANNIE MAE CERTIFICATES" are guaranteed mortgage pass-through securities issued by the Fannie Mae.

     "FHA INSURANCE" is insurance issued by the FHA to insure residential loans as authorized under the United States Housing Act of 1934, as amended. The residential loans will be insured under various FHA programs including the standard FHA 203(b) program to finance the acquisition of one- to four-family housing units, the FHA 245 graduated payment mortgage program and the FHA Title I Program.

     "FINANCIAL INTERMEDIARY" is an entity that maintains the Security Owner's account and records the Security Owner's ownership of securities on that account.

     "FREDDIE MAC CERTIFICATES" are mortgage participation certificates issued by the Freddie Mac.

     "GARN-ST. GERMAIN ACT" is the Garn-St. Germain Depository Institutions Act of 1982, enacted on October 15, 1982.

     "GNMA CERTIFICATES" are fully modified pass-through mortgage-backed certificates guaranteed by the GNMA.

     "GRANTOR TRUST SECURITIES" are securities which represent interests in a grantor trust as to which no REMIC election will be made.

     "HOME EQUITY LOANS" are one- to four-family first or junior lien closed end home equity loans for property improvement, debt consolidation or home equity purposes.

     "HOME IMPROVEMENT CONTRACTS" are home improvement installment sales contracts and installment loan agreements which may be unsecured or secured by a lien on the related mortgaged property or a manufactured home. This lien may be subordinated to one or more senior liens on the related mortgaged property.

     "INSURANCE INSTRUMENT" is any Primary Hazard Insurance Policy or Primary Credit Insurance Policy.

     "INSURANCE PROCEEDS" are all proceeds of any Primary Credit Insurance Policy, any FHA Insurance, any VA Guarantee, any Bankruptcy Bond and any Pool Insurance Policy, minus proceeds that represent reimbursement of the master servicer's costs and expenses incurred in connection with presenting claims under the related insurance policies.

     "LAND CONTRACTS" are Manufactured Housing Contracts that are secured by mortgages on the related mortgaged property.

     "LIQUIDATION PROCEEDS" are cash proceeds received by foreclosure, eminent domain, condemnation or otherwise, excluding any proceeds from any insurance policies along with the net proceeds on a monthly basis with respect to any properties acquired for the benefit of the security holders by deed in lieu of foreclosure or repossession.

     "LOAN-TO-VALUE RATIO" is the ratio at a given time, expressed as a percentage of the then outstanding principal balance of the residential loan, plus, in the case of a mortgage loan secured by a junior lien, the outstanding principal balance of the related senior liens, to the Collateral Value of the related residential property.

     "LOCKOUT PERIOD" is a period after the origination of certain residential loans during which prepayments are entirely prohibited or require payment of a prepayment penalty if a prepayment in full or in part occurs.

     "MANUFACTURED HOUSING CONTRACTS" are manufactured housing conditional sales contracts and installment loan agreements which may be secured by a lien on:

     (1) new or used manufactured homes;

     (2) the real property and any improvements on the real property which may include the related manufactured home if deemed to be part of the real property under applicable state law; or

     (3) in certain cases, a new or used manufactured home which is not deemed to be a part of the related real property under applicable state law.

     "MULTIFAMILY LOANS" are mortgage loans secured by first or junior liens on multifamily residential properties consisting of five or more dwelling units.

     "NET INTEREST RATE" with respect to any residential loan is the rate specified in the related prospectus supplement which is generally the interest rate on the residential loan minus the sum of the fee rate payable to the servicer and the trustee and Retained Interest Rate with respect to any mortgage loan.

     "NON-PRO RATA SECURITY" is a Regular Security on which principal is distributed in a single installment or by lots of specified principal amounts if requested by a holder of securities or by random lot.

     "OID REGULATIONS" are sections 1271-1273 and 1275 of the Code and the Treasury regulations issued under those sections that set forth the rules governing original issue discount.

     "PARTICIPANTS" are participating organizations through which a Security Owner can hold its book-entry security.

     "PARTNERSHIP SECURITIES" are securities which represent interests in a Partnership Trust Fund.

     "PARTNERSHIP TRUST FUND" is a trust fund which is treated as a partnership or, if owned by a single beneficial owner, ignored for federal income tax purposes.

     "PLANS" are retirement plans and other employee benefit plans and arrangements, including for this purpose individual retirement accounts and annuities and Keogh plans, which are subject to ERISA, Section 4975 of the Code or Similar Law, and bank collective investment funds and insurance company general and separate accounts holding assets of such plans, accounts or arrangements.

     "POOL INSURANCE POLICY" is an insurance policy, which provides coverage in an amount equal to a percentage, specified in the related prospectus supplement, of the aggregate principal balance of the residential loans on the Cut-Off Date, subject to any limitations specified in the related prospectus supplement.

     "PREPAYMENT ASSUMPTION" is the assumed rate of prepayment of the mortgage loans as set forth in the related prospectus supplement.

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     "PREPAYMENT PERIOD" is a period that may be particularly specified in the related prospectus supplement which may commence on:

     (1) the first day of the preceding calendar month with respect to securities that have monthly distribution dates, or

     (2) the first day of the month in which the immediately preceding distribution date occurred with respect to securities with distribution dates that occur less frequently than monthly, or the first day of the month in which the Cut-Off Date occurred with respect to the first Prepayment Period;

and will end in both cases on the last day of the preceding calendar month.

     "PRIMARY CREDIT INSURANCE POLICY" is an insurance policy which covers losses on residential loans up to an amount equal to the excess of the outstanding principal balance of a defaulted residential loan, plus accrued and unpaid interest on the related defaulted residential loan and designated approved expenses, over a specified percentage of the Collateral Value of the related residential property.

     "PRIMARY HAZARD INSURANCE POLICY" is an insurance policy which provides coverage on residential loans of the standard form of fire and hazard insurance policy with extended coverage customary in the state in which the residential property is located.

     "PTCE" is the Prohibited Transaction Class Exemption.

     "QUALIFIED INSURER" is a private mortgage guaranty insurance company duly qualified under applicable laws and approved as an insurer by Freddie Mac, Fannie Mae, or any successor entity, which has a claims-paying ability acceptable to the rating agency or agencies.

     "REALIZED LOSS" is the amount of loss realized on a defaulted residential loan that is finally liquidated. This amount generally equals the portion of the unpaid principal balance remaining after application of all principal amounts recovered, net of amounts reimbursable to the master servicer for related expenses. With respect to residential loans for which the principal balances were reduced in connection with bankruptcy proceedings, the amount of that reduction.

     "REFINANCE LOAN" are loans made to refinance existing loans or loans made to a borrower who was a tenant in a building prior to its conversion to cooperative ownership.

     "REGULAR SECURITIES" are securities which constitute one or more classes of regular interests with respect to each REMIC Pool.

     "REGULAR SECURITYHOLDER" is a holder of a Regular Security.

     "RELIEF ACT" is the Servicemembers Civil Relief Act.

     "REMIC POOL" is an entity or portion of an entity as to which a REMIC election will be made.

     "REMIC PROVISIONS" are Sections 860A through 860G of the Code and Treasury regulations issued pursuant to those sections.

     "REMIC REGULATIONS" are the Treasury regulations issued under the REMIC Provisions.

     "REMIC SECURITIES" are securities which represent interests in a trust fund, or a portion of a trust fund, that the trustee will elect to have treated as a REMIC under the REMIC Provisions of the Code.

     "RESERVE FUND" is an account which includes a combination of specified amounts of cash, a combination of one or more irrevocable letters of credit, or one or more United States government securities and other high

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quality investments, or any other instrument satisfactory to the rating agency or agencies, which will be applied and maintained in the manner and under the conditions specified in the prospectus supplement. In addition or in alternative, an account funded through application of a portion of the interest payment on each mortgage loan or of all or a portion of amounts otherwise payable on the subordinate securities.

     "RESIDUAL SECURITIES" are Securities which constitute one or more classes of residual interests with respect to each REMIC Pool.

     "RESTRICTED GROUP" consist of any underwriter, the depositor, the trustee, the master servicer, any subservicer, the obligor on credit support and any borrower with respect to assets of the trust fund constituting more than 5% of the aggregate unamortized principal balance of the assets of the trust fund as of the date of initial issuance of the certificates.

     "RETAINED INTEREST" are interest payments relating to residential loans, including any mortgage securities, or agency securities included in the trust fund which are retained by the depositor, any of its affiliates or its predecessor in interest.

     "RETAINED INTEREST RATE" is the rate at which interest payments relating to residential loans, including any mortgage securities or agency securities retained by the Depositor, any of it affiliates or its predecessor in interest, are calculated.

     "SBJPA OF 1996" is the Small Business Job Protection Act of 1996.

     "SEC" is the U.S. Securities and Exchange Commission.

     "SECURITY OWNER" is a person who has beneficial ownership interests in a security.

     "SECURITY REGISTER" is a record where exchanges or transfers of securities are registered by the Security Registrar.

     "SECURITY REGISTRAR" is one who registers exchanges or transfers of securities in the Security Register.

     "SIMILAR LAW" is any applicable federal, state or local law materially similar to Title I of ERISA or Section 4975 of the Code.

     "SMMEA" is the Secondary Mortgage Market Enhancement Act of 1984, as amended.

     "STANDARD SECURITY" has the meaning given such term in "Federal Income Tax Consequences - Standard Securities".

     "STARTUP DAY" is the date the REMIC securities are issued.

     "STRIPPED AGENCY SECURITIES" are GNMA Certificates, Fannie Mae Certificates or Freddie Mac Certificates issued in the form of certificates which represent:

     (1) undivided interests in all or part of either the principal distributions, but not the interest distributions, or the interest distributions, but not the principal distributions, of the certificates; or

     (2) interests in some specified portion of the principal or interest distributions, but not all distributions, on an underlying pool of mortgage loans or other GNMA Certificates, Fannie Mae Certificates or Freddie Mac Certificates.

     "TITLE V" is Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980.

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     "TRUST ACCOUNTS" are one or more accounts included in each trust fund established and maintained on behalf of the holders of securities into which the master servicer or the trustee will be required to, deposit all payments and collections received or advanced with respect to assets of the related trust fund. A Trust Account may be maintained as an interest bearing or a non-interest bearing account, or funds held in the Trust Account may be invested in certain short-term high-quality obligations.

     "UNAFFILIATED SELLERS" are sellers of residential loans to the depositor that are not affiliated with the depositor.

     "U.S. PERSON" is

     (1) A citizen or resident of the United States,

     (2) a corporation or partnership or other entity created or organized in or under the laws of the United States, any State of the United States or the District of Columbia, unless, in the case of a partnership, Treasury regulations are adopted that provide otherwise, including any entity treated as a corporation or partnership for federal income tax purposes,

     (3) an estate that is subject to U.S. federal income tax regardless of the source of its income, or

     (4) a trust if a court within the United States is able to exercise primary supervision over the administration of that trust, and one or more U.S. Persons have the authority to control all substantial decisions of that trust or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996, which are eligible to elect to be treated as U.S. Persons.

     "VA GUARANTEE" is a guarantee of residential loans by the VA under the Serviceman's Readjustment of 1944, as amended.



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